As filed with the Securities and Exchange Commission on February 7, 2022
Registration No. 333-262070

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

READY CAPITAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	6798 (Primary Standard Industrial Classification Code Number)	90-0729143 (I.R.S. Employer Identification Number)

1251 Avenue of the Americas, 50th Floor
New York, NY 10020
(212) 257-4600
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Thomas E. Capasse
Chairman and Chief Executive Officer
Ready Capital Corporation
1251 Avenue of the Americas, 50th Floor
New York, NY 10020
Tel: (212) 257-4600
(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael J. Kessler, Esq. David E. Brown, Jr., Esq. Alston & Bird LLP 90 Park Avenue New York, New York 10016 (212) 210-9400	Ethan Penner Founder and Managing Partner MREC Management, LLC 4500 Park Granada, Suite 204 Calabasas, CA 91302 (310) 929-4600	Gregory S. Grigorian, Esq. Lindsay H. Ferguson Sheppard, Mullin, Richter & Hampton LLP 2099 Pennsylvania Avenue, N.W. Suite 100 Washington, DC 20006-6801 (202) 747-1923

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this Registration Statement is declared effective and upon the satisfaction or waiver of all other conditions to consummation of the mergers described herein.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, please an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

DATED FEBRUARY 7, 2022
PROXY STATEMENT/PROSPECTUS
MERGERS PROPOSED — YOUR VOTE IS VERY IMPORTANT
February 7, 2022
To the Stockholders of Ready Capital Corporation and Members, Partners and other Investors of Mosaic Real Estate Credit, LLC, Mosaic Real Estate Credit TE, LLC and Mosaic Real Estate Credit Offshore, LP
The board of directors (the “Ready Capital Board”) of Ready Capital Corporation, a Maryland corporation (“Ready Capital”), has approved a Merger Agreement, dated as of November 3, 2021 (as amended as of February 7, 2022, and as further amended or modified from time to time, the “Merger Agreement”), by and among Ready Capital, Sutherland Partners, L.P., a Delaware limited partnership (the “Operating Partnership”), RC Mosaic Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Operating Partnership (“Merger Sub”), Mosaic Real Estate Credit, LLC, a Delaware limited liability company (“MREC”), Mosaic Real Estate Credit TE, LLC, a Delaware limited liability company (“MREC TE”), MREC International Incentive Split, LP, a Delaware limited partnership (“MREC IIS,” and together with MREC and MREC TE, each a “Mosaic Merger Entity” and, collectively, the “Mosaic Merger Entities”), Mosaic Real Estate Credit Offshore, LP, a Cayman Islands exempted limited partnership (“MREC Offshore,” and together with MREC and MREC TE, the “Mosaic Funds”), MREC Corp Sub 1 (VO), LLC, a Delaware limited liability company, MREC Corp Sub 2 (LA Office), LLC, a Delaware limited liability company, MREC Corp Sub 3 (Superblock), LLC, a Delaware limited liability company, Mosaic Special Member, LLC, a Delaware limited liability company (the “Mosaic Special Member”), Mosaic Secure Holdings, LLC, a Delaware limited liability company, and MREC Management, LLC, a Delaware limited liability company (the “Mosaic Manager”).
Pursuant to the Merger Agreement, each of MREC, MREC TE and MREC IIS will, subject to the satisfaction of the closing conditions set forth in the Merger Agreement with respect to each merger, merge with and into Merger Sub (the “MREC Merger,” the “MREC TE Merger” and the “MREC IIS Merger,” respectively, and collectively the “Mergers”), with Merger Sub being the surviving entity of each Merger (the “Surviving Company”). Immediately following each Merger, the Surviving Company of such Merger will remain a wholly owned subsidiary of the Operating Partnership.
The closing of each Merger will occur as promptly as practicable following satisfaction of all closing conditions of each Merger set forth in the Merger Agreement. The completion of the MREC Merger is a condition to the completion of each of the MREC TE Merger and the MREC IIS Merger. Either Ready Capital or the Mosaic Manager may terminate the Merger Agreement if the closing of the MREC Merger has not occurred by June 30, 2022. Upon completion of the Mergers, Ready Capital will continue to operate under the “Ready Capital Corporation” name and its shares of common stock, par value $0.0001 per share (“Common Stock”), will continue to trade on the New York Stock Exchange under the symbol “RC.”
Pursuant to the terms and subject to the conditions of the Merger Agreement, at the effective time of the Mergers (assuming all of the Mergers are consummated), the outstanding membership or partnership interests in each of the Mosaic Merger Entities will be automatically cancelled and retired and converted into the right to receive (i)  an equal number of shares of each of Class B-1 Common Stock, $0.0001 par value per share (the “Class B-1 Common Stock”), Class B-2 Common Stock, $0.0001 par value per share (the “Class B-2 Common Stock”) Class B-3 Common Stock, $0.0001 par value per share (the “Class B-3 Common Stock”), and Class B-4 Common Stock, $0.0001 par value per share (the “Class B-4 Common Stock” and, together with the Class B-1 Common Stock, the Class B-2 Common Stock and the Class B-3 Common Stock, the “Class B Common Stock”), of Ready Capital, (ii) contingent equity rights (“CERs”) representing the potential right to receive shares of Common Stock as of the end of the three-year period following the closing of the Mergers based upon the performance of the assets acquired by Ready Capital pursuant to the Mergers, and (iii) cash consideration in lieu of any fractional shares of Class B Common Stock (based upon the average of the volume weighted average prices of one share of Common Stock for the five consecutive trading days immediately prior to the closing date).
The shares of Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock and Class B-4 Common Stock will automatically convert, on a one-for-one basis, into an equal number of shares of Common Stock on the first business day following the 91st, 182nd, 273rd and 365th calendar day, respectively, following the date that the Articles Supplementary to the Ready Capital charter designating the Class B Common Stock become effective, although the board of directors of Ready Capital (the “Ready Capital Board”) may establish an earlier date for any such conversion.
Based on the outstanding membership or partnership interests in each of MREC, MREC TE and MREC IIS (excluding any such interests held by the Mosaic Manager or the Mosaic Special Member, which will be cancelled for no consideration) on the close of business on February 3, 2022, the record date for the Ready Capital Special Meeting (as defined below), and assuming that such outstanding membership or partnership interests will be converted into the right to receive shares of Class B Common Stock and that all of the Mergers are consummated, Ready Capital expects (i) approximately 30,485,797 shares of Class B Common Stock (consisting of an equal number of shares of each of the four classes of Class B Common Stock) and (ii) approximately 30,485,797 CERs will be issued in connection with the Mergers.
Upon the closing of the Mergers, in exchange for the Mosaic Manager’s profits interest in the Mosaic Merger Entities, the Mosaic Manager will receive units of limited partnership of the Operating Partnership (“OP Units”) and, as compensation (if and to the extent earned) for services provided to Ready Capital and the Operating Partnership subsequent to the closing of the transactions contemplated by the Merger Agreement, may be entitled to receive additional OP Units following the closing of the Mergers. Beginning one year after the closing date of the Mergers, such OP Units will be redeemable by the Mosaic Manager for shares of Common Stock or cash, in the discretion of Ready Capital as the general partner of the Operating Partnership, in accordance with the terms and conditions of the limited partnership agreement of the Operating Partnership.
Ready Capital
Ready Capital will hold a special meeting of its stockholders live over the Internet on March 14, 2022, at 9:00 a.m., Eastern Time (the “Ready Capital Special Meeting”).
At the Ready Capital Special Meeting, the Ready Capital stockholders will be asked to (i) consider and vote on a proposal (the “Common Stock Issuance Proposal”) to approve the issuance by Ready Capital of shares of Common Stock (a) upon the conversion of the shares of the Class B Common Stock issued in connection with the Mergers, (b) pursuant to the terms of the CERs issued in connection with the Mergers and (c) upon redemption of the OP Units issued to the Mosaic Manager in connection with the Mergers (the “Common Stock Issuance”), and (ii) approve the adjournment of the Ready Capital Special Meeting, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the Common Stock Issuance Proposal (the “Adjournment Proposal”).
The Ready Capital Board has unanimously (i) determined that the Merger Agreement and the transactions contemplated therein (collectively, the “Transactions”), including each of the Mergers, the issuance of shares Class B Common Stock and CERs as consideration in the Mergers and the Common Stock Issuance, are in the best interests of Ready Capital and its stockholders, (ii) approved the Merger Agreement and the Transactions, (iii) directed that the Common Stock Issuance Proposal be submitted to the holders of the Common Stock for consideration at the Ready Capital Special Meeting and (iv) resolved to recommend, in accordance with and subject to the provisions of the Merger Agreement, that the holders of Common Stock approve the Common Stock Issuance Proposal. The Ready Capital Board unanimously recommends that the Ready Capital stockholders vote “FOR” the Common Stock Issuance Proposal and “FOR” the Adjournment Proposal. Only those matters included in the notice of the Ready Capital Special Meeting (“Notice of Special Meeting of Ready Capital”) may be considered and voted upon at the Ready Capital Special Meeting.
Whether or not you plan to attend the Ready Capital Special Meeting virtually, to make sure that your shares of Common Stock are represented at the Ready Capital Special Meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope or authorize a proxy to vote your shares of Common Stock through the Internet or by telephone. You may also authorize a proxy to vote your shares of Common Stock over the Internet using the Internet address on the enclosed proxy card or by telephone using the toll-free number on the enclosed proxy card. If you authorize a proxy to vote your shares through the Internet or by telephone, you will be asked to provide the company number and control number from the enclosed proxy card. If you attend and vote at the Ready Capital Special Meeting virtually over the Internet, your vote by ballot will revoke any proxy previously submitted.
Mosaic Funds
The MREC Merger requires the consent of the members and other investors of MREC, the MREC TE Merger requires the consent of members and other investors of MREC TE and the MREC IIS Merger requires the consent of the partners and other investors of MREC Offshore, in each case in accordance with applicable law and the organizational documents of each entity. The Mosaic Manager is seeking the required consents of the members, partners and other investors, as applicable, of MREC, MREC TE and MREC Offshore (collectively, the “Mosaic Funds Consent Solicitations”).
This proxy statement/prospectus provides detailed information about the Ready Capital Special Meeting, the Merger Agreement, the Transactions, the Mosaic Funds Consent Solicitations and other related matters. A copy of the Merger Agreement is included as Annex A to this proxy statement/prospectus. We encourage you to read this proxy statement/prospectus, the Merger Agreement and the other annexes to this proxy statement/prospectus carefully and in their entirety. In particular, you should carefully consider the discussion in the section of this proxy statement/prospectus entitled “Risk Factors” beginning on page 41. You may also obtain more information about Ready Capital from the documents it files with the Securities and Exchange Commission (the “SEC”).
Your vote or consent is very important, regardless of the number of shares of Common Stock you own or your ownership interest in the Mosaic Funds.
Thank you in advance for your continued support.
Sincerely,
Thomas E. Capasse Chairman and Chief Executive Officer Ready Capital Corporation	Ethan Penner Founder and Managing Partner MREC Management, LLC
Neither the SEC nor any state securities regulatory agency has approved or disapproved of the securities to be issued in connection with the Transactions or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.
This proxy statement/prospectus is dated February 7, 2022, and is first being mailed to the stockholders of Ready Capital and delivered or made available to members, partners and other investors, as applicable, of the Mosaic Funds on or about February 10, 2022.

1251 Avenue of the Americas, 50th Floor
New York, NY 10020
NOTICE OF SPECIAL MEETING OF READY CAPITAL STOCKHOLDERS
TO BE HELD ON MARCH 14, 2022
NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Ready Capital Corporation, a Maryland corporation (“Ready Capital”), will be held live over the Internet on March 14, 2022 at 9:00 a.m., Eastern Time (the “Ready Capital Special Meeting”), for the following purposes:
1.
to consider and vote on a proposal (the “Common Stock Issuance Proposal”) to approve the potential issuance of shares of common stock, par value $0.0001 per share, of Ready Capital (“Common Stock”):

(i)
upon the conversion of the shares of each of the four classes of Class B common stock of Ready Capital (“Class B Common Stock”) issued as consideration in the transactions contemplated by the Merger Agreement, dated as of November 3, 2021, as amended as of February 7, 2022, by and among Ready Capital, Mosaic Real Estate Credit, LLC, a Delaware limited liability company (“MREC”), Mosaic Real Estate Credit TE, LLC, a Delaware limited liability company (“MREC TE”), MREC International Incentive Split, LP, a Delaware limited partnership (“MREC IIS”), Mosaic Real Estate Credit Offshore, LP, a Cayman Islands exempted limited partnership, MREC Corp Sub 1 (VO), LLC, a Delaware limited liability company, MREC Corp Sub 2 (LA Office), LLC, a Delaware limited liability company, MREC Corp Sub 3 (Superblock), LLC, a Delaware limited liability company, Mosaic Special Member, LLC, a Delaware limited liability company, Mosaic Secure Holdings, LLC, a Delaware limited liability company, MREC Management, LLC, a Delaware limited liability company (the “Mosaic Manager”), RC Mosaic Sub, LLC, a Delaware limited liability company (“Merger Sub”), and Sutherland Partners, L.P., a Delaware limited partnership (the “Operating Partnership”), as it may be further amended from time to time (the “Merger Agreement”), a copy of which including the amendment thereto, is attached as Annex A to the proxy statement/prospectus accompanying this notice;

(ii)
pursuant to the terms of the contingent equity rights representing the potential right to receive shares of Common Stock (“CERs”) issued by Ready Capital in connection with the transactions contemplated by the Merger Agreement; and

(iii)
upon redemption of the units of limited partnership of the Operating Partnership (“OP Units”) issued to the Mosaic Manager upon the closing of the transactions contemplated by the Merger Agreement and as compensation (if and to the extent earned) for services provided to Ready Capital and the Operating Partnership subsequent to the closing of the transactions contemplated by the Merger Agreement (the shares of Common Stock issuable pursuant to clauses (i), (ii) and this clause (iii), collectively, the “Common Stock Issuance”).

2.
to consider and vote on a proposal (the “Adjournment Proposal”) to adjourn the Ready Capital Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the Common Stock Issuance Proposal.

Ready Capital will transact no other business at the Ready Capital Special Meeting or any postponement or adjournment thereof. Please refer to the attached proxy statement/prospectus for further information with respect to the business to be transacted at the Ready Capital Special Meeting. The board of directors of Ready Capital (the “Ready Capital Board”) has fixed the close of business on February 3, 2022 as the record date (the “Ready Capital Record Date”) for the determination of Ready Capital stockholders entitled to notice of, and to vote at, the Ready Capital Special Meeting or any postponement or adjournment thereof.

Accordingly, only stockholders at the close of business on the Ready Capital Record Date are entitled to notice of, and to vote at, the Ready Capital Special Meeting and any postponement or adjournment thereof.
The Ready Capital Board has unanimously (i) determined that the Merger Agreement and the transactions contemplated therein (collectively, the “Transactions”), including the merger of each of MREC, MREC TE and MREC IIS with and into Merger Sub (collectively the “Mergers”), the issuance of shares of Class B Common Stock and CERs as consideration in the Mergers and the Common Stock Issuance, are in the best interests of Ready Capital and its stockholders, (ii) approved the Merger Agreement and the Transactions, (iii) directed that the Common Stock Issuance Proposal be submitted to the holders of the Common Stock for consideration at the Ready Capital Special Meeting, and (iv) resolved to recommend, in accordance with and subject to the provisions of the Merger Agreement, that the holders of Common Stock approve the Common Stock Issuance Proposal. The Ready Capital Board unanimously recommends that the Ready Capital stockholders vote “FOR” the Common Stock Issuance Proposal and “FOR” the Adjournment Proposal.
Your vote is very important, regardless of the number of shares of Common Stock you own. Whether or not you plan to attend the Ready Capital Special Meeting virtually, please authorize a proxy to vote your shares as promptly as possible to make sure that your shares are represented at the Ready Capital Special Meeting. Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the Common Stock Issuance Proposal and “FOR” the Adjournment Proposal. Even if you plan to attend the Ready Capital Special Meeting virtually, we urge you to authorize a proxy as promptly as possible by (1) accessing the Internet website specified on your proxy card, (2) calling the toll-free number specified on your proxy card or (3) completing, signing, dating and returning the enclosed proxy card in the accompanying postage-paid envelope prior to the Ready Capital Special Meeting to ensure that your shares of Common Stock will be represented and voted at the Ready Capital Special Meeting. If you hold your shares of Common Stock in “street name,” which means through a bank, broker or other nominee, please follow the instructions on the voting instruction card furnished to you by such record holder.
Please note that if you hold shares of stock in different accounts, it is important that you vote or authorize a proxy to vote the shares of Common Stock represented by each account. If you attend the Ready Capital Special Meeting virtually over the Internet, you may revoke your proxy and vote electronically at the Ready Capital Special Meeting, even if you have previously returned your proxy card or authorized a proxy to vote your shares through the Internet or by telephone. If your shares of Common Stock are held by a bank, broker or other nominee, and you plan to attend the Ready Capital Special Meeting virtually over the Internet and vote your shares electronically at the Ready Capital Special Meeting, you must first obtain a legal proxy from your broker, bank or other nominee to vote electronically at the virtual Ready Capital Special Meeting. Please carefully review the instructions in the enclosed proxy statement/prospectus and the enclosed proxy card or the information forwarded by your bank, broker or other nominee regarding each of these options.
You can virtually attend the Ready Capital Special Meeting on March 14, 2022 at 9:00 a.m., Eastern Time, by accessing the online virtual meeting platform at https://web.lumiagm.com/222056299, but you are only entitled to participate, vote, and/or ask questions at the Ready Capital Special Meeting if you were a stockholder of record as of the Ready Capital Record Date, or you were a beneficial owner as of the Ready Capital Record Date, hold a valid legal proxy for the Ready Capital Special Meeting and you registered in advance as described in the accompanying proxy statement and provide a copy of the valid legal proxy.
To participate in the Ready Capital Special Meeting by voting and/or asking questions, you will need the control number included on your proxy card or on the instructions that accompanied your proxy materials. If you are a stockholder as of the Ready Capital Record Date, you may vote your shares electronically during the Ready Capital Special Meeting through the online virtual meeting platform by following the instructions provided when you log in to the online virtual meeting platform. On the day of the Ready Capital Special Meeting, stockholders may begin to log in to the online virtual meeting platform beginning at 8:45 a.m. Eastern Time, and the meeting will begin promptly at 9:00 a.m., Eastern Time. Please allow ample time for online login.
We will have technicians ready to assist you with any technical difficulties you may have accessing the Ready Capital Special Meeting. If you encounter any difficulties accessing or logging in to the Ready Capital Special Meeting, please call the technical support number displayed on the login page of the online virtual meeting platform.

This notice and the enclosed proxy statement/prospectus are first being mailed to Ready Capital stockholders on or about February 10, 2022.
By Order of the Board of Directors,

Andrew Ahlborn
Secretary and Chief Financial Officer
New York, New York
February 7, 2022

4500 Park Granada, Suite 204
Calabasas, CA 91302
The closing of the MREC Merger is conditioned on approval of the MREC Merger by the members of MREC, the closing of the MREC TE Merger is conditioned on approval of the MREC TE Merger by the members of MREC TE, and the closing of the MREC IIS Merger is conditioned on approval of the MREC IIS Merger by the partners of MREC Offshore. Further, it is a condition to the closing of each of the MREC TE Merger and MREC IIS Merger that the MREC Merger is consummated prior to or concurrently with the MREC TE Merger and the MREC IIS Merger. As a result, if the investors in MREC do not consent to the MREC Merger or any of the other conditions to the closing of the MREC Merger are not satisfied (or waived), then none of the Mergers will be closed (even if the investors in MREC TE and MREC Offshore provide the requisite consent to such Mergers).
The Mosaic Manager is seeking the consent of the members and partners, as applicable, of MREC, MREC TE and MREC Offshore, to the Mergers. The investors in each Mosaic Fund will consent to the applicable Merger separately (i.e., the investors in MREC will consent to the MREC Merger, the investors in MREC TE will consent to the MREC TE Merger and the investors in MREC Offshore will consent to the MREC IIS Merger).
The Mosaic Manager has fixed the close of business on February 3, 2022 as the record date (the “Mosaic Fund Record Date”) for the determination of the investors in the Mosaic Funds entitled to consent to the Mergers. Pursuant to the operating agreements of the Mosaic Funds, a Merger will be deemed to be approved by the investors of the applicable Mosaic Fund through “negative consent” so long as a majority of the outstanding units of such Mosaic Fund as of the Mosaic Fund Record Date that are otherwise eligible to vote (excluding any units held by certain affiliates of the Mosaic Manager) do not formally object to the Merger within 30 days of delivery of the Consent Form. As a result, if an investor approves of the proposed Merger, then no action on such investor’s part is necessary. The consent process is described more fully in the Consent Form that will be delivered to each investor in the Mosaic Funds and in each Mosaic Fund’s applicable governing document (i.e., operating agreement or limited partnership agreement).
The Mosaic Manager recommends that each member of MREC as of the Mosaic Fund Record Date consent to the MREC Merger, that each member of MREC TE as of the Mosaic Fund Record Date consent to the MREC TE Merger and that each partner of MREC Offshore as of the Mosaic Fund Record Date consent to the MREC IIS Merger.

ADDITIONAL INFORMATION
Ready Capital
This proxy statement/prospectus incorporates important business and financial information about Ready Capital from other documents that are not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your request. To obtain timely delivery, you must request the information no later than five business days before the date of the Ready Capital Special Meeting. You can obtain copies of this proxy statement/prospectus and the documents incorporated by reference into this proxy statement/prospectus by requesting them from Ready Capital’s investor relations department or Ready Capital’s proxy solicitor:
1251 Avenue of the Americas, 50th Floor
New York, New York 10020
(212) 257-4666
Attention: Investor Relations
or
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018
(800) 322-2885 (Toll-free)
proxy@mackenziepartners.com
Investors may also consult Ready Capital’s website for more information concerning the Transactions described in this proxy statement/prospectus. Ready Capital’s website is www.readycapital.com. Ready Capital’s public filings are also available at www.sec.gov. The information contained on Ready Capital’s website is not part of this proxy statement/prospectus and is not incorporated herein by reference.
If you would like to request copies of this proxy statement/prospectus and any documents that are incorporated by reference into this proxy statement/prospectus, please do so by March 7, 2022 in order to receive them before the Ready Capital Special Meeting.
In addition, if you have questions about the Transactions or the accompanying proxy statement/prospectus, would like additional copies of the proxy statement/prospectus or need to obtain proxy cards or other information related to the proxy solicitation, please contact Ready Capital’s investor relations department at (212) 257-4666, or MacKenzie Partners, Inc., Ready Capital’s proxy solicitor, by calling (800) 322-2885 (toll free) or by emailing proxy@mackenziepartners.com. You will not be charged for any of these documents that you request.
Mosaic Funds
If you have questions about the Transactions or the accompanying proxy statement/prospectus, would like additional copies of the proxy statement/prospectus or need to other information related to the Mosaic Funds Consent Solicitations, please contact investorinquiry@mosaicrei.com. You will not be charged for any of these documents that you request.
For more information, see “Where You Can Find More Information and Incorporation by Reference” beginning on page 203.
ABOUT THIS DOCUMENT
This proxy statement/prospectus, which forms part of a registration statement on Form S-4 (Registration Statement No. 333-262070) filed by Ready Capital with the SEC, constitutes a prospectus of Ready Capital for purposes of the Securities Act of 1933, as amended (the “Securities Act”), with respect to (i) the shares of Class B Common Stock to be issued in connection with the Mergers pursuant to the Merger Agreement, and (ii) the shares of Common Stock to be issued (a) upon the conversion of the shares of Class B Common Stock issued in connection with the Mergers, (b) pursuant to the terms of the CERs granted in connection with the Mergers and (c) upon the redemption of OP Units issued in connection with the

i

Transactions. This proxy statement/prospectus also constitutes a proxy statement for Ready Capital for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a notice of special meeting with respect to the Ready Capital Special Meeting.
This proxy statement/prospectus, which forms part of the registration statement on Form S-4 filed by Ready Capital with the SEC, also constitutes a notice of the Mosaic Funds Consent Solicitations.
No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated February 7, 2022, and you should not assume that the information contained in, or incorporated by reference into, this proxy statement/prospectus is accurate as of any date other than that date (or, in the case of documents incorporated by reference, their respective dates). The mailing of this proxy statement/prospectus to Ready Capital stockholders or any members, partners or other investors in the Mosaic Funds will not create any implication to the contrary.
This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or to any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in or incorporated by reference into this proxy statement/prospectus regarding Ready Capital has been provided by Ready Capital. Information contained in this proxy statement/prospectus regarding the Mosaic Parties has been provided by the Mosaic Parties. Ready Capital and the Mosaic Parties have all contributed to the information relating to the Transactions contained in this proxy statement/prospectus.

v

QUESTIONS AND ANSWERS ABOUT THE READY CAPITAL SPECIAL MEETING, THE MOSAIC FUNDS CONSENT SOLICITATIONS AND THE TRANSACTIONS
The following questions and answers are intended to address certain commonly asked questions regarding the Merger Agreement, the Transactions, the Ready Capital Special Meeting and the Mosaic Funds Consent Solicitations. These questions and answers do not address all questions that may be important to you as a stockholder of Ready Capital or a member, partner or other investor in a Mosaic Fund. Please refer to the “Summary” beginning on page 19 and the more detailed information contained elsewhere in this proxy statement/prospectus, the annexes to this proxy statement/prospectus and the documents incorporated by reference in this proxy statement/prospectus, which you should read carefully. Unless stated otherwise, all references in this proxy statement/prospectus to:
•
“Adjustment Amount” refers to the sum of (i) (x) the final Recorded Adjustment, minus (y) the amount of Recorded Adjustment reflected in Schedule C to the Merger Agreement, minus (ii) (x) the amount of the updated estimate of Mosaic Transaction Expenses, minus (y) the aggregate amount of Mosaic Transaction Expenses included in the computation of the Mosaic Adjusted Book Value that is reflected in Schedule C to the Merger Agreement.

•
“Articles Supplementary” refers to the articles supplementary setting forth the relative rights and privileges of the Class B Common Stock to be filed by Ready Capital with the Maryland State Department of Assessments and Taxation pursuant to the MGCL prior to the Closing, a form of which is attached to the Merger Agreement as Exhibit C.

•
“ASC” refers to FASB Accounting Standards Codification.

•
“Bridge Loan” refers to the loan from ReadyCap Commercial, LLC, an affiliate of Ready Capital, to MREC GALA Subco, LLC, an affiliate of the Mosaic Funds and the Mosaic Merger Entities, in the amount of $25.0 million, as described herein.

•
“CAIS Listing Agreement” refers to the second amended and restated CAIS listing agreement dated as of May 13, 2020 between the Mosaic Manager, Mosaic Special Member, the Mosaic Funds and CAIS Capital, LLC.

•
“CERs” refers to the contingent equity rights, issued in connection with the Mergers, representing the potential right to receive shares of Common Stock.

•
“CER Agreement” refers to the Contingent Equity Rights Agreement by and among Ready Capital, the Operating Partnership and a “Rights Agent” to be designated prior to Closing, to be entered into prior to the Closing, a form of which is attached to the Merger Agreement as Exhibit B.

•
“Class B Common Stock” refers to, collectively, the Class B-1 Common Stock, the Class B-2 Common Stock, the Class B-3 Common Stock and the Class B-4 Common Stock.

•
“Class B-1 Common Stock” refers to the Class B-1 common stock, par value $0.0001 per share, of Ready Capital, to be designated pursuant to the Articles Supplementary.

•
“Class B-2 Common Stock” refers to the Class B-2 common stock, par value $0.0001 per share, of Ready Capital, to be designated pursuant to the Articles Supplementary.

•
“Class B-3 Common Stock” refers to the Class B-3 common stock, par value $0.0001 per share, of Ready Capital, to be designated pursuant to the Articles Supplementary.

•
“Class B-4 Common Stock” refers to the Class B-4 common stock, par value $0.0001 per share, of Ready Capital, to be designated pursuant to the Articles Supplementary.

•
“Closing” refers to the closing of the Transactions pursuant to the Merger Agreement.

•
“Closing Incentive Fee Amount” refers to an amount in cash equal to deferred and accrued incentive fees payable to Mosaic Manager and Mosaic Special Member by the Mosaic Merger Entities.

•
“Closing Reimbursement Amount” refers to the expenses incurred by the Mosaic Manager on behalf of the Mosaic Merger Entities and/or MREC Offshore with respect to which the Mosaic Manager is entitled to reimbursement pursuant to the Exchange Agreement.

•
“Code” refers to the Internal Revenue Code of 1986, as amended.

•
“Combined Company” refers to Ready Capital and its subsidiaries after the Closing.

•
“Common Stock” refers to the common stock, par value $0.0001 per share, of Ready Capital.

•
“Common Stock Issuance” refers to the potential issuance by Ready Capital of shares of Common Stock (i) upon the conversion of the shares of Class B Common Stock issued in connection with the Mergers, (ii) pursuant to the terms of the CERs granted in connection with the Mergers, (c) upon redemption of the OP Units issued to the Mosaic Manager upon the Effective Time pursuant to the Exchange Agreement and (d) upon redemption of the OP Units issued to the Mosaic Manager as the Performance Fee (if and to the extent earned) pursuant to the Exchange Agreement.

•
“Common Stock Issuance Proposal” refers to the proposal for the Ready Capital stockholders to approve the Common Stock Issuance.

•
“Consent Form” refers to the form that will be delivered to each member, partner and other investor in each Mosaic Fund in connection with the Mosaic Funds Consent Solicitation.

•
“Covered Portfolio” refers to the portfolio of loans and other investments owned or held by the Subject Companies, as defined and identified in the CER Agreement.

•
“COVID-19” refers to the novel strain of coronavirus, inclusive of all variants thereof, which causes the disease known as COVID-19.

•
“Determination Date” refers to September 30, 2021, or such other date as may be mutually agreed by the parties to the Merger Agreement in their sole discretions.

•
“Discount Amount” refers to an amount (expressed in Dollars) equal to $98,900,000.

•
“Effective Time” refers to the date and time the last of the Mergers becomes effective pursuant to the Merger Agreement.

•
“End Date” refers to June 30, 2022.

•
“Exchange Agreement” means the Interest Exchange Agreement by and among Ready Capital, the Operating Partnership, the Mosaic Manager and the Mosaic Special Member, dated November 3, 2021.

•
“Fee Variance Factor” refers to, (i) for each holder of MREC Units, the quotient of (a) the proportionate aggregate dollar value of such holder’s MREC Units, expressed as a percentage of the aggregate dollar value, as of December 31, 2021, of all MREC Units then outstanding, including all classes and series but excluding all MREC Units or interests in MREC held by Mosaic Manager or Mosaic Special Member, immediately prior to the Effective Time, divided by (b) the proportionate number of such holder’s MREC Units, expressed as a percentage of the total outstanding MREC Units immediately prior to the Effective Time; and (ii) for each holder of MREC TE Units, the quotient of (a) the proportionate aggregate dollar value of such holder’s MREC TE Units, expressed as a percentage of the aggregate dollar value, as of December 31, 2021, of all MREC TE Units then outstanding, including all classes and series but excluding all MREC TE Units or interests in MREC TE held by Mosaic Manager or Mosaic Special Member, immediately prior to the Effective Time, divided by (b) the proportionate number of such holder’s MREC TE Units, expressed as a percentage of the total outstanding MREC TE Units immediately prior to the Effective Time. Not later than ten (10) Business Days prior to the expected Closing date, the Mosaic Manager will deliver to Ready Capital a schedule setting forth the computation of the Fee Variance Factors for Interest Holders in MREC and MREC TE.

•
“FASB” refers to the Financial Accounting Standards Board.

•
“GAAP” refers to the accounting principles generally accepted in the United States of America.

•
“Incentive Distributions” refers to a quarterly distribution to the Mosaic Manager from each Mosaic Fund equal to 25% of the gross distributable income allocated to any investor in such Mosaic Fund; provided, however, that certain investors, in lieu of the Incentive Distribution, pay the Mosaic Manager a fixed management fee for regulatory purposes.

•
“Interest Holders” refers to the holders of Mosaic Merger Entity Interests.

•
“Investment Advisers Act” refers to the Investment Advisors Act of 1940, as amended.

•
“Investment Company Act” refers to the Investment Company Act of 1940, as amended.

•
“LIBOR” refers to the London Interbank Offered Rate.

•
“Mergers” refers, collectively, to the MREC Merger, the MREC TE Merger and MREC IIS Merger.

•
“Merger Agreement” refers to the Agreement and Plan of Merger, dated as of November 3, 2021, as amended as of February 7, 2022 by and among Ready Capital, MREC, MREC TE, MREC IIS, MREC Offshore, MREC Corp Sub 1 (VO), LLC, MREC Corp Sub 2 (LA Office), LLC, MREC Corp Sub 3 (Superblock), LLC, Mosaic Special Member, Mosaic Secure Holdings, LLC, Mosaic Manager, Merger Sub and Operating Partnership, as it may be further amended or modified from time to time, a copy of which, including the amendment thereto. is attached as Annex A to this proxy statement/prospectus.

•
“Merger Consideration” refers to the aggregate number of shares of Class B Common Stock issuable in the Mergers (assuming all three Mergers are consummated) pursuant to the Merger Agreement.

•
“Merger Consideration Amount” refers to the quotient obtained by dividing (i) the sum of (w) the Mosaic Adjusted Book Value, plus, (x) the Recorded Adjustment, minus (y) the Discount Amount, plus (z) the Adjustment Amount by (ii) the Ready Capital Adjusted Book Value Per Share, as such amount may be adjusted in accordance with the Merger Agreement.

•
“Merger Sub” refers to RC Merger Subsidiary, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Operating Partnership.

•
“MGCL” refers to the Maryland General Corporation Law, as amended.

•
“Mosaic Adjusted Book Value” refers to, as of the Determination Date, the aggregate combined consolidated members’ equity of MREC, MREC TE and MREC Offshore, as adjusted to deduct all Mosaic Transaction Expenses that have not been previously paid or accrued and the book value of any assets of a Mosaic Offshore Entity that are not held in MREC IIS, as calculated pursuant to the Merger Agreement.

•
“Mosaic Entities” refers to the Mosaic Manager, the Mosaic Offshore Entities, the Mosaic Special Member and Mosaic Secure Holdings.

•
“Mosaic Fund Record Date” refers to February 3, 2022.

•
“Mosaic Funds Consent Solicitations” refers to the Mosaic Manager’s solicitation of the required consents to the Mergers of the members, partners and other investors, as applicable, of each of MREC, MREC TE and MREC Offshore, as discussed herein.

•
“Mosaic Funds” means each of MREC, MREC TE and MREC Offshore.

•
“Mosaic Manager” refers to MREC Management, LLC, a Delaware limited liability company.

•
“Mosaic Merger Entities” refers to, collectively, MREC, MREC TE and MREC IIS.

•
“Mosaic Merger Entity Interests” refers to outstanding MREC Units, MREC TE Units and MREC IIS Interests.

•
“Mosaic Offshore Entity” refers to Mosaic Real Estate Credit Offshore, LP, a Cayman Islands exempted limited partnership, MREC Corp Sub 1 (VO), LLC, a Delaware limited liability company, MREC Corp Sub 2 (LA Office), LLC, a Delaware limited liability company, and MREC Corp Sub 3 (Superblock), LLC, a Delaware limited liability company.

•
“Mosaic Parties” refers to the Mosaic Merger Entities, Mosaic Manager, the Mosaic Offshore Entities, Mosaic Special Member and Mosaic Secure Holdings.

•
“Mosaic Secure Holdings” refers to Mosaic Secure Holdings, LLC, a Delaware limited liability company.

•
“Mosaic Special Member” refers to Mosaic Special Member, LLC, a Delaware limited liability company.

•
“Mosaic Transaction Expenses” refers to (i) all costs and expenses incurred by any Subject Company in connection with the Merger Agreement, the agreements to be delivered pursuant to the Merger Agreement and the consummation of the Transactions, (ii) all severance, retention, “change of control,” “success” or other similar payments triggered by the Transactions and payable or reimbursable by any Subject Company, (iii) all costs and expenses expected to be incurred by the Surviving Company or any Subject Company following the Closing related to the existence of the Subject Companies prior to the Closing, (iv) the Closing Incentive Fee Amount, (v) the Closing Reimbursement Amount and (vi) 30% of the Dollar value of the portion of the consideration payable to the Mosaic Manager in connection with the Closing pursuant to the Exchange Agreement. Pursuant to the Merger Agreement, not less than five Business Days prior to the anticipated Closing, the Mosaic Parties will deliver to Ready Capital an updated good faith estimate of the total amount of Mosaic Transaction Expenses, which update shall amend and replace in its entirety, the estimated Mosaic Transaction Expenses set forth in the Mosaic Parties’ disclosure schedules to the Merger Agreement.

•
“MREC” refers to Mosaic Real Estate Credit, LLC, a Delaware limited liability company.

•
“MREC Effective Time” refers to the date and time that the MREC Merger becomes effective.

•
“MREC Exchange Rate” refers to, with respect to each holder of MREC Units, a number of shares of Class B Common Stock equal to the product of (i) the MREC Notional Exchange Rate and (ii) the Fee Variance Factor applicable to such holder, as determined pursuant to the Merger Agreement.

•
“MREC IIS” refers to MREC International Incentive Split, LP, a Delaware limited partnership.

•
“MREC IIS Effective Time” refers to the date and time that the MREC IIS Merger becomes effective.

•
“MREC IIS Exchange Rate” refers to a number of shares of Class B Common Stock equal to the product of (i) the percentage interest in MREC IIS represented by each MREC IIS Interest, and (ii) the MREC IIS Merger Consideration Shares.

•
“MREC IIS Interests” refers to any partnership interests in MREC IIS outstanding immediately prior to the Effective Time, without regard for class designation.

•
“MREC IIS Merger” refers to the merger of MREC IIS with and into Merger Sub pursuant to the Merger Agreement.

•
“MREC IIS Merger Consideration Shares” refers to a number of shares (rounded to the nearest whole share) of Class B Common Stock equal to the product of (i) 3.346% and (ii) the Merger Consideration Amount.

•
“MREC Merger” refers to the merger of MREC with and into Merger Sub pursuant to the Merger Agreement.

•
“MREC Merger Consideration Shares” refers to a number of shares (rounded to the nearest whole share) of Class B Common Stock equal to the product of (i) 66.173% and (ii) the Merger Consideration Amount.

•
“MREC Notional Exchange Rate” refers to the quotient of (i) the MREC Merger Consideration Shares divided by (ii) the number of MREC Units outstanding immediately prior to the Effective Time.

•
“MREC Offshore” refers to Mosaic Real Estate Credit Offshore, LP, a Cayman Islands exempted limited partnership.

•
“MREC TE” refers to Mosaic Real Estate Credit TE, LLC, a Delaware limited liability company.

•
“MREC TE Effective Time” refers to the date and time that the MREC TE Merger becomes effective.

•
“MREC TE Exchange Rate” refers to, with respect to each holder of MREC TE Units, a number of shares of Class B Common Stock equal to the product of (i) the MREC TE Notional Exchange Rate and (ii) the Fee Variance Factor applicable to such holder, as determined pursuant to the Merger Agreement.

•
“MREC TE Merger” refers to the merger of MREC TE with and into Merger Sub pursuant to the Merger Agreement.

•
“MREC TE Merger Consideration Shares” refers to a number of shares (rounded to the nearest whole share) of Class B Common Stock equal to the product of (i) 30.481% and (ii) the Merger Consideration Amount.

•
“MREC TE Notional Exchange Rate” refers to the quotient of (i) the MREC TE Merger Consideration Shares divided by (ii) the number of MREC TE Units outstanding immediately prior to the Effective Time.

•
“MREC TE Units” refers to any membership interests in MREC TE outstanding immediately prior to the Effective Time, without regard for class designation.

•
“MREC Units” refers to any membership interests in MREC outstanding immediately prior to the Effective Time, without regard for class designation.

•
“NYSE” refers to the New York Stock Exchange.

•
“Operating Partnership” refers to the operating partnership subsidiary of Ready Capital, Sutherland Partners, L.P., a Delaware limited partnership.

•
“OP Units” refers to the units of limited partnership interests in the Operating Partnership.

•
“Parent Parties” refers to Ready Capital, the Operating Partnership and Merger Sub.

•
“Performance Fee” refers to a number of OP Units equal to forty percent (40%) of the amount, if any, by which (i) the increase in the fair value of the Covered Portfolio (as adjusted pursuant to the terms of the Services Agreement) over the period ending on the four-year anniversary of the Closing, exceeds (y) the amount, expressed in Dollars, that would result in Ready Capital’s realization of a cumulative ten percent (10)% annualized rate of return, over the four-year period following the Closing, on the initial carrying value of the Covered Portfolio as of the Determination Date (as such carrying value is adjusted over such period for advances and principal recoveries pursuant to the terms of the Services Agreement).

•
“Ready Capital” refers to Ready Capital Corporation, a Maryland corporation.

•
“Ready Capital Adjournment Proposal” refers to the proposal to approve the adjournment of the Ready Capital Special Meeting, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the Common Stock Issuance Proposal.

•
“Ready Capital Adjusted Book Value Per Share” refers to, as of the Determination Date, the result of (i) (x) Ready Capital’s total consolidated common equity that reflects the deduction of the total Ready Capital preferred stock liquidation preference and goodwill, plus (y) the amount by which Ready Capital’s reported “Net Income Attributable to Ready Capital Corporation” for the quarter ended December 31, 2021, exceeded the aggregate amount of Ready Capital’s dividends paid in January 2022, divided by (ii) the number of shares of Common Stock issued and outstanding, plus any shares of Common Stock issuable upon the vesting of any Ready Capital restricted stock.

•
“Ready Capital Board” refers to the board of directors of Ready Capital.

•
“Ready Capital Bylaws” refers to Ready Capital’s Amended and Restated Bylaws, as amended from time to time.

•
“Ready Capital Charter” refers to the charter of Ready Capital.

•
“Ready Capital Management Agreement” refers to the Amended and Restated Management Agreement, among Ready Capital, certain of Ready Capital’s subsidiaries and the Ready Capital Manager, dated May 9, 2016, as amended.

•
“Ready Capital Management Agreement Amendment” refers to the First Amendment to the Ready Capital Management Agreement, dated as of December 6, 2020.

•
“Ready Capital Manager” refers to Waterfall Asset Management, LLC, Ready Capital’s external manager.

•
“Ready Capital Parties” refers to Ready Capital, the Operating Partnership and Merger Sub.

•
“Ready Capital Record Date” means February 3, 2022.

•
“Ready Capital Share Value” as of any given date refers to the greater of (i) the average of the volume weighted average prices (or, if the Common Stock is not then listed on a securities exchange, the average last quoted bid price in the over the counter market) of one share of Common Stock over the ten trading days preceding such date and (ii) the most recently reported book value per share of Common Stock.

•
“Ready Capital Special Meeting” refers to the special meeting of special of stockholders of Ready Capital to be held live over the Internet on March 14, 2022 at 9:00 a.m., Eastern Time, to consider and vote on the Common Stock Issuance Proposal and the Adjournment Proposal.

•
“Recorded Adjustment” refers to an amount equal to the sum of (i) the amount of anticipated net proceeds from the proposed disposition or other resolution of the investments of the Subject Companies disclosed in in Part II of Section 4.07(b) of the disclosure schedules to the Merger Agreement (after deduction of selling expenses and any payments that are required to be allocated or remitted to any person (other than another Subject Company) holding a participation interest in such Subject Company investments) to be recorded on the books and records of the Subject Companies prior to the Closing, minus (ii) the sum of all advances made by or on behalf of the Subject Companies in respect of such investments on or prior to the Determination Date that remained unpaid as of the date such adjustment is recorded on the books and records of the Subject Companies (excluding, for the avoidance of doubt, any portion of such advances in respect of which a participation has been sold (which participation is a binding obligation of a person that is not a Subject Company and under the terms of which such participation shares in credit losses on a pari passu basis with retained Subject Company interests)). Pursuant to the Merger Agreement, not less than five Business Days prior to the anticipated Closing, the Mosaic Parties will deliver to Ready Capital the final amount of the Recorded Adjustment.

•
“REIT” refers to a real estate investment trust as defined in Section 856 of the Code.

•
“Revaluation Date” refers to the three-year anniversary of the CER Agreement.

•
“Services Agreement” refers to the Services Agreement by and among Ready Capital, the Operating Partnership and Mosaic Manager, to be entered into prior to the Closing.

•
“Subject Companies” refers to, collectively, the Mosaic Merger Entities, MREC Shared Holdings General Partnership, a Delaware general partnership, MREC REIT Holdings, LLC, a Delaware limited liability company, MREC TE REIT Pref Holdings, LLC, a Delaware limited liability company, MREC TE Holdings, LLC, a Delaware limited liability company, MREC International Holdings, LLC, a Delaware limited liability company, MREC Domestic REIT Holdings, LLC, a Delaware limited liability company, MREC Good Asset, LLC, a Delaware limited liability company, MREC U Asset Pool, LLC, a Delaware limited liability company, MREC U2 Asset Pool, LLC, a Delaware limited liability company, MREC NU Asset Pool, LLC, a Delaware limited liability company, and the respective direct and indirect subsidiaries of each of the foregoing.

•
“Surviving Company” refers to Merger Sub after the Closing.

•
“Transactions” refers to the Mergers and the other transactions contemplated by the Merger Agreement as described herein, including the issuance of shares Class B Common Stock and CERs as consideration in the Mergers, the Common Stock Issuance and the issuance of OP Units to the Mosaic Manager pursuant to the Exchange Agreement and the Services Agreement.

•
“Wedbush Securities” refers to Wedbush Securities Inc.

•
“Wells Fargo” refers to Wells Fargo Securities, LLC.

Q:
What are the Transactions?

A:
Ready Capital, the Operating Partnership, Merger Sub, the Mosaic Merger Entities and the other parties to the Merger Agreement have entered into the Merger Agreement. Subject to the terms and conditions of the Merger Agreement, each of MREC, MREC TE and MREC IIS will merge with and into Merger Sub, with Merger Sub continuing as the Surviving Company and a wholly owned subsidiary of the Operating Partnership. A copy of the Merger Agreement is attached as Annex A to this document.

In order to complete the Mergers, among other conditions described in the Merger Agreement and this proxy statement/prospectus, stockholders of Ready Capital must approve the Common Stock Issuance, the members and other investors of MREC must approve the MREC Merger, the members and other investors of MREC TE must approve the MREC TE Merger and the partners and other investors of MREC Offshore must approve the MREC IIS Merger.
Q:
Why am I receiving this proxy statement/prospectus?

A:
Ready Capital is delivering this document to you because it is a proxy statement being used by the Ready Capital Board to solicit proxies of Ready Capital’s stockholders in connection with the approval of the Common Stock Issuance and related matters.

In order to approve the Common Stock Issuance, Ready Capital has called the Ready Capital Special Meeting. This document serves as a proxy statement for the Ready Capital Special Meeting and describes the proposals to be presented at the Ready Capital Special Meeting.
This document is also being used by the Mosaic Manager for purposes of the Mosaic Funds Consent Solicitations.
Finally, this document is also a prospectus that is being delivered to the holders of MREC Units, MREC TE Units and MREC IIS Interests with respect to (i) the shares of Class B Common Stock to be issued to the holders of MREC Units, MREC TE Units and MREC IIS Interests in connection with the Mergers pursuant to the Merger Agreement, and (ii) the shares of Common Stock to be issued (a) upon the conversion of the shares of Class B Common Stock issued to the holders of MREC Units, MREC TE Units and MREC IIS Interests in connection with the Mergers, and (b) pursuant to the terms of the CERs granted to the holders of MREC Units, MREC TE Units and MREC IIS Interests in connection with the Mergers, all as described in this proxy statement/prospectus.
This proxy statement/prospectus contains important information about the Mergers and the other Transactions, the proposals being considered and voted on at the Ready Capital Special Meeting, the Mosaic Fund Consent Solicitations and information to consider in connection with an investment in Class B Common Stock and Common Stock. You should read it carefully and in its entirety.
If you are a Ready Capital Stockholder, the enclosed materials allow you to have your shares of Common Stock voted by proxy without attending the Ready Capital Special Meeting virtually. Your vote is important and Ready Capital encourages you to authorize your proxy as soon as possible.
Q:
What proposals are Ready Capital stockholders being asked to approve?

A:
The Ready Capital stockholders are being asked to approve the Common Stock Issuance Proposal in connection with the Transactions. The approval of the Common Stock Issuance Proposal by the Ready Capital stockholders is a condition to the closing of the Transactions.

The Ready Capital stockholders are also being asked to approve the Adjournment Proposal, if necessary. The approval of such proposal is not a condition to the closing of the Transactions.
Q:
What are the partners, members and other investors in the Mosaic Funds being asked to consent to?

The partners, members and other investors in the Mosaic Funds are being asked to consent to the Mergers. Pursuant to the Merger Agreement, the completion of the MREC Merger is conditioned upon the approval of the MREC Merger by the members and other investors of MREC, the completion of the MREC TE Merger is conditioned upon the approval of the MREC TE Merger by the members and other investors of MREC TE, and the completion of the MREC IIS Merger is conditioned upon the approval of the MREC IIS Merger by the partners and other investors of MREC Offshore.
Q:
Why are Ready Capital and the Mosaic Manager proposing the Transactions?

A:
The Ready Capital Board and the Mosaic Manager have determined that the Transactions will provide a number of significant strategic opportunities and benefits and will be in the best interests of their respective investors. To review the Ready Capital Board’s and the Mosaic Manager’s reasons for the Transactions in greater detail, see “The Transactions — Recommendation of the Ready Capital Board and Its Reasons for the Transactions” beginning on page 88 and “The Transactions — Recommendation of the Mosaic Manager and Its Reasons for the Transactions” beginning on page 85.

Q:
Were appraisals or valuations performed on the assets and liabilities of Ready Capital and the Mosaic Funds in connection with the Mergers?

A:
No third-party appraisals or valuations on the assets and liabilities of Ready Capital and the Mosaic Funds were obtained in connection with the Mergers.

Q:
What happens if the market price of the Common Stock changes before the Closing?

A:
Changes in the market price of Common Stock at or prior to the Effective Time will not change the number of shares of Class B Common Stock that holders of MREC Units, MREC TE Units and MREC IIS Interests will receive.

Q:
Are there any conditions to completion of the Transactions?

A:
Yes. In addition to the approvals of the Ready Capital stockholders and the consents of the partners, members and other investors in each of the Mosaic Funds, as described herein, there are a number of conditions that must be satisfied or waived for the Transactions to be consummated. The completion of the MREC Merger is a condition to the completion of each of the MREC TE Merger and the MREC IIS Merger. For a description of all the conditions to the Transactions, see “The Merger Agreement — Conditions to Complete the Transactions” beginning on page 128.

The following questions and answers apply to Ready Capital stockholders only:
Q:
When and where is the Ready Capital Special Meeting?

A:
The Ready Capital Special Meeting will be held virtually over the Internet on March 14, 2022 at 9:00 a.m., Eastern Time.

Q:
How do I attend the Ready Capital Special Meeting?

A:
If you are a registered stockholder:

If you were a stockholder of record as of the close of business on the Ready Capital Record Date, you can attend the Ready Capital Special Meeting by accessing https://web.lumiagm.com/222056299 and entering the 11-digit control number on the proxy card previously sent to you by AST. Once you have completed these steps, select the “login” button, which will take you to the special meeting page where you can vote, submit written questions and listen to the meeting. If you are a stockholder of record and you have misplaced your 11-digit control number, please call AST at 1 (800) 937-5449.
If you are a beneficial owner:
If you were a beneficial owner as of the close of business on the Ready Capital Record Date (i.e., you hold your shares in “street name” through an intermediary, such as a bank, broker or other nominee) or hold a proxy from a registered stockholder, you must register in advance in order to attend the Ready Capital Special Meeting. To register, please obtain a legal proxy from the bank, broker or other nominee that is the record holder of your shares and then submit the legal proxy, along with your name and email address, to AST to receive an 11-digit control number that may be used to access the special meeting site provided above. Requests for registration and submission of legal proxies should be labeled as “Legal Proxy” and must be received by AST no later than 5:00 p.m., Eastern Time, on March 7, 2022. All such requests should be submitted (1) by email to proxy@astfinancial.com, (2) by facsimile to (718) 765-8730, or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Obtaining a legal proxy may take several days and stockholders are advised to register as far in advance as possible. Once you have obtained your 11-digit control number from AST, please follow the steps set forth above for “Record Holders” to attend the Ready Capital Special Meeting.
Record holders and beneficial owners should call AST at 1 (800) 937-5449 with any questions about attending the Ready Capital Special Meeting. If you encounter any technical difficulty accessing the Annual Meeting, please visit https://go.lumiglobal.com/faq for assistance.
Q:
What matters will be voted on at the Ready Capital Special Meeting?

A:
Ready Capital stockholders will be asked to consider and vote on the following proposals:

•
the Common Stock Issuance Proposal; and

•
the Adjournment Proposal.

Ready Capital will transact no other business at the Ready Capital Special Meeting or any postponement or adjournment thereof.
Q:
How does the Ready Capital Board recommend that I vote on the proposals?

A:
The Ready Capital Board has unanimously (i) determined that the Merger Agreement and the Transactions are in the best interests of Ready Capital and its stockholders, (ii) approved the Merger Agreement and the Transactions, (iii) directed that the Common Stock Issuance Proposal be submitted to the holders of the Common Stock for consideration at the Ready Capital Special Meeting, and (iv) resolved to recommend, in accordance with and subject to the provisions of the Merger Agreement, that the holders of Common Stock approve the Common Stock Issuance Proposal. The Ready Capital Board unanimously recommends that the Ready Capital stockholders vote “FOR” the Common Stock Issuance Proposal and “FOR” the Adjournment Proposal.

For a more complete description of the recommendation of the Ready Capital Board, see “The Transactions — Recommendation of the Ready Capital Board and Its Reasons for the Transactions” beginning on page 88.
Q:
What constitutes a quorum for the Ready Capital Special Meeting?

A:
The presence, virtually or by proxy, of the holders of shares of Common Stock entitled to cast a majority of all the votes entitled to be cast at the Ready Capital Special Meeting will constitute a quorum at the Ready Capital Special Meeting. Ready Capital will include abstentions in the calculation of the number of shares considered to be present at the Ready Capital Special Meeting for purposes of determining the presence of a quorum at the Ready Capital Special Meeting. As of the close of business on February 3, 2022, the Ready Capital Record Date for the Ready Capital Special Meeting, there were 84,032,793 shares of Common Stock outstanding.

Q:
What vote is required for Ready Capital stockholders to approve the Common Stock Issuance Proposal?

A:
Approval of the Common Stock Issuance Proposal requires the affirmative vote of a majority of the votes cast on the matter by holders of outstanding shares of Common Stock, provided a quorum is present.

Q:
What vote is required for Ready Capital stockholders to approve the Adjournment Proposal?

A:
Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on the matter by holders of outstanding shares of Common Stock, provided a quorum is present.

Q:
How are votes counted?

A:
For the Common Stock Issuance Proposal, you may vote “FOR”, “AGAINST” or “ABSTAIN”. If you do not return your proxy card or otherwise authorize a proxy to vote your shares or attend the meeting virtually over the Internet, your shares of Common Stock will not be considered present for the purpose of determining the presence of a quorum and will otherwise have no effect on the Common Stock Issuance Proposal. Under NYSE rules, abstentions will be considered as votes cast and, accordingly, will have the same effect as votes “AGAINST” the Common Stock Issuance Proposal. Broker non-votes, if any, will have no effect on the Common Stock Issuance Proposal.

For the Adjournment Proposal, you may vote “FOR”, “AGAINST” or “ABSTAIN”. Abstentions and other shares not voted (whether by broker non-votes, if any, or otherwise) will not have an effect on the Adjournment Proposal, provided that a quorum is otherwise present.
Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the Common Stock Issuance Proposal and “FOR” the Adjournment Proposal.
In addition, banks, brokers and other nominees that hold their customers’ shares in street name may not vote their customers’ shares on “non-routine” matters without instructions from their customers. As each of the proposals to be voted upon at the Ready Capital Special Meeting is considered “non-routine,” such organizations do not have discretion to vote on any of the proposals. As a result, if you fail to provide your broker, bank or other nominee with any instructions regarding how to vote your shares of Common Stock, your shares of Common Stock will not be considered present at the Ready Capital Special Meeting and will not be voted on any of the proposals.
Q:
Who is entitled to vote at the Ready Capital Special Meeting?

A:
All holders of Common Stock as of the close of business on Ready Capital Record Date are entitled to vote at the Ready Capital Special Meeting. As of the Ready Capital Record Date, there were 84,032,793 issued and outstanding shares of Common Stock. Each holder of Common Stock on Ready Capital Record Date is entitled to one vote per share of Common Stock.

As of the close of business on the Ready Capital Record Date, directors and executive officers of Ready Capital and certain funds managed or advised by the Ready Capital Manager and its affiliates owned an aggregate of 14,483,670 shares of Common Stock entitled to vote at the Ready Capital Special Meeting. Ready Capital currently expects that Ready Capital’s directors and executive officers and certain funds managed or advised by the Ready Capital Manager and its affiliates will vote their shares of Common Stock “FOR” the Common Stock Issuance Proposal and “FOR” the Adjournment Proposal, although none of them are obligated to do so.
Q:
How do I vote at the Ready Capital Special Meeting?

A:
You can vote using the following the methods:

•
By Telephone  —  You can vote by telephone by calling 1-800-776-9437 in the United States or 1-718-921-8500 from foreign countries and following the instructions on the proxy card;

•
By Internet  —  You can vote over the Internet:

—
Before the Ready Capital Special Meeting by visiting www.voteproxy.com; or

—
During the Ready Capital Special Meeting by visiting https://web.lumiagm.com/222056299; or

•
By Mail  —  You can vote by mail by completing, signing, dating, and mailing the enclosed proxy card.

If you vote by proxy, the individuals named on the proxy card will vote your shares in the manner you indicate. You may specify whether your shares should be voted for or against each of the proposals. You may also specify you would like to abstain from voting for or against a proposal. If you do not indicate on your proxy card how your votes should be cast, your shares will be voted in accordance with the recommendation of the Ready Capital Board. Proxies authorized by telephone or the Internet must be received by 11:59 p.m., Eastern Time, on March 13, 2022.
Q:
How can I revoke or change my vote?

A:
You may revoke your proxy at any time before the vote is taken at the Ready Capital Special Meeting by:

•
authorizing a later proxy by telephone or through the Internet prior to 11:59 p.m., Eastern Time, on March 13, 2022; or

•
voting electronically at the Ready Capital Special Meeting.

Your attendance at the Ready Capital Special Meeting does not automatically revoke your previously submitted proxy.
Q:
Will Ready Capital be required to submit the Common Stock Issuance Proposal to the Ready Capital stockholders even if the Ready Capital Board has withdrawn, modified, or qualified its recommendation?

A:
Yes. Unless the Merger Agreement is terminated before the Ready Capital Special Meeting, Ready Capital is required to submit the Common Stock Issuance Proposal to its stockholders even if the Ready Capital Board has withdrawn, modified or qualified its recommendation that Ready Capital stockholders approve the Common Stock Issuance Proposal.

Q:
How will Ready Capital stockholders be affected by the Transactions and the Common Stock Issuance?

A:
After the Closing, each Ready Capital stockholder will continue to own the shares of Common Stock that such stockholder held immediately prior to the Closing. As a result, each Ready Capital stockholder will continue to own Common Stock in the Combined Company, which will be a larger company with more assets. However, because Ready Capital will be issuing new shares of Class B Common Stock in the Mergers, each outstanding share of Common Stock immediately prior to the Closing will represent a smaller percentage of the aggregate number of shares of Ready Capital’s Common Stock outstanding after the Closing (upon the automatic conversion of the shares of Class B Common Stock into shares of Common Stock).

As discussed herein, Ready Capital will also issue additional shares of Common Stock following the Closing upon the conversion of the shares of Class B Common Stock issued in connection with the Mergers, pursuant to the terms of the CERs issued in connection with the Mergers and upon the redemption of the OP Units issued to the Mosaic Manager in connection with the Mergers.
Q:
Do the Ready Capital directors and executive officers and the Ready Capital Manager have any interests in the Transactions?

A:
Yes. The Combined Company will continue to be managed by the Ready Capital Manager under the terms of the Ready Capital Management Agreement. Under the Ready Capital Management Agreement, the Ready Capital Manager provides the day-to-day management of Ready Capital’s business, including providing Ready Capital with its executive officers and all other personnel necessary to support its operations. In exchange for its services, Ready Capital pays the Ready Capital Manager a management fee and reimburses it for certain expenses incurred by it and its affiliates in rendering management services to Ready Capital. Certain directors and executive officers of Ready Capital are partners and employees of the Ready Capital Manager.

Pursuant to the Ready Capital Management Agreement, Ready Capital pays the Ready Capital Manager a management fee calculated and payable quarterly in arrears equal to 1.5% per annum of its stockholders’ equity (as defined in the Ready Capital Management Agreement) up to $500 million and 1.0% per annum of its stockholders’ equity in excess of $500 million. Pursuant to the Ready Capital Management Agreement Amendment, the management fee payable to the Ready Capital Manager will be reduced by $1,000,000 per fiscal quarter for each of the first four full fiscal quarters following March 19, 2021.

Following the Mergers, Ready Capital stockholders’ equity will include the additional equity attributable to the acquisition of the Subject Companies, thus the amount of the management fees payable to the Ready Capital Manager will also increase, which gives the Ready Capital Manager (and therefore, Ready Capital’s management), an incentive, not shared by Ready Capital stockholders, to negotiate and effect the Transactions, possibly on terms less favorable to Ready Capital than would otherwise have been achieved.
The Ready Capital Management Agreement was negotiated between related parties, and the terms, including fees and other amounts payable, may not be as favorable to Ready Capital as if they had been negotiated with an unaffiliated third party.
Q:
Have any Ready Capital stockholders already agreed to vote in favor of the proposals?

A:
To Ready Capital’s knowledge, no Ready Capital stockholder has entered into any agreement to vote any of their shares of Common Stock either in favor or against any proposal at the Ready Capital Special Meeting.

Q:
What happens if I sell my stock before the Ready Capital Special Meeting?

A:
The Ready Capital Record Date is earlier than the date of the Ready Capital Special Meeting and the date that the Transactions are expected to be completed. If you sell your stock after the Ready Capital Record Date but before the Ready Capital Special Meeting, you will retain any right to vote at the Ready Capital Special Meeting.

Q:
What is the difference between a stockholder of record and a beneficial owner?

A:
If your shares of Common Stock are registered directly in your name with Ready Capital’s transfer agent, you are considered the stockholder of record with respect to those shares.

If your shares of Common Stock are held in a stock brokerage account, or by a bank, trustee or other nominee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank, trustee or nominee on how to vote the shares that you beneficially own and you are also invited to attend the Ready Capital Special Meeting. However, beneficial owners generally cannot vote their shares directly because they are not the stockholder of record; instead, beneficial owners must instruct the broker, bank, trustee or other nominee how to vote their shares.
Q:
If I am a beneficial owner of Common Stock, will my broker, bank or other nominee vote my shares for me?

A:
No. If you hold your shares in a stock brokerage account or if your shares are held by a bank or other nominee (that is, in “street name”), you must provide your broker, bank or other nominee with instructions on how to vote your shares. Unless you instruct your broker, bank or other nominee to vote your shares held in street name, your shares will NOT be voted. You should follow the procedures provided by your bank, broker or nominee regarding the voting of your shares.

Q:
Will a proxy solicitor be used?

A:
Ready Capital has engaged Mackenzie Partners, Inc. (“Mackenzie Partners”) as proxy solicitor to assist in the solicitation of proxies for the Ready Capital Special Meeting. Ready Capital estimates it will pay Mackenzie Partners a fee of approximately $25,000. Ready Capital has also agreed to reimburse Mackenzie Partners for reasonable out-of-pocket expenses and disbursements incurred in connection with the proxy solicitation and to indemnify Mackenzie Partners against certain losses, costs and expenses. In addition to mailing proxy solicitation materials, proxies may be solicited from Ready Capital stockholders by the directors, officers and employees of Ready Capital and the Ready Capital Manager by telephone or by any other appropriate means of communications. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid to the directors, officers and employees of Ready Capital or the Ready Capital Manager in connection with such solicitation services.

The following questions and answers apply to members, partners and other investors in the Mosaic Funds only:
Q:
How much do principals and/or executives of the Mosaic Manager have invested in the Mosaic Funds?

A:
Ethan Penner holds, personally or through vehicles or trusts he controls, certain equity interests in the Mosaic Funds with an aggregate net asset value of approximating $3 million, as of September 30, 2021. This amount excludes any interest that Mr. Penner may have in the Mosaic Funds through his ownership interests in the Mosaic Manager, which earns certain incentive fees and may hold certain capital interests in certain of the Subject Companies.

Q:
What will Mosaic Fund investors own as a result of the Mergers?

A:
Upon the Closing, investors in the Mosaic Funds will receive (i) shares of Class B Common Stock and (ii) CERs. CERs are an instrument representing the potential right to receive shares of Common Stock as of the end of the three-year period following the closing of the Mergers based upon the performance of the assets acquired by Ready Capital pursuant to the Mergers, as described in detail in this proxy statement/prospectus.

Q:
What is the liquidity of the shares of Class B Common Stock and the CERs?

A:
The shares of Class B Common Stock will not have any transfer restrictions; however, functionally they will have no liquidity until such time that they are automatically converted into shares of Common Stock. All of the outstanding shares of Class B-1 Common Stock will automatically convert, on a one-for-one basis, into an equal number of shares of Common Stock on the first business day following the 91st calendar day following the date that the Articles Supplementary become effective. All of the outstanding shares of Class B-2 Common Stock will automatically convert, on a one-for-one basis, into an equal number of shares of Common Stock on the first business day following the 182nd calendar day following the date that the Articles Supplementary become effective. All of the outstanding shares of Class B-3 Common Stock will automatically convert, on a one-for-one basis, into an equal number of shares of Common Stock on the first business day following the 273rd calendar day following the date that the Articles Supplementary become effective. All of the outstanding shares of Class B-4 Common Stock will automatically convert, on a one-for-one basis, into an equal number of shares of Common Stock on the first business day following the 365th calendar day following the date that the Articles Supplementary become effective. Notwithstanding the foregoing, the Ready Capital Board may establish an earlier date for any such conversion. No fractional shares of Common Stock will be issued upon conversion of the Class B Common Stock and each holder of shares of Class B Common Stock otherwise entitled to fractional shares of Common Stock will be entitled to receive in lieu thereof cash in an amount equal to the product of the fraction of a share of Common Stock multiplied by the closing trading price per share of Common Stock on such date as reported by the NYSE.

CERs will not be transferrable by holders except as required by law or in connection with the liquidation of a holder.
Q:
How will investors in the Mosaic Funds holding “Class R Units” be treated?

A:
If the Mergers are approved, each investor (inclusive of all classes and series of units in each Mosaic Fund, including without limitation Class R Units) of each of the Mosaic Funds that approved the Mergers will receive the same consideration. If one or more of the three Mosaic Funds does not consent to the Mergers, such fund would not proceed in merging with Ready Capital.

Q:
To what extent will the Mosaic Manager and/or any of the Mosaic Manager’s current personnel be involved with the Mosaic Funds’ assets prospectively upon the closing of the Mergers?

A:
Upon the closing of the Mergers, (i) the Mosaic Manager will cease to serve as the manager or general partner of the Mosaic Merger Entities (but will serve as the general partner of MREC Offshore until its subsequent winding up and dissolution); (ii) the Mosaic Manager will not earn any incentive fees going forward; (iii) decision making and day-to-day authority over the assets acquired in the Mergers will be vested in Ready Capital; (iii) notwithstanding the foregoing, it is expected that certain personnel of the Mosaic Manager that are currently overseeing the Mosaic Funds’ portfolio will commence employment at Ready Capital (or its affiliates) and are expected to have as their primary focus the asset management of the assets acquired by Ready Capital in the Mergers; and (iv) Ethan Penner, who will remain at the Mosaic Manager, will provide asset management and advisory services to Ready Capital with respect to the assets acquired by Ready Capital in the Mergers, with his primary focus on harvesting optimal value from the merged assets to maximize the value of the acquired portfolio.
Q:
When will the CERs pay consideration?

A:
The CERs represent the potential right to receive shares of Common Stock as of the end of the three-year period following the closing of the Mergers based upon the performance of the assets acquired by Ready Capital pursuant to the Mergers. If the maximum payout on the CERs is achieved, the Mosaic Fund investors will receive shares of Common Stock equal to their proportionate share of the aggregate CER consideration paid.

In addition, each CER holder will be entitled to receive a number of additional shares of Common Stock equal to (i) the amount of any dividends or other distributions paid with respect to the number of whole shares of Common Stock received by such CER holder in respect of such holder’s CERs and having a record date on or after the Closing and a payment date prior to the issuance date of such shares of Common Stock, divided by (ii) the Ready Capital Share Value.
Q:
Do Mosaic Fund investors have appraisal rights?

A:
No, there are no appraisal rights. If the Mergers are approved, all investors in each Mosaic Fund consenting to the Mergers will be exchanged pursuant to Section 7.20 of each Mosaic Fund’s governing documents.

Q:
Are the Mergers expected to be “a taxable event” for Mosaic Fund investors?

A:
The Mergers are expected to result in the Mosaic Fund investors recognizing income or loss for U.S. federal, state, and local income tax purposes to the extent the consideration received at Closing, including possible future consideration, exceeds or is less than, respectively, an investor’s tax basis in the Mosaic Funds. After Closing, the Mosaic Manager will provide information to the Mosaic Fund investors regarding the value of the consideration received by such investors at Closing. However, none of the Mosaic Funds, the Mosaic Manager, or Ready Capital has historically, is providing now, or will be providing any individual or particularized tax advice to any investor in the Mosaic Funds. Each investor’s tax situation is unique and depends on a number of factors, facts, and circumstances that go beyond the scope of this proxy statement/prospectus; accordingly, we strongly recommend you discuss any tax questions or concerns with your tax advisor and/or certified public accountant.

Q:
Will the Mosaic Funds be providing final reporting to the Mosaic Funds’ investors?

A:
Yes, audited 2021 year-end financial statements and 2021 year-end tax filings (i.e., Form K-1 and other tax forms) will be issued to all investors on the same timeline as in prior years. Furthermore, upon the Closing, a final “stub” period financial statement audit and final tax return will be completed and such final audit and investor tax forms will be delivered to all investors covering such activity from January 1, 2021 through the Closing (or in the case of MREC Offshore, through the date that such entity is wound up).

Q:
How do investors in the Mosaic Funds consent to the Mergers?

A:
The closing of the MREC Merger is conditioned on approval of the MREC Merger by the members of MREC, the closing of the MREC TE Merger is conditioned on approval of the MREC TE Merger by the members of MREC TE, and the closing of the MREC IIS Merger is conditioned on approval of the MREC IIS Merger by the partners of MREC Offshore. Further, it is a condition to the closing of each of the MREC TE Merger and MREC IIS Merger that the MREC Merger is consummated prior to or concurrently with the MREC TE Merger and the MREC IIS Merger. As a result, if the investors in MREC do not consent to the MREC Merger or any of the other conditions to the closing of the

MREC Merger are not satisfied (or waived), then none of the Mergers will be closed (even if the investors in MREC TE and MREC Offshore provide the requisite consent to such Mergers).
The Mosaic Manager is seeking the consent of the members and partners, as applicable, of MREC, MREC TE and MREC Offshore, to the Mergers. The investors in each Mosaic Fund will consent to the applicable Merger separately. A Merger will be deemed to be approved by the investors of the applicable Mosaic Fund through “negative consent” so long as a majority of the outstanding units of such Mosaic Fund that are eligible to vote (excluding any units held by certain affiliates of the Mosaic Manager) do not formally object to the Merger. As a result, if an investor approves of the proposed Merger, then no action on such investor’s part is necessary. The consent process is described more fully in the Consent Form that will be delivered to each investor in the Mosaic Funds and in each Mosaic Fund’s applicable governing document (i.e., operating agreement or limited partnership agreement).
The following questions and answers apply to Ready Capital stockholders and members, partners and other investors in the Mosaic Funds:
Q:
When are the Transactions expected to be consummated?

A:
The Closing is expected to occur by the end of the first quarter of 2022, although Ready Capital and the Mosaic Manager cannot assure completion by any particular date, if at all. Because the Transactions are subject to a number of conditions, including the approval of the Common Stock Issuance Proposal by the requisite vote of the Ready Capital stockholders and the consent of the partners, members and other investors in each of the Mosaic Funds, the exact timing of the Closing cannot be determined at this time and there can be no assurance that the Transactions will be completed at all.

Q:
Following the Transactions, what percentage of Common Stock will current Ready Capital stockholders and the holders of MREC Units, MREC TE Units and MREC IIS Interests own?

A:
Immediately following the Closing (assuming the completion of all three Mergers), based on the outstanding MREC Units, MREC TE Units and MREC IIS Interests on the close of business on February 3, 2022:

•
the shares of Common Stock held by the Ready Capital stockholders as of immediately prior to Closing are expected to represent in the aggregate approximately 73.4% of the Combined Company’s outstanding shares of common stock (treating for these purposes the Class B Common Stock issued in the Mergers and the outstanding shares of Common Stock as of immediately prior to Closing as a single class) on a fully diluted basis; and

•
holders of MREC Units, MREC TE Units and MREC IIS Interests as of immediately prior to Closing are expected to own in the aggregate the remaining approximately 26.6% of the Combined Company’s outstanding shares of common stock on a fully diluted basis.

The estimated exchange rates presented in this proxy statement / prospectus are provided for illustrative purposes based upon information available as of the date of this proxy statement / prospectus. The definitive number of shares of Class B Common Stock and CERs issued in connection with the Mergers will be determined prior to the Closing pursuant to the terms of the Merger Agreement based upon information not currently ascertainable.
The exact equity stake of Ready Capital stockholders and holders of MREC Units, MREC TE Units and MREC IIS Interests in the Combined Company immediately following the Closing will depend on the number of shares of Class B Common Stock issued in the Mergers and the number of shares of Common Stock issued and outstanding immediately prior to the Closing.
Q:
What happens if the Transactions are not completed?

A:
If the Common Stock Issuance Proposal is not approved by Ready Capital stockholders or the MREC Merger is not approved by the members and other investors of MREC, or the Transactions are not completed for any other reason, then the Interest Holders will not have their MREC Units, MREC TE Units and MREC IIS Interests exchanged for shares of Class B Common Stock, CERs and cash in connection with the Mergers as set forth in the Merger Agreement. Instead, Ready Capital and the

Mosaic Merger Entities would remain separate companies. Or, if the conditions to the closing of the MREC Merger are satisfied (or waived) but the conditions to the closing of the MREC TE Merger and/or the MREC IIS Merger are not satisfied (or waived), then the MREC Merger may close but the MREC TE Merger and/or the MREC IIS Merger may not close. In that case, the Combined Company would not include the assets held directly or indirectly by the Mosaic Merger Entity or Mosaic Merger Entities which did not merge with and into the Merger Sub.
Q:
Am I entitled to exercise appraisal rights?

No parties will be entitled to appraisal rights in connection with the Mergers or the other Transactions.
Q:
Will the Combined Company have the same business strategy as the Mosaic Funds following the Closing?

A:
No. The Combined Company will follow Ready Capital’s current business strategy. Ready Capital’s strategies and policies may be amended or waived at the discretion of the Ready Capital Board without a vote of the Ready Capital stockholders. Ready Capital has no present intention to modify any of these objectives and policies, and it is anticipated that any modification would occur only if business and economic factors affecting Ready Capital make its stated strategies and policies unworkable or imprudent. For information on Ready Capital’s business strategy, see “Description of Policies of Ready Capital” on page 190.

Q:
What regular dividends will Ready Capital be permitted to pay prior to Closing?

A:
The Merger Agreement permits Ready Capital to continue to pay (i) regular quarterly dividends payable on the Common Stock consistent with past practice except to the extent that the Ready Capital Board determines to modify its regular quarterly dividend rate payable on the Common Stock, (ii) regular quarterly dividends payable in respect of the preferred stock of Ready Capital consistent with past practice and the terms of such preferred stock, or (iii) without duplication of the foregoing, dividends or other distributions reasonably necessary for Ready Capital to maintain its status as a REIT and avoid the imposition of corporate level tax or excise tax under the Code or required under the organizational documents of Ready Capital, the Operating Partnership or any other subsidiary of Ready Capital.

Q:
What regular dividends will the Subject Companies be permitted to pay prior to Closing?

A:
The Merger Agreement permits the Subject Companies to continue to pay (i) distributions payable consistent with past practice that do not exceed, in any calendar quarter, the amount of cash earnings of such Subject Company for such quarter, (ii) dividends or other distributions to a Subject Company by any directly or indirectly wholly owned subsidiary of such Subject Company; or (iii) without duplication of the foregoing, any dividends or other distributions reasonably necessary for any Subject Company to maintain its status as a REIT, as applicable, and avoid the imposition of corporate level tax or excise tax under the Code or required under the organizational documents of the Subject Companies.

Q:
Will my dividend payments continue after the Closing?

A:
Following the Closing, holders of Class B Common Stock (or shares of Common Stock issued upon conversion of shares of Class B Common Stock or pursuant to CERs) will be entitled to receive dividends or other distributions when, as and if authorized by the Ready Capital Board and declared by Ready Capital out of funds legally available therefor. Ready Capital’s quarterly dividend per share for the quarter ended September 30, 2021 was $0.42. There is no guarantee or assurance that Ready Capital can maintain its current level of quarterly dividend payment on the Common Stock.

Q:
Are there risks associated with the Transactions that I should consider in deciding how to vote or whether to consent?

A:
Yes. There are a number of risks related to the Transactions that are discussed in this proxy statement/ prospectus described in the section entitled “Risk Factors” beginning on page 41.

Q:
What are the material U.S. federal income tax consequences of the Mergers?

A:
Assuming the Mergers are completed as currently contemplated, Ready Capital and the Mosaic Manager expect to take the position that, although the matter is not free from doubt, the Mergers should be treated by the Interest Holders as a taxable sale by the Interest Holders of their Mosaic Merger Entity Interests to the Operating Partnership for U.S. federal income tax purposes. Each Interest Holder is expected to recognize gain or loss as a result of the Mergers measured by the difference, if any, between the fair market value of the consideration received by it at Closing and such Interest Holder’s basis in the Mosaic Merger Entity Interests at the time of Closing. As part of the consent that the Mosaic Manager is seeking from the members and partners, as applicable, of MREC, MREC TE and MREC Offshore, the investors will be asked to consent to the treatment of the Mergers as a sale of their Mosaic Merger Entity Interests to the Operating Partnership. Such treatment will give an Interest Holder the flexibility to determine whether or not to apply the installment method to the receipt of the CERs, as described below, if gain is recognized by the investor as a result of the Mergers, and will be deemed to be approved by an Interest Holder through “negative consent” if the Interest Holder does not proactively elect against such sale treatment. The merger consideration to be provided to the Interest Holders will consist of Class B Common Stock, CERs, and cash received in the Mergers in lieu of fractional shares. Interest Holders of the Mosaic Merger Entities may need to sell shares of the Class B Common Stock or raise cash from other sources to pay any tax obligations resulting from the Mergers. Consideration provided under the terms of CERs is intended to be treated for U.S. federal income tax purposes as contingent consideration that will be considered received by, and taxable to, the Interest Holders if and when received pursuant to the installment method of Section 453 of the Code, except to the extent that an Interest Holder elects out of the installment method, in which case such Interest Holder will be taxed on the full fair market value of the CER consideration at the time of the Closing. Following the Closing Date, the Mosaic Manager will provide Interest Holders with information relating to the valuation of the consideration, including the CERs, at the time of the Closing. An Interest Holder is not expected to recognize gain or loss upon the conversion of its Class B Common Stock to Common Stock. Ready Capital and the Mosaic Manager anticipate that the Mergers will have no material U.S. federal income tax consequences to Ready Capital and its stockholders who do not own interests in any of the Mosaic Merger Entities.

The tax consequences to you of the Mergers will depend on your own situation. You should consult your tax advisor for a full understanding of the tax consequences to you (including the application and effect of any state, local or non-U.S. income and other tax laws) of the Mergers.
For more information regarding the tax consequences of the Mergers, please see “Certain Material U.S. Federal Income Tax Consequences — Certain Material U.S. Federal Income Tax Consequences of the Mergers” beginning on page 136 and “Certain Material U.S. Federal Income Tax Consequences — Certain Material U.S. Federal Income Tax Consequences of the Combined Company” beginning on page 139.
Q:
How can I obtain additional information?

A:
Ready Capital files annual, quarterly and current reports, proxy statements and other information with the SEC. Ready Capital’s filings with the SEC may be accessed on the Internet at http://www.sec.gov. Copies of the documents filed by Ready Capital with the SEC will be available free of charge on Ready Capital’s website at https://www.readycapital.com/ or by contacting Ready Capital Investor Relations at InvestorRelations@readycapital.com or at 212-257-4666. The information provided on Ready Capital’s website is not part of this proxy statement/prospectus and is not incorporated by reference into this proxy statement/prospectus. If you are a partner, member or other investor in the Mosaic Funds and have any questions about the Transactions or the Mosaic Funds Consent Solicitations, you should contact: investorinquiry@mosaicrei.com.

For a more detailed description of the information available and information incorporated by reference, please see “Where You Can Find More Information and Incorporation by Reference” on page 203.

Q:
Where can I find the voting results of the Ready Capital Special Meeting?

A:
The preliminary voting results will be announced at the Ready Capital Special Meeting. In addition, within four business days following certification of the final voting results, Ready Capital will file the final voting results with the SEC on a Current Report on Form 8-K.

Q:
What else do I need to do now?

A:
You are urged to read this proxy statement/prospectus carefully and in its entirety, including its annexes and the information incorporated by reference herein, and to consider how the Transactions affect you.

Ready Capital Stockholders
Even if you plan to attend the Ready Capital Special Meeting virtually, please authorize a proxy to vote your shares by voting via the Internet, telephone or by completing, signing, dating and returning the enclosed proxy card. You can also attend the Ready Capital Special Meeting virtually over the internet and vote, or change your prior proxy authorization. If you hold your shares in “street name” through a bank, broker or other nominee, then you should have received this proxy statement/prospectus from that nominee, along with that nominee’s proxy card which includes voting instructions and instructions on how to change your vote. Please see the question “How do I vote at the Ready Capital Special Meeting?” on page 9.
Investors in the Mosaic Funds
The Mosaic Manager recommends that each member of MREC consent to the MREC Merger, that each member of MREC TE consent to the MREC TE Merger and that each partner of MREC Offshore consent to the MREC IIS Merger. Please carefully review the Consent Form and follow the instructions included therein.
Q:
Who can answer my questions?

A:
If you are a Ready Capital stockholder and have any questions about the Transactions, the matters to be voted on at the Ready Capital Special Meeting, how to submit your proxy, or need additional copies of this proxy statement/prospectus, the enclosed proxy card or voting instructions, you should contact Mackenzie Partners, Ready Capital’s proxy solicitor at:

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018
(800) 322-2885 (Toll-free)
proxy@mackenziepartners.com
If you are a partner, member or other investor in the Mosaic Funds and have any questions about the Transactions or the Mosaic Funds Consent Solicitations, you should contact investorinquiry@mosaicrei.com.

SUMMARY
The following summary highlights selected information in this proxy statement/prospectus and may not contain all the information that may be important to you with respect to the Merger Agreement, the Transactions, the Ready Capital Special Meeting or the Mosaic Funds Consent Solicitations. Accordingly, you are encouraged to read this proxy statement/prospectus, including its annexes and the information incorporated by reference herein, carefully and in its entirety. Each item in this summary includes a page reference directing you to a more complete description of that topic. See also “Where You Can Find More Information and Incorporation by Reference” on page 203.
The Companies
Ready Capital Corporation (Page 55)
Ready Capital Corporation
1251 Avenue of the Americas
50th Floor
New York, New York 10020
(212) 257-4600
Ready Capital is a multi-strategy real estate finance company that originates, acquires, finances and services commercial (“SBC”) loans, Small Business Administration (“SBA”) loans, residential mortgage loans, and to a lesser extent, mortgage-backed securities (“MBS”) collateralized primarily by SBC loans, or other real estate-related investments. Ready Capital’s loans generally range in original principal amounts up to $35 million and are used by businesses to purchase real estate used in their operations or by investors seeking to acquire small multi-family, office, retail, mixed use or warehouse properties. Ready Capital’s acquisition and origination platforms consist of four operating segments: loan acquisitions, SBC originations, small business lending and residential mortgage banking. Ready Capital is externally managed and advised by the Ready Capital Manager, an investment advisor registered with the SEC under the Investment Advisors Act of 1940, as amended.
Ready Capital is a Maryland corporation that elected to be taxed as a REIT for U.S. federal income tax purposes commencing with its taxable year ended December 31, 2011. As long as Ready Capital qualifies as a REIT, Ready Capital is generally not subject to U.S. federal income tax on its net taxable income to the extent that Ready Capital annually distributes all of its net taxable income to stockholders. Certain of Ready Capital’s assets that produce non-qualifying income are held in taxable REIT subsidiaries (“TRSs”). Unlike other subsidiaries of a REIT, the income of a TRS is subject to federal and state income taxes. Ready Capital is organized in a traditional umbrella partnership REIT (“UpREIT”) format pursuant to which Ready Capital serves as the sole general partner of and conducts substantially all of its business through the Operating Partnership, which serves as Ready Capital’s operating partnership subsidiary. Ready Capital also intends to operate its business in a manner that will permit it to be excluded from registration as an investment company under the Investment Company Act.
Ready Capital’s objective is to provide attractive risk-adjusted returns to its stockholders, primarily through dividends and secondarily through capital appreciation.
The Common Stock is listed on the NYSE, trading under the symbol “RC.”
Ready Capital’s principal executive offices are located at 1251 Avenue of the Americas, 50th Floor, New York, New York 10020, and its telephone number is (212) 257-4600.
RC Mosaic Sub, LLC (Page 56)
RC Mosaic Sub, LLC
1251 Avenue of the Americas
50th Floor
New York, New York 10020
(212) 257-4600

Merger Sub is a Delaware limited liability company that was formed on October 22, 2021 solely for the purpose of effecting the Mergers. Pursuant to the Merger Agreement, subject to the satisfaction of the closing conditions set forth in the Merger Agreement with respect to each Merger, each of MREC, MREC TE and MREC IIS will merge with and into Merger Sub, with Merger Sub continuing as the Surviving Company of each Merger. Merger Sub has not conducted any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement.
Mosaic Funds (Page 56)
4500 Park Granada, Suite 204
Calabasas, CA 91302
(310) 929-4600
The Mosaic Funds were organized for the purpose of originating or acquiring short term loans collateralized by real estate, with a loan-to-value (“LTV”) ratio not to exceed 70%. In addition to owning first mortgage interests, the Mosaic Funds may invest in other forms of debt exposure through joint ventures or other structured finance products such as mezzanine debt, preferred equity, or exchange listed, liquid mortgage REIT securities. The Mosaic Funds may utilize leverage, and under normal market conditions this leverage will not exceed 25% of the Mosaic Funds’ net asset value (“NAV”), determined at the time such leverage is secured. The Mosaic Manager is the manager or general partner, as applicable, of each Mosaic Fund. The Mosaic Manager is an investment advisor registered with the SEC under the Investment Advisors Act.
The primary goal of the Mosaic Funds is to create stable and predictable cash flow with a high level of principal protection. The short-term maturities of the Mosaic Funds’ investments, with most maturities expected to be less than or equal to three years plus extensions, seek to protect investors against inflation and the prospect of rising interest rates.
MREC and MREC TE are each a Delaware limited liability company. MREC Offshore is a Cayman Islands exempted limited partnership. Each Mosaic Fund intends to operate its business in a manner that will permit it to be excluded from registration as an investment company under the Investment Company Act.
The Mosaic Manager’s principal executive offices are located at 4500 Park Granada, Suite 204, and its telephone number is (310) 929-4600.
The Combined Businesses (Page 58)
Upon completion of the Transactions, Ready Capital will remain a publicly traded corporation focused on acquiring, originating, managing, servicing and financing primarily SBC, SBA and residential loans. Upon completion of the Transactions (assuming all three of the Mergers are consummated), Ready Capital is expected to have a pro forma common equity market capitalization of approximately $1.63 billion based on the $14.26 per share closing price of Common Stock on February 4, 2022 (treating for these purposes the Class B Common Stock issued in the Mergers and the outstanding shares of Common Stock as of immediately prior to Closing as a single class). Following the completion of the Transactions, Ready Capital will continue to be externally managed by the Ready Capital Manager.
The combined business will continue to be operated through Ready Capital and its subsidiaries, which will include the Surviving Company and its subsidiaries.
The Common Stock of the Combined Company will continue to be listed on the NYSE, trading under the symbol “RC.” The Class B Common Stock issued as consideration in the Mergers will not be listed on the NYSE or any other securities exchange. However, the shares of Class B Common Stock issued in the Mergers will automatically convert, on a one-for-one basis, into an equal number of shares of Common Stock in accordance with the terms of the Articles Supplementary.
Ready Capital’s principal executive offices will remain located at 1251 Avenue of the Americas, 50th Floor, New York, New York 10020, and its telephone number will be (212) 257-4600.

The Transactions
The Merger Agreement (Page 115)
Ready Capital, the Operating Partnership, Merger Sub, the Mosaic Merger Entities and the other Mosaic Parties have entered into the Merger Agreement attached as Annex A to this proxy statement/prospectus, which is incorporated herein by reference. Ready Capital and the Mosaic Manager encourage you to carefully read the Merger Agreement in its entirety because it is the principal document governing the Mergers and the other Transactions contemplated by the Merger Agreement.
The Mergers (Page 115)
Pursuant to the Merger Agreement, subject to the satisfaction of the closing conditions set forth in the Merger Agreement with respect to each Merger, each of MREC, MREC TE and MREC IIS will merge with and into Merger Sub, with Merger Sub continuing as the Surviving Company of each Merger and a wholly owned subsidiary of the Operating Partnership.
Immediately upon completion of the Mergers, assuming the completion of all three Mergers and treating the Class B Common Stock to be issued in the Mergers and the outstanding shares of Common Stock as of immediately prior to Closing as a single class, the continuing Ready Capital stockholders as of immediately prior to Closing are expected to own in the aggregate approximately 73.4% of the Combined Company’s outstanding shares of common stock on a fully diluted basis, and Interest Holders as of immediately prior to Closing are expected to own in the aggregate the remaining approximately 26.6%, based on the number of issued and outstanding shares of Common Stock and assuming the issuance of an aggregate of 30,485,797 shares of Class B Common Stock in the Mergers. The exact equity stake of Ready Capital stockholders and Interest Holders in the Combined Company immediately following the Mergers will depend on, among other factors, the number of shares of Common Stock and Class B Common Stock issued and outstanding immediately prior to the Mergers and whether all of the Mergers are consummated. Following the Closing, the Combined Company will retain the name “Ready Capital Corporation” and will continue to be listed on the NYSE, and its common stock will continue to trade under the symbol “RC.”
Consideration for the Mergers (Page 116)
Overview
Pursuant to the terms and conditions of the Merger Agreement, at the Effective Time, the outstanding MREC Units, MREC TE Units and MREC IIS Interests (excluding any membership or partnership interests held by the Mosaic Manager or Mosaic Special Member) will be automatically cancelled and retired and converted into the right to receive (i) shares of the Class B Common Stock, (ii) CERs and (iii) cash consideration in lieu of any fractional shares of Class B Common Stock (based upon the average of the volume weighted average prices of one share of Common Stock for the five consecutive trading days immediately prior to the Closing).
The aggregate number of shares of Class B Common Stock to be issued in the Mergers (assuming all of the Mergers are consummated) will equal the quotient of: (i) the sum of (w) the Mosaic Adjusted Book Value, plus, (x) the Recorded Adjustment minus (y) the Discount Amount, plus (z) the Adjustment Amount; divided by (ii) the Ready Capital Adjusted Book Value Per Share.
Pursuant to the terms and condition of the Merger Agreement:
(i)
at the MREC Effective Time, (a) any membership interests (including any profits interests) in MREC held by the Mosaic Manager or Mosaic Special Member will be canceled for no consideration, and (b) each other MREC Unit will be converted into the right to receive (1)  a number of shares of Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock and Class B-4 Common Stock equal in each case to 25% of the MREC Exchange Rate, (2) a number of CERs equal to the number of shares of Class B Common Stock issued, and (3) cash in lieu of any fractional shares of Class B Common Stock as set forth in the Merger Agreement;

(ii)
at the MREC TE Effective Time, (a) any membership interests (including any profits interests) in MREC TE held by the Mosaic Manager or Mosaic Special Member will be canceled for no consideration, and (b) each other MREC TE Unit will be converted into the right to receive (1)  a number of shares of Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock and Class B-4 Common Stock equal in each case to 25% of the MREC TE Exchange Rate, (2) a number of CERs equal to the number of shares of Class B Common Stock issued, and (3) cash in lieu of any fractional shares of Class B Common Stock as set forth in the Merger Agreement; and

(iii)
at the MREC IIS Effective Time, (a) any partnership interests(including any profits interests) in MREC IIS held by the Mosaic Manager or Mosaic Special Member will be canceled for no consideration, and (b) each other MREC IIS Interest will be converted into the right to receive (1) a number of shares of Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock and Class B-4 Common Stock equal in each case to 25% of the MREC IIS Exchange Rate, (2) a number of CERs equal to the number of shares of Class B Common Stock issued, and (3) cash in lieu of any fractional shares of Class B Common Stock as set forth in the Merger Agreement.

Class B Common Stock
The terms of the Class B Common Stock issued in the Mergers will be designated by Articles Supplementary to be filed by Ready Capital prior to the Closing. The Class B Common Stock will rank equally with the Common Stock and will have identical preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption as the Common Stock (except that the newly issued Class B Common Stock will not be listed on the NYSE). All provisions of the Ready Capital Charter applicable to the Common Stock will apply to the Class B Common Stock.
All of the outstanding shares of Class B-1 Common Stock will automatically convert, on a one-for-one basis, into an equal number of shares of Common Stock on the first business day following the 91st calendar day following the date that the Articles Supplementary become effective. All of the outstanding shares of Class B-2 Common Stock will automatically convert, on a one-for-one basis, into an equal number of shares of Common Stock on the first business day following the 182nd calendar day following the date that the Articles Supplementary become effective. All of the outstanding shares of Class B-3 Common Stock will automatically convert, on a one-for-one basis, into an equal number of shares of Common Stock on the first business day following the 273rd calendar day following the date that the Articles Supplementary become effective. All of the outstanding shares of Class B-4 Common Stock will automatically convert, on a one-for-one basis, into an equal number of shares of Common Stock on the first business day following the 365th calendar day following the date that the Articles Supplementary become effective. Notwithstanding the foregoing, the Ready Capital Board may establish an earlier date for any such conversion. No fractional shares of Common Stock will be issued upon conversion of the Class B Common Stock and each holder of shares of Class B Common Stock, otherwise entitled to fractional shares of Common Stock, will be entitled to receive in lieu thereof cash in an amount equal to the product of the fraction of a share of Common Stock multiplied by the closing trading price per share of Common Stock on such date as reported by the NYSE.
CERs
The CERs issued in the Mergers are governed by the terms of the CER Agreement. The CER Agreement will provide that if, as of the Revaluation Date, the (i) sum of the updated fair value of the Covered Portfolio (as adjusted on or prior to the Revaluation Date per the CER Agreement), less all advances made by the Ready Capital Parties on such assets, plus all principal payments, return of capital and liquidation proceeds received by Ready Capital Parties on such assets (all as calculated per the CER Agreement) exceeds (ii) the initial discounted fair value of the acquired portfolio (taking into account the Discount Amount) (the amount of any such excess, the “Valuation Excess”), then Ready Capital will issue to the CER holders, with respect to each CER, a number of shares of Common Stock equal to: (x) 90% of the lesser of the Valuation Excess and the Discount Amount, divided by the number of initially issued CERs (assuming consummation of all three Mergers), divided by the Ready Capital Share Value, with cash being paid in lieu of any fractional shares of Common Stock otherwise due to such holder, based upon the Ready Capital Share Value.
Assuming that all of the Mergers are consummated, Ready Capital expects (i) approximately 30,485,797 shares of Class B Common Stock (consisting of an equal number of shares of each of the four classes of Class B Common Stock) and (ii) approximately 30,485,797 CERs will be issued in connection with the Mergers.
Up to an estimated 7,873,810 shares of Common Stock may be issued pursuant to the CERs pursuant to the terms of the CER Agreement, assuming that all of the Mergers are consummated.
The Mosaic Manager is also entitled to receive compensation in the form of OP Units upon the Closing pursuant to the Exchange Agreement and will be entitled to receive certain additional fees and compensation in the form of OP Units following the Closing pursuant to the Services Agreement.
Recommendation of the Ready Capital Board and Its Reasons for the Transactions (Page 88)
On November 3, 2021, following careful consideration, the Ready Capital Board unanimously (i) determined that the Merger Agreement, the Mergers and the other Transactions contemplated in the Merger Agreement are in the best interests of Ready Capital and its stockholders, (ii) approved the Merger Agreement and the Transactions, (iii) directed that the Common Stock Issuance Proposal be submitted to the holders of the Common Stock for consideration at the Ready Capital Special Meeting, and (iv) resolved to recommend, in accordance with and subject to the provisions of the Merger Agreement, that the holders of Common Stock approve the Common Stock Issuance Proposal.
Certain factors considered by the Ready Capital Board in reaching its decision to authorize, approve and adopt the Merger Agreement, the Merger and the other Transactions contemplated by the Merger Agreement can be found in the section entitled “The Transactions — Recommendation of the Ready Capital Board and Its Reasons for the Transactions” beginning on page 88. The Ready Capital Board unanimously recommends that Ready Capital stockholders vote “FOR” the Common Stock Issuance Proposal and “FOR” the Adjournment Proposal.
Recommendation of the Mosaic Manager and Its Reasons for the Transactions (Page 85)
The Mosaic Manager recommends that each member of MREC consent to the MREC Merger, that each member of MREC TE consent to the MREC TE Merger and that each partner of MREC Offshore consent to the MREC IIS Merger, all in accordance with the terms of the Consent Form delivered to each member or partner in each Mosaic Fund.
Certain factors considered by the Mosaic Manager in reaching its decision to recommend that the members and partners in the Mosaic Funds consent to the Mergers can be found in the section entitled “The Transactions — Recommendation of the Mosaic Manager and Its Reasons for the Transactions” beginning on page 85.
Summary of Risk Factors Related to the Transactions (Page 41)
You should carefully consider the following important risks, together with all of the other information included in this proxy statement/prospectus and the risks related to the Transactions and the related transactions described under the section “Risk Factors” beginning on page 41, before deciding how to vote:
•
The Transactions are subject to a number of conditions which, if not satisfied or waived in a timely manner, would delay the Transactions or adversely impact Ready Capital’s and the Mosaic Parties’ ability to complete the Transactions.

•
Failure to consummate the Transactions as currently contemplated or at all could adversely affect the price of the Common Stock and the future business and financial results of Ready Capital or the Mosaic Parties.

•
The Merger Agreement contains provisions that could discourage a potential competing acquirer of either Ready Capital or any Subject Company or Mosaic Offshore Entity or could result in any competing acquisition proposal being at a lower price than it might otherwise be.

•
The pendency of the Transactions could adversely affect the business and operations of Ready Capital or the Mosaic Parties.

•
The market value of Common Stock issued upon the automatic conversion of the shares of Class B Common Stock issued in the Mergers will fluctuate based on the trading price of Common Stock.

•
The Common Stock Issuance is subject to Ready Capital stockholder approval.

•
The members and other investors of MREC must approve the MREC Merger, the members and other investors of MREC TE must approve the MREC TE Merger and the partners and other investors of MREC Offshore must approve the MREC IIS Merger.

•
The voting power of Ready Capital stockholders will be diluted by the Mergers.

•
If the Effective Time does not occur by the End Date, either Ready Capital or the Mosaic Manager may terminate the Merger Agreement.

•
The shares of Class B Common Stock issued in the Mergers will automatically convert on a one-for-one basis into shares of Common Stock in four equal installments in accordance with the Articles Supplementary over the period ending on the first business day following the 365th calendar day following the date that the Articles Supplementary became effective, provided that the Ready Capital Board may establish an earlier date for any such conversion, and there will be no active secondary market for such shares of Class B Common Stock.

•
The CERs issued in connection with the Mergers are not transferrable by the holders thereof and the value, if any, of the CERs is contingent upon the performance of the Covered Portfolio and subject to the terms and conditions of the CER Agreement.

•
The market price of the Common Stock may decline as a result of the Transactions and the market price of the Common Stock after the consummation of the Transactions may be affected by factors different from those affecting the price of the Common Stock before the Transactions.

•
Shares of Class B Common Stock issued in the Mergers will have different rights from membership, partnership or other ownership interests in the Mosaic Funds.

•
The Mosaic Manager may have interests in the Transactions that are different from, or in addition to, the interests of the members, partners and other investors in the Mosaic Funds.

•
A lawsuit has been filed against Ready Capital and the Ready Capital Board challenging the adequacy of public disclosures related to the Mergers. An adverse judgment in any litigation challenging the Mergers or any of the other Transactions may prevent the Transactions from closing or from closing within the expected timeframe.

•
Following the Transactions, the Combined Company may be unable to realize the anticipated synergies or other expected benefits of the Transactions on the anticipated timeframe or at all.

•
Following the Transactions, the Combined Company may not pay dividends at or above the rate currently paid by Ready Capital or the Mosaic Funds.

•
The Combined Company will have a significant amount of indebtedness and may need to incur more in the future.

•
The Combined Company is expected to incur substantial expenses related and unrelated to the Transactions.

•
The historical and unaudited pro forma condensed combined financial information included elsewhere in this proxy statement/prospectus may not be representative of the Combined Company’s results after the Transactions, and accordingly, you have limited financial information on which to evaluate the Combined Company following the Transactions.

•
The Mergers will be taxable to the members and partners of the Mosaic Merger Entities; however, the members and partners of the Mosaic Merger Entities will not receive cash (other than de minimis amounts) with which to pay any taxes.

•
The Combined Company may incur adverse tax consequences if certain of the Subject Companies have failed or fail to qualify as a REIT for U.S. federal income tax purposes.

•
Investment in the Combined Company’s stock has various tax risks.

•
The Combined Company will be subject to the unique risks related to integrating a constructing lending platform into its existing operations and the origination and ownership of construction loans, which are subject to additional risks as compared to loans secured by existing structures or land.

•
The COVID-19 pandemic has caused severe disruptions in the U.S. and global economy and to the businesses of Ready Capital and the Mosaic Parties, and may have an adverse impact on the performance, financial condition and results of operations of the Combined Company.

The Ready Capital Special Meeting
•
Date, Time and Place.   The Ready Capital Special Meeting will be held over the Internet on March 14, 2022 at 9:00 a.m., Eastern Time.

•
Purpose.   At the Ready Capital Special Meeting, Ready Capital stockholders will be asked to consider and vote upon the Common Stock Issuance Proposal and the Adjournment Proposal.

•
Record Date; Voting Rights.   Ready Capital stockholders at the close of business on February 3, 2022 are entitled to vote at the Ready Capital Special Meeting and any postponement or adjournment thereof. Each holder of Common Stock on the Ready Capital Record Date is entitled to one vote per share of Common Stock.

•
Quorum.   The presence, virtually or by proxy, of the holders of shares of Common Stock entitled to cast a majority of all votes entitled to be cast at the Ready Capital Special Meeting, will constitute a quorum at the Ready Capital Special Meeting. Abstentions will be counted for the purpose of determining a quorum.

•
Required Vote.   Approval of the Common Stock Issuance Proposal requires the affirmative vote of a majority of the votes cast on the matter by holders of outstanding shares of Common Stock, provided a quorum is present. Approval of the Adjournment Proposal also requires the affirmative vote of a majority of the votes cast on the matter by holders of outstanding shares of Common Stock, provided a quorum is present.

As of the close of business on the Ready Capital Record Date, directors and executive officers of Ready Capital and certain funds managed or advised by the Ready Capital Manager and its affiliates owned an aggregate of 14,483,670 shares of Common Stock entitled to vote at the Ready Capital Special Meeting. Ready Capital currently expects that Ready Capital’s directors and executive officers and certain funds managed or advised by the Ready Capital Manager and its affiliates will vote their shares of Common Stock “FOR” the Common Stock Issuance Proposal and “FOR” the Adjournment Proposal, although none of them are obligated to do so.
Your vote as a Ready Capital stockholder is very important. Accordingly, please sign and return the enclosed proxy card whether or not you plan to attend the Ready Capital special meeting virtually.
The Mosaic Funds Consent Solicitations (Page 78)
The closing of the MREC Merger is conditioned on approval of the MREC Merger by the members of MREC, the closing of the MREC TE Merger is conditioned on approval of the MREC TE Merger by the members of MREC TE, and the closing of the MREC IIS Merger is conditioned on approval of the MREC IIS Merger by the partners of MREC Offshore. Further, it is a condition to the closing of each of the MREC TE Merger and MREC IIS Merger that the MREC Merger is consummated prior to or concurrently with the MREC TE Merger and the MREC IIS Merger. As a result, if the investors in MREC do not consent to the MREC Merger or any of the other conditions to the closing of the MREC Merger are not satisfied (or waived), then none of the Mergers will be closed (even if the investors in MREC TE and MREC Offshore provide the requisite consent to such Mergers).
The Mosaic Manager is seeking the consent of the members and partners, as applicable, of MREC, MREC TE and MREC Offshore, to the Mergers. The investors in each Mosaic Fund will consent to the applicable Merger separately. A Merger will be deemed to be approved by the investors of the applicable Mosaic Fund through “negative consent” so long as a majority of the outstanding units of such Mosaic Fund that are eligible to vote (excluding any units held by certain affiliates of the Mosaic Manager) do not formally object to the Merger. As a result, if an investor approves of the proposed Merger, then no action on such investor’s part is necessary. The consent process is described more fully in the Consent Form that will be delivered to each investor in the Mosaic Funds and in each Mosaic Fund’s applicable governing document (i.e., operating agreement or limited partnership agreement).
The Mosaic Manager recommends that each member of MREC consent to the MREC Merger, that each member of MREC TE consent to the MREC TE Merger and that each partner of MREC Offshore consent to the MREC IIS Merger.
Opinion of Ready Capital’s Financial Advisor (Page 90)
Ready Capital retained Wells Fargo as financial advisor to Ready Capital in connection with a potential acquisition of the Mosaic Merger Entities. On November 3, 2021, Wells Fargo rendered its oral opinion to the Ready Capital Board, which was subsequently confirmed in writing by delivery of Wells Fargo’s written opinion dated the same date, that, as of November 3, 2021, and based upon and subject to the procedures followed, assumptions made, matters considered and limitations and qualifications on the review undertaken by Wells Fargo in preparing its opinion, the aggregate number of shares of the Class B Common Stock that the Ready Capital Board advised Wells Fargo would be issued to the equity holders of the Mosaic Merger Entities (except for the Mosaic Manager and the Mosaic Special Member), 30.344 million shares, in exchange for all of the outstanding equity interests of each of the Mosaic Merger Entities (except for any equity interests in the Mosaic Merger Entities held by the Mosaic Manager and the Mosaic Special Member, which will be cancelled for no consideration) pursuant to the Merger Agreement was fair, from a financial point of view, to Ready Capital.
Wells Fargo’s opinion was for the information and use of the Ready Capital Board (in its capacity as such) in connection with its evaluation of the Mergers. Wells Fargo’s opinion only addressed the fairness, from a financial point of view, to Ready Capital, of the merger consideration to be paid to the equity holders of the Mosaic Merger Entities in the Mergers and did not address any other aspect or implication of the Mergers. The summary of Wells Fargo’s opinion in this proxy statement/prospectus is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this proxy statement/prospectus and sets forth the procedures followed, assumptions made, matters considered and limitations and qualifications on the review undertaken by Wells Fargo in connection with the preparation of its opinion. However, neither Wells Fargo’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement/prospectus is intended to be, and they do not constitute, advice or a recommendation to the Ready Capital Board or any stockholder of Ready Capital or any other person as to how such holder should vote or act on any matter relating to the Mergers. For a description of the opinion that the Ready Capital Board received from Wells Fargo, see the section entitled “The Transactions — Opinion of Ready Capital’s Financial Advisor” beginning on page 90.
Opinion of the Mosaic Manager’s Financial Advisor (Page 97)
The Mosaic Manager retained Wedbush Securities as financial advisor to the Mosaic Funds for the proposed Mergers. On October 31, 2021, Wedbush Securities delivered to the Mosaic Manager its verbal opinion, followed by its written opinion dated as of November 1, 2021, as to the fairness, as of such date, from a financial point of view, of the aggregate consideration to be received by the Interest Holders pursuant to the Merger Agreement, based upon and subject to the qualifications, assumptions and other matters considered in connection with the preparation of its opinion.
Wedbush Securities’ opinion was provided to the Mosaic Manager for its information in connection with, and for the purposes of, its consideration of the Mergers and its opinion only addresses whether the aggregate merger consideration to be received by the Interest Holders pursuant to the Merger Agreement was fair, from a financial point of view, to such Interest Holders. Wedbush Securities’ opinion did not address any other terms, aspects or implications of the Merger Agreement or the Mergers contemplated thereby including, without limitation, the relative merits of the proposed Mergers and related Transactions as compared to alternative transactions or strategies that might be available to the Mosaic Funds or the underlying business decision of the Mosaic Manager or Mosaic Funds to proceed with the proposed Mergers and related Transactions. The summary of Wedbush Securities’ opinion in this proxy statement/prospectus is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex C to this proxy statement/prospectus and sets forth the procedures followed, assumptions made, matters considered and limitations and qualifications on the review undertaken by Wedbush Securities in connection with the preparation of its opinion. For a description of the opinion that the Mosaic Manager received from Wedbush Securities, see the section entitled “The Transactions — Opinion of the Mosaic Manager’s Financial Advisor” beginning on page 97.
Directors and Management of Ready Capital After the Transactions (Page 111)
Upon the Closing, the size of the Ready Capital Board will be increased by one member and Julius W. Erving, the designee of the Mosaic Manager, will be appointed to the Ready Capital Board to fill the resulting vacancy on the Ready Capital Board, provided that Mr. Erving’s appointment to the Ready Capital Board will be subject to the approval of the Ready Capital Board prior to the Closing. In the event that Mr. Erving is unable or unwilling to serve as a member of the Ready Capital Board, then the Mosaic Manager will designate a substitute for Mr. Erving no later than five business days prior to the Closing, who will also be subject to the approval of the Ready Capital Board. Each of the other members of the Ready Capital Board immediately prior to the Closing will continue as members following the Closing.
Each of the executive officers of Ready Capital immediately prior to the Closing will continue as an executive officer of the Combined Company following the Closing.
Interests of Ready Capital’s Directors and Executive Officers in the Transactions (Page 109)
In considering the recommendation of the Ready Capital Board to approve the Common Stock Issuance, Ready Capital stockholders should be aware that directors and executive officers of Ready Capital have certain interests in the Transactions that may be different from, or in addition to, the interests of Ready Capital stockholders generally and that may present actual or potential conflicts of interests. The Ready Capital Board was aware of these interests and considered them, among other matters, in reaching its decision to approve the Merger Agreement and the Transactions contemplated thereby.
Ready Capital will continue to be managed by the Ready Capital Manager under the terms of the Ready Capital Management Agreement. Under the Ready Capital Management Agreement, the Ready Capital Manager provides the day-to-day management of Ready Capital’s business, including providing Ready Capital with its executive officers and all other personnel necessary to support its operations. In exchange for its services, Ready Capital pays the Ready Capital Manager a management fee as well as reimburses the Ready Capital Manager for certain expenses incurred by it and its affiliates in rendering management services to Ready Capital. Certain directors and executive officers of Ready Capital are partners and employees of the Ready Capital Manager.
Pursuant to the Ready Capital Management Agreement, Ready Capital pays the Ready Capital Manager a management fee calculated and payable quarterly in arrears equal to 1.5% per annum of its stockholders’ equity (as defined in the Ready Capital Management Agreement) up to $500 million and 1.0% per annum of its stockholders’ equity in excess of $500 million. Pursuant to the Ready Capital Management Agreement Amendment, the management fee payable to the Ready Capital Manager was reduced by $1,000,000 per fiscal quarter for each of the first four full fiscal quarters following March 19, 2021. Following the Transactions, Ready Capital stockholders’ equity will include the additional equity attributable to the acquisition of the Subject Companies, thus the amount of the management fees payable to the Ready Capital Manager will also increase, which gives the Ready Capital Manager (and therefore, Ready Capital’s management), an incentive, not shared by Ready Capital stockholders, to negotiate and effect the Transactions, possibly on terms less favorable to Ready Capital than would otherwise have been achieved.

The Ready Capital Management Agreement was negotiated between related parties, and the terms, including fees and other amounts payable, may not be as favorable to Ready Capital as if they had been negotiated with an unaffiliated third party.
For additional information, see “The Transactions — Interests of Ready Capital’s Directors and Executive Officers in the Transactions” beginning on page 109.
Interests of the Mosaic Manager and its Affiliates in the Transactions (Page 110)
In considering the Mosaic Funds Consent Solicitations, the members, partners and other investors in the Mosaic Funds should be aware that the Mosaic Manager and its affiliates have interests in the Transactions that may be different from, or in addition to, the interests of investors in the Mosaic Funds generally and that may present actual or potential conflicts of interests, including those described below.
Exchange Agreement
The Exchange Agreement was executed in connection with the Merger Agreement. Pursuant to the Exchange Agreement, in exchange for termination of the future right of the Mosaic Manager or the Mosaic Special Member to receive future incentive compensation from the Mosaic Merger Entities, the Operating Partnership agreed, effective as of the Effective Time, to issue to the Mosaic Manager a number of newly issued OP Units (assuming the consummation of all three Mergers), equal to (i) 4.0% of the Mosaic Adjusted Book Value (plus or minus the Adjustment Amount), divided by (ii) the Ready Capital Adjusted Book Value per Share. Such OP Units will be redeemable by the Mosaic Manager for shares of Common Stock or cash, in the discretion of Ready Capital as the general partner of the Operating Partnership, in accordance with the terms and conditions of the limited partnership agreement of the Operating Partnership, provided that the Mosaic Manager has agreed not to exercise any redemption rights with respect to such OP Units for a period of 365 days after the Closing Date.
In addition, pursuant to the Exchange Agreement, immediately following the Effective Time the Operating Partnership will pay the Mosaic Manager an amount in cash equal to the Closing Incentive Fee Amount and any unreimbursed expenses incurred by the Mosaic Manager or its affiliates required to be reimbursed by the Mosaic Merger Entities. The Closing Incentive Fee Amount and the reimbursement of such expenses will be deemed Mosaic Transaction Expenses for purposes of the Merger Agreement and taken into account in determining the Merger Consideration Amount. Mr. Ethan Penner beneficially owns and controls the Mosaic Manager.
Ready Capital expects approximately 1,450,000 OP Units to be issued to the Mosaic Manager pursuant to the Exchange Agreement, assuming that all of the Mergers are consummated and based upon (i) a Mosaic Adjusted Book Value of $531.1 million, (ii) an Adjustment Amount of $0 and (ii) a Ready Capital Adjusted Book Value per Share of $14.65.
For additional information, see “The Exchange Agreement” beginning on page 135.
Services Agreement
Pursuant to the Services Agreement, the Mosaic Manager will provide certain advisory services to Ready Capital and the Operating Partnership following the Transactions. As compensation for such services, the Mosaic Manager will be entitled to receive a monthly fee of $35,000 from Ready Capital. Ready Capital also will reimburse the Mosaic Manager for the reasonable out-of-pocket costs and expenses incurred by the Mosaic Manager or its affiliates in connection with the performance of the services.
Pursuant to the Services Agreement, the Mosaic Manager will also be entitled to receive the Performance Fee (if and to the extent earned) and a cash payment in lieu of any fractional OP Unit otherwise payable as part of the Performance Fee. The Performance Fee will be paid to the Mosaic Manager by the Operating Partnership within 30 days of its determination. The OP Units issued to the Mosaic Manager in payment of the Performance Fee will be redeemable by the Mosaic Manager for shares of Common Stock or cash, in the discretion of Ready Capital as the general partner of the Operating Partnership in accordance with the terms and conditions of the limited partnership agreement of the Operating Partnership, provided that the

Mosaic Manager has agreed not to exercise any redemption rights with respect to such OP Units for a period of 365 days after the four-year anniversary of the Closing. Mr. Ethan Penner beneficially owns and controls the Mosaic Manager.
Employment Agreements
Pursuant to the Exchange Agreement, within a reasonable period of time (but not less than 15 days) prior to the Closing, Ready Capital or its affiliate will offer employment to the employees of the Manager Parties (other than Mr. Ethan Penner), with such titles, job descriptions, compensation and other terms as such employees and Ready Capital (or its affiliate) may agree upon.
Ready Capital Board Membership
Upon the Closing, the size of the Ready Capital Board will be increased by one member and Julius W. Erving, the designee of the Mosaic Manager, will be appointed to the Ready Capital Board to fill the resulting vacancy on the Ready Capital Board, provided that Mr. Erving’s appointment to the Ready Capital Board will be subject to the approval of the Ready Capital Board prior to the Closing. In the event that Mr. Erving is unable or unwilling to serve as a member of the Ready Capital Board, then the Mosaic Manager will designate a substitute for Mr. Erving no later than five business days prior to the Closing, who will also be subject to the approval of the Ready Capital Board.
Continued Indemnification
Pursuant to the Merger Agreement, Ready Capital has agreed that all rights to indemnification and advancement of expenses for acts or omissions occurring prior to the closing of the current or former directors, managers or officers of any Subject Company will survive the Transactions and will continue in full force and effect in accordance with their current terms for six years from the Closing.
Conditions to Complete the Transactions (Page 130)
A number of conditions must be satisfied or, to the extent permitted by law, waived before the Transactions can be consummated. These include, among others:
•
the approval of the Common Stock Issuance Proposal by Ready Capital stockholders;

•
the approval of the MREC Merger by the members and other investors of MREC;

•
the approval of the MREC TE Merger by the members and other investors of MREC TE;

•
the approval of the MREC IIS Merger by the partners and other investors of MREC Offshore;

•
effectiveness of the registration statement on Form S-4, of which this proxy statement/prospectus constitutes a part, and no stop order suspending the effectiveness of the Form S-4 having been initiated or threatened by the SEC;

•
no injunction or law prohibiting the Transactions;

•
approval for listing on the NYSE of the shares of Common Stock to be issued in the Transactions, subject to official notice of issuance;

•
accuracy of each party’s representations, subject in most cases to materiality or material adverse effect qualifications;

•
consent of certain third party creditors and joint venture partners of the Mosaic Funds and their affiliates;

•
the absence of a material adverse effect on either Ready Capital or any Subject Company;

•
material performance and compliance with each party’s covenants;

•
the receipt of a tax opinion relating to the REIT status of Ready Capital; and

•
the receipt of tax opinions relating to the REIT status of each of certain of the Subject Companies.

It is a condition to the consummation of each of the MREC TE Merger and MREC IIS Merger that the MREC Merger is consummated prior to or concurrently with the MREC TE Merger and the MREC IIS Merger. As a result, if the Common Stock Issuance is not approved by the Ready Capital stockholders, the investors in MREC do not consent to the MREC Merger or any of the other conditions to the closing of the MREC Merger are not satisfied (or waived), then none of the Mergers will be closed (even if the investors in MREC TE and MREC Offshore provide the requisite consent to such Mergers).
Regulatory Approvals Required for the Transactions (Page 112)
Ready Capital and the Mosaic Manager are not aware of any material federal or state regulatory requirements that must be complied with, or approvals that must be obtained, in connection with the Mergers or the other Transactions contemplated by the Merger Agreement.
Listing of Common Stock (Page 114)
It is a condition to the completion of the Transactions that the shares of Common Stock issuable in connection with the Transactions (consisting of the shares of Common Stock issuable upon the conversion of the Class B Common Stock, pursuant to the terms of the CERs and upon the redemption of the OP Units issued to the Mosaic Manager as compensation pursuant to the Exchange Agreement and the Services Agreement) be approved for listing on the NYSE, subject to official notice of issuance.
Accounting Treatment (Page 112)
The Mergers will be accounted for as a business combination by the Combined Company in accordance with Accounting Standards Codification Topic 805, “Business Combinations,” which is referred to as ASC 805. In applying the acquisition method specified by ASC 805, it is necessary to identify the accounting acquirer, which may be different from the legal acquirer. Factors considered in identifying an accounting acquirer include, but are not limited to, the relative size of the merging companies, the relative voting interests of the respective stockholders after consummation of a merger, and the composition of senior management and the board after consummation of a merger. Based upon consideration of those factors, Ready Capital has been designated as the accounting acquirer, resulting in an acquisition of the Mosaic Funds. The assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of the Mosaic Funds will be recorded at their respective fair values at the date of the Mergers. The consideration transferred in a business combination is typically measured by reference to the fair value of equity issued or other assets transferred by the accounting acquirer. Accordingly, the fair value of the consideration transferred will be measured based on the aggregate number of shares of Class B Common Stock issued to the investors of the Mosaic Funds multiplied by the closing price of Common Stock on the day immediately preceding the Mergers. The fair value of the consideration will also include the market value of the CERs that will be issued to the investors of the Mosaic Funds. If the fair value of the consideration transferred exceeds the fair value of the net assets and liabilities acquired, the excess will be recorded as goodwill. Alternatively, if the fair value of the net assets and liabilities acquired exceeds the fair value of consideration transferred, the transaction could result in a bargain purchase gain. Consolidated financial statements of the Combined Company issued after the Mergers will reflect these fair value adjustments and the combined results of operations subsequent to the effective date of the Mergers. Because Ready Capital is designated as the accounting acquirer, its historical financial statements will become the historical financial statements of the Combined Company upon consummation of the Mergers.
See “Transactions — Accounting Treatment” on page 112.
Comparison of Rights of Ready Capital Stockholders and Investors in the Mosaic Funds (Page 184)
Investors in the Mosaic Funds will have different rights following the Transactions because they will hold, directly or indirectly, shares of Class B Common Stock (which will automatically convert into shares of Common Stock pursuant to the terms thereof) instead of membership or partnership interests, as applicable, in the Mosaic Funds, and there are differences between the governing documents of Ready Capital and the Mosaic Funds. For more information regarding the differences in rights of Ready Capital stockholders and investors in the Mosaic Funds, see “Comparison of Rights of Ready Capital Stockholders and Investors in the Mosaic Funds” beginning on page 184.

Appraisal Rights (Page 112)
No parties will be entitled to appraisal rights in connection with the Mergers or the other Transactions.
Proxy Solicitation
Proxies may be solicited by mail, telephone or in person. Ready Capital has engaged Mackenzie Partners to assist in the solicitation of proxies.
No Solicitation; Competing Proposals (Page 127)
From and after the date of the Merger Agreement until the Effective Time or if earlier, the termination of the Merger Agreement, each of Ready Capital and the Mosaic Parties will not, and will cause their respective subsidiaries and will instruct their respective representatives not to, among other things, directly or indirectly:
•
initiate, solicit or knowingly encourage the making of a Ready Capital Competing Proposal or a Mosaic Competing Proposal, as applicable (each as defined in “The Merger Agreement — No Solicitation; Competing Proposals” beginning on page 127);

•
engage in any discussions or negotiations with any person with respect to a Ready Capital Competing Proposal or a Mosaic Competing Proposal, as applicable;

•
furnish any non-public information regarding Ready Capital, the Operating Partnership or any subsidiary of Ready Capital, or the Subject Companies, as applicable, or access to the properties, assets or employees of Ready Capital, the Operating Partnership or any subsidiary of Ready Capital, or the Subject Companies, as applicable, to any person in connection with or in response to any Ready Capital Competing Proposal or a Mosaic Competing Proposal, as applicable; or

•
enter into any binding or nonbinding letter of intent or agreement in principle, or other agreement providing for a Ready Capital Competing Proposal or a Mosaic Competing Proposal (solely in the case of Ready Capital, other than certain confidentiality agreements).

Further, from and after the date of the Merger Agreement until the Effective Time or if earlier, the termination of the Merger Agreement, Ready Capital will not withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to the Mosaic Parties or the Subject Companies, the Ready Capital Board Recommendation, or publicly recommend the approval or adoption of, or publicly approve or adopt, any Ready Capital Competing Proposal (a “Ready Capital Change of Recommendation”).
Notwithstanding the restrictions set forth above, the Ready Capital Board may, at any time prior to the receipt of the required approval of the Common Stock Issuance by the Ready Capital stockholders, make a Ready Capital Change of Recommendation if, prior to taking such action, (i) the Ready Capital Board determines, after consultation with legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with the Ready Capital Board’s duties under applicable law and (ii) Ready Capital has given notice to the Mosaic Parties that Ready Capital intends to effect a Ready Capital Change of Recommendation (which notice will reasonably describe the reasons for such Ready Capital Change of Recommendation), and either (a) the Mosaic Parties have not proposed revisions to the terms and conditions of the Merger Agreement prior to the earlier to occur of the scheduled time for the meeting of the Ready Capital stockholders to consider approval of the Common Stock Issuance and the third business day after the date on which such notice is given to the Mosaic Parties, or (b) if the Mosaic Parties have proposed revisions to the terms and conditions of the Merger Agreement in a manner that would form a binding contract if accepted by Ready Capital, the Ready Capital Board, after consultation with its outside legal counsel, determines that such proposed changes do not eliminate the need for a Ready Capital Change of Recommendation and that the failure to make a Ready Capital Change in Recommendation would be reasonably likely to be inconsistent with the Ready Capital Board’s duties under applicable law.
See “The Merger Agreement — No Solicitation; Competing Proposals” beginning on page 127.

Termination of the Merger Agreement (Page 133)
The Merger Agreement may be terminated at any time before the Effective Time by the mutual written consent of Ready Capital and the Mosaic Manager.
The Merger Agreement may also be terminated prior to the Effective Time by either Ready Capital or the Mosaic Manager if:
•
any governmental entity of competent jurisdiction has issued a final and non-appealable order, decree, ruling or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Transactions, or if any law has been adopted prior to the Effective Time that permanently makes the consummation of the Transactions illegal or otherwise permanently prohibited;

•
the Effective Time has not occurred on or before 5:00 p.m. New York, New York time, on the End Date (provided that this termination right will not be available to any party whose breach of any representation, warranty, covenant or agreement under the Merger Agreement has been the cause of or resulted in the failure of the Effective Time to occur on or before that date);

•
the other party breaches a covenant or other agreement in the Merger Agreement by, or in the event that any representation or warranty of the other party contained in the Merger Agreement fails to be true and correct, in a manner that would prevent any closing condition of the terminating party from being satisfied, and such breach cannot be, or has not been, cured (or is incapable of becoming true or does not become true) by the earlier of (i) the End Date and (ii) the date that is thirty days (or five business days in the case of certain other breaches) after the delivery of written notice to the breaching party of such breach or failure to be true and correct and the basis for such notice; provided, that a party will not have the right to terminate the Merger Agreement on these grounds if it is also then in breach of the Merger Agreement in a manner that would also prevent any closing condition from being satisfied;

•
Ready Capital stockholders have failed to approve the Common Stock Issuance at least two business days prior to the End Date; or

•
the required approval of the MREC Merger and related matters by the members and other investors of MREC have not been obtained at least two business days prior to the End Date.

For more information regarding termination of the Merger Agreement, see “The Merger Agreement — Termination of the Merger Agreement” beginning on page 133.
Termination Fees and Expenses (Page 134)
No termination fees or penalties are payable upon any termination of the Merger Agreement.
Generally, all fees and expenses incurred in connection with the Mergers and the other Transactions contemplated by the Merger Agreement will be paid by the party incurring those fees and expenses.
Certain Material U.S. Federal Income Tax Consequences (Page 136)
Assuming the Mergers are completed as currently contemplated, Ready Capital and the Mosaic Manager expect to take the position that, although the matter is not free from doubt, the Mergers should be treated by the Interest Holders as a taxable sale by the Interest Holders of their Mosaic Merger Entity Interests to the Operating Partnership for U.S. federal income tax purposes. Each Interest Holder is expected to recognize gain or loss as a result of the Mergers measured by the difference, if any, between the fair market value of the consideration received by it at Closing and such Interest Holder’s basis in the Mosaic Merger Entity Interests at the time of Closing. As part of the consent that the Mosaic Manager is seeking from the members and partners, as applicable, of MREC, MREC TE and MREC Offshore, the investors will be asked to consent to the treatment of the Mergers as a sale of their Mosaic Merger Entity Interests to the Operating Partnership. Such treatment will give an Interest Holder the flexibility to determine whether or not to apply the installment method to the receipt of the CERs, as described below, if gain is recognized by the Interest Holder as a result of the Mergers, and will be deemed to be approved by an Interest Holder through “negative consent” if the Interest Holder does not proactively elect against such sale treatment.. The merger consideration to be provided to the Interest Holders will consist of Class B Common Stock CERs, and cash received in the Mergers in lieu of fractional shares. Interest Holders of a Mosaic Merger Entity may need to sell shares of the Class B Common Stock or raise cash from other sources to pay any tax obligations resulting from the Mergers. Consideration provided under the terms of CERs is intended to be treated for U.S. federal income tax purposes as contingent consideration that will be considered received by, and taxable to, the Interest Holders if and when received pursuant to the installment method of Section 453 of the Code, except to the extent that an Interest Holder elects out of the installment method, in which case such Interest Holder will be taxed on the full fair market value of the CER consideration at the time of the Closing. Following the Closing Date, the Mosaic Manager will provide Interest Holders with information relating to the valuation of the consideration, including the CERs, at the time of the Closing. An Interest Holder is not expected to recognize gain or loss upon the conversion of its Class B Common Stock to Common Stock. Ready Capital and the Mosaic Manager anticipate that the Mergers will have no material U.S. federal income tax consequences to Ready Capital and its stockholders who do not own interests in any of the Mosaic Merger Entities.
For U.S. federal income tax purposes, although we expect to treat each of the Mergers, as to the Interest Holders, as a taxable sale by such Interest Holders of their Mosaic Merger Entity Interests to the Operating Partnership, we expect that, for purposes of classifying the acquisition by the Operating Partnership, the Operating Partnership should be treated as acquiring all of the assets and liabilities of each Mosaic Merger Entity.
The tax consequences to you of the Mergers will depend on your own situation. You should consult your tax advisor for a full understanding of the tax consequences to you (including the application and effect of any state, local or non-U.S. income and other tax laws) of the Mergers. For more information regarding the tax consequences of the Mergers, please see “Certain Material U.S. Federal Income Tax Consequences — Certain Material U.S. Federal Income Tax Consequences of the Mergers” beginning on page 136 and “Certain Material U.S. Federal Income Tax Consequences — Certain Material U.S. Federal Income Tax Consequences of the Combined Company” beginning on page 139.
Description of Ready Capital Stock (Page 171)
As of December 31, 2021, 75,838,050 shares of Common Stock were issued and outstanding, 334,678 shares of Ready Capital’s 6.25% Series C Cumulative Convertible Preferred Stock were issued and outstanding and 4,600,000 shares of Ready Capital’s 6.50% Series E Cumulative Redeemable Preferred Stock were issued and outstanding.
Assuming that all of the Mergers are consummated, upon consummation of the Mergers, the Combined Company would be expected to have approximately 30,485,797 shares of newly issued Class B Common Stock outstanding, consisting of 7,621,449 shares of each of the four classes of Class B Common Stock.
Voting rights are vested in the holders of the Common Stock, and such holders are entitled to receive dividends on such Common Stock if, as and when authorized by the Ready Capital Board, and declared by Ready Capital out of assets legally available therefor. The Class B Common Stock, when designated pursuant to the Articles Supplementary and issued in connection with the Transactions, will be entitled to the same voting and dividend rights as the Common Stock.
Selected Historical Financial Information of Ready Capital
The following selected historical financial information for each of the years ended December 31, 2020, 2019 and 2018 and the selected balance sheet data as of December 31, 2020 and 2019, have been derived from Ready Capital’s audited consolidated financial statements and related notes included in Ready Capital’s Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference herein. The following selected historical financial information for each of the years ended December 31, 2017, and 2016 and the selected balance sheet data as of December 31, 2018, 2017 and 2016, have been derived from Ready Capital’s audited consolidated financial statements and related notes included in Ready Capital’s

Annual Report on Form 10-K for the year ended December 31, 2019 and Ready Capital’s Annual Report on Form 10-K for the year ended December 31, 2018, which are not included or incorporated by herein by reference.
The selected historical financial information as of September 30, 2021 and for the nine months ended September 30, 2021 have been derived from Ready Capital’s unaudited interim consolidated financial statements and related notes included in Ready Capital’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, which is incorporated herein by reference. The following selected historical financial information as of September 30, 2020 has been derived from Ready Capital’s unaudited interim consolidated financial statements and related notes included in Ready Capital’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which is not included or incorporated herein by reference.
The information set forth below is not necessarily indicative of future results and you should read the selected historical financial information presented below together with the consolidated financial statements and the related notes thereto and management’s discussion and analysis of financial condition and results of operations of Ready Capital included in Ready Capital’s Annual Reports on Form 10-K for the years ended December 31, 2020, 2019 and 2018 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, which are incorporated herein by reference. See also “Where You Can Find More Information and Incorporation by Reference” on page 203.
(In thousands, except share data)	As of and for the
	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020	Year Ended December 31, 2020	Year Ended December 31, 2019	Year Ended December 31, 2018	Year Ended December 31, 2017	Year Ended December 31, 2016
Income Statement Data
Interest income	$281,554	$193,826	$258,636	$229,916	$169,499	$138,305	$137,023
Interest expense	(156,312)	(134,162)	(175,481)	(151,880)	(109,238)	(74,646)	(57,772)
Provision for loan losses	(7,088)	(34,984)	(34,726)	(3,684)	(1,701)	(2,363)	(7,819)
Other non-interest income (expense)	10,448	(2,054)	6,024	(9,848)	4,283	(13,643)	(6,217)
Income before provision for income taxes	128,602	22,626	54,453	64,504	62,843	47,653	65,215
Income tax benefit (provision)	(22,216)	(4,116)	(8,384)	10,552	(1,386)	(1,839)	(9,651)
Loss from discontinued operations, net of tax	—	—	—	—	—	—	(2,158)
Net income (loss)	106,386	18,510	46,069	75,056	61,457	45,814	53,406
Net income (loss) attributable to Ready Capital Corporation	99,023	17,959	44,870	72,968	59,258	43,290	49,169
Basic earnings per share:
Continuing Operations	$1.47	$0.32	$0.81	$1.72	$1.84	$1.38	$1.93
Net Income	$1.47	$0.32	$0.81	$1.72	$1.84	$1.38	$1.85
Diluted earnings per share:
Continuing Operations	$1.46	$0.31	$0.81	$1.72	$1.84	$1.38	$1.93
Net Income	$1.46	$0.31	$0.81	$1.72	$1.84	$1.38	$1.85
Dividends declared per share of common stock	$1.24	$0.95	$1.30	$1.60	$1.57	$1.48	$1.61
Weighted-average basic shares of common stock outstanding	66,606,749	53,534,497	53,736,523	42,011,750	32,085,975	31,350,102	26,647,981
Balance Sheet Data
Total assets	$9,264,398	$5,317,510	$5,372,095	$4,977,018	$3,036,843	$2,523,503	$2,605,267
Total liabilities	$8,026,727	$4,493,340	$4,537,887	$4,132,234	$2,472,768	$1,968,036	$2,053,165

(In thousands, except share data)	As of and for the
	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020	Year Ended December 31, 2020	Year Ended December 31, 2019	Year Ended December 31, 2018	Year Ended December 31, 2017	Year Ended December 31, 2016
Total Ready Capital Corporation Stockholders’ equity	$1,210,185	$805,270	$815,396	$825,412	$544,831	$536,073	$513,097
Total non-controlling interests	$19,125	$18,900	$18,812	$19,372	$19,244	$19,394	$39,005
The following table provides information regarding Ready Capital’s cash flows for the years ended December 31, 2020, 2019 and 2018 (in thousands):
	Year Ended December 31,
	2020	2019	2018
Net cash (used in) provided by operating activities	$68,893	$(52,397)	$140,297
Net cash (used in) provided by investing activities	(59,442)	(1,212,792)	(580,759)
Net cash (used in) provided by financing activities	63,051	1,298,199	444,478
Net increase (decrease) in cash, cash equivalents and restricted cash	72,502	33,010	4,016
Cash, cash equivalents and restricted cash – beginning of year	127,980	94,970	90,954
Cash, cash equivalents and restricted cash – end of year	$200,482	$127,980	$94,970
Selected Historical Financial Information of the Mosaic Funds
The following selected historical financial information for each of the years ended December 31, 2020, 2019 and 2018 have been derived from each Mosaic Fund’s respective audited financial statements and related notes, which are included herein. The selected historical financial information for the nine months ended September 30, 2021 and September 30, 2020 have been derived from each Mosaic Fund’s respective unaudited interim financial statements and related notes, which are included herein.
Mosaic Real Estate Credit, LLC
	For the
	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020	Year Ended December 31, 2020	Year Ended December 31, 2019	Year Ended December 31, 2018
Net Investment Income from Real Estate Joint Ventures	$32,704,192	$28,183,996	$38,716,051	$33,384,454	$25,329,643
Fund Expenses
Professional fees	732,702	334,794	511,877	314,414	247,211
Administration expense	429,335	472,925	625,683	255,228	215,150
Organizational expenses	—	20,202	20,202	54,220	54,220
Management fees	6,252	6,543	8,586	7,982	5,542
Total Fund Expenses	1,168,289	834,464	1,166,348	631,844	522,123
Net Investment Income	31,535,903	27,349,532	37,549,703	32,752,610	24,807,520
Change in Unrealized Appreciation (Depreciation) from Real Estate Joint Ventures	(2,078,098)	(2,710,279)	(3,046,202)	1,727,017	3,154,443
Net Realized Gain (Loss) from Real Estate Joint Ventures	(2,366,335)	—	—	1,530	(2,646,382)
Net Income	$27,091,470	$24,639,253	$34,503,501	$34,481,157	$25,315,581

Mosaic Real Estate Credit TE, LLC
	For the
	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020	Year Ended December 31, 2020	Year Ended December 31, 2019	Year Ended December 31, 2018
Net Investment Income from Real Estate Joint Ventures	$15,113,156	$13,250,184	$18,119,690	$14,469,586	$10,337,706
Fund Expenses
Professional fees	340,679	172,847	257,903	170,198	159,942
Administration expense	195,618	219,345	290,586	115,916	94,445
Organizational expenses	11,605	11,691	15,616	15,573	15,573
Management fees	9,428	8,962	12,058	6,791	2,063
Total Fund Expenses	557,330	412,845	576,163	308,478	272,023
Net Investment Income	14,555,826	12,837,339	17,543,527	14,161,108	10,065,683
Change in Unrealized Appreciation (Depreciation) from Real Estate Joint Ventures	(969,866)	(1,419,910)	(1,593,111)	687,955	1,289,243
Net Realized Gain (Loss) from Real Estate Joint Ventures	(1,092,836)	—	—	654	(1,088,989)
Net Income	$12,493,124	$11,417,429	$15,950,416	$14,849,717	$10,265,937
Mosaic Real Estate Credit Offshore, LP
	For the
	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020	Year Ended December 30, 2020	Year Ended December 30, 2019	Year Ended December 30, 2018
Net Investment Income from Real Estate Joint Ventures	$1,164,957	$747,364	$1,040,028	$764,381	$805,836
Fund Income
Other income	89,552	91,254	129,581	—	—
Total Fund Income	1,254,509	838,618	1,169,609	764,381	805,836
Fund Expenses
Administration expense	15,863	21,881	27,494	19,925	18,875
Organizational expenses	19,771	19,844	26,506	27,610	26,434
Professional fees	83,204	62,748	95,341	(103)	42,429
Total Fund Expenses	118,838	104,473	149,341	47,432	87,738
Net Investment Income	1,135,671	734,145	1,020,268	716,949	718,098
Change in Unrealized Appreciation (Depreciation) from Real Estate Joint Ventures	(84,819)	(70,075)	(83,952)	51,146	111,497
Net Realized Gain (Loss) from Real Estate Joint Ventures	(118,244)	—	—	50	(103,172)
Net Income	$932,608	$664,070	$936,316	$768,145	$726,423

The following table provides information regarding each Mosaic Fund’s cash flows for the years ended December 31, 2020, 2019 and 2018:
Mosaic Real Estate Credit, LLC
	Year Ended December 31,
	2020	2019	2018
Net cash (used in) provided by operating activities	$7,650,147	$(59,896,070)	$(43,907,142)
Net cash (used in) provided by financing activities	(6,466,515)	59,594,091	42,582,890
Net increase (decrease) in cash	1,183,632	(301,979)	(1,324,252)
Cash – beginning of year	2,286,623	2,588,602	3,912,854
Cash – end of year	$3,470,255	$2,286,623	$2,588,602
Mosaic Real Estate Credit TE, LLC
	Year Ended December 31,
	2020	2019	2018
Net cash (used in) provided by operating activities	$(1,855,100)	$(35,501,595)	$(24,775,803)
Net cash (used in) provided by financing activities	1,118,420	33,234,005	27,364,894
Net increase (decrease) in cash	(736,680)	(2,267,590)	2,589,091
Cash – beginning of year	2,478,345	4,745,935	2,156,844
Cash – end of year	$1,741,665	$2,478,345	$4,745,935
Mosaic Real Estate Credit Offshore, LP
	Year Ended December 31,
	2020	2019	2018
Net cash (used in) provided by operating activities	$(2,393,509)	$(274,617)	$(1,658,774)
Net cash (used in) provided by financing activities	1,382,171	1,255,389	777,033
Net increase (decrease) in cash	(1,011,338)	980,772	(881,741)
Cash – beginning of year	1,114,523	133,751	1,015,492
Cash – end of year	$103,185	$1,114,523	$133,751
Selected Unaudited Pro Forma Condensed Combined Financial Information (Page 206)
The following table shows summary unaudited pro forma condensed combined financial information about the condensed combined financial condition and operating results of Ready Capital and the Mosaic Funds after giving effect to the Mergers and separately shows such financial information for each individual Merger of the applicable Mosaic Fund with Merger Sub as well as such financial information on a combined basis assuming all three Mergers are consummated. The unaudited pro forma condensed combined financial information assumes that the Mergers are accounted for as business combinations with Ready Capital as the acquiring entity. The unaudited pro forma condensed combined balance sheet data gives effect to the Mergers as if they had occurred on September 30, 2021. The unaudited pro forma condensed combined statements of income data give effect to the Mergers as if they had occurred on January 1, 2020. The summary unaudited pro forma condensed combined financial information listed below has been derived from and should be read in conjunction with (1) the more detailed unaudited pro forma condensed combined financial information, including the notes thereto, appearing elsewhere in this proxy statement/prospectus and (2) the historical consolidated financial statements and related notes of Ready Capital incorporated herein by reference and the historical financial statements and related notes of the Mosaic Funds included in this proxy statement/prospectus. See “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 206 and “Where You Can Find More Information and Incorporation by Reference” beginning on page 203.

(In thousands, except share data)	As of and for the Nine Months Ended September 30, 2021
	Ready Capital Corporation (Accounting Acquirer)	MREC (Accounting Acquiree)	MREC Financial Statement Adjustments (B)	Transaction Accounting Adjustments	Pro Forma Combined	MREC TE (Accounting Acquiree)	MREC TE Financial Statement Adjustments (B)	Transaction Accounting Adjustments	Pro Forma Combined	MREC Offshore (Accounting Acquiree)	MREC Offshore Financial Statement Adjustments (B)	Transaction Accounting Adjustments	Pro Forma Combined	Total Combined
Income Statement Data
Interest income	$281,554	$—	$34,985	$—	$316,539	$—	$15,432	$—	$296,986	$—	$1,975	$—	$283,259	$333,946
Interest expense	(156,312)	—	(6,929)	—	(163,241)	—	(3,163)	—	(159,475)	—	(485)	—	(156,797)	(166,889)
Provision for loan losses	(7,088)	—	(2,192)	—	(9,280)	—	(973)	—	(8,061)	—	(104)	—	(7,192)	(10,357)
Other non-interest income	253,301	30,338	(25,692)	—	257,947	14,020	(10,650)	—	256,671	1,137	(586)	—	253,852	261,868
Other non-interest expense	(242,853)	(3,247)	550	(23,207)	(268,757)	(1,527)	(632)	(10,649)	(255,661)	(204)	(518)	(832)	(244,407)	(283,119)
Income tax benefit (provision)	(22,216)	—	—	—	(22,216)	—	—	—	(22,216)	—	—	—	(22,216)	(22,216)
Net income (loss)	106,386	27,091	722	(23,207)	110,992	12,493	14	(10,649)	108,244	933	282	(832)	106,769	113,233
Net income (loss) attributable to common stockholders	99,023	27,091	—	(22,833)	103,281	12,493	—	(10,477)	101,039	933	—	(818)	99,138	105,412
Earnings (loss) per common share -basic	$1.47	$—	$—	$—	$1.19	$—	$—	$—	$1.33	$—	$—	$—	$1.47	$1.09
Earnings (loss) per common share- diluted	$1.46	$—	$—	$—	$1.19	$—	$—	$—	$1.33	$—	$—	$—	$1.46	$1.08
Weighted-average shares of common stock outstanding	66,606,749	—	—	20,173,366	86,780,115	—	—	9,292,376	75,899,125	—	—	1,020,055	67,626,804	97,092,546
Balance Sheet Data
Total assets	$9,264,398	$402,928	$170,933	$(75,436)	$9,762,823	$192,455	$66,288	$(34,751)	$9,488,390	$18,979	$9,578	$(3,942)	$9,289,013	$10,011,430
Total liabilities	$8,026,727	$34,898	$160,797	$—	$8,222,422	$22,913	$66,144	$—	$8,115,784	$486	$9,544	$(485)	$8,036,272	$8,321,024
Total stockholders’ equity	$1,210,185	$368,030	$—	$(75,095)	$1,503,120	$169,542	$—	$(34,595)	$1,345,132	$18,493	$—	$(3,439)	$1,225,239	$1,653,121
Total non-controlling interests	$19,125	$—	$10,136	$(341)	$28,920	$—	$144	$(156)	$19,113	$—	$34	$(18)	$19,141	$28,924
Total Redeemable Preferred Stock	$8,361	$—	$—	$—	$8,361	$—	$—	$—	$8,361	$—	$—	$—	$8,361	$8,361

(In thousands, except share data)	For the Year Ended December 31, 2020
	Ready Capital Corporation (Accounting Acquirer)	MREC (Accounting Acquiree)	MREC Financial Statement Adjustments (B)	Transaction Accounting Adjustments	Pro Forma Combined	MREC TE (Accounting Acquiree)	MREC TE Financial Statement Adjustments (B)	Transaction Accounting Adjustments	Pro Forma Combined	MREC Offshore (Accounting Acquiree)	MREC Offshore Financial Statement Adjustments (B)	Transaction Accounting Adjustments	Pro Forma Combined	Total Combined
Income Statement Data
Interest income	$258,636	$—	$42,957	$—	$301,593	$—	$19,950	$—	$278,586	$—	$1,945	$—	$260,581	$323,488
Interest expense	(175,481)	—	(4,026)	—	(179,507)	—	(6,369)	—	(181,850)	—	(703)	—	(176,184)	(186,579)
Provision for loan losses	(34,726)	—	(3,226)	—	(37,952)	—	(1,599)	—	(36,325)	—	(112)	—	(34,838)	(39,663)
Other non-interest income	334,757	38,716	(33,553)	—	339,920	18,120	(11,570)	—	341,307	1,170	(369)	—	335,558	347,271
Other non-interest expense	(328,733)	(4,213)	(1,144)	(24,230)	(358,320)	(2,170)	(395)	(11,188)	(342,486)	(234)	(491)	(844)	(330,302)	(373,642)
Income tax benefit (provision)	(8,384)	—	—	—	(8,384)	—	—	—	(8,384)	—	—	—	(8,384)	(8,384)
Net income (loss)	46,069	34,504	1,008	(24,230)	57,351	15,950	17	(11,188)	50,848	936	270	(844)	46,431	62,492
Net income (loss) attributable to common stockholders	44,870	34,504	—	(23,812)	55,562	15,950	—	(10,994)	49,826	936	—	(831)	44,975	60,623
Earnings (loss) per common share- basic	$0.81	$—	$—	$—	$0.75	$—	$—	$—	$0.79	$—	$—	$—	$0.82	$0.72
Earnings (loss) per common share- diluted	$0.81	$—	$—	$—	$0.75	$—	$—	$—	$0.79	$—	$—	$—	$0.82	$0.72
Weighted-average shares of common stock outstanding	53,736,523	—	—	20,173,366	73,909,889	—	—	9,292,376	63,028,899	—	—	1,020,055	54,756,578	84,222,320

Unaudited Comparative Per Share Information (Page 170)
The following table sets forth for the year ended December 31, 2020 and as of and for the nine months ended September 30, 2021, selected per share information for Common Stock on a historical and pro forma combined basis. The MREC historical information is not presented on a per share basis in the following table, as the Mosaic Funds were not capitalized through the issuance of shares and the investors in the Mosaic Funds own partnership and membership interests in the applicable Mosaic Fund.
The historical information for the year ended December 31, 2020 is derived from audited financial statements. You should read the table below together with (i) the historical consolidated financial statements and related notes thereto of Ready Capital contained in Ready Capital’s Annual Report on Form 10-K for the year ended December 31, 2020 and Ready Capital’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021, June 30, 2021 and September 30, 2021, all of which are incorporated herein by reference into this proxy statement/prospectus and (ii) the historical consolidated financial statements and related notes thereto of each Mosaic Fund included in this proxy statement/prospectus. See “Where You Can Find More Information and Incorporation by Reference” beginning on page 203.
The unaudited pro forma combined amounts and the unaudited pro forma combined equivalent amounts were calculated using the methodology as described in the section titled “Unaudited Pro Forma Condensed Combined Financial Information,” and are subject to all the assumptions, adjustments and limitations described thereunder. The unaudited pro forma data and equivalent per share information give effect to the Mergers as if they had been effective on the dates presented in the case of book value data, and as if they had occurred on January 1, 2020 in the case of earnings per share and dividends data. The unaudited pro forma condensed combined financial statements are not necessarily indicative of what the actual financial position and operating results would have been had the Mergers occurred on such dates, nor do they purport to represent Ready Capital’s future financial position or operating results.
	Ready Capital Corporation Historical	Pro Forma Combined
Earnings (loss) Per Common Share
Basic: For the nine months ended September 30, 2021	$1.47	$1.09
Diluted: For the nine months ended September 30, 2021	$1.46	$1.08
Basic: For the year ended December 31, 2020	$0.81	$0.72
Diluted: For the year ended December 31, 2020	$0.81	$0.72
Book Value per Common Share
September 30, 2021	$15.07	$14.91
Dividends per share of common stock
For the nine months ended September 30, 2021	$1.24	$1.24
For the year ended December 31, 2020	$1.30	$1.30

RISK FACTORS
In addition to other information included elsewhere in this proxy statement/prospectus and in the annexes to this proxy statement/prospectus, including the matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 53, you should carefully consider the following risk factors in deciding whether to vote for the Common Stock Issuance Proposal or consent to the Mergers. In addition, you should read and consider the risks associated with the business of Ready Capital. These risks can be found in the Annual Report on Form 10-K for the year ended December 31, 2020 and other reports of Ready Capital, which reports are incorporated by reference into this proxy statement/prospectus, including particularly the sections therein titled “Risk Factors.” You should also read and consider the other information in this proxy statement/prospectus and the other documents incorporated by reference into this proxy statement/prospectus. Please also see “Where You Can Find More Information and Incorporation by Reference” on page 203.
Risks Related to the Transactions
The Transactions are subject to a number of conditions which, if not satisfied or waived in a timely manner, would delay the Transactions or adversely impact the parties’ ability to complete the Transactions.
The completion of the Transactions is subject to the satisfaction or waiver of a number of conditions. In particular, completion of the Transactions requires the approval of the Common Stock Issuance Proposal by the Ready Capital stockholders, the MREC Merger requires the consent of the members and other investors of MREC, the MREC TE Merger requires the consent of members and other investors of MREC TE and the MREC IIS Merger requires the consent of the partners and other investors of MREC Offshore. Further, the consummation of each of the MREC TE Merger and the MREC IIS Merger is conditioned upon the consummation of the MREC Merger. In addition, under circumstances specified in the Merger Agreement, Ready Capital or the Mosaic Manager may terminate the Merger Agreement.
While it is currently anticipated that the Transactions will be completed shortly after the later of the Ready Capital Special Meeting to approve the Common Stock Issuance Proposal and the consent of the members, partners and other investors in the Mosaic Merger Entities to the Mergers, there can be no assurance that the conditions to Closing will be satisfied in a timely manner or at all, or that an effect, event, circumstance, occurrence, development or change will not transpire that could delay or prevent these conditions from being satisfied. Accordingly, Ready Capital and the Mosaic Manager cannot provide any assurances with respect to the timing of the Closing, whether any or all of the Mergers will be consummated and when the Interest Holders would receive the consideration for the Mergers, if at all.
Failure to consummate the Transactions as currently contemplated or at all could adversely affect the price of the Common Stock and the future business and financial results of Ready Capital, the Mosaic Parties and their subsidiaries.
The Transactions may be consummated on terms different than those contemplated by the Merger Agreement, or the Transactions may not be consummated at all. If the Transactions are not completed, or are completed on different terms than as contemplated by the Merger Agreement, Ready Capital and the Mosaic Parties and their subsidiaries could be adversely affected and subject to a variety of risks associated with the failure to consummate the Transactions, or to consummate the Transactions as contemplated by the Merger Agreement, including the following:
•
the Ready Capital stockholders and the investors in the Mosaic Funds may be prevented from realizing the anticipated benefits of the Transactions;

•
the market price of Common Stock could decline significantly;

•
reputational harm due to the adverse perception of any failure to successfully consummate all or any portion of the Transactions;

•
incurrence of substantial costs relating to the proposed Transactions, such as legal, accounting, financial advisor, filing, printing and mailing fees; and

•
the attention of the management and employees of Ready Capital, the Mosaic Manager and their respective affiliates may be diverted from their day-to-day business and operational matters as a result of efforts relating to attempting to consummate the Transactions.

Any delay in the consummation of the Transactions or any uncertainty about the consummation of the Transactions on terms other than those contemplated by the Merger Agreement could materially adversely affect the business, financial results of Ready Capital, the Mosaic Parties and their subsidiaries.
The Merger Agreement contains provisions that could discourage a potential competing acquirer of either Ready Capital or the Mosaic Parties or could result in any competing acquisition proposal being at a lower price than it might otherwise be.
The Merger Agreement contains provisions that, subject to limited exceptions, restrict the ability of each of Ready Capital and the Mosaic Parties to, during the period prior to the Effective Time and the termination of the Merger Agreement, initiate, solicit or knowingly encourage the making of, engage in any discussions regarding, or enter into any agreement with respect to, a Mosaic Competing Proposal or a Ready Capital Competing Proposal, respectively (each as defined The Merger Agreement — No Solicitation; Competing Proposals” beginning on page 127). Ready Capital and the Mosaic Parties are also required to keep the other party informed with respect to any such Mosaic Competing Proposals or a Ready Capital Competing Proposals. These provisions could discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of Ready Capital or any Subject Company or Offshore Entity from considering or proposing a competing acquisition, even if the potential competing acquirer was prepared to pay consideration with a higher per share or unit cash value than that market value proposed to be received or realized in the Transactions. See “The Merger Agreement — No Solicitation; Competing Proposals” beginning on page 127.
The pendency of the Transactions could adversely affect the business and operations of Ready Capital, the Mosaic Parties and their affiliates.
In connection with the pending Transactions, some of the parties with whom Ready Capital, the Mosaic Parties and their affiliates do business may delay or defer decisions, which could negatively impact Ready Capital’s or the Mosaic Parties’ revenues, earnings, cash flows and expenses, regardless of whether the Transactions are completed. In addition, under the Merger Agreement, Ready Capital, the Mosaic Parties and the Subject Companies are subject to certain restrictions on the conduct of their respective businesses prior to completing the Transactions. These restrictions may prevent Ready Capital, the Mosaic Parties or the Subject Companies from pursuing certain strategic transactions, acquiring and disposing assets, undertaking certain capital projects, undertaking certain financing transactions and otherwise pursuing other actions that are not in the ordinary course of business, even if such actions could prove beneficial. These restrictions could negatively impact the revenue, earnings and cash flows of Ready Capital, the Mosaic Parties and their affiliates. Additionally, the pendency of the Transactions may make it more difficult for Ready Capital, the Mosaic Parties of their affiliates to effectively retain and incentivize key personnel.
The market value of the shares of Common Stock issued upon the conversion of the shares of Class B Common Stock received by Interest Holders in connection with the Transactions will fluctuate based on the trading price of Common Stock.
The shares of Class B Common Stock issued as consideration in the Mergers will not be listed or traded on the NYSE or any other securities exchange and will therefore have no readily determinable market value. The shares of Class B Common Stock issued to Interest Holders as consideration in the Mergers will automatically convert on a one-for-one basis into shares of Common Stock pursuant to the terms of the Articles Supplementary. After such automatic conversion, the market value of the shares of Common Stock held by Interest Holders will fluctuate based on the trading price of Common Stock. The market value of the shares of Common Stock (if any) issued subsequent to the Closing pursuant to the terms of the CERs will also fluctuate based on the trading price of Common Stock. Therefore, Ready Capital stockholders cannot be sure of the final market value of the consideration that will be paid to Interest Holders in connection with the Transactions, and Interest Holders cannot be sure of the final market value of the consideration they will receive in connection with the Transactions. Neither Ready Capital nor the Mosaic

Manager has the right to terminate the Merger Agreement based on an increase or decrease in the market price Common Stock.
The Mergers and related Transactions are subject to Ready Capital stockholder approval, the MREC Merger is subject to the consent of the members and other investors of MREC, the MREC TE Merger is subject to the consent of members and other investors of MREC TE and the MREC IIS Merger is subject to the consent of the partners and other investors of MREC Offshore.
The approval of the Common Stock Issuance Proposal by Ready Capital’s stockholders is a condition to the obligations of the Mosaic Parties and the Ready Capital Parties to complete the Mergers and the other Transactions pursuant to the Merger Agreement. Pursuant to the guidance of the NYSE, abstentions with regard to the Common Stock Issuance Proposal will have the effect of a vote against such proposal.
The consummation of the MREC Merger is conditioned on approval of the MREC Merger by the members and other investors of MREC in accordance with its organizational documents and applicable law, consummation of the MREC TE Merger is conditioned on approval of the MREC TE Merger by the members and other investors of MREC TE in accordance with its organizational documents and applicable law and consummation of the MREC IIS Merger is conditioned on approval of the MREC IIS Merger by the partners and other investors of MREC Offshore in accordance with its organizational documents and applicable law. Further, the obligations of the Ready Capital Parties to consummate the Transactions is subject to the completion of the MREC Merger.
The voting power of Ready Capital stockholders will be diluted by the Transactions.
The Transactions will dilute the ownership position of Ready Capital stockholders. Ready Capital estimates that, immediately following the Closing (assuming all three Mergers are consummated), and treating the Class B Common Stock to be issued in the Mergers and the outstanding shares of Common Stock as of immediately prior to Closing as a single class, Ready Capital stockholders as of immediately prior to Closing will own in the aggregate approximately 73.4% of outstanding shares of common stock of the Combined Company and Interest Holders as of immediately prior to Closing will own in the aggregate approximately 26.6% of outstanding shares of common stock of the Combined Company. The exact equity stake of Ready Capital stockholders and holders of MREC Units, MREC TE Units and MREC IIS Interests in the Combined Company immediately following the Closing will depend on the number of shares of Class B Common Stock issued in the Mergers and the number of shares of Common Stock issued and outstanding immediately prior to the Closing. Consequently, Ready Capital stockholders, as a general matter, will have less influence over the Combined Company’s management and policies after the Closing than they currently exercise over the management and policies of Ready Capital.
In addition, Ready Capital stockholders as of immediately prior to Closing will be further diluted following the Closing upon the issuance of shares of Common Stock pursuant to the term of the CERs and upon the redemption of any OP Units issued to the Mosaic Manager pursuant to the Exchange Agreement and the Services Agreement.
If the Effective Time does not occur by the End Date, Ready Capital or the Mosaic Manager may terminate the Merger Agreement.
Either Ready Capital or the Mosaic Manager may terminate the Merger Agreement under certain circumstances, including if the Effective Time has not occurred by the End Date. However, this termination right will not be available to a party if that party failed to fulfill its obligations under the Merger Agreement and that failure was the cause of, or resulted in, the failure of the Effective Time to occur on or before the End Date.
The market price of Common Stock may decline as a result of the Transactions and the market price Common Stock after the consummation of the Translations may be affected by factors different from those affecting the price of Common Stock before the Transactions.
The market price of Common Stock may decline as a result of the Transactions if the Combined Company does not achieve the perceived benefits of the Transactions or the effect of the Transactions on the Combined Company’s financial results is not consistent with the expectations of financial or industry analysts.

In addition, upon consummation of the Transactions, Ready Capital stockholders and Interest Holders will own interests in the Combined Company operating an expanded business with a different mix of assets, risks and liabilities. Ready Capital current stockholders and current Interest Holders may not wish to continue to invest in the Combined Company, or for other reasons may wish to dispose of some or all of their shares of Ready Capital’s common stock. If, following the Effective Time, a large amount of Common Stock is sold, the price of Common Stock could decline.
Further, the Combined Company’s results of operations, as well as the market price of Common Stock after the Transactions may be affected by factors in addition to those currently affecting Ready Capital’s results of operations and the market prices of Common Stock, particularly the increase in the Combined Company’s leverage compared to that in place for Ready Capital today, and other differences in assets and capitalization. Following the Closing, the Combined Company will be subject to the unique risks related to integrating a constructing lending platform into its existing operations and the origination and ownership of construction loans, which are subject to additional risks as compared to loans secured by existing structures or land. Accordingly, Ready Capital’s historical market price and financial results may not be indicative of these matters for the Combined Company after the Transactions.
Shares of Class B Common Stock received by Interest Holders as a result of the Transactions will have different rights from Mosaic Merger Entity Interests and there will be no market for such shares.
Upon the completion of the Transactions (assuming the consummation of all three Mergers), former Interest Holders will no longer hold Mosaic Merger Entity Interests and will become stockholders of Ready Capital. There will be important differences between the current rights of Interest Holders and the rights to which such parties will be entitled as stockholders of Ready Capital. See the section entitled “Comparison of Rights of Ready Capital Stockholders and Investors in the Mosaic Funds” beginning on page 184 for a discussion on the different rights associated with the shares of Class B Common Stock.
The shares of Class B Common Stock issued in the Mergers will automatically convert on a one-for-one basis into shares of Common Stock in four equal installments in accordance with the Articles Supplementary over the period ending on the first business day following the 365th calendar day following the date that the Articles Supplementary became effective, provided that the Ready Capital Board may establish an earlier date for any such conversion. The shares of Class B Common Stock issued in the Mergers will not be listed on the NYSE or any other securities exchange and there will be no active secondary market for such shares.
The CERs issued in connection with the Mergers are not transferrable by the holders thereof and the value, if any, of the CERs is contingent upon the performance of the Covered Portfolio and subject to the terms and conditions of the CER Agreement.
The CERs issued in the Mergers are governed by the terms of the CER Agreement. The CER Agreement will provide that if, as of the Revaluation Date, the (i) sum of the updated fair value of the Covered Portfolio (as adjusted on or prior to the Revaluation Date per the CER Agreement), less all advances made by the Ready Capital Parties on such assets, plus all principal payments, return of capital and liquidation proceeds received by Ready Capital Parties on such assets (all as calculated per the CER Agreement) exceeds (ii) the initial discounted fair value of the acquired portfolio (taking into account the Discount Amount), then Parent will issue to the CER holders, with respect to each CER, a number of shares of Common Stock equal to: (x) 90% of the lesser of the Valuation Excess and the Discount Amount, divided by the number of initially issued CERs (assuming consummation of all three Mergers), divided by (y) the Ready Capital Share Value, with cash being paid in lieu of any fractional shares of Common Stock otherwise due to such holder, based upon the Ready Capital Share Value. The value, if any, of the CERs is dependent upon the performance of the Covered Portfolio during the period from the Closing to the Revaluation Date, and there is no guarantee regarding the ultimate value of the CERs. Pursuant to the CER Agreement, Ready Capital will be responsible for calculating the Valuation Excess and, if the Valuation Excess is greater than $0, the consideration payable to the holders of the CERs pursuant to the terms of the CER Agreement. The CER Agreement provides for dispute resolution mechanisms in the event that the holders of the CERs object to any of the calculations presented by Ready Capital, however, to initiate such dispute resolution process action must be taken by holders of at least 50% of the outstanding CERs. In addition, CERs will not represent any equity or ownership interest in Ready Capital or the Operating Partnership or any of their respective affiliates, holders of CERs will not have any voting, dividend or distribution rights, and CERs will not be transferrable by holders except as required by law or in connection with the liquidation of a holder.
Directors, executive officers and principals of each of Ready Capital and the Mosaic Manager and its affiliates may have interests in the Transactions that are different from, or in addition to, the interests of Ready Capital stockholders and the investors in the Mosaic Funds, respectively.
Directors and executive officers of Ready Capital and the Mosaic Manager and its affiliates may have interests in the Transactions that are different from, or in addition to, the interests of Ready Capital stockholders and investors in the Mosaic Funds, generally.
In considering the recommendation of the Ready Capital Board to approve the Common Stock Issuance Proposal, Ready Capital stockholders should be aware that directors and executive officers of Ready Capital have certain interests in the Transactions that may be different from, or in addition to, the interests of Ready Capital stockholders generally and that may present actual or potential conflicts of interests. The Ready Capital Board was aware of these interests and considered them, among other matters, in reaching its decision to approve the Merger Agreement and the Transactions contemplated thereby.
Ready Capital will continue to be managed by the Ready Capital Manager under the terms of the Ready Capital Management Agreement (as amended by the Ready Capital Management Agreement Amendment). Under the Ready Capital Management Agreement, the Ready Capital Manager provides the day-to-day management of Ready Capital’s business. In exchange for its services, Ready Capital pays the Ready Capital Manager a quarterly management fee as well as reimburses the Ready Capital Manager for certain expenses incurred by it and its affiliates in rendering management services to Ready Capital. The Ready Capital Manager’s entitlement to a management fee which is not based or conditioned upon the achievement of performance metrics or goals might reduce the Ready Capital Manager’s incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for Ready Capital’s portfolio. This in turn could hurt both Ready Capital’s ability to make distributions to its stockholders and the market price of the Common Stock.
Pursuant to the limited partnership agreement of the Operating Partnership, the Ready Capital Manager is entitled to receive an incentive distribution that may cause the Ready Capital Manager to place undue emphasis on the maximization of “distributable earnings,” which is referred to as core earnings under the partnership agreement, at the expense of other criteria, such as preservation of capital, to achieve a higher incentive distribution. This incentive for the Ready Capital Manager to pursue investments with higher yield potential, such as construction loans, which are generally riskier or more speculative, could result in increased risk to the value of Ready Capital’s portfolio.
Certain directors and executive officers of Ready Capital are partners and employees of the Ready Capital Manager. The Ready Capital Management Agreement was negotiated between related parties, and the terms, including fees and other amounts payable, may not be as favorable to Ready Capital as if they had been negotiated with an unaffiliated third party. Following the consummation of the Transactions, all eight of the current members of the Ready Capital Board are expected to continue as directors of the board of directors of the Combined Company and the executive officers of Ready Capital are expected to continue as the executive officers of the Combined Company.
In considering the Mosaic Funds Consent Solicitation, investors in the Mosaic Funds should be aware that the Mosaic Manager and its affiliates have interests in the Transactions that may be different from, or in addition to, the interests of investors in the Mosaic Funds generally and that may present actual or potential conflicts of interests, including:
•
Pursuant to the Exchange Agreement, the Operating Partnership will, effective as of the Effective Time, (i) issue to the Mosaic Manager a number of newly issued OP Units (assuming the consummation of all three Mergers), equal to (a) 4.0% of the Mosaic Adjusted Book Value (plus or minus the Adjustment Amount), divided by (b) the Ready Capital Adjusted Book Value per Share as of the Determination Date, and (ii) pay the Mosaic Manager an amount in cash equal to the Closing Incentive Fee Amount and any unreimbursed expenses incurred by the Mosaic Manager or its affiliates required to be reimbursed by the Mosaic Merger Entities.

•
Pursuant to the Services Agreement, the Mosaic Manager will receive a monthly fee of $35,000, reimbursement for reasonable out-of-pocket costs and expenses incurred by the Mosaic Manager or its affiliates, the Performance Fee, and a cash payment in lieu of any fractional OP Unit otherwise payable as part of the Performance Fee.

•
Within a reasonable period of time (but not less than 15 days) prior to the Closing, Ready Capital or its affiliate will offer employment to the employees of the Manager Parties (other than Mr. Ethan Penner) on such terms as such employees and Ready Capital (or its affiliate) may agree upon.

•
Upon the Closing, the size of the Ready Capital Board will be increased by one member and Julius W. Erving, the designee of the Mosaic Manager, will be appointed to the Ready Capital Board to fill the resulting vacancy on the Ready Capital Board, provided that Mr. Erving’s appointment to the Ready Capital Board will be subject to the approval of the Ready Capital Board prior to the Closing.

•
Pursuant to the Merger Agreement, all rights to indemnification and advancement of expenses for acts or omissions occurring prior to the closing of the current or former directors, managers or officers of any Subject Company will survive for six years from the Closing.

•
Mr. Ethan Penner beneficially owns and controls the Mosaic Manager. In addition, as of September 30, 2021, Mr. Penner and his immediate family hold ownership interests (personally and through an IRA) in two of the Mosaic Funds equal to approximately $3.2 million.

The interests are described in more detail in the sections entitled “The Transactions — Interests of Ready Capital’s Directors and Executive Officers in the Transactions” and “The Transactions — Interests of the Mosaic Manager and its Affiliates in the Transactions” beginning on page 110.
A lawsuit has been filed against Ready Capital and the Ready Capital Board challenging the adequacy of public disclosures related to the Mergers and an adverse ruling may prevent the Transactions from being completed.
Ready Capital and the members of the Ready Capital Board were named as defendants in a lawsuit brought by a purported Ready Capital stockholder challenging the adequacy of public disclosures related to the Mergers and seeking, among other things, injunctive relief to enjoin the defendants from completing the Mergers. The outcome of the lawsuit cannot be assured, including the amount of costs associated with defending the claims made by the plaintiff or any other liabilities that may be incurred in connection with the litigation of such claims. See “The Transactions — Litigation Related to the Mergers” on page 113 for more information about the lawsuit that has been filed. Additional lawsuits may be filed against Ready Capital, the Mosaic Funds or their affiliates in connection with the Mergers or the other Transactions.
One of the conditions to the closing of the Mergers is no order, decree, ruling, injunction or other action of any governmental authority of competent jurisdiction restraining, enjoining or prohibiting the consummation of the Transactions shall be in effect, and no law shall have been enacted, entered, promulgated or enforced by any governmental authority after the date of the Merger Agreement that restrains, enjoins, prohibits or makes illegal the consummation of the Transactions. Consequently, if a settlement or other resolution is not reached in the lawsuit referenced above or any other lawsuit and the plaintiff in any such lawsuit secures injunctive or other relief prohibiting, delaying or otherwise adversely affecting the parties’ ability to complete the Transactions, then such injunctive or other relief may prevent the Transactions from becoming effective within the expected time frame or at all. Regardless of whether or not the plaintiff’s claims are successful, the lawsuit may result in significant costs and divert management’s attention and resources, which could adversely affect the operation of the business of Ready Capital or the Mosaic Parties.
Risks Related to the Combined Company Following the Transactions
Following the Transactions, the Combined Company may be unable to integrate the business of Ready Capital and the Subject Companies successfully and realize the anticipated synergies and other expected benefits of the Transactions on the anticipated timeframe or at all.
The Transactions involve the combination of Ready Capital, a company that currently operates as an independent public company, and the Subject Companies and their assets and operations. The Combined

Company expects to benefit from an expanded investment portfolio that will include a diverse portfolio of construction assets with attractive portfolio yields, earnings accretion and a reduced leverage profile. The Combined Company will be required to devote significant management attention and resources to the integration of the businesses of Ready Capital and the Subject Companies. The potential difficulties the Combined Company may encounter in the integration process include, but are not limited to, the following:
•
the inability to successfully combine the businesses of Ready Capital and the Subject Companies in a manner that permits the Combined Company to achieve the cost savings anticipated to result from the Transactions, which would result in the anticipated benefits of the Transactions not being realized in the timeframe currently anticipated or at all;

•
the complexities of combining numerous companies with different histories and portfolio assets;

•
potential unknown liabilities and unforeseen increased expenses, delays or conditions associated with the Transactions; and

•
performance shortfalls as a result of the diversion of management’s attention caused by completing the Transactions and integrating the businesses of Ready Capital and the Subject Companies.

For all these reasons, you should be aware that it is possible that the integration process could result in the distraction of the Combined Company’s management, the disruption of the Combined Company’s ongoing business or inconsistencies in its operations, services, standards, controls, policies and procedures, any of which could adversely affect the Combined Company’s ability to deliver investment returns to stockholders, to maintain relationships with its key stakeholders and employees, to achieve the anticipated benefits of the Transactions, or could otherwise materially and adversely affect its business and financial results.
Following the Transactions, the Combined Company may not pay dividends at or above the rate currently paid by Ready Capital or the Mosaic Funds.
Following the Transactions, the Combined Company’s stockholders may not receive dividends at the same rate that they did as Ready Capital stockholders or Interest Holders prior to the Transactions for various reasons, including the following:
•
the Combined Company may not have enough cash to pay such dividends due to changes in its cash requirements, capital spending plans, cash flow or financial position, including related to the impact of the COVID-19 pandemic;

•
decisions on whether, when and in what amounts to make any future dividends will remain at all times entirely at the discretion of the Combined Company’s board of directors, which reserves the right to change its dividend practices at any time and for any reason; and

•
the amount of dividends that the Combined Company’s subsidiaries may distribute to the Combined Company may be subject to restrictions imposed by state law and restrictions imposed by the terms of any current or future indebtedness that these subsidiaries may incur.

The Combined Company’s stockholders will have no contractual or other legal right to dividends that have not been authorized by its board of directors and declared by the Combined Company.
The Combined Company will have a significant amount of indebtedness and may need to incur more in the future.
The Combined Company will have substantial indebtedness following completion of the Transactions. In addition, in connection with executing its business strategies following the Transactions, the Combined Company expects to evaluate the possibility of investing in additional target assets and making other strategic investments, and it may elect to finance these endeavors by incurring additional indebtedness. The amount of such indebtedness could have material adverse consequences for the Combined Company, including:
•
hindering its ability to adjust to changing market, industry or economic conditions;

•
limiting its ability to access the capital markets to raise additional equity or refinance maturing debt on favorable terms or to fund acquisitions or emerging businesses;

•
limiting the amount of free cash flow available for future operations, acquisitions, dividends, stock repurchases or other uses;

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making it more vulnerable to economic or industry downturns, including interest rate increases; and

•
placing it at a competitive disadvantage compared to less leveraged competitors.

Moreover, the Combined Company may be required to raise substantial additional capital to execute its business strategy. The Combined Company’s ability to arrange additional financing will depend on, among other factors, its financial position and performance, as well as prevailing market conditions and other factors beyond its control. If the Combined Company is unable to obtain additional financing, its credit ratings could be further adversely affected, which could further raise its borrowing costs and further limit its future access to capital and its ability to satisfy its obligations under its indebtedness.
The Combined Company is expected to incur substantial expenses related and unrelated to the Transactions.
Ready Capital and the Mosaic Parties have incurred substantial legal, accounting, financial advisory and other costs, and the management teams of Ready Capital and the Mosaic Manager and its affiliates have devoted considerable time and effort in connection with the Transactions. Ready Capital and the Mosaic Parties may incur significant additional costs in connection with the completion of the Transactions or in connection with any delay in completing the Transactions or termination of the Merger Agreement, in addition to the other costs already incurred. If the Transactions or any portion thereof are not completed, Ready Capital and the Mosaic Parties will separately bear certain fees and expenses associated with the Transactions or the uncompleted portion thereof without realizing the entire anticipated benefits of the Transactions. The fees and expenses may be significant and could have an adverse impact on the Combined Company’s results of operations.
Although Ready Capital and the Mosaic Parties have assumed that a certain level of transaction and integration expenses would be incurred, there are a number of factors beyond the control of either Ready Capital or the Mosaic Parties that could affect the total amount or the timing of the integration expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. As a result, the transaction and integration expenses associated with the Transactions could, particularly in the near term, exceed the savings that the Combined Company expects to achieve from the elimination of duplicative expenses and the realization of economies of scale and cost savings related to the integration of the businesses following the completion of the Transactions.
The Combined Company’s assets will include a significant number of joint ventures and other co-investment arrangements.
The assets acquired by the Combined Company in the Transactions will include a significant number of assets held through joint ventures and other co-investment arrangements. The Combined Company may acquire non-controlling interests or shared control interests in such joint ventures. Even if the Combined Company has some control in a joint venture, the Combined Company may not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were another party not involved, including the possibility that joint venture partners might become bankrupt or fail to fund their required capital contributions or otherwise fail to satisfy their obligations under the terms of the joint venture. Joint venture partners may have economic or other business interests or goals that are inconsistent with the Combined Company’s business interests or goals, and may be in a position to take actions contrary to the Combined Company’s policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither the Combined Company nor the joint venture partner would have full control over the joint venture. Disputes between the Combined Company and joint venture partners may result in litigation or arbitration that would increase the Combined Company’s expenses and prevent its officers and directors from focusing their time and effort on the Combined Company’s business. Consequently, actions by or disputes with joint venture partners might result in subjecting properties owned by the joint venture to additional risk. In some cases, joint venture partner may be entitled to management fees, promote or other incentive fee payments as part of the arrangement of the joint venture. In addition, the Combined Company may in certain circumstances be liable for the actions of our joint venture partners.

The Combined Company will be subject to the unique risks related to integrating a constructing lending platform into its existing operations and the origination and ownership of construction loans.
The assets acquired by the Combined Company in the Transactions will consist in large part of construction loans. Construction loans are subject to additional risks as compared to loans secured by existing structures or land. Construction budgets may be unrealistic or unforeseen variables may arise, prolonging the development and increasing the costs of the construction project, which may delay the borrower’s ability to sell or rent the finished property, which would be the source of funds for repayment of the loan. While the Combined Company expects to have reasonable procedures in place to manage construction funding loans, there can be no certainty that the Combined Company will not suffer losses on construction loans. In addition, if a builder fails to complete a project, the Combined Company may be required to complete the project. Any such default could result in a substantial increase in costs in excess of the original budget and delays in completion of the project.
The historical and unaudited pro forma condensed combined financial information included elsewhere in this proxy statement/prospectus may not be representative of the Combined Company’s results after the Transactions, and accordingly, you have limited financial information on which to evaluate the Combined Company following the Transactions.
The unaudited pro forma condensed combined financial information included elsewhere in this proxy statement/prospectus has been presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that actually would have occurred had the Transactions been completed as of the date indicated, nor is it indicative of the future operating results or financial position of the Combined Company following the Transactions. The unaudited pro forma condensed combined financial information does not reflect future events that may occur after the Transactions. The unaudited pro forma condensed combined financial information presented elsewhere in this proxy statement/prospectus is based in part on certain assumptions regarding the Transactions that Ready Capital and the Mosaic Parties believe are reasonable under the circumstances. Neither Ready Capital nor the Mosaic Parties can assure you that the assumptions will prove to be accurate over time.
The COVID-19 pandemic has caused severe disruptions in the U.S. and global economy and to the businesses of Ready Capital and the Mosaic Funds, and may have an adverse impact on the performance, financial condition and results of operations of the Combined Company.
The COVID-19 pandemic continues to adversely impact global economic activity and has contributed to significant volatility in financial markets. The restrictions that have been implemented by federal and local governments to mitigate the impact of the pandemic have and continue to adversely impact the U.S. and global economy. The impact on the economy and the various restrictions implemented by governments have created and are expected to continue to create disruption in real estate financing transactions and the commercial real estate market and adversely impact a number of industries, including many small businesses throughout the United States. The outbreak has triggered a period of economic slowdown and experts are uncertain as to how long these conditions may last.
Although the federal and local governments have taken a number of actions to provide relief to the economy in response to the COVID-19 pandemic, there is no guarantee that such measures will provide sufficient relief to avoid continued adverse effects on the economy and the Combined Company’s business.
The ability of Ready Capital and the Mosaic Funds to operate, their levels of business activity and the profitability of their respective businesses, as well as the values of, and the cash flows from, the assets they own have been impacted by the effects of COVID-19 and the Combined Company’s ability to operate, profitability and asset value could continue to be impacted by the effects of the COVID-19 pandemic. While Ready Capital and the Mosaic Funds have implemented risk management and contingency plans and taken preventive measures and other precautions, no predictions of specific scenarios can be made with respect to the COVID-19 pandemic and such measures may not adequately predict the impact on the Combined Company from such events.

General Tax Risks
Risks Related to Taxes and the Mergers
The Mergers are expected to be taxable to the members and partners of the Mosaic Merger Entities; however, such members and partners will not receive cash with which to pay any tax.
Assuming the Mergers are completed as currently contemplated, Ready Capital and the Mosaic Manager expect to take the position that, although the matter is not free from doubt, the Mergers should be treated by the Interest Holders as a taxable sale by the Interest Holders of their Mosaic Merger Entity Interests to the Operating Partnership for U.S. federal income tax purposes. Each Interest Holder is expected to recognize gain or loss as a result of the Mergers measured by the difference, if any, between the fair market value of the consideration received by it at Closing and such Interest Holder’s basis in the Mosaic Merger Entity Interests at the time of Closing. Because the merger consideration will consist of Class B Common Stock, CERs, and cash received in the Mergers in lieu of fractional shares, Interest Holders of Mosaic Merger Entities may need to sell shares of the Class B Common Stock or raise cash from other sources to pay any tax obligations resulting from the Mergers. Consideration provided under the terms of CERs is intended to be treated for U.S. federal income tax purposes as contingent consideration that will be considered received by, and taxable to, an Interest Holder if and when received pursuant to the installment method of Section 453 of the Code, except to the extent that an Interest Holder elects out of the installment method, in which case such Interest Holder will be taxed on the full fair market value of the CER consideration at the time of the Closing. Following the Closing, the Mosaic Manager will provide Interest Holders with information relating to the valuation of the consideration received, including the CERs, at the time of the Closing.
Ready Capital would incur adverse tax consequences if any of the Subject Companies that have elected to be treated as REITs for U.S. federal income tax purposes were to fail to qualify as a REIT for U.S. federal income tax purposes.
As a condition of the Mergers, tax counsel to the Mosaic Merger Entities will provide an opinion to the effect that each Subject Company that has elected to be treated as a REIT for federal income tax purposes has qualified and will continue to qualify as a REIT for United States federal income tax purposes prior to the Mergers (the “Mosaic Opinions”). As a condition of the Mergers, tax counsel to Ready Capital will provide an opinion, which will rely in part on the Mosaic Opinions, to the effect that Ready Capital will be able to continue to qualify as a REIT following the Mergers. However, if any Subject Company that has elected to be treated as a REIT for federal income tax purposes has failed or fails to qualify as a REIT, the Operating Partnership generally would succeed to or incur significant tax liabilities and Ready Capital could possibly lose its REIT status should disqualifying activities continue after the acquisition.
REITs are subject to a range of complex organizational and operational requirements. As a REIT, Ready Capital must distribute with respect to each year at least 90% of its REIT taxable income to its stockholders. Other restrictions apply to its income and assets. Ready Capital’s REIT status is also dependent upon the ongoing qualification of subsidiary entities as REITs, as a result of its substantial ownership interest in those entities.
For any taxable year that Ready Capital fails to qualify as a REIT and is unable to avail itself of certain savings provisions set forth in the Code, it would be subject to federal income tax at the regular corporate rates on all of its taxable income, whether or not it makes any distributions to its shareholders. Those taxes would reduce the amount of cash available for distribution to its shareholders or for reinvestment and would adversely affect Ready Capital’s earnings. As a result, Ready Capital’s failure to qualify as a REIT during any taxable year could have a material adverse effect upon Ready Capital and its shareholders. Furthermore, unless certain relief provisions apply, Ready Capital would not be eligible to elect REIT status again until the fifth taxable year that begins after the first year for which it failed to qualify.
Ready Capital might lose its REIT status and incur significant tax liabilities.
Ready Capital has elected to be taxed as a REIT under the Code, commencing with its taxable year ended December 31, 2011. So long as Ready Capital meets the requirements under the Code for qualification as a REIT each year, Ready Capital can deduct dividends paid to its shareholders when calculating its taxable income. Ready Capital believes that it is organized so that it qualifies as a REIT under the Code and that it has operated and will continue to operate so that it continues to qualify. However, to qualify as a REIT, Ready Capital must meet detailed technical requirements, including income, asset, distribution and stock ownership tests, under several Code provisions that have not been extensively interpreted by judges or administrative officers. In addition, Ready Capital does not control the determination of all factual matters and circumstances that affect its ability to qualify as a REIT. Furthermore, new legislation, regulations, administrative interpretations or court decisions might significantly change the tax laws with respect to REIT qualification or the federal income tax consequences of such qualification.
For any taxable year that Ready Capital fails to qualify as a REIT, it would not be entitled to deduct dividends paid to its shareholders from its taxable income. Consequently, Ready Capital’s net assets and distributions to shareholders would be substantially reduced because of its increased tax liability. If Ready Capital made distributions in anticipation of its qualification as a REIT, it might be required to borrow additional funds or to liquidate some of its investments in order to pay the applicable tax. If Ready Capital’s qualification as a REIT terminates, it may not be able to elect to be treated as a REIT for the four taxable years following the year it lost the qualification.
Ready Capital may pay taxes even if it continues to qualify as a REIT.
Even if Ready Capital continues to qualify as a REIT, it is required to pay some federal, state, local and foreign taxes on its income and property. For example, certain of Ready Capital’s subsidiaries have elected to be treated as taxable REIT subsidiaries and Ready Capital expects that certain entities acquired in the Mergers will elect to be treated as taxable REIT subsidiaries. Ready Capital will be subject to a 100% penalty tax on payments it receives from these subsidiaries if the economic arrangements between the REIT and the taxable subsidiaries are not comparable to similar arrangements between unrelated third parties. Ready Capital also could be subject to tax in the event it, among other things:
•
sells property that is considered to be held for sale to customers in the ordinary course of its trade or business (for example, inventory) for federal income tax purposes; or

•
fails to satisfy certain distribution rules, as described below.

Ready Capital’s REIT distribution requirements are complex and may create tax difficulties.
To maintain Ready Capital’s status as a REIT for federal income tax purposes, Ready Capital generally must distribute to its shareholders at least 90% of its taxable income each year. In addition, Ready Capital is subject to a 4% nondeductible excise tax on the amount by which its distributions for a calendar year are less than the sum of:
• 85% of its ordinary income for the calendar year;
• 95% of its capital gain net income for the calendar year; and
• any amount of its income that it did not distribute in prior years.
For tax purposes, Ready Capital may be required to treat interest, rent and other items as earned even though Ready Capital has not yet received these amounts. In addition, Ready Capital may not be able to deduct currently as expenses for tax purposes some items that it has actually paid. Ready Capital could also realize income, such as income from cancellation of indebtedness, that is not accompanied by cash proceeds. If one or more of these events happened, Ready Capital could have taxable income in excess of cash available for distribution. In such circumstances, Ready Capital might have to borrow money or sell investments on unfavorable terms in order to meet the distribution requirements applicable to a REIT.
Certain of the Subject Companies will be limited in using certain tax net operating loss carryovers.
If a corporation undergoes an “ownership change” within the meaning of Section 382 of the Code and the Treasury Regulations thereunder, such corporation’s ability to use net operating losses (“NOLs”) generated prior to the time of that ownership change may be limited. To the extent the affected corporation's ability to use NOLs is limited, such corporation's taxable income may increase. As of December 31, 2020, certain of the Subject Companies had approximately $20.8 million of Federal NOLs and $20.6 million of state NOLs which have an unlimited carryforward for federal income tax purposes and a portion of these NOLs will expire during the period from December 31, 2023 to December 31, 2040 for state tax purposes if not utilized. An ownership change within the meaning of Section 382 of the Code with respect to these Subject Companies will occur in connection with the Mergers. Accordingly, their ability to use NOLs incurred prior to the ownership change in such future years will be limited, and such Subject Companies will have greater taxable income as a result of such limitation.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement/prospectus and the annexes to this proxy statement/prospectus contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act.
These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “likely,” or other words, phrases or expressions of similar import, or the negative or other words or expressions of similar meaning, and statements regarding the benefits of the Transactions contemplated by the Merger Agreement or the future financial condition, results of operations and business of Ready Capital or the Combined Company. Without limiting the generality of the preceding sentence, certain information contained in the sections “The Transactions — Background of the Transactions,” “The Transactions — Recommendation of the Ready Capital Board and Its Reasons for the Transactions,” “The Transactions — Recommendation of the Mosaic Manager and Its Reasons for the Transactions,” “The Transactions — Certain Ready Capital Unaudited Prospective Financial Information” and “The Transactions — Certain Mosaic Funds Unaudited Prospective Financial Information” constitute forward-looking statements.
Ready Capital and the Mosaic Manager base these forward-looking statements on particular assumptions that they have made in light of their industry experience, as well as their perception of historical trends, current conditions, expected future developments and other factors that they believe are appropriate under the circumstances. The forward-looking statements are necessarily estimates reflecting the judgment of Ready Capital’s and the Mosaic Manager’s respective management and involve a number of known and unknown risks, uncertainties and other factors which may cause actual results, performance, or achievements of Ready Capital, the Subject Companies or the Combined Company to be materially different from those expressed or implied by the forward-looking statements. In addition to other factors and matters contained in this proxy statement/prospectus, including those disclosed under “Risk Factors” beginning on page 41, these forward-looking statements are subject to risks, uncertainties and other factors, including, among others:
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the ability of Ready Capital and the Mosaic Funds to obtain the required stockholder approvals and investor consents to consummate the Transactions;

•
the satisfaction or waiver of other conditions in the Merger Agreement;

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the risk that the Mergers or the other Transactions contemplated by the Merger Agreement may not be completed in the time frame expected by the parties or at all;

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the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

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the ability of Ready Capital to successfully integrate pending transactions and implement its operating strategy, including the Mergers;

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the unique risks related to the origination and ownership of construction loans, which are subject to additional risks as compared to loans secured by existing structures or land;

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increased competition from entities engaged in construction lending activities;

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adverse changes in residential real estate and the residential real estate capital markets;

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financing risks;

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the outcome of litigation, including any legal proceedings that may be instituted against Ready Capital, the Mosaic Manager or other parties related to the Merger Agreement;

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regulatory proceedings or inquiries;

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changes in laws or regulations or interpretations of current laws and regulations that impact Ready Capital’s or the Subject Companies’ business, assets or classification as a REIT; and

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other risks detailed in filings made by Ready Capital with the SEC, including the Annual Report on Form 10-K for the year ended December 31, 2020 and other reports filed by Ready Capital with the

SEC and incorporated herein by reference. See also “Where You Can Find More Information and Incorporation by Reference” on page 203 of this proxy statement/prospectus.
Although Ready Capital and the Mosaic Manager believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this proxy statement/prospectus will prove to be accurate. As you read and consider the information in this proxy statement/prospectus, you are cautioned to not place undue reliance on these forward-looking statements. These statements are not guarantees of performance or results and speak only as of the date of this proxy statement/prospectus, in the case of forward-looking statements contained in this proxy statement/prospectus, or the dates of the documents incorporated by reference or attached as annexes to this proxy statement/prospectus, in the case of forward-looking statements made in those documents. Neither Ready Capital nor the Mosaic Manager undertakes any obligation to update or revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information or developments, future events, or otherwise, and each expressly disclaims any obligation to do so, except as required by law.
In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Ready Capital, the Mosaic Manager or any other person that the results or conditions described in such statements or the objectives and plans of Ready Capital or the Mosaic Manager will be achieved. In addition, the qualification of Ready Capital and certain of the Subject Companies as a REIT involves the application of highly technical and complex provisions of the Code.
All forward-looking statements, expressed or implied, included in this proxy statement/prospectus are expressly qualified in their entirety by this cautionary statement and the factors discussed under the heading “Risk Factors” herein. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Ready Capital, the Mosaic Manager or persons acting on their behalf may issue.

THE COMPANIES
Ready Capital Corporation
Ready Capital Corporation
1251 Avenue of the Americas
50th Floor
New York, New York 10020
(212) 275-4600
Ready Capital is a multi-strategy real estate finance company that originates, acquires, finances and services SBC loans, SBA loans, residential mortgage loans, and to a lesser extent, MBS collateralized primarily by SBC loans, or other real estate-related investments. Ready Capital’s loans generally range in original principal amounts up to $35 million and are used by businesses to purchase real estate used in their operations or by investors seeking to acquire small multi-family, office, retail, mixed use or warehouse properties.
Ready Capital’s origination and acquisition platforms consist of the following four operating segments:
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Loan Acquisitions.   Ready Capital acquires performing and non-performing SBC loans as part of its business strategy. It holds performing SBC loans to term, and it seeks to maximize the value of the non-performing SBC loans acquired by it through borrower-based resolution strategies. It typically acquires non-performing loans at a discount to their unpaid principal balance when Ready Capital believes that resolution of the loans will provide attractive risk-adjusted returns.

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SBC Originations.   Ready Capital originates SBC loans secured by stabilized or transitional investor properties using multiple loan origination channels through its wholly owned subsidiary, ReadyCap Commercial, LLC, a wholly owned subsidiary of ReadyCap Holdings, LLC. These originated loans are generally held-for-investment or placed into securitization structures. Additionally, as part of this segment, Ready Capital originates and services multi-family loans under the Federal Home Loan Mortgage Corporation’s Small Balance Loan Program (“Freddie Mac” and the “Freddie Mac program”). These originated loans are held for sale, then sold to Freddie Mac. In addition, SBC originations include construction and permanent financing for the preservation and construction of affordable housing primarily utilizing tax-exempt bonds.

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Small Business Lending.   Ready Capital acquires, originates and services owner-occupied loans guaranteed by the SBA under its Section 7(a) loan program through its wholly owned subsidiary, ReadyCap Lending, LLC. Ready Capital holds an SBA license as one of only 14 non-bank Small Business Lending Companies (“SBLCs”) and have been granted preferred lender status by the SBA. These originated loans are either held-for-investment, placed into securitization structures, or sold. Ready Capital also acquires purchased future receivables through its Knight Capital platform (“Knight Capital”). Knight Capital, which Ready Capital acquired in 2019, is a technology-driven platform that provides working capital to small and medium sized businesses across the U.S. In the second quarter of 2021, Ready Capital realigned its business segments to include Knight Capital in the Small Business Lending segment from the Acquisitions segment to be more closely aligned with the activities of, and projections for, Knight Capital. Ready Capital has recast all prior period amounts and segment information to conform to this presentation.

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Residential Mortgage Banking.   Ready Capital operates its residential mortgage loan origination segment through its wholly owned subsidiary, GMFS, LLC (“GMFS”). GMFS originates residential mortgage loans eligible to be purchased, guaranteed or insured by the Federal National Mortgage Association (“Fannie Mae”), Freddie Mac, Federal Housing Administration, U.S. Department of Agriculture and U.S. Department of Veterans Affairs through retail, correspondent and broker channels. These originated loans are then sold to third parties, primarily agency lending programs.

Ready Capital’s objective is to provide attractive risk-adjusted returns to its stockholders, primarily through dividends and secondarily through capital appreciation. In order to achieve this objective, Ready Capital intends to continue to grow its investment portfolio and believes that the breadth of its full-service real estate finance platform will allow the company to adapt to market conditions and deploy capital in its asset classes and segments with the most attractive risk-adjusted returns.
Ready Capital has elected to be treated as a REIT for U.S. federal income tax purposes. To qualify as a REIT, Ready Capital is required to meet certain investment and operating tests and annual distribution requirements. Ready Capital generally will not be subject to U.S. federal income taxes on its taxable income to the extent that it annually distributes all of its net taxable income to stockholders, does not participate in prohibited transactions and maintains its intended qualification as a REIT. However, certain activities that Ready Capital may perform may cause Ready Capital to earn income which will not be qualifying income for REIT purposes. Ready Capital has designated certain of its subsidiaries as TRSs, to engage in such activities, and Ready Capital may form additional TRSs in the future. Ready Capital also operates its business in a manner that will permit it to maintain its exemption from registration under the Investment Company Act.
Shares of Common Stock are listed on the NYSE, trading under the symbol “RC.”
Ready Capital’s principal executive offices are located at 1251 Avenue of the Americas, 50th Floor, New York, New York 10020, and its telephone number is (212) 275-4600. Ready Capital’s website is www.readycapital.com.
RC Mosaic Sub, LLC
RC Merger Subsidiary, LLC
1251 Avenue of the Americas
50th Floor
New York, New York 10020
(212) 275-4600
Merger Sub is a Delaware limited liability company that was formed on October 22, 2021 solely for the purpose of effecting the Mergers. Pursuant to the Merger Agreement, subject to the satisfaction of the closing conditions set forth in the Merger Agreement with respect to each Merger, each of MREC, MREC TE and MREC IIS will merge with and into Merger Sub, with Merger Sub continuing as the Surviving Company of each Merger. Merger Sub has not conducted any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement.
Mosaic Funds
The Mosaic Manager
4500 Park Granada, Suite 204
Calabasas, CA 91302
(310) 929-4600
MREC
MREC is a Delaware limited liability company which was organized to originate or acquire short term loans collateralized by real estate, each with LTV exposure not to exceed 70%. In addition to owning first mortgage interests, MREC may invest in other forms of debt exposure through joint ventures or other structured finance products such as mezzanine debt, preferred equity, or exchange listed, liquid mortgage REIT securities. The Mosaic Manager is MREC’s manager. The Mosaic Manager is an investment advisor registered with the SEC under the Investment Advisors Act.
The primary goal of MREC is to create stable and predictable cash flow with a high level of principal protection. The short-term maturities of MREC’s investments, with most maturities expected to be less than or equal to three years plus extensions, seek to protect investors against inflation and the prospect of rising interest rates. MREC may employ leverage, which leverage will not exceed 25% of its NAV under normal market conditions. Embedded leverage relating to MREC’s investments, as determined by the Mosaic Manager in good faith, will not count toward the 25% leverage limitation.

MREC makes investments seeking to generate a net (after fees, expenses, Incentive Distributions and reserves), leveraged annualized current target return in the range of 9% to 12%. MREC is an open-ended fund and intended to be perpetual, and therefore there is no limit on the amount of capital contributions that MREC may accept from prospective investors from time to time. This structure is intended to allow investors to contribute capital to MREC on a regular basis. However, MREC will only accept capital contributions from investors at closings scheduled in the sole discretion of the Mosaic Manager from time to time, which the Mosaic Manager anticipates will occur monthly or quarterly.
The capital contributions to MREC include a co-investment by the Mosaic Manager and/or its principals or affiliates. MREC, together with any limited liability companies, partnerships or other vehicles sponsored or managed by the Mosaic Manager with substantially the same investment strategy as MREC (including the other Mosaic Funds), and any limited liability companies, partnerships or other vehicles sponsored or managed by the Mosaic Manager that will be formed for the purpose of acquiring membership units of MREC or any co-investment vehicles, will be the sole vehicles through which the Mosaic Manager and its principals will pursue the strategy of owning short-term real estate debt, excluding any legacy investments.
MREC intends to operate its business in a manner that will permit it to be excluded from registration as an investment company under the Investment Company Act.
MREC TE
MREC TE is a Delaware limited liability company which was organized to originate or acquire short term loans collateralized by real estate, each with LTV exposure not to exceed 70%. In addition to owning first mortgage interests, MREC TE may invest in other forms of debt exposure through joint ventures or other structured finance products such as mezzanine debt, preferred equity, or exchange listed, liquid mortgage REIT securities. The Mosaic Manager is MREC TE’s manager. The Mosaic Manager is an investment advisor registered with the SEC under the Investment Advisors Act.
The primary goal of MREC TE is to create stable and predictable cash flow with a high level of principal protection. The short-term maturities of MREC TE’s investments, with most maturities expected to be less than or equal to three years plus extensions, seek to protect investors against inflation and the prospect of rising interest rates. MREC TE may employ leverage, which leverage will not exceed 25% of its NAV under normal market conditions. Embedded leverage relating to MREC TE’s investments, as determined by the Mosaic Manager in good faith, will not count toward the 25% leverage limitation.
MREC TE makes investments seeking to generate a net (after fees, expenses, Incentive Distributions and reserves), leveraged annualized current target return in the range of 9% to 12%. MREC TE is an open-ended fund and intended to be perpetual, and therefore there is no limit on the amount of capital contributions that MREC TE may accept from prospective investors from time to time. This structure is intended to allow investors to contribute capital to MREC TE on a regular basis. However, MREC TE will only accept capital contributions from investors at closings scheduled in the sole discretion of the Mosaic Manager from time to time, which the Mosaic Manager anticipates will occur monthly or quarterly.
The capital contributions to MREC TE include a co-investment by the Mosaic Manager and/or its principals or affiliates. MREC TE, together with any limited liability companies, partnerships or other vehicles sponsored or managed by the Mosaic Manager with substantially the same investment strategy as MREC TE (including the other Mosaic Funds), and any limited liability companies, partnerships or other vehicles sponsored or managed by the Mosaic Manager that will be formed for the purpose of acquiring membership units of MREC TE or any co-investment vehicles, will be the sole vehicles through which the Mosaic Manager and its principals will pursue the strategy of owning short-term real estate debt, excluding any legacy investments.
MREC TE intends to operate its business in a manner that will permit it to be excluded from registration as an investment company under the Investment Company Act.

MREC Offshore
MREC Offshore is a Cayman Islands exempted limited partnership which was organized to originate or acquire short term loans collateralized by real estate, each with LTV exposure not to exceed 70%. In addition to owning first mortgage interests, MREC Offshore may invest in other forms of debt exposure through joint ventures or other structured finance products such as mezzanine debt, preferred equity, or exchange listed, liquid mortgage REIT securities. The Mosaic Manager is MREC Offshore’s general partner. The Mosaic Manager is an investment advisor registered with the SEC under the Investment Advisors Act.
The primary goal of MREC Offshore is to create stable and predictable cash flow with a high level of principal protection. The short-term maturities of MREC Offshore’s investments, with most maturities expected to be less than or equal to three years plus extensions, seek to protect investors against inflation and the prospect of rising interest rates. MREC Offshore may employ leverage, which leverage will not exceed 25% of its NAV under normal market conditions. Embedded leverage relating to MREC Offshore’s investments, as determined by the Mosaic Manager in good faith, will not count toward the 25% leverage limitation.
MREC Offshore makes investments seeking to generate a net (after fees, expenses, Incentive Distributions and reserves), leveraged annualized current target return in the range of 9% to 12%. MREC Offshore is an open-ended fund and intended to be perpetual, and therefore there is no limit on the amount of capital contributions that MREC Offshore may accept from prospective investors from time to time. This structure is intended to allow investors to contribute capital to MREC Offshore on a regular basis. However, MREC Offshore will only accept capital contributions from investors at closings scheduled in the sole discretion of the Mosaic Manager from time to time, which the Mosaic Manager anticipates will occur monthly or quarterly.
The capital contributions to MREC Offshore include a co-investment by the Mosaic Manager and/or its principals or affiliates. MREC Offshore, together with any limited liability companies, partnerships or other vehicles sponsored or managed by the Mosaic Manager with substantially the same investment strategy as MREC Offshore (including the other Mosaic Funds), and any limited liability companies, partnerships or other vehicles sponsored or managed by the Mosaic Manager that will be formed for the purpose of acquiring membership units of MREC Offshore or any co-investment vehicles, will be the sole vehicles through which the Mosaic Manager and its principals will pursue the strategy of owning short-term real estate debt, excluding any legacy investments.
MREC Offshore intends to operate its business in a manner that will permit it to be excluded from registration as an investment company under the Investment Company Act.
The Combined Businesses
Upon completion of the Transactions, Ready Capital will remain a publicly traded corporation focused on acquiring, originating, managing, servicing and financing primarily SBC, SBA and residential loans. Upon completion of the Transactions (assuming all three of the Mergers are consummated), Ready Capital is expected to have a pro forma common equity market capitalization of approximately $1.63 billion based on the $14.26 per share closing price of Common Stock on February 4, 2022 (treating for these purposes the Class B Common Stock to be issued in the Mergers and the outstanding shares of Common Stock as of immediately prior to Closing as a single class). Following the completion of the Transactions, Ready Capital will continue to be externally managed by the Ready Capital Manager.
The combined business will continue to be operated through Ready Capital and its subsidiaries, which will include the Surviving Company and its subsidiaries.
The Common Stock of the Combined Company will continue to be listed on the NYSE, trading under the symbol “RC.” The Class B Common Stock issued as consideration in the Mergers will not be traded on the NYSE or any other securities exchange. However, the outstanding shares of Class B Common Stock will, automatically convert, on a one-for-one basis, into shares of Common Stock in four equal installments in accordance with the Articles Supplementary over the period ending on the first business day following the 365th calendar day following the date that the Articles Supplementary became effective , provided that the Ready Capital Board may establish an earlier date for any such conversion.

Ready Capital’s principal executive offices will remain located at 1251 Avenue of the Americas, 50th Floor, New York, New York 10020, and its telephone number will be (212) 257-4600.
Mosaic Funds’ Market Price of and Dividends on Common Equity and Related Matters
The membership and partnership interests in the Mosaic Funds are not listed or traded on any securities market or exchange. There is no established public trading market for the membership and partnership interests in the Mosaic Funds.
As of September 30, 2021, there were (i) 1,166 holders of outstanding membership interests in MREC, (ii) 974 holders of outstanding membership interests in MREC TE, and (iii) 45 holders of outstanding partnership interests in MREC Offshore.
Following the Closing, assuming all of the Mergers are completed, (i) each of MREC and MREC TE will cease to exist, and (ii) MREC Offshore will be dissolved following MREC Offshore’s in-kind distribution to its investors of the merger consideration received by MREC Offshore.

Mosaic Funds’ Management’s Discussion and Analysis of Financial Condition and Results of Operation
The following discussion and analysis of the financial condition and results of operations of the Mosaic Funds should be read in conjunction with the section titled “Selected Historical Financial Information of the Mosaic Funds” and the financial statements and related notes and other information of the Mosaic Funds included elsewhere in this proxy statement/prospectus. In addition to historical data, this discussion contains forward-looking statements about the Mosaic Funds’ business, results of operations, cash flows, financial condition and prospects based on current expectations that involve risks, uncertainties and assumptions. Actual results could differ materially from such forward-looking statements. Factors that could cause or contribute to those differences include, but are not limited to, those identified below and those discussed in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” included elsewhere in this proxy statement/prospectus.Additionally, the Mosaic Funds’ historical results are not necessarily indicative of the results that may be expected for any period in the future.
Introduction
This Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) is intended to provide a reader of the Mosaic Funds’ financial statements with a narrative from the perspective of the Mosaic Manager on the Mosaic Funds’ financial condition, results of operations, liquidity and certain other factors that may affect the Mosaic Funds’ future results. This MD&A is presented in four main sections:
•
Overview

•
Results of Operations

•
Liquidity and Capital Resources

•
Critical Accounting Policies and Use of Estimates

Overview
The Mosaic Manager is the manager or general partner, as applicable, to each of the Mosaic Funds. The Mosaic Funds were organized to originate or acquire short term loans collateralized by real estate with an LTV exposure not to exceed 70%. The primary goal of the Mosaic Funds has been to create stable and predictable cash flow with a high level of principal protection. The short-term maturities of the Mosaic Funds’ investments, with most maturities expected to be less than or equal to three years plus extensions that typically do not exceed a term, with extensions of five years, seek to protect investors against inflation and the prospect of rising interest rates. The Mosaic Funds may employ leverage, which leverage will not exceed 25% of NAV under normal market conditions. Embedded structured finance leverage relating to the Mosaic Funds’ investments, as determined by the Mosaic Manager in good faith, does not count toward the aforementioned 25% leverage limitation. In addition to owning first mortgage interests, the Mosaic Funds invest in other forms of debt exposure, including, without limitation, through joint ventures or other structured finance products such as mezzanine debt, and preferred equity.
The Mosaic Funds make investments seeking to generate a net (after fees, expenses, Incentive Distributions and reserves), leveraged annualized target return in the range of 9% to 12%. The Mosaic Funds are formed as open-ended funds and have historically accepted investor capital on a monthly basis. Pursuant to the Mosaic Funds’ governing documents, the investors in each Mosaic Fund are entitled to a quarterly distribution (net of the Incentive Distribution) equal to each investor’s pro-rata portion of the “distributable income” (effectively, cash income paid to each fund). The Mosaic Manager is entitled to a quarterly Incentive Distribution from each Mosaic Fund; provided, however, that certain investors, in lieu of the Incentive Distribution, pay the Mosaic Manager a fixed management fee for regulatory purposes. Notwithstanding the foregoing, no Incentive Distribution is payable to the Mosaic Manager unless a 1% quarterly hurdle rate is exceeded.
The Mosaic Manager invests the Mosaic Funds’ capital in accordance with a number of key tenets. First, there exists a strong preference for originating investments as opposed to purchasing existing investments. Accordingly, the Mosaic Funds have originated all of their investments to date. This allows the Mosaic Manager to understand all core aspects of a debt investment from its inception and not rely on third party originators, resulting in the Mosaic Manager’s view that it provides enhanced relative risk management in that the Mosaic Manager’s personnel are involved and responsible for all core due diligence of the borrower, the borrower’s principal and affiliates, negotiating key deal terms, and being involved in all critical aspects of the deal’s legal documentation. The Mosaic Manager also seeks to invest the Mosaic Funds’ capital in a manner that targets and focusses upon those areas of the mortgage and real estate that lack established, not saturated competition, thus preserving both pricing power as well as an enhanced ability to manage risk. With this central tenet, the Mosaic Funds have, over the past several years, invested a significant percentage of their available capital into construction lending opportunities. Finally, the Mosaic Manager is focused on global macroeconomic trends. Accordingly, the Mosaic Funds have maintained limited balance sheet leverage (outside of strategic asset based leverage opportunities), have not financed properties that the Mosaic Manager believes possessed significant obsolescence risk, and have funded preferred equity investments backed by working-class multifamily properties, especially in the southwestern and southeastern portions of the United States.
Throughout the period for which the Mosaic Funds have originated new investments, the Mosaic Manager maintained an investment committee comprised of its executives ranging in number from two (the Mosaic Manager’s original founders) to up to as many as four (which was the size of the investment committee during much of 2019, 2020 and through approximately the first half of 2021). Unanimous approval is required to approve any new investment or material change to an existing investment.
Factors Impacting Operating Results
At the outset of the COVID-19 pandemic, the Mosaic Manager made a determination to cease originating new investments for the Mosaic Funds. This decision was reached collectively by the Mosaic Manager’s senior management in order to minimize risk and ascertain the impacts of COVID-19 both from a portfolio-based and a macro-economic perspective. There was a concern that the risks introduced by the pandemic were severe, and that a cautious and conservative approach to both investing and to the use of leverage was prudent and appropriate. This decision re-focused the Mosaic Manager’s personnel and efforts on the asset management of the Mosaic Funds’ existing portfolio. The Mosaic Manager believes that it has preserved value and allowed the Mosaic Manager to nimbly and optimally address any challenges in the portfolio promptly.
The Mosaic Manager believes that this decision to cease originating new investments has proven extremely valuable to preserving and enhancing the investment value of the Mosaic Funds’ investors.
Currently, all but five of the Mosaic Funds’ assets are performing at or near underwritten expectation. The five underperforming assets are two land holdings, a mixed-use property, a preferred equity interest in a land holding, and a loan secured by a hotel development project Two of the land holding assets are currently being marketed for sale. One of these properties is in the letter of intent stage with a potential, bona fide purchaser, and a number of other parties have expressed interest. The second land property being marketed for sale is expected to enter into the letter of intent stage in early 2022. The third real property asset is being developed alongside an experienced third-party developer into a multi-phase apartment property in Sonoma, County, California, which the Mosaic Manager expects completion to occur, over a rolling period, beginning as early as 2024. The mixed use property, representing real property that was secured by a loan and received as part of a deed-in-lieu arrangement, is in contract to be sold, with seller-financing by the Mosaic Funds, to an entrepreneurial real estate operator who plans to reposition the asset from general office space into life-science office and lab space. The sale is targeted to occur in the first quarter of 2022. Lastly, the Mosaic Funds are currently in the process of gaining control of the hotel redevelopment project through a foreclosure process, and intend to complete the project with an experienced developer. The remainder of the Mosaic Funds’ portfolio is performing at or in close accord with original underwriting expectations.
Results of Operations
Key Financial Measures and Indicators
As open-ended pooled investment vehicles, the Mosaic Manager believes the key financial performance measures and indicators for the Mosaic Funds and their respective business are the Mosaic Funds’ quarterly and annual (1) net income (2) total returns (calculated using geometric returns based on GAAP numbers in accordance with FASB’s Accounting Standards Codification 946, as applicable for investment companies and net of any fees paid to the Mosaic Manager) and (3) NAV, which reflects both growth by increase in asset value and growth by new capital contributions.
The following table sets forth certain information on our operating results for each Mosaic Fund since its inception, presented on a quarterly basis and with annual returns by calendar year and an inception to date return.
Mosaic Real Estate Credit, LLC
Quarter	Capital Balance(1)	Net Income(2)	Quarterly Net Return(3)	Yearly Net Return(3)(4)(5)
Q2 2015(5)	$15,662,104	$208,480	0.76%
Q3 2015	25,872,213	620,316	2.59%
Q4 2015	33,176,387	704,567	2.19%	5.62%
Q1 2016	40,477,966	1,226,904	3.06%
Q2 2016	49,175,264	1,549,549	3.19%
Q3 2016	69,228,814	2,107,593	3.10%
Q4 2016	74,416,433	2,624,250	3.51%	13.49%
Q1 2017	91,329,564	2,580,725	2.88%
Q2 2017	110,904,964	2,444,999	2.23%
Q3 2017	132,289,669	2,244,570	1.72%
Q4 2017	158,222,744	3,283,306	2.08%	9.20%
Q1 2018	177,074,938	3,599,080	2.04%
Q2 2018	192,344,386	3,511,696	1.84%
Q3 2018	215,106,887	3,985,369	1.87%
Q4 2018	231,760,785	7,911,785	3.44%	9.50%
Q1 2019	245,602,327	5,427,426	2.24%
Q2 2019	269,845,510	7,923,396	2.93%
Q3 2019	298,529,775	7,205,497	2.44%
Q4 2019	324,234,120	5,336,574	1.67%	9.59%
Q1 2020	326,485,800	6,155,075	1.90%
Q2 2020	337,194,195	5,999,974	1.79%
Q3 2020	346,309,929	6,350,312	1.84%
Q4 2020	356,883,999	7,408,104	2.09%	7.83%
Q1 2021	360,144,836	4,455,104	1.24%
Q2 2021	361,194,043	7,039,637	1.96%
Q3 2021	363,636,363	8,851,348	2.45%	5.75%
Annualized Inception to Date Return 9.64%

(1)
Quarterly average capital balance of all investor classes (excluding manager / general partner capital accounts)

(2)
Total net income for all investor classes during the referenced period (net of incentive allocation)

(3)
The quarterly and yearly returns above include all investor classes (excluding the managing member). The returns above are unaudited and subject to future adjustment and revision.

(4)
Yearly net returns for partial years are not annualized

(5)
Partial period of 5/18/15 to 5/31/15 excluded from Q2 2015 quarterly and 2015 annual return

Note:   All return calculations are derived using geometric returns

Mosaic Real Estate Credit TE, LLC
Quarter	Capital Balance(1)	Net Income(2)	Quarterly Net Return(3)	Yearly Net Return(3)(4)
Q4 2016	$16,913,989	$578,037	3.32%	3.32%
Q1 2017	27,757,812	778,775	2.88%
Q2 2017	38,502,233	843,133	2.22%
Q3 2017	45,318,348	762,367	1.70%
Q4 2017	56,367,003	1,137,261	2.01%	9.11%
Q1 2018	69,086,239	1,401,442	2.03%
Q2 2018	81,078,236	1,479,578	1.84%
Q3 2018	90,145,576	1,648,322	1.85%
Q4 2018	96,515,104	3,249,184	3.41%	9.43%
Q1 2019	103,766,110	2,289,362	2.23%
Q2 2019	116,700,997	3,437,306	2.93%
Q3 2019	130,241,000	3,261,684	2.53%
Q4 2019	141,832,787	2,241,420	1.61%	9.63%
Q1 2020	151,496,014	2,864,218	1.91%
Q2 2020	157,193,821	2,811,240	1.80%
Q3 2020	160,494,067	2,949,699	1.84%
Q4 2020	163,621,920	3,424,291	2.10%	7.87%
Q1 2021	165,536,833	2,058,821	1.25%
Q2 2021	166,438,920	3,263,730	1.97%
Q3 2021	168,086,825	4,114,268	2.46%	5.79%
Annualized Inception to Date Return 9.06%

(1)
Quarterly average capital balance of all investor classes (excluding manager / general partner capital accounts)

(2)
Total net income for all investor classes during the referenced period (net of incentive allocation)

(3)
The quarterly and yearly returns above include all investor classes (excluding the managing member). The returns above are unaudited and subject to future adjustment and revision.

(4)
Yearly net returns for partial years are not annualized

Note:   All return calculations are derived using geometric returns
Mosaic Real Estate Credit Offshore, LP
Quarter	Capital Balance(1)	Net Income(2)	Quarterly Net Return(3)	Yearly Net Return(3)(4)
Q4 2016	$1,004,624	$19,828	1.98%	1.98%
Q1 2017	3,366,469	75,547	2.71%
Q2 2017	6,466,699	130,811	2.04%
Q3 2017	7,090,237	108,072	1.53%
Q4 2017	7,345,710	123,677	1.69%	8.22%
Q1 2018	8,083,449	148,066	1.83%
Q2 2018	9,104,488	146,194	1.61%
Q3 2018	8,980,988	146,305	1.64%
Q4 2018	9,106,062	285,858	3.17%	8.51%
Q1 2019	8,269,813	151,035	1.84%
Q2 2019	8,453,714	220,775	2.62%

Quarter	Capital Balance(1)	Net Income(2)	Quarterly Net Return(3)	Yearly Net Return(3)(4)
Q3 2019	9,660,872	228,423	2.38%
Q4 2019	10,428,469	167,912	1.62%	8.73%
Q1 2020	11,623,593	212,806	1.84%
Q2 2020	12,540,504	216,867	1.74%
Q3 2020	13,184,641	234,397	1.78%
Q4 2020	13,425,820	272,246	2.04%	7.61%
Q1 2021	13,455,685	159,769	1.19%
Q2 2021	16,804,179	329,714	1.91%
Q3 2021	18,586,673	443,126	2.40%	5.59%
Annualized Inception to Date Return 8.30%

(1)
Quarterly average capital balance of all investor classes (excluding manager / general partner capital accounts)

(2)
Total net income for all investor classes during the referenced period (net of incentive allocation)

(3)
The quarterly and yearly returns above include all investor classes (excluding the managing member). The returns above are unaudited and subject to future adjustment and revision.

(4)
Yearly net returns for partial years are not annualized

Note:   All return calculations are derived using geometric returns
Mosaic Funds — Combined Average Capital Balance & Net Income for the years ended December 31, 2018, 2019 and 2020, and the nine months ended September 30, 2020 and 2021
Period	Capital Balance(1)	Net Income(2)
Year Ended December 31, 2018	$297,096,785	$27,512,877
Year Ended December 31, 2019	416,891,374	37,890,810
Year Ended December 31, 2020	512,613,576	38,899,226
Nine Months Ended September 30, 2020	505,507,522	27,794,587
Nine Months Ended September 30, 2021	544,628,119	30,715,045
Net Income / Capital Balance Variances (based on the figures from the above table)
	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020	$ Variance	% Variance
Capital Balance(1)	$544,628,119	$505,507,522	$39,120,597	8%
Net Income(2)	$30,715,045	$27,794,587	$2,920,458	10%
	Year Ended December 31, 2020	Year Ended December 31, 2019	$ Variance	% Variance
Capital Balance(1)	$512,613,576	$416,891,374	$95,722,202	23%
Net Income(2)	$38,899,226	$37,890,810	$1,008,417	3%
	Year Ended December 31, 2019	Year Ended December 31, 2018	$ Variance	% Variance
Capital Balance(1)	$416,891,374	$297,096,785	$119,794,589	40%
Net Income(2)	$37,890,810	$27,512,877	$10,377,932	38%

(1)
Average capital balance of all investor classes for the calendar quarters covering the referenced period (excluding manager / general partner capital accounts)

(2)
Total net income for all investor classes during the referenced period

The Mosaic Funds’ income is driven by a number of variables including loan origination fees, interest income, loan extension fees, loan payoff fees, receipt of accrued interest, and, in certain cases where the Mosaic Funds own an interest in property equity, a share in property-level income as well as in any capital gains realized from the sale of property. The effect of some of these variables are further heightened when the preponderance of the Mosaic Funds’ loan business is related to funding new construction projects, as has been the case during the past 3 to 4 years.
The reasoning for this has to do with the fact that loan origination fees are received before any loan proceeds has been extended to the borrower, so the income is recognized at a moment when no loan proceeds have been advanced. Further, construction loans are typically funded over a period of 2 to 3 years, so the interest income earned on a single loan has a built-in growth feature inasmuch as over time the same loan produces a growing interest income that is tied to the growing outstanding loan balance. Finally, it is the Mosaic Funds’ policy to reduce its exposure to any one loan in order to optimize its diversification risk exposure. This reduction is typically done through some form of syndication, which would involve selling a portion of the loan, or by leveraging the loan by borrowing against it. The effects of these efforts typically will reduce the total income earned by the Mosaic Funds given that it has offloaded a portion of the loan and thus reduced its credit exposure concurrently, as well as increasing its total rate of return on the portion of the loan that the Mosaic Funds retain, given that generally the investor in the portion sold receives less income than is being paid by the borrower on the loan, with the differential retained by the Mosaic Funds in recognition of both the value generated in the origination process as well as the Mosaic Funds’ typical retention of a more junior position with its retained component of the loan.
The mix of income sources can lead to disparities in income from one period to the next that can be attributed to a number of causes, including: a change in loan origination volume that either increases or decreases loan origination fees, which are typically realized in the quarter in which they are received; a change in interest income that reflects a change in loan balances due to either loan payoffs or loan draws, fees or accrued interest earned at the end of a loan for loans paying off in a period, and equity participations and especially participations in any capital gains.
Net income grew by approximately 38% from 2018 to 2019, which is meaningful. This growth can largely be attributed to some of the factors delineated above, especially the recognition of loan origination fees that were tied to a new record level of loan originations as well as a larger level of interest income that was tied to a nearly 40% increase in year-end loan balance outstanding.
Net income grew again in 2020 from 2019, but to a lesser degree. The growth was largely related to a larger monthly interest income level that was tied to a larger average outstanding loan balance, however, this beneficial growth was somewhat offset by both a reduction in loan origination fees tied to a marked decline in new loan originations, as well as the impact of carrying non-interest earning investments that are being held for sale.
Net income through the first three quarters of 2021 grew by nearly 11% when compared to the same period of 2020. This was attributable partially to a nearly 8% increase in outstanding loan balance upon which interest was being earned, as well as the realization of certain exit fees and shares of capital gains for loan payoffs and asset sales, respectively.
The year-over-year changes in revenue of the Mosaic Funds is driven largely by two key variables: (i) Loan origination fees, which are a percentage of loan origination commitments, and (ii) interest income, which is a direct reflection of Mosaic Funds’ invested assets under management. The following table shows the two main drivers of revenue by calendar year. Steady annual increases in Mosaic funds invested assets under management explains a steady growth in interest income earned. The offset to this trend occurs when income producing investments turn non-performing and stop producing interest income. Over the course of the past several years that has occurred for a number of investments, which has served to depress interest income. The surge in loan origination volume in 2019, and the associated increase in loan origination fee income, had a meaningful positive effect upon 2019 revenues.

	2015	2016	2017	2018	2019	2020	2021*
Original Commitment Amount Originated During the Year or Period	$44,478,000	$267,706,602	$221,425,000	$478,674,430	$1,285,043,562	$235,972,764	—
Mosaic Funds’ Invested Assets Under Management as of the Year or Period Ended	$34,856,248	$101,301,476	$232,497,194	$343,576,966	$467,103,698	$540,889,496	$556,065,145

*
As of September 30, 2021

Balance Sheet Analysis and Metrics
A comparison of each Mosaic Fund’s statement of assets, liabilities and members’ / partners’ equity is provided below covering the calendar years ended 2020 and 2019, as well as dollar and percentage variances between the two years. The numbers for 2020 and 2019 for each Mosaic Fund are taken directly from their respective audited financial statements and accompanying notes to financial statements.
Mosaic Real Estate Credit, LLC
	December 31, 2020	December 31, 2019	$ Change	% Change
Assets
Investments in real estate joint ventures, at fair value	$358,432,990	$308,610,289	$49,822,701	16%
Cash	$3,470,255	$2,286,623	$1,183,632	52%
Due from related parties	$29,530,157	$37,009,307	$(7,479,150)	-20%
Distributions receivable	$8,813,925	$7,887,079	$926,846	12%
Organizational costs	—	$20,202	$(20,202)	-100%
Total Assets	$400,247,327	$355,813,500	$44,433,827	12%
Liabilities
Redemptions payable	$209,852	$19,584,101	$(19,374,249)	-99%
Due to related parties	$31,779,956	$15,328,279	$16,451,677	107%
Distributions payable	$6,411,233	$6,357,549	$53,684	1%
Contributions received in advance	—	$1,772,011	$(1,772,011)	-100%
Accounts payable	$240,618	$296,071	$(55,453)	-19%
Management fees payable	$2,713	$2,096	$617	29%
Total Liabilities	$38,644,372	$43,340,107	$(4,695,735)	-11%
Members’ Equity	$361,602,955	$312,473,393	$49,129,562	16%
Total Liabilities and Members’ Equity	$400,247,327	$355,813,500	$44,433,827	12%

Mosaic Real Estate Credit TE, LLC
	December 31, 2020	December 31, 2019	$ Change	% Change
Assets
Investments in real estate joint ventures, at fair value	$167,315,873	$148,539,804	$18,776,069	13%
Cash	$1,741,665	$2,478,345	$(736,680)	-30%
Due from related parties	$24,567,137	$10,115,597	$14,451,540	143%
Distributions receivable	$2,180,538	$312,508	$1,868,030	598%
Organizational costs	$11,605	$27,221	$(15,616)	-57%
Total Assets	$195,816,818	$161,473,475	$34,343,343	21%
Liabilities
Redemptions payable	—	$2,010,496	$(2,010,496)	-100%
Due to related parties	$27,149,129	$9,847,138	$17,301,991	176%
Distributions payable	$2,646,030	$2,379,775	$266,255	11%
Contributions received in advance	—	$2,550,000	$(2,550,000)	-100%
Accounts payable	$119,861	$147,504	$(27,643)	-19%
Management fees payable	$3,097	$2,938	$159	5%
Total Liabilities	$29,918,117	$16,937,851	$12,980,266	77%
Members’ Equity	$165,898,701	$144,535,624	$21,363,077	15%
Total Liabilities and Members’ Equity	$195,816,818	$161,473,475	$34,343,343	21%
Mosaic Real Estate Credit Offshore, LP
	December 31, 2020	December 31, 2019	$ Change	% Change
Assets
Investments in real estate joint ventures, at fair value	$13,785,451	$11,295,029	$2,490,422	22%
Cash	$103,185	$1,114,523	$(1,011,338)	-91%
Due from related parties	$3,889,163	$2,983,172	$905,991	30%
Organizational costs	$21,944	$48,450	$(26,506)	-55%
Total Assets	$17,799,743	$15,441,174	$2,358,569	15%
Liabilities
Redemptions payable	—	$1,125,211	$(1,125,211)	-100%
Due to related parties	$4,037,650	$3,990,932	$46,718	1%
Distributions payable	$345,394	$194,855	$150,539	77%
Accounts payable	$28,859	$35,495	$(6,636)	-19%
Total Liabilities	$4,411,903	$5,346,493	$(934,590)	-17%
Partners’ Capital	$13,387,840	$10,094,681	$3,293,159	33%
Total Liabilities and Partners’ Capital	$17,799,743	$15,441,174	$2,358,569	15%
Liquidity and Capital Resources
The Mosaic Funds are parties to the following existing credit facilities and loan arrangements:
Mosaic Park City Resort, LLC (“MPCR”), a subsidiary and affiliate of the Mosaic Funds and Mosaic Merger Entities, entered into that certain master repurchase agreement (“MRA”), dated as of December 17, 2019, as amended and restated from time to time, with a chartered national bank in the maximum principal amount of $80.0 million and with an initial maturity date, subject to extensions, of June 6, 2022. The MRA is secured by, inter alia, MPCR’s interest in that certain secured real estate loan in the maximum principal amount of $165.0 million (secured by a real property located in Park City, Utah) dated as of June 6, 2019, as amended and restated from time to time. Each of the Mosaic Funds, jointly and severally, are guarantors under the MRA.
Mosaic North Bergen, LLC (“MNB”), Mosaic LV MF, LLC (“MLV”), and Mosaic Portland Hotel, LLC (“MPH”), each of which is a subsidiary and affiliate of the Mosaic Funds and the Mosaic Merger Entities and each is a borrower under that certain loan agreement dated as of December 30, 2021 in the maximum principal amount of $381 million with an institutional real estate investment and lending firm and with an initial maturity date, subject to extensions (the “Loan-on-Loan”), which is cross-collateralized, inter alia, by those certain secured real estate loans originated by MNB, MLV, and MPH in the maximum principal amounts of $55.0 million (secured by a real property located in North Bergen, New Jersey), $150.0 million (secured by a real property located in Las Vegas, Nevada), and $460.0 million (secured by a real property located in Portland, Oregon), respectively. Certain of the Mosaic Funds, jointly and severally, are guarantors under the Loan-on-Loan.
MREC GALA Subco, LLC (“MREC Subco”), a subsidiary and affiliate of the Mosaic Funds and the Mosaic Merger Entities, is the borrower under that certain loan agreement (the “Bridge Loan”), dated November 12, 2021, in the amount of $25.0 million, with ReadyCap Commercial, LLC, an affiliate of Ready Capital, as lender. The Bridge Loan matures on the earlier of (i) the date which is 30 days after the date on which the MREC Merger is abandoned and (ii) June 30, 2022, and bears interest at a rate per annum of 9.00%. The Bridge Loan is secured by an equity pledge of the limited liability company interests of two limited liability companies, each of which is an affiliate of the Mosaic Funds, and which hold an investment in (a) a loan secured by real property located in Davis, California and (b) a preferred equity interest in land holdings in Sonoma County, California, respectively. The Mosaic Funds and certain Subject Companies, jointly and severally, serve as guarantors to the Bridge Loan.
Mosaic Gardenhouse, LLC (“MGH”), a subsidiary and affiliate of the Mosaic Funds and the Mosaic Merger Entities, sold a senior participation interest to a federal savings bank (which was subsequently assigned in its entirety to a private real estate investment firm) pursuant to that certain participation and servicing agreement (the “Senior Participation”) dated March 13, 2020. The Senior Participation is equal to a maximum principal amount of $28.0 million and is secured by, inter alia, MGH’s interest in that certain real estate loan secured by property located in Beverly Hills, California in the maximum principal amount of $40.0 million and with a maturity date of February 1, 2022.
Mosaic Timbers Kauai, LLC (“MTK”), a subsidiary and affiliate of the Mosaic Funds and the Mosaic Merger Entities, sold a senior participation interest to a federal savings bank pursuant to that certain participation and servicing agreement (“Senior Participation - 2”) dated July 14, 2020. The Senior Participation - 2 is equal to a maximum principal amount of $14.1 million and is secured by, inter alia, MTK’s and those certain other lenders’ interests in that certain real estate loan secured by property located in Kauai, Hawaii with an original maximum principal amount of $96.0 million (and an adjusted principal amount outstanding at the time of the Senior Participation - 2 of $28.1 million). As of the date hereof, approximately $2.8 million remains outstanding under the loan and approximately $1.4 million remains outstanding under the Senior Participation - 2. The loan and the Senior Participation - 2 have been recently extended to mature as of May 28, 2022.
MREC BPPE Holdings, LLC (“BPPE”), an affiliate of the Mosaic Funds and the Mosaic Merger Entities, is the borrower under that certain mezzanine loan agreement with a large institutional asset manager (the “Mezz Loan”) dated as of April 21, 2021. The Mezz Loan has a maximum principal amount of $28.0 million and is secured by, inter alia, a pledge of 100% of BPPE’s limited company interests in five subsidiaries, each of which hold preferred equity investments in certain underlying real estate ventures. As of the date hereof, the Mezz Loan has approximately $13.0 million of principal outstanding and is expected to be indefeasibly repaid during the first or second quarter of 2022.
Critical Accounting Policies and Use of Estimates
The Mosaic Funds’ financial statements have been prepared in accordance with GAAP. Each of the Mosaic Funds is an investment company and follows the accounting and reporting guidance in the FASB

ASC Topic 946, Financials Services — Investment Companies. The Mosaic Manager has determined that the Mosaic Funds are each an investment company under FASB ASC Topic 946 based on the following characteristics: each Mosaic Fund obtains funds from one or more unaffiliated investors, provides its investors with investment services, maintains that its business purpose and substantive activities are investing funds in multiple investments for returns from capital appreciation and/or investment income, and manages its investments on a fair value basis.
The preparation of financial statements in conformity with GAAP requires the Mosaic Manager to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Investments in Real Estate Joint Ventures, at Fair Value
Investments in real estate joint ventures are stated at the fair value of each Mosaic Fund’s ownership interests of the underlying entities. Each Mosaic Fund’s ownership interests are valued based on the fair value of the underlying investments and other factors, such as ownership percentage, ownership rights, buy/sell agreements, and distribution provisions. Distributions from real estate joint ventures are considered returns of capital to the extent of the cost basis of the investment. Any excess distributions are recognized as realized gains. Upon the disposition of all real estate investments by an investee entity, each Mosaic Fund will continue to state its equity in the remaining net assets of the investee entity during the wind down period, if any, that occurs prior to the dissolution of the investee entity.
Investments in real estate loans, preferred equity and real estate are carried by the real estate joint ventures at fair value, as determined by the Mosaic Manager. It is the Mosaic Funds’ policy to obtain third-party appraisals on a quarterly basis, which are reviewed and approved by the Mosaic Manager. Investments are made directly or indirectly through partnerships or limited liability companies. These investee entities utilize the funds to purchase real estate or interests in other real estate entities or loans. Investments are initially recorded at their original investment amount. Additional investments are added to the cost basis of the investment and distributions that represent a return of investment reduce the cost basis of the investment. The difference between the cost basis of the investment and its fair value represents unrealized appreciation or depreciation. Change in unrealized appreciation and depreciation during a period is reflected in the statement of operations.
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, in the principal or most advantageous market considering the highest and best use of an asset and non-performance risk related to a liability, at the measurement date.
Below is a summary of the valuation techniques and inputs used to value real estate loans, preferred equity and real estate:
Real Estate Loans
The fair values for performing real estate loans are based upon the net present value of the expected cash flows using the discounted cash flow technique (income approach). The primary inputs are expected maturity dates, market interest rates for loans with similar characteristics and adjustments for the borrower’s credit risk. The credit risk component of the valuation considers several factors, including financial performance, business outlook, debt priority and the value of collateral positions. For loans that have an impaired recovery value due to the underlying collateral having a loan-to-value ratio over 100%, a partial or zero recovery is utilized for the terminal cash flow in the discounted cash flow model. Non-performing loans are valued based upon the liquidation value of the underlying collateral.
Preferred Equity
The fair values for investments in preferred equity are based upon the net present value of the expected cash flows using the discounted cash flow technique. The Mosaic Funds obtain current market information regarding the underlying real estate where available and use this information in determining an appropriate discount rate for the investment, which is used to estimate the fair value of investments in preferred equity.
Real Estate
The Mosaic Funds’ investments in real estate consist of two parcels of land and a commercial mixed-use property that were acquired through foreclosure of the real estate, which served as collateral for non-performing mortgage loan investments. The fair value of land parcels is based on comparable sales transaction data, considering the characteristics of the land parcel, including location, zoning and buildable square footage. The fair value of operating properties is based on a discounted cash flow analysis, which involves projecting the net cash flows from the property and computing the present value of the cash flows using a market discount rate. The cash flows include a projection of the net sales proceeds at the end of the holding period, computed by dividing the projected cash flows from the property for the year following the holding period by a market capitalization rate. Determination of appropriate capitalization and discount rates involves consideration of several factors including, but not limited to, the location and quality of the property, and leasing, operational and other risks associated with the property.
Mosaic Funds’ Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
None of the Mosaic Funds have experienced any disagreements with former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or other event which would be reportable pursuant to the requirements of Item 304(b) of the SEC’s Regulation S-K.
Mosaic Funds’ Quantitative and Qualitative Disclosures about Market Risk
Valuation and Liquidity Risk
The Mosaic Funds invest in loans and similar investments for which no liquid market exists. The market prices for such investments may be volatile and may not be readily available due to disruptions in the global capital, credit and real estate markets.
The decline in liquidity and prices of loans and similar investments, as well as the availability of observable transaction data and inputs, impacts the determination of fair value of investments. As a result, amounts ultimately realized by the Mosaic Funds from investments sold may differ from the fair values presented and the differences could be material. In the event a Mosaic Fund is required to liquidate all or a portion of its portfolio quickly, the Mosaic Fund may realize significantly less than the value at which it previously recorded those investments.
Credit Risk
In the normal course of business, the Mosaic Funds may maintain their cash balances in several financial institutions, which at times may exceed FDIC insurance limits. The Mosaic Funds manage their credit risk by maintaining cash balances with financial institutions that the Mosaic Manager believes are financially sound. The Mosaic Funds are subject to credit risk to the extent any financial institution with which the Mosaic Funds conduct business is unable to fulfill contracted obligations on its behalf. Credit risk includes the possibility that a loss may occur from the failure of counterparties or issuers to make payments according to contract terms. Additionally, concentration of credit risk arises when a number of borrowers related to the Mosaic Funds’ real estate loans are engaged in similar business activities or activities in the same geographic region or have similar economic features that would cause their ability to meet contractual obligations, including those to the Mosaic Funds, to be similarly affected by changes in economic conditions. The Mosaic Funds monitor various segments of the Mosaic Funds’ portfolios to assess potential concentration of credit risks.
Diversification Risk
The assets of the Mosaic Funds and the geography of investments are concentrated in collateralized loans, preferred equity investments, and properties in the real estate market which may expose the investment portfolio to more rapid changes in value than would be the case if the Mosaic Funds were to maintain a wide diversification among investments or industry sectors.
Concentrations of Market and Interest Rate Risk
Market risk is a potential loss the Mosaic Funds may incur as a result of changes in the fair value of its investments. Interest rate risk includes the risk associated with changes in prevailing interest rates. Any change to the interest rates relevant to a particular investment may result in the Mosaic Funds being unable to secure similar returns upon the sale of the Mosaic Funds’ investments. In addition, changes to prevailing rates or changes in expectations of future rates may result in an increase or decrease in the value of the investments held, as well as increase or decrease in amounts of interest income earned.
The United Kingdom’s Financial Conduct Authority announced that it will no longer compel panel banks to sustain LIBOR after December 31, 2021 for the one-week and two- month U.S. dollar settings, and after June 30, 2023 for the remaining U.S. dollar settings. Certain of the Mosaic Funds’ financial instruments, financings or other transactions may use a floating rate based on LIBOR. The expected discontinuation of LIBOR may lead to increased volatility and illiquidity in markets for instruments based on LIBOR. Since the usefulness of LIBOR as a benchmark could deteriorate during the transition period, these effects could occur prior to the end of 2021. Any of these factors may adversely affect the performance of the Mosaic Funds’ LIBOR-based instruments. The Mosaic Funds mitigate their exposure to volatility in LIBOR by incorporating LIBOR floors into the contractual terms of the loan agreements.
Pandemic Risk
Certain impacts from the COVID-19 outbreak may have a significant negative impact on the Mosaic Funds’ operations and performance. These circumstances may continue for an extended period of time, and may have an adverse impact on economic and market conditions. The ultimate economic fallout from the pandemic, and the long-term impact on economies, markets, industries and individual companies, are not known. The extent of the impact to the financial performance and the operations of the Mosaic Funds will depend on future developments, which are highly uncertain and cannot be predicted.
Mosaic Funds’ Investment Policies
The investment policy of each of the Mosaic Funds is to originate or acquire short term loans collateralized by real estate, each with a LTV exposure not to exceed 70%, with the primary goal of creating stable and predictable cash flow with a high level of principal protection, mostly with short-term maturities of less than or equal to three years, plus extensions. Each Mosaic Fund is permitted to employ leverage up to 25% of its NAV under normal market conditions, but excluding “embedded leverage” as determined by the Mosaic Manager in good faith. In addition to owning first mortgage interests, the Mosaic Funds are permitted to invest in other forms of debt exposure through joint ventures or other structured finance products such as mezzanine debt, preferred equity, or exchange listed, liquid Mortgage REIT securities.

Mosaic Funds’ Description of Real Estate
The following table sets forth summary information regarding the real estate currently owned by the Mosaic Funds.
Location	Real Estate Type	Ownership Type	Existing Mortgage on Property	Tenant Leases	Manner Acquired
Windsor, CA(1)	Land for Multifamily Development	Fee Simple	No	No	Deed in Lieu
Portland, OR(1)	Land for Multifamily Development	Fee Simple	No	No	Deed in Lieu
Pope Valley, Napa County, CA(1)	Land for Resort, Vineyard, and/or Single Family Residences (SFR)	Controlling Interest in Joint Venture Holding Fee Simple	No	No	Controlling Interest in Joint Venture Holding Fee Simple
Los Angeles, CA(2)	Office Building	Leasehold Interest	No	Yes	Deed in Lieu

(1)
Asset yields no income. Expenses consist of de minimus fixed and variable expenses associated with ownership of the property, including but not limited to taxes, insurance, maintenance costs, and third party expenses such as legal and consulting fees.

(2)
See tables below for additional information regarding this property.

The following tables set forth additional information regarding the Park DTLA, a five-building 278,431 square foot office park located in Los Angeles, California. The Mosaic Manager believes that Park DTLA is adequately covered by insurance and currently has no plans for material improvements or renovations with respect to the property.
Average Occupancy Rate for Each of the Last Five Years
Year	Occupancy %
2021	54.70%
2020	59.52%
2019	64.00%
2018	78.57%
2017	74.00%
Average Effective Annual Rent per Square Foot for the Past Five Years
Year	Rental Rate Per Square Foot
2021	$34.79
2020	$38.04
2019	$37.08
2018	$25.83
2017	$23.90
Number of Tenants Occupying 10% or More of Net Rentable Area (“NRA”)
Tenant	Percentage of Total NRA	Annual Rent Per Square Foot	Lease Expiration Date	Lease Renewal Options	Nature of Business
Non-profit life science and research	18.01%	$35.22	10/31/2022	One option for five years	Organ/tissue donor bank and medical research

Schedule of Lease Expirations
Year	Number of Tenants	Square Feet	Annual Base Rent	Percentage of Gross Annual Base Rent
2021	3	26,710	761,554	13.39%
2022	6	58,605	2,165,081	38.06%
2023	3	7,943	340,788	5.99%
2024	2	7,489	328,290	5.77%
2025	3	17,683	813,977	14.31%
2026	0	—	—	0.00%
2027	1	21,217	916,574	16.11%
2028	0	—	—	0.00%
2029	0	—	—	0.00%
2030	0	—	—	0.00%
2031	0	—	—	0.00%
2032+	1	9,134	361,706	6.36%
Total	21	148,781	5,687,970	100.00%

THE READY CAPITAL SPECIAL MEETING
This proxy statement/prospectus is being furnished in connection with the solicitation of proxies from Ready Capital stockholders for exercise at the Ready Capital Special Meeting. This proxy statement/prospectus and accompanying form of proxy are first being mailed to Ready Capital stockholders on or about February 9, 2022.
Purpose of the Ready Capital Special Meeting
The Ready Capital Special Meeting will be held live over the internet on March 14, 2022 at 9:00 a.m., Eastern Time, for the following purposes:
•
to consider and vote on the Common Stock Issuance Proposal, which is the proposal to approve the issuance of shares of Common Stock in connection with the Transactions; and

•
to consider and vote on the Adjournment Proposal, the proposal to adjourn the Ready Capital Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the Common Stock Issuance Proposal.

Only business within the purposes described in the Notice of Special Meeting of Ready Capital may be conducted at the Ready Capital Special Meeting. Any action may be taken on the items of business described above at the Ready Capital Special Meeting on the date specified above, or on any date or dates to which the special meeting may be postponed or adjourned.
This proxy statement/prospectus also contains information regarding the Mosaic Funds Consent Solicitations . At the Ready Capital Special Meeting Ready Capital stockholders will not be voting on the matters contemplated by the Mosaic Funds Consent Solicitations.
Record Date; Voting Rights; Proxies
Ready Capital has fixed the close of business on February 3, 2022 as the Ready Capital Record Date for determining holders of Common Stock entitled to notice of, and to vote at, the Ready Capital Special Meeting. Only holders of Common Stock at the close of business on the Ready Capital Record Date will be entitled to notice of, and to vote at, the Ready Capital Special Meeting. As of the Ready Capital Record Date, there were 84,032,793 issued and outstanding shares of Common Stock. Each holder of record of Common Stock on the Ready Capital Record Date is entitled to one vote per share. Votes may be cast either virtually or by properly authorized proxy at the Ready Capital Special Meeting.
Stockholders of Record.   If you are a stockholder of record of Common Stock, you may have your shares of Common Stock voted on the matters to be presented at the Ready Capital Special Meeting in any of the following ways:
•
By Telephone — You can vote by telephone by calling 1-800-776-9437 in the United States or 1-718-921-8500 from foreign countries and following the instructions on the proxy card;

•
By Internet — You can vote over the Internet:

•
Before the Ready Capital special meeting by visiting www.voteproxy.com; or

•
During the Ready Capital special meeting by visiting https://web.lumiagm.com/222056299; or

•
By Mail — You can vote by mail by completing, signing, dating, and mailing the enclosed proxy card.

If you vote by proxy, the individuals named on the proxy card will vote your shares in the manner you indicate. You may specify whether your shares should be voted for or against each of the proposals. You may also specify you would like to abstain from voting for or against a proposal. If you do not indicate how your votes should be cast, your shares will be voted in accordance with the recommendations of the Ready Capital Board. Proxies authorized by telephone or the Internet must be received by 11:59 p.m., Eastern Time, on March 13, 2022.
Beneficial Owners.   If your shares of Common Stock are held in “street name,” please refer to the instructions provided by your broker, bank, trustee or other nominee to see which of the above choices are available to you. Please note that if you are a holder in “street name” and wish to vote virtually at the special meeting, you must obtain a legal proxy from broker, bank, trustee or other nominee. You must then submit the legal proxy, along with your name and email address, to AST to receive an 11-digit control number that may be used to access the special meeting site provided above. Requests for registration and submission of legal proxies should be labeled as “Legal Proxy” and must be received by AST no later than 5:00 p.m., Eastern Time, on March 13, 2022. All such requests should be submitted (1) by email to proxy@astfinancial.com, (2) by facsimile to (718) 765-8730, or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Obtaining a legal proxy may take several days and stockholders are advised to register as far in advance as possible.
Voting; Proxies.   All shares of Common Stock that are entitled to vote and are represented at the Ready Capital Special Meeting by properly authorized proxies received before or at the Ready Capital Special Meeting and not revoked, will be voted at the Ready Capital Special Meeting in accordance with the instructions indicated on the proxies. If no instructions are given on a timely and properly executed proxy card, your shares of stock will be voted:
•
“FOR” the Common Stock Issuance Proposal; and

•
“FOR” the Adjournment Proposal.

Votes cast by proxy or virtually at the Ready Capital Special Meeting will be tabulated by the inspector of elections appointed for the Ready Capital Special Meeting. The chairman of the Ready Capital Special Meeting will determine whether or not a quorum is present.
Any proxy given by a stockholder pursuant to this solicitation may be revoked at any time before the vote is taken at the Ready Capital Special Meeting in any of the following ways:
•
authorizing a later proxy by telephone or through the Internet prior to 11:59 p.m., Eastern Time, on March 13, 2022; or

•
voting virtually at the Ready Capital Special Meeting, although attendance at the special meeting alone will not by itself constitute a revocation of a proxy.

If your shares of Common Stock are held in “street name”, please refer to the instructions provided by your broker, bank, trustee or other nominee to see which of the above choices are available to you if you would like to revoke your proxy before the vote is taken at the Ready Capital Special Meeting. Please note that if you are a holder in “street name” and wish to vote electronically at the Ready Capital Special Meeting, you must obtain a legal proxy from your broker, bank, trustee or other nominee.
Solicitation of Proxies
Ready Capital has engaged MacKenzie Partners as proxy solicitor to assist in the solicitation of proxies for the Ready Capital Special Meeting. Ready Capital estimates it will pay MacKenzie Partners a fee of approximately $25,000. Ready Capital has also agreed to reimburse MacKenzie Partners for reasonable out-of-pocket expenses and disbursements incurred in connection with the proxy solicitation and to indemnify MacKenzie Partners against certain losses, costs and expenses. No portion of the amount that Ready Capital has agreed to pay to MacKenzie Partners is contingent upon the Closing. In addition to mailing proxy solicitation materials, proxies may be solicited from Ready Capital stockholders by the directors, officers and employees of Ready Capital and the Ready Capital Manager by telephone or by any other appropriate means of communications. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid to the directors, officers and employees of Ready Capital or the Ready Capital Manager in connection with such solicitation services. Any questions or requests for assistance regarding this proxy statement/prospectus and related proxy materials may be directed to MacKenzie Partners by telephone at (800) 322-2885 (toll free) or by email at proxy@mackenziepartners.com.
Attendance at and Participation in the Virtual Ready Capital Special Meeting
On the date of the Ready Capital Special Meeting, you can virtually attend the Ready Capital Special Meeting by accessing the online virtual meeting platform at https://web.lumiagm.com/222056299. However, you are only entitled to attend and vote and/or ask questions at the Ready Capital Special Meeting if you were a stockholder of record as of the Ready Capital Record Date, or were a beneficial owner as of the Ready Capital Record Date, hold a valid legal proxy for the Ready Capital Special Meeting and you registered in advance and provide a copy of the valid legal proxy. If you wish to participate in the Ready Capital Special Meeting by voting your shares electronically and/or asking questions, you can do so by following the instructions provided when you log in to the online virtual meeting platform. You will need the 11-digit control number included on your proxy card.
Even if you plan to attend the Ready Capital Special Meeting virtually, we encourage you to vote in advance by phone, Internet, or mail so that your vote will be counted even if you later decide not to attend the virtual Ready Capital Special Meeting.
Quorum; Abstentions and Broker Non-Votes
The presence, virtually or by proxy, of the holders of shares of Common Stock entitled to cast a majority of all the votes entitled to be cast at the Ready Capital Special Meeting will constitute a quorum at the Ready Capital Special Meeting. Ready Capital will include abstentions in the calculation of the number of shares considered to be present at the Ready Capital Special Meeting for purposes of determining the presence of a quorum at the Ready Capital Special Meeting. Approval of the Common Stock Issuance Proposal requires the affirmative vote of a majority of the votes cast on the matter by holders of outstanding shares of Common Stock, provided a quorum is present. Under NYSE guidance applicable to the Common Stock Issuance Proposal, abstentions will be considered as votes cast and accordingly will have the same effect as votes “AGAINST” the Common Stock Issuance Proposal. Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on the matter by holders of outstanding shares of Common Stock, provided a quorum is present. Abstentions will not be counted as “votes cast” for this proposal and will therefore have no effect on the outcome of the vote on the Adjournment Proposal. Any failure to return your proxy card or other failure to vote will have no effect on the outcome of the vote on either the Common Stock Issuance Proposal or the Adjournment Proposal provided that a quorum is otherwise present at the Ready Capital Special Meeting.
Banks, brokers and other nominees that hold their customers’ shares in street name may not vote their customers’ shares on “non-routine” matters without instructions from their customers. Because each of the proposals to be voted upon at the Ready Capital Special Meeting is considered “non-routine,” such organizations do not have discretion to vote on any of the proposals. As a result, if you do not provide your broker, bank or other nominee with instructions regarding how to vote your shares of Common Stock, your shares of Common Stock will not be considered present at the Ready Capital Special Meeting and will not be voted on any of the proposals. Broker non-votes, if any, will have no effect on either the Common Stock Issuance Proposal or the Adjournment Proposal.
Required Vote
Approval of the Common Stock Issuance Proposal requires the affirmative vote of a majority of the votes cast on the matter by holders of outstanding shares of Common Stock, provided a quorum is present.
If voted upon at the Ready Capital Special Meeting, approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on the matter by holders of outstanding shares of Common Stock, provided a quorum is present. Abstentions will not be counted as “votes cast” for this proposal and will therefore have no effect on the outcome of the vote on the Adjournment Proposal.
As of the close of business on the Ready Capital Record Date, directors and executive officers of Ready Capital and certain funds managed or advised by the Ready Capital Manager and its affiliates owned an aggregate of 14,483,670 shares of Common Stock entitled to vote at the Ready Capital Special Meeting. Ready Capital currently expects that Ready Capital’s directors and executive officers and certain funds managed or advised by the Ready Capital Manager and its affiliates will vote their shares of Common Stock “FOR” the Common Stock Issuance Proposal and “FOR” the Adjournment Proposal, although none of them are obligated to do so.
Regardless of the number of shares of Common Stock you own, your vote is important. Please complete, sign, date and promptly return the enclosed proxy card today or authorize a proxy to vote your shares by phone or Internet.

PROPOSALS SUBMITTED TO THE READY CAPITAL STOCKHOLDERS
Proposal 1:   Common Stock Issuance Proposal
Ready Capital stockholders are being asked to approve the issuance of shares of Common Stock in connection with the Transactions. For a summary and detailed information regarding this proposal, see the information about the Transactions and the Merger Agreement throughout this proxy statement/prospectus, including the information set forth in sections entitled “The Transactions” beginning on page 79 and “The Merger Agreement” beginning on page 115. A copy of the Merger Agreement is attached as Annex A to this proxy statement/prospectus.
Pursuant to the Merger Agreement, approval of the Common Stock Issuance Proposal is a condition to the consummation of the Transactions. If the Common Stock Issuance Proposal is not approved, the Transactions will not be completed.
Approval of the Common Stock Issuance Proposal requires the affirmative vote of a majority of the votes cast on the matter by holders of outstanding shares of Common Stock, provided a quorum is present.
Recommendation of the Ready Capital Board
The Ready Capital Board unanimously recommends that Ready Capital stockholders vote “FOR” the Common Stock Issuance Proposal.
Proposal 2:   Adjournment Proposal
The Ready Capital Special Meeting may be adjourned to another time or place, if necessary or appropriate in the judgment of the Ready Capital Board, to permit, among other things, further solicitation of proxies, if necessary or appropriate in the view of the Ready Capital Board, in favor of the Common Stock Issuance Proposal if there are not sufficient votes at the time of such adjournment to approve such proposal.
Ready Capital is asking Ready Capital stockholders to approve the adjournment of the Ready Capital Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Common Stock Issuance Proposal if there are not sufficient votes at the time of such adjournment to approve such proposal.
Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on the matter by holders of outstanding shares of Common Stock, provided a quorum is present.
Ready Capital does not intend to call a vote on the Adjournment Proposal if the Common Stock Issuance Proposal considered at the Ready Capital Special Meeting has been approved at the Ready Capital Special Meeting.
Recommendation of the Ready Capital Board
The Ready Capital Board unanimously recommends that Ready Capital stockholders vote “FOR” the Adjournment Proposal to adjourn the Ready Capital Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the Common Stock Issuance Proposal.
Other Business
Pursuant to Maryland law and the Ready Capital Bylaws, only matters described in the Notice of Special Meeting for Ready Capital may be brought before the Ready Capital Special Meeting.

THE MOSAIC FUNDS CONSENT SOLICITATIONS
The closing of the MREC Merger is conditioned on approval of the MREC Merger by the members of MREC, the closing of the MREC TE Merger is conditioned on approval of the MREC TE Merger by the members of MREC TE, and the closing of the MREC IIS Merger is conditioned on approval of the MREC IIS Merger by the partners of MREC Offshore. Further, it is a condition to the closing of each of the MREC TE Merger and MREC IIS Merger that the MREC Merger is consummated prior to or concurrently with the MREC TE Merger and the MREC IIS Merger. As a result, if the investors in MREC do not consent to the MREC Merger or any of the other conditions to the closing of the MREC Merger are not satisfied (or waived), then none of the Mergers will be closed (even if the investors in MREC TE and MREC Offshore provide the requisite consent to such Mergers).
The Mosaic Manager is seeking the consent of the members and partners, as applicable, of MREC, MREC TE and MREC Offshore, to the Mergers. The investors in each Mosaic Fund will consent to the applicable Merger separately (i.e., the investors in MREC will consent to the MREC Merger, the investors in MREC TE will consent to the MREC TE Merger and the investors in MREC Offshore will consent to the MREC IIS Merger).
The Mosaic Manager has fixed the close of business on the Mosaic Fund Record Date for the determination of the investors in the Mosaic Funds entitled to consent to the Mergers. Pursuant to the operating agreements of the Mosaic Funds, a Merger will be deemed to be approved by the investors of the applicable Mosaic Fund through “negative consent” so long as a majority of the outstanding units of such Mosaic Fund as of the Mosaic Fund Record Date that otherwise are eligible to vote (excluding any units held by certain affiliates of the Mosaic Manager) do not formally object to the Merger within 30 days of delivery of the Consent Form. As a result, if an investor approves of the proposed Merger, then no action on such investor’s part is necessary. The consent process is described more fully in the Consent Form that will be delivered to each investor in the Mosaic Funds and in each Mosaic Fund’s applicable governing document (i.e., operating agreement or limited partnership agreement).
The Mosaic Manager recommends that each member of MREC as of the Mosaic Fund Record Date consent to the MREC Merger, that each member of MREC TE as of the Mosaic Fund Record Date consent to the MREC TE Merger and that each partner of MREC Offshore as of the Mosaic Fund Record Date consent to the MREC IIS Merger.

THE TRANSACTIONS
The following is a summary of the material terms of the Transactions. This summary does not purport to be complete and may not contain all of the information about the Transactions that is important to you. The summary of the material terms of the Transactions below and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A, and is incorporated by reference into this proxy statement/prospectus. You are urged to read this proxy statement/prospectus, including the Merger Agreement, carefully and in its entirety for a more complete understanding of the Transactions.
General
The Ready Capital Board has unanimously approved the Merger Agreement, the Mergers and the Transactions contemplated by the Merger Agreement. Pursuant to the Merger Agreement, subject to the satisfaction of the closing conditions with respect to each Merger, including the approval of the Common Stock Issuance Proposal by the Ready Capital Stockholders, the approval of the MREC Merger by the members and other investors of MREC, the approval of the MREC TE Merger by the members and other investors of MREC TE and the approval of the MREC IIS Merger by the partners and other investors of MREC Offshore, each of MREC, MREC TE and MREC IIS will merge with and into Merger Sub, with Merger Sub continuing as the Surviving Company of each Merger.
Interest Holders will receive the merger consideration described below under “The Merger Agreement — Consideration for the Mergers” beginning on page 116.
Background of the Transactions
The Ready Capital Board has set a strategic goal to achieve sensible growth in Ready Capital’s capital and asset base in order to enhance Ready Capital’s access to capital and capital flexibility, and to attract a greater level of institutional investor interest in Ready Capital’s business. In furtherance of this strategic goal, Ready Capital has been regularly evaluating and implementing a range of capital raising alternatives, including public and private equity offerings, secured and unsecured borrowings and securitizations. In addition, building on the success of Ready Capital’s mergers with ZAIS Financial Corp. in 2016, with Owens Realty Mortgage, Inc. in early 2019 and with Anworth Mortgage Asset Corporation in early 2021, Ready Capital has remained interested in exploring mergers and acquisitions with and of other businesses or assets where the consideration to be issued by Ready Capital in such transactions includes Ready Capital Common Stock, as well as mergers and acquisitions that expand Ready Capital’s small business focused product offerings, such as its acquisitions of Knight Capital Funding in 2019 and Red Stone in 2021.
During early 2021 the Board of Managers of the Mosaic Manager (the “Mosaic Board”) had been evaluating the impact of the Covid-19 pandemic on real estate in general, and acquisition, development and construction lending in particular, which has been the Mosaic Funds’ primary business focus. The Mosaic Board was concerned that the Covid-19 crisis could possibly lead to systemic financial dislocations that could impair the Mosaic Funds’ ability to fund their loan commitments. The Mosaic Board decided to consider potential strategic business combinations, and other transactions with third parties that would further the Mosaic Funds’ strategic objectives and ability to protect and enhance investor value.
On March 24, 2021, Ethan Penner, the Founder and Managing Partner of the Mosaic Manager, held discussions with a privately-owned large real estate fund that is an expert in value-added commercial real estate projects (referred to as “Company A”) about exploring a possible strategic business combination between Company A and the Mosaic Funds. On March 25, 2021, Mr. Penner held similar conversations with another large investment management company (referred to as “Company B”). The Mosaic Manager determined that a business combination with Company A would not be in the best interests of investors in the Mosaic Funds, because the proposed consideration would consist of illiquid shares of a private REIT and the proposal would have resulted in a net increase in fees to Mosaic Fund MREC investors rather than a reduction. The Mosaic Manager determined that a business combination with Company B also would not be in the best interests of Mosaic Fund investors, because, among other concerns, the transaction would not result in improved liquidity for Mosaic Fund investors. Although the Mosaic Manager determined not to pursue further discussions with Company A or Company B regarding a potential business combination with the Mosaic Funds, both Company A and Company B expressed interest in providing the Mosaic Funds with asset-specific funding if needed.
On March 29, 2021, Ethan Penner contacted the Mosaic Manager’s existing financial advisor, Wedbush Securities Inc. (“Wedbush”), to discuss the Mosaic Manager’s desire to consider a strategic business combination for the Mosaic Funds. On April 5, 2021, Wedbush’s existing engagement letter was amended to include such additional advisory sell-side merger and acquisition services requested by the Mosaic Manager. During the subsequent two weeks, Wedbush contacted numerous publicly-traded REITs, including Ready Capital, whose businesses were complementary to the Mosaic Funds. Several non-disclosure agreements (“NDAs”) were signed, including an NDA with Ready Capital on April 8, 2021, and the companies (including Ready Capital) were given access to a data room as well as a summary of the Mosaic Funds and the Subject Companies, their businesses and the potential transaction being contemplated. However, none of the companies who entered into NDAs, other than Ready Capital, submitted proposals for any business combinations with the Mosaic Funds.
On April 14, 2021, representatives of the Mosaic Manager, Wedbush, and Ready Capital held an initial call to discuss a potential business combination between the Mosaic Funds and Ready Capital.
On April 19, 2021, representatives of Wedbush held a call with representatives of Wells Fargo, Ready Capital’s financial advisor, to discuss process and logistics.
On April 23, 2021, Ready Capital submitted a non-binding indication of interest (“IOI”) to Wedbush and the Mosaic Manager. This initial IOI contemplated the acquisition of all of the outstanding interests in the Mosaic Funds in exchange for Ready Capital Common Stock (or, to the extent advantageous from a tax perspective, limited partnership units in Ready Capital’s subsidiary operating partnership (“OP units”)) based on the relative book values of the parties, with the book values of the Mosaic Funds adjusted to reflect any future capital draws, certain valuation adjustments that Ready Capital believed were justified after asset-level diligence and transaction expenses, with a portion of any valuation discount potentially recoverable based on the resolution value of certain assets over a set period, as well as consideration payable to the Mosaic Manager equal to 3% of the Mosaic Funds’ adjusted book value plus deferred consideration equal to 3% of the amount (if any) by which the Mosaic Funds’ realizable book value over a two-year period exceeded adjusted book value.
Discussions continued on various terms and conditions during the subsequent week. On May 1, 2021, Ready Capital submitted a revised non-binding IOI to the Mosaic Manager that contemplated the acquisition of all of the outstanding interests in the Mosaic Funds in exchange for Ready Capital Common Stock (or, to the extent advantageous from a tax perspective, OP units) based on the relative book values of the parties, with the book values of the Mosaic Funds adjusted to reflect any future capital draws, valuation adjustments that were estimated to be between 7% and 12%, and the Mosaic Funds’ portion of transaction expenses (including consideration payable to the Mosaic Manager), with up to 80% of the valuation discount potentially recoverable based on the resolution value of certain assets over a set period, as well as consideration payable to the Mosaic Manager equal to 3% of the Mosaic Funds’ unadjusted book value plus up to $15 million of deferred consideration upon achievement of agreed performance hurdles, with 50% of the Mosaic Manager’s consideration payable in Ready Capital Common Stock or OP units and the remainder in cash.
On May 4, 2021, in a regularly scheduled meeting of the Ready Capital Board, Mr. Andrew Ahlborn, Chief Financial Officer of Ready Capital, presented an overview of the proposed transaction. Throughout the transaction process, the Ready Capital Board was updated regarding the proposed transaction by Mr. Ahlborn as well as other members of Ready Capital management periodically and upon significant developments.
On May 9, 2021, representatives of the Mosaic Manager made an oral counterproposal to Ready Capital.
On May 13, 2021, Ready Capital submitted a further revised non-binding IOI that contemplated the acquisition of all of the outstanding interests in the Mosaic Funds in exchange for Ready Capital Common Stock (or, to the extent advantageous from a tax perspective, OP units). The Ready Capital Common Stock would be subject to a 180-day restriction on transfers and the number of shares to be issued would be based on the relative book values of the parties, with the book values of the Mosaic Funds adjusted to reflect any future capital draws, agreed valuation adjustments, and the Mosaic Funds’ portion of transaction expenses (including consideration payable to the Mosaic Manager). Any assets with large valuation discounts would be excluded from the book value calculation and moved to a separately managed account, with distributions on such assets payable in the form of Ready Capital Common Stock or OP units, and up to 80% of the valuation discount on the remaining assets potentially recoverable based on the resolution value of those assets over a set period. Additionally, there would be consideration payable to the Mosaic Manager equal to 4% of the Mosaic Funds’ book value (net of the Mosaic Funds’ portion of transaction expenses) plus deferred consideration of up to 40% of the excess return above a 10% internal rate of return “hurdle” realized by Ready Capital on the acquired portfolio, with all of the Mosaic Manager’s consideration payable in Ready Capital Common Stock or OP units. Later that day, representatives of the Mosaic Manager and Wedbush met in person with representatives of Ready Capital in Calabasas, California to review the revised Ready Capital proposal.
On May 15, 2021, representatives of the Mosaic Manager, Wedbush, and Ready Capital held a telephonic conference call to review specific loans and assets of the Subject Companies.
On May 17, 2021, representatives of the Mosaic Manager, Wedbush, Ready Capital, and Wells Fargo held telephonic conference calls to review specific loans and assets of the Subject Companies.
On May 19 and 20, 2021, representatives of Wedbush, Ready Capital and Wells Fargo discussed via telephonic conference calls various new elements to be incorporated into a further revised non-binding IOI, which Ready Capital later submitted to the Mosaic Manager on May 20, 2021. The most significant difference in the May 20 IOI from the May 13 IOI was to provide the Mosaic Funds with a choice of two alternative structures to address assets with significant valuation discounts. The first alternative structure would move assets having large valuation discounts to a separately managed account, with distributions payable in the form of Ready Capital Common Stock or OP units, and apply an estimated 4% valuation discount to the remaining assets (including unfunded commitments), with up to 80% of the valuation discount on the remaining assets potentially recoverable based on the resolution value of those assets over a set period. The second alternative structure would apply an estimated 8% discount to all of the assets (including unfunded commitments) in the portfolio, with up to 80% of the valuation discount on the remaining assets potentially recoverable based on the resolution value of those assets over a set period.
From May 21 to 27, 2021, representatives of Wedbush and the Mosaic Manager, as well as representatives of Ready Capital and Wells Fargo, held calls to discuss the potential transaction. During this time, Wedbush was asked by the Mosaic Manager to canvass a few additional potential buyers, which did not result in any further substantive discussions, or requests to sign an NDA.
On May 24, 2021, Ready Capital submitted its fifth non-binding IOI. The most significant differences in the May 24 IOI from the May 20 IOI were to eliminate the first alternative structure provided in the May 20 IOI, to provide that the contingent recovery portion of the consideration would be payable after three years and would include dividends on the contingent shares from the closing date to the date the shares are delivered, and to clarify that the Ready Capital book value would be adjusted for non-controlling interests, and preferred stock liquidation preference.
On May 27, 2021, Ready Capital submitted a revised non-binding IOI. The most significant difference in the May 27 IOI from the May 24 IOI was to include goodwill as a further adjustment to Ready Capital book value for purposes of the transaction.
On May 30,2021, representatives of the Mosaic Manager, Ready Capital and Wedbush held a call to discuss remaining open points in the potential transaction.
On June 1, 2021, Ready Capital entered into an engagement letter with Wells Fargo.
On June 8, 2021, at a regularly scheduled meeting of the Ready Capital Board, Mr. Ahlborn provided an update on the status of the proposed transaction, including a discussion of the opportunity presented by the proposed transaction and the extensive diligence review that would be performed.
On June 21 and 22, 2021, representatives of the Mosaic Manager, Ready Capital and Wedbush toured numerous properties upon which the Subject Companies held a loan or investment.

On June 22, 2021, the Mosaic Manager and Ready Capital signed an IOI that was substantially similar to the May 27 IOI, and provided Ready Capital with up to 60 days exclusivity.
During the remainder of June and in July and August, Ready Capital, with the assistance of outside legal and other advisors, conducted an intensive diligence review of the loans and assets of the Subject Companies, for the purpose of finalizing Ready Capital’s view of the appropriate upfront discount to be applied to the portfolio to be acquired.
On June 28 and June 29, 2021, representatives of the Mosaic Manager, the Mosaic Funds’ outside counsel, Sheppard, Mullin, Richter & Hampton LLP (“Sheppard Mullin”), Ready Capital and Ready Capital’s outside counsel, Alston & Bird LLP (“Alston & Bird”), held teleconference calls to discuss due diligence and preparation of definitive transaction documentation.
On July 13, 2021, at a regularly scheduled meeting of the Ready Capital Board, Mr. Ahlborn provided an update on the status of the proposed transaction, including a description of the on-going review of the Mosaic Funds’ portfolio.
On July 13, 2021, Mr. Penner also met with representatives of Ready Capital in New York City to discuss open points in the proposed transaction as well as integration and other post-transaction logistics matters.
On August 3, 2021, at a regularly scheduled meeting of the Ready Capital Board, Mr. Ahlborn presented an update regarding the proposed transaction, including an update on the continued diligence review of the Mosaic Funds’ portfolios.
On August 6, 2021, representatives of the Mosaic Manager and Ready Capital discussed status of the proposed transaction, including Ready Capital’s continuing diligence review.
On August 10, 2021, Alston & Bird delivered a draft transaction agreement to Sheppard Mullin. The initial draft transaction agreement contemplated the acquisition by Ready Capital of substantially all of the assets of the Mosaic Funds in exchange for the consideration contemplated by the June 22 IOI, as well as termination of the Mosaic Manager’s right to receive further incentive compensation in exchange for the consideration contemplated by the June 22 IOI.
On August 11, 2021, Wells Fargo distributed, on behalf of Ready Capital, a time and responsibility schedule to Wedbush to complete due diligence and progress the transaction to announcement and approval.
On August 16, 2021, the parties agreed to extend exclusivity from August 21, 2021 to October 6, 2021.
On August 27, 2021, representatives of the Mosaic Manager, Sheppard Mullin, Ready Capital, Alston & Bird, Wedbush and Wells Fargo had a teleconference call to discuss the status of Ready Capital’s asset-level review of the Mosaic Funds’ portfolios and status of the definitive merger agreement.
On September 2, 2021, representatives of Alston & Bird delivered an initial draft of the CER Agreement to representatives of Sheppard Mullin.
On September 8, 2021, representatives of the Mosaic Manager, Wedbush and Ready Capital met in New York City at Ready Capital’s office, with representatives of Wells Fargo, Alston & Bird and Sheppard Mullin participating by teleconference, to discuss Ready Capital’s due diligence findings.
On September 9, 2021, representatives of Alston & Bird and Sheppard Mullin held a teleconference to discuss various matters relating to transaction structuring and preparation of definitive documentation.
On September 10, 2021, representatives of Wells Fargo, on behalf of Ready Capital, presented representatives of Wedbush with a revised proposal for the acquisition of the Mosaic Funds. The revised proposal contemplated certain modifications to the potential merger consideration compared to what was agreed to in the IOI signed on June 22, 2021, including an upfront valuation discount of $98.9 million and an increase in the contingent recovery payment from 80% to 90% of the realized discounted value.
On September 13, 2021, representatives of the Mosaic Manager and Ready Capital had an update call to discuss the results of Ready Capital’s diligence review and other transaction-related issues.

On September 14, 2021, in a regularly scheduled meeting of the Ready Capital Board, Mr. Ahlborn provided an update on the status of the proposed transaction, noting that a detailed presentation regarding the results of Ready Capital’s diligence review of the Mosaic Funds’ portfolios would be provided at a later meeting.
On September 15, 2021, representatives of the Mosaic Manager, Sheppard Mullin, Ready Capital, Alston & Bird, Wedbush and Wells Fargo held a teleconference call to discuss a variety of matters relating to the proposed transactions and finalization of definitive documentation. Later that same day, representatives of the Mosaic Manager, Sheppard Mullin and Alston & Bird held a teleconference to discuss transaction structuring issues and open diligence items.
On September 17, 2021, representatives of Wedbush and Wells Fargo held a teleconference call to review remaining due diligence and transaction documentation and logistical issues.
On September 20, 2021, representatives of the Mosaic Manager, Sheppard Mullin and Wedbush held a teleconference call to discuss responses to Ready Capital’s revised proposal.
On September 21, 2021, representatives of the Mosaic Manager, Sheppard Mullin, Ready Capital, Alston & Bird, Wedbush and Wells Fargo had a teleconference call to discuss merger consideration calculations, which was followed later by Ready Capital submitting a further revised IOI. The revised IOI provided for, among other changes, a $98.9 million upfront valuation discount on the Mosaic Funds’ portfolio and a one-year lock-up on Ready Capital shares to be issued in the proposed transaction.
On September 24, 2021, representatives of the Mosaic Manager, Sheppard Mullin, Ready Capital, Alston & Bird, and the outside auditors for Ready Capital and the Mosaic Funds had a teleconference call to discuss the Mosaic Funds’ financial statements.
On September 29, 2021, representatives of the Mosaic Manager and Wedbush held a teleconference call with representatives of Ready Capital and Wells Fargo to perform due diligence on Ready Capital based on a detailed questionnaire provided by Wedbush in advance of that call. Among other matters, the Mosaic Manager and Wedbush reviewed Ready Capital’s financial statements and management presentations to shareholders, met with and interviewed representatives of Ready Capital and its external advisor, the Ready Capital Manager, performed background checks on Ready Capital, the Ready Capital Manager and each of their key executives, reviewed key lines of business of Ready Capital, and performed sample asset level due diligence.
On October 1, 2021, Sheppard Mullin distributed a revised draft of the proposed transaction agreement, providing for the mergers of the Mosaic Merger Entities with and into Merger Sub.
On October 5, 2021, in a regularly scheduled meeting of the Ready Capital Board, Mr. Ahlborn provided an update on the status of the proposed transaction.
On October 11, 2021, Alston & Bird delivered revised drafts of the Merger Agreement and CER Agreement to Sheppard Mullin.
On October 12, 2021, the parties agreed to extend exclusivity to November 6, 2021.
On October 14, 2021, representatives of Wedbush and Wells Fargo held a transaction status update call.
On October 15, 2021, representatives of the Mosaic Manager, Sheppard Mullin and Wedbush held a call to discuss the status of the transaction.
On October 18, 2021, representatives of Wedbush and Wells Fargo held a transaction status update call. Also, on October 18, 2021, representatives of the Mosaic Manager and Wedbush discussed the proposed contingent equity rights (“CERs”) in greater detail.
On October 19, 2021, at a special meeting of the Ready Capital Board, with representatives of Wells Fargo and Alston & Bird participating, Mr. Ahlborn presented a detailed overview of the proposed transaction, including a detailed review of the Mosaic Funds current business and financial position, the proposed transaction terms, management’s views regarding the merits of the proposed transaction to Ready

Capital shareholders, and the pro forma financial impact of the proposed transaction. Mr. Adam Zausmer, Chief Credit Officer of Ready Capital, then presented the results of Ready Capital’s review of the Mosaic Funds’ portfolio, including areas of risk in the portfolio and corresponding mitigants. Mr. Gary Taylor, Chief Operating Officer of Ready Capital, made a presentation regarding existing staff of the Mosaic Manager who would be anticipated to join Ready Capital and the integration plan for the operations of the Subject Companies.
On October 21, 2021, Alston & Bird delivered to Sheppard Mullin an initial draft of the Exchange Agreement.
On October 22, 2021, Sheppard Mullin delivered to Alston & Bird revised drafts of the Merger Agreement and the CER Agreement.
On October 26, 2021, representatives of Alston & Bird, Sheppard Mullin and the Mosaic Manager had a teleconference to discuss various open issues in the definitive documentation, following which Alston & Bird delivered to Sheppard Mullin further revised drafts of the Merger Agreement and CER Agreement. Also on October 26, 2021, representatives of the Mosaic Manager, Sheppard Mullin and Wedbush held a telephonic conference call to discuss remaining outstanding transaction matters.
On October 29, 2021, Alston & Bird distributed to Sheppard Mullin revised drafts of the Merger Agreement, CER Agreement, Services Agreement and other related documents.
On October 30, 2021, Sheppard Mullin delivered to Alston & Bird a revised draft of the Exchange Agreement, and on October 31, 2021, delivered to Alston & Bird revised drafts of the Merger Agreement, Services Agreement, and CER Agreement. Also on October 31, 2021, Wedbush made a presentation to the Mosaic Board regarding the proposed transactions and orally delivered its fairness opinion.
On November 1, 2021, representatives of Alston & Bird, Sheppard Mullin and the Mosaic Manager had a teleconference call to discuss various open issues in the definitive documentation, following which Alston & Bird delivered to Sheppard Mullin revised drafts of the Merger Agreement, CER Agreement, Exchange Agreement and Services Agreement. Also on November 1, 2021, Wedbush delivered its written fairness opinion to the Mosaic Board.
On November 2, 2021, the Ready Capital Board met in person and telephonically, with representatives of Ready Capital management, Alston & Bird and Wells Fargo in attendance telephonically, to discuss and review the draft Merger Agreement and related documents and report on the resolution of certain open issues in the draft Merger Agreement and related documents. Representatives of Wells Fargo reviewed with the Ready Capital Board the financial aspects of the proposed Mergers on a preliminary basis. Representatives of Alston & Bird reviewed the terms of the draft Merger Agreement and related documents, discussed the key terms and conditions, and discussed a possible timetable for the transaction.
Following the November 2 meeting of the Ready Capital Board, Sheppard Mullin and Alston & Bird continued to exchange drafts of the Merger Agreement, CER Agreement, Exchange Agreement, Services Agreement, and related ancillary agreements and other documents, and on November 3, 2021, finalized the drafts of the Merger Agreement, the Exchange Agreement, CER Agreement, Services Agreement, and related ancillary agreements and other documents.
On November 3, 2021, the Ready Capital Board met telephonically to approve the Merger Agreement and the Exchange Agreement, with representatives of Ready Capital management, Alston & Bird and Wells Fargo in attendance telephonically. At the meeting, representatives of Alston & Bird reviewed with the Ready Capital Board the duties of directors in connection with transactions of this type and summarized the final terms of the Merger Agreement, Exchange Agreement and related ancillary documents, including the resolution of open issues. Also at this meeting, representatives of Wells Fargo reviewed with the Ready Capital Board the financial aspects of the proposed Mergers and rendered to the Ready Capital Board an opinion, initially rendered verbally and confirmed by delivery of a written opinion, dated November 3, 2021, to the effect that, as of that date and based upon and subject to the procedures followed, assumptions made, matters considered and limitations and qualifications on the review undertaken by Wells Fargo in preparing its opinion, the aggregate number of shares of Class B Common Stock that the Ready Capital Board advised Wells Fargo would be issued to the equity holders of the Mosaic Merger Entities (except for the Mosaic Manager and the Mosaic Special Member), 30.344 million shares, in exchange for all of the outstanding equity interests of each of the Mosaic Merger Entities (except for any equity interests in the Mosaic Merger Entities held by the Mosaic Manager and the Mosaic Special Member) was fair, from a financial point of view, to Ready Capital. After further discussions, and after taking into consideration all of the information presented and discussed in the several prior communications and meetings among Ready Capital’s management, the Ready Capital Board and its members that occurred over the course of the negotiations between Ready Capital and the Mosaic Manager, the Ready Capital Board unanimously (i) determined that the Merger Agreement and the Exchange Agreement and the transactions contemplated therein, including the Mergers and the Ready Capital Common Stock Issuance, were in the best interests of Ready Capital and its stockholders, (ii) approved the Merger Agreement and the Exchange Agreement and the transactions contemplated therein, including the Mergers and the Ready Capital Common Stock Issuance, (iii) directed that the Ready Capital Common Stock Issuance Proposal be submitted to the holders of Ready Capital Common Stock for consideration at the Ready Capital special meeting, and (iv) resolved to recommend, in accordance with and subject to the provisions of the Merger Agreement, that the holders of Ready Capital Common Stock approve the Ready Capital Common Stock Issuance Proposal.
Subsequently on November 3, 2021, the parties executed the Merger Agreement and the Exchange Agreement, which were each dated as of that date. Following such execution, on November 4, Ready Capital issued a press release announcing the execution of the Merger Agreement and related transactions.
Recommendation of the Mosaic Manager and Its Reasons for the Transactions
The Mosaic Manager recommends that each member of MREC consent to the MREC Merger, that each member of MREC TE consent to the MREC TE Merger and that each partner of MREC Offshore consent to the MREC IIS Merger, all in accordance with the terms of the Consent Form delivered to each member or partner in each Mosaic Fund.
With the onset of the COVID-19 pandemic, the management of the Mosaic Manager became very concerned about the risk of a systemic reduction in liquidity, as well as a host of other possible negative effects of the pandemic upon the financial and economic system that could undermine the well-being and success of the Mosaic Funds. The management team of the Mosaic Manager began to pursue paths that would bolster the balance sheets of the Mosaic Funds, which as open-ended investment funds that focused largely on construction lending, were dependent upon a continuity of future systemic liquidity in order to meet its future funding commitments to borrowers.
These efforts to bolster the financial stability of the Mosaic Funds included executing sales of senior interests in many of the loans in their portfolios, which were always contemplated by the business plan but for which the execution timeframe was accelerated. Other, more creative efforts were also explored, including potential issuance of fund-level preferred equity and taking the Mosaic Funds public through an existing special purpose acquisition company (SPAC). These efforts, which were put to the investors for votes that were approved, ultimately were abandoned because they were deemed to be suboptimal for investors for a variety of reasons. The natural next step was to explore a merger with an existing publicly-traded mortgage REIT. After an initial conversation with one entity that had expressed interest, management of the Mosaic Manager reached out to and retained Wedbush Securities, with whom management had a strong preexisting relationship and who had a strong record of investment banking in the sector. Wedbush Securities collaborated with the Mosaic Manager to identify the best merger candidates, focusing on those with the strongest balance sheets (i.e., low and mostly match-funded leverage, diversification by investment strategy as well as by asset count, and low exposure to asset types that were perceived as being too risky, including office and retail properties), strong management teams, and presented a situation whereby a merger would be perceived as being highly valuable thus presenting synergies, and no exposure to the asset types represented in the Mosaic Funds. The Mosaic Manager believes that there were few potential merger partners that met these criterion, and none more obviously than Ready Capital.
In reaching its determination, the Mosaic Manager evaluated the Merger Agreement and the Transactions contemplated therein in consultation with outside legal and financial advisors and carefully considered numerous factors that the Mosaic Manager viewed as supporting its decision, including, but not limited to, the following material factors:

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The Mosaic Manager believes that the value offered to Mosaic Fund investors in the Mergers was more favorable to investors than the potential value of remaining an independent entity or pursuing a public offering. This belief is supported in part by the Mosaic Manager and its financial advisor’s engagement with other parties that were believed to be the most able and willing to pay the highest value for the Mosaic Funds, and ultimately received from Ready Capital an acquisition proposal with terms that the Mosaic Manager believes to be the most favorable on a risk-adjusted basis to Mosaic Fund investors (as more fully described above in “— Background of the Transactions”);

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The Mosaic Manager believes that the Mergers are expected to provide a number of significant benefits to investors in the Mosaic Funds, including the following:

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the combined company will provide Mosaic Fund investors with improved risk diversification by asset count and investment strategy, as Ready Capital is diversified across multiple real estate lending types and has the capacity to generate assets with attractive risk-adjusted returns across cycles;

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Mosaic Fund investors will benefit from cost efficiencies resulting from lower management fees;

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Ready Capital will provide broader management strength;

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the combined company will have much greater access to lower-cost leverage and a stronger balance sheet, including an investment-grade rating of its unsecured debt, than the Mosaic Funds;

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the receipt of Ready Capital stock will, following the conversion of the Ready Capital Class B Stock to Ready Capital Common Stock after one year, provide a much clearer and more expedited path to liquidity for Mosaic Fund investors; and

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the Ready Capital shares have a higher dividend yield than interests in the Mosaic Funds.

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Although the financial terms of the Mergers include an upfront discount to the Mosaic Funds’ book value, the CERs to be issued in the Mergers create strong alignment between the historical Ready Capital stockholders and investors in the Mosaic Funds, while substantially reducing the combined company’s risks associated with potential adverse performance in the acquired portfolio;

•
The opinion of Wedbush Securities provided to the Mosaic Manager, and subsequently confirmed in writing, dated November 1, 2021, as to the fairness, as of such date, from a financial point of view, of the aggregate consideration to be received by investors in the Mosaic Funds pursuant to the Merger Agreement, based upon and subject to the qualifications, assumptions and other matters considered in connection with the preparation of its opinion, as more fully described in the section entitled “The Transactions — Opinion of the Mosaic Manager’s Financial Advisor” beginning on page 97; and

•
The fact that the Merger Agreement provides that the Mosaic Manager may designate an independent director to serve on the Ready Capital board of directors;

The Mosaic Manager also considered a variety of risks and other currently indeterminate factors in considering the Merger Agreement, the Mergers, and the other transactions contemplated by the Merger Agreement, including, but not limited to, the following material factors:
•
The risk that a different strategic alternative, such as continuing as an independent company or pursuing a stand-alone public offering, could be more beneficial to Mosaic Fund investors than the Mergers;

•
The fact that the Merger Consideration delivered immediately following consummation of the Mergers will consist of shares of Ready Capital Class B Stock, which will not be listed on any securities exchange and for which no trading market is expected to develop, and that the Ready Capital Class B Stock will not convert into shares of Ready Capital Common Stock until after the first anniversary of consummation of the Mergers;

•
The fact that the receipt by Mosaic Fund investors of Merger Consideration will be a taxable transaction for U.S. federal income tax purposes;

•
That the financial terms of the Mergers include an upfront discount to the Mosaic Funds’ book value, and that the CERs to be issued in the Mergers only provide to Mosaic Fund investors the opportunity to recover up to 90% of that upfront discount;

•
That the terms of the Merger Agreement place limitations on the rights of the Mosaic Manager and the Mosaic Funds to initiate, solicit or knowingly encourage the making of any proposal by or with a third party with respect to a competing transaction and to furnish information to, or enter into discussions with, a third party interested in pursuing an alternative strategic transaction;

•
That, while the Mergers are expected to be completed, there is no assurance that all the conditions to the parties’ obligations to complete the Mergers will be satisfied or waived, or that any Merger or all three Mergers in fact will be completed;

•
That the consummation of each of the Mergers is subject to the approval of the investors in each of the Mosaic Funds, that a Merger involving one of the Mosaic Funds will not be consummated if the investors in that Mosaic Fund do not consent to that Merger, and that none of the Mergers will be consummated if the MREC Merger is not consummated;

•
That the consummation of the Mergers is subject to the approval of the Ready Capital stockholders, and that the Mergers will not close if the Ready Capital stockholders do not approve the Ready Capital Common Stock Issuance Proposal;

•
That, under the terms of the Merger Agreement, in certain circumstances, the Ready Capital Board may make a change in recommendation, as more fully described in the section entitled “The Merger Agreement — No Solicitation; Competing Proposals” beginning on page 127;

•
The risk of diverting management focus and resources from operational matters and other strategic opportunities while working to implement the Mergers;

•
That provisions in the Merger Agreement restricting non-ordinary course operation of the Mosaic Funds’ and other Subject Companies’ businesses during the period between the signing of the Merger Agreement and consummation of the Mergers may delay or prevent the Mosaic Funds from undertaking business opportunities that may arise or other actions they would otherwise take with respect to their operations absent the pending completion of the Mergers; and

•
That the Mosaic Manager may have a potential conflict of interest with respect to the transactions contemplated by the Exchange Agreement and the Services Agreement;

•
That forecasts of future financial and operational results of the combined company are necessarily estimates based on assumptions and may vary significantly from future performance and may be impacted by the risks of the types and nature described under the section entitled “Risk Factors” beginning on page 41.

The foregoing discussion of the factors considered by the Mosaic Manager is not intended to be exhaustive and is not provided in any specific order or ranking, but rather includes material factors considered by the Mosaic Manager. In view of the wide variety of factors considered in connection with their respective evaluation of the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement, and the complexity of these matters, the Mosaic Manager did not consider it practical to, and did not attempt to, quantify, rank or otherwise assign any relative or specific weights or values to the different factors considered. The Mosaic Manager conducted an overall review of the factors considered and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the Merger Agreement, the Mergers, and the other transactions contemplated by the Merger Agreement.
The explanation and reasoning of the Mosaic Manager and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 53.
After careful consideration, for the reasons set forth above, the Mosaic Manager has approved the Merger Agreement, the Mergers, and the other transactions contemplated thereby and recommends that each member of MREC consent to the MREC Merger, that each member of MREC TE consent to the MREC TE Merger and that each partner of MREC Offshore consent to the MREC IIS Merger, all in accordance with the terms of the Consent Form delivered to each member or partner in each Mosaic Fund.
Recommendation of the Ready Capital Board and Its Reasons for the Transactions
By vote at a meeting held on November 3, 2021, after careful consideration, the Ready Capital Board unanimously (i) determined that the Merger Agreement and the Transactions contemplated therein, including the Mergers and the Common Stock Issuance, are in the best interests of Ready Capital and its stockholders, (ii) approved the Merger Agreement and the Transactions contemplated therein, including the Mergers and the Common Stock Issuance, (iii) directed that the Common Stock Issuance Proposal be submitted to the holders of Common Stock for consideration at the Ready Capital Special Meeting and (iv) resolved to recommend, in accordance with and subject to the provisions of the Merger Agreement, that the holders of Common Stock approve the Common Stock Issuance Proposal.
The Ready Capital Board unanimously recommends that Ready Capital stockholders vote “FOR” the Common Stock Issuance Proposal and “FOR” the Adjournment Proposal.
In reaching its determination, the Ready Capital Board evaluated the Merger Agreement and the Transactions contemplated therein in consultation with the Ready Capital Manager, senior management and outside legal and financial advisors and carefully considered numerous factors that the Ready Capital Board viewed as supporting its decision, including, but not limited to, the following material factors:
•
The Ready Capital Board considered that the Transactions are expected to provide a number of significant benefits to Ready Capital and its stockholders, including the following:

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the Mergers will expand Ready Capital’s existing SBC lending platform to include middle-market construction loan origination capabilities that will enable Ready Capital to offer a broader array of credit products to its small- and medium-sized business borrowers, including in the multi-family and industrial sectors;

•
following the Mergers, Ready Capital’s investment portfolio will include a diverse portfolio of construction assets with attractive portfolio yields and predictable cash flows, resulting in expected earnings and book-value accretion and reduced pro forma leverage;

•
the financial terms of the Mergers include an upfront discount to the Mosaic Funds’ book value which, coupled with the CERs to be issued in the Mergers, create strong alignment between the historical Ready Capital stockholders and investors in the Mosaic Funds, while substantially reducing Ready Capital’s risks associated with potential adverse performance in the acquired portfolio;

•
the Mergers are expected to provide Ready Capital access to incremental capital, which will enhance Ready Capital’s diversified investment strategy;

•
the Mergers are expected to provide Ready Capital with improved scale, liquidity and capital alternatives, including additional borrowing capacity and access to additional corporate debt funding alternatives;

•
the wider stockholder base resulting from the Mergers is expected to enhance the trading volume and liquidity for stockholders of the Combined Company and generate a greater level of interest in Ready Capital’s business from a broader investor base;

•
the larger size Ready Capital will achieve as a result of the Mergers may benefit Ready Capital as larger commercial mortgage REITs tend to trade at better market to book value prices compared to smaller commercial mortgage REITs; and

•
the combination of Ready Capital and the Subject Companies can potentially create cost savings and efficiencies over time resulting from the allocation of operating expenses over a larger portfolio.

•
The Ready Capital Board considered its knowledge of the business, operations, financial condition, earnings and prospects of Ready Capital and the Subject Companies, taking into account the results of Ready Capital’s due diligence review of the Subject Companies, as well as its knowledge of the current and prospective environment in which Ready Capital and the Subject Companies operate, including economic and market conditions.
•
The Ready Capital Board considered that the Merger Agreement provides the Ready Capital Board with the right, prior to the receipt of Ready Capital stockholder approval of the Common Stock Issuance Proposal and subject to certain terms and conditions of the Merger Agreement, to make a change in recommendation regarding the Common Stock Issuance Proposal.

•
The Ready Capital Board considered Wells Fargo’s opinion, dated as of and presented to the Ready Capital Board on November 3, 2021, as to the fairness, from a financial point of view and as of the date of Wells Fargo’s opinion, to Ready Capital of the 30.344 million shares of Class B Common Stock the Ready Capital Board advised would be paid to the equity holders of the Mosaic Merger Entities in the Mergers, as more fully described in the section entitled “The Transactions — Opinion of Ready Capital’s Financial Advisor” beginning on page 90.

•
The Ready Capital Board considered the commitment on the part of the parties to consummate the Transactions as reflected in their respective obligations under the terms of the Merger Agreement, and the likelihood that the stockholder approvals and investor consents needed to consummate the Transactions would be obtained in a timely manner.

The Ready Capital Board also considered a variety of risks and other potentially negative factors in considering the Merger Agreement, the Mergers and the other Transactions contemplated by the Merger Agreement, including, but not limited to, the following material factors:
•
the risk of diverting management focus and resources from operational matters and other strategic opportunities while working to implement the Transactions;

•
the risk that future losses in the acquired portfolio may materially exceed the potential losses assumed by the parties when the upfront discount to the Mosaic Funds’ book values was established;

•
the limitations in the Merger Agreement on the right of Ready Capital to (i) solicit, initiate or knowingly encourage the making of a Ready Capital Competing Proposal, (ii) engage in any discussions or negotiations with any person with respect to a Ready Capital Competing Proposal and (iii) furnish non-public information regarding Ready Capital to any person in connection with or in response to a Ready Capital Competing Proposal;

•
the risk that, notwithstanding the likelihood of the Transactions being completed, the Transactions may not be completed or may only be partially completed, or that completion may be unduly delayed, including the effect of the pendency of the Transactions and the effect such failure to be completed may have on the trading price of Common Stock and Ready Capital’s operating results, particularly in light of the costs incurred in connection with the Transactions;

•
the risk that the cost savings, operational efficiencies and other benefits to the Ready Capital stockholders expected to result from the Transactions might not be fully realized or realized at all, including as a result of possible changes in the markets in which Ready Capital will operate;

•
the risk of other potential difficulties in integrating Ready Capital and the Subject Companies and their respective operations following the completion of the Transactions;

•
the fact that the Combined Company will be subject to the unique risks related to integrating a constructing lending platform into its existing operations and the origination and ownership of construction loans, which are subject to additional risks as compared to loans secured by existing structures or land;

•
the substantial costs to be incurred in connection with the Transactions, including the costs of integrating the businesses of Ready Capital and the Subject Companies;

•
the restrictions on the conduct of Ready Capital’s business during the period between the execution of the Merger Agreement and the Closing. For more information, see “The Merger Agreement — Conduct of Business of Ready Capital Pending the Transactions” on page 125; and

•
other matters described in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

The foregoing discussion of the factors considered by the Ready Capital Board is not intended to be exhaustive and is not provided in any specific order or ranking, but rather includes material factors considered by the Ready Capital Board. In view of the wide variety of factors considered in connection with its evaluation of the Merger Agreement, the Mergers and the Transactions contemplated by the Merger Agreement, and the complexity of these matters, the Ready Capital Board did not consider it practicable to, and did not attempt to, quantify, rank or otherwise assign any relative or specific weights or values to the factors considered, and individual directors may have held varied views of the relative importance of the factors considered and given different weights or values to different factors. The Ready Capital Board viewed its position and recommendation as being based on an overall review of the totality of the information available to it and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the Merger Agreement, the Mergers and the other Transactions contemplated by the Merger Agreement.
The explanation and reasoning of the Ready Capital Board and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 53.
For the reasons set forth above, the Ready Capital Board has unanimously (i) determined that the Merger Agreement and the Transactions contemplated therein, including the Mergers and the Common Stock Issuance, are in the best interests of Ready Capital and its stockholders, (ii) approved the Merger Agreement and the Transactions contemplated therein, including the Mergers and the Common Stock Issuance, (iii) directed that the Common Stock Issuance Proposal be submitted to the holders of Common Stock for consideration at the Ready Capital Special Meeting and (iv) resolved to recommend, in accordance with and subject to the provisions of the Merger Agreement, that the holders of Common Stock approve the Common Stock Issuance Proposal. The Ready Capital Board unanimously recommends that the Ready Capital stockholders vote “FOR” the Common Stock Issuance Proposal and “FOR” the Adjournment Proposal.
Opinion of Ready Capital’s Financial Advisor
Pursuant to an engagement letter dated June 1, 2021, Ready Capital retained Wells Fargo as financial advisor to Ready Capital in connection with a potential acquisition of the Mosaic Merger Entities.
On November 3, 2021, Wells Fargo rendered its oral opinion to the Ready Capital Board, which was subsequently confirmed in writing by delivery of Wells Fargo’s written opinion dated the same date, that, as of November 3, 2021, the aggregate number of shares of Class B Common Stock that the Ready Capital Board advised Wells Fargo would be issued to the equity holders of the Mosaic Merger Entities (except for the Mosaic Manager and the Mosaic Special Member), 30.344 million shares, in exchange for all of the outstanding equity interests of each of the Mosaic Merger Entities (except for any equity interests in the Mosaic Merger Entities held by the Mosaic Manager and the Mosaic Special Member, which will be cancelled for no consideration) pursuant to the Merger Agreement (referred to in this summary of Wells Fargo’s opinion as the “Merger Consideration”) was fair, from a financial point of view, to Ready Capital. At the direction of Ready Capital, in rendering its opinion Wells Fargo assumed that (i) the equity holders of each Mosaic Merger Entity would approve the transactions contemplated by the Merger Agreement and, as a result, all of the Mergers would be consummated in accordance with the terms of the Merger Agreement, (ii) no shares of Ready Capital’s stock will be issued on account of the CERs contemplated under the Merger Agreement to be issued at such time and under such circumstances as described in the Merger Agreement and, solely for the purposes of rendering the opinion, and without expressing a view on the likelihood of recovery or ultimate value of the CERs (as to which Wells Fargo formed no opinion), Wells Fargo neither considered the value of nor assigned any value to the CERs, and (iii) Ready Capital’s portion of the consideration payable to the Mosaic Manager in OP Units pursuant to the Exchange Agreement and the Closing Incentive Fee Amount and Closing Reimbursement Amount payable to the Mosaic Manager in cash constitute transaction expenses that Wells Fargo did not consider the value of for the purposes of rendering its opinion.
Wells Fargo’s opinion was for the information and use of the Ready Capital Board (in its capacity as such) in connection with its evaluation of the Mergers. Wells Fargo’s opinion only addressed the fairness, from a financial point of view, to Ready Capital, of the Merger Consideration to be paid to the equity holders of the Mosaic Merger Entities in the Mergers and did not address any other aspect or implication of the Mergers. The summary of Wells Fargo’s opinion in this proxy statement/prospectus is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this proxy statement/prospectus and sets forth the procedures followed, assumptions made, matters considered and limitations and qualifications on the review undertaken by Wells Fargo in connection with the preparation of its opinion. However, neither Wells Fargo’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement/prospectus is intended to be, and they do not constitute, advice or a recommendation to the Ready Capital Board or any stockholder of Ready Capital or any other person as to how such holder should vote or act on any matter relating to the Mergers.
In arriving at its opinion, Wells Fargo, among other things:
•
reviewed a draft, dated as of November 3, 2021, of the Merger Agreement;

•
reviewed certain publicly available business and financial information relating to Ready Capital and the Mosaic Merger Entities and the industries in which they operate;

•
compared the financial and operating performance of Ready Capital and the Mosaic Merger Entities with publicly available information concerning certain other companies Wells Fargo deemed relevant, and compared current and historic market prices of the Common Stock with similar data for such other companies;

•
compared the proposed financial terms of the Mergers with the publicly available financial terms of certain other business combinations that Wells Fargo deemed relevant;

•
reviewed certain internal financial analyses and forecasts for (i) Ready Capital (referred to in this summary of Wells Fargo’s opinion as the “Ready Capital Projections”) prepared by the management of Ready Capital and (ii) the Mosaic Merger Entities (referred to in this summary of Wells Fargo’s opinion as the “Mosaic Merger Entities Projections”) prepared by the Mosaic Manager and as adjusted and extrapolated by management of Ready Capital and approved for Wells Fargo’s use;

•
discussed with the management of Ready Capital and the Mosaic Manager regarding certain aspects of the Mergers, the business, financial condition and prospects of Ready Capital and the Mosaic Merger Entities, respectively, the effect of the Mergers on the business, financial condition and prospects of Ready Capital and the Mosaic Merger Entities, respectively, and certain other matters that Wells Fargo deemed relevant; and

•
considered such other financial analyses and investigations and such other information that Wells Fargo deemed relevant.

In giving its opinion, Wells Fargo assumed and relied upon the accuracy and completeness of all information that was publicly available or was furnished to or discussed with Wells Fargo by Ready Capital, the Mosaic Merger Entities or the Mosaic Manager or otherwise reviewed by Wells Fargo. Wells Fargo did not independently verify any such information, and pursuant to the terms of Wells Fargo’s engagement by Ready Capital, Wells Fargo did not assume any obligation to undertake any such independent verification. In relying on the Ready Capital Projections and the Mosaic Merger Entities Projections, Wells Fargo assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Ready Capital and the Mosaic Manager as to the future performance and financial condition of Ready Capital and the Mosaic Merger Entities. Wells Fargo expressed no view or opinion with respect to the Ready Capital Projections or the Mosaic Merger Entities Projections or the assumptions upon which they are based. Wells Fargo assumed that any representations and warranties made by the Parent Parties and the Mosaic Entities in the Merger Agreement or in other agreements relating to the Mergers would be true and accurate in all respects that are material to its analysis. Wells Fargo assumed that Ready Capital will have no exposure for indemnification pursuant to the Merger Agreement or such other related agreements that would be material to its analysis.
Ready Capital and the Mosaic Manager do not publicly disclose internal management projections of the type provided to Wells Fargo in connection with Wells Fargo’s analysis of the Mergers, and the Ready Capital Projections and the Mosaic Merger Entities Projections were not prepared with a view toward public disclosure. The Ready Capital Projections and the Mosaic Merger Entities Projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in the Ready Capital Projections or the Mosaic Merger Entities Projections. For more information regarding the use of the Ready Capital Projections or the Mosaic Merger Entities Projections, please refer to the sections entitled “Certain Ready Capital Unaudited Prospective Financial Information” and “Certain Mosaic Funds Unaudited Prospective Financial Information.”
Wells Fargo also assumed that the Mergers would have the tax consequences described in discussions with, and materials provided to Wells Fargo by, Ready Capital and its representatives. Wells Fargo also assumed that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Mergers, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Ready Capital, the Mosaic Merger Entities or the contemplated benefits of the Mergers. Wells Fargo also assumed that the Mergers will be consummated in compliance with all applicable laws and regulations and in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any term, condition or agreement thereof that is material to its analyses or opinion and that the final form of the Merger Agreement will not differ from the draft reviewed by Wells Fargo in any respect material to its analyses or opinion. At the direction of Ready Capital, Wells Fargo also assumed that the equity holders of each of the three Mosaic Merger Entities will approve the transactions contemplated by the Merger Agreement and that each of the Mergers will be consummated in accordance with the terms of the Merger Agreement. In addition, Wells Fargo did not make any independent evaluation, inspection or appraisal of the assets or liabilities (contingent or otherwise) of Ready Capital or the Mosaic Merger Entities, nor was Wells Fargo furnished with any such evaluations or appraisals. Wells Fargo did not evaluate the solvency of Ready Capital or the Mosaic Merger Entities under any state or federal laws relating to bankruptcy, insolvency or similar matters.
Wells Fargo’s opinion only addressed the fairness, from a financial point of view, of the Merger Consideration to Ready Capital in the Mergers and Wells Fargo expressed no opinion as to the fairness of any merger consideration paid in connection with the Mergers to the holders of any other class of securities, creditors or other constituencies of Ready Capital. Furthermore, Wells Fargo expressed no opinion as to any other aspect or implication (financial or otherwise) of the Mergers, or any other agreement, arrangement or understanding entered into in connection with the Mergers or otherwise, including, without limitation, (a) the fairness of the amount or nature of, or any other aspect relating to, any compensation or consideration to be received by or otherwise payable to any officers, directors or employees of any party to the Mergers or class of such persons, relative to the Merger Consideration or otherwise, (b) the fairness of the CERs payable pursuant to the Merger Agreement, the consideration payable to the Mosaic Manager in OP Units pursuant to the Exchange Agreement or the Closing Incentive Fee Amount and Closing Reimbursement Amount payable in cash pursuant to the Merger Agreement, and (c) the situation in which the equity holders of one or more of the Mosaic Funds do not approve the transactions contemplated by the Merger Agreement and, as a result, not all of the Mergers are consummated in accordance with the terms of the Merger Agreement. Furthermore, Wells Fargo did not express any advice or opinion regarding matters that require legal, regulatory, accounting, insurance, tax, environmental, executive compensation or other similar professional advice and has relied upon the assessments of Ready Capital and its advisors with respect to such advice.
Wells Fargo’s opinion was necessarily based upon information made available to Wells Fargo as of the date of its opinion and financial, economic, market and other conditions as they existed and could be evaluated on the date of its opinion. Wells Fargo did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to its attention after the date of its opinion, notwithstanding that any such subsequent developments may affect its opinion. Wells Fargo’s opinion did not address the relative merits of the Mergers as compared to any alternative transactions or strategies that might have been available to Ready Capital, nor did it address the underlying business decision of the Ready Capital Board or Ready Capital to proceed with or effect the Mergers. Wells Fargo did not express any opinion as to the price at which Common Stock may be traded at any time.
Financial Analyses
In preparing its opinion to the Ready Capital Board, Wells Fargo performed a variety of analyses, including those described below. The summary of Wells Fargo’s analyses is not a complete description of the analyses underlying Wells Fargo’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Wells Fargo’s opinion nor its underlying analyses is readily susceptible to summary description. Wells Fargo arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. Accordingly, Wells Fargo believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all analyses, methodologies and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Wells Fargo’s analyses and opinion.
In performing its analyses, Wells Fargo considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. None of the selected companies used in Wells Fargo’s analyses are identical to Ready Capital or the Mosaic Merger Entities and none of the selected transactions reviewed were identical to the Mergers. Evaluation of the results of those analyses is not entirely mathematical. The financial analyses performed by Wells Fargo were performed for analytical purposes only and are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of Ready Capital and the Mosaic Merger Entities.
While the results of each analysis were taken into account in reaching its overall conclusion with respect to fairness, Wells Fargo did not make separate or quantifiable judgments regarding individual analyses. Much of the information used in, and accordingly the results of, Wells Fargo’s analyses are inherently subject to substantial uncertainty.
Wells Fargo’s opinion was only one of many factors considered by the Ready Capital Board in evaluating the Mergers. Neither Wells Fargo’s opinion nor its analyses were determinative of the Merger Consideration, or of the views of the Ready Capital Board or management with respect to the Mergers or the Merger Consideration. The type and amount of consideration payable in the Mergers was determined through negotiations between Ready Capital and the Mosaic Merger Entities, and the decision to enter into the Merger Agreement was solely that of the Ready Capital Board.
The following is a summary of the material financial analyses performed by Wells Fargo in connection with the preparation of its opinion rendered to, and reviewed with, the Ready Capital Board on November 3, 2021. The order of the analyses summarized below does not represent relative importance or weight given to those analyses by Wells Fargo. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions made, procedures followed, matters considered and limitations and qualifications affecting, each analysis, could create an incomplete view of Wells Fargo’s analyses.
The estimates of the future financial performance of the companies in the “Selected Public Companies Analysis” and the “Selected Precedent Transactions Analysis” listed below were based on public filings. The estimates of the future financial performance of Ready Capital and the Mosaic Merger Entities relied upon for the financial analyses described below were based on the Ready Capital Projections and the Mosaic Merger Entities Projections, respectively.
Selected Public Companies Analysis
Wells Fargo reviewed certain data for selected companies with publicly traded equity securities that Wells Fargo deemed relevant. None of the selected companies used in Wells Fargo’s analyses are identical to Ready Capital or the Mosaic Merger Entities. The selected companies used in the Mosaic Merger Entities and Ready Capital analyses were selected by Wells Fargo because they are in the mortgage REIT industry. The selected companies were deemed by Wells Fargo to be similar to the Mosaic Merger Entities or Ready

Capital in one or more respects, including, among other things, portfolio composition, services offered, customers, end-markets and financial performance.
The financial data reviewed included market price information as of November 2, 2021 and tangible book value (generally calculated based on the total reported shareholders’ equity, plus accumulated depreciation, minus reported goodwill, intangible assets, non-controlling interests and permanent preferred equity liquidation rights as of the balance sheet date in the latest filing, unless otherwise noted) as reflected in the unaudited financials of the Mosaic Merger Entities, dated June 30, 2021, and as reported on Ready Capital’s most recent balance sheet, dated June 30, 2021. Price-to-tangible book value multiples include certain adjustments based on Wells Fargo’s professional opinion and analysis. Wells Fargo also reviewed dividend yields of the selected companies calculated as annualized dividends for the most recent publicly available completed quarter (unless otherwise noted) as a percentage of closing stock prices on November 2, 2021. For the Mosaic Merger Entities, the selected companies and median and mean of such financial data for the selected companies were:
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Starwood Property Trust, Inc.

•
Blackstone Mortgage Trust, Inc.

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Apollo Commercial Real Estate Finance, Inc.

•
Broadmark Realty Capital Inc.

•
KKR Real Estate Finance Trust, Inc.

•
Ready Capital Corporation

•
TPG RE Finance Trust, Inc.

•
Granite Point Mortgage Trust Inc.

•
Ares Commercial Real Estate Corporation

Mosaic Public Trading Companies Analysis	Low	Median	Mean	High
Price / Reported Tangible Book Value	0.82x	1.09x	1.13x	1.65x
Dividend Yield	7.3%	7.9%	8.3%	10.8%
Taking into account the results of the selected companies analysis, Wells Fargo applied a range of price-to-tangible book value multiples of 0.90x to 1.10x to the Mosaic Merger Entities’ tangible book value as of June 30, 2021, and, for reference only, Wells Fargo applied a range of dividend yields of 9.0% to 11.0% to the Mosaic Merger Entities’ current annualized dividend for the quarter ended June 30, 2021. The selected companies analysis indicated the following implied aggregate equity value reference ranges for the Mosaic Merger Entities:
Selected Companies	Implied Aggregate Equity Value (in millions)
	Low	High
Tangible Book Value	$497	$608
Dividend Yield	$349	$426
For Ready Capital, the selected companies and median and mean of such financial data for the selected companies were:
•
Starwood Property Trust, Inc.

•
Blackstone Mortgage Trust, Inc.

•
Arbor Realty Trust, Inc.

•
Apollo Commercial Real Estate Finance, Inc.

•
KKR Real Estate Finance Trust Inc.

•
Ares Commercial Real Estate Corporation

Ready Capital Public Trading Companies Analysis	Low	Median	Mean	High
Price / Tangible Book Value	1.01x	1.17x	1.33x	1.91x
Dividend Yield	7.2%	7.8%	8.0%	9.3%
Taking into account the results of the selected companies analysis, Wells Fargo applied a range of price-to-tangible book value multiples of 0.95x to 1.15x to Ready Capital’s tangible book value per share as of June 30, 2021, which was $14.45, and Wells Fargo applied a range of dividend yields of 9.0% to 11.0% to Ready Capital’s current annualized dividend for the most recent quarter, which was $1.68. The selected companies analysis indicated the following implied equity value per share reference ranges for Common Stock:
Selected Companies	Implied Equity Value per Share
	Low	High
Tangible Book Value Per Share	$13.73	$16.61
Dividend Yield	$15.27	$18.67
Selected Precedent Transactions Analysis
Wells Fargo reviewed, among other things, financial data relating to the selected transactions that Wells Fargo considered generally relevant as recent transactions involving target companies in the mortgage REIT industry. Price-to-tangible book value multiples include certain adjustments based on Wells Fargo’s professional opinion and analysis.
The selected transactions considered in this analysis are summarized below:
Date Announced	Target	Acquiror	Price / Tangible Book Value
July 26, 2021	Capstead Mortgage Corporation	Benefit Street Partners Realty Trust, Inc.	1.16x
December 6, 2020	Anworth Mortgage Asset Corporation	Ready Capital Corporation	0.94x
August 3, 2020	Jernigan Capital, Inc.	NexPoint Advisors LP	1.07x
November 7, 2018	Owens Realty Mortgage, Inc.	Ready Capital Corporation	0.94x
May 2, 2018	MTGE Investment Corp.	Annaly Capital Management	0.99x
April 26, 2018	CYS Investments	Two Harbors Investment Corp.	1.05x
April 11, 2016	Hatteras Financial Corp.	Annaly Capital Management	0.85x
April 7, 2016	ZAIS Financial Corp.	Sutherland Asset Management Corp.	1.03x
February 26, 2016	Apollo Residential Mortgage	Apollo Commercial Real Estate Finance	0.89x
None of the selected transactions reviewed were identical to the Mergers. However, the selected transactions were chosen because certain aspects of the transactions, for purposes of Wells Fargo’s analysis, may be considered similar to the Mergers. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the transactions differently than they would affect the Mergers.
Wells Fargo calculated, for each of the selected transactions, the price-to-tangible book value multiples. The median and average of such multiples for the selected companies was 0.99x and 0.99x, respectively. Taking into account the results of the selected transactions analysis, Wells Fargo applied a range of price-to-tangible book value multiples of 0.90x to 1.05x to the Mosaic Merger Entities’ aggregate tangible book value as reported in its June 30, 2021 unaudited financials. The selected transactions analysis indicated the following implied aggregate equity value reference ranges for the Mosaic Merger Entities:

	Implied Aggregate Equity Value (in millions)
	Low	High
Price / Tangible Book Value	$497	$580
Dividend Discount Analysis
Using financial forecasts and estimates of the Mosaic Manager as adjusted and extrapolated by the Ready Capital management, Wells Fargo performed a dividend discount analysis of the Mosaic Merger Entities to calculate a range of implied aggregate equity values of the Mosaic Merger Entities based on the sum of the discounted present values of (1) projected distributions to equity holders of the Mosaic Merger Entities for fiscal year 2022 through the fiscal year 2025 and (2) a projected terminal value of the Mosaic Merger Entities as of fiscal year 2025.
Wells Fargo based its analysis on a range of terminal forward multiples of 0.90x to 1.10x to the terminal year 2025 estimated book value and 10.75% to 13.25% discount rates. The dividend discount analysis indicated the following implied aggregate equity value reference range for the Mosaic Merger Entities:
	Implied Aggregate Equity Value (in millions)
	Low	High
Mosaic Merger Entities Dividend Discount Analysis	$441	$541
Using financial forecasts and estimates of the Ready Capital’s management, Wells Fargo performed a dividend discount analysis of Ready Capital to calculate a range of implied equity value per share of Common Stock based on the sum of the discounted present values of (1) projected dividends on shares of Common Stock for fiscal year 2022 through the fiscal year 2025 and (2) a projected terminal value of Common Stock as of December 31, 2025.
Wells Fargo based its analysis on a range of terminal forward multiples of 0.95x to 1.15x to the terminal year 2025 estimated book value and 10.50% to 12.50% discount rates. The dividend discount analysis indicated the following implied equity value per share reference range for Common Stock:
	Implied Equity Value per Share
	Low	High
Ready Capital Dividend Discount Analysis	$14.27	$17.16
For reference only, the implied equity value per share reference range for Common Stock was then compared to the 52-week trading range share price of Common Stock of $11.32 to $16.60 and the analyst price target range share price of Common Stock of $15.50 to $18.50.
Ready Capital Common Stock Reference Range
The “Selected Public Companies Analysis” and the “Dividend Discount Analysis” above indicated the following implied equity value per share reference ranges for Common Stock:
	Implied Equity Value per Share
	Low	High
Selected Public Companies Analysis
Price / Tangible Book Value	$13.73	$16.61
Dividend Yield	$15.27	$18.67
Dividend Discount Analysis	$14.27	$17.16
Based on the “Selected Public Companies Analysis” and the “Dividend Discount Analysis” above, Wells Fargo, upon the application of its professional judgment, selected $14.50 to $17.00 of implied equity value per share as the Common Stock reference range.

For reference only, the Common Stock reference range was then compared to the share price of $15.49 per share of Common Stock on November 2, 2021.
Merger Consideration Analysis
For purposes of its opinion, Wells Fargo calculated a range of the implied value of the Merger Consideration for 100% of the equity interests of the Mosaic Merger Entities by (1) multiplying the Common Stock reference range by 30.344 million shares of Class B Common Stock, which is the number of shares Ready Capital advised Wells Fargo would be issued pursuant to the formula established by the Merger Agreement. The analysis indicated the range of implied value of the Merger Consideration is $440 million to $516 million (the “Ready Capital Consideration Reference Range”).
Wells Fargo then compared the Ready Capital Consideration Reference Range to the following implied equity value reference ranges for the Mosaic Merger Entities from the “Selected Public Companies Analysis”, the “Selected Precedent Transactions Analysis” and the “Dividend Discount Analysis” as described above:
	Implied Aggregate Equity Value (in millions)
	Low	High
Selected Public Companies Analysis
Price / Tangible Book Value	$497	$608
Selected Transactions Analysis	$497	$580
Dividend Discount Analysis	$441	$541
Ready Capital Consideration Reference Range	$440	$516
Other Matters
Wells Fargo is a trade name of Wells Fargo Securities, LLC, an investment banking subsidiary and affiliate of Wells Fargo & Company. Ready Capital retained Wells Fargo as its financial advisor in connection with the Mergers based on Wells Fargo’s experience and reputation. Wells Fargo is regularly engaged to provide investment banking and financial advisory services in connection with mergers and acquisitions, financings, and financial restructurings. Ready Capital has agreed to pay Wells Fargo an aggregate fee currently estimated to be approximately $5.5 million, $1.0 million of which became payable to Wells Fargo on November 3, 2021, and the remainder of which is contingent and payable upon the consummation of the Mergers. In addition, Ready Capital has agreed to reimburse Wells Fargo for certain expenses and to indemnify Wells Fargo and certain related parties against certain liabilities and other items that may arise out of or relate to Wells Fargo’s engagement. The issuance of Wells Fargo’s opinion was approved by an authorized committee of Wells Fargo.
Wells Fargo and its affiliates provide a wide range of investment and commercial banking advice and services, including financial advisory services, securities underwritings and placements, securities sales and trading, brokerage advice and services, and commercial loans. During the two years preceding the date of its opinion, Wells Fargo and its affiliates had investment or commercial banking relationships with Ready Capital, for which Wells Fargo and such affiliates received an aggregate of approximately $3.8 million in compensation. Such relationships have included acting as joint bookrunner on Ready Capital’s offering of equity securities in December 2019, and as financial advisor on Ready Capital’s acquisition of Anworth Mortgage Asset Corporation in March 2021. On January 11, 2022, Wells Fargo entered into an underwriting agreement with Ready Capital and certain other parties pursuant to which Wells Fargo agreed to act as joint bookrunner in connection with Ready Capital’s offering of 7,000,000 shares of Common Stock at a price of $15.30 per share. Wells Fargo and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock and partnership or membership interests, as applicable, of each of Ready Capital and the Mosaic Merger Entities. In the ordinary course of business, Wells Fargo and its affiliates may trade or otherwise effect transactions in the securities or other financial instruments (including bank loans or other obligations) of Ready Capital and certain of its affiliates for Wells Fargo’s own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or financial instruments.
Opinion of the Mosaic Manager’s Financial Advisor
The Mosaic Manager retained Wedbush Securities as financial advisor to the Mosaic Funds for the proposed Mergers on April 21, 2021. The Mosaic Manager selected Wedbush Securities to act as its financial advisor because Wedbush Securities is a nationally recognized investment banking firm that is actively involved in the REIT and mortgage REIT space. Wedbush Securities is actively involved in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. Pursuant to that engagement, the Mosaic Manager requested that Wedbush Securities evaluate the fairness, from a financial point of view, of the aggregate potential merger consideration to be received by the Interest Holders, pursuant to the Merger Agreement.
On October 31, 2021, Wedbush Securities delivered to the Mosaic Manager its verbal opinion, followed by its written opinion dated as of November 1, 2021, as to the fairness, as of such date, from a financial point of view, of the aggregate consideration to be received by the Interest Holders pursuant to the Merger Agreement, based upon and subject to the qualifications, assumptions and other matters considered in connection with the preparation of its opinion.
The full text of Wedbush Securities’ written opinion is attached as Appendix C to this proxy statement/prospectus. The summary of Wedbush Securities’ opinion set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of such written opinion. Interest Holders are urged to read this opinion in its entirety.
Wedbush Securities’ opinion was provided to the Mosaic Manager for its information in connection with, and for the purposes of, its consideration of the Mergers and its opinion only addresses whether the aggregate merger consideration to be received by the Interest Holders pursuant to the Merger Agreement was fair, from a financial point of view, to such Interest Holders. Wedbush Securities’ opinion did not address any other terms, aspects or implications of the Merger Agreement or the Mergers contemplated thereby including, without limitation, the relative merits of the proposed Mergers and related Transactions as compared to alternative transactions or strategies that might be available to the Mosaic Funds or the underlying business decision of the Mosaic Manager or Mosaic Funds to proceed with the proposed Mergers and related Transactions. Wedbush Securities’ opinion does not constitute a recommendation to the Mosaic Manager or to any Interest Holder as to how the Mosaic Manager or any Interest Holder should vote or otherwise act with respect to any matter relating to the merger or any other matter. Wedbush Securities does not express any opinion as to the likely trading range of Ready Capital’s stock following the Mergers, which may vary depending on numerous factors that generally impact the price of securities, the future performance of Ready Capital, or on the financial condition of Ready Capital at that time.
In connection with its review of the proposed Mergers and the preparation of its opinion, Wedbush Securities, among other things:
•
reviewed the financial terms and conditions as stated in the draft of the Merger Agreement and the CER Agreement dated and received by us on October 31, 2021, which are referred to in this section as the “Draft Agreements”;

•
reviewed certain non-publicly available business and financial information relating to the Mosaic Funds and Ready Capital;

•
reviewed certain internal information, primarily financial in nature, including financial and operating data furnished to Wedbush Securities by members of management of the Mosaic Manager and Ready Capital, and approved for its use by the Mosaic Manager and Ready Capital, respectively;

•
reviewed certain publicly available information with respect to Ready Capital;

•
reviewed certain publicly available information with respect to other companies that act as externally managed mortgage REITs Wedbush Securities believes to be similar in certain respects, in whole or in part, to the Mosaic Funds and Ready Capital;

•
considered the financial terms, to the extent publicly available, of selected recent business combinations and trading metrics of companies in the mortgage and real estate credit industry that Wedbush Securities believes to be similar in certain respects to the Mosaic Funds, in whole or in part, and to the Transaction;

•
made inquiries regarding and discussed the Draft Agreements and other matters related thereto with the Mosaic Manager’s counsel;

•
considered the level of investor interest in either near-term cost-effective funding or longer-term alliances;

•
considered the challenges that private Acquisition, Development, and Construction (“ADC”) debt managers have in raising predicable and attractable funding compared to public REITs and banks;

•
held discussions with members of the Mosaic Manager’s management concerning their views as to the financial and other information described above; and

•
conducted such other analyses and examinations and considered such other financial, economic and market criteria as it deemed appropriate.

With the Mosaic Manager’s consent, Wedbush Securities assumed and relied upon the accuracy and completeness of all financial and other information and data that was publicly available, provided to, otherwise reviewed or discussed with Wedbush Securities and upon the assurances of the management of the Mosaic Parties and Ready Capital that they are not aware of any relevant information that has been omitted or that remains undisclosed to Wedbush Securities. Wedbush Securities did not undertake any duty or responsibility to, nor did Wedbush Securities, independently verify any of such information. Wedbush Securities did not make or obtain nor was it provided with an independent evaluation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of the Mosaic Funds or Ready Capital nor did it evaluate the solvency or fair value of Ready Capital, the Mosaic Parties or any of their respective subsidiaries (or the impact of the Mergers thereon) under any law relating to bankruptcy, insolvency or similar matters. Wedbush Securities also did not make any physical inspection of the properties or assets of either Ready Capital or the Mosaic Funds. Wedbush Securities is not an expert in GAAP in general and also specifically regarding the evaluation of asset portfolios for purposes of assessing the adequacy of the allowances for losses or any other reserves; accordingly, Wedbush Securities has assumed that such allowances and reserves are in the aggregate adequate to cover such losses. With respect to financial forecasts and other information and data provided to, reviewed by, or discussed with Wedbush Securities relating to the Mosaic Parties or Ready Capital and, in the case of certain potential pro forma financial effects of, strategic implication, and financial and operational benefits resulting from the Mergers, the Mosaic Parties, Wedbush Securities was advised by the Mosaic Manager and, with the Mosaic Manager’s consent, therefore assumed that such forecasts and other information and data were reasonably prepared in good faith and on bases reflecting the best currently available estimates and judgments of the management of the Mosaic Parties as to the future financial performance of Ready Capital and the Mosaic Parties, such strategic implications and financial and operational benefits and the other matters covered thereby, and have assumed, with the Mosaic Manager’s consent, that the financial results (including the potential strategic implications and financial and operational benefits anticipated to result from the Mergers) reflected in such forecasts, pro forma financial effects and other information and data will be realized in the amounts and at the times projected. Wedbush Securities expressed no view as to the reasonableness of such financial information or the assumptions on which any of it was based, and assumed, with the Mosaic Manager’s consent, that there will be no developments with respect to any such matters that would have an adverse effect on Ready Capital, the Mosaic Parties or the Mergers (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to its analyses or opinion.
Wedbush Securities’ opinion was based on financial, economic, market, and other conditions as existed on, and the information made available to Wedbush Securities, as of the date of its opinion. Wedbush Securities relied upon and assumed, without independent verification, that the final form of the Merger Agreement would be substantially similar to the Draft Agreement reviewed by Wedbush Securities in all respects material to its analysis, and that the Mergers would be consummated in accordance with the terms of the Merger Agreement without waiver of or amendment to any of the conditions thereto. Wedbush Securities also assumed, in all respects material to its analysis that the representations and warranties of each party contained in the Merger Agreement and the CER Agreement were true and correct, without regard to any qualifications or exceptions that may be set forth in disclosure schedules, copies of which may not have been complete as of the date of its opinion, and the information provided to Wedbush Securities. Wedbush Securities also assumed, with the Mosaic Manager’s consent, that the Merger Agreement would be consummated in accordance with its terms, and in compliance with all applicable laws, organizational documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory or other consents, approvals, waivers, releases and agreements necessary for the consummation of the Mergers would be obtained without imposition of any requirements, terms or conditions that would have an adverse effect on Ready Capital or the contemplated benefits to the Mosaic Parties of the Mergers or that would otherwise be meaningful in any respect to Wedbush Securities’ analysis or opinion.
Wedbush Securities’ opinion was not intended to provide the sole, or indeed, the predominant, basis for evaluation of the Mergers and does not purport to contain all information that may be required in order to evaluate the Mergers. Wedbush Securities expressed no opinion as to the underlying business decision of the Mosaic Manager or any other party to proceed with or effect the Mergers, the structure or tax consequences of the Mergers, or the availability or advisability of any alternative business strategies that might exist for the Mosaic Manager or any other party, the availability of financing for the Mergers or the state of the capital markets. The Wedbush Securities opinion is limited to the fairness, from a financial point of view, of the aggregate consideration to be received by the Interest Holders in the Mergers. Wedbush Securities expressed no opinion with respect to any other reasons (legal, business or otherwise) that may support the decision of the Mosaic Manager to approve or consummate the Mergers. Furthermore, no opinion, counsel or interpretation was intended by Wedbush Securities on matters that require legal, accounting or tax advice. Wedbush Securities assumed that such opinions, counsel or interpretations had been or would be obtained from appropriate professional sources. Furthermore, Wedbush Securities relied, with the consent of the Mosaic Manager, on the fact that the Mosaic Parties were assisted by legal, accounting and tax advisors, and, with the consent of the Mosaic Manager upon and assumed the accuracy and completeness of the assessments by the Mosaic Manager and its advisors, as to all legal, accounting and tax matters with respect to the Mosaic Parties and the Mergers.
Wedbush Securities considered only the aggregate consideration to be received by the Interest Holders in the Mergers, and Wedbush Securities did not consider, and its opinion did not address, the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of any of the Mosaic Parties, or such class of persons, in connection with the Mergers whether relative to the compensation received by the Interest Holders or otherwise. Wedbush Securities was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (1) the fairness of the Mergers to the holders of any class of securities, creditors or other constituencies of the Mosaic Parties, or to any other party, except and only to the extent expressly set forth in the last sentence of its opinion or (2) the fairness of the Mergers to any one class or group of Interest Holders or any other party’s security holders or other constituents vis-à-vis any other class or group of Interest Holders or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration to be received in the Mergers amongst or within such classes or groups of security holders or other constituents). Wedbush Securities expressed no opinion as to the impact of the Mergers on the solvency or viability of the Mosaic Parties or Ready Capital or the ability of either of them to pay their respective obligations when they come due.
Material Financial Analyses
The following summarizes the material financial analyses reviewed with the Mosaic Manager by Wedbush Securities in connection with the rendering of Wedbush Securities’ opinion to the Mosaic Manager. The summary does not contain all the financial data that investors in the Mosaic Funds may need or want for the purposes of making an independent determination of fair value. Investors in the Mosaic Funds are encouraged to consult their own advisors, financial and otherwise, before making any decision in connection with the proposed Mergers. The financial analyses summarized below include information that is presented in a tabular format. In order to fully understand Wedbush Securities’ financial analyses, the tables must be read in conjunction with the text of each analyses’ summary. The tables and summaries alone do not constitute a complete description of the financial analyses. A misleading or incomplete view of Wedbush Securities’ financial analyses could be created by considering the data in the tables below without considering the full narrative description of the financial analyses, as well as the methodologies underlying the financial analyses, and the assumptions, qualifications, and limitations in connection with each analysis. Moreover, no company or transaction used in the analyses described below is identical or directly comparable to the Mosaic Parties, Ready Capital or the contemplated Mergers.

Selected Public Companies Analysis
Wedbush Securities conducted a selected public companies analysis of mortgage REITs of similar size to assess how the market might assess value of the Mosaic Funds in the event they were to be publicly traded. The Mosaic Funds engage primarily in ADC lending, whereas such similar sized peers were more focused in already-built commercial real estate lending. Wedbush Securities considered the characteristics of the selected companies listed below to be generally relevant to the Mosaic Funds and similar in size, though none of the companies have the same investment strategy, management, structure, mix of business, or exposures as the Mosaic Funds, and notes the inherent limitations on the applicability of these peer companies to the valuation analysis:
•
Ladder Capital

•
Broadmark Realty Capital

•
KKR Real Estate Finance Trust

•
Brightspire Capital

•
Ready Capital

•
TPG RE Finance Trust

•
Granite Point Mortgage Trust

•
Ares Commercial Real Estate

Wedbush Securities analyzed market data as of November 1, 2021, including closing prices, market capitalization, book value, and dividend yield. Wedbush Securities calculated price to book multiples and adjusted price to book multiples (accounting for control premiums and private company discounts) as of the last reported financial statements for each selected comparable company.
The adjusted price to book multiples for each of the selected comparable companies are noted below:
Selected Public Comparable Companies	Adjusted Price/Book
Ladder Capital	0.99x
Broadmark Realty Capital	1.16x
KKR Real Estate Finance Trust	1.11x
Brightspire Capital	0.82x
Ready Capital	1.03x
TPG RE Finance Trust	0.81x
Granite Point Mortgage Trust	0.77x
Ares Commercial Real Estate	1.07x
Wedbush Securities incorporated a 22.3% Control Premium, derived from the Precedent Transaction Analysis, and a 20.6% Private Company Discount.1 Wedbush Securities then applied the Low (25th Percentile), High (75th Percentile), and Mean Book Value Multiples to the Aggregate Book Value of the Mosaic Funds as of June 30, 2021 in order to arrive at the following implied values:
Valuation Case	Implied Valuation	Implied P/B
Low (25th Percentile)	$452.3M	0.82x
Mean	$535.2M	0.97x
High (75th Percentile)	$595.7M	1.08x
Wedbush Securities used 25th and 75th percentile to focus on a reasonable range and standardize the dataset. Medians were omitted due to the small size of the dataset.

1
Stout Restricted Stock Study (2020)

As of November 1, 2021, the upfront merger consideration is valued at $477.0 million, which yields an upfront P/B multiple of 0.86x, based on the Mosaic Funds’ June 30, 2021 consolidated book value. Additionally, Interest Holders have the potential to receive up to another $117.6M of consideration (also valued as of November 1, 2021) in the form of shares of Common Stock under the CERs, including the accrued dividends, increasing the total P/B multiple to 1.08x.
Consideration Case	Consideration	Stated Book Value	Implied P/B
Upfront	$477.0M	$552.5M	0.86x
No CER Payment	$477.0M	$552.5M	0.86x
Full CER Payment	$594.6M	$552.5M	1.08x
Selected Precedent Transaction Analysis
Wedbush Securities selected seven M&A transactions since 2016 that involved externally managed mortgage REITs and reviewed their publicly available financial data. Wedbush Securities deemed that these selected precedent transactions were similar in size and generally relevant primarily as a means to understand investor valuation of externally managed REITs, but notes that most of the target companies are generally residential in nature and none engage primarily in ADC lending as the Mosaic Funds are. Further, none of the companies have the same management, structure, mix of business, or exposures as the Mosaic Funds, most of the comparable transactions were done before the outbreak of the COVID-19 pandemic, and Wedbush Securities notes the inherent limitations on the applicability of these peer companies to the valuation analysis:
Announcement Date	Target	Acquirer
07/26/2021	Capstead Mortgage Corporation2	Benefit Street Partners Realty Trust, Inc.
12/07/2020	Anworth Mortgage Asset Corp.	Ready Capital Corp.
11/07/2018	Owens Realty Mortgage, Inc.	Ready Capital Corp.
05/02/2018	MTGE Investment Corp.	Annaly Capital Management, Inc.
04/26/2018	CYS Investments, Inc.	Two Harbors Investment Corp.
04/11/2016	Hatteras Financial Corp.	Annaly Capital Management, Inc.
02/26/2016	Apollo Residential Mortgage, Inc.	Apollo Commercial Real Estate Finance, Inc.
Wedbush Securities calculated the Price to Book Value multiple of the selected transactions using publicly available financial data to calculate Low, Mean, and High Price to Book Value multiples:
Target	Acquirer	Price/Book Value
Capstead Mortgage Corporation	Benefit Street Partners Realty Trust, Inc.	1.02x
Anworth Mortgage Asset Corp.	Ready Capital Corp.	1.00x
Owens Realty Mortgage, Inc.	Ready Capital Corp.	0.94x
MTGE Investment Corp.	Annaly Capital Management, Inc.	1.02x
CYS Investments, Inc.	Two Harbors Investment Corp.	0.99x
Hatteras Financial Corp.	Annaly Capital Management, Inc.	0.88x
Apollo Residential Mortgage, Inc.	Apollo Commercial Real Estate Finance, Inc.	0.88x
Wedbush Securities then applied the Low (25th Percentile), High (75th Percentile), and Mean Book Value Multiples to the aggregate Book Value of the Mosaic Funds as of June 30, 2021 in order to arrive at the following implied values:
Valuation Case	Implied Valuation	Implied P/B
Low (25th Percentile)	$502.8M	0.91x

2
Capstead Mortgage Corporation’s purchase consideration was adjusted to exclude the amount paid by the manager to the fund in order to externalize management post-closing.

Valuation Case	Implied Valuation	Implied P/B
Mean	$530.8M	0.96x
High (75th Percentile)	$556.7M	1.01x
Wedbush Securities used 25th and 75th percentile to focus on a reasonable range and standardize the dataset. Medians were omitted due to the small size of the dataset.
As of November 1, 2021, the upfront merger consideration is valued at $477.0 million, which yields an upfront P/B multiple of 0.86x, based on the Mosaic Funds’ June 30, 2021 consolidated book value. Additionally, Interest Holders have the potential to receive up to another $117.6M of consideration (also valued as of November 1, 2021) in the form of shares of Common Stock under the CERs, including the accrued dividends, increasing the total P/B multiple to 1.08x.
Consideration Case	Consideration	Stated Book Value	Implied P/B
Upfront	$477.0M	$552.5M	0.86x
No CER Payment	$477.0M	$552.5M	0.86x
Full CER Payment	$594.6M	$552.5M	1.08x
Distribution Discount Analyses
Wedbush Securities performed two primary and two supplementary Distribution Discount Analyses on the Mosaic Funds in order to determine the Present Value of the Mosaic Funds under possible scenarios. Wedbush Securities used financial information and projections furnished by the Mosaic Manager, information discussed with the Mosaic Manager, and publicly available financial data to complete this analysis. The present value determined in each of the four cases is presented below:
Valuation Case	Implied Valuation	Implied P/B
Potential Standalone with Recent Higher Cost Funding	$464.5M	0.84x
Potential Standalone with Ready Capital Bridge Refinancing Only	$466.4M	0.84x
Supplemental Analysis with Funding via Ready Capital & No CER Recovery	$448.4M	0.81x
Supplemental Analysis with Funding via Ready Capital & Full CER Payment	$585.3M	1.06x
In each case, Wedbush Securities considered the Mosaic Fund’s consolidated equity of $552.5M and additional fund debt financing of $52.2M. The Potential Standalone with Recent Higher Cost Funding case incorporates a cost of equity of 15.5% and a cost of debt of 10.4%. The Potential Standalone with Ready Capital Bridge Refinancing Only case incorporates a cost of equity of 15.5% and a cost of debt of 9.1%. The Supplemental Analysis with Funding via Ready Capital & No CER Recovery case and the Supplemental Analysis with Funding via Ready Capital & Full CER Payment case incorporate a cost of equity of 10.1% and a cost of debt of 6.6%. All cases assume a 25% MREC Incentive Distribution per the Mosaic Management Agreement and a Terminal P/B Multiple of 0.97.
As of November 1, 2021, the upfront merger consideration was valued at $477.0M, which yielded an upfront P/B multiple of 0.86x, based on the Mosaic Funds’ June 30, 2021 consolidated book value, which formed the basis of the CER. Additionally, Interest Holders have the potential to receive up to another $117.6M of consideration (also valued as of November 1, 2021) in the form of shares of Common Stock under the CERs, including the accrued dividends, increasing the total P/B multiple to 1.08x.
Consideration Case	Consideration	Stated Book Value	Implied P/B
Upfront	$477.0M	$552.5M	0.86x
No CER Payment	$477.0M	$552.5M	0.86x
Full CER Payment	$594.6M	$552.5M	1.08x
Indeterminate Book Value Diminution
All cases in this analysis were based on the Mosaic Funds’ stated book value of $552.5 million; however, due diligence analysis by Ready Capital indicated a potential $98.9 million in diminution of value.

Such a value diminution, if accurate and were it to exist as of November 1, 2021, would have shifted valuation ratios upwards, based on a lower net book value being contributed (particularly in the case above titled “No CER Payment”). Mosaic, however, did not foresee such diminution; therefore, for purposes of its opinion, Wedbush Securities reviewed the transaction in components consisting of upfront consideration and long-term value potential in the CER in order to ascertain total potential value under various potential outcomes.
Ready Capital Dividend Discount Analysis
Wedbush Securities performed a dividend discount analysis on Ready Capital using the Ready Capital Projections and certain publicly available information. Wedbush Securities used the Ready Capital dividend yield at the time of the analysis as the discount rate and assumed a payout ratio of 90% of Core Net Income, as well as a 0%-2% growth rate into perpetuity. Wedbush Securities’ analysis presented a theoretical price per share range of $15.68 to $18.07.
Contribution Analysis
Wedbush Securities performed a contribution analysis using the analyses referenced above, as well as the terms of the Mergers and other publicly available and private data. As of November 1, 2021, the Contribution Analysis showed that the Mosaic Funds would comprise of 29.9% of the Initial Combined Book Value of the proforma entity. In the event of full CER performance, the Mosaic Funds would comprise of 34.3% of the Combined Book Value as of November 1, 2021.
Based on November 1, 2021 market data and the analyses above, the Contribution Analysis showed that investors in the Mosaic Funds would initially hold 29.8% of the outstanding shares of the proforma entity. In the event of full CER performance, without and with dividends at the current rate, this would increase to 33.5% and 34.6%, respectively.
Additional Considerations
The preparation of a fairness opinion from a financial point of view is a complex process involving quantitative and qualitative judgments and determinations made by Wedbush Securities with respect to the financial, comparative, and other analytic methods employed and the adaptation and application of these methods to the unique facts and circumstances presented and, therefore, not readily susceptible to partial analysis or summary description and may be misleading or incomplete if viewed in such a manner. Furthermore, Wedbush Securities considered the results of all such analyses and did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor, so the ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Wedbush Securities as to the actual value of the Mosaic Parties. The Mosaic Parties placed no limits on the scope of the analysis performed, or opinion expressed, by Wedbush Securities.
Industry data, including peer companies and comparable transactions, are inherently imprecise measures of comparable value, given the differences between companies, technologies, and market conditions at any given point in time. Each analytical technique employed in the calculations and descriptions supporting the fairness opinion has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Accordingly, the analyses contained in the materials must be considered as a whole. Selecting portions of the analyses, analytic methods, and factors without considering all analyses and factors could create a misleading or incomplete view. The materials reflect judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions, and other matters, many of which are beyond the control of Mosaic and may involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied herein. Any estimates of value contained in the materials are not necessarily indicative of any actual value or predictive of future results or values, which may be significantly more or less favorable. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which any assets, businesses, or securities may actually be sold.

Wedbush Securities’ opinion was necessarily based upon market, economic, financial, and other conditions and circumstances existing and disclosed to it on November 1, 2021. Events occurring after that date could materially affect the opinion; however, Wedbush Securities has no obligation to update, revise or reaffirm the opinion. Wedbush Securities relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Mosaic Parties or Ready Capital since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Wedbush Securities that would be material to its analyses or its opinion, and that there was no information or any facts that would make any of the information reviewed by Wedbush Securities incomplete or misleading in any material respect. As of the date of the opinion, the Mosaic Funds’ September 30, 2021 financials were not available. Wedbush Securities used the latest available financials for the Mosaic Funds, which were June 30, 2021 financials. The financials used at closing will be dated as of September 30, 2021. In the case of the public comparables, the most recent available financial statements were used in the relevant comparisons.
During the two years preceding the date of Wedbush Securities’ written opinion, Wedbush Securities has been engaged by or otherwise performed services for the Mosaic Parties. The Mosaic Manager also was aware that Wedbush Securities has, in the past, served as a co-manager on Ready Capital’s public offerings, including a June 2021 offering during the course of this transaction, in which Wedbush Securities had approval from the Mosaic Manager to participate. Wedbush Securities may also provide investment banking services and other services to Ready Capital and its affiliates in the future.
For services rendered in connection with the delivery of its opinion, the Mosaic Parties paid Wedbush Securities a fee of $500,000 upon delivery of its opinion. The Mosaic Parties will also pay Wedbush Securities a fee for advisory services in connection with the Mergers equal to approximately $4.75 million (less the fee paid upon the delivery of the opinion, the amount of which shall be deducted), which is contingent upon the closing of the Mergers. The Mosaic Parties also agreed to reimburse Wedbush Securities for its expenses incurred in connection with its services, including the fees and expenses of its counsel, and will indemnify Wedbush Securities against certain liabilities arising out of its engagement.
Wedbush Securities is a full-service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, Wedbush Securities and its affiliates may acquire, hold, or sell, for Wedbush Securities’ and its affiliates’ own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of Ready Capital or any other entity that may be involved in the proposed Mergers or related Transactions, as well as provide investment banking and other financial services to such entities.
Certain Ready Capital Unaudited Prospective Financial Information
Ready Capital does not as a matter of course make public projections as to future sales, earnings, or other results. However, the management of Ready Capital has prepared the prospective financial information set forth below to present Ready Capital’s operations for fiscal years 2022 through 2025. The accompanying prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of Ready Capital’s management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of Ready Capital. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this joint proxy statement/prospectus are cautioned not to place undue reliance on the prospective financial information.
Neither Ready Capital’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

In connection with the Mergers, Ready Capital’s management prepared and provided to the Ready Capital Board in connection with its evaluation of the transaction, and to Ready Capital’s financial advisor, Wells Fargo, and the Mosaic Manager’s financial advisor, Wedbush Securities, certain unaudited prospective financial information regarding Ready Capital’s operations for fiscal years 2022 through 2025 (the “Ready Capital Projections”). The below summary of the Ready Capital Projections is included for the purpose of providing Ready Capital stockholders and investors in the Mosaic Funds access to certain nonpublic information that was furnished to certain parties in connection with the Mergers. Such information may not be appropriate for other purposes and is not included to influence the voting decision of any Ready Capital common stockholder or investors in the Mosaic Funds.
In preparing the Ready Capital Projections, Ready Capital made use of numerous variables and assumptions for the projections of the business through 2025. Assumptions made include, among others: (i) static interest rate spreads in relation to underlying rate curves referenced for new loan interest income and expense, (ii) ability to achieve and maintain target leverage ratios as they relate to forward projections of the loan portfolios, (iii) triggered securitization events consistent with achieving certain accumulated loan amounts, along with deferred financing, sale/retention, and debt paydown percentages, (iv) annual operating expense increases proportional to annual loan volume growth, (v) credit losses to be taken at 1% of all new origination volumes, and no recovery of existing credit losses already provisioned, (vi) quarterly dividend distributions equal to 90% of Ready Capital’s projected distributable earnings for the period and (vii) refinancing on comparable terms of the $180.0 million in principal amount of 7.50% senior secured notes due 2022 at their maturity.
Certain financial measures included in the Ready Capital Projections were not prepared in accordance with GAAP and there are limitations associated with the use of non-GAAP financial measures. Non-GAAP financial measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of competitors of Ready Capital, the Mosaic Funds or other companies. As a result, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Financial measures included in forecasts (including the Ready Capital Projections) provided to a board of directors or financial advisor in connection with business combination transactions (such as the Mergers) are excluded from the definition of “non-GAAP financial measures” under the rules of the SEC, and therefore the projections are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the Ready Capital Board, Wells Fargo or Wedbush Securities in connection with the Mergers. Accordingly, no reconciliation of the financial measures included in the Ready Capital Projections is provided in this proxy statement/prospectus.
While presented with numeric specificity, this unaudited prospective financial information constituted forward-looking information and was based on numerous variables and assumptions (including assumptions related to general business, economic, market and financial conditions and additional matters specific to Ready Capital’s businesses) that are inherently subjective and uncertain and are beyond the control of Ready Capital’s management. Important factors that may affect actual results and cause this unaudited prospective financial information not to be achieved include, but are not limited to, risks and uncertainties relating to Ready Capital’s business (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, general business and economic conditions and other factors described in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.” This unaudited prospective financial information also reflects numerous variables, expectations and assumptions available at the time they were prepared as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in this unaudited prospective financial information. Accordingly, there can be no assurance that the projected results summarized below will be realized. Ready Capital stockholders and investors in the Mosaic Funds are urged to review the most recent SEC filings of Ready Capital for a description of the reported results of operations and financial condition and capital resources, including in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Ready Capital’s Annual Report on Form 10-K for the year ended December 31, 2020 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, both of which are incorporated by reference into this proxy statement/prospectus.

None of Ready Capital, the Mosaic Funds or their respective directors, officers, affiliates, advisors or other representatives can give you any assurance that actual results will not differ materially from this unaudited prospective financial information.
READY CAPITAL UNDERTAKES NO OBLIGATION TO UPDATE OR OTHERWISE REVISE OR RECONCILE THIS UNAUDITED PROSPECTIVE FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE THIS UNAUDITED PROSPECTIVE FINANCIAL INFORMATION WAS GENERATED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH INFORMATION ARE SHOWN TO BE IN ERROR. SINCE THE UNAUDITED PROSPECTIVE FINANCIAL INFORMATION COVERS MULTIPLE YEARS, SUCH INFORMATION BY ITS NATURE BECOMES SUBJECT TO SUBSTANTIALLY GREATER UNCERTAINTY WITH EACH SUCCESSIVE YEAR.
Ready Capital and the Mosaic Funds may calculate certain non-GAAP financial metrics, including core earnings, using different methodologies. Consequently, the financial metrics presented in each company’s prospective financial information disclosures and in the sections of this proxy statement/prospectus with respect to the opinions of the financial advisors to Ready Capital and the Mosaic Funds may not be directly comparable to one another.
Ready Capital has not made and makes no representation to the Mosaic Funds or any investor in any Mosaic Fund, in the Merger Agreement or otherwise, concerning this unaudited prospective financial information or regarding Ready Capital’s ultimate performance compared to the unaudited prospective financial information or that the projected results will be achieved. In light of the foregoing factors and the uncertainties inherent in the unaudited prospective financial information, Ready Capital urges all Ready Capital stockholders and investors in the Mosaic Funds not to place undue reliance on such information and to review Ready Capital’s most recent SEC filings for a description of Ready Capital’s reported financial results.
Ready Capital Projections
The following table presents selected unaudited prospective financial information for the fiscal years ending 2022 through 2025 for Ready Capital on a stand-alone basis (figures in millions other than per share, return and ratio information).
	2022	2023	2024	2025
Tangible Book Value per Share (end of period)	—	—	—	$15.15
Dividends per Share	$1.68	$1.68	$1.68	$1.68
Certain Mosaic Funds Unaudited Prospective Financial Information
The Mosaic Funds are private pooled investment vehicles that due to regulatory and policy constraints do not, as a matter of course, make public projections as to future sales, earnings, or other results. However, the management of the Mosaic Funds has prepared the prospective financial information set forth below to present the Mosaic Funds’ estimated projected operations for the fiscal years ending 2022 through 2025. The accompanying prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of the Mosaic Funds’ management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of the Mosaic Funds. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers are cautioned not to place undue reliance on the prospective financial information. Actual results of the Mosaic Funds, should they continue without consummating the Mergers, may, and likely will, vary significantly from any figures provided herein.
Neither the Mosaic Funds’ independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.
In connection with the Mergers, the Mosaic Funds’ management prepared certain unaudited prospective financial information regarding the Mosaic Funds’ operations for fiscal years 2022 through 2025 (the “Mosaic Funds Projections”). The below summary of the Mosaic Funds’ Projections is included for the purpose of providing Mosaic Funds’ investors access to and disclosure of certain nonpublic information that was furnished to certain parties in connection with the Mergers. Such information may not be appropriate for other purposes and is not included to influence the voting decision of any investors in the Mosaic Funds or any Ready Capital common stockholders.
In preparing the Mosaic Funds Projections, the Mosaic Funds made use of numerous variables and assumptions for the projections of the business through 2025. Assumptions made include, among others: (i) estimating dates of repayment of loan or investment balances and exit and related fees earned hereof; (ii) valuing the proceeds from certain realization events on certain preferred equity investments in real estate joint ventures expected to occur during 2022 through 2025; (iii) estimating future operating expenses; and (iv) projecting future interest rate benchmarks such as LIBOR (or successors to or replacements of LIBOR).
Certain financial measures included in the Mosaic Funds Projections may not be prepared in accordance with GAAP and there are limitations associated with the use of non-GAAP financial measures. Non-GAAP financial measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of competitors of Mosaic Funds, Ready Capital or other companies. As a result, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Financial measures included in forecasts (including the Mosaic Funds Projections) provided to a manager, general partner, a board of directors or financial advisor in connection with business combination transactions (such as the Mergers) are excluded from the definition of “non-GAAP financial measures” under the rules of the SEC, and therefore the projections are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the Mosaic Funds’ management in connection with the Mergers. Accordingly, no reconciliation of the financial measures included in the Mosaic Funds Projections is provided in this proxy statement/prospectus.
While presented with numeric specificity, this unaudited prospective financial information constituted forward-looking information and was based on numerous variables and assumptions (including assumptions related to general business, economic, market and financial conditions and additional matters specific to the Mosaic Funds’ businesses) that are inherently subjective and uncertain and are beyond the control of the Mosaic Funds’ management. Important factors that may affect actual results and cause this unaudited prospective financial information not to be achieved include, but are not limited to, risks and uncertainties relating to the Mosaic Funds’ business (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, general business and economic conditions. This unaudited prospective financial information also reflects numerous variables, expectations and assumptions available at the time they were prepared as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in this unaudited prospective financial information. Accordingly, there can be no assurance that the projected results summarized below will be realized.
None of Ready Capital, the Mosaic Funds or their respective directors, officers, affiliates, advisors or other representatives can give you any assurance that actual results will not differ materially from this unaudited prospective financial information.
THE MOSAIC FUNDS UNDERTAKE NO OBLIGATION TO UPDATE OR OTHERWISE REVISE OR RECONCILE THIS UNAUDITED PROSPECTIVE FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE THIS UNAUDITED PROSPECTIVE FINANCIAL INFORMATION WAS GENERATED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH INFORMATION ARE SHOWN TO BE IN ERROR. SINCE THE UNAUDITED PROSPECTIVE FINANCIAL INFORMATION COVERS MULTIPLE YEARS, SUCH

INFORMATION BY ITS NATURE BECOMES SUBJECT TO SUBSTANTIALLY GREATER UNCERTAINTY WITH EACH SUCCESSIVE YEAR.
Ready Capital and the Mosaic Funds may calculate certain non-GAAP financial metrics, including core earnings, using different methodologies. Consequently, the financial metrics presented in each company’s prospective financial information disclosures and in the sections of this proxy statement/prospectus with respect to the opinions of the financial advisors to Ready Capital and the Mosaic Funds may not be directly comparable to one another.
The Mosaic Funds have not made and make no representation to Ready Capital or any investor in Ready Capital, in the Merger Agreement or otherwise, concerning this unaudited prospective financial information or regarding the Mosaic Funds ultimate performance compared to the unaudited prospective financial information or that the projected results will be achieved.
Mosaic Funds Projections
The following table presents selected unaudited prospective financial information for the fiscal years ending 2022 through 2025 for the Mosaic Funds.
	2022	2023	2024	2025
Mosaic Funds’ Yield(1)	9.7%	9.2%	11.3%	15.4%

(1)
This unaudited, unreviewed, non-GAAP financial metric has not been evaluated for its accuracy by any third party, including by any public accounting firm. This metric is an estimation of the annual yield percentage that could be earned in future calendar years and has been calculated as follows: total net income from loans, divided by investments in each calendar year over the average annual balance of such loans, divided by investments in the same calendar year.

Interests of Ready Capital’s Directors and Executive Officers in the Transactions
In considering the recommendation of the Ready Capital Board to approve the Common Stock Issuance Proposal, Ready Capital stockholders should be aware that certain executive officers and directors of Ready Capital have certain interests in the Transactions that may be different from, or in addition to, the interests of Ready Capital stockholders generally and that may present actual or potential conflicts of interests. The Ready Capital Board was aware of these interests and considered them, among other matters, in reaching its decision to approve the Merger Agreement and the Transactions contemplated thereby.
Following the consummation of the Transactions, all eight of the current directors of the Ready Capital Board are expected to continue as directors of the board of directors of the Combined Company. Thomas E. Capasse, Ready Capital’s Chairman and Chief Executive Officer, will serve as Chairman of the board of directors and Chief Executive Officer of the Combined Company. In addition, Andrew Ahlborn, Ready Capital’s Chief Financial Officer, will serve as Chief Financial Officer of the Combined Company, Gary T. Taylor, Ready Capital’s Chief Operating Officer, will serve as Chief Operating Officer of the Combined Company, Thomas Buttacavoli, Ready Capital’s Chief Investment Officer, will serve as Chief Investment Officer of the Combined Company, Jack J. Ross, Ready Capital’s President and Director will serve as President and Director of the Combined Company, and Adam Zausmer will serve as Chief Credit Officer of the Combined Company.
The Combined Company will continue to be managed by the Ready Capital Manager under the terms of the Ready Capital Management Agreement. Under the Ready Capital Management Agreement, the Ready Capital Manager provides the day-to-day management of Ready Capital’s business, including providing Ready Capital with its executive officers and all other personnel necessary to support its operations. In exchange for its services, Ready Capital pays the Ready Capital Manager a management fee as well as reimburses the Ready Capital Manager for certain expenses incurred by it and its affiliates in rendering management services to Ready Capital. Each of Thomas Capasse, Jack Ross, Andrew Ahlborn, Gary T. Taylor, Thomas Buttacavoli and Adam Zausmer is a principal or managing director of the Ready Capital Manager.

Pursuant to the Ready Capital Management Agreement, Ready Capital pays the Ready Capital Manager a management fee calculated and payable quarterly in arrears equal to 1.5% per annum of its stockholders’ equity (as defined in the Ready Capital Management Agreement) up to $500 million and 1.0% per annum of its stockholders’ equity in excess of $500 million. Pursuant to the Ready Capital Management Agreement Amendment, the management fee payable to the Ready Capital Manager will be reduced by $1,000,000 per fiscal quarter for each of the first four full fiscal quarters following March 19, 2021. Pursuant to the limited partnership agreement of the Operating Partnership, the Ready Capital Manager is entitled to receive an incentive distribution that may cause the Ready Capital Manager to place undue emphasis on the maximization of our “distributable earnings” at the expense of other criteria, such as preservation of capital, to achieve a higher incentive distribution. This incentive for the Ready Capital Manager to pursue investments with higher yield potential which are generally riskier or more speculative, could result in increased risk to the value of Ready Capital’s portfolio.
The Ready Capital Management Agreement was negotiated between related parties, and its terms, including fees and other amounts payable, may not be as favorable to Ready Capital as if it had been negotiated with an unaffiliated third party.
Interests of the Mosaic Manager and its Affiliates in the Transactions
In considering the Mosaic Funds Consent Solicitations, members, partners and other investors in the Mosaic Funds should be aware that the Mosaic Manager and its affiliates have interests in the Transactions that may be different from, or in addition to, the interests of investors in the Mosaic Funds generally and that may present actual or potential conflicts of interests, including those described below.
Exchange Agreement
The Exchange Agreement was executed in connection with the Merger Agreement. Pursuant to the Exchange Agreement, in exchange for termination of the future right of the Mosaic Manager or the Mosaic Special Member to receive future incentive compensation from the Mosaic Merger Entities. The Operating Partnership agreed, effective as of the Effective Time, to issue to the Mosaic Manager a number of newly issued OP Units (assuming the consummation of all three Mergers), equal to (i) 4.0% of the Mosaic Adjusted Book Value (plus or minus the Adjustment Amount), divided by (ii) the Ready Capital Adjusted Book Value per Share. Such OP Units will be redeemable by the Mosaic Manager for shares of Common Stock or cash, in the discretion of Ready Capital as the general partner of the Operating Partnership, in accordance with the terms and conditions of the limited partnership agreement of the Operating Partnership, provided that the Mosaic Manager has agreed not to exercise any redemption rights with respect to such OP Units for a period of 365 days after the Closing Date. If not all of the Mergers are consummated, the Mosaic Manager will be issued a number of OP Units based upon the pro rata portion of the aggregate Merger consideration allocable to the consummated Mergers (i.e., 66.17% allocable to the MREC Merger, 30.48% allocable to the MREC TE Merger and 3.34% allocable to the MREC IIS Merger).
In addition, pursuant to the Exchange Agreement, immediately following the Effective Time the Operating Partnership will pay the Mosaic Manager an amount in cash equal to the Closing Incentive Fee Amount and any unreimbursed expenses incurred by the Mosaic Manager or its affiliates required to be reimbursed by the Mosaic Merger Entities. The Closing Incentive Fee Amount and the reimbursement of such expenses will be deemed Mosaic Transaction Expenses for purposes of the Merger Agreement and taken into account in determining the Merger Consideration Amount. Mr. Ethan Penner beneficially owns and controls the Mosaic Manager.
Ready Capital expects approximately [•] OP Units to be issued to the Mosaic Manager pursuant to the Exchange Agreement, assuming that all of the Mergers are consummated and based upon (i) a Mosaic Adjusted Book Value of $[•], (ii) an Adjustment Amount of $[•] and (ii) a Ready Capital Adjusted Book Value per Share of $[•].
For more information, see “The Exchange Agreement” beginning on page 135.
Services Agreement
In connection with the Closing, Ready Capital, the Operating Partnership and the Mosaic Manager will enter into the Services Agreement. Pursuant to the Services Agreement, the Mosaic Manager will provide certain advisory services to Ready Capital and the Operating Partnership following the Transactions. As compensation for such services, the Mosaic Manager will be entitled to receive a monthly fee of $35,000 from Ready Capital. Ready Capital also will reimburse the Mosaic Manager for the reasonable out-of-pocket costs and expenses incurred by the Mosaic Manager or its affiliates in connection with the performance of the services, provided that the Mosaic Manager will obtain Ready Capital’s prior written consent with respect to any individual, or group of related, expenses in excess of $5,000.
Pursuant to the Services Agreement, the Mosaic Manager will also be entitled to receive the Performance Fee (if and to the extent earned) and a cash payment in lieu of any fractional OP Unit otherwise payable as part of the Performance Fee. The Performance Fee will be paid to the Mosaic Manager by the Operating Partnership within 30 days of its determination. The OP Units issued to the Mosaic Manager in payment of the Performance Fee will be redeemable by the Mosaic Manager for shares of Common Stock or cash, in the discretion of Ready Capital as the general partner of the Operating Partnership in accordance with the terms and conditions of the limited partnership agreement of the Operating Partnership, provided that the Mosaic Manager has agreed not to exercise any redemption rights with respect to such OP Units for a period of 365 days after the four-year anniversary of the Closing.
The Services Agreement will automatically terminate on the first anniversary of the date thereof (provided that such termination will have no impact on the Mosaic Manager’s right to receive the Performance Fee); provided, however, that the parties may mutually agree to extend the initial term of the Services Agreement for an unlimited number of successive one-year renewal terms. Mr. Ethan Penner beneficially owns and controls the Mosaic Manager.
Employment Agreements
Pursuant to the Exchange Agreement, within a reasonable period of time (but not less than 15 days) prior to the Closing, Ready Capital or its affiliate will offer employment to the employees of the Manager Parties (other than Mr. Ethan Penner), with such titles, job descriptions, compensation and other terms as such employees and Ready Capital (or its affiliate) may agree upon.
Ready Capital Board Membership
Upon the Closing, the size of the Ready Capital Board will be increased by one member and Julius W. Erving, the designee of the Mosaic Manager, will be appointed to the Ready Capital Board to fill the resulting vacancy on the Ready Capital Board, provided that Mr. Erving’s appointment to the Ready Capital Board will be subject to the approval of the Ready Capital Board prior to the Closing. In the event that Mr. Erving is unable or unwilling to serve as a member of the Ready Capital Board, then the Mosaic Manager will designate a substitute for Mr. Erving no later than five business days prior to the Closing, who will also be subject to the approval of the Ready Capital Board.
Set forth below is biographical information for Mr. Erving.
Julius W. Erving, internationally recognized as “Dr. J,” played professional basketball for 16 seasons in the American Basketball Association (“ABA”) and the National Basketball Association (“NBA”). Mr. Erving retired from the NBA in 1987 and was inducted into the Naismith Memorial Basketball Hall of Fame in 1993. Since May, 2020, Mr. Erving has served as the Founder and Managing Member of Erving Global Opportunity LLC (“EGO”). EGO is engaged in managing the ownership, business development, commercial utilization, merchandising, television, film, social media and philanthropic involvement of the Julius “Dr. J” Erving brand. EGO’s business model consists of leveraging the name, likeness and intellectual property of Mr. Erving primarily through endorsements, personal appearances, strategic partnerships, equity participation and worldwide licensing programs. Mr. Erving has served on the board of directors of numerous companies, including: Converse Inc.; Darden Restaurants Inc.; Thomas Jefferson University Hospital; Meridian Bancorp, Inc.; Philadelphia Parks and Recreation Commission; Saks Inc.; Sports Authority, Inc.; The University of Massachusetts; and Williams Communications Group. Mr. Erving received a Bachelor of Arts degree in Business Management from The University of Massachusetts. In addition, Mr. Erving has received honorary degrees from Temple University and Philadelphia University.

Continued Indemnification
Pursuant to the Merger Agreement, Ready Capital has agreed that all rights to indemnification and advancement of expenses for acts or omissions occurring prior to the Closing of the current or former directors, managers or officers of any Subject Company will survive the Transactions and will continue in full force and effect in accordance with their current terms for six years from the Closing.
Ethan Penner’s Direct and Indirect Holdings in the Mosaic Funds and Affiliates
As of September 30, 2021, Mr. Penner and his immediate family hold direct interests (personally and through an IRA) in two of the Mosaic Funds equal to approximately $3.2 million (the “Direct Holdings”). These Direct Holdings will be exchanged for shares of Class B Common Stock and CERs pursuant to the Merger Agreement and the CER Agreement on the same terms as the other Interest Holders.
In addition to the Direct Holdings, Mr. Penner beneficially owns and controls both the Mosaic Manager and Mosaic Secure Holdings. As described above, the Mosaic Manager is entitled to certain compensation in connection with the Transactions pursuant to the terms of the Exchange Agreement and the Services Agreement. Pursuant to the Merger Agreement, Mosaic Secure Holdings is entitled to the MSH Payment Amount (as defined in the Merger Agreement) upon the closing of the Mergers.
Regulatory Approvals Required for the Transactions
Ready Capital is not aware of any material federal or state regulatory requirements that must be complied with, or approvals that must be obtained, in connection with the Mergers or the other Transactions contemplated by the Merger Agreement.
Accounting Treatment
The Mergers will be accounted for as a business combination by the Combined Company in accordance with Accounting Standards Codification Topic 805, “Business Combinations,” which is referred to as ASC 805. In applying the acquisition method specified by ASC 805, it is necessary to identify the accounting acquirer, which may be different from the legal acquirer. Factors considered in identifying an accounting acquirer include, but are not limited to, the relative size of the merging companies, the relative voting interests of the respective stockholders after consummation of a merger, and the composition of senior management and the board after consummation of a merger. Based upon consideration of those factors, Ready Capital has been designated as the accounting acquirer, resulting in an acquisition of the Mosaic Funds. The assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of the Mosaic Funds will be recorded at their respective fair values at the date of the Mergers. The consideration transferred in a business combination is typically measured by reference to the fair value of equity issued or other assets transferred by the accounting acquirer. Accordingly, the fair value of the consideration transferred will be measured based on the aggregate number of shares of Class B Common Stock issued to the investors of the Mosaic Funds multiplied by the closing price of Common Stock on the day immediately preceding the Mergers. The fair value of the consideration will also include the market value of the CERs that will be issued to the investors of the Mosaic Funds. If the fair value of the consideration transferred exceeds the fair value of the net assets and liabilities acquired, the excess will be recorded as goodwill. Alternatively, if the fair value of the net assets and liabilities acquired exceeds the fair value of consideration transferred, the transaction could result in a bargain purchase gain. Consolidated financial statements of the Combined Company issued after the Mergers will reflect these fair value adjustments and the combined results of operations subsequent to the effective date of the Mergers. Because Ready Capital is designated as the accounting acquirer, its historical financial statements will become the historical financial statements of the Combined Company upon consummation of the Mergers.
Appraisal Rights
No parties will be entitled to appraisal rights in connection with the Mergers or the other Transactions.
Exchange of Shares of Stock in the Transactions
Ready Capital has appointed American Stock Transfer & Trust Company, LLC to act as the exchange agent for the Interest Holders in connection with the Mergers.

On or prior to the Closing, Ready Capital or Merger Sub will deposit, or cause to be deposited, with the exchange agent, for the benefit of the Interest Holders, for issuance in accordance with the Merger Agreement through the exchange agent, the number of shares of Class B Common Stock and CERs issuable to the Interest Holders pursuant to the Merger Agreement. Ready Capital will also deposit with the exchange agent, from time to time as needed, cash sufficient to pay any dividends and other distributions pursuant to the Merger Agreement and to make cash payments in lieu of fractional shares of Class B Common Stock pursuant to the Merger Agreement.
As soon as practicable after the Effective Time, but in no event more than five business days after the Closing, Ready Capital will cause the exchange agent to mail or otherwise deliver a letter of transmittal to each Interest Holder. The letter of transmittal will advise the Interest Holders that delivery will be effected, and risk of loss and title to the Mosaic Merger Entity Interests will pass, upon proper delivery of the certificates representing Mosaic Merger Entity Interests (or affidavit of loss in lieu of the certificate) to the exchange agent, or in the case of uncertificated Mosaic Merger Entity Interests, upon adherence to the procedures set forth in the letter of transmittal, and will provide instructions for use in effecting the surrender of the certificates, or in the case of uncertificated Mosaic Merger Entity Interests, the surrender of such Mosaic Merger Entity Interests, in exchange for payment of the applicable Merger consideration pursuant to the Merger Agreement.
Upon surrender to the exchange agent of a certificate representing Mosaic Merger Entity Interests or uncertificated Mosaic Merger Entity Interests, together with the letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other customary documents as may be reasonably required by the exchange agent, the holder of such certificate or uncertificated Mosaic Merger Entity Interests will be entitled to receive in exchange therefor (i) the applicable Merger consideration pursuant to the Merger Agreement (which shares of Class B Common Stock and CERs will be in uncertificated book-entry form) and (ii) a check in the amount equal to the cash payable in lieu of any fractional shares of Class B Common Stock and dividends and other distributions in respect of the Class B Common Stock to be issued or paid pursuant to the Merger Agreement. Surrendered certificates will be cancelled and no interest will be paid or accrue on the applicable Merger consideration.
Ready Capital stockholders need not take any action with respect to their share certificates or book-entry shares.
Dividends
Ready Capital pays regular quarterly dividend distributions to its stockholders. All dividend distributions are authorized by the Ready Capital Board, in its sole discretion, and depend on such items as Ready Capital REIT taxable earnings, financial condition, maintenance of its REIT status, and other factors that the Ready Capital Board may deem relevant from time to time. Holders of Common Stock share proportionally on a per share basis in all declared dividends on Common Stock. Ready Capital currently intends to pay quarterly dividends and distribute to its stockholders dividends which will allow Ready Capital to satisfy the requirements to qualify as a REIT and generally not be subject to U.S. federal income tax on its undistributed income.
Pursuant to their respective governing documents, each Mosaic Fund remits quarterly distributions to their investors subsequent to the end of each calendar quarter. Quarterly distributions are calculated based upon the distributable income earned by each Mosaic Fund during such calendar quarter, and the investors in each Mosaic Fund are entitled to their pro-rata share of the distributable income, which is reduced by any fees any fees, including incentive fees payable to the Mosaic Manager.
The Merger Agreement permits Ready Capital to continue to pay regular quarterly dividends with respect to the Common Stock consistent with past practice (except to the extent that the Ready Capital Board determines to modify its regular quarterly dividend rate payable on the Common Stock), regular quarterly dividends payable with respect to any Ready Capital preferred stock consistent with past practice and the terms of such preferred stock, dividends or distributions required by the organizational documents of Ready Capital or any of its subsidiaries and dividends or distributions reasonably necessary to maintain its REIT qualification under the Code and avoid or reduce the imposition of any corporate level tax or excise tax under the Code.

The Merger Agreement permits the Subject Companies to continue to pay regular quarterly dividends consistent with past practice not to exceed, in any calendar quarter, the amount of cash earnings of such Subject Company for such quarter, dividends or distributions required by the organizational documents of a Subject Company and any distribution that is reasonably necessary for a Subject Company to maintain its REIT qualification under the Code and avoid or reduce the imposition of any corporate level tax or excise tax under the Code.
Following the Closing, Ready Capital expects the Combined Company will continue Ready Capital’s current dividend policy for stockholders, subject to the discretion and authorization of the Ready Capital Board, which reserves the right to change the dividend policy of the Combined Company at any time and for any reason. See “Risk Factors — Risks Related to the Combined Company Following the Transactions” beginning on page 46.
Listing of Common Stock
It is a condition to the completion of the Transactions that the shares of Common Stock issuable in connection with the Transactions (consisting of the shares of Common Stock issuable upon the conversion of the Class B Common Stock, pursuant to the terms of the CERs and upon the redemption of the OP Units issued to the Mosaic Manager pursuant to the Exchange Agreement and the Services Agreement) be approved for listing on the NYSE, subject to official notice of issuance.
Bridge Loan from Ready Capital Affiliate
On November 12, 2021, MREC Subco, an affiliate of the Mosaic Funds and the Mosaic Merger Entities, obtained the Bridge Loan from ReadyCap Commercial, LLC, an affiliate of Ready Capital. The Bridge Loan matures on the earlier of (i) the date which is 30 days after the date on which the MREC Merger is abandoned and (ii) June 30, 2022, and bears interest at a rate per annum of 9.00%. The Bridge Loan is secured by an equity pledge of the limited liability company interests of two limited liability companies, each of which is an affiliate of the Mosaic Funds, and which hold an investment in (a) a loan secured by real property located in Davis, California and (b) a preferred equity interest in land holdings in Sonoma County, California, respectively. The Mosaic Funds and certain Subject Companies, jointly and severally, serve as guarantors to the Bridge Loan.
Litigation Related to the Mergers
On February 1, 2022, Adam Gottfried, a purported shareholder of Ready Capital, filed a lawsuit in the United States District Court for the Eastern District of New York, styled Adam Gottfried v. Ready Capital Corporation, et al., No. 1:22-cv-00585 (the “Gottfried Action”).  The Gottfried Action was filed against Ready Capital and the Ready Capital Board.  The complaint in the Gottfried Action asserts that the Form S-4 Registration Statement filed on January 10, 2022 in connection with the Mergers contained materially incomplete and misleading information, in violation of Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder. The Gottfried Action seeks, among other things, an injunction enjoining the Mergers from closing, rescission of the Mergers or rescissory damages if the Mergers are consummated, a ruling that Ready Capital and the Ready Capital Board violated Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder, and an award of reasonable costs and expenses, including attorneys’ and experts’ fees. Ready Capital intends to vigorously defend against the Gottfried Action.

THE MERGER AGREEMENT
The following is a summary of the material terms of the Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. The summary below and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A and is incorporated by reference into this proxy statement/prospectus. You are urged to read the Merger Agreement carefully and in its entirety because it, and not the description below or elsewhere in this proxy statement/prospectus, is the legal document that governs the Mergers and the other Transactions contemplated by the Merger Agreement.
The Merger Agreement has been included in this proxy statement/prospectus to provide you with information regarding the terms of the Mergers and the other Transactions contemplated by the Merger Agreement. It is not intended to provide you with any other factual or financial information about Ready Capital, the Mosaic Parties, the Subject Companies or any of their respective affiliates or businesses. Information about Ready Capital, the Mosaic Parties and the Subject Companies can be found elsewhere in this proxy statement/prospectus and, with respect to Ready Capital, in the other filings Ready Capital has made with the SEC, which are available without charge at http://www.sec.gov. See “Where You Can Find More Information and Incorporation by Reference” beginning on page 203.
The Mergers
Pursuant to the Merger Agreement, subject to the satisfaction of the closing conditions set forth in the Merger Agreement with respect to each Merger, each of MREC, MREC TE and MREC IIS will merge with and into Merger Sub, with Merger Sub continuing as the Surviving Company of each Merger and as a wholly owned subsidiary of the Operating Partnership. It is a condition to the consummation of each of the MREC TE Merger and MREC IIS Merger that the MREC Merger is consummated prior to or concurrently with the MREC TE Merger and the MREC IIS Merger. As a result, if the Common Stock Issuance is not approved by the Ready Capital stockholders, the investors in MREC do not consent to the MREC Merger or any of the other conditions to the closing of the MREC Merger are not satisfied (or waived), then none of the Mergers will be closed (even if the investors in MREC TE and MREC Offshore provide the requisite consent to such Mergers). See “Conditions to Complete the Transactions” beginning on page 130.
If all of the Mergers are consummated, Ready Capital and the Operating Partnership will acquire, directly or indirectly, all or a majority of the equity interests in each of the Subject Companies. If not all of the Mergers are consummated, Ready Capital and the Operating Partnership will acquire direct or indirect equity interests in less than all of the Subject Companies.
Closing; Effective Time of the Mergers
The Closing will take place at 9:00 a.m., New York, New York time, on a date that is two business days after satisfaction or waiver of the Closing conditions set forth in the Merger Agreement, which are described under “Conditions to Complete the Transactions” beginning on page 130 (other than those conditions that by their nature are required to be satisfied or waived on the date of Closing, but subject to the satisfaction or valid waiver of such conditions) by means of a virtual closing through the electronic exchange of signatures.
The MREC Merger will become effective upon such time as specified in the certificate of merger filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) in connection with the MREC Merger, it being understood and agreed that the MREC Effective Time will be caused to occur immediately prior to or simultaneously with the MREC TE Effective Time and the MREC IIS Effective Time on the date of the Closing.
The MREC TE Merger will become effective upon such time as specified in the certificate of merger filed with Delaware Secretary of State in connection with the MREC TE Merger (which certificate will be subject to the certificate of merger with respect to the MREC Merger having been filed), it being understood that the MREC TE Effective Time will be caused to occur (if at all) at or immediately following the MREC Effective Time.

The MREC IIS Merger will become effective upon such time as specified in the certificate of merger filed with Delaware Secretary of State in connection with the MREC IIS Merger (which certificate will be subject to the certificate of merger with respect to the MREC Merger having been filed), it being understood that the MREC IIS Effective Time will be caused to occur (if at all) at or immediately following the MREC Effective Time.
Consideration for the Mergers
Overview
Pursuant to the terms of the Merger Agreement, at the Effective Time, the outstanding membership or partnership interests in each of the Mosaic Merger Entities will be automatically cancelled and retired and converted into the right to receive (i) shares of the Class B Common Stock, (ii) CERs and (iii) cash consideration in lieu of any fractional shares of Class B Common Stock (based upon the average of the volume weighted average prices of one share of Common Stock for the five consecutive trading days immediately prior to the closing date).
The aggregate number of shares of Class B Common Stock to be issued in the Mergers (the “Merger Consideration Amount”) will equal the quotient of: (i) the sum of (w) the Mosaic Adjusted Book Value, plus, (x) the Recorded Adjustment, minus (y) the Discount Amount, plus (z) the Adjustment Amount; divided by (ii) the Ready Capital Adjusted Book Value Per Share.
Pursuant to the terms of the Merger Agreement:
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At the MREC Effective Time, (a) any membership interests (including any profits interests) in MREC held by the Mosaic Manager or Mosaic Special Member will be canceled for no consideration, and (b) each other MREC Unit will be converted into the right to receive (1) a number of shares of Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock and Class B-4 Common Stock equal in each case to 25% of the MREC Exchange Rate , (2) a number of CERs equal to the number of shares of Class B Common Stock issued, and (3) cash in lieu of any fractional shares of Class B Common Stock as set forth in the Merger Agreement;

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At the MREC TE Effective Time, (a) any membership interests (including any profits interests) in MREC TE held by the Mosaic Manager or Mosaic Special Member will be canceled for no consideration, and (b) each other MREC TE Unit will be converted into the right to receive (1) a number of shares of Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock and Class B-4 Common Stock equal in each case to 25% of the MREC TE Exchange Rate , (2) a number of CERs equal to the number of shares of Class B Common Stock issued, and (3) cash in lieu of any fractional shares of Class B Common Stock as set forth in the Merger Agreement; and

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At the MREC IIS Effective Time, (a) any partnership interests (including any profits interests) in MREC IIS held by the Mosaic Manager or Mosaic Special Member will be canceled for no consideration, and (b) each other MREC IIS Interest will be converted into the right to receive (1) a number of shares of Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock and Class B-4 Common Stock equal in each case to 25% of the MREC IIS Exchange Rate , (2) a number of CERs equal to the number of shares of Class B Common Stock issued, and (3) cash in lieu of any fractional shares of Class B Common Stock as set forth in the Merger Agreement.

Pursuant to the Merger Agreement, 66.173% of the shares of Class B Common Stock issuable in the Mergers will be issued in connection with the MREC Merger, 30.481% of the shares of Class B Common Stock issuable in the Mergers will be issued in connection with the MREC TE Merger and 3.346% of the shares of Class B Common Stock issuable in the Mergers will be issued in connection with the MREC IIS Merger. In the event that one or both of the MREC TE Merger and the MREC IIS Merger are not consummated, the portions of the aggregate shares of Class B Common Stock attributable to those Mergers (together with the corresponding number of CERs and any applicable cash payments) will not be issued or paid.
Class B Common Stock
The terms of the Class B Common Stock issued in connection with the Mergers will be designated by Articles Supplementary to be filed by Ready Capital prior to the Closing. The Class B Common Stock will rank equally with the Common Stock and will have identical preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption as the Common Stock (except that the newly issued Class B Common Stock will not be listed on the NYSE). All provisions of the Ready Capital Charter applicable to the Common Stock will apply to the Class B Common Stock.
All of the outstanding shares of Class B-1 Common Stock will automatically convert, on a one-for-one basis, into an equal number of shares of Common Stock on the first business day following the 91st calendar day following the date that the Articles Supplementary become effective. All of the outstanding shares of Class B-2 Common Stock will automatically convert, on a one-for-one basis, into an equal number of shares of Common Stock on the first business day following the 182nd calendar day following the date that the Articles Supplementary become effective. All of the outstanding shares of Class B-3 Common Stock will automatically convert, on a one-for-one basis, into an equal number of shares of Common Stock on the first business day following the 273rd calendar day following the date that the Articles Supplementary become effective. All of the outstanding shares of Class B-4 Common Stock will automatically convert, on a one-for-one basis, into an equal number of shares of Common Stock on the first business day following the 365th calendar day following the date that the Articles Supplementary become effective. Notwithstanding the foregoing, the Ready Capital Board may establish an earlier date for any such conversion. No fractional shares of Common Stock will be issued upon any conversion of the Class B Common Stock and each holder of shares of Class B Common Stock otherwise entitled to fractional shares of Common Stock will be entitled to receive in lieu thereof cash in an amount equal to the product of the fraction of a share of Common Stock multiplied by the closing trading price per shares of Common Stock on such date as reported by the NYSE.
CERs
Pursuant to the Merger Agreement, the consideration for the Mergers reflects the Discount Amount, which is a reduction from the Mosaic Adjusted Book Value as of the Determination Date used to determine the aggregate number of shares of Class B Common Stock to be issued in the Mergers. Given the Discount Amount, Ready Capital has agreed to provide the CERs in order to allow the Interest Holders who receive CERs as consideration in the Mergers the ability to “recover,” via the receipt of additional consideration (in the form of an equivalent value of shares of Common Stock) up to 90% of the Discount Amount as of the end of the three-year period following the closing of the Transactions, based on the actual performance of the acquired portfolio during that three-year period.
The CERs issued in the Mergers are governed by the terms of the CER Agreement. The CER Agreement will provide that if, as of the Revaluation Date, the (i) sum of the updated fair value of the Covered Portfolio (as adjusted on or prior to the Revaluation Date per the CER Agreement), less all advances made by the Ready Capital Parties on such assets, plus all principal payments, return of capital and liquidation proceeds received by Ready Capital Parties on such assets (all as calculated per the CER Agreement) exceeds (ii) the initial discounted fair value of the acquired portfolio (taking into account the Discount Amount), then Parent will issue to the CER holders, with respect to each CER, a number of shares of Common Stock equal to: (x) 90% of the lesser of the Valuation Excess and the Discount Amount, divided by the number of initially issued CERs (assuming consummation of all three Mergers), divided by (y) the Ready Capital Share Value, with cash being paid in lieu of any fractional shares of Common Stock otherwise due to such holder, based upon the Ready Capital Share Value.
CERs will not represent any equity or ownership interest in Ready Capital or the Operating Partnership or any of their respective affiliates, and holders of CERs will not have any voting, dividend or distribution rights. CERs will not be transferrable by holders except as required by law or in connection with the liquidation of a holder. However, when the shares of Common Stock are issued after the Revaluation Date in settlement of the CERs, each CER holder will be entitled to receive a number of additional shares of Common Stock equal to (i) the amount of any dividends or other distributions paid with respect to the number of whole shares of Common Stock received by such holder in respect of such holder’s CERs and having a record date on or after the Closing and a payment date prior to the issuance date of such shares of Common Stock, divided by (ii) the Ready Capital Share Value.

The Mosaic Manager is also entitled to receive compensation in the form of OP Units upon the Closing pursuant to the Exchange Agreement and will be entitled to receive certain additional fees and compensation in the form of OP Units following the Closing pursuant to the Services Agreement.
Organizational Documents
At the MREC Effective Time, the MREC TE Effective Time and the MREC IIS Effective Time, as applicable, the organizational documents of Merger Sub in effect immediately prior thereto will be the organizational documents of the Surviving Company, until thereafter amended, in accordance with their respective terms and applicable law.
Managers and Officers of the Surviving Company
From and after the MREC Effective Time, the MREC TE Effective Time and the MREC IIS Effective Time, as applicable, the managers and officers of Merger Sub immediately prior thereto will be the managers and officers of the Surviving Company, and such managers and officers will serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the organizational documents of the Surviving Company.
Tax Withholding
Payment of the merger consideration under the Merger Agreement is subject to applicable withholding requirements.
No Rights of Objection or Appraisal
No parties will be entitled to appraisal rights in connection with the Mergers or the other Transactions.
Exchange Procedures
Ready Capital has appointed American Stock Transfer & Trust Company, LLC to act as the exchange agent for the Interest Holders in connection with the Mergers.
On or prior to the Closing, Ready Capital or Merger Sub will deposit, or cause to be deposited, with the exchange agent, for the benefit of the Interest Holders and for issuance in accordance with the Merger Agreement through the exchange agent, the number of shares of Class B Common Stock and CERs issuable to the Interest Holders pursuant to the Merger Agreement. Ready Capital will also deposit with the exchange agent, from time to time as needed, cash sufficient to pay any dividends and other distributions pursuant to the Merger Agreement and to make cash payments in lieu of fractional shares of Class B Common Stock pursuant to the Merger Agreement.
As soon as practicable after the Effective Time, but in no event more than five business days after the Closing, Ready Capital will cause the exchange agent to mail or otherwise deliver a letter of transmittal to each Interest Holder. The letter of transmittal will advise the Interest Holders that delivery will be effected, and risk of loss and title to the Mosaic Merger Entity Interests will pass, upon proper delivery of the certificates representing Mosaic Merger Entity Interests (or affidavit of loss in lieu of the certificate) to the exchange agent, or in the case of uncertificated Mosaic Merger Entity Interests, upon adherence to the procedures set forth in the letter of transmittal, and will provide instructions for use in effecting the surrender of the certificates, or in the case of uncertificated Mosaic Merger Entity Interests, the surrender of such Mosaic Merger Entity Interests, in exchange for payment of the applicable Merger consideration pursuant to the Merger Agreement.
Upon surrender to the exchange agent of a certificate representing Mosaic Merger Entity Interests or uncertificated Mosaic Merger Entity Interests, together with the letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other customary documents as may be reasonably required by the exchange agent, the holder of such certificate or uncertificated Mosaic Merger Entity Interests will be entitled to receive in exchange therefor (i) the applicable Merger consideration pursuant to the Merger Agreement (which shares of Class B Common Stock and CERs will be in uncertificated book-entry form) and (ii) a check in the amount equal to the cash payable in lieu of any fractional shares of

Class B Common Stock and dividends and other distributions in respect of the Class B Common Stock to be issued or paid pursuant to the Merger Agreement. Surrendered certificates will be cancelled and no interest will be paid or accrue on the applicable Merger consideration.
Ready Capital stockholders need not take any action with respect to their share certificates or book-entry shares.
Subsequent Actions
If at any time after the Effective Time, the Surviving Company determines that any actions are necessary or desirable to perfect or confirm of record or otherwise in the Surviving Company or the Operating Partnership its right, title or interest in, to or under any of the rights or properties of any of the Mosaic Merger Entities or any other Subject Company as a result of, or in connection with, the Mergers or otherwise to carry out the Merger Agreement, then the managers, partners and officers of the Surviving Company will be authorized to take all such actions as are necessary or desirable to carry out the terms of the Merger Agreement.
Representations and Warranties
The Merger Agreement contains representations and warranties of the parties to the Merger Agreement to the other parties. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important confidential disclosures and qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Merger Agreement. Accordingly, neither Ready Capital stockholders nor investors in the Mosaic Funds should rely on representations and warranties as characterizations of the actual state of facts or circumstances, and they should bear in mind that the representations and warranties were made solely for the benefit of the parties to the Merger Agreement, were negotiated for purposes of allocating contractual risk among the parties to the Merger Agreement rather than to establish matters as facts, and may be subject to contractual standards of materiality that are different from those generally applicable to equity holders. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in public disclosures by Ready Capital. This description of the representations and warranties is included to provide Ready Capital stockholders and investors in the Mosaic Funds with information regarding the terms of the Merger Agreement.
Each party’s representations and warranties are modified by a disclosure schedule containing more detailed information and, in some cases, exceptions to certain representations and warranties. In addition, the representations and warranties of Ready Capital and the Operating Partnership are qualified by any information disclosed in Ready Capital’s filings with the SEC (excluding any forward-looking statement disclosures in such SEC filings).
In the Merger Agreement, the Subject Companies made representations and warranties relating to, among other things:
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due organization, valid existence and good standing of each Subject Company;

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power and authority of each Subject Company to own and operate its properties and to carry on its business as presently conducted;

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power and authority of each Mosaic Merger Entity to execute and deliver the Merger Agreement and the other agreements contemplated thereby and perform its obligations under the Merger Agreement and such other agreements;

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capital structure and capitalization of the Mosaic Merger Entities and the other Subject Companies;

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absence of conflicts with, or violations or contraventions of the organizational documents of any Subject Company;

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consents, approvals, or filings with third parties or governmental authorities required in connection with the execution and delivery of the Merger Agreement by the Mosaic Merger Entities or the consummation of the Transactions;

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the financial statements and liabilities of the Mosaic Funds;

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absence of any material adverse effect, as defined below under the “Material Adverse Effect” section, with respect to any Subject Company and certain other changes, developments and events since January 1, 2021 through the date of the Merger Agreement;

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certain tax matters affecting the Subject Companies, including with respect to the REIT qualification of certain of the Subject Companies;

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the loans and other investments owned by the Subject Companies;

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the tangible personal property and real property owned or leased by the Subject Companies;

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intellectual property matters affecting the Subject Companies;

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the indebtedness of the Subject Companies;

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the material contracts of the Subject Companies, the enforceability of such material contracts and the absence of notice of any violations or defaults under, any such material contract;

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lack of any actual, pending or threatened legal actions or governmental orders to which any Subject Company is subject challenging the validity of the Transactions;

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employee benefit plans and other labor and employment matters affecting the Subject Companies;

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compliance with environmental laws;

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the Subject Companies’ material compliance with applicable laws since December 31, 2018;

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the Subject Companies’ having obtained all necessary permits;

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the insurance policies maintained by the Subject Companies;

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certain matters related to the Investment Company Act;

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the accuracy of the information (i) contained in this proxy statement/prospectus and supplied by or on behalf of the Subject Companies for inclusion or incorporation by reference in this proxy statement/prospectus or the registration statement on Form S-4 pursuant to which the shares of Class B Common Stock and Common Stock issued in connection with the Transactions are registered and (ii) included in the consent solicitation materials provided to the investors in the Mosaic Funds in connection with the Mosaic Consent Solicitations; and

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absence of any undisclosed liability of a Subject Company for broker’s, finder’s or other similar fees.

In the Merger Agreement, the Mosaic Entities also made representations and warranties relating to, among other things:
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due organization, valid existence and good standing of each Mosaic Entity;

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power and authority of each Mosaic Entity to execute and deliver the Merger Agreement and the other agreements contemplated thereby and perform its obligations under the Merger Agreement and such other agreements;

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lack of any actual, pending or threatened legal actions or governmental orders adverse to a Mosaic Entity or challenging the validity of the Transactions;

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the good and valid title of each Mosaic Entity to such Mosaic Entity’s equity ownership interests in the applicable Mosaic Merger Entities and the power of each Mosaic Entity to consent to the Transactions pursuant to the terms of the Merger Agreement

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certain matters related to the Investment Company Act;

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the accuracy of the information supplied by or on behalf of the Subject Companies for inclusion or incorporation by reference in (i) this proxy statement/prospectus or the registration statement on Form S-4 pursuant to which the shares of Class B Common Stock and Common Stock issued in connection with the Transactions are registered and (ii) the consent solicitation materials provided to the investors in the Mosaic Funds in connection with the Mosaic Consent Solicitations; and

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absence of any undisclosed liability of any Mosaic Entity for broker’s, finder’s or other similar fees.

In the Merger Agreement, the Ready Capital Parties made representations and warranties relating to, among other things:
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due organization, valid existence and good standing of each Ready Capital Party;

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power and authority of each Ready Capital Party to own and operate its properties and to carry on its business as presently conducted;

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power and authority of each Ready Capital party to execute and deliver the Merger Agreement and the other agreements contemplated thereby and perform its obligations under the Merger Agreement and such other agreements;

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approval by the Ready Capital Board of the Merger Agreement and the Transactions, including the Common Stock Issuance, and recommendation by the Ready Capital Board that the Ready Capital stockholders approve the Common Stock Issuance;

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capital structure and capitalization of the Ready Capital Parties;

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absence of conflicts with, or violations or contraventions of the organizational documents of any Ready Capital Party;

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consents, approvals, or filings with third parties or governmental authorities required in connection with the execution and delivery of the Merger Agreement by the Ready Capital Parties or the consummation of the Transactions;

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Ready Capital’s SEC filings since December 31, 2019, financial statements, disclosure controls and procedures, internal controls, SEC correspondence and accounting or auditing practices;

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absence of any material adverse effect, as defined below under the “Material Adverse Effect” section, with respect to any Ready Capital party and certain other changes, developments and events since January 1, 2021 through the date of the Merger Agreement;

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certain tax matters affecting the Ready Capital Parties, including with respect to the REIT qualification of Ready Capital;

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lack of any actual, pending or threatened legal actions or governmental orders adverse to a Ready Capital Party or challenging the validity of the Transactions;

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lack of any undisclosed material liabilities of any Ready Capital Party;

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certain matters related to the employee benefit plans of the Ready Capital Parties;

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intellectual property matters affecting the Subject Companies;

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the material contracts of the Ready Capital Parties, the enforceability of such material contracts and the absence of notice of any violations or defaults under, any such material contract;

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the accuracy of the information supplied by or on behalf of Ready Capital for inclusion or incorporation by reference in (i) this proxy statement/prospectus or the registration statement on Form S-4 pursuant to which the shares of Class B Common Stock and Common Stock issued in connection with the Transactions are registered and (ii) the consent solicitation materials provided to the investors in the Mosaic Funds in connection with the Mosaic Consent Solicitations;

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the business and activities of Merger Sub since its formation;

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receipt by the Ready Capital Board of an opinion from its financial advisor, Wells Fargo, to the effect that, based upon and subject to the procedures followed, assumptions made, matters considered and limitations and qualifications on the review undertaken by Wells Fargo in preparing its opinion, as of the date of the opinion, the consideration to be paid in connection with the Mergers was fair, from a financial point of view, to Ready Capital; and

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absence of any undisclosed liability of any Ready Capital Entity for broker’s, finder’s or other similar fees.

The representations and warranties of all the parties to the Merger Agreement will expire upon the Effective Time.
Material Adverse Effect
Many of the representations and warranties of the parties to the Merger Agreement are qualified by a “material adverse effect” standard (i.e., they will not be deemed to be untrue or incorrect unless their failure to be true and correct, individually or in the aggregate, would reasonably be expected to have a material adverse effect).
For the purposes of the Merger Agreement, “material adverse effect” with respect to either Ready Capital or a Subject Company means any fact, occurrence, state of fact, effect, change, event or development that, individually or in the aggregate, materially adversely effects (i) the financial condition, business, assets, properties or results of operations of such party and its subsidiaries, taken as a whole, or (ii) the ability of such party and its subsidiaries to consummate the Transactions before the End Date; provided, however, that no effect (by itself or aggregated with all other effects) directly or indirectly resulting from, arising out of, attributable to or related to any of the following shall be deemed to be or constitute or shall be taken into account when determining whether a material adverse effect has occurred or may or could occur:
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any changes in general economic conditions or conditions in the global economy generally;

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any changes in securities, credit, currency or other financial markets, including changes in interest or exchange rates and suspension of trading in securities;

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conditions or changes in conditions in any industry in which the party operates;

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political conditions or changes in such conditions, acts of war, sabotage or terrorism;

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natural disasters and weather conditions;

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any pandemic (including the SARS-CoV-2 virus and COVID-19 disease), epidemic, plague or outbreak of illness or public health event or any law, directive or guideline issued by a governmental entity including the CDC or World Health Organization providing for business closures or changes to business operations or other restrictions that relate to any pandemic, epidemic or other outbreak of illness or public health event or any change in such law or a Party’s compliance with such laws;

•
changes in laws or legal or regulatory conditions or changes in GAAP or other accounting standards (or the interpretation thereof);

•
the taking of any action expressly required by the Merger Agreement, or the taking of any action or failure to take any action at the written request of the other party; and

•
changes in a party’s stock price or trading volume or failure to meet analyst estimates or internal budgets, plans or forecasts.

The effects directly or indirectly resulting from, arising out of, attributable to or related to the matters described in the first through seventh bullet points above will be taken into account when determining whether a material adverse effect has occurred or may, would or could occur solely to the extent they disproportionately adversely affect the applicable party and its subsidiaries, taken as a whole, as compared to other participants that conduct business in the regions in the world and in the industries in which the applicable party and its subsidiaries conduct business.
Conduct of Business of Subject Companies Pending the Transactions
Pursuant to the Merger Agreement, between the date of the Merger Agreement and the earlier to occur of the Effective Time and the termination of the Merger Agreement pursuant to its terms (the “Interim Period’), each Mosaic Merger Entity will, and will cause each other Subject Company to, and each Mosaic Entity will cause each Subject Company to, use commercially reasonable efforts to (i) conduct its business in all material respects in the Ordinary Course of Business and (ii) preserve substantially intact its present business organization and preserve its existing relationships with its partners, members, other investors, borrowers, lenders, vendors, and other key business relationships and counterparties, except (a) as disclosed in the Mosaic Parties’ disclosure schedules, (b) as expressly permitted or required by the Merger Agreement, (c) as may be required by applicable law or (d) as otherwise consented to by Ready Capital in writing (which consent shall not be unreasonably withheld, delayed or conditioned).
Pursuant to the Merger Agreement, during the Interim Period, except (i) as disclosed in the Mosaic Parties’ disclosure schedules, (ii) as expressly permitted or required by the Merger Agreement, (iii) as may be required by applicable law or (iv) as otherwise consented to by Ready Capital in writing, each Mosaic Merger Entity will not, and will cause each other Subject Company not to, and each Mosaic Entity will cause each Subject Company not to take certain actions, including:
•
declaring dividends or making distributions (whether in cash, stock, property or otherwise), in respect of any outstanding equity interests in any of the Subject Companies, except for (i)  in the case of the Mosaic Merger Entities, distributions payable in respect of its equity interests having a record date that is prior to the Determination Date or that in the aggregate do not exceed, (a) in the case of MREC, the “Distributable Income” of MREC (as defined in MREC’s organizational documents) for the quarter ended December 31, 2021 (without giving effect to any Recorded Adjustment), (b) in the case of MREC TE, the “Distributable Income” of MREC TE (as defined in MREC TE’s organizational documents) for the quarter ended December 31, 2021 (without giving effect to any Recorded Adjustment); and (c) in the case of MREC IIS, the “Distributable Income” of MREC IIS (as defined in MREC IIS’s organizational documents) for the quarter ended December 31, 2021 (without giving effect to any Recorded Adjustment); (ii) in the case of other Subject Companies, distributions payable in respect of such Subject Company’s equity interests consistent with past practice in an amount that does not exceed, in any calendar quarter, the amount of cash earnings of such Subject Company for such quarter and having a record date that is prior to the Determination Date; (iii) dividends or other distributions to a Subject Company by any directly or indirectly wholly owned subsidiary of such Subject Company; or (iv) without duplication of the amounts described in clauses (ii) and (iii), any dividends or other distributions reasonably necessary for any Subject Company to maintain its status as a REIT, as applicable, under the Code and avoid the imposition of corporate level tax under Section 857 of the Code or excise tax under Section 4981 of the Code or required under the organizational documents of the Subject Companies or required under the organizational documents of the Subject Companies;

•
splitting, combining or reclassifying any equity interests (other than for transactions by a wholly owned subsidiary of the Subject Companies);

•
purchasing, redeeming or otherwise acquiring, or offering to purchase, redeem or otherwise acquire, any equity interests in the Subject Companies, except as required by the organizational documents of the Subject Companies;

•
offering, issuing, granting, selling or proposing to issue, grant or sell any equity interests or any securities convertible into or exchangeable for, or any rights to acquire, any such equity interests;

•
amending or proposing to amend its organizational or governing documents;

•
merging, consolidating or combining with another entity or acquiring any assets of any business other than in the ordinary course consistent with past practice;

•
selling, leasing or otherwise disposing of, or agreeing to sell, lease or otherwise dispose of, any material portion of its assets, other than (i) pursuant to an agreement of any of the Subject Companies in effect on the date of the Merger Agreement, (ii) that, if other than in the ordinary course of business, involve consideration that does not exceed $10,000,000 individually or $25,000,000 in the aggregate or (iii) made in the ordinary course of business;

•
adopting a plan of complete or partial liquidation or dissolution;

•
materially changing its accounting principles, practices or methods in a manner that would materially affect the consolidated assets, liabilities or results of any of the Subject Companies except as required by GAAP or applicable law;

•
granting material compensation increases, establishing a new material employee benefit plan or amending any such plan or arrangement if such amendment would have the effect of enhancing or increasing any benefits thereunder;

•
enter into any material contracts, except for contracts entered into in the ordinary course of business that would not reasonably be expected to prevent or materially delay the Transactions, or modify, amend, terminate or assign, or waive or assign any rights under, any material contract in any respect which is materially adverse to any Subject Company, taken as a whole, or which could reasonably be expected to prevent or materially delay the Transactions;

•
other than the settlement of any proceeding reflected or reserved against on the balance sheet of a Subject Company (or in the notes thereto) and that would not reasonably be expected to restrict the operations of such Subject Company, settle or propose to settle, any proceeding (excluding any audit, claim or other proceeding in respect of taxes) involving the payment of monetary damages or other transfer of value by such Subject Company of any amount exceeding $1,000,000 individually, or $5,000,000 in the aggregate or involving the award of injunctive or other equitable relief or any admission of wrongdoing;

•
taking or failing to take any action that could cause any Subject Company to fail to qualify as a REIT, if applicable, or to cease to be treated as a subchapter C corporation, partnership or disregarded entity, as the case may be, for U.S. federal income tax purposes; or

•
other than in the ordinary course of business pursuant to contracts for indebtedness in existence on the date of the Merger Agreement, incur, create, assume, refinance, replace or prepay in any material respects any indebtedness or any derivative financial instruments or arrangements, or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise) of a Subject Company; provided, that the foregoing will not restrict guarantees by any Subject Company of indebtedness of any other Subject Company incurred incompliance with this provision;

•
taking or failing to take any action that would be reasonably expected to cause any Subject Company to be required to register as an investment company under the Investment Company Act; or

•
agreeing or entering into any arrangement or understanding to take any action with respect to any of the foregoing.

Pursuant to the Merger Agreement, during the Interim Period, except (i) as disclosed in the Mosaic Parties’ disclosure schedules, (ii) as expressly permitted or required by the Merger Agreement, (iii) as may be required by applicable law or (d) as otherwise consented to by Ready Capital in writing, no Mosaic Merger Entity will take certain actions, including:
•
amending or proposing to amend its organizational or governing documents;

•
merging, consolidating or combining with another entity or acquiring any assets of any business other than in the ordinary course consistent with past practice;

•
adopting a plan of complete or partial liquidation or dissolution;

•
in the case of the Mosaic Manager only, except as required by applicable law (i) granting any material increases in the compensation payable or to become payable to any of its directors, managers, officers or any other key employees or (ii) establishing any material employee benefit plan which was not in existence prior to the date of the Merger Agreement, or amending any such plan or arrangement in existence on the date of the Merger Agreement if such amendment would have the effect of enhancing or increasing any benefits thereunder; or

•
agreeing or entering into any arrangement or understanding to take any action with respect to any of the foregoing.

Notwithstanding anything to the contrary in the Merger Agreement, nothing will prohibit any Subject Company or Mosaic Entity from taking any action that, upon advice of counsel to such Subject Company or Mosaic Entity, is reasonably necessary for any Subject Company to (i) avoid incurring entity level income or excise taxes, including making dividend or other distribution payments to the members or limited partners of the Subject Companies, as applicable, or (ii) avoid being required to register as an investment company under the Investment Company Act; provided, that prior to taking any such action, such Subject Company or Mosaic Entity will provide Ready Capital with reasonable advance notice and discuss such proposed action in good faith with Ready Capital.

Conduct of Business of Ready Capital Pending the Transactions
Pursuant to the Merger Agreement, during the Interim Period, (i) each Ready Capital Party will, and will cause each other subsidiary of Ready Capital to, use commercially reasonable efforts to (a) conduct its business in all material respects in the Ordinary Course of Business and (b) preserve substantially intact its present business organization and preserve its existing relationships with its key customers, service providers, suppliers, business relationships, vendors and counterparties, and (ii) Ready Capital will maintain its status as a REIT, except (1) as disclosed in the Ready Capital Parties’ disclosure schedules, (2) as expressly permitted or required by the Merger Agreement, (3) as may be required by applicable law or (4) as otherwise consented to by the Mosaic Manager in writing (which consent shall not be unreasonably withheld, delayed or conditioned).
Pursuant to the Merger Agreement, during the Interim Period, except (i) as disclosed in the Ready Capital Parties’ disclosure schedules, (ii) as expressly permitted or required by the Merger Agreement, (iii) as may be required by applicable law or (iv) as otherwise consented to by the Mosaic Manager in writing, the Ready Capital Parties will not, and will not permit any other subsidiary of Ready Capital to, to take certain actions, including:
•
declaring, setting aside or paying any dividends on, or making any other distribution (whether in cash, stock, property or otherwise) in respect of any outstanding capital stock of, or other equity interests in, Ready Capital, the Operating Partnership or any other subsidiary of Ready Capital, except for (i) regular quarterly dividends payable on the Common Stock consistent with past practice except to the extent that the Ready Capital Board determines to modify its regular quarterly dividend rate payable on the Common Stock; (ii) regular quarterly dividends payable in respect of Ready Capital’s preferred stock consistent with past practice and the terms of such preferred stock; (iii) dividends or other distributions to Ready Capital or the Operating Partnership by any directly or indirectly wholly owned subsidiary of Ready Capital; or (iv) without duplication of clauses (i) through (iii), dividends or other distributions reasonably necessary for Ready Capital to maintain its status as a REIT and avoid the imposition of corporate level tax under Section 857 of the Code or excise Tax under Section 4981 of the Code or required under the organizational documents of Ready Capital, the Operating Partnership or any other subsidiary of Ready Capital;

•
offering, issuing, delivering, granting or selling, or authorize or propose to offer, issue, deliver, grant or sell, any common equity interests in, Ready Capital, the Operating Partnership or any other subsidiary of Ready Capital, or any securities convertible into or exchangeable for, or any rights, to acquire, any such common equity interests, other than: (i) the issuance or delivery of Common Stock upon the vesting or lapse of any restrictions on any awards granted under the 2012 equity incentive plan of Ready Capital (“Ready Capital Equity Plan”) and outstanding on the date of the Merger Agreement or issued in compliance with clause (ii) below; (ii) issuances of awards granted under the Ready Capital Equity Plan to employees and directors in amounts and at times consistent with past practice; and (iii) issuances of Common Stock at a price not less than the per share value of Ready Capital’s net assets as of the date of such issuance in offerings with aggregate proceeds of up to $225,000,000;

•
amending the organizational documents of any Ready Capital Party;

•
merging or combining with any person or acquiring or agreeing to acquire any assets (other than acquisitions of portfolio assets in the ordinary course of business) of any business or entity, in each case, if such action could reasonably be expected to prevent or materially delay Ready Capital’s or the Operating Partnership’s ability to consummate the Transactions;

•
adopting a plan of complete or partial liquidation or dissolution of Ready Capital, the Operating Partnership or any other subsidiary of Ready Capital, other than such transactions among Ready Capital and any wholly owned subsidiary (other than Merger Sub and the Operating Partnership) or among wholly owned subsidiaries of Ready Capital (other than Merger Sub and the Operating Partnership);

•
materially changing its accounting principles, practices or methods in a manner that would materially affect the consolidated assets, liabilities or results of operations of Ready Capital, the Operating Partnership and any other subsidiary of Ready Capital except as required by GAAP or applicable law;

•
making or changing any material tax election, adopting or changing any tax accounting period or material method of tax accounting, filing any amended tax return if the filing would result in a material increase in the taxes payable by Ready Capital, the Operating Partnership or any other Subsidiary of Ready Capital, settling or compromising any material liability for taxes or any tax audit or other proceeding relating to a material amount of taxes, entering into any closing or similar agreement with any taxing authority, surrendering any right to claim a material tax refund, or agreeing to any extension or waiver of the statute of limitations with respect to a material tax amount; except (i) in the ordinary course of business, (ii) if required by law or (iii) if and to the extent necessary (a) to preserve Ready Capital’s qualification as a REIT or the qualification of any subsidiary of Ready Capital as a REIT or (b) to qualify or preserve the status of any subsidiary of Ready Capital as a disregarded entity or partnership for U.S. federal income tax purposes, or as a “Qualified REIT Subsidiary” or a “Taxable REIT Subsidiary” under the applicable provisions of Section 856 of the Code, as the case may be;

•
taking or failing to take any action which could reasonably be expected to cause Ready Capital to fail to qualify as a REIT or the Operating Partnership or any other subsidiary of Ready Capital to cease to be treated as a partnership or disregarded entity for U.S. federal income tax purposes or a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;

•
taking or failing to take any action which would reasonably be expected to cause any Ready Capital Party or any other subsidiary of Ready Capital to be required to be registered as an investment company under the Investment Company Act; or

•
agreeing or entering into any arrangement or understanding to take any action with respect to any of the foregoing.

Access to Information
Pursuant to the Merger Agreement, during the Interim Period, each of the Mosaic Parties and the Ready Capital Parties will afford to the other parties and the other parties’ representatives reasonable access, during normal business hours and upon reasonable prior notice, to its respective officers, employees, and offices and to its books, records, contracts and documents and shall furnish reasonably promptly to the other parties and the other parties’ representatives such information concerning its and its subsidiaries’ business, properties, contracts, records and personnel as such other party may reasonably request, including information about the Mosaic Parties’ and the Subject Companies’ financing, hedging activities, portfolio risk and portfolio activities. Each of the Mosaic Parties and the Ready Capital Parties will use commercially reasonable efforts to minimize any disruption to the businesses of the other parties that may result from the requests for access, data and information hereunder.
Prior to the Closing, the Mosaic Manager will, and the Mosaic Manager will cause each affiliate of the Mosaic Manager to, deliver to the Subject Companies (or to Ready Capital, the Operating Partnership or the external manager of Ready Capital on behalf of the Subject Companies) all books and records in the Mosaic Manager’s or any of its affiliates’ possession or control relating to the business or operations of the Subject Companies.
Directors of Ready Capital
Prior to the Closing, Ready Capital will take all necessary corporate action so that upon and immediately after the Closing, the size of the Ready Capital Board will be increased by one member, and an individual to be designated by the Mosaic Manager and reasonably acceptable to the Ready Capital Board will be appointed to the Ready Capital Board to fill the vacancy on the Ready Capital Board created by such increase; provided that such designee (i) has been designated by the Mosaic Manager no later than the fifth business day prior to the Closing, (iii) has provided a satisfactorily completed directors’ questionnaire to Ready Capital prior to such appointment, (iii) satisfies the director qualification standards set forth in the Corporate Governance Guidelines of Ready Capital, and (iv) provides to Ready Capital the information required by the Ready Capital Bylaws regarding such designee. The Mosaic Manager’s designee will serve until the first annual meeting of stockholders following the Closing or until their successors are elected and qualified.

Agreement to Use Reasonable Best Efforts
Subject to the terms and conditions of the Merger Agreement, each of the Mosaic Parties and the Ready Capital Parties will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate the Transactions as soon as practicable after the date of the Merger Agreement, including:
•
preparing and filing or otherwise providing, in consultation with the other parties, and as promptly as practicable and advisable after the date of the Merger Agreement, all documentation to effect all necessary applications, notices, petitions, filings, and other documents and to obtain as promptly as practicable all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits, and authorizations necessary or advisable to be obtained from any third party or any governmental entity in order to consummate Transactions;

•
taking all steps as may be necessary to obtain all such waiting period expirations or terminations, consents, clearances, waivers, licenses, registrations, permits, authorizations, orders and approvals; and

•
in connection with and without limitation of the foregoing, giving any required notices to third parties, and causing each of their respective subsidiaries and affiliates to use, commercially reasonable efforts to obtain any third-party consents that are necessary, proper or advisable to consummate the Transactions.

No Solicitation; Competing Proposals
Mosaic Parties and Subject Companies
During the Interim Period, the Mosaic Parties will, and will cause each of the Subject Companies and instruct and use commercially reasonable efforts to cause their respective representatives to, immediately cease any pre-existing discussions or negotiations with any person with respect to a Mosaic Competing Proposal (as defined below). Further, during the Interim Period, the Mosaic Parties will not, and will cause each of the Subject Companies and will instruct and use commercially reasonable efforts to cause their respective representatives not to, directly or indirectly:
•
initiate, solicit or knowingly encourage the making of a Mosaic Competing Proposal;

•
engage in any discussions or negotiations with any person with respect to a Mosaic Competing Proposal;

•
furnish any non-public information regarding the Subject Companies, or access to the properties, assets or employees of the Subject Companies, to any person in connection with or in response to a Mosaic Competing Proposal; or

•
enter into any letter of intent or agreement in principle, or other agreement providing for a Mosaic Competing Proposal.

A “Mosaic Competing Proposal” refers to any proposal, inquiry, offer or indication of interest relating to any transaction or series of related transactions (other than transactions with Ready Capital, the Operating Partnership or any of their subsidiaries) involving:
•
any acquisition or purchase by any person or group, directly or indirectly, of more than 25% of any Subject Company or Mosaic Offshore Entity, or any tender offer or exchange offer that, if consummated, would result in any person or group beneficially owning more than 25% of any class of outstanding voting or equity securities of any Subject Company or Mosaic Offshore Entity;

•
any merger, consolidation, share exchange, business combination, venture, recapitalization, reorganization or other similar transaction involving any Subject Company or Mosaic Offshore Entity and a person or group pursuant to which such Subject Company’s or Mosaic Offshore Entity’s members or partners immediately preceding such transaction hold less than 75% of the equity interests in the surviving or resulting entity of such transaction; or

•
any sale, lease (other than in the ordinary course of business), exchange, transfer or other disposition to a person or group of more than 25% of the consolidated assets of any Subject Company and its subsidiaries (measured by the fair market value thereof).

During the Interim Period, the Mosaic Parties will advise Ready Capital of the receipt by any Mosaic Party or Subject Company or any of their respective representatives of any Mosaic Competing Proposal or any request for non-public information or data relating to any of the Mosaic Parties or Subject Companies made in connection with a Mosaic Competing Proposal or any request for discussions or negotiations with the Mosaic Parties or any Subject Company or any of their respective representatives relating to a Mosaic Competing Proposal (in each case within two business days thereof), and the Mosaic Parties will provide to Ready Capital (within such two business day time frame) either (i) a copy of any such Mosaic Competing Proposal made in writing provided to any Mosaic Party or Subject Company or representative thereof or (ii) a written summary of the material terms of such Mosaic Competing Proposal, if not made in writing. The Mosaic Parties will keep Ready Capital reasonably informed on a current basis with respect to the status and material terms of any such Mosaic Competing Proposal and any material changes to the status.
Ready Capital Parties
During the Interim Period, Ready Capital will, and will cause the Operating Partnership and each other subsidiary of Ready Capital and instruct and use commercially reasonable efforts to cause their respective representatives to, immediately cease any discussions or negotiations with any person with respect to a Ready Capital Competing Proposal (as defined below). Further, during the Interim Period, Ready Capital will not, and will cause the Operating Partnership and any other subsidiary of Ready Capital and will instruct and use commercially reasonable efforts to cause their respective representatives not to, directly or indirectly:
•
initiate, solicit or knowingly encourage the making of a Ready Capital Competing Proposal;

•
engage in any discussions or negotiations with any person with respect to a Ready Capital Competing Proposal;

•
furnish any non-public information regarding Ready Capital, the Operating Partnership or any other subsidiaries of Ready Capital, or access to the properties, assets or employees of Ready Capital, the Operating partnership or any other subsidiaries of Ready Capital, to any person in connection with or in response to a Ready Capital Competing Proposal;

•
enter into any letter of intent or agreement in principle, or other agreement providing for a Ready Capital Competing Proposal (other than a confidentiality agreement); or

•
withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to the Mosaic Parties or the Subject Companies, the Ready Capital Board’s recommendation that the Ready Capital stockholders approve the Common Stock Issuance Proposal or publicly recommend the approval or adoption of, or publicly approve or adopt, any Ready Capital Competing Proposal (a “Ready Capital Change of Recommendation”).

During the Interim Period, Ready Capital will advise the Mosaic Parties of any Ready Capital Competing Proposal or any request for non-public information or data relating to Ready Capital, the Operating Partnership or any other subsidiary of Ready Capital made in connection with a Ready Capital Competing Proposal or any request for discussions or negotiations with Ready Capital, the Operating Partnership or any other subsidiary of Ready Capital or any of their respective representatives relating to a Ready Capital Competing Proposal (in each case within two business days thereof), and Ready Capital will provide to the Mosaic Parties (within such two business day time frame) either (i) a copy of any such Ready Capital Competing Proposal made in writing provided to Ready Capital, the Operating Partnership or any other subsidiary of Ready Capital or representative thereof or (ii) a written summary of the material terms of such Ready Capital Competing Proposal, if not made in writing. Ready Capital will keep the Mosaic Parties reasonably informed on a current basis with respect to the status and material terms of any such Ready Capital Competing Proposal and any material changes to the status of any such discussions or negotiations.
A “Ready Capital Competing Proposal” refers to any proposal, inquiry, offer or indication of interest relating to any transaction or series of related transactions (other than transactions with the Mosaic Parties, the Subject Companies or any of their subsidiaries) involving:

•
any acquisition or purchase by any person or group, directly or indirectly, of more than 25% of any class of outstanding voting or equity securities of Ready Capital, or any tender offer or exchange offer that, if consummated, would result in any Person or group beneficially owning more than 25% of any class of outstanding voting or equity securities of Ready Capital;

•
any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving Ready Capital and a person or group pursuant to which the Ready Capital stockholders immediately preceding such transaction hold less than 75% of the equity interests in the surviving or resulting entity of such transaction; or

•
any sale, lease (other than in the ordinary course of business), exchange, transfer or other disposition to a person or group of more than 25% of the consolidated assets of Ready Capital and its subsidiaries (measured by the fair market value thereof).

However, the Ready Capital Board may, at any time prior to the receipt of the required approval of the Common Stock Issuance Proposal by the Ready Capital’s stockholders, make a Ready Capital Change of Recommendation if, prior to taking such action, (i) the Ready Capital Board determines, after consultation with legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with the Ready Capital Board’s duties under applicable law and (ii) Ready Capital has given notice to the Mosaic Parties that Ready Capital intends to effect a Ready Capital Change of Recommendation (which notice will reasonably describe the reasons for such Ready Capital Change of Recommendation), and either (a) the Mosaic Parties have not proposed revisions to the terms and conditions of the Merger Agreement prior to the earlier to occur of the scheduled time for the meeting of the Ready Capital’s stockholders to consider approval of the Common Stock Issuance Proposal and the third business day after the date on which such notice is given to the Mosaic Parties, or (b) if the Mosaic Parties have proposed revisions to the terms and conditions of the Merger Agreement in a manner that would form a binding contract if accepted by Ready Capital, the Ready Capital Board, after consultation with its outside legal counsel, determines that such proposed changes do not eliminate the need for a Ready Capital Change of Recommendation and that the failure to make a Ready Capital Change in Recommendation would be reasonably likely to be inconsistent with the Ready Capital Board’s duties under applicable law.
Stockholder and Investor Consents
Ready Capital
Ready Capital will take all action necessary in accordance with applicable laws and its organizational documents to duly give notice of, convene and hold the Ready Capital Special Meeting for the purpose of obtaining the approval by its stockholders of the Common Stock Issuance Proposal, with such meeting to be held as promptly as reasonably practicable following the clearance of this proxy statement/prospectus by the SEC.
The approval of the Common Stock Issuance Proposal by Ready Capital’s stockholders is a condition to the obligations of the Mosaic Parties and the Ready Capital Parties to complete the Mergers and the other Transactions pursuant to the Merger Agreement.
Mosaic Funds
The consummation of the MREC Merger is conditioned on approval of the MREC Merger by the members and other investors of MREC in accordance with its organizational documents and applicable law, consummation of the MREC TE Merger is conditioned on approval of the MREC TE Merger by the members and other investors of MREC TE in accordance with its organizational documents and applicable law, and the consummation of the MREC IIS Merger is conditioned on approval of the MREC IIS Merger by the partners and other investors of MREC Offshore in accordance with its organizational documents and applicable law.
Each of the Mosaic Funds will take all action necessary in accordance with applicable laws and its organizational documents to duly give notice of and solicit the required consents of the members, partners and other investors, as applicable, of the Mosaic Funds; provided, that the final date on which such consents are required to be returned will not be later than two business days prior to the End Date.

Directors’ and Officers’ Indemnification and Insurance
Pursuant to the Merger Agreement, Ready Capital has agreed that all rights to indemnification and advancement of expenses for acts or omissions occurring prior to the Closing of the current or former directors, managers or officers of any Subject Company (including the Mosaic Manager) will survive the Closing and will continue in full force and effect in accordance with their current terms for six years from the Closing. In addition, for a period of at least six years from the Closing, Ready Capital will not, and will not permit any of its subsidiaries or any of the Subject Companies to, amend, modify or terminate any organizational document, contract or resolution in any manner that would adversely affect the rights to indemnification thereunder of any persons who, as of the Effective Time, were directors, managers, officers, employees or agents of any Subject Company, unless such modification is required by applicable law.
Termination of CAIS Listing Agreement
Pursuant to the Merger Agreement, the Mosaic Parties will take all actions necessary to terminate the CAIS Listing Agreement effective no later than the MREC Effective Time.
Certain Tax Matters
The Mosaic Manager, at its sole cost and expense, will prepare or cause to be prepared and file or cause to be filed, all tax returns of the Subject Companies for pre-Closing tax periods that have not been filed as of the Closing, and all such tax returns will be prepared in a manner consistent with past practice with respect to the Subject Companies unless otherwise required by applicable law. The Mosaic Manager will provide drafts of each such tax return to Ready Capital for review and comment at least thirty days prior to the due date for filing such tax return (including any applicable extensions), and the Mosaic Manager will accept all reasonable written comments to each such tax return provided by Ready Capital at least fifteen days prior to the due date for filing such tax return. Ready Capital will, and will cause its affiliates (including the Subject Companies) to, cooperate to the extent necessary in signing and filing any tax returns with respect to pre-Closing tax periods.
Ready Capital, at its sole cost and expense, will prepare or cause to be prepared and file or cause to be filed, all tax returns of the Subject Companies for any taxable period that includes (but does not end on) the Closing. Ready Capital will provide drafts of each such tax return to the Mosaic Manager for review and comment at least thirty days prior to the due date for filing such tax return (including any applicable extensions). Ready Capital will accept all reasonable written comments to each such tax return provided by the Mosaic Manager at least fifteen days prior to the due date for filing such tax return.
All transfer, documentary, sales, use, stamp, registration and other such taxes and fees (including any penalties and interest) incurred in connection with the Merger Agreement (collectively, “Transfer Taxes”) will be paid one-half by the Mosaic Manager and one-half by Ready Capital when due, and the party required by applicable Law to file all necessary tax returns and other documentation with respect to all such Transfer Taxes will do so, and all other parties will cooperate as necessary with respect to the execution and filing of any such tax returns and other documentation.
Ready Capital and its subsidiaries (including the Subject Companies), on the one hand, and the Mosaic Manager, on the other hand, will cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of any tax returns pursuant to the Merger Agreement and any proceeding with respect to any applicable taxes. Such cooperation will include the retention and, upon the other party’s request, the provision of records and information that are reasonably relevant to any such proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Without limitation of foregoing, prior to and following the Closing, the Mosaic Manager will cooperate fully, to the extent reasonably requested by Ready Capital, in providing information relating to the Subject Companies reasonably necessary to permit Ready Capital to determine the impact of the Mergers on its compliance with the REIT qualification requirements under Section 856 and 857 of the Code following Closing.
Conditions to Complete the Transactions
Conditions to Each Party’s Obligations
The respective obligation of each of the Mosaic Parties, on the one hand, and each of the Ready Capital Parties, on the other hand (each referred to below as a “Party” and collectively as the “Parties”), to consummate the Transactions is subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any or all of which may be waived jointly by the Mosaic Manager or Ready Capital, in whole or in part, to the extent permitted by applicable law:
•
the approval of the Common Stock Issuance Proposal by Ready Capital’s stockholders has been obtained in accordance with applicable law, the rules and regulations of the NYSE and the organizational documents of Ready Capital;

•
as a condition to the closing of the MREC Merger, MREC has obtained the consent of its members and other investors to the MREC Merger in accordance with applicable law and its organizational documents;

•
as a condition to the closing of the MREC TE Merger, MREC TE has obtained the consent of its members and other investors to the MREC TE Merger in accordance with applicable law and its organizational documents;

•
as a condition to the closing of the MREC IIS Merger, MREC Offshore must have obtained the consent of its partners and other investors to the MREC IIS Merger in accordance with applicable law and its organizational documents; and

•
no governmental entity having jurisdiction over any Party has issued any order, decree, ruling, injunction or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of any of the Transactions and no law (or interpretation thereof by a governmental entity) will have been adopted that makes consummation of any of the Transactions illegal or otherwise prohibited; and

•
this registration statement has been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of this registration statement will have been issued by the SEC and remain in effect and no proceeding to that effect will have been commenced.

Additional Conditions to Obligations of the Ready Capital Parties
The obligations of the Ready Capital Parties to consummate the Transactions are subject to the satisfaction at or prior to Closing of each of the following conditions, any or all of which may be waived exclusively by Ready Capital, in whole or in part, to the extent permitted by applicable law:
•
certain representations and warranties regarding the Subject Companies and the Mosaic Entities with respect to organization and authority, material adverse effect and brokers fees being true and correct in all respects as of the date of Closing, as though made on and as of the date of Closing (except that representations and warranties that speak as of a specified date will have been true and correct only as of such date);

•
the representations and warranties regarding the capital structure of the Subject Companies being true and correct in all but de minimis respects as of the specific dates set forth in such representations and warranties;

•
all other representations and warranties regarding the Subject Companies and the Mosaic Entities set forth in Article IV and Article V, respectively, of the Merger Agreement being true and correct as of the date of Closing, as though made on and as of the date of Closing (except that representations and warranties that speak as of a specified date will have been true and correct only as of such date), except where the failure of such representations and warranties to be so true and correct (without regard to qualification or exceptions contained therein as to materiality or material adverse effect) has not had, and would not reasonably be expected to have, individually or in the aggregate, a Subject Company Material Adverse Effect;

•
The Mosaic Parties have performed, or complied with, in all material respects all agreements and covenants required to be performed or complied with by the Mosaic Parties under the Merger Agreement on or prior to the Effective Time;

•
Ready Capital has received a certificate of each Mosaic Party signed by an executive officer of the Mosaic Manager, dated as of the date of Closing, confirming that certain conditions in the Merger Agreement have been satisfied;

•
Ready Capital has received a written opinion of Venable LLP (or other counsel to the Mosaic Parties reasonably satisfactory to Ready Capital), dated as of the date of Closing and in form and substance reasonably satisfactory to Ready Capital, to the effect that each of REIT Holdings, Domestic REIT Holdings and REIT Pref Holdings, commencing with the later of each entity’s first taxable year or the entity’s taxable year ended December 31, 2015, has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and its actual method of operation has enabled it to meet, through the Effective Time, the requirements for qualification and taxation as a REIT, and that its past, current and intended future organization and operations will permit it to continue to qualify for taxation as a REIT for its taxable year which includes the Effective Time and thereafter, subject to customary exceptions, assumptions and qualifications;

•
there shall not have been any material adverse effect with respect to any Subject Company; and

•
the MREC Merger has closed (as a condition to the closing of each of the MREC TE Merger and the MREC IIS Merger);

•
Ready Capital has received evidence of the termination of the CAIS Listing Agreement;

•
Ready Capital has received evidence that certain consents and waivers set forth on an exhibit to the Exchange Agreement have been obtained;

•
The CER Agreement and the Services Agreement have been executed by all parties thereto and have become effective; and

•
delivery by the Mosaic Parties of all other items required by Section 3.04(a) of the Merger Agreement.

Additional Conditions to Obligations of the Mosaic Parties
The obligation of the Mosaic Parties to consummate the Transactions is subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any or all of which may be waived exclusively by the Mosaic Manager, in whole or in part, to the extent permitted by applicable law:
•
certain representations and warranties of Ready Capital and the Operating Partnership with respect to organization and authority, material adverse effect and brokers fees being true and correct in all respects as of the date of Closing, as though made on and as of the date of Closing (except that representations and warranties that speak as of a specified date will have been true and correct only as of such date);

•
the representation and warranty of Ready Capital and the Operating Partnership with respect to capital structure being true and correct in all but de minimis respects as of the specific date set forth therein;

•
all other representations and warranties of Ready Capital and the Operating Partnership set forth in Article VI of the Merger Agreement being true and correct as of the date of Closing, as though made on and as of the date of Closing (except that representations and warranties that speak as of specified date will have been true and correct only as of such date), except where the failure of such representations and warranties to be so true and correct (without regard to qualification or exceptions contained therein as to materiality or material adverse effect) would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Ready Capital;

•
Ready Capital and the Operating Partnership each have performed, or complied with, in all material respects all agreements and covenants required to be performed or complied with by them under this the Merger Agreement at or prior to the Effective Time;

•
the Mosaic Parties have received a certificate of Ready Capital signed by an executive officer of Ready Capital, dated as of the date of Closing, confirming that certain conditions in the Merger Agreement have been satisfied;

•
the Mosaic Parties have received a written opinion of Alston & Bird, LLP (or other counsel to Ready Capital reasonably satisfactory to the Mosaic Manager), dated as of the date of Closing and in form and substance reasonably satisfactory to the Mosaic Manager, to the effect that, commencing with Ready Capital’s taxable year ended December 31, 2015, Ready Capital has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and its actual method of operation has enabled Ready Capital to meet, through the Effective Time, the requirements for qualification and taxation as a REIT, and that its past, current and intended future organization and operations will permit Ready Capital to continue to qualify for taxation as a REIT for its taxable year which includes the Effective Time and thereafter, subject to customary exceptions, assumptions and qualifications;
•
the shares of Common Stock to be issued in the Transactions (including upon conversion of the shares of Class Common Stock, with respect to the CERs or upon redemption of OP Units) have been approved for listing on the NYSE, subject to official notice of issuance;

•
since the date of the Merger Agreement, there has not been any material adverse effect with respect to Ready Capital;

•
consent of certain third party creditors and joint venture partners of the Mosaic Funds and their affiliates;

•
the employment agreements with respect to each former employee of the Mosaic Manager and its affiliates who accepts employment with Ready Capital or an affiliate of Ready Capital (in accordance with the terms of the Exchange Agreement) have been executed by all parties thereto and have become effective; and

•
delivery by Ready Capital and the Operating Partnership of all other items required by Section 3.04(a) of the Merger Agreement.

Termination of the Merger Agreement
The Merger Agreement may be terminated, and the Merger and the other Transactions contemplated in the Merger Agreement may be abandoned, at any time prior to the Effective Time, whether (except as expressly set forth below) before or after the approval of the Common Stock Issuance by the Ready Capital stockholders or required consents of the members, partners and other investors, as applicable, of the Mosaic Funds have been obtained:
•
by the mutual written consent of Mosaic Manager and Ready Capital; or

•
by either Mosaic Manager or Ready Capital if:

(i)
any final, non-appealable, governmental order, decree, ruling injunction or other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Transactions has been issued, or if any law has been adopted that makes the consummation of the Transactions permanently illegal or otherwise prohibited;

(ii)
the Effective Time has not occurred on or before the End Date; provided, that a party will not have the right to terminate the Merger Agreement on these grounds if such party’s breach of the Merger Agreement resulted in or caused the failure of the Effective Time by the End Date;

(iii)
in the event of the breach of a covenant or agreement in the Merger Agreement by the other party, or in the event that any representation or warranty of the other party contained in the Merger Agreement fails to be true and correct, in a manner that would prevent any closing condition of the terminating party from being satisfied, and such breach cannot be, or has not been, cured (or is incapable of becoming true or does not become true) by the earlier of (a) the End Date and (b) the date that is thirty days (or five business days in the case of certain other breaches) after the delivery of written notice to the breaching party of such breach or failure to be true and correct and the basis for such notice; provided, that a party will not have the right to terminate the Merger Agreement on these grounds if it is also then in breach of the Merger Agreement in a manner that would also prevent any Closing condition from being satisfied;

(iv)
the required approval of the Common Stock Issuance by the Ready Capital’s stockholders has not have been obtained at least two business days prior to the End Date; or

(v)
the required consent of the members and other investors of MREC to the MREC Merger and the other Transactions has not been obtained at least two business days prior to the End Date.

A terminating party will provide written notice of termination to the other parties specifying with particularity the reason for such termination, and any termination will be effective immediately upon delivery of such written notice.
Termination Fees and Expenses
No termination fees or penalties are payable upon the termination of the Merger Agreement; provided, that no termination of the Merger Agreement will relieve any party from liability for any damages for a willful material breach of the Merger Agreement or intentional fraud, in which case the aggrieved party will be entitled to all rights and remedies available at law or in equity.
Each party will pay its own expenses (including legal fees and expenses) incident to preparing for, entering into and carrying out the Merger Agreement and the consummation of the Transactions, whether or not the Transactions are consummated; provided, however, that the Mosaic Transaction Expenses will be taken into account in determining the Mosaic Adjusted Book Value for purposes of calculating the Merger Consideration Amount.
Amendment and Waiver
The Merger Agreement may only be amended, modified, or supplemented by the written agreement of each party hereto.
At any time prior to the Effective Time, any party to the Merger Agreement may waive the other party’s compliance with certain provisions of the Merger Agreement, to the extent legally allowed and except as otherwise set forth in the Merger Agreement.
Specific Performance
Each of the parties to the Merger Agreement will be entitled to seek an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement in addition to any and all other remedies at law or in equity to which each is entitled.

THE EXCHANGE AGREEMENT
The following is a summary of the material terms of the Exchange Agreement. This summary does not purport to be complete and may not contain all of the information about the Exchange Agreement that is important to you. The summary below and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the Exchange Agreement, a copy of which is attached to this proxy statement/prospectus as part of Annex A and is incorporated by reference into this proxy statement/prospectus. You are urged to read the Exchange Agreement carefully and in its entirety because it, and not the description below or elsewhere in this proxy statement/prospectus, is the legal document that governs the transactions contemplated by the Exchange Agreement.
In connection with the execution of the Merger Agreement, Ready Capital, the Operating Partnership, the Mosaic Manager and the Mosaic Special Member entered into the Exchange Agreement. Pursuant to the Exchange Agreement, the Operating Partnership will issue to the Mosaic Manager, immediately following the Effective Time, in exchange for the future right of the Mosaic Manager or the Mosaic Special Member to receive future incentive compensation from the Mosaic Merger Entities, a number of newly issued OP Units (assuming the consummation of all three Mergers), equal to (i) 4.0% of the Mosaic Adjusted Book Value (plus or minus the Adjustment Amount), divided by (ii) the Ready Capital Adjusted Book Value per Share as of the Determination Date (the “Manager Consideration”). Such OP Units will be redeemable by the Mosaic Manager for shares of Common Stock or cash, in the discretion of Ready Capital as the general partner of the Operating Partnership, in accordance with the terms and conditions of the limited partnership agreement of the Operating Partnership, provided that the Mosaic Manager has agreed not to exercise any redemption rights with respect to such OP Units for a period of 365 days after the Closing Date. If not all of the Mergers are consummated, the Manager Consideration paid will consist of a portion of the Manager Consideration based upon the pro rata portion of the aggregate consideration allocable to the consummated Mergers (i.e., 66.173% allocable to the MREC Merger, 30.481% allocable to the MREC TE Merger and 3.346% allocable to the MREC IIS Merger).
In addition, pursuant to the Exchange Agreement, immediately following the Effective Time the Operating Partnership will pay the Mosaic Manager an amount in cash equal to the Closing Incentive Fee Amount and any unreimbursed expenses incurred by the Mosaic Manager, the Mosaic Special Member or their respective affiliates required to be reimbursed by the Mosaic Merger Entities. The Closing Incentive Fee Amount and the reimbursement of such expenses will be deemed Mosaic Transaction Expenses for purposes of the Merger Agreement and taken into account in determining the Merger Consideration Amount pursuant to the terms of the Merger Agreement. If not all of the Mergers are consummated, the Closing Incentive Fee Amount will be paid, and expenses will be reimbursed by the Operating Partnership only with respect to the Mosaic Merger Entities with respect to which a Merger was consummated.
In consideration of the receipt of the Manager Consideration, (i) the Mosaic Manager will cause the advisory agreements between the Mosaic Manager and each of MREC and MREC TE to be terminated on or prior to the Closing, (ii) the Mosaic Manager will cause the termination or amendment, as applicable, on or prior to the Closing, of certain other agreements between the Mosaic Manager or the Mosaic Special Member (on one hand), and any Subject Company (on the other hand), (iii) the Mosaic Manager and Mosaic Special Member will irrevocably waive all rights to receive additional compensation, including management fees and incentive compensation, from the Mosaic Funds, (iv) certain assets and obligations of the Mosaic Manager will be transferred to the Operating Partnership, and (v) certain transition services will be provided by the parties to each other.
Pursuant to the Exchange Agreement, within a reasonable period of time (but not less than 15 days) prior to the Closing, Ready Capital or its affiliate will offer employment to the employees of the Mosaic Manager and its affiliates (other than Mr. Ethan Penner), with such titles, job descriptions, compensation and other terms as such employees and Ready Capital (or its affiliate) may agree upon.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
I.
Certain Material U.S. Federal Income Tax Consequences of the Mergers

The following is a summary of certain material United States federal income tax consequences of the Mergers to Interest Holders in the Mosaic Merger Entities whose Mosaic Merger Entity Interests are surrendered in the Mergers in exchange for the merger consideration pursuant to the Merger Agreement and who hold their interests as a capital asset within the meaning of Section 1221 of the Code. The summary is based on the Code, Treasury regulations issued under the Code, and administrative and judicial interpretations thereof, each as in effect as of the date of this proxy statement/prospectus, all of which are subject to change at any time, possibly with retroactive effect. Neither Ready Capital nor any of the Mosaic Merger Entities has requested, or plan to request, any rulings from the Internal Revenue Service (“IRS”) concerning the tax treatment or the federal income tax consequences of the Mergers, and the statements in this proxy statement/prospectus are not binding on the IRS or any court. As a result, neither Ready Capital nor the Mosaic Manager can assure you that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.
For purposes of this discussion, the term “U.S. Interest Holder” means a beneficial owner of Interests in a Mosaic Merger Entity that is, for United States federal income tax purposes:
•
a citizen or resident of the United States;

•
a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any of its political subdivisions (including the District of Columbia);

•
any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person; or

•
an estate that is subject to United States federal income tax on its income regardless of its source.

For purposes of this discussion, a “Non-U.S. Interest Holder” means a beneficial owner of Interests in a Mosaic Merger Entity that is, for United States federal income tax purposes, an individual, corporation, estate or trust and is not a U.S. Interest Holder described above.
This summary does not describe all of the tax consequences of the Mergers that may be applicable to Interest Holders who are subject to special treatment under United States federal income tax law, such as:
•
U.S. expatriates;

•
persons who mark-to-market their Mosaic Merger Entity Interests;

•
subchapter S corporations;

•
U.S. stockholders (as defined below) who are U.S. persons (as defined below) whose functional currency is not the U.S. dollar;

•
financial institutions;

•
insurance companies;

•
broker-dealers;

•
regulated investment companies;

•
trusts and estates;

•
persons who hold their Mosaic Merger Entity Interests on behalf of another person as nominees;

•
holders who received their Mosaic Merger Entity Interests through the exercise of employee stock options or otherwise as compensation;

•
persons holding their Mosaic Merger Entity Interests as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•
persons subject to the alternative minimum tax provisions of the Code;

•
persons holding their Mosaic Merger Entity Interests through a partnership or similar pass-through entity;

•
tax exempt organizations;

•
persons subject to the alternative minimum tax; and

•
non-U.S. persons (as defined below), except to the extent discussed below in “Certain Material U.S. Federal Income Tax Consequences of the Mergers to Non-U.S. Interest Holders.”

Except to the extent specifically discussed below, this summary does not address the tax consequences of any transaction other than the Mergers. In addition, no information is provided with respect to the tax consequences of the Mergers under applicable state, local or non-United States laws or United States federal tax laws other than federal income tax laws.
If a partnership holds Common Stock, Class B Common Stock, CERs or Mosaic Merger Entity Interests, the tax treatment of a partner will generally depend on the status of the partners and the activities of the partnership.
This summary of United States federal income tax consequences is for general information purposes only and is not intended to constitute a complete description of all tax consequences relating to the Mergers. We urge you to consult with your tax advisor regarding the applicability to you of the rules discussed above and the particular tax effects to you of the Mergers, including the application of state, local and foreign tax laws.
Certain Material U.S. Federal Income Tax Consequences of the Mergers to U.S. Interest Holders
Assuming the Mergers are completed as currently contemplated, Ready Capital and the Mosaic Manager expect to take the position that, although the matter is not free from doubt, the Mergers should be treated by the Interest Holders as a taxable sale by the Interest Holders of their Mosaic Merger Entity Interests to the Operating Partnership for U.S. federal income tax purposes. Each Interest Holder is expected to recognize gain or loss as a result of the Mergers measured by the difference, if any, between the fair market value of the consideration received by it at Closing and such Interest Holder’s basis in the Mosaic Merger Entity Interests at the time of Closing. As part of the consent that the Mosaic Manager is seeking from the members and partners, as applicable, of MREC, MREC TE and MREC Offshore, Interest Holders will be asked to consent to the treatment of the Mergers as a sale of their Mosaic Merger Entity Interests to the Operating Partnership. Such treatment will give an Interest Holder the flexibility to determine whether or not to apply the installment method to the receipt of the CERs, as described below, if gain is recognized by the Interest Holder as a result of the Mergers, and will be deemed to be approved by an Interest Holder through “negative consent” if the Interest Holder does not proactively elect against such sale treatment. Except to the extent that such gain or loss is attributable to certain “hot assets” such as “unrealized receivables” or “inventory items” (as such terms are defined in the Code), gain or loss recognized by an Interest Holder should generally be taxable as capital gain or loss. In general, any such capital gain recognized by individuals and other non-corporate U.S. Interest Holders should be subject to a maximum U.S. federal long-term capital gain tax rate of 20%, if such Interest Holders held their Mosaic Merger Entity Interests for more than 12 months, and will be taxed at short-term capital gain tax rates (up to 37% for taxable years beginning after December 31, 2017 and before January 1, 2026 if such Interest Holders held their Mosaic Merger Entity Interests for 12 months or less). An additional 3.8% net investment income tax may also apply to the capital gains of certain Interest Holders. Gains recognized by U.S. Interest Holders that are corporations are generally subject to U.S. federal income tax at a maximum rate of 21%, whether or not classified as long-term capital gains. The deductibility of any losses, including capital losses, pursuant to the Mergers is subject to various limitations.
Consideration provided under the terms of CERs is intended to be treated for U.S. federal income tax purposes as contingent consideration that will be considered received by, and taxable to, the Interest Holders if and when received pursuant to the installment method of Section 453 of the Code, except to the extent that an Interest Holder elects out of the installment method, in which case such Interest Holder will be taxed on the full fair market value of the CER consideration at the time of the Closing. Following the Closing, the Mosaic Manager will provide Interest Holders with information relating to the valuation of the consideration, including the CERs, at the time of the Closing.
Because the Merger consideration to be given to Interest Holders consists solely of such Class B Common Stock and CERs (other than cash received in the Mergers for fractional shares), U.S. Interest Holders may need to sell shares of such Class B Common Stock received in the Mergers, or raise cash from other sources, to pay any tax obligations resulting from the Mergers.
Certain Material U.S. Federal Income Tax Consequences of the Mergers to Non-U.S. Interest Holders
The U.S. federal income tax treatment of a Non-U.S. Interest Holder in connection with the Mergers is complex and will vary depending on the circumstances and activities of such Non-U.S. Interest Holder and the relevant Mosaic Merger Entity. Each Non-U.S. Interest Holder is urged to consult with its own tax advisor regarding the U.S. federal, state and local and non-U.S. income, estate and other tax consequences of the Mergers. The following discussion assumes that a Non-U.S. Interest Holder is not subject to U.S. federal income taxes as a result of such Non-U.S. Interest Holder’s presence or activities in the U.S. (other than as a Non-U.S. Interest Holder in the relevant Mosaic Merger Entity).
A Non-U.S. Interest Holder’s gain or loss from the Mergers will generally be determined in the same manner as that of a U.S. Interest Holder (see discussion above). However, a Non-U.S. Interest Holder generally should not be subject to U.S. federal income tax on any gain recognized on the Mergers unless such gain is treated as income that is effectively connected with a U.S. trade or business (referred to as “effectively connected income” or “ECI”). For this purpose, gain recognized by a Non-U.S. Interest Holder on the Mergers generally should be treated as ECI to the extent such gain is attributable to certain U.S. real property assets and other ECI-generating assets owned by the relevant Mosaic Merger Entity.
If gain on the Mergers is treated as ECI with respect to a Non-U.S. Interest Holder (and is attributable to a U.S. permanent establishment of the Non-U.S. Interest Holder, if so required by an income tax treaty with the United States), the Non-U.S. Interest Holder should be subject to U.S. federal income tax on a net income basis at applicable U.S. individual or corporate tax rates in the same manner as a U.S. Interest Holder. In addition, a corporate Non-U.S. Interest Holder may be subject to an additional 30% branch profits tax (or the lower rate provided by an applicable income tax treaty) on its allocable share of certain undistributed ECI.
Information Reporting and Backup Withholding
Information reporting and backup withholding may apply to payments made in connection with the Mergers. Backup withholding will not apply, however, to an Interest Holder who (a) in the case of a U.S. Interest Holder, furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on the substitute IRS Form W-9 or successor form, (b) in the case of a non-U.S. Interest Holder, furnishes an applicable IRS Form W-8 or successor form, or (c) is otherwise exempt from backup withholding and complies with other applicable rules and certification requirements.
Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such Interest Holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 through 1474 of the Code and the Treasury Regulations promulgated thereunder, including any successor provisions, subsequent amendments and administrative guidance promulgated thereunder (such Sections commonly referred to as the Foreign Account Tax Compliance Act or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. The application of FATCA to the payment of the Merger Consideration made to a Non-U.S. Interest Holder pursuant to the Mergers is not entirely clear. We urge you to consult your tax advisor regarding FATCA and the application of these rules to such payment.
The foregoing discussion of United States federal income tax consequences is for general information purposes only and is not intended to constitute a complete description of all tax consequences relating to the

Mergers. Tax matters are very complicated, and the tax consequences of the Mergers to you will depend upon the facts of your particular situation. Because individual circumstances may differ, we urge you to consult with your tax advisor regarding the applicability to you of the rules discussed above and the particular tax effects to you of the Mergers, including the application of state, local and foreign tax laws.
II.
Certain Material U.S. Federal Income Tax Consequences of the Combined Company

The following is a summary of certain material U.S. federal income tax considerations relating to Ready Capital’s (referred to in the discussion below as “we,” “us,” “our,” and “our company”) qualification and taxation as a REIT and the acquisition, holding, and disposition of the Common Stock, including the Class B Common Stock (collectively referred to in the discussion below as our “Common Stock”), following the Mergers. This summary is based upon the Code, the regulations promulgated under the Code (“Treasury Regulations”), current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of our company, and of our subsidiaries and other lower-tier and affiliated entities, including the Operating Partnership will, in each case, be in accordance with its applicable organizational documents. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:
•
U.S. expatriates;

•
persons who mark-to-market our Common Stock;

•
subchapter S corporations;

•
U.S. stockholders (as defined below) who are U.S. persons (as defined below) whose functional currency is not the U.S. dollar;

•
financial institutions;

•
insurance companies;

•
broker-dealers;

•
regulated investment companies;

•
trusts and estates;

•
persons who hold our Common Stock on behalf of another person as nominees;

•
holders who receive our Common Stock through the exercise of employee stock options or otherwise as compensation;

•
persons holding our Common Stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•
persons subject to the alternative minimum tax provisions of the Code;

•
persons holding our Common Stock through a partnership or similar pass-through entity;

•
persons holding a 10% or more (by vote or value) beneficial interest in our company;

•
tax exempt organizations, except to the extent discussed below in “— Taxation of Our Company — Taxation of Tax Exempt U.S. Stockholder”; and

•
non-U.S. persons (as defined below), except to the extent discussed below in “— Taxation of Our Company — Taxation of Non-U.S. Stockholder.”

This summary assumes that stockholders will hold our Common Stock as capital assets, which generally means as property held for investment. For the purposes of this summary, a U.S. person is a beneficial owner of our Common Stock who for U.S. federal income tax purposes is:
•
a citizen or resident of the U.S.;

•
a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

•
an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•
any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

The tax treatment of partners in a partnership (or other entity treated as a partnership for U.S. federal income tax purposes generally) is a function of the nature of the partner and the activities of the partnership. Partnerships investing in our Common Stock or persons investing in our Common Stock through a partnership should consult their own tax advisors regarding the taxation of such investment.
For the purposes of this summary, a U.S. stockholder is a beneficial owner of our Common Stock who is a U.S. person. A tax-exempt organization is a U.S. person who is exempt from U.S. federal income tax under Section 401(a) or 501(a) of the Code.
For the purposes of this summary, a non-U.S. person is a beneficial owner of our Common Stock who is neither a U.S. stockholder nor an entity that is treated as a partnership for U.S. federal income tax purposes, and a non-U.S. stockholder is a holder of our Common Stock who is a non-U.S. person.
THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON STOCK.
Taxation of Our Company
We have elected to be taxed as a REIT under the Code, commencing with our taxable year ended December 31, 2011. We believe that we have been organized and have operated in a manner that has enabled us to qualify as a REIT, and we intend to continue to operate, in a manner that will allow us to qualify for taxation as a REIT under the Code.
While we believe that we are organized and have operated and intend to continue to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given that we will so qualify for any particular year.
Qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.
Taxation of REITs in General
As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below, under “— Requirements for Qualification as a REIT.” While we believe we have operated as and intend to continue to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT or that we will be able to operate in accordance with the REIT requirements in the future. See “— Failure to Qualify.”
Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that results generally from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level, upon a distribution of dividends by the REIT.
U.S. stockholders (as defined above) who are individuals are generally taxed on corporate dividends at a maximum rate of 20% (the same as long term capital gains), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, dividends received by individual U.S. stockholders from our company or from other entities that are taxed as REITs are not eligible for the reduced qualified dividend rate. However, for taxable years beginning after December 31, 2017 and before January 1, 2026, non-corporate U.S. taxpayers may deduct up to 20% of certain qualified business income, including “qualified REIT dividends” (generally, dividends received by a REIT stockholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations. Assuming relevant holding period requirements and other applicable requirements are satisfied, this results in an effective maximum U.S. federal income tax rate of 29.6% on such income for non-corporate U.S. taxpayers. U.S. individual and certain other non-corporate U.S. stockholders may also be subject to an additional Medicare tax at a rate of 3.8%.
Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items, such as capital gains, recognized by REITs. See “— Taxation of Taxable U.S. Stockholders.” Even if we qualify for taxation as a REIT, however, we will be subject to U.S. federal income taxation as follows:
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We will be taxed at regular U.S. federal corporate rates (currently 21%) on any undistributed income, including undistributed net capital gains.

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For taxable years prior to 2018, we may be subject to the “alternative minimum tax” on our items of tax preference, if any.

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We and our taxable REIT subsidiaries, or TRSs, may not use net operating losses generated beginning in 2021 to offset more than 80% of our or our TRSs’ taxable income (prior to the application of the dividends paid deduction). Net operating losses generated beginning in 2021 can be carried forward indefinitely but can no longer be carried back.

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If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “Requirements for Qualification as a REIT - Prohibited Transactions” and “Requirements for Qualification as a REIT - Foreclosure Property” below.

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If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the net income from the sale or operation of the property not qualifying for purposes of the REIT gross income tests discussed below would be subject to U.S. federal corporate income tax at the highest applicable rate (currently 21%).

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If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., from a taxable mortgage pool or a residual interest in a real estate mortgage investment conduit (“REMIC”)), we could be subject to U.S. federal income tax at a 21% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business taxable income, or UBTI. Similar rules may apply if we own an equity interest in a taxable mortgage pool through a subsidiary REIT of the Operating Partnership. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax directly, but will indirectly bear such tax economically as the shareholder of such TRS. See “Requirements for Qualification as a REIT - Excess Inclusion Income” below.

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If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (i) the greater of (A) the amount by which we fail the 75% gross income test or (B) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (ii) a fraction intended to reflect profitability.

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If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that do not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 21%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

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If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.

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If we fail to distribute during each calendar year at least the sum of (i) 85% our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods (or the required distribution), we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior years), plus (B) retained amounts on which income tax is paid at the corporate level.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “— Requirements for Qualification as a REIT.”

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A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any TRS that we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items.

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If we acquire appreciated assets from a C corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the C corporation, we will be subject to tax on such appreciation at the highest corporate income tax rate then applicable on any gain from the disposition of such assets to the extent of the excess of the fair market value of the assets on the date they were acquired by us over the basis of such assets on such date if we dispose of the assets during the five-year period following our acquisition of such assets from the C corporation. The results described in this paragraph assume that the C corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

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We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, and would be allowed a credit for its proportionate share of the tax that we paid, and an adjustment would be made to increase the stockholder’s basis in our Common Stock by the difference between (i) the amounts of capital gain that we designated and that the shareholder included in their taxable income, minus (ii) the tax that we paid with respect to that income.
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We will have subsidiaries or own interests in other lower-tier entities that are domestic subchapter C corporations treated as TRSs, the earnings of which will be subject to U.S. federal corporate income tax.

In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and foreign income, franchise property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for Qualification as a REIT
The Code defines a REIT as a corporation, trust or association:
(i)
that is managed by one or more trustees or directors;

(ii)
the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(iii)
that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(iv)
that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(v)
the beneficial ownership of which is held by 100 or more persons;

(vi)
in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified entities);

(vii)
that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked;

(viii)
that has no earnings and profits from any non-REIT taxable year at the close of any taxable year;

(ix)
that uses the calendar year for U.S. federal income tax purposes; and

(x)
that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (i) through (iv) must be met during the entire taxable year, and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (v) and (vi) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. We believe that we have outstanding Common Stock with sufficient diversity of ownership to satisfy the requirements described in conditions (v) and (vi). In addition, our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (v) and (vi) above.
To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares of stock, in which the record holders are to disclose the actual owners of the shares (that is, the persons required to include in gross income the dividends paid by our company). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by our company to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and after exercising reasonable diligence would not have known that condition (vi) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

With respect to condition (viii), we believe that we have not had any non-REIT earnings and profits. With respect to condition (ix), we have adopted December 31 as our taxable year end and thereby satisfy this requirement.
Effect of Subsidiary Entities
Ownership of Partnership Interests
In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, such as the Operating Partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.
As discussed in greater detail in “— Tax Aspects of Investments in Partnerships” below, our investment in a partnership involves special tax considerations. For example, it is possible that the IRS could treat a subsidiary partnership of ours as a corporation for U.S. federal income tax purposes. In this case, the subsidiary partnership would be subject to entity-level tax and the character of our assets and items of gross income would change, possibly causing us to fail the requirements to qualify as a REIT. See “— Tax Aspects of Investments in Partnerships — Entity Classification” and “— Failure to Qualify” below. In addition, special rules apply in the case of appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership. In general terms, these rules require that certain items of income, gain, loss and deduction associated with the contributed property be allocated to the contributing partner for U.S. federal income tax purposes. In certain circumstances, these rules could adversely affect us. See “— Tax Aspects of Investments in Partnerships — Tax Allocations With Respect to Partnership Properties” below.
Disregarded Subsidiaries
If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly owned by a REIT, by other disregarded subsidiaries of a REIT or by a combination of the two. Limited liability companies that are wholly owned by a single member that have not elected to be taxed as corporations for U.S. federal income tax purposes are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.” In the event that a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of our company), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Gross Income Tests.”

Taxable REIT Subsidiaries
A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.
We have several subsidiaries with which we have elected for each such entity to be treated as a TRS, and we may make TRS elections with respect to certain other entities we may form in the future or acquire in the Mergers. We hold a significant amount of our assets in our TRSs. For example, as a result of our SBLC license, our ability to distribute cash and other assets is subject to significant limitations, and as a result, we are required to hold certain assets that would be qualifying real estate assets for purposes of the REIT asset tests, would generate qualifying income for purposes of the REIT 75% income tests, and would not be subject to corporate taxation if held by the Operating Partnership. In addition, we intend that loans that we originate or buy with an intention of selling in a manner that might expose us to the 100% tax on “prohibited transactions” will be originated or sold by a TRS. Furthermore, loans that are to be modified may be held by a TRS on the date of their modification and for a period of time thereafter. Finally, some or all of the real estate properties that we may from time to time acquire by foreclosure or other procedure will likely be held in one or more TRSs.
The Code and the Treasury Regulations promulgated thereunder provide a specific exemption from U.S. federal income tax that applies to a non-U.S. corporation that restricts its activities in the U.S. to trading in stock and securities (or any activity closely related thereto) for its own account whether such trading (or such other activity) is conducted by such a non-U.S. corporation or its employees through a resident broker, commission agent, custodian or other agent. Certain U.S. stockholders of such a non-U.S. corporation are required to include in their income currently their proportionate share of the earnings of such a corporation, whether or not such earnings are distributed. We may invest in certain non-U.S. corporations with which we will jointly make a TRS election which will be organized as Cayman Islands companies and will either rely on such exemption or otherwise operate in a manner so that such non-U.S. corporations will not be subject to U.S. federal income tax on their net income. Therefore, despite such contemplated entities’ status as TRSs, such entities should generally not be subject to U.S. federal corporate income tax on their earnings. However, we will likely be required to include in our income, on a current basis, the earnings of any such TRSs. This could affect our ability to comply with the REIT income tests and distribution requirement. See “— Gross Income Tests” and “— Annual Distribution Requirements.”
A REIT is not treated as holding the assets of a TRS in which the REIT holds an interest or as receiving any income that the TRS earns. Rather, the stock issued by the TRS is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the TRS. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of any such TRS in determining the parent REIT’s compliance with the REIT requirements, such TRSs may be used by the parent REIT to indirectly undertake activities that the REIT rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying fee or hedging income or inventory sales, or transactions subject to the penalty tax on “prohibited transactions” described below). If dividends are paid to us by a TRS, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “— Taxation of Taxable U.S. Stockholders” and “— Annual Distribution Requirements.” Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, deductions for interest paid on any debt incurred by a TRS, including loans that are made by an affiliated REIT, may be limited to the sum of (i) the interest income of the TRS for the taxable year, and (ii) 30% (50% for taxable years beginning after December 31, 2018 and before January 1, 2021) of the adjusted taxable income of the TRS for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount). Since this limitation generally only applies to interest expense to the extent it exceeds a TRS’s interest income, the limitation may not have a significant impact on TRSs that primarily hold debt investments. In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or the TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to continue to scrutinize all of our transactions with any of our subsidiaries that are treated as TRSs in an effort to ensure that we will not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.
We intend to hold a significant amount of assets in our TRSs, subject to the limitation that securities in TRSs may not represent more than 20% (25% for taxable years beginning after December 31, 2008 and before January 1, 2018) of our assets. In general, we intend that SBC loans that we originate or buy with an intention of selling in a manner that might expose us to a 100% tax on certain “prohibited transactions” will be originated or sold by a TRS. The TRS through which any such sales are made may be treated as a dealer for U.S. federal income tax purposes. As a dealer, the TRS would in general mark all the loans it holds, other than loans that are not held by primarily for sale to customers in the ordinary course of the TRS’s trade or business, on the last day of each taxable year to their market value, and would recognize ordinary income or loss on such loans with respect to such taxable year as if they had been sold for that value on that day. In addition, such TRS may elect to be subject to the mark-to-market regime described above in the event that the TRS is properly classified as a “trader” as opposed to a “dealer” for U.S. federal income tax purposes.
Taxable Mortgage Pools
An entity, or a portion of an entity, is classified as a taxable mortgage pool under the Code if:
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substantially all of its assets consist of debt obligations or interests in debt obligations;

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more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

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the entity has issued debt obligations that have two or more maturities; and

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the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool. We have entered into transactions, and may enter into additional transactions in the future, that result in us, the Operating Partnership or a portion of our assets being treated as a “taxable mortgage pool” for U.S. federal income tax purposes, to the extent structured in a manner other than a REMIC. Specifically, we may securitize SBC loans, residential or commercial loans that we acquire and certain securitizations may result in us owning interests in a taxable mortgage pool. We would be precluded from holding equity interests in such a securitization through the Operating Partnership at any time that the Operating Partnership is treated as a partnership for U.S. federal income tax purposes. Accordingly, we have entered into these transactions through a qualified REIT subsidiary of our subsidiary REIT of the Operating Partnership, and we would likely enter into any similar future transactions through a subsidiary REIT. We are generally precluded from selling to outside investors equity interests in such a securitization or from selling any debt securities issued in connection with such a securitization that might be considered to be equity interests for U.S. federal income tax purposes.
A taxable mortgage pool generally is treated as a corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. If a REIT, including a subsidiary REIT formed by the Operating Partnership, owns directly, or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the equity interests in the taxable mortgage pool, the taxable mortgage pool will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, the consequences of the taxable mortgage pool classification would generally, except as described below, be limited to the REIT’s stockholders. See “— Annual Distribution Requirements — Excess Inclusion Income.” If our subsidiary REIT or any other subsidiary REIT of the Operating Partnership owns less than 100% of the ownership interests in a subsidiary that is a taxable mortgage pool, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for U.S. federal income tax purposes, and would be subject to corporate income tax. In addition, this characterization would alter the REIT income and asset test calculations of such a subsidiary REIT and could adversely affect such REIT’s compliance with those requirements, which, in turn, could affect our compliance with the REIT requirements. We believe that our subsidiary REIT has held and will continue to hold all of the equity interests in the securitizations described above that is treated as a taxable mortgage pool, and we do not expect that we, or any subsidiary REIT owned by the Operating Partnership, would form any subsidiary that would become a taxable mortgage pool, in which we own some, but less than all, of the ownership interests, and we intend to monitor the structure of any taxable mortgage pools in which we have an interest to ensure that they will not adversely affect our qualification as a REIT. However, no assurance can be provided that the IRS could not successfully challenge our ownership of 100% of the equity in such taxable mortgage pool, which would adversely impact the ability our subsidiary REIT to qualify as a REIT and would adversely impact our REIT qualification.
In addition, the Operating Partnership currently holds interests in certain existing securitizations that were structured so as to not be treated as taxable mortgage pools. If the IRS were to successfully assert that any such securitization is a taxable mortgage pool, the assets held in the securitization would be subject to U.S. federal corporate income tax, and we could fail to qualify as a REIT.
Subsidiary REITs
The Operating Partnership holds certain assets through a subsidiary REIT, and may establish or acquire through the Mergers one or more additional subsidiary REITs, to hold certain assets and conduct certain activities. Each such subsidiary REIT is be treated as a separate entity for U.S. federal income tax purposes and are not be treated as owning the assets of such subsidiary REIT or recognizing the income recognized by such subsidiary REIT. Each such subsidiary REIT is generally subject to U.S. federal income tax in the same manner as us and will be subject to the same gross income tests, asset tests and other REIT qualification requirements and considerations as are applicable to us.
The stock of our subsidiary REIT is a qualifying asset to us for the purpose of the 75% asset test so long as the subsidiary REIT continues to qualify as a REIT for U.S. federal income tax purposes. See “— Asset Tests.” Dividends received by the Operating Partnership from a subsidiary REIT are qualifying income to us for purposes of both the 75% and 95% gross income tests. See “— Gross Income Tests — Dividend Income.” We may capitalize a subsidiary REIT with debt in addition to equity. Such debt (which is issued by non-publicly offered REITs) will generally not be a qualifying asset for purposes of the 75% asset test. See “— Asset Tests.” Interest paid to us on such debt will generally be qualifying income for purposes of the 95% gross income test but not the 75% gross income test. See “— Gross Income Tests — Interest Income.”
Gross Income Tests
In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of shares of other REITs, interest income derived from mortgage loans secured by real property (including certain types of MBS), and gains from the sale of real estate assets, (other than income or gains with respect to debt instruments issued by publicly offered REITs that are not otherwise secured by real property), as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. We intend to monitor the amount of our non-qualifying income and manage our portfolio of assets to comply with the gross income tests, but we cannot assure you that we will be successful in the effort.
For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any entity or arrangement treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity and is deemed to have earned the income earned by any qualified REIT subsidiary or other disregarded subsidiary.
Interest Income
Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and personal property, the value of the personal property securing the mortgage exceeds 15% of the value of all property securing the mortgage and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired the mortgage loan, the interest income will be apportioned between the real property and the personal property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. If a mortgage is secured by both real property and personal property and the value of the personal property does not exceed 15% of the aggregate value of the property securing the mortgage at the time we acquire or commit to acquire the mortgage, the mortgage is treated as secured solely by real property for this purpose. Thus, there is no apportionment for purposes of the asset tests or the gross income tests if the fair market value of personal property securing the loan does not exceed 15% of the fair market value of all property securing the loan. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.
To the extent that a REIT is required to apportion its annual interest income to the real property security, the apportionment is based on a fraction, the numerator of which is the value of the real property securing the loan, determined when the REIT commits to acquire the loan, and the denominator of which is the highest “principal amount” of the loan during the year. In IRS Revenue Procedure 2014-51 the IRS interpret the principal amount” of the loan to be the face amount of the loan, despite the Code requiring taxpayers to treat gain attributable to any market discount, that is the difference between the purchase price of the loan and its face amount, for all purposes (other than certain withholding and information reporting purposes) as interest.
To the extent the face amount of any loan that we hold that is secured by both real property and other property exceeds the value of the real property securing such loan, the interest apportionment rules described above may apply to certain of our loan assets unless the loan is secured solely by real property and personal property and the value of the personal property does not exceed 15% of the value of the property securing the loan. Thus, depending upon the value of the real property securing our mortgage loans and their face amount, and the other sources of our gross income generally, we may fail to meet the 75% REIT gross income test. In addition, although we will endeavor to accurately determine the values of the real property securing our loans at the time we acquire or commit to acquire such loans, such values may not be susceptible to a precise determination and will be determined based on the information available to us at such time. If the IRS were to successfully challenge our valuations of such assets and such revaluations resulted in a higher portion of our interest income being apportioned to property other than real property, we could fail to meet the 75% REIT gross income test. If we do not meet this test, we could potentially lose our REIT qualification or be required to pay a penalty tax to the IRS. Furthermore, prior to 2016, the apportionment rules described above applied to any debt instrument that was secured by real and personal property if the principal amount of the loan exceeded the value of the real property securing the loan. As a result, prior to 2016, these apportionment rules applied to mortgage loans held by us even if the personal property securing the loan did not exceed 15% of the total property securing the loan. We, and our predecessor Sutherland Asset Management Corporation that merged into ZAIS Financial, which we refer to as Pre-Merger Sutherland, have held significant mortgage loans that are secured by both real property and personal property. If the IRS were to successfully challenge the application of these rules to either us or Pre-Merger

Sutherland, such company could fail to meet the 75% REIT gross income test, which could cause us or Pre-Merger Sutherland to fail to qualify as a REIT. In addition, although we will endeavor to accurately determine the values of the real property securing our loans at the time we acquire or commit to acquire such loans, such values may not be susceptible to a precise determination and will be determined based on the information available to us at such time. If the IRS were to successfully challenge our valuations of such assets and such revaluations resulted in a higher portion of our interest income being apportioned to property other than real property, we could fail to meet the 75% REIT gross income test. If we do not meet this test, we could potentially lose our REIT qualification or be required to pay a penalty tax to the IRS.
In addition, if we modify a distressed debt investment of ours by an agreement with the borrower, and if the modification is treated as a “significant modification” under the applicable Treasury regulations, the modified debt will be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may generally be required to reapportion the interest income to the real property security based on the value of the real property at the time of the modification, which may have reduced considerably. In Revenue Procedure 2014-51, the IRS provided a safe harbor under which a REIT is not required to reapportion the interest income on a mortgage loan upon a modification of the loan if the modification was occasioned by a default or would present a substantially reduced risk of default, and certain other requirements are met. Revenue Procedure 2014-51 may therefore allow us to modify certain of our distressed debt investments without adversely affecting the qualification of interest income from such debt investments for purposes of the 75% gross income test. However, we may enter into modifications of distressed debt investments that do not qualify for the safe harbor provided in Revenue Procedure 2014-51, which could adversely affect our ability to satisfy the 75% gross income test.
We believe that substantially all of the interest, original issue discount (“OID”), and market discount income that we receive from debt instruments is qualifying income for purposes of the 95% gross income tests. However, a significant portion of the loans that we hold have a loan amount in excess of the value of the real property securing the loan. As a result, if the value of personal property equals or exceeds 15% of the total fair market value and the apportionment rules apply, income from such loans is qualifying income for purposes of the 75% gross income test only to the extent of the ratio of the fair market value of the real property over the highest unpaid balance of the loan in the taxable year. In addition, we hold certain assets, including unsecured loans, loans secured by assets other than real property, and loans issued by our TRSs, and we may acquire certain assets, including interests in MBS secured by assets other than real property, that do not generate qualifying income for purposes of the 75% gross income test. Accordingly, our ability to invest in such assets is limited. Furthermore, although we intend to monitor the income generated by these assets so as to satisfy the 75% gross income test, no assurance can be provided that we will be successful in this regard. Accordingly, our investment in such assets could cause us to fail to satisfy the REIT gross income tests, which could cause us to fail to qualify as a REIT.
Prior to Pre-Merger Sutherland’s formation transactions, the predecessor of the Operating Partnership had accounted for its interest in certain SBC securitizations as an interest in a single debt instrument for U.S. federal income tax purposes. In connection with Pre-Merger Sutherland’s formation transactions, the predecessor to the Operating Partnership was treated as terminating for U.S. federal income tax purposes, and the Operating Partnership was treated as a new partnership that acquired the assets of such predecessor for U.S. federal income tax purposes. Beginning with such transactions, the Operating Partnership has properly accounted for its interests in these securitizations as interests in the underlying loans for U.S. federal income tax purposes. Since we did not have complete information regarding the tax basis of each of the loans held by the Operating Partnership at the time of the REIT formation transactions, our computation of taxable income with respect to these interests could be subject to adjustment by the IRS. While we believe that any such adjustment would not be significant in amount, the resulting redetermination of our gross income for U.S. federal income tax purposes could cause us to fail to satisfy the REIT gross income tests, which could cause us to fail to qualify as a REIT. In addition, if any such adjustment resulted in an increase to our REIT taxable income, we could be required to pay a deficiency dividend in order to maintain our REIT qualification. See “— Annual Distribution Requirements.”
We have and may continue to invest in residential mortgage-backed securities (“RMBS”) that are either pass-through certificates or collateralized mortgage obligations (CMOs). We expect that such RMBS are treated either as interests in a grantor trust or as regular interests in a REMIC for U.S. federal income tax purposes and that substantially all of the interest income, OID and market discount from our RMBS will be qualifying income for the 95% gross income test. In the case of RMBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest, OID and market discount on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of RMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of its interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. In connection with the expanded HARP program, the IRS issued guidance providing that, among other things, if a REIT holds a regular or residual interest in an “eligible REMIC” that informs the REIT that at least 80% of the REMIC’s assets constitute real estate assets, then the REIT may treat 80% of the gross income received with respect to the interest in the REMIC as interest on an obligation secured by a mortgage on real property for the purpose of the 75% REIT gross income test. For this purpose, a REMIC is an “eligible REMIC” if (i) the REMIC has received a guarantee from Fannie Mae or Freddie Mac that will allow the REMIC to make any principal and interest payments on its regular and residual interests and (ii) all of the REMIC’s mortgages and pass-through certificates are secured by interests in single-family dwellings. If we were to acquire an interest in an eligible REMIC less than 95% of the assets of which constitute real estate assets, the IRS guidance described above may generally allow us to treat 80% of the gross income derived from the interest as qualifying income for the purpose of the 75% REIT gross income test. However, the remaining portion of such income would not generally be qualifying income for the purpose of the 75% REIT gross income test, which could adversely affect our ability to qualify as a REIT. We expect that substantially all of our income from RMBS will be qualifying income for purposes of the REIT gross income tests.
We believe that the interest, OID, and market discount income that we receive from our RMBS generally will be qualifying income for purposes of both the 75% and 95% gross income tests. However, to the extent that we own non-REMIC CMO obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, income from the loan will be qualifying income for purposes of the 95% gross income test, but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75% gross income test.
We may purchase Agency RMBS through to-be-announced trades (“TBAs”) and we may recognize income or gains from the disposition of those TBAs, through dollar roll transactions or otherwise. There is no direct authority with respect to the qualification of income or gains from dispositions of TBAs as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test. Consequently, our ability to enter into dollar roll transactions and other dispositions of TBA could be limited. No assurance can be given that the IRS will treat such income as qualifying income. We do not expect such income to adversely affect our ability to meet the 75% gross income test. In the event that such income was determined not to be qualifying for the 75% gross income test, we could be subject to a penalty tax or we could fail to qualify as a REIT if such income when added to any other non-qualifying income exceeded 25% of our gross income.
We may also hold excess mortgage servicing rights (“MSRs”), which means the portion of an MSR that exceeds the arm’s length fee for services performed by the mortgage servicer. In certain private letter rulings, the IRS ruled that interest received by a REIT from excess MSRs meeting certain requirements will be considered interest on obligations secured by mortgages on real property for purposes of the 75% REIT gross income test. A private letter ruling may be relied upon only by the taxpayer to whom it is issued, and the IRS may revoke a private letter ruling. Consistent with the analysis adopted by the IRS in that private letter ruling and based on advice of counsel, we intend to treat income from any excess MSRs that meet the requirements provided in the private letter ruling as qualifying income for purposes of the 75% and 95% gross income tests. Notwithstanding the IRS’s determination in the private letter ruling described above, it is possible that the IRS could successfully assert that such income does not qualify for purposes of the 75% and/or 95% gross income tests, which, if such income together with other income we earn that does not qualify for the 75% or 95% gross income test, as applicable, exceeded 25% or 5% of our gross income, could cause us to be subject to a penalty tax and could impact our ability to qualify as a REIT. See “— Gross Income Tests — Failure to Satisfy the Gross Income Tests” and “Failure to Qualify as a REIT.” We hold MSRs other than excess MSRs in a TRS in order to avoid recognizing non-qualifying income for purposes of the REIT gross income tests.
Phantom Income
Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain of our assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, which we refer to as “phantom income,” and we may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.
We have and may continue to acquire debt instruments, including SBC Loans, mortgage loans, and MBS, in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. We expect to accrue market discount on a constant yield to maturity of the debt instrument, based generally on the assumption that all future payments on the debt instrument will be made. Accrued market discount is reported as income when, and to the extent that, any payment of principal on the debt instrument is received, unless we elect to include accrued market discount in incomes as it accrues. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument would ultimately be collected in full. If we collect less on the debt instrument than our purchase price plus any market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions in subsequent years. In certain cases, we may be able to cease accruing interest income with respect to a debt instrument, to the extent there is reasonable doubt as to our ability to collect such interest income. However, if we recognize insufficient interest income, and the IRS were to successfully assert that we did not accrue the appropriate amount of income with respect to such a debt instrument in a given taxable year, we may be required to increase our taxable income with respect to such year, which could cause us to be required to pay a deficiency dividend or a tax on undistributed income or fail to qualify as a REIT.
Some of the MBS and other debt instruments that we purchase will likely have been issued with OID. We will be required to accrue OID based on a constant yield method and income will accrue on the debt instruments based on the assumption that all future payments on such debt instruments will be made. If such debt instruments turn out not to be fully collectible, an offsetting loss will only become available in a later year when uncollectiblity is provable. Moreover, such loss will likely be treated as a capital loss in the hands of the Operating Partnership, and the utility of that deduction would therefore depend on our having capital gain in that later year or thereafter. In addition, we may also acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us at a gain in a debt-for-debt exchange with the borrower, with gain recognized by us to the extent that the principal amount of the modified debt exceeds our cost of purchasing it prior to modification. To the extent that such modifications are made with respect to a debt instrument held by a TRS treated as a dealer for U.S. federal income tax purposes, such TRS would be required at the end of each taxable year, including the taxable year in which any such modification were made, to mark the modified debt obligation to its fair market value as if the debt obligation were sold. In that case, such TRS would recognize a loss at the end of the taxable year in which the modification was made to the extent the fair market value of such debt obligation were less than its principal amount after the modification. We may also be required under the terms of the indebtedness that we incur to use cash received from interest payments to make principal payment on that indebtedness, with the effect that we will recognize income but will not have a corresponding amount of cash available for distribution to our stockholders.

We also may hold excess MSRs. Based on IRS guidance concerning the classification of MSRs, we intend to treat such excess MSRs as ownership interests in the interest payments made on the underlying mortgage loans, akin to an “interest only” strip. Under this treatment, for purposes of determining the amount and timing of taxable income, each excess MSR is treated as a bond that was issued with OID on the date we acquired such excess MSR. In general, we are required to accrue OID based on the constant yield to maturity of each excess MSR, and to treat such OID as taxable income in accordance with the applicable U.S. federal income tax rules. The constant yield of an excess MSR is determined, and is taxed, based on a prepayment assumption regarding future payments due on the mortgage loans underlying the excess MSR. If the mortgage loans underlying an excess MSR prepay at a rate different than that under the prepayment assumption, our recognition of OID will be either increased or decreased depending on the circumstances. Thus, in a particular taxable year, we may be required to accrue an amount of income in respect of an excess MSR that exceeds the amount of cash collected in respect of that excess MSR. Furthermore, it is possible that, over the life of the investment in an excess MSR, the total amount we pay for, and accrue with respect to, the excess MSR may exceed the total amount we collect on such excess MSR. No assurance can be given that we will be entitled to a deduction for such excess, meaning that we may be required to recognize phantom income over the life of an excess MSR.
In addition to the rules described above, we are generally required to include certain amounts in income no later than the time that the amounts are reflected on our financial statements, subject to an exception for MSRs and certain other exceptions. This rule could cause us to be required to take income into account earlier than under the general tax principles otherwise discussed herein.
Due to each of these potential differences between income recognition or expense deduction and related cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other actions to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “— Annual Distribution Requirements.”
Dividend Income
We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends received by us from a REIT is qualifying income in our hands for purposes of both the 95% and 75% gross income tests.
Income inclusions under Code rules relating to “controlled foreign corporations” and “passive foreign investment companies” with respect to certain equity investments in a foreign TRS or other non-U.S. corporation in which we may hold an equity interest are technically neither dividends nor any of the other enumerated categories of income specified in the 95% gross income test for U.S. federal income tax purposes. In Revenue Procedure 2018-48, the IRS stated that such income inclusions will be treated as qualifying income for purposes of the 95% gross income test and that certain foreign currency gains related thereto would be disregarded in applying the 95% gross income test.
Hedging Transactions
We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, swaptions, financial futures, and options. Under the Code, any income that we generate from transactions intended to hedge its interest rate risks will generally be excluded from gross income for purposes of the 75% and 95% gross income tests if (i) the instrument (A) hedges interest rate risk or foreign currency exposure on liabilities used to carry or acquire real estate assets or (B) hedges risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests, or (C) hedges an instrument described in clause (A) or (B) for a period following the extinguishment of the liability or the disposition of the asset that was previously hedged by the hedged instrument, and (ii) such instrument is properly identified under applicable Treasury Regulations. Any income from other hedges would generally constitute non-qualifying income for purposes of both the 75% and

95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT, but there can be no assurance that we will be successful in this regard.
Rents from Real Property
Rents we receive from leasing real property or interests therein qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under any particular lease, then the portion of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Code is subject to both legal and factual considerations and is therefore subject to different interpretations.
In addition, in order for rents received by us to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by our company. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income or through a TRS. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent.
Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (i) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (ii) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant. We monitor the income we receive from the rental of real property to determine if the rent is treated as paid by an entity that is treated as related to us for purposes of these rules. However, the attribution rules that apply for purposes of the above rules are complex. In order to determine whether we are deemed to hold an interest in the tenant under these attribution rules, we may be required to rely on information that we obtain from our shareholders and other third parties regarding potential relationships that could cause us to be treated as owning an interest in such tenants. No assurance can be provided that we will have access to all information necessary to make this determination, and as a result no assurance can be provided that the rental income we receive will not be treated as received from related parties under these rules, which could adversely impact our ability to qualify as a REIT.
Failure to Satisfy the Gross Income Tests
We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “— Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.
Asset Tests
We, at the close of each calendar quarter, must also satisfy multiple tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. Government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property (such as land, buildings, leasehold interests in real property), personal property leased with real property if rents attributable to the personal property do not exceed 15% of total rents, stock of other corporations that qualify as REITs, interests in mortgages in real property or on interests in real property, debt instruments issued by publicly offered REITs, interests in obligations secured by both real property and personal property if the fair market value of the personal property does not exceed 15% of the total fair market value of all property securing such mortgage, and certain kinds of MBS and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below. Second, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either (a) voting power (the “10% voting test”) or (b) value (the “10% value test”). Fourth, the aggregate value of all securities of TRSs held by us may not exceed 20% (25% for taxable years beginning after December 31, 2008 and before January 1, 2018) of the value of our gross assets. Fifth, not more than 25% of the value of our gross assets is represented by nonqualified publicly offered REIT debt instruments.
The 5% and 10% asset tests do not apply to stock and securities of TRSs and qualified REIT subsidiaries. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (i) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (ii) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (iii) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.
For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer which (A) are not straight debt or other excluded securities (prior to the application of this rule), and (B) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).
After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, the 10% vote test or 10% value test at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which the identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, it is permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps, including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which the identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 21%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.
We believe that the majority of the SBC loans and MBS that we intend to own generally are qualifying assets for purposes of the 75% asset test. However, certain of the assets that we hold or intend to hold, including debt instruments secured by non-real estate assets, unsecured debt, debt securities issued by C corporations or other fixed-income securities that are not secured by mortgages on real property or on interests in real property, or non-real estate asset-backed securities (“ABS”) or other debt instruments secured by mortgage loans (rather than by real property), will generally not be qualifying assets for purposes of the 75% asset test.
A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% REIT asset test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan (which, beginning in 2016, includes for these purposes personal property securing the loan if such personal property does not exceed 15% of the total fair market value of all of the property securing such loan) is equal to or greater than the principal amount of the loan or the loan either is secured only by real property or in the case of a loan secured by real and personal property, the value of the personal property securing the loan does not exceed 15% of the value of all property securing the loan. In the event that we invest in a mortgage loan that is secured by both real property and personal property the value of which is more than 15% of the value of all property securing the loan (and, beginning in 2016, the fair market value of the other property securing the loan exceeds 15% of the total fair market value of all of the property securing such loan), Revenue Procedure 2014-51, may apply to determine what portion of the mortgage loan will be treated as a real estate asset for purposes of the 75% asset test. Pursuant to Revenue Procedure 2014-51, the IRS has announced that it will not challenge a REIT’s treatment of a loan as a real estate asset if the REIT treats the loan as a real estate asset in an amount equal to the lesser of (1) the value of the loan or (2) the greater of (i) the current value of the real property securing the loan or (ii) the value of the real property securing the loan at the relevant testing date (generally, the date the REIT commits to make the loan or to purchase the loan, as the case may be). This safe harbor, if it applied to us, would help us comply with the REIT asset tests following the acquisition of distressed debt if the value of the real property securing the loan were to subsequently decline.
In addition, if we modify a distressed debt investment of ours by an agreement with the borrower, and if the modification is treated as a “significant modification” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may generally be required to redetermine the portion of the loan that is treated as a real estate asset for purposes of the REIT asset tests. In Revenue Procedure 2014-51, the IRS has provided a safe harbor under which a REIT is not required to redetermine the value of real property securing a mortgage loan for purposes of the REIT asset tests in the event of a significant modification of the loan if the requirements. See “— Income Tests — Interest Income.” However, we may enter into modifications of distressed debt investments that do not qualify for the safe harbor provided in Revenue Procedure 2014-51, which could adversely affect our ability to satisfy the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our interests in mortgage loans cause a violation of the REIT asset tests.
A significant portion of our assets may be held from time to time in TRSs. While we intend to manage our affairs so as to satisfy the 20% (25% for taxable years beginning after December 31, 2008 and before January 1, 2018) TRS limitation described above, there can be no assurance that we will be able to do so in all market circumstances. In order to satisfy this TRS limitation, we have been required to and may in the future be required to acquire assets that we otherwise would not acquire, liquidate or restructure assets that we hold through any of our TRSs, or otherwise engage in transactions that we would not otherwise undertake absent the requirements for REIT qualifications. Each of these actions could reduce the distributions available to our stockholders. In addition, we and our subsidiary REIT have made loans to our TRSs that meet the requirements to be treated as qualifying investments of new capital, which is generally treated as a real estate asset under the Code. Because such loans are treated as real estate assets for purposes of the REIT requirements, we do not treat these loans as TRS securities for purposes of the TRS asset limitation, which is consistent with private rulings issues by the IRS. However, no assurance can be provided that the IRS may not successfully assert that such loans should be treated as securities of our or our subsidiary REIT’s TRSs, which could adversely impact our qualification as a REIT. In addition, a TRS has issued notes with respect to which we have provided certain financial guarantees and other credit support. We believe that, notwithstanding the credit support that we have provided with respect to these note issuances, these note issuances should be treated as borrowings of that TRS for U.S. federal income tax purposes. However, if the IRS were to successfully assert that these note issuances should be characterized as note issuances by us, rather than that TRS, we could fail to satisfy the 20% TRS limitation (25% for taxable years beginning after December 31, 2008 and before January 1, 2018). Moreover, no assurance can be provided that we will be able to successfully manage our asset composition in a manner that causes us to satisfy this TRS limitation each quarter, and our failure to satisfy this limitation could result in our failure to qualify as a REIT.
Our TRSs may need to make dividend distributions to us at times when it may not be preferable to do so in order to satisfy the requirement that securities issued by TRSs do not exceed 20% (25% for taxable years beginning after December 31, 2008 and before January 1, 2018) of the value of our assets. We may, in turn, distribute all or a portion of such dividends to our stockholders at times when we might not otherwise wish to declare and pay such dividends. See “— Annual Distribution Requirements.” Distributions from a TRS will generally not constitute qualifying income for purposes of the 75% gross income test. As a result, it is possible that we may wish to cause a TRS to distribute a dividend in order to reduce the value of our TRS securities below 20% of our assets, but be unable to do so without violating the 75% gross income test. In addition, because the 75% gross income test in an annual test and the amount of distributions of a TRS that are treated as dividends for U.S. federal income tax purposes depends on the earnings and profit of such TRS throughout the taxable year, it is not always possible for us to precisely determine how a distribution from a TRS will impact our compliance with the 75% gross income test for the year. Although there are other measures we can take in such circumstances in order to remain in compliance with the requirements for qualification as a REIT, there can be no assurance that we will be able to comply with both of these tests in all market conditions.
We believe that our holdings of loans and other securities will be structured in a manner that will comply with the foregoing REIT asset requirements and we intend to monitor compliance on an ongoing basis. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine compliance with these requirements, we will need to estimate the value of our assets. We may not obtain independent appraisals to support our conclusions concerning the values of our assets, and the values of some of our assets may not be susceptible to a precise determination and are subject to change in the future. Although we will be prudent in making estimates as to the value of our assets, there can be no assurance that the IRS will not disagree with the determinations and assert that a different value is applicable, in which case we might not satisfy the 75% asset test and the other asset tests and could fail to qualify as a REIT. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests.
Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in the securities of other issuers cause a violation of the REIT asset tests. Moreover, regulations may affect the debt characterizations of our intercompany obligations.
Treatment of Specific Investments and Transactions
REMICs
The Code provides that a regular or a residual interest in a REMIC is generally treated as a real estate asset for the purposes of the REIT asset tests, and any amount includible in our gross income with respect to such an interest is generally treated as interest on an obligation secured by a mortgage on real property for the purposes of the REIT gross income tests. If, however, less than 95% of the assets of a REMIC in which we hold an interest consist of real estate assets (determined as if we held such assets), we will be treated as holding our proportionate share of the assets of the REMIC for the purpose of the REIT asset tests and receiving directly our proportionate share of the income of the REMIC for the purpose of determining the amount of income from the REMIC that is treated as interest on an obligation secured by a mortgage on real property. In connection with the expanded HARP program, the IRS issued guidance providing that, among other things, if a REIT holds a regular interest in an “eligible REMIC,” or a residual interest in an “eligible REMIC” that informs the REIT that at least 80% of the REMIC’s assets constitute real estate assets, then (i) the REIT may treat 80% of the value of the interest in the REMIC as a real estate asset for the purpose of the REIT asset tests and (ii) the REIT may treat 80% of the gross income received with respect to the interest in the REMIC as interest on an obligation secured by a mortgage on real property for the purpose of the 75% REIT gross income test. For this purpose, a REMIC is an “eligible REMIC” if (i) the REMIC has received a guarantee from Fannie Mae or Freddie Mac that will allow the REMIC to make any principal and interest payments on its regular and residual interests and (ii) all of the REMIC’s mortgages and pass-through certificates are secured by interests in single-family dwellings. If we were to acquire an interest in an eligible REMIC less than 95% of the assets of which constitute real estate assets, the IRS guidance described above may generally allow us to treat 80% of its interest in such a REMIC as a qualifying real estate asset for the purpose of the REIT asset tests and 80% of the gross income derived from the interest as qualifying income for the purpose of the 75% REIT gross income test. Although the portion of the income from such a REMIC interest that does not qualify for the 75% REIT gross income test would likely be qualifying income for the purpose of the 95% REIT gross income test, the remaining 20% of the REMIC interest generally would not qualify as a real estate asset, which could adversely affect our ability to satisfy the REIT asset tests. Accordingly, owning such a REMIC interest could adversely affect our ability to qualify as a REIT.
Repurchase Transactions
We may enter into repurchase agreements under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such repurchase agreement and the repurchase agreement will be treated as a secured lending transaction notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could successfully assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.
TBAs
We may have exposure to Agency RMBS through TBAs. As with any forward purchase contract, the value of the underlying Agency RMBS may decrease between the contract date and the settlement date, which may result in the recognition of income, gain or loss. The law is unclear regarding whether TBAs are qualifying assets for the REIT 75% asset test and whether income or gains from the dispositions of TBAs, through “dollar roll” transactions or otherwise, constitute qualifying income for purposes of the REIT 75% gross income test. Accordingly, our ability to purchase Agency RMBS through TBAs or to dispose of TBAs through these transactions or otherwise, could be limited. We do not expect TBAs to adversely affect its ability to meet the REIT gross income and assets tests. No assurance can be given that the IRS would treat TBAs as qualifying assets or treat income and gains from the disposition of TBAs as qualifying income for these purposes, and, therefore, our ability to invest in such assets could be limited.
Annual Distribution Requirements
In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:
(a)
the sum of:

•
90% of our “REIT taxable income” (computed without regard to the deduction for dividends paid and our net capital gains); and

•
90% of our net income (after tax), if any, from foreclosure property (as described below);

minus
(b)
the sum of specified items of non-cash income that exceeds a specified percentage of our income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.
To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.
If we fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid corporate income tax. We may be subject to the 4% excise tax for certain taxable years.
In addition, if we were to recognize “built-in gain” (as defined below) on the disposition of any assets acquired from a C corporation in a transaction in which our basis in the assets was determined by reference to the C corporation’s basis (for instance, if the assets were acquired in a tax-free reorganization or contribution), we would be required to distribute at least 90% of the built-in gain net of the tax we would pay on such gain. See “— Tax on Built-In Gains” below.
It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (i) the actual receipt of cash, including receipt of distributions from our subsidiaries and (ii) the inclusion of items in income by us for U.S. federal income tax purposes prior to receipt of such income in cash. For example, we may acquire debt instruments or notes whose face value may exceed its issue price as determined for U.S. federal income tax purposes, market discount bonds such that we will be required to include in our income a portion of income each year that such instrument is held before we receive any corresponding cash. Similarly, if we engage in modifications of distressed debt investments that are treated as “significant modifications,” the modified debt may be considered to have been reissued to us at a gain in a debt-for-debt exchange with the borrower for U.S. federal income tax purposes, which could cause us to recognize gain without any corresponding receipt of cash. In addition, subject to certain exceptions, we generally are required to include certain amounts in income no later than the time that the amounts are reflected on our financial statements, which could cause us to be required to take income into account earlier than under general tax principles. See “— Gross Income Tests — Phantom Income” above. In the event that such timing differences occur, to meet our distribution requirements it might be necessary to arrange for short-term, or possibly long-term, borrowings, use cash reserves, liquidate non-cash assets at rates or times that we regard as unfavorable or pay dividends in the form of taxable stock dividends. In the case of a taxable stock dividend, stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources, including sales of our Common Stock. Both a taxable stock distribution and sale of Common Stock resulting from such distribution could adversely affect the value of our Common Stock.
Under certain circumstances, it is possible that the IRS could assert that our net income for a taxable year was greater than we believed it to be. If the IRS were successful in asserting such an adjustment, the adjustment could cause us to fail to satisfy the distribution requirements for such taxable year if our distributions with respect to such taxable year were not sufficient after taking into account the increase in our net income. In such event, we may be able to rectify such failure to meet the distribution requirements by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the year that was subject to the adjustment. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we would be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.
Tax on Built-In Gains
If we acquire appreciated assets from a subchapter C corporation in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the C corporation, and if we subsequently dispose of any such assets during the five-year period following the acquisition of the assets from the C corporation, we will be subject to tax at the highest corporate tax rates on any gain from such assets to the extent of the excess of the fair market value of the assets on the date that they were acquired by us over the basis of such assets on such date, which we refer to as built-in gains. Similarly, to the extent that any C corporation holds an interest in an entity treated as a partnership for U.S. federal income tax purposes (either directly or through one or more other entities treated as partnerships for U.S. federal income tax purposes) and we acquire appreciated assets from such partnership in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the partnership, the underlying C corporation’s proportionate share of such assets will be treated as contributed by a C corporation and therefore will be subject to the tax on built-in gains. However, the built-in gains tax will not apply if the C corporation elects to be subject to an immediate tax when the asset is acquired by us.
As part of the formation of Pre-Merger Sutherland, certain persons who are treated as C corporations for U.S. federal income tax purposes may have contributed assets to Pre-Merger Sutherland in exchange for stock. We believe that any such contributors who were treated as a C corporation for U.S. federal income tax purposes (including any person treated as a partnership for U.S. federal income tax purposes with one or more direct or indirect C corporation partners) contributed assets with a de minimis amount of built-in gains. As a result, although it is possible that a portion of the assets contributed to Pre-Merger Sutherland in connection with its formation may be subject to the built-in gains tax, we expect that the built-in gains resulting from such assets should generally be de minimis.
Recordkeeping Requirements
We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualifications as a REIT.
Excess Inclusion Income
If we, the Operating Partnership or a subsidiary REIT owned by the Operating Partnership, acquire a residual interest in a REMIC, we may realize excess inclusion income. In addition, if we, the Operating Partnership or a subsidiary REIT owned by the Operating Partnership is deemed to have issued debt obligations having two or more maturities, the payments on which correspond to payments on mortgage loans owned by us, such arrangement will be treated as a taxable mortgage pool for U.S. federal income tax purposes. See “— Effect of Subsidiary Entities — Taxable Mortgage Pools.” We may securitize SBC loans that we acquire and certain securitizations may result in us owning interests in a taxable mortgage pool. We would be precluded from holding equity interests in such a securitization through the Operating Partnership. Accordingly, we would likely form such securitizations as qualified REIT subsidiaries of a subsidiary REIT of the Operating Partnership, and will be precluded from selling to outside investors equity interests in such securitizations or from selling any debt securities issued in connection with such securitizations that might be considered to be equity interests for U.S. federal income tax purposes. We are taxed at the highest corporate income tax rate on a portion of the income, referred to as “excess inclusion income,” arising from a taxable mortgage pool that is allocable to the percentage of our shares held in record name by “disqualified organizations,” which are generally certain cooperatives, governmental entities and tax-exempt organizations that are exempt from tax on UBTI. To the extent that Common Stock owned by “disqualified organizations” is held in record name by a broker/dealer or other nominee, the broker/ dealer or other nominee would be liable for the corporate level tax on the portion of our excess inclusion income allocable to the Common Stock held by the broker/dealer or other nominee on behalf of the “disqualified organizations.” Disqualified organizations may own our stock. Because this tax would be imposed on our company, all of our investors, including investors that are not disqualified organizations, will bear a portion of the tax cost associated with the classification of our company or a portion of our assets as a taxable mortgage pool. A RIC or other pass-through entity owning our Common Stock in record name will be subject to tax at the highest corporate tax rate on any excess inclusion income allocated to their owners that are disqualified organizations.
In addition, if we realize excess inclusion income and allocate it to stockholders, this income cannot be offset by net operating losses of our stockholders. If the stockholder is a tax-exempt entity and not a disqualified organization, then this income is fully taxable as unrelated business taxable income (“UBTI”) under Section 512 of the Code. If the stockholder is a foreign person, it would be subject to U.S. federal income tax withholding on this income without reduction or exemption pursuant to any otherwise applicable income tax treaty. If the stockholder is a REIT, a RIC, common trust fund or other pass-through entity, the stockholder’s allocable share of our excess inclusion income could be considered excess inclusion income of such entity. Accordingly, such investors should be aware that a significant portion of our income may be considered excess inclusion income. Finally, if a subsidiary REIT of the Operating Partnership through which we hold taxable mortgage pool securitizations were to fail to qualify as a REIT, our taxable mortgage pool securitizations will be treated as separate taxable corporations for U.S. federal income tax purposes that could not be included in any consolidated corporate tax return.
We have engaged in certain securitization transactions that are treated as taxable mortgage pools for U.S. federal income tax purposes as described under “— Effect of Subsidiary Entities — Taxable Mortgage Pools.” Although we believe that such transactions are structured in a manner so that they should not cause any portion of the distributions in our shares to be treated as excess inclusion income, no assurance can be provided that the IRS would not assert a contrary position.
Prohibited Transactions
Net income we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to conduct our operations so that any asset that we or a subsidiary REIT owns that could be treated as held for sale to customers in the ordinary course of our business qualifies for certain safe harbor provisions that prevent the application of this prohibited transaction tax. However, no assurance can be provided that such safe harbor provisions will apply. In addition, whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. If we were to sell a mortgage loan to a third party, depending on the circumstances of the sale, it is possible that the sale could be treated as a prohibited transaction. As a result, no assurance can be given that any securities or loans that we may dispose of will not be treated as property held-for-sale to customers. The Code provides certain safe harbors under which disposition of assets are not treated as prohibited transactions. However, there can be no assurance that any disposition of our assets would comply with these safe-harbor provisions. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.
Foreclosure Property
Foreclosure property is real property and any personal property incident to such real property (i) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we receive any such income, we intend to elect to treat the related property as foreclosure property. Property is not eligible for the election to be treated as foreclosure property if the loan with respect to which the default occurs or is imminent is acquired by a REIT with an intent to foreclose, or when the REIT knows or has reason to know that default would occur. We may acquire distressed debt instruments. If we acquire a distressed debt instrument when we know or have reason to know that a default may occur, we likely would not be permitted to make a foreclosure property election with such property.
Tax Aspects of Investments in Partnerships
General
We hold investments through entities that are classified as partnerships for U.S. federal income tax purposes, including the Operating Partnership and potentially equity interests in lower-tier partnerships. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are subject to tax on these items without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various REIT income tests, based on our capital interest in such partnership. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by subsidiary partnerships, based on our capital interest in such partnerships (other than for purposes of the 10% value test, for which the determination of our interest in partnership assets will be based on our proportionate interest in any securities issued by the partnership excluding, for these purposes, securities excluded under the Code). Consequently, to the extent that we hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.
Entity Classification
The investment by us in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of our subsidiary partnerships as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If any of these entities were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and, therefore, could be subject to an entity-level tax on its income.
Pursuant to Section 7704 of the Code, a partnership that does not elect to be treated as a corporation nevertheless will be treated as a corporation for U.S. federal income tax purposes if it is a “publicly traded partnership” and it does not receive at least 90% of its gross income from certain specified sources of “qualifying income” within the meaning of that section. A “publicly traded partnership” is any partnership (i) the interests in which are traded on an established securities market or (ii) the interests in which are readily tradable on a “secondary market or the substantial equivalent thereof.” Although operating partnership units of the Operating Partnership are not traded on an established securities market, there is a significant risk that the right of a holder of such operating partnership units to redeem the units for our Common Stock could cause the operating partnership units to be considered readily tradable on the substantial equivalent of a secondary market. Under the relevant Treasury Regulations, interests in a partnership will not be considered readily tradable on a secondary market or on the substantial equivalent of a secondary market if the partnership qualifies for specified “safe harbors,” which are based on the specific facts and circumstances relating to the partnership. Although the Operating Partnership expects to qualify for one of these safe harbors in all taxable years, we cannot provide any assurance that surviving partnership will, in each of its taxable years, qualify for one of these safe harbors.

If the Operating Partnership were taxable as a corporation, the character of our assets and items of our gross income would change and could preclude us from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the value of the securities, of a corporation) or the gross income tests as discussed in “— Requirements for Qualification as a REIT,” “— Asset Tests” and “— Gross Income Tests” above, and in turn could prevent us from qualifying as a REIT. See “— Failure to Qualify,” below, for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of our subsidiary partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.
Tax Allocations with Respect to Partnership Properties
The partnership agreement of the Operating Partnership generally provides that, after allocations to the holder of the Class A Special Unit, items of operating income and loss will be allocated to the holders of units in proportion to the number of units held by each holder. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partnership with respect to such item. Our operating partnership’s allocations of income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.
Under Section 704(c), income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value (or the book value) of the contributed property and the adjusted tax basis of such property at the time of the contribution (or a book-tax difference). Such allocations are solely for U.S. federal income tax purposes and do not affect partnership capital accounts or other economic or legal arrangements among the partners.
The partnership agreement requires that allocations with respect to any property contributed to the Operating Partnership in exchange for operating partnership units in a tax-deferred transaction be made in a manner consistent with Section 704(c) of the Code. As a result, any gain recognized on the sale of any such properties would generally be allocated to the partner who contributed the property to the Operating Partnership to the extent of the book-tax difference at the time of such contribution. As a result, in the event that any such properties are sold, the partner who contributed such assets to the Operating Partnership or, in certain cases, a successor to such partner, which may include us, could be allocated gain in excess of its corresponding book gain (or taxable loss that is less than such person’s corresponding economic or book loss), with a corresponding benefit to the partners who did not contribute such assets to the Operating Partnership. These provisions will also apply to revaluations of the Operating Partnership’s assets in connection with the Operating Partnership’s issuance of additional operating partnership units. The application of Section 704(c) of the Code to a partnership such as the Operating Partnership that holds numerous loan securities can be complex and may require the adoption of certain conventions or methods that could be subject to challenge by the IRS. If any taxable income or loss of the Operating Partnership were subject to reallocation, such a reallocation could adversely impact our ability to qualify as a REIT or require us to pay a deficiency dividend in order to maintain our qualification as a REIT.
In connection with the formation of Pre-Merger Sutherland, certain persons were treated as contributing assets to the Operating Partnership in exchange for operating partnership units for U.S. federal income tax purposes, and therefore we are subject to the allocation provisions described above to the extent of any book-tax difference in our assets at the time of each such contribution. These allocation provisions could result in us having taxable income that is in excess of our economic or book income as well as our cash distributions from the Operating Partnership, which might adversely affect our ability to comply with the REIT distribution requirements or result in a greater portion of our distributions being treated as taxable dividend income.

Failure to Qualify as a REIT
In the event that we violate a provision of the Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT under specified relief provisions available to us to avoid such disqualification if (i) the violation is due to reasonable cause and not due to willful neglect, (ii) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (iii) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, we will be subject to tax on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current or accumulated earnings and profits, and, subject to limitations of the Code, distributions to our stockholders will generally be taxable in the case of U.S. stockholders (as defined above) who are individuals at a maximum rate of 20%, and dividends in the hands of our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. Additionally, certain exemptions from U.S. taxation provided to our non-U.S. shareholders may not be available if we fail to qualify as a REIT. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.
Taxation of Taxable U.S. Stockholders
This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations. If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our Common Stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.
Distributions
Provided that we qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to our Common Stock constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our Common Stock. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. stockholders who receive dividends from taxable subchapter C corporations.
However, for taxable years beginning after December 31, 2017 and before January 1, 2026, pursuant to Section 199A of the Code, non-corporate taxpayers may deduct up to 20% of certain qualified business income, including “qualified REIT dividends” (generally, dividends received by a REIT stockholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations, resulting in an effective maximum U.S. federal income tax rate of 29.6% on such income. Pursuant to recently finalized Treasury regulations, in order for a dividend paid by a REIT to be eligible to be treated as a “qualified REIT dividend,” the U.S. stockholder must meet two holding period-related requirements. First, the U.S. stockholder must hold the REIT stock for a minimum of 46 days during the 91-day period that begins 45 days before the date on which the REIT stock becomes ex-dividend with respect to the dividend. Second, the qualifying portion of the REIT dividend is reduced to the extent that the U.S. stockholder is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. In addition, proposed Treasury regulations provide that shareholders of RICs are also entitled to the 20% deduction with respect to certain “Section 199A dividends” that are attributable to qualified REIT dividends received by such RICs. Although these proposed Treasury regulations are not currently effective, taxpayers may rely on them pending their finalization or withdrawal. Prospective investors should consult their tax advisors concerning the applicability of these rules and any limitations on the ability to deduct all or a portion of dividends received on our securities. As discussed above, if we realize excess inclusion income and allocate it to a taxable U.S. stockholder, this income cannot be offset by net operating losses of such stockholder.
In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed the actual net capital gain of our company for the taxable year, without regard to the period for which the U.S. stockholder has held our stock. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in our Common Stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. stockholders who are individuals, and 21% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for U.S. stockholders who are individuals, to the extent of previously claimed depreciation deductions. Distributions from us in excess of our current or accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s shares of our Common Stock in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. stockholder’s shares of our Common Stock, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. See also “Medicare Tax on Unearned Income” below.
In addition, any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.
With respect to U.S. stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to noncorporate U.S. stockholders as capital gain, provided that the U.S. stockholder has held the Common Stock with respect to which the distribution is made for more than 60 days during the 121 day period beginning on the date that is 60 days before the date on which such Common Stock became ex dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:
(i)
the qualified dividend income received by us during such taxable year from non-REIT C corporations (including TRSs in which we may own an interest);

(ii)
the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

(iii)
the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by us with respect to such built in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (i) above if the dividends are received from a domestic C corporation (other than a REIT or a RIC), our TRSs, or a “qualified foreign corporation” and specified holding period requirements and other requirements are met.
To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “— Taxation of Our Company” and “— Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.
Dispositions of Our Common Stock
In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of our Common Stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in the Common Stock at the time of the disposition. In general, a U.S. stockholder’s adjusted tax basis will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of our Common Stock will be subject to a maximum U.S. federal income tax rate of 20%, if such shares were held for more than 12 months, and will be taxed at ordinary income rates (up to 37% for taxable years beginning after December 31, 2017 and before January 1, 2026 if such shares were held for 12 months or less). Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 21%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock or depositary shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.”
Holders are advised to consult with their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. stockholder upon the disposition of our Common Stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our Common Stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. stockholder as long-term capital gain.
Passive Activity Losses and Investment Interest Limitations
Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of our Common Stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to our Common Stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, qualified dividend income or capital gains from the disposition of stock as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.
Medicare Tax on Unearned Income
Certain U.S. stockholders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our Common Stock. The temporary 20% deduction currently allowed by Section 199A of the Code, with respect to ordinary REIT dividends received by non-corporate taxpayers, is allowed only for Chapter 1 of the Code and thus is not allowed as a deduction allocable to such dividends for purposes of determining the amount of net investment income subject to the 3.8% Medicare tax, which is imposed under Section 2A of the Code. U.S. stockholders should consult their tax advisors regarding this tax on net investment income.

Taxation of Tax-Exempt U.S. Stockholders
U.S. tax-exempt entities, including qualified employee pension and profit-sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that regular distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (i) a tax exempt U.S. stockholder has not held our Common Stock as “debt financed property” within the meaning of the Code (that is, where the acquisition or holding of the property is financed through a borrowing by the tax exempt stockholder), (ii) our Common Stock is not otherwise used in an unrelated trade or business and (iii) we do not hold an asset that gives rise to “excess inclusion income,” (se “— Annual Distribution Requirements — Excess Inclusion Income”) distributions from us and income from the sale of our Common Stock generally should not give rise to UBTI to a tax exempt U.S. stockholder. As previously noted, we may engage in transactions that would result in a portion of our dividend income being considered “excess inclusion income” and, accordingly, it is possible that a portion of our dividends received by a tax-exempt stockholder may be treated as UBTI. Tax exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, and supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), and (c)(17) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.
In certain circumstances, a pension trust (i) that is described in Section 401(a) of the Code, (ii) is tax exempt under Section 501(a) of the Code, and (iii) that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (A) either (x) one pension trust owns more than 25% of the value of our stock, or (y) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock; and (B) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities), as owned by the beneficiaries of such trusts. Certain restrictions relating to the ownership and transfer of our stock should generally prevent a U.S. tax exempt entity from owning more than 10% of the value of our stock, or us from becoming a pension-held REIT.
Tax exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning our stock.
Taxation of Non-U.S. Stockholders
The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our Common Stock applicable to non-U.S. stockholders of our Common Stock. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation. Non-U.S. Stockholders should consult their tax advisors concerning the U.S. federal estate tax consequences of ownership of our Common Stock.
For most non-U.S. persons, an investment in a REIT that invests principally in mortgage loans and MBS is not the most tax-efficient way to invest in such assets. That is because receiving distributions of income derived from such assets in the form of REIT dividends subjects most non-U.S. persons to withholding taxes that direct investment in those asset classes, and the direct receipt of interest and principal payments with respect to them, would not. The principal exceptions are foreign sovereigns and their agencies and instrumentalities, which may be exempt from withholding taxes on REIT dividends under the Code, and certain foreign pension funds or similar entities able to claim an exemption from withholding taxes on REIT dividends under the Code such as “qualified foreign pension funds,” as discussed below, or the terms of a bilateral tax treaty between their country of residence and the United States.
Ordinary Dividends
Subject to the discussion below under “— Capital Gain Dividends”, dividends received by non-U.S. stockholders payable out of our earnings and profits which are not attributable to gains from dispositions of “U.S. real property interests” or designated as capital gains dividends and are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. stockholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. As previously noted, we may engage in transactions that could result in a portion of our dividends being considered excess inclusion income, and accordingly, a portion of our dividend income may not be eligible for exemption from the 30% withholding rate or a reduced treaty rate. In the case of a taxable stock dividend with respect to which any withholding tax is imposed on a non-U.S. stockholder, we may have to withhold or dispose of part of the shares otherwise distributable in such dividend and use such withheld shares or the proceeds of such disposition to satisfy the withholding tax imposed.
In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder’s investment in our Common Stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation.
Non-Dividend Distributions
Unless (i) our Common Stock constitutes a U.S. real property interest (“USRPI”), or (ii) either (A) the non-U.S. stockholder’s investment in our Common Stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (B) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. Because our Common Stock is expected to be regularly traded, our Common Stock will not constitute a USRPI with respect to a holder unless such holder holds more than 10% of our stock. However, our Class B Common Stock will not qualify for this exception until converted to our Common Stock and will be subject to the tax treatment described in the next paragraph. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current or accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current or accumulated earnings and profits.
If our Common Stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the non-U.S. stockholder’s adjusted tax basis in our Common Stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type, and the collection of the tax will be enforced by a refundable withholding at a rate of 15% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits. Because our stock, other than our Class B Common Stock prior to conversion to our Common Stock, is expected to be regularly traded, non-dividend distributions by us to a holder are generally not subject to FIRPTA unless such holder holds more than 10% of our stock. Non-U.S. stockholders that are treated as “qualified foreign pension funds” are exempt from federal income and withholding tax under FIRPTA on such distributions by us.
Capital Gain Dividends
Under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries, or USRPI capital gains, will be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. federal income tax at the rates applicable to U.S. stockholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 21% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. The 21% withholding tax will not apply to any capital gain dividend (i) with respect to any class of our stock which is regularly traded on an established securities market located in the U.S. if the non-U.S. stockholder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of such dividend or (ii) received by certain non-U.S. publicly traded investment vehicles. Instead, any capital gain dividend received by such a stockholder will be treated as a distribution subject to the rules discussed above under “— Ordinary Dividends.” Also, the branch profits tax will not apply to such a distribution. We expect that our Common Stock will be regularly traded on an established securities market in the United States, although no assurance can be provided in this regard. In addition, non-U.S. stockholders that are treated as “qualified foreign pension funds” are exempt from income and withholding tax under FIRPTA on distributions from us to the extent attributable to USRPI capital gains. However, our Class B Common Stock will not be regularly traded on an established securities market prior to being converted to our Common Stock.
A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. stockholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax, unless either (i) the non-U.S. stockholder’s investment in our Common Stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (ii) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year).
Dispositions of Our Common Stock
Unless our Common Stock constitutes a USRPI, a sale of the stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the U.S., excluding, for this purpose, interests in real property solely in a capacity as a creditor and applying certain rules that exclude certain assets from this calculation. No assurance can be provided that 50% or more of our assets will not consist of interests in real property located in the U.S. for purposes of this test.
Even if our shares of Common Stock otherwise would be a USRPI under the foregoing test, our shares of Common Stock will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity is, among others, a REIT in which, at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition of the REIT’s shares of Common Stock or the period of the REIT’s existence), less than 50% in value of its outstanding shares of Common Stock is held directly or indirectly by non-U.S. stockholders.
The following rules simplify such determination:
•
In the case of a publicly traded REIT, a person holding less than 5% of a publicly traded class of stock at all times during the testing period is treated as a US person unless the REIT has actual knowledge that such person is not a US person.

•
In the case of REIT stock held by a publicly traded REIT or certain publicly traded or open-ended regulated investment companies (“RICs”), the REIT or RIC will be treated as a US person if the REIT or RIC is domestically controlled and will be treated as a non-US person otherwise.

•
In the case of REIT stock held by a REIT or RIC not described in the previous rule, the REIT or RIC is treated as a US person or a non-US person on a look-through basis.

We may be a domestically controlled REIT, in which case the sale of our Common Stock would not be subject to taxation under FIRPTA. However, because our stock is expected to be widely held, we cannot assure investors that we will be a domestically controlled REIT.

Even if we do not qualify as a domestically controlled REIT, and our stock is treated as USRPI, a non-U.S. stockholder’s sale of our Common Stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (i) our Common Stock owned is of a class that is “regularly traded,” as defined by the applicable Treasury Regulation, on an established securities market, and (ii) the selling non-U.S. stockholder owned, actually or constructively, 10% or less of our outstanding stock of that class at all times during a specified testing period. We expect that our Common Stock (but not our Class B Common Stock prior to conversion) will be regularly traded on an established securities market in the United States, although no assurance can be provided in this regard. In addition, even if we do not qualify as a domestically controlled REIT and our Common Stock is not regularly traded on an established securities market, non-U.S. stockholders that are treated as “qualified foreign pension funds” are exempt from tax under FIRPTA on the sale of our Common Stock.
If gain on the sale of our Common Stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.
Gain from the sale of our Common Stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. stockholder in two cases: (i) if the non-U.S. stockholder’s investment in our Common Stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (ii) if the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gain.
Backup Withholding and Information Reporting
We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify their non-foreign status.
We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met. Payment of the proceeds of a sale of our Common Stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our Common Stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Accounts
Legislation enacted in 2010 (commonly known as foreign account tax compliance act, or FATCA) and existing guidance issued thereunder generally imposes a 30% withholding tax on dividends in respect of Common Shares held by or through (1) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Code) unless that foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements, and (2) specified other non-U.S. entities unless such an entity provides the payor with a certification identifying the direct and indirect U.S. owners of the entity and complies with other requirements. Accordingly, the entity through which our common shares is held will affect the determination of whether withholding is required. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. Holders of our stock are encouraged to consult with their own tax advisor regarding the possible implications of this legislation on their particular circumstances.
Tax Shelter Regulations
In certain circumstances, a holder of Common Stock who disposes of an interest in a transaction resulting in the recognition by such Common Stock of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction (or a reportable transaction) in accordance with recently issued regulations governing tax shelters and other potentially tax-motivated transactions (the “Tax Shelter Regulations”). Holders should consult their tax advisors concerning any possible disclosure obligation under the Tax Shelter Regulations with respect to the disposition of Common Stock.
State, Local and Foreign Taxes
We and our stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or foreign tax treatment of our company and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our Common Stock.
Legislative or Other Actions Affecting REITs
The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. We cannot predict whether, when or to what extent new U.S. federal tax laws, regulations, interpretations or rulings will be issued, nor is the long-term impact of proposed tax reforms (including future reforms that may be part of any enacted tax reform) on the mortgage industry. Prospective investors are urged to consult their tax advisors regarding the effect of potential changes to the U.S. federal tax laws on an investment in our shares.

COMPARATIVE SHARE PRICES
The shares of Class B Common Stock issued in the Mergers will not be listed for trading on any securities exchange but will automatically convert into shares of Common Stock as set forth in the Articles Supplementary. The Common Stock is listed for trading on the NYSE under the symbol “RC.” The MREC Units, MREC TE Units and MREC IIS Interests are not listed or traded on any securities market or exchange.
The following tables presents trading information for Common Stock as of November 3, 2021, the last trading day before public announcement of the Transactions, and February 4, 2022, the latest practicable trading day before the date of this proxy statement/prospectus. For illustrative purposes, the following tables also provide the estimated implied value of the consideration proposed for each of the MREC Units and MREC TE Units as of the same two dates. These implied values were calculated by multiplying the per share price of each share of Common Stock by an estimated MREC Exchange Rate of 62.6172 and an estimated MREC TE Exchange Rate of 58.0880. Such estimated exchange rates are provided for illustrative purposes based upon information available as of the date of this proxy statement / prospectus. The definitive MREC Exchange Rate, MREC TE Exchange Rate and MREC IIS Exchange Rate used to determine the number of shares of Class B Common Stock and CERs issued in connection with the Mergers will be determined prior to the Closing pursuant to the terms of the Merger Agreement based upon information not currently ascertainable.
Date	Ready Capital Common Stock			Implied Per Share Value of Consideration for MREC Units(1)
	High	Low	Close	High	Low	Close
November 3, 2021	$15.73	$15.39	$15.51	$984.96	$963.67	$971.19
February 4, 2022	$14.38	$13.97	$14.26	$900.44	$874.76	$892.92
Date	Ready Capital Common Stock			Implied Per Share Value of Consideration for MREC TE Units(1)
	High	Low	Close	High	Low	Close
November 3, 2021	$15.73	$15.39	$15.51	$913.72	$893.97	$900.94
February 4, 2022	$14.38	$13.97	$14.26	$835.31	$811.49	$828.33
Date	Ready Capital Common Stock			Implied Per Share Value of Consideration for MREC IIS Interests(2)(3)
	High	Low	Close	High	Low	Close
November 3, 2021	$15.73	$15.39	$15.51	—	—	—
February 4, 2022	$14.38	$13.97	$14.26	—	—	—

(1)
The consideration received by each investor in MREC and MREC TE will depend upon the Fee Variance Factor (as defined in the Merger Agreement) applicable to the “class” of MREC Units or MREC TE Units, as applicable, held by each investor.

(2)
Ownership interests in MREC IIS are not represented by units and therefore it is not possible to present relevant comparative data with respect to such interests.

(3)
The ultimate beneficiaries of the MREC IIS Merger will be the limited partners in MREC Offshore, which limited partners will receive a pro-rata allocation of the merger consideration issued to MREC IIS subsequent to the Closing in accordance with the organizational documents of MREC Offshore.

Holders of Common Stock are encouraged to obtain current market quotations for Common Stock and to review carefully the other information contained in this proxy statement/prospectus or incorporated by reference herein. No assurance can be given concerning the market price of Common Stock before or after the Transactions. For additional information, see the sections entitled “Where You Can Find More Information and Incorporation by Reference” beginning on page 203.

UNAUDITED COMPARATIVE PER SHARE INFORMATION
The following table sets forth for the year ended December 31, 2020 and as of and for the nine months ended September 30, 2021, selected per share information for Common Stock on a historical and pro forma combined basis. The MREC historical information is not presented on a per share basis in the following table, as the Mosaic Funds were not capitalized through the issuance of shares and the investors in the Mosaic Funds own partnership and membership interests in the applicable Mosaic Fund.
The historical information for the year ended December 31, 2020 is derived from audited financial statements. You should read the table below together with (i) the historical consolidated financial statements and related notes thereto of Ready Capital contained in Ready Capital’s Annual Report on Form 10-K for the year ended December 31, 2020 and Ready Capital’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021, June 30, 2021 and September 30, 2021, all of which are incorporated herein by reference into this proxy statement/prospectus and (ii) the historical consolidated financial statements and related notes thereto of each Mosaic Fund included in this proxy statement/prospectus. See “Where You Can Find More Information and Incorporation by Reference” beginning on page 203.
The unaudited pro forma combined amounts and the unaudited pro forma combined equivalent amounts were calculated using the methodology as described in the section titled “Unaudited Pro Forma Condensed Combined Financial Information,” and are subject to all the assumptions, adjustments and limitations described thereunder. The unaudited pro forma data and equivalent per share information give effect to the Mergers as if they had been effective on the dates presented in the case of book value data, and as if they had occurred on January 1, 2020 in the case of earnings per share and dividends data. The unaudited pro forma condensed combined financial statements are not necessarily indicative of what the actual financial position and operating results would have been had the Mergers occurred on such dates, nor do they purport to represent Ready Capital’s future financial position or operating results.
	Ready Capital Corporation Historical	Pro Forma Combined
Earnings (loss) Per Common Share
Basic: For the nine months ended September 30, 2021	$1.47	$1.09
Diluted: For the nine months ended September 30, 2021	$1.46	$1.09
Basic: For the year ended December 31, 2020	$0.81	$0.72
Diluted: For the year ended December 31, 2020	$0.81	$0.72
Book Value per Common Share
September 30, 2021	$15.07	$14.79
Dividends per share of common stock
For the nine months ended September 30, 2021	$1.24	$1.24
For the year ended December 31, 2020	$1.30	$1.30

DESCRIPTION OF READY CAPITAL STOCK
General
The following is a summary of some of the terms of Ready Capital’s stock, the Ready Capital Charter, the Ready Capital Bylaws, and certain provisions of the MGCL. You should read the Ready Capital Charter and the Ready Capital Bylaws and the applicable provisions of the MGCL for complete information on Ready Capital’s stock. The following summary is not complete and is subject to, and qualified in its entirety by reference to, the MGCL and the provisions of the Ready Capital Charter and the Ready Capital Bylaws. To obtain copies of these documents, see “Where You Can Find More Information and Incorporation by Reference” beginning on page 203.
The description of Ready Capital stock in this section applies to the capital stock of the Combined Company after the Transactions. For additional information, see “Comparison of Rights of Ready Capital Stockholders and Investors in the Mosaic Funds” beginning on page 184.
Shares Authorized
The Ready Capital Charter provides that Ready Capital has authority to issue up to 550,000,000 shares of stock, consisting of (i) 500,000,000 shares of common stock, $0.0001 par value per share, and (ii) 50,000,000 shares of preferred stock, $0.0001 par value per share, of which (a) 140 shares have been classified and designated as 12.5% Series A Cumulative Non-Voting Preferred Stock, $0.0001 par value per share (“Series A Preferred Stock”), (b) 1,919,378 shares have been classified and designated as 8.625% Series B Cumulative Preferred Stock, par value $0.0001 per share (“Series B Preferred Stock”), (c) 779,743 shares have been classified and designated as 6.25% Series C Cumulative Convertible Preferred Stock, par value $0.0001 per share (“Series C Preferred Stock”), (d) 2,010,278 shares have been classified and designated as 7.625% Series D Cumulative Redeemable Preferred Stock, par value $0.0001 per share (“Series D Preferred Stock”), and (e) 4,600,000 shares have been classified and designated as 6.50% Series E Cumulative Redeemable Preferred Stock, $0.0001 par value per share (“Series E Preferred Stock”).
Ready Capital intends to designate and authorize shares of Class B Common Stock pursuant to the Articles Supplementary to be filed by Ready Capital prior to the Closing.
The Ready Capital Charter authorizes a majority of the entire Ready Capital Board to amend the charter to increase or decrease the aggregate number of authorized shares of common stock or the number of shares of any class or series without stockholder approval.
Shares Outstanding
As of December 31, 2021, (i) 75,838,050 shares of Common Stock were issued and outstanding, (ii) 334,678 shares of Series C Preferred Stock were issued and outstanding, (iii) 4,600,000 shares of Series E Preferred Stock were issued and outstanding, (iv) 2,375,524 shares of Common Stock were reserved for issuance pursuant to the Ready Capital 2012 equity incentive plan, and (v) 7,452,460 shares of Common Stock were reserved for issuance upon conversion of Ready Capital’s 7.0% convertible senior notes due 2023.
Upon consummation of the Mergers, the Combined Company is expected to have approximately (i) 84,032,793 shares of Common Stock, (ii) 30,485,797 shares of newly designated Class B Common Stock, (iii) zero shares of Series A Preferred Stock, (iv) zero shares of Series B Preferred Stock, (v) 334,678 shares of Series C Preferred Stock, (vi) zero shares of Series D Preferred Stock, and (vii) 4,600,000 shares of Series E Preferred Stock, issued and outstanding.
Common Stock
Voting Rights
Subject to the provisions of the Ready Capital Charter regarding the restrictions on ownership and transfer of Common Stock and except as may otherwise be specified in the terms of any class or series of common stock or preferred stock, each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of shares of Common Stock will possess the exclusive voting power. A plurality of all the votes cast in the election of directors is sufficient to elect a director and there is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of Common Stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.
Dividends, Distributions, Liquidation and Other Rights
Subject to the preferential rights, if any, of holders of any other class or series of shares and to the provisions of the Ready Capital Charter regarding the restrictions on transfer and ownership of shares, holders of outstanding Common Stock are entitled to receive dividends on such Common Stock if, as and when authorized by the Ready Capital Board, and declared by Ready Capital out of assets legally available therefor. Such holders also are entitled to share ratably in the assets of Ready Capital legally available for distribution to stockholders in the event of Ready Capital’s liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of Ready Capital.
Holders of Common Stock have no preference, conversion, exchange, sinking fund or redemption rights, have no preemptive rights to subscribe for any securities of Ready Capital and generally have no appraisal rights unless the Ready Capital Board determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights. Subject to the provisions of the Ready Capital Charter regarding the restrictions on transfer and ownership of shares, and to the rights of any outstanding shares of Ready Capital preferred stock, shares of Common Stock will have equal dividend, liquidation and other rights.
Class B Common Stock
Rights
The terms of the Class B Common Stock will be designated by Articles Supplementary to be filed by Ready Capital prior to the Closing. The Class B Common Stock will rank equally with the Common Stock and will have identical preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption as the Common Stock (except that the newly issued Class B Common Stock will not be listed on the NYSE). All provisions of the Ready Capital Charter applicable to the Common Stock will also apply to the Class B Common Stock.
Conversion
All of the outstanding shares of Class B-1 Common Stock will automatically convert, on a one-for-one basis, into an equal number of shares of Common Stock on the first business day following the 91st calendar day following the date that the Articles Supplementary become effective. All of the outstanding shares of Class B-2 Common Stock will automatically convert, on a one-for-one basis, into an equal number of shares of Common Stock on the first business day following the 182nd calendar day following the date that the Articles Supplementary become effective. All of the outstanding shares of Class B-3 Common Stock will automatically convert, on a one-for-one basis, into an equal number of shares of Common Stock on the first business day following the 273rd calendar day following the date that the Articles Supplementary become effective. All of the outstanding shares of Class B-4 Common Stock will automatically convert, on a one-for-one basis, into an equal number of shares of Common Stock on the first business day following the 365th calendar day following the date that the Articles Supplementary become effective. Notwithstanding the foregoing, the Ready Capital Board may establish an earlier date for any such conversion. No fractional shares of Common Stock will be issued upon any conversion of the Class B Common Stock and each holder of shares of Class B Common Stock otherwise entitled to fractional shares of Common Stock will be entitled to receive in lieu thereof cash in an amount equal to the product of the fraction of a share of Common Stock multiplied by the closing trading price per shares of Common Stock on such date as reported by the NYSE.

Power to Reclassify the Unissued Shares of Common Stock or Preferred Stock
The Ready Capital Charter authorizes the Ready Capital Board to classify and reclassify any unissued shares of Common Stock or Ready Capital preferred stock into other classes or series of shares, including one or more classes or series of stock that have priority with respect to voting rights or dividends or upon liquidation over Common Stock, and authorizes Ready Capital to issue the newly classified shares.
Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common Stock and Preferred Stock
The Ready Capital Board may, upon the affirmative vote of a majority of the entire Ready Capital Board, amend the Ready Capital Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that Ready Capital has the authority to issue, without stockholder approval.
Certain Provisions of the MGCL, the Ready Capital Charter and the Ready Capital Bylaws
In addition to the ownership limits, certain provisions of the Ready Capital Charter and the Ready Capital Bylaws may delay, defer or prevent a change of control or other transaction in which holders of some, or a majority, of shares of Common Stock might receive a premium for their shares over the then prevailing market price of those shares or which such holders might believe to be otherwise in their best interests. The following paragraphs summarize a number of these provisions, as well as selected provisions of the MGCL.
The Ready Capital Board of Directors
The Ready Capital Charter and the Ready Capital Bylaws provide that the number of directors of Ready Capital may be established by the Ready Capital Board, but may not be fewer than the minimum number required by the MGCL (which is one) nor more than fifteen. Currently, Ready Capital has seven directors. The Ready Capital Charter and Ready Capital Bylaws provide that any vacancy, including a vacancy created by an increase in the number of directors, may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any individual elected to fill such vacancy will serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is duly elected and qualifies.
Pursuant to the Ready Capital Bylaws, each of Ready Capital’s directors will be elected by the holders of Common Stock to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies under Maryland law. Holders of Common Stock will have no right to cumulative voting in the election of directors. Directors will be elected by a plurality of all the votes cast in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of Common Stock entitled to vote will generally be able to elect all of its directors.
Removal of Directors
The Ready Capital Charter provides that, subject to any rights of holders of one or more classes or series of Ready Capital preferred stock to elect or remove one or more directors, a director may be removed with or without cause but only by the affirmative vote of stockholders entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of the Ready Capital Board to fill vacancies on the Ready Capital Board, precludes stockholders from (i) removing incumbent directors except upon a substantial affirmative vote and (ii) filling the vacancies created by such removal with their own nominees.
Business Combinations
Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in certain circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must generally be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. The Ready Capital Board may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by it.
These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, the Ready Capital Board has by resolution exempted business combinations (i) between Ready Capital and its affiliates and (ii) between Ready Capital and any other person, provided that such business combination is first approved by the Ready Capital Board (including a majority of Ready Capital’s directors who are not affiliates or associates of such person). Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between Ready Capital and any person described above. As a result, any person described above may be able to enter into business combinations with Ready Capital that may not be in the best interest of Ready Capital’s stockholders, without compliance by Ready Capital with the supermajority vote requirements and other provisions of the statute.
If the Ready Capital Board opted back into the business combination statute or failed to first approve a business combination, the business combination statute may discourage others from trying to acquire control of Ready Capital and increase the difficulty of consummating any offer. The Ready Capital Board has also adopted a resolution specifically exempting the Merger and the other transactions contemplated by the Merger Agreement from the business combination provisions of the MGCL.
Control Share Acquisitions
The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to the control shares except to the extent approved at a special meeting of stockholders by the affirmative vote of two-thirds of the votes entitled to be cast by holders entitled to vote generally in the election of directors, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to, directly or indirectly, exercise voting power in electing directors within one of the following ranges of voting power:
•
one-tenth or more but less than one-third of all voting power;

•
one-third or more but less than a majority of all voting power; or

•
a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the directors of such corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, the corporation may present the question at any stockholders meeting.
If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by Maryland law, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if a meeting of stockholders is held at which the voting rights of such shares are considered and not approved, as of the date of such meeting. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition. The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.
The Ready Capital Bylaws contain a provision that exempts from the control share acquisition statute any and all acquisitions by any person of shares of Ready Capital stock. This provision may be amended or eliminated at any time in the future.
Subtitle 8 of Title 3 of the Maryland General Corporation Law
Subtitle 8 of Title 3 of the MGCL (“Subtitle 8”) permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:
•
a classified board;

•
a two-thirds stockholder vote requirement for removing a director;

•
a requirement that the number of directors be fixed only by vote of the directors;

•
a requirement that a vacancy on the board be filled only by the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•
a majority requirement for the calling of a stockholder requested special meeting of stockholders.

Pursuant to provisions in the Ready Capital Charter, Ready Capital has elected to be subject to the provision of Subtitle 8 that requires that vacancies on the Ready Capital Board may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in the Ready Capital Charter and the Ready Capital Bylaws unrelated to Subtitle 8, Ready Capital currently (1) requires the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast generally in the election of directors for the removal of any director, with or without cause, (2) vests in the Ready Capital Board the exclusive power to fix the number of directorships, and (3) requires, unless called by Chairman of the Ready Capital Board, the Chief Executive Officer and President of Ready Capital or the Ready Capital Board, the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such a meeting to call a special meeting of stockholders. Ready Capital does not have a classified board.
Amendment of the Ready Capital Charter and the Ready Capital Bylaws and Approval of Extraordinary Transactions
Under Maryland law, a Maryland corporation generally cannot amend its charter or merge, sell all or substantially all of its assets, convert into another form of entity, engage in a statutory share exchange or engage in similar transactions unless such transaction is declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter, is set forth in the corporation’s charter. The Ready Capital Charter provides that such actions (other than certain amendments to the provisions of the Ready Capital Charter relating to the vote required to remove a director and the restrictions relating to the ownership and transfer of the Ready Capital stock and amendments to the vote required to amend such provisions, each of which requires the affirmative vote of stockholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter) may be taken only if declared advisable by the Ready Capital Board and approved by the affirmative vote of stockholders holding a majority of all the votes entitled to be cast on the matter.
The Ready Capital Board has the exclusive power to adopt, alter or repeal any provision of Ready Capital Bylaws and to make new bylaws.
Stockholder Action by Written Consent
The MGCL generally provides that, unless the charter of the corporation authorizes stockholder action by less than unanimous consent, stockholder action may be taken by consent in lieu of a meeting only if it is given in writing or by electronic transmission by all stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a stockholders meeting at which all stockholders entitled to vote on the action were present and voted if the corporation gives notice of the action to each holder of the class or series of stock not later than 10 days after the effective time of the action. The Ready Capital Charter authorizes and the Ready Capital Bylaws provide that stockholder action may be taken without a meeting if such action is advised, and submitted to the stockholders for approval, by the Ready Capital Board, and a consent, setting forth the action is given, in writing or by electronic transmission, by stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of stockholders is delivered to Ready Capital in accordance with the MGCL.
Meetings of Stockholders
Under the Ready Capital Bylaws, annual meetings of stockholders will be held each year at a date and time as determined by the Ready Capital Board. Special meetings of stockholders may be called only by the Ready Capital Board, by the Chairman of the Ready Capital Board, Ready Capital’s President or Ready Capital’s Chief Executive Officer. Additionally, subject to the provisions of the Ready Capital Bylaws, a special meeting of stockholders will be called by Ready Capital’s Secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast on such matter at such meeting. Only matters set forth in the notice of the Ready Capital special meeting may be considered and acted upon at such a meeting.
Advance Notice of Director Nominations and New Business
Ready Capital Bylaws provide that, with respect to an annual meeting of stockholders, nominations of persons for election to the Ready Capital Board and the proposal of business to be considered by stockholders at the annual meeting may be made only:
•
pursuant to Ready Capital’s notice of the meeting;

•
by or at the direction of the Ready Capital Board; or

•
by a stockholder who was a stockholder of record both at the time of giving of the notice of the meeting and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures set forth in the Ready Capital Bylaws.

The Ready Capital Bylaws provide that only the business specified in the notice of the meeting may be brought before a special meeting of Ready Capital stockholders. Nominations of individuals for election as directors at a special meeting of stockholders at which directors are to be elected may be made only:
•
by or at the direction of the Ready Capital Board; or

•
if the special meeting has been called in accordance with the Ready Capital Bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of provision of notice and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures set forth in the Ready Capital Bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford the Ready Capital Board the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by the Ready Capital Board, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice provisions also enable a more orderly procedure for conducting Ready Capital stockholder meetings. Although the Ready Capital Bylaws do not give the Ready Capital Board the power to disapprove timely stockholder nominations and proposals, the Ready Capital Bylaws may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to the Ready Capital Board or to approve its own proposal.
Anti-takeover Effect of Certain Provisions of Maryland Law, the Ready Capital Charter and the Ready Capital Bylaws
The Ready Capital Charter and the MGCL contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of Common Stock or otherwise be in the best interests of Ready Capital stockholders, including business combination provisions, supermajority vote requirements and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in the Ready Capital Bylaws opting out of the control share acquisition provisions of the MGCL were rescinded or if Ready Capital were to opt in to the classified board or other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.
Limitation of Directors’ and Officers’ Liability and Indemnification
Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. The Ready Capital Charter contains such a provision which eliminates the liability of Ready Capital directors and officers to the maximum extent permitted by Maryland law.
Ready Capital has entered into indemnification agreements with each of its directors and officers that provide for indemnification to the maximum extent permitted by Maryland law.
Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling Ready Capital for liability arising under the Securities Act, Ready Capital has been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Exclusive Forum
The Ready Capital Bylaws provide that, unless Ready Capital consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the U.S. District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any derivative action or proceeding brought on Ready Capital’s behalf, (b) any action asserting a claim of breach of any duty owed by any of Ready Capital’s directors, officers or other employees to Ready Capital or to its stockholders, (c) any action asserting a claim against Ready Capital or any of Ready Capital’s directors, officers or other employees arising pursuant to any provision of the MGCL or the Ready Capital Charter or the Ready Capital Bylaws or (d) any action asserting a claim against Ready Capital or any of Ready Capital’s directors, officers or other employees that is governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of stock of Ready

Capital will be deemed to have notice of and consented to the provisions of the Ready Capital Charter and Ready Capital Bylaws, including the exclusive forum provisions in the Ready Capital Bylaws. However, it is possible that a court could find the forum selection provision in the Ready Capital Bylaws to be inapplicable or unenforceable.
Restrictions on Ownership and Transfer
In order for Ready Capital to qualify as a REIT under the Code, shares of Ready Capital stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which Ready Capital made an election to be taxed as a REIT) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of Ready Capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which Ready Capital made an election to be taxed as a REIT).
To assist Ready Capital in complying with such limitations on the concentration of ownership, among other purposes, the Ready Capital Charter provides that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of Common Stock (or the common share ownership limit), or 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of all classes and series of Ready Capital stock (or the aggregate share ownership limit). Ready Capital refers to the common share ownership limit and the aggregate share ownership limit collectively as the “ownership limit.” A person or entity that becomes subject to the ownership limit by virtue of a violative transfer that results in a transfer to a trust, as described below, is referred to as a “purported transferee” if, had the violative transfer been effective, the person or entity would have been a record owner and beneficial owner or solely a beneficial owner of shares of Ready Capital stock.
The constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of Common Stock, or 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of all classes and series of Ready Capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of Ready Capital stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of the ownership limit.
The Ready Capital Board may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the ownership limit or establish a different limit on ownership, or excepted holder limit, for a particular stockholder if, among other things, the stockholder’s ownership in excess of the ownership limit would not result in Ready Capital being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise would result in Ready Capital failing to qualify as a REIT. As a condition of its waiver, the Ready Capital Board may, but is not required to, require an opinion of counsel or the IRS ruling satisfactory to the Ready Capital Board with respect to its qualification as a REIT.
In connection with granting a waiver of the ownership limit or creating an excepted holder limit or at any other time, the Ready Capital Board may from time to time increase or decrease the ownership limit for all other persons and entities unless, after giving effect to such increase, five or fewer persons (as such term is defined in the Ready Capital Charter) could beneficially own in the aggregate, more than 49.9% in value of the shares then outstanding or Ready Capital would be “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or Ready Capital would otherwise fail to qualify as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of Common Stock or stock of all classes and series, as applicable, is in excess of such decreased ownership limit until such time as such person’s or entity’s percentage ownership of Common Stock or stock of all classes and series, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of Common Stock or stock of any other class or series, as applicable, in excess of such percentage ownership of Common Stock or stock of all classes and series will be in violation of the decreased ownership limit.
Ready Capital’s charter further prohibits:
•
any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of Ready Capital stock that would result in Ready Capital being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause Ready Capital to fail to qualify as a REIT; and

•
any person from transferring shares of Ready Capital stock if such transfer would result in shares of Ready Capital stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of Ready Capital stock that will or may violate the ownership limit or any of the foregoing restrictions relating to transferability and ownership must immediately give written notice to Ready Capital or, in the case of a proposed or attempted transaction, give at least 15 days’ prior written notice and provide Ready Capital with such other information as Ready Capital may request in order to determine the effect of such transfer on Ready Capital’s qualification as a REIT. The foregoing provisions on transferability and ownership will not apply if the Ready Capital Board determines that it is no longer in Ready Capital’s best interests to attempt to qualify, or to continue to qualify, as a REIT.
If any transfer of shares of Ready Capital stock would result in shares of Ready Capital stock being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares of stock. In addition, if any purported transfer of shares of Ready Capital stock or any other event would otherwise result in any person violating the ownership limit or an excepted holder limit established by the Ready Capital Board or in Ready Capital being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause Ready Capital to violate such restrictions will be automatically transferred to a trust for the exclusive benefit of one or more charitable organizations selected by Ready Capital and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported transferee, prior to Ready Capital’s discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or excepted holder limit or Ready Capital being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, then Ready Capital’s charter provides that the transfer of the shares will be null and void and the purported transferee will acquire no rights in such shares of stock.
Shares of stock transferred to the trustee of the charitable trust are deemed offered for sale to Ready Capital, or Ready Capital’s designee, at a price per share equal to the lesser of (1) the price paid by the purported transferee for the shares (or, in the case of a devise or gift, the Market Price (as such term is defined in the Ready Capital Charter) at the time of such devise or gift) and (2) the Market Price on the date Ready Capital, or Ready Capital’s designee, accepts such offer. Ready Capital may reduce the amount payable to the purported transferee by the amount of dividends and other distributions which have been paid to the purported transferee and are owed by the purported transferee to the trustee. Ready Capital has the right to accept such offer until the trustee of the charitable trust has sold the shares of Ready Capital stock held in the trust pursuant to the provisions of the Ready Capital Charter discussed below. Upon a sale to Ready Capital, the interest of the charitable beneficiary in the shares sold terminates, the trustee of the charitable trust must distribute the net proceeds of the sale to the purported transferee and any dividends or other distributions held by the trustee with respect to such shares of stock will be paid to the charitable beneficiary.
If Ready Capital does not buy the shares, the trustee must, within 20 days of receiving notice from Ready Capital of the transfer of shares to the trust, sell the shares to a person designated by the trustee whose ownership will not violate the ownership limit or the other restrictions relating to the ownership and transfer of Ready Capital stock. After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the purported transferee an amount equal to the lesser of (1) the price paid by the purported transferee for the shares (or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in the trust, the Market Price of the shares on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. Any net sales proceeds in excess of the amount payable to the purported transferee will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if, prior to discovery by Ready Capital that shares of stock have been transferred to a trust, such shares of stock are sold by a purported transferee, then (x) such shares will be deemed to have been sold on behalf of the trust and (y) to the extent that the purported transferee received an amount for such shares that exceeds the amount that such purported transferee was entitled to receive, such excess amount will be paid to the trustee upon demand. The purported transferee has no rights in the shares held by the trustee.
The trustee of the charitable trust will be designated by Ready Capital and will be unaffiliated with Ready Capital and with any purported transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary of the trust, all dividends and other distributions paid by Ready Capital with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the beneficiary of the trust. Any dividend or other distribution paid prior to Ready Capital’s discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee.
Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:
•
to rescind as void any vote cast by a purported transferee prior to Ready Capital’s discovery that the shares have been transferred to the trustee; and

•
to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary.

However, if Ready Capital has already taken irreversible corporate action, then the trustee may not rescind and recast the vote.
In addition, if the Ready Capital Board determines in good faith that a proposed transfer or other event has taken place that would violate the restrictions relating to the ownership and transfer of Ready Capital stock or that a person intends or has attempted to acquire beneficial or constructive ownership of stock in violation of such restrictions (whether or not such violation is intended), the Ready Capital Board must take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including causing Ready Capital to redeem the shares of stock, refusing to give effect to the transfer on its books or instituting proceedings to enjoin the transfer.
Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of Ready Capital stock, within 30 days after the end of each taxable year, must give Ready Capital written notice, stating the stockholder’s name and address, the number of shares of each class and series of Ready Capital stock that the stockholder beneficially owns and a description of the manner in which the shares are held. Each such owner must provide Ready Capital with such additional information as Ready Capital may request in order to determine the effect, if any, of the stockholder’s beneficial ownership on Ready Capital’s qualification as a REIT and to ensure compliance with the ownership limit. In addition, each stockholder (including the stockholder of record) must provide Ready Capital with such information as Ready Capital may request in good faith in order to determine its qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
Any certificates representing shares of Ready Capital stock will bear a legend referring to the restrictions described above.

These restrictions relating to ownership and transfer will not apply if the Ready Capital Board determines that it is no longer in Ready Capital’s best interests to continue to qualify as a REIT.
These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for Common Stock or otherwise be in the best interest of Ready Capital’s stockholders.
REIT Qualification
The Ready Capital Charter provides that the Ready Capital Board may revoke or otherwise terminate Ready Capital’s REIT election, without approval of Ready Capital stockholders, if Ready Capital determines that it is no longer in Ready Capital’s best interests to attempt to qualify, or to continue to qualify, as a REIT.
Stock Exchange Listing
The Common Stock is listed on the NYSE under the symbol “RC.” The Series C Preferred Stock and the Series E Preferred Stock are listed on the NYSE under the symbols “RC PRC,” “RC PRE,” respectively.
Transfer Agent and Registrar
American Stock Transfer & Trust Company, LLC acts as Ready Capital’s transfer agent and registrar.

COMPARISON OF RIGHTS OF READY CAPITAL STOCKHOLDERS AND INVESTORS IN THE MOSAIC FUNDS
Ready Capital is incorporated under Maryland law. The rights of Ready Capital stockholders are governed by the MGCL, the Ready Capital Charter and the Ready Capital Bylaws.
MREC and MREC TE are each organized under Delaware law and MREC Offshore is organized under the laws of the Cayman Islands. The rights of the members and partners in the Mosaic Funds are governed by the Delaware Limited Liability Company Act (“DLLCA”) and the Cayman Islands Exempted Limited Partnership Act, as applicable, and the organizational documents and operating agreements of the Mosaic Funds.
The rights of the Interest Holders who receive (i) shares of Class B Common Stock issued as consideration in the Mergers, (ii) shares of Common Stock upon the automatic conversion of shares of Class B Common Stock issued as consideration in the Mergers, and (iii) shares of Common Stock pursuant to the terms of the CERs issued as consideration in the Mergers, will be governed by the MGCL and the Ready Capital Charter and the Ready Capital Bylaws.
The following is a summary of the material differences as of the date of this proxy statement/prospectus between the rights of Ready Capital stockholders and the rights of the members and partners in the Mosaic Funds under the governing documents of Ready Capital and the Mosaic Funds and the above-described laws which govern Ready Capital and the Mosaic Funds, respectively. The following summary is qualified in its entirety by reference to the relevant provisions of the (i) MGCL, (ii) Ready Capital Charter, (iii) Ready Capital Bylaws, (iv) DLLCA, (v) Cayman Islands Exempted Limited Partnership Act and (vi) the organizational documents and operating agreements of the Mosaic Funds.
This section does not include a complete description of all differences between the rights of Ready Capital stockholders and the members and partners in the Mosaic Funds, nor does it include a complete description of the specific rights of such holders. Furthermore, the identification of some of the differences in the rights of such holders is not intended to indicate that other differences that may be equally important do not exist. You are urged to read carefully the relevant provisions of Maryland, Delaware and Cayman Islands law, as well as the governing instruments of each of Ready Capital and the Mosaic Funds, each as amended, restated, supplemented or otherwise modified from time to time, copies of which are available, without charge, to any person, including any beneficial owner to whom this proxy statement/prospectus is delivered, by following the instructions listed under “Where You Can Find More Information and Incorporation by Reference” beginning on page 203.
	Rights of Ready Capital Stockholders (which will be the rights of common stockholders of the Combined Company following the Transactions)	Rights of Interest Holders
Authorized Capital Stock
Ready Capital is authorized to issue 550,000,000 shares, consisting of (i) 500,000,000 shares of common stock, $0.0001 par value per share, and (ii) 50,000,000 shares of preferred stock, $0.0001 par value per share.
As of February 3, 2022, 84,032,793 shares of Common Stock were issued and outstanding.
As of February 3, 2022, (i) 334,678 shares of Series C Preferred Stock and (iii) 4,600,000 shares of Series E
Limited liability companies and limited partnerships do not have a corollary to the “authorized stock” concept applicable to a corporation.

Rights of Ready Capital Stockholders (which will be the rights of common stockholders of the Combined Company following the Transactions)	Rights of Interest Holders

Preferred Stock were issued and outstanding,
As of February 3, 2022, 293,003 OP Units, which are redeemable for cash or, at Ready Capital’s option, on a one for-one basis for shares of Common Stock, were held by outside limited partners.
In connection with the Transactions, Ready Capital intends to designate and authorize shares of Class B Common Stock. The Class B Common Stock will rank equally with the Common Stock and will have identical preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption as the Common Stock. All provisions of the Ready Capital Charter applicable to the Common Stock will apply to the Class B Common Stock. The terms set forth in this table apply equally to the Class B Common Stock and the Common Stock.

All of the outstanding shares of Class B-1 Common Stock will automatically convert, on a one-for-one basis, into an equal number of shares of Common Stock on the first business day following the 91st calendar day following the date that the Articles Supplementary become effective. All of the outstanding shares of Class B-2 Common Stock will automatically convert, on a one-for-one basis, into an equal number of shares of Common Stock on the first business day following the 182nd calendar day following the date that the Articles Supplementary become effective. All of the outstanding shares of Class B-3

	Rights of Ready Capital Stockholders (which will be the rights of common stockholders of the Combined Company following the Transactions)	Rights of Interest Holders
Common Stock will automatically convert, on a one-for-one basis, into an equal number of shares of Common Stock on the first business day following the 273rd calendar day following the date that the Articles Supplementary become effective. All of the outstanding shares of Class B-4 Common Stock will automatically convert, on a one-for-one basis, into an equal number of shares of Common Stock on the first business day following the 365th calendar day following the date that the Articles Supplementary become effective. Notwithstanding the foregoing, the Ready Capital Board may establish an earlier date for any such conversion.
Size of Board	The Ready Capital Bylaws and Ready Capital Charter provide that the number of directors may be established only by the Board and may not be less than the minimum number required by the MGCL (which is one) and not more than 15.The number of directors may be increased or decreased by a majority of the Ready Capital Board.	The Mosaic Funds do not have boards of directors and the management of the Mosaic Funds is delegated to the Mosaic Manager.
The Ready Capital Board currently consists of eight (8) directors.
Election of Directors	Pursuant to the Ready Capital Bylaws, each of Ready Capital’s directors will be elected by the holders of Common Stock to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies under Maryland law. The Ready Capital Bylaws provide that a plurality of all votes cast at a meeting of stockholders duly called at which a quorum is present is sufficient to elect a director.	The Mosaic Funds do not have boards of directors and the management of the Mosaic Funds is delegated to the Mosaic Manager

	Rights of Ready Capital Stockholders (which will be the rights of common stockholders of the Combined Company following the Transactions)	Rights of Interest Holders
Removal of Directors	The Ready Capital Charter provides that, subject to any rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed with or without cause but only by the affirmative vote of stockholders entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of directors.
The Mosaic Funds do not have boards of directors. The MREC and MREC TE operating agreements each prohibit removal of the Mosaic Manager by the members.
The MREC Offshore partnership agreement prohibits removal of the general partner by the limited partners.

Amendment of Charter	Except for amendments to the provisions of the Ready Capital Charter relating to the vote required to remove a director and the restrictions relating to the ownership and transfer of the Ready Capital shares of stock and amendments to the vote required to amend such provisions (each of which requires the affirmative vote of stockholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter) and amendments requiring the approval only of the Ready Capital Board, the Ready Capital Charter generally may be amended only if declared advisable by the Ready Capital Board and approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.	Not applicable.

	Rights of Ready Capital Stockholders (which will be the rights of common stockholders of the Combined Company following the Transactions)	Rights of Interest Holders
Amendment of Bylaws	The Ready Capital Board has the exclusive power to adopt, alter or repeal any provision of the Ready Capital Bylaws and to make new bylaws.
Both the MREC and MREC TE operating agreements may be modified or amended at any time and from time to time with (i) the prior written consent of the manager and a majority of the members or (ii) by notice provided to the members that is not objected to in writing within thirty (30) days of such notice by a majority of units held by the members that are eligible to vote.
The MREC Offshore partnership agreement may be modified or amended at any time and from time to time with (i) the prior written consent of the general partner and a majority of the limited partners or (ii) by notice provided to the limited partners that is not objected to in writing within thirty (30) days of such notice by a majority of units held by the limited partners that are eligible to vote.

Restrictions on Investment and Operating Policies	None in the Ready Capital Charter or Ready Capital Bylaws.
Both the MREC and MREC TE operating agreements provide that the company’s purpose is to, directly or indirectly, originate and acquire debt secured by real estate and other similar or related intangible investments for its own account and to engage in any other lawful act or activity for which limited liability companies may be formed pursuant to the applicable Delaware law.
The MREC Offshore partnership agreement provides that the company’s purpose is to, directly or indirectly, originate and acquire debt secured by real estate and other similar or related intangible investments for its own account and to engage in any other lawful act or activity for which limited partnerships may be formed pursuant to the applicable Cayman Islands law.

	Rights of Ready Capital Stockholders (which will be the rights of common stockholders of the Combined Company following the Transactions)	Rights of Interest Holders
Limitations on Compensation to Management Company	None in the Ready Capital Charter or Ready Capital Bylaws.
Both the MREC and MREC TE operating agreements provide that the manager shall receive an incentive distribution equal to 25% of all distributable income in excess of 4% of the annual total distribution base, paid quarterly.
The MREC Offshore partnership agreement provides that the general partner shall receive an incentive distribution equal to 25% of all distributable income in excess of 4% of the annual total distribution base, paid quarterly.
Certain members of MREC and MREC TE, and certain limited partners in MREC Offshore, may pay a lower incentive distribution rate or, in lieu of paying an incentive distribution, may pay a fixed management fee for regulatory compliance purposes

Maryland Business Combination Act	As permitted by the MGCL, the Ready Capital Board has by resolution exempted business combinations (i) between Ready Capital and its affiliates and (ii) between Ready Capital and any other person, provided that such business combination is first approved by the Ready Capital Board (including a majority of Ready Capital’s directors who are not affiliates or associates of such person). However, the Ready Capital Board may repeal or modify this resolution at any time.	Not Applicable.
Approval of Extraordinary Transactions	Under the MGCL, a Maryland corporation generally cannot merge, convert, sell all or substantially all of its assets or engage in a statutory share exchange, unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on	The MREC and MREC TE operating agreements each provide that any (i) merger or consolidation, (ii) transaction in which any person becomes the beneficial owner (directly or indirectly) of more than 50% of the units, or (iii) sale, transfer or other disposition of substantially all of MREC or MREC TE’s assets, in each case, cannot be

	Rights of Ready Capital Stockholders (which will be the rights of common stockholders of the Combined Company following the Transactions)	Rights of Interest Holders

the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter.
The Ready Capital Charter provides that these actions (other than amendments to the provisions of our charter related to the vote required to remove a director and the restrictions relating to the ownership and transfer of Ready Capital stock and the vote required to amend these provisions) must be approved by a majority of all of the votes entitled to be cast on the matter.

effected without the consent of the manager and a majority of the unitholders.
The MREC Offshore partnership agreement provides that any (i) merger or consolidation, (ii) transaction in which any person becomes the beneficial owner (directly or indirectly) of more than 50% of the units, or (iii) sale, transfer or other disposition of substantially all of MREC Offshore’s assets, in each case, cannot be effected without the consent of the general partner and a majority of the limited partners.

Ownership and Transfer Restrictions
Except with regard to persons who are excepted by the Ready Capital Charter or Ready Capital Board, the Ready Capital Charter restricts ownership of more than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of Common Stock or capital stock.
In addition, no person may beneficially or constructively own shares of Ready Capital’s capital stock to the extent such ownership would result in Ready Capital being “closely held” within the meaning of Section 856(h) of the Code or otherwise failing to qualify as a REIT. Any transfer of shares that would result in Ready Capital’s capital stock being held by less than 100 persons will be void.
The Ready Capital Charter also provides that if any transfer of Ready Capital’s capital stock would result in a person beneficially or constructively owning shares of Ready Capital’s

The MREC and MREC TE operating agreements each prohibit any transfer of any member’s interest in whole or in part, without the prior written consent of such entity’s manager (which consent may be withheld in its sole discretion).
The MREC Offshore partnership agreement prohibits any transfer of any limited partner’s interest in whole or in part, without the prior written consent of general partner (which consent may be withheld in its sole discretion).

	Rights of Ready Capital Stockholders (which will be the rights of common stockholders of the Combined Company following the Transactions)	Rights of Interest Holders
capital stock in violation of such restrictions, such shares will be automatically transferred to a charitable trust or voided.
Special Meetings of Stockholders
A special meeting of Ready Capital stockholders may be called by the chairman of the Ready Capital Board, the chief executive officer, president and Ready Capital Board.
A stockholder of record may request a special meeting by following the procedures set forth in the Ready Capital Bylaws. The special meeting request must be signed by stockholders of record entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such proposed meeting.
None. Each of MREC and MREC TE may hold member meetings as determined by their manager. MREC Offshore may hold partner meetings as determined by its general partner.
Advanced Notice Requirements of Stockholder Nominations and Proposals	The Ready Capital Bylaws provide that nominations of individuals for election to the Ready Capital Board and the proposal of other business to be considered by stockholders, the stockholder must be a stockholder of record both at the time of giving advance notice and at the time of the meeting, must be entitled to vote at the meeting and must comply with the other advance notice provisions set forth in the Ready Capital Bylaws. The notice must be provided to the secretary of Ready Capital not earlier than the 150th day and not later than the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting.	None.

	Rights of Ready Capital Stockholders (which will be the rights of common stockholders of the Combined Company following the Transactions)	Rights of Interest Holders
Limitation of Liability and Indemnification of Directors and Officers
The Ready Capital Charter contains a provision which eliminates the liability of its directors and officers to Ready Capital or its stockholders for money damages to the maximum extent permitted by Maryland law.
The Ready Capital Charter and Ready Capital Bylaws obligate Ready Capital to indemnify its present or former directors and officers, whether serving Ready Capital or at its request any other entity, including the advancement of expenses, to the full extent permitted by Maryland Law. The Ready Capital Charter and Ready Capital Bylaws permit Ready Capital to indemnify and advance expenses to any person who served a predecessor of Ready Capital.

The MREC and MREC TE operating agreements each contain provisions which eliminate the liability of its manager to the extent permitted by Delaware law.
The MREC Offshore partnership agreement contains provisions which eliminates the liability of its general partner to the extent permitted by Cayman Islands law.

Appraisal Rights	The Ready Capital Charter provides that holders of Common Stock have generally have no appraisal rights unless the Ready Capital Board determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights.	None.

DESCRIPTION OF POLICIES OF READY CAPITAL
The following is a discussion of Ready Capital’s investment policies and its policies with respect to certain other activities, including financing matters and conflicts of interest. These policies may be amended or revised from time to time at the discretion of the Ready Capital Board without stockholder approval. No assurance can be given that Ready Capital’s investment objectives will be attained. Since it entered into the Merger Agreement, Ready Capital’s ability to pursue and implement certain of the objectives and policies described below have been constrained by the restrictions contained in the covenants of the Merger Agreement. See “The Merger Agreement — Conduct of Business of Ready Capital Pending the Transactions” beginning on page 125.
Investment Strategy
Ready Capital’s investment strategy is to opportunistically expand its market presence in its acquisition and origination segments and further grow its SBC securitization capabilities which serve as a source of attractively priced, match-term financing. Capitalizing on its experience in underwriting and managing commercial real estate loans, Ready Capital has grown its SBC and SBA origination and acquisition capabilities and selectively complemented its SBC strategy with residential agency mortgage originations. As such, Ready Capital has become a full-service real estate finance platform and Ready Capital believes that the breadth of its business allows for adaptation to changing market conditions and the deployment of capital in asset classes with the most attractive risk-adjusted returns.
Ready Capital’s acquisition strategy enhances its origination strategy by increasing its market intelligence in potential origination geographies, providing additional data to support its underwriting criteria and offering securitization market insight for various product offerings. The proprietary database on the causes of borrower default, loss severity, and market information that it developed from its SBC loan acquisition experience has served as the basis for the development of its SBC and SBA loan origination programs. Additionally, Ready Capital’s origination strategy complements its acquisition strategy by providing additional captive refinancing options for its borrowers and further data to support its investment analysis while increasing its market presence with potential sellers of SBC assets.
Financing Strategy
Ready Capital uses prudent leverage to increase potential returns to its stockholders. Ready Capital finances the loans it originates primarily through securitization transactions, as well through other borrowings.
The Ready Capital Manager’s extensive experience in securitization strategies across asset classes has enabled Ready Capital to complete several securitizations of SBC loan and SBA 7(a) loan assets since January 2011. Non-performing SBC ABS involve liquidating trusts with liquidation proceeds used to repay senior debt. Performing SBC ABS involve longer-duration trusts with principal and interest collections allocated to senior debt and losses on liquidated loans to equity and subordinate tranches. Ready Capital’s strategy is to continue to finance its assets through the securitization market, which will allow it to continue to match fund the SBC loans pledged as collateral to secure these securitizations on a long-term non-recourse basis.
Ready Capital anticipates using other borrowings as part of its financing strategy, including re-securitizations, repurchase agreements, warehouse facilities, bank credit facilities (including term loans and revolving facilities), and equity and debt issuances.
As of September 30, 2021, Ready Capital’s committed and outstanding financing arrangements included:
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Eleven committed credit facilities and five master repurchase agreements to finance its SBC, SBA and residential mortgage loans with $1.7 billion of borrowings outstanding;

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$2.7 billion of securitized debt obligations outstanding from $3.5 billion ABS that financed its whole loan acquisitions and SBC originations;

•
master repurchase agreements with twelve counterparties to fund its acquisition of MBS, short term investments, and SBC loans with $1.6 billion of borrowings outstanding;

•
$115.0 million in principal amount of 7.00% convertible senior notes due 2023 to originate or acquire its target assets and for general corporate purposes;

•
$104.3 million in principal amount of 6.20% senior notes due 2026 to originate or acquire its target assets and for general corporate purposes; and

•
$201.3 million in principal amount of 5.75% senior notes due 2026 to originate or acquire its target assets and for general corporate purposes.

Ready Capital’s financing agreements require the company to maintain a debt-to-equity leverage ratio at certain levels. The amount of leverage Ready Capital may employ for particular assets will depend upon the availability of particular types of financing and the Ready Capital Manager’s assessment of the credit, liquidity, price volatility and other risks of those assets and financing counterparties. Ready Capital currently targets a total debt-to-equity leverage ratio between 4:1 to 5:1 and a recourse debt-to-equity leverage ratio between 1.5:1 to 2.5:1. Ready Capital believe that these target leverage ratios are conservative for these asset classes and exemplify the conservative levels of borrowings it intends to use over time. Ready Capital intends to use leverage for the primary purpose of financing its portfolio and not for the purpose of speculating on changes in interest rates. Ready Capital may, however, be limited or restricted in the amount of leverage it may employ by the terms and provisions of any financing or other agreements that it may enter into in the future, and it may be subject to margin calls as a result of its financing activity. As of September 30, 2021, Ready Capital had a leverage ratio of 2.2x on a recourse debt-to-equity ratio.
Hedging Strategy
Subject to maintaining its qualification as a REIT, Ready Capital may use derivative financial instruments (or hedging instruments), including interest rate swap agreements, interest rate cap agreements, options on interest rate swaps, or swaptions, financial futures, structured credit indices, and options in an effort to hedge the interest rate and credit spread risk associated with the financing of its portfolio. Specifically, Ready Capital attempts to hedge its exposure to potential interest rate mismatches between the interest it earns on its assets and its borrowing costs caused by fluctuations in short-term interest rates, and it intends to hedge its SBC loan originations from the date the interest rate is locked until the loan is included in a securitization. Ready Capital also uses derivative instruments to limit its exposure to changes in currency rates in respect of certain investments denominated in foreign currencies. Ready Capital also uses hedging instruments in connection with its residential mortgage loan origination platform in an attempt to offset some of the impact of prepayments on its loans. In particular, Ready Capital uses MBS forward sales contracts to manage the interest rate price risk associated with the interest rate lock commitments it makes with potential borrowers. In utilizing leverage and interest rate hedges, Ready Capital’s objectives include, where desirable, locking in, on a long-term basis, a spread between the yield on its assets and the cost of its financing in an effort to improve returns to its stockholders. Ready Capital will undertake to hedge its originated loan inventory pending securitization with respect to changes in securitization liability cost resulting from both changes in benchmark treasuries and credit spreads. Hedges are periodically re-balanced to match expected duration of the securitization and are closed at securitization issuance with the resulting gain or loss allocated to the retained basis in the securitization with the objective of protecting the yield for the aforementioned changes in securitization liabilities.
Issuance of Additional Securities
If the Ready Capital Board determines that obtaining additional capital would be advantageous to it, Ready Capital may, at any time without stockholder approval and on terms and for such consideration as it deems appropriate, issue shares of common stock or preferred stock, debt or other equity securities, in exchange for cash, stock, real estate assets or other property, or retain earnings (subject to provisions of the Code concerning distribution requirements and taxability of undistributed REIT taxable income). Ready Capital may issue preferred shares from time to time, in one or more classes or series, as authorized by the Ready Capital Board without the need for stockholder approval. Ready Capital has not adopted a specific policy governing the issuance of senior securities.

Reporting Policies
Ready Capital makes available to its stockholders audited annual financial statements and annual reports. Ready Capital is subject to the information reporting requirements of the Exchange Act, pursuant to which it files periodic reports, proxy statements and other information, including audited financial statements, with the SEC.
Changes in Strategies and Policies
The foregoing strategies and policies may be amended or waived at the discretion of the Ready Capital Board without a vote of the Ready Capital stockholders. Ready Capital has no present intention to modify any of its strategies and policies, and it is anticipated that any modification would occur only if business and economic factors affecting Ready Capital make its stated strategies and policies unworkable or imprudent.

PRINCIPAL AND MANAGEMENT STOCKHOLDERS OF READY CAPITAL
The following table sets forth information as of February 3, 2022, unless otherwise noted, regarding the beneficial ownership of Common Stock by (i) each person known to Ready Capital to be the beneficial owner of 5% or more of the outstanding Common Stock (ii) Ready Capital’s named executive officers, (iii) Ready Capital’s directors and (iv) all of Ready Capital’s directors and executive officers as a group. Beneficial ownership includes any shares over which the beneficial owner has sole or shared voting or investment power and also any shares that the beneficial owner has the right to acquire within 60 days of such date through the exercise of options or other rights. The percentages below are based on 84,032,793 shares of Common Stock outstanding as of February 3, 2022, which includes 760,737 shares of restricted Common Stock, unless otherwise specified.
Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power. Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of its principal executive office, 1251 Avenue of the Americas, 50th Floor, New York, NY, 10020.
Names and Business Address	Number of Shares of Common Stock Beneficially Owned**	% of All Shares of Common Stock***
Thomas E. Capasse	439,178(1)	*
Jack J. Ross	413,158(2)	*
Andrew Ahlborn	33,328(3)	*
Thomas Buttacavoli	144,132(4)	*
Gary T. Taylor	38,759(5)	*
Adam Zausmer	16,856	*
Todd M. Sinai	37,106	*
J. Mitchell Reese	71,754(6)	*
Frank P. Filipps	34,720	*
Gilbert E. Nathan	34,953(7)	*
Andrea Petro	10,050	*
Dominique Mielle	14,376	*
All directors and executive officers as a group (12 persons)	1,288,370	1.5%
5% or Greater Beneficial Owner
Blackrock, Inc.	10,807,722(8)	12.9%
Sutherland REIT Holdings, LP	13,195,300(9)	15.7%

*
Denotes less than 1%.

**
For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock with respect to which person has sole or shared voting power or investment power.

***
For purposes of computing the percentage ownerships in the table below, as of February 3, 2022, Ready Capital had 84,032,793 shares of Common Stock outstanding, which includes 760,737 shares of restricted Common Stock. The total number of shares of Common Stock outstanding used in calculating these percentages assumes that none of the unvested RSUs held by other persons are converted into shares of Common Stock.

(1)
Includes (i) 26,623 shares of Common stock owned through Edward J. Capasse Revocable Trust and (ii) 102,630 shares of Common Stock out of the 341,428 and 8,869 total shares of Common Stock held by the Ready Capital Manager (including through its ownership of Sutherland REIT Holdings, LP

(the “Partnership”)) and Waterfall Management, LLC (collectively with the Ready Capital Manager, the “Waterfall Entities”), respectively, based on Mr. Capasse’s percentage ownership in the Waterfall Entities; Mr. Capasse disclaims beneficial ownership of the shares held by the Waterfall Entities, except to the extent of his economic interest therein. Waterfall Management, LLC, an affiliate of the Ready Capital Manager, serves as the general partner of the Partnership and may be deemed to be the beneficial owner of the shares of Common Stock that are held by the Partnership. In addition, Mr. Capasse is a principal of the Ready Capital Manager and may be deemed to share voting and investment power over the shares of Common Stock held by the Partnership. However, Waterfall Management, LLC does not have an economic interest in these shares and expects to distribute such shares to the beneficial owners of the Partnership upon their request in accordance with the Partnership’s partnership agreement. Accordingly, Waterfall Management, LLC disclaims beneficial ownership of the shares of Common Stock held by the Partnership and Mr. Capasse disclaims beneficial ownership of such shares of Common Stock, except to the extent of his economic interest in the Partnership.
(2)
Includes (i) 155,264 shares of Common Stock owned through the Robin J. Ross 2009 Trust; Mr. Ross does not serve as the trustee for the trust, his wife is the trustee and sole beneficiary of the trust and the trustee of the trust has sole voting and investment power with respect to the securities held by the trust, (ii) 155,264 shares of Common Stock owned through Mr. Jack J. Ross and Mrs. Robin J. Ross JTWROS, a tenant account of Mr. Ross and his wife, and (iii) 102,630 shares of Common Stock out of the 341,428 and 8,869 total shares of Common Stock held by the Ready Capital Manager (including through its ownership of the Partnership) and Waterfall Management, LLC, respectively, based on Mr. Ross’s percentage ownership in the Waterfall Entities; Mr. Ross disclaims beneficial ownership of the shares held by the Waterfall Entities, except to the extent of his economic interest therein. Waterfall Management, LLC, an affiliate of the Ready Capital Manager, serves as the general partner of the Partnership and may be deemed to be the beneficial owner of the shares of Common Stock that are held by the Partnership. In addition, Mr. Ross is a principal of the Ready Capital Manager and may be deemed to share voting and investment power over the shares of Common Stock held by the Partnership. However, Waterfall Management, LLC does not have an economic interest in these shares and expects to distribute such shares to the beneficial owners of the Partnership upon their request in accordance with the Partnership’s partnership agreement. Accordingly, Waterfall Management, LLC disclaims beneficial ownership of the shares of Common Stock held by the Partnership and Mr. Ross disclaims beneficial ownership of such shares of Common Stock, except to the extent of his economic interest in the Partnership.

(3)
Includes (i) 1,557 shares of unvested restricted Common Stock that were previously granted to Mr. Ahlborn under the Ready Capital Equity Plan, (ii) 7,132 shares of unvested restricted Common Stock granted in February 2020 pursuant to the Ready Capital Equity Plan and (iii) 12,379 shares of unvested restricted Common Stock granted in February 2021 pursuant to the Ready Capital Equity Plan. The 1,557 shares will vest on March 6, 2022. The 7,132 shares will vest in equal installments on February 14, 2022 and February 14, 2023. The 12,379 shares will vest in equal installments on February 12, 2022, February 12, 2023 and February 12, 2024.

(4)
Includes 30,771 shares of Common Stock out of the 341,428 and 8,869 total shares of Common Stock held by the Ready Capital Manager (including through its ownership of the Partnership) and Waterfall Management, LLC, respectively, based on Mr. Buttacavoli’s percentage ownership in the Waterfall Entities; Mr. Buttacavoli disclaims beneficial ownership of the shares held by the Waterfall Entities, except to the extent of his economic interest therein.

(5)
Includes (i) 10,188 unvested restricted Common Stock granted in February 2020 pursuant to the Ready Capital Equity Plan and (ii) 16,505 shares of unvested restricted Common Stock granted in February 2021 pursuant to the Ready Capital Equity Plan. The 10,188 shares will vest in equal installments on February 14, 2022 and February 14, 2023. The 16,505 shares will vest in equal installments on February 12, 2022, February 12, 2023 and February 12, 2024.

(6)
The shares are held through the J. Mitchell Reese Jr. Trust, UA 5/5/1999; Mr. Reese serves as the trustee and sole beneficiary of the trust and has sole voting and investment power with respect to the securities held by the trust.

(7)
Includes 3,198.8 shares of Common Stock issuable upon conversion of Ready Capital’s 7.00% Convertible Senior Notes due 2023 (the “Convertible Senior Notes”) based on the conversion rate of 1.6201 shares of the Common Stock per $25.00 principal amount of the Convertible Senior Notes.

(8)
Based on information provided in a Schedule 13G filed on January 27, 2022, BlackRock, Inc. reported sole voting power with respect to 10,647,107 shares of Common Stock beneficially owned by it and sole dispositive power with respect to 10,807,722 shares of Common Stock beneficially owned by it. The Schedule 13G reports beneficial ownership information, which does not include any shares acquired or sold since the date of such Schedule 13G. The percent of Common Stock beneficially owned does not include the impact of any Common Stock issued or equity-based awards granted since the date of the Schedule 13G. BlackRock, Inc.’s address is 55 East 52nd Street, New York, New York 10055.

(9)
Waterfall Management, LLC, an affiliate of the Ready Capital Manager, serves as the general partner of the Partnership and may be deemed to be the beneficial owner of the shares of Common Stock that are held by the Partnership. However, Waterfall Management, LLC does not have an economic interest in certain of these shares and expects to distribute such shares to the beneficial owners of the Partnership upon their request in accordance with the Partnership’s partnership agreement. Accordingly, Waterfall Management, LLC disclaims beneficial ownership of the shares of Common Stock held by the Partnership. In addition, each of Thomas Capasse, Jack Ross, and Thomas Buttacavoli is a principal or manager director of the Ready Capital Manager, and may be deemed to share voting and investment power over the shares of Common Stock held by the Partnership. Each of such individuals disclaims beneficial ownership of such shares of Common Stock, except to the extent of his economic interest therein. The inclusion of these shares of Common Stock shall not be deemed an admission of beneficial ownership of the reported securities for purposes of Section 16 or for any other purposes.

PRINCIPAL AND MANAGEMENT EQUITY OWNERS OF THE MOSAIC FUNDS
The following table sets forth information as of September 30, 2021, unless otherwise noted, regarding the beneficial ownership of membership or partnership interests in the Mosaic Funds by Mr. Ethan Penner. Mr. Penner beneficially owns and controls the Mosaic Manager, which serves as the manager or general partner, as applicable, of each Mosaic Fund, and Mosaic Secure Holdings. The Mosaic Funds do not have directors or executive officers.
The business address of Mr. Penner is 4500 Park Granada, Suite 204, Calabasas, CA 91302.
Name / Mosaic Fund Name	Direct / Indirect	Class of Units	Units Beneficially Owned	Percentage of All Outstanding Units in such Mosaic Fund
Ethan Penner / Mosaic Real Estate Credit, LLC	Direct	Class A Units	1,991.11	0.618%
Millennium Trust Co. LLC Custodian FBO Ethan Penner IRA / Mosaic Real Estate Credit TE, LLC	Direct	Class Z Units	753.92	0.471%

EXPERTS
Ready Capital
The financial statements of Ready Capital Corporation as of December 31, 2020 and 2019, and for each of the three years in the period ended December 31, 2020, incorporated by reference in this proxy statement/prospectus, and the effectiveness of Ready Capital Corporation’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
Mosaic Parties
The financial statements of Mosaic Real Estate Credit, LLC, Mosaic Real Estate Credit TE, LLC, and Mosaic Real Estate Credit Offshore, LP as of December 31, 2020, 2019 and 2018, and for each of the years then ended, have been included herein and in the registration statement in reliance upon the reports of KPMG LLP, independent auditors, appearing elsewhere herein, and upon the authority of said experts in accounting and auditing.

LEGAL MATTERS
Ready Capital
The validity of the shares of Class B Common Stock and the shares of Common Stock to be issued in the Transactions will be passed upon by Alston & Bird LLP.
It is a condition to the closing of the Transactions that Ready Capital has received a written opinion of Venable LLP (or other counsel to the Mosaic Parties reasonably satisfactory to Ready Capital), dated as of the date of Closing and in form and substance reasonably satisfactory to Ready Capital, concerning the qualification of each of REIT Holdings, Domestic REIT Holdings and REIT Pref Holdings as a REIT under the Code.
Mosaic Parties
It is a condition to the closing of the Transactions that the Mosaic Parties have received a written opinion of Alston & Bird, LLP (or other counsel to Ready Capital reasonably satisfactory to the Mosaic Manager), dated as of the date of Closing and in form and substance reasonably satisfactory to the Mosaic Manager, concerning the qualification of Ready Capital as a REIT under the Code.

STOCKHOLDER PROPOSALS
2022 Ready Capital Annual Meeting of Stockholders
If and to the extent that the Mergers are completed, the Interest Holders will become stockholders of Ready Capital. Ready Capital’s first regularly scheduled annual meeting of stockholders following the completion of the Mergers will occur in 2022. A date has not been set for Ready Capital’s 2022 annual meeting of stockholders. Any stockholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act, to be considered for inclusion in Ready Capital’s proxy materials for the 2022 annual meeting of stockholders must have been received at Ready Capital’s principal executive offices, 1251 Avenue of the Americas, 50th Floor, New York, New York 10020, no later than December 31, 2021.
In addition, any Ready Capital stockholder who wishes to propose a nominee to the Ready Capital Board or propose any other business to be considered by the stockholders (other than a stockholder proposal included in Ready Capital’s proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 11 of the Ready Capital Bylaws, which are on file with the SEC and may be obtained by any stockholder who sends a written request to such effect to Investor Relations, Ready Capital Corporation, 1251 Avenue of the Americas, 50th Floor, New York, New York 10020. These notice provisions require that nominations of persons for election to the Ready Capital Board and the proposal of business to be considered by the stockholders for the 2022 annual meeting of stockholders must have been received no earlier than December 1, 2021 and no later than 5:00p.m. Eastern Time on December 31, 2021.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE
Ready Capital
Ready Capital files annual, quarterly and current reports, proxy statements and other information with the SEC. Ready Capital’s SEC filings are available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. You also may obtain free copies of the documents filed with the SEC by Ready Capital by going to Ready Capital’s website at www.readycapital.com. Ready Capital’s website address is provided as an inactive textual reference only. The information provided on Ready Capital’s website is not part of this proxy statement/prospectus, and is not incorporated by reference into this proxy statement/prospectus.
Ready Capital has filed with the SEC a registration statement on Form S-4 of which this proxy statement/prospectus forms a part. The registration statement registers the shares of Class B Common Stock and the shares of Common Stock to be issued in the Transactions. The registration statement, including the exhibits and schedules thereto, contains additional information about the Class B Common Stock and Common Stock. The rules and regulations of the SEC allow Ready Capital to omit certain information included in the registration statement from this proxy statement/prospectus.
The SEC allows Ready Capital to “incorporate by reference” into this proxy statement/prospectus the information it files with the SEC, which means Ready Capital can disclose important information to you by referring you to those documents. Information incorporated by reference is deemed to be part of this proxy statement/prospectus. Later information filed with the SEC will update and supersede this information.
This proxy statement/prospectus incorporates by reference the Ready Capital documents listed below (other than any portions of the documents not deemed to be filed), all of which have been previously filed by Ready Capital with the SEC:
•
Annual Report on Form 10-K for the year ended December 31, 2020;

•
Quarterly Report on Form 10-Q for the quarter ended March 31, 2021;

•
Quarterly Report on Form 10-Q for the quarter ended June 30, 2021;

•
Quarterly Report on Form 10-Q for the quarter ended September 30, 2021; and

•
Current Reports on Form 8-K filed with the SEC on February 10, 2021, February 17, 2021, March 1, 2021, March 17, 2021, March 19, 2021, April 16, 2021, May 20, 2021, June 1, 2021, June 9, 2021, June 10, 2021, July 9, 2021, July 20, 2021, October 26, 2021, November 9, 2021, December 21, 2021, January 14, 2022 and February 7, 2022.

Ready Capital also incorporates by reference into this proxy statement/prospectus additional documents that it may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and prior to the dates of the Ready Capital Special Meeting; provided, however, that it is not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K, except as otherwise specified in the documents containing such information.
Ready Capital will provide free copies of its reports, proxy statements and other information, including this proxy statement/prospectus, filed with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by Ready Capital with the SEC will be available free of charge on Ready Capital website at www.readycapital.com or by contacting Ready Capital Investor Relations at InvestorRelations@readycapital.com or at (212) 257-4666. The information contained on Ready Capital’s website is not part of this proxy statement/prospectus. The reference to Ready Capital’s website is intended to be an inactive textual reference only.
If you would like to request copies of this proxy statement/prospectus and any documents that are incorporated by reference into this proxy statement/prospectus, please do so by March 7, 2022 in order to receive them before the Ready Capital Special Meeting.
Mosaic Funds
The Mosaic Funds do not file reports with the SEC and have not incorporated by reference any such filings or other information into this proxy statement/prospectus.

No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated February 7, 2022, and you should not assume that the information contained in, or incorporated by reference into, this proxy statement/prospectus is accurate as of any date other than that date (or, in the case of documents incorporated by reference, their respective dates). Neither the mailing or delivery of this proxy statement/prospectus to Ready Capital stockholders or Interest Holders nor the Common Stock Issuance in the Transactions pursuant to the Merger Agreement will create any implication to the contrary.
This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or to any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in or incorporated by reference into this proxy statement/prospectus regarding Ready Capital has been provided by Ready Capital and information contained in this proxy statement/prospectus regarding the Mosaic Parties has been provided by the Mosaic Parties. Ready Capital and the Mosaic Parties have both contributed to the information relating to the Transactions contained in this proxy statement/prospectus.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single annual report or proxy statement, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.
Ready Capital and some brokers may be householding proxy materials by delivering proxy materials to multiple stockholders who request a copy and share an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or Ready Capital that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker if your shares are held in a brokerage account or, if you are a stockholder of record of Ready Capital, notify Ready Capital’s investor relations department at 1251 Avenue of the Americas, 50th Floor, New York, NY 10020, Tel. (212) 257-4666. Ready Capital stockholders who share a single address, but receive multiple copies of Ready Capital’s proxy statement may request that in the future they receive a single copy by notifying Ready Capital at the telephone and address set forth in the preceding sentences. In addition, Ready Capital will promptly deliver, upon written or oral request made to the address or telephone number above, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered pursuant to a prior request.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information gives effect to the Mergers and separately shows such financial information for each individual Merger of the applicable Mosaic Fund with Merger Sub as well as such financial information on a combined basis assuming that all three Mergers are completed. Pursuant to the Merger Agreement, subject to the satisfaction of the closing conditions set forth in the Merger Agreement with respect to each Merger, each of MREC, MREC TE and MREC IIS will merge with and into Merger Sub, with Merger Sub continuing as the Surviving Company of each Merger and a wholly owned subsidiary of the Operating Partnership. Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the Merger Agreement. Following the Closing, the Combined Company will retain the name “Ready Capital Corporation” and will continue to be listed on the NYSE, and its common stock will continue to trade under the symbol “RC.”
The unaudited pro forma condensed combined balance sheet gives effect to the Mergers based on the historical balance sheets of Ready Capital and each of MREC, MREC TE and MREC Offshore as of September 30, 2021. The Ready Capital balance sheet information was derived from Ready Capital’s unaudited balance sheets as of September 30, 2021 that was included in its Quarterly Report on Form 10-Q for the quarter then ended, which was filed with the SEC on November 5, 2021. The MREC, MREC TE and MREC Offshore balance sheet information was derived from MREC’s, MREC TE’s and MREC Offshore’s unaudited statements of assets, liabilities and members’ equity / partners’ capital as of September 30, 2021, as included in this proxy statement/prospectus.
The unaudited pro forma condensed combined statements of income are presented for the nine months ended September 30, 2021 and the year ended December 31, 2020 based on the most recently completed fiscal quarters and years of Ready Capital and each of MREC, MREC TE and MREC Offshore. The historical results of Ready Capital were derived from its unaudited consolidated statement of income for the nine months ended September 30, 2021 that was included in its Quarterly Report on Form 10-Q for the quarter then ended, filed on November 5, 2021, and its audited consolidated statement of income for the year ended December 31, 2020 that was included in its Annual Report on Form 10-K for the year then ended, filed on March 15, 2021. The historical results of each of MREC, MREC TE and MREC Offshore were derived from their respective unaudited statements of operations for the nine months ended September 30, 2021 and their respective audited statements of operations for the year ended December 31, 2020, as included in this proxy statement/prospectus.
The transaction accounting adjustments for the unaudited pro forma condensed combined balance sheet as of September 30, 2021 assume that each of the Mergers were completed on that date. The transaction accounting adjustments for the unaudited pro forma condensed combined statements of income for the year ended December 31, 2020 and the nine months ended September 30, 2021 were prepared assuming that each of the Mergers were completed on January 1, 2020. The unaudited pro forma financial statements may not be indicative of the results of operations that would have occurred if the events reflected therein had been in effect on the dates indicated or the results which may be obtained in the future. In preparing the unaudited pro forma financial statements, no adjustments have been made to reflect the potential operating synergies and administrative cost savings or the costs of integration activities that could result from the combination of Ready Capital and the Mosaic Funds.
The following unaudited pro forma condensed combined financial information have been prepared for illustrative purposes only and have been adjusted to reflect certain reclassifications in order to conform to Ready Capital’s financial statement presentation. The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting for business combinations pursuant to ASC 805, Business Combinations, with Ready Capital considered the acquirer for accounting purposes. The unaudited pro forma condensed combined financial information are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Ready Capital and the Mosaic Funds been combined during the specified periods. The following unaudited pro forma condensed combined financial information, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements referred to above and other information relating to Ready Capital and the Mosaic Funds contained in or incorporated by reference into this proxy statement/prospectus.

Additionally, the value of the per share consideration to be given by Ready Capital to complete the Mergers will be determined at the completion of the Mergers. Accordingly, the pro forma allocation of total consideration transferred and adjustments are preliminary and are subject to further adjustments as additional information becomes available and as additional analyses are performed. Upon completion of the Mergers, final valuations will be performed. Increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments to the balance sheet and/or statements of income until the allocation of total consideration transferred is finalized and those adjustments may be material.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 2021
(In Thousands)	Ready Capital Corporation (Accounting Acquirer)	MREC (Accounting Acquiree)	MREC Financial Statement Adjustments (B)		Transaction Accounting Adjustments		Pro Forma Combined	MREC TE (Accounting Acquiree)	MREC TE Financial Statement Adjustments (B)		Transaction Accounting Adjustments		Pro Forma Combined	MREC Offshore (Accounting Acquiree)	MREC Offshore Financial Statement Adjustments (B)		Transaction Accounting Adjustment		Pro Forma Combined	Total Combined
Assets
Cash and cash equivalents	$209,769	$1,726	$11,356	a	$(19,463)	C1	$203,388	$1,296	$5,158	a	$(8,966)	C1	$207,257	$150	$608	a	$(1,128)	C1, C5	$209,399	$200,506
Restricted cash	52,692	—	4,455	a	—		57,147	—	2,028	a	—		54,720	—	221	a	—		52,913	59,396
Loans, net	2,384,497	—	384,080	a	(50,024)	C3	2,718,553	—	174,836	a	(23,177)	C3	2,536,156	—	19,058	a	(2,515)	C3	2,401,040	2,886,755
Loans, held for sale, at fair value	549,917	—	—		—		549,917	—	—		—		549,917	—	—		—		549,917	549,917
Paycheck Protection Program loans	1,784,826	—	—		—		1,784,826	—	—		—		1,784,826	—	—		—		1,784,826	1,784,826
Mortgage backed securities, at fair value	117,681	—	—		—		117,681	—	—		—		117,681	—	—		—		117,681	117,681
Loans eligible for repurchase from Ginnie Mae	149,723	—	—		—		149,723	—	—		—		149,723	—	—		—		149,723	149,723
Investment in unconsolidated joint ventures	125,547	372,801	(343,205)	a	—		155,143	175,334	(162,924)	a	—		137,957	18,827	(17,380)	a	—		126,994	169,000
Investment in preferred equity	—	—	58,730	a	1,835	C3, C9	60,565	—	25,420	a	999	C3, C9	26,419	—	2,900	a	94	C3, C9	2,994	89,978
Purchased future receivables, net	6,567	—	—		—		6,567	—	—		—		6,567	—	—		—		6,567	6,567
Derivative instruments	6,180	—	—		—		6,180	—	—		—		6,180	—	—		—		6,180	6,180
Servicing rights	171,106	—	—		—		171,106	—	—		—		171,106	—	—		—		171,106	171,106
Real estate owned, held for sale	70,643	—	59,765	a	(7,784)	C3	122,624	—	27,206	a	(3,607)	C3	94,242	—	2,965	a	(391)	C3	73,217	148,797
Other assets	196,827	—	24,153	a, c	—		220,980	—	10,389	a, c	—		207,216	—	1,208	a, e	(2)	C5	198,033	232,575
Assets of consolidated VIEs	3,438,423	—	—		—		3,438,423	—	—		—		3,438,423	—	—		—		3,438,423	3,438,423
Due from related parties	—	20,854	(20,854)	b	—		—	15,156	(15,156)	b	—		—	—	—		—		—	—
Distributions receivable	—	7,547	(7,547)	c	—		—	669	(669)	c	—		—	—	—		—		—	—
Organizational costs	—	—	—		—		—	—	—		—		—	2	(2)	e	—		—	—
Total Assets	$9,264,398	$402,928	$170,933		$(75,436)		$9,762,823	$192,455	$66,288		$(34,751)		$9,488,390	$18,979	$9,578		$(3,942)		$9,289,013	$10,011,430
Liabilities					—						—
Secured borrowings	2,044,069	—	109,986	a	—		2,154,055	—	49,285	a	—		2,093,354	—	5,441	a	—		2,049,510	2,208,781
Paycheck Protection Program Liquidity Facility (PPPLF) borrowings	1,945,883	—	—		—		1,945,883	—	—		—		1,945,883	—	—		—		1,945,883	1,945,883
Securitized debt obligations of consolidated VIEs, net	2,676,265	—	—		—		2,676,265	—	—		—		2,676,265	—	—		—		2,676,265	2,676,265
Convertible notes, net	112,966	—	—		—		112,966	—	—		—		112,966	—	—		—		112,966	112,966
Senior secured notes, net	179,914	—	—		—		179,914	—	—		—		179,914	—	—		—		179,914	179,914
Corporate debt, net	333,975	—	—		—		333,975	—	—		—		333,975	—	—		—		333,975	333,975
Guaranteed loan financing	348,774	—	—		—		348,774	—	—		—		348,774	—	—		—		348,774	348,774

(In Thousands)	Ready Capital Corporation (Accounting Acquirer)	MREC (Accounting Acquiree)	MREC Financial Statement Adjustments (B)		Transaction Accounting Adjustments		Pro Forma Combined	MREC TE (Accounting Acquiree)	MREC TE Financial Statement Adjustments (B)		Transaction Accounting Adjustments		Pro Forma Combined	MREC Offshore (Accounting Acquiree)	MREC Offshore Financial Statement Adjustments (B)		Transaction Accounting Adjustment		Pro Forma Combined	Total Combined
Contingent consideration	12,400	—	—		—		12,400	—	—		—		12,400	—	—		—		12,400	12,400
Liabilities for loans eligible for repurchase from Ginnie Mae	149,723	—	—		—		149,723	—	—		—		149,723	—	—		—		149,723	149,723
Derivative instruments	—	—	—		—		—	—	—		—		—	—	—		—		—	—
Dividends payable	33,564	—	—		—		33,564	—	—		—		33,564	—	—		—		33,564	33,564
Accounts payable and other accrued liabilities	189,194	553	20,301	a, b, d, f, g	—		210,048	258	9,991	a, b, d, f, g	—		199,443	42	1,329	a, f	(485)	C5	190,080	221,183
Participation sold	—	—	64,855	a	—		64,855	—	29,523	a	—		29,523	—	3,218	a	—		3,218	97,596
Distributions payable	—	9,006	(9,006)	f	—		—	4,590	(4,590)	f	—		—	444	(444)	f	—		—	—
Due to related parties	—	25,337	(25,337)	d	—		—	18,062	(18,062)	d	—		—	—	—		—		—	—
Management fee payable	—	2	(2)	g	—		—	3	(3)	g	—		—	—	—		—		—	—
Total Liabilities	$8,026,727	$34,898	$160,797		$—		$8,222,422	$22,913	$66,144		$—		$8,115,784	$486	$9,544		$(485)		$8,036,272	$8,321,024
Preferred stock Series C, liquidation preference $25.00 per share	8,361	—	—		—		8,361	—	—		—		8,361	—	—		—		8,361	8,361
Commitments & contingencies
Stockholders’ Equity
Preferred stock Series E, liquidation preference $25.00 per share	111,378	—	—		—		111,378	—	—		—		111,378	—	—		—		111,378	111,378
Common stock, $0.0001 par value, 500,000,000 shares authorized	7	—	—		2	C2	9	—	—		1	C2	8	—	—		—	C2	7	10
Additional paid-in capital	1,115,471	—	—		314,093	C2-C4,C9	1,429,564	—	—		144,695	C2-C4,C9	1,260,166	—	—		16,117	C2-C4,C9	1,131,588	1,590,376
Retained earnings (deficit)	(10,395)	—	—		(21,160)	C1, C4	(31,555)	—	—		(9,749)	C1, C4	(20,144)	—	—		(1,063)	C1, C4	(11,458)	(42,367)
Accumulated other comprehensive income (loss)	(6,276)	—	—		—		(6,276)	—	—		—		(6,276)	—	—		—		(6,276)	(6,276)
Members’ Equity / Partners’ Capital	—	368,030	—		(368,030)	C2, C3	—	169,542	—		(169,542)	C2, C3	—	18,493	—		(18,493)	C2, C3	—	—
Total Ready Capital Corporation equity	1,210,185	368,030	—		(75,095)		1,503,120	169,542	—		(34,595)		1,345,132	18,493	—		(3,439)		1,225,239	1,653,121
Non-controlling interests	19,125	—	10,136	a	(341)	C1,C4	28,920	—	144	a	(156)	C1, C4	19,113	—	34	a	(18)	C1, C4	19,141	28,924
Total Stockholders’ Equity	$1,229,310	$368,030	$10,136		$(75,436)		$1,532,040	$169,542	$144		$(34,751)		$1,364,245	$18,493	$34		$(3,457)		$1,244,380	$1,682,045
Total Liabilities, Redeemable Preferred Stock, and Stockholders’ Equity	$9,264,398	$402,928	$170,933		$(75,436)		$9,762,823	$192,455	$66,288		$(34,751)		$9,488,390	$18,979	$9,578		$(3,942)		$9,289,013	$10,011,430
Common shares outstanding	72,919,824	—	—		20,173,366		93,093,190	—	—		9,292,376		82,212,200	—	—		1,020,055		73,939,879	103,405,621
Book value per common share	15.07	—	—		—		14.95	—	—		—		15.01	—	—		—		15.06	14.91

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021
(In Thousands, except share data)	Ready Capital Corporation (Accounting Acquirer)	MREC (Accounting Acquiree)	MREC Financial Statement Adjustments (B)		Transaction Accounting Adjustments	Pro Forma Combined	MREC TE (Accounting Acquiree)	MREC TE Financial Statement Adjustments (B)		Transaction Accounting Adjustments	Pro Forma Combined	MREC Offshore (Accounting Acquiree)	MREC Offshore Financial Statement Adjustments (B)		Transaction Accounting Adjustments	Pro Forma Combined	Total Combined
Interest income	$281,554	$—	$34,985	a	$—	$316,539	$—	$15,432	a	$—	$296,986	$—	$1,975	a	$—	$283,529	$333,946
Interest expense	(156,312)	—	(6,929)	a	—	(163,241)	—	(3,163)	a	—	(159,475)	—	(485)	a	—	(156,797)	(166,889)
Net interest income before provision for loan losses	$125,242	$—	$28,056		$—	$153,298	$—	$12,269		$—	$137,511	$—	$1,490		$—	$126,732	$167,057
Recovery of (provision for) loan losses	(7,088)	—	(2,192)	a, h	—	(9,280)	—	(973)	a, h	—	$(8,061)	—	(104)	a, h	—	(7,192)	(10,357)
Net interest income after recovery of (provision for) loan losses	$118,154	$—	$25,864		$—	$144,018	$—	$11,296		$—	$129,450	$—	$1,386		$—	$119,540	$156,700
Non-interest income
Residential mortgage banking activities	$115,369	$—	$—		$—	$115,369	$—	$—		$—	$115,369	$—	$—		$—	$115,369	$115,369
Net realized gain on financial instruments and real estate owned	49,239	(2,366)	—		—	46,873	(1,093)	—		—	48,146	(118)	(27)	a	—	49,094	45,635
Net unrealized gain (loss) on financial instruments	31,296	—	—		—	31,296	—	—		—	31,296	—	—		—	31,296	31,296
Servicing income	37,806	—	—		—	37,806	—	—		—	37,806	—	—		—	37,806	37,806
Income on purchased future receivables, net	7,934	—	—		—	7,934	—	—		—	7,934	—	—		—	7,934	7,934
Income (loss) on unconsolidated joint ventures	6,100	32,704	(32,704)	a	—	6,100	15,113	(15,113)	a	—	6,100	1,165	(1,165)	a	—	6,100	6,100
Other income	5,557	—	7,012	a	—	12,569	—	4,463	a	—	10,020	90	606	a	—	6,253	17,728
Total non-interest income	$253,301	$30,338	$(25,692)		$—	$257,947	$14,020	$(10,650)		$—	$256,671	$1,137	$(586)		$—	$253,852	$261,868
Non-interest expense
Employee compensation and benefits	$(71,584)	$—	$—		$—	$(71,584)	$—	$—		$—	$(71,584)	$—	$—		$—	$(71,584)	$(71,584)
Allocated employee compensation and benefits from related party	(9,226)	—	—		—	(9,226)	—	—		—	(9,226)	—	—		—	(9,226)	(9,226)
Variable expenses on residential mortgage banking activities	(61,286)	—	—		—	(61,286)	—	—		—	(61,286)	—	—		—	(61,286)	(61,286)
Professional fees	(12,754)	(733)	(1,916)	a, i	—	(15,403)	(340)	(1,769)	a, i	—	(14,863)	(83)	(329)	a, i	—	(13,166)	(17,924)

(In Thousands, except share data)	Ready Capital Corporation (Accounting Acquirer)	MREC (Accounting Acquiree)	MREC Financial Statement Adjustments (B)		Transaction Accounting Adjustments		Pro Forma Combined	MREC TE (Accounting Acquiree)	MREC TE Financial Statement Adjustments (B)		Transaction Accounting Adjustments		Pro Forma Combined	MREC Offshore (Accounting Acquiree)	MREC Offshore Financial Statement Adjustments (B)		Transaction Accounting Adjustments		Pro Forma Combined	Total Combined
Management fees-related party	(8,061)	(6)	—		(2,785)	C6	(10,852)	(9)	—		(1,244)	C6	(9,314)	—	—		(137)	C6	(8,198)	(12,242)
Incentive fees – related party	(3,061)	—	—		(1,063)	C7	(4,124)	—	—		(486)	C7	(3,547)	—	(281)	a	277	C7	(3,065)	(4,614)
Loan servicing expense	(21,079)	—	—		—		(21,079)	—	—		—		(21,079)	—	—		—		(21,079)	(21,079)
Transaction related expenses	(10,202)	—	—		(19,359)	C1, C8	(29,561)	—	—		(8,919)	C1C8	(19,121)	—	—		(972)	C1	(11,174)	(39,452)
Other operating expenses	(45,600)	—	(42)	a	—		(45,642)	—	(41)	a	—		(45,641)	—	(29)	a, j	—		(45,629)	(45,712)
Administration expense	—	(430)	430	i	—		—	(196)	196	i	—		—	(16)	16	i	—		—	—
Organizational expenses	—	—	—		—		—	(12)	12		—		—	(20)	20	j	—		—	—
Change in Unrealized Depreciation from Real Estate Joint Ventures	—	(2,078)	2,078	h	—		—	(970)	970	h	—		—	(85)	85	h	—		—	—
Total non-interest expense	$(242,853)	$(3,247)	$550		$(23,207)		$(268,757)	$(1,527)	$(632)		$(10,649)		$(255,661)	$(204)	$(518)		$(832)		$(244,407)	$(283,119)
Income before provision for income taxes	$128,602	$27,091	722		$(23,307)		$133,208	$12,493	$14		$(10,649)		$130,460	$933	$282		$(832)		$128,985	$135,449
Income tax provision	(22,216)	—	—		—		(22,216)	—	—		—		(22,216)	—	—		—		(22,216)	(22,216)
Net income	$106,386	$27,091	$722		$(23,207)		$110,992	$12,493	$14		$(10,649)		$108,244	$933	$282		$(832)		$106,769	$113,233
Less: Dividends on preferred stock	5,504	—	—		—		5,504	—	—		—		$5,504	—	—		—		$5,504	$5,504
Less: Net income attributable to non-controlling interest	1,859	—	722	a	(374)	C1, C6-C8	2,207	—	14	a	(172)	C1, C6-C8	1,701	—	282	a	(14)	C1,C6-C8	$2,127	$2,317
Net income attributable to Ready Capital Corporation	$99,023	$27,091	$—		$(22,833)		$103,281	$12,493	$—		$(10,477)		$101,039	$933	$—	a	$(818)		$99,138	$105,412
Earnings per common share-basic	$1.47	$—	$—		$—		$1.19	$—	$—		$—		$1.33	$—	$—		$—		$1.47	$1.09
Earnings per common share-diluted	$1.46	$—	$—		$—		$1.19	$—	$—		$—		$1.33	$—	$—		$—		$1.46	$1.08
Weighted-average shares outstanding
Basic	66,606,749	—	—		20,173,366		86,780,115	—	—		9,292,376		75,899,125	—	—		1,020,055		67,626,804	97,092,546
Diluted	66,768,918	—	—		20,173,366		86,942,284	—	—		9,292,376		76,061,294	—	—		1,020,055		67,788,973	97,254,715

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME FOR THE YEAR ENDED DECEMBER 31, 2020
(In Thousands, except share data)	Ready Capital Corporation (Accounting Acquirer)	MREC (Accounting Acquiree)	MREC Financial Statement Adjustments (B)		Transaction Accounting Adjustments		Pro Forma Combined	MREC TE (Accounting Acquiree)	MREC TE Financial Statement Adjustments (B)		Transaction Accounting Adjustments		Pro Forma Combined	MREC Offshore (Accounting Acquiree)	MREC Offshore Financial Statement Adjustments (B)		Transaction Accounting Adjustment		Pro Forma Combined	Total Combined
Interest income	258,636	—	42,957	a	—		301,593	—	19,950	a	—		278,586	—	1,945	a	—		260,581	323,488
Interest expense	(175,481)	—	(4,026)	a	—		(179,507)	—	(6,369)	a	—		(181,850)	—	(703)	a	—		(176,184)	(186,579)
Net interest income before provision for loan losses	83,155	—	38,931		—		122,086	—	13,581		—		96,736	—	1,242		—		84,397	136,909
(Provision for) recovery of loan losses	(34,726)	—	(3,226)	a, h	—		(37,952)	—	(1,599)	a, h	—		(36,325)	—	(112)	a, h	—		(34,838)	(39,663)
Net interest income after (provision for) recovery of loan losses	48,429	—	35,705		—		84,134	—	11,982		—		60,411	—	1,130		—		49,559	97,246
Non-interest income
Residential mortgage banking activities	252,720	—	—		—		252,720	—	—		—		252,720	—	—		—		252,720	252,720
Net realized gain on financial instruments and real estate owned	31,913	—	—		—		31,913	—	—		—		31,913	—	—		—		31,913	31,913
Net unrealized gain (loss) on financial instruments	(48,101)	—	—		—		(48,101)	—	—		—		(48,101)	—	—		—		(48,101)	(48,101)
Servicing income, net	38,594	—	—		—		38,594	—	—		—		38,594	—	—		—		38,594	38,594
Income on purchased future receivables, net	15,711	—	—		—		15,711	—	—		—		15,711	—	—		—		15,711	15,711
Income (loss) on unconsolidated joint ventures	2,404	38,716	(38,716)	a	—		2,404	18,120	(18,120)	a	—		2,404	1,040	(1,040)	a	—		2,404	2,404
Other income	41,516	—	5,163	a	—		46,679	—	6,550	a	—		48,066	130	671	a	—		42,317	54,030
Total non-interest income	334,757	38,716	(33,553)		—		339,920	18,120	(11,570)		—		341,307	1,170	(369)		—		335,558	347,271
Non-interest expense
Employee compensation and benefits	(91,920)	—	—		—		(91,920)	—	—		—		(91,920)	—	—		—		(91,920)	(91,920)
Allocated employee compensation and benefits from related party	(7,000)	—	—		—		(7,000)	—	—		—		(7,000)	—	—		—		(7,000)	(7,000)
Variable expenses on residential mortgage banking activities	(114,510)	—	—		—		(114,510)	—	—		—		(114,510)	—	—		—		(114,510)	(114,510)
Professional fees	(13,360)	(512)	(4,763)	a, i	—		(18,635)	(258)	(2,235)	a, i	—		(15,853)	(95)	(320)	a, j	—		(13,775)	(21,543)
Management fees-related party	(10,682)	(9)	—		(3,630)	C6	(14,321)	(12)	—		(1,613)	C6	(12,307)	—	—		(131)	C6	(10,813)	(16,077)
Incentive fees-related party	(5,973)	—	—		(1,174)	C7	(7,147)	—	—		(626)	C7	(6,599)	—	(269)	a	263	C7	(5,979)	(7,779)
Loan servicing expense	(30,856)	—	—		—		(30,856)	—	—		—		(30,856)	—	—		—		(30,856)	(30,856)
Merger related expenses	(63)	—	—		(19,426)	C1 C8	(19,489)	—	—		(8,949)	C1 C8	(9,012)	—	—		(976)	C1 C8	(1,039)	(29,414)
Other operating expenses	(54,369)	—	(73)	a, j	—		(54,442)	—	(60)	a, j	—		(54,429)	—	(41)	a, j	—		(54,410)	(54,543)
Administration expense	—	(626)	626	i	—		—	(291)	291	i	—		—	(28)	28	i	—		—	—
Organizational expenses	—	(20)	20	j	—		—	(16)	16	j	—		—	(27)	27	j	—		—	—

(In Thousands, except share data)	Ready Capital Corporation (Accounting Acquirer)	MREC (Accounting Acquiree)	MREC Financial Statement Adjustments (B)		Transaction Accounting Adjustments		Pro Forma Combined	MREC TE (Accounting Acquiree)	MREC TE Financial Statement Adjustments (B)		Transaction Accounting Adjustments		Pro Forma Combined	MREC Offshore (Accounting Acquiree)	MREC Offshore Financial Statement Adjustments (B)		Transaction Accounting Adjustment		Pro Forma Combined	Total Combined
Change in Unrealized Depreciation from Real Estate Joint Ventures	—	(3,046)	3,046	h	—		—	(1,593)	1,593	h	—		—	(84)	84	h	—		—	—
Total non-interest expense	(328,733)	(4,213)	(1,144)		(24,230)		(358,320)	(2,170)	(395)		(11,188)		(342,486)	(234)	(491)		(844)		(330,302)	(373,642)
Income (loss) before provision for income taxes	54,453	34,504	1,008		(24,230)		65,735	15,950	17		(11,188)		59,232	936	270		(844)		54,815	70,876
Income tax (provision) benefit	(8,384)	—	—		—		(8,384)	—	—		—		(8,384)	—	—		—		(8,384)	(8,384)
Net income (loss)	46,069	34,504	1,008		(24,230)		57,351	15,950	17		(11,188)		50,848	936	270		(844)		46,431	62,492
Less: Net income (loss) attributable to non-controlling interest	1,199	—	1,008	a	(418)	C1 C6 C7 C8	1,789	—	17	a	(194)	C1 C6 C7 C8	1,022	—	270	a	(13)	C1 C6 C7 C8	1,456	1,869
Net income (loss) attributable to Ready Capital Corporation	44,870	34,504	—		(23,812)		55,562	15,950	—		(10,994)		49,826	936	—		(831)		44,975	60,623
Earnings (loss) per common share-basic	0.81	—	—		—		0.75	—	—		—		0.79	—	—		—		0.82	0.72
Earnings (loss) per common share-diluted	0.81	—	—		—		0.75	—	—		—		0.79	—	—		—		0.82	0.72
Weighted-average shares outstanding																				—
Basic	53,736,523	—	—		20,173,366		73,909,889	—	—		9,292,376		63,028,899	—	—		1,020,055		54,756,578	84,222,320
Diluted	53,818,378	—	—		20,173,366		73,991,744	—	—		9,292,376		63,110,754	—	—		1,020,055		54,838,433	84,304,175

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(A)
Basis of Presentation

Pursuant to the terms of the Merger Agreement:
(i)
at the MREC Effective Time, (a) any membership interests (including any profits interests) in MREC held by the Mosaic Manager or Mosaic Special Member will be canceled for no consideration, and (b) each other MREC Unit will be converted into the right to receive (1)  a number of shares of Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock and Class B-4 Common Stock equal in each case to 25% of the MREC Exchange Rate, (2) a number of CERs equal to the number of shares of Class B Common Stock issued, and (3) cash in lieu of any fractional shares of Class B Common Stock as set forth in the Merger Agreement;

(ii)
at the MREC TE Effective Time, (a) any membership interests (including any profits interests) in MREC TE held by the Mosaic Manager or Mosaic Special Member will be canceled for no consideration, and (b) each other MREC TE Unit will be converted into the right to receive (1)  a number of shares of Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock and Class B-4 Common Stock equal in each case to 25% of the MREC TE Exchange Rate, (2) a number of CERs equal to the number of shares of Class B Common Stock issued, and (3) cash in lieu of any fractional shares of Class B Common Stock as set forth in the Merger Agreement; and

(iii)
at the MREC IIS Effective Time, (a) any partnership interests (including any profits interests) in MREC IIS held by the Mosaic Manager or Mosaic Special Member will be canceled for no consideration, and (b) each other MREC IIS Interest will be converted into the right to receive (1) a number of shares of Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock and Class B-4 Common Stock equal in each case to 25% of the MREC IIS Exchange Rate, (2) a number of CERs equal to the number of shares of Class B Common Stock issued, and (3) cash in lieu of any fractional shares of Class B Common Stock as set forth in the Merger Agreement.

The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the preliminary allocation of the total consideration transferred to identifiable net assets acquired and the excess of the total consideration transferred over the fair value of identifiable net assets acquired to goodwill. The allocation of the total consideration transferred in the unaudited pro forma condensed combined financial information is based upon total consideration transferred of approximately $453 million. This amount was calculated as described above in accordance with the Merger Agreement, based on a price per share of Common Stock of $14.87, which represents the closing price of shares of Common Stock on December 31, 2021, reduced to reflect a discount for lack of marketability as shown below. The fair value of the Class B Common Stock to be issued will be based on the trading price of Common Stock at the effective time of the Mergers, reduced by a discount for lack of marketability determined at that time. Any changes to the initial estimates of the fair value of the assets and liabilities, which may be material, will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to the goodwill or bargain purchase gain.
Calculation of Preliminary Estimated Bargain Purchase Gain (in thousands, except share and per share data)
Fair value of net assets acquired	$456,511
Class B Common Stock to be issued	30,485,797
Fair value of Class B Common Stock as of December 31, 2021(1)	$14.87
Estimated total consideration transferred based on fair value of Class B Common Stock to be issued and CERs(2)	$453,431
Bargain purchase gain	$3,080

(1)
Represents Class B Common Stock price to be issued to the members and partners of the Mosaic Funds reflecting a discount for lack of marketability.

(2)
The fair value of the CERs at acquisition date is de minimis.

Goodwill represents the excess of the total consideration transferred over the fair value of the underlying net assets acquired and liabilities assumed. Alternatively, if the fair value of the net assets and liabilities acquired exceeds the fair value of consideration transferred, the transaction could result in a bargain purchase gain. This determination of goodwill or bargain purchase gain is preliminary and is subject to change when the evaluation is complete.
(B)
Accounting Presentation and Policies

Financial Statement Adjustments
The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by Ready Capital. Certain balances from the financial statements of each of MREC, MREC TE and MREC Offshore were reclassified to conform the presentation thereof to that of Ready Capital.
The following Balance Sheet adjustments have been made from the balance sheet information derived from the unaudited statements of assets, liabilities and members’ equity / partners’ capital included herein of MREC, MREC TE and MREC Offshore, each at September 30, 2021:
Assets:
a)
Adjusted the historical accounting employed by Mosaic Funds as investment companies to conform to the accounting of Ready Capital as if the underlying joint ventures were consolidated as of the dates reflected

b)
Reclassified Due from related parties to Accounts payable and other accrued liabilities

c)
Reclassified Distributions Receivable to Other assets

e)
Reclassified Organizational costs to Other assets

Liabilities:
a)
Adjusted the historical accounting employed by the Mosaic Funds as investment companies to conform to the accounting of Ready Capital as if the underlying joint ventures were consolidated as of the dates reflected

b)
Reclassified Due from related parties to Accounts payable and other accrued liabilities

d)
Reclassified Due to related parties to Accounts payable and other accrued liabilities

f)
Reclassed Distribution payable to Accounts payable and other accrued liabilities

g)
Reclassed Management fee payable to Account payable and other accrued liabilities

Stockholders’ Equity
a)
Adjusted the historical accounting employed by Mosaic Funds as investment companies to conform to the accounting of Ready Capital as if the underlying joint ventures were consolidated as of the dates reflected

The following Statement of Income adjustments have been made from the income statement information of MREC, MREC TE and MREC Offshore derived from the unaudited statements of operations included herein of MREC, MREC TE and MREC Offshore, each for the nine months ended September 30, 2021 and the year ended December 31, 2020:
a)
Adjusted the historical accounting employed by the Mosaic Funds as investment companies to conform to the accounting of Ready Capital as if the underlying joint ventures were consolidated as of the dates reflected

h)
Reclassified Change in Unrealized Depreciation from Real Estate Joint Ventures to (Provision for) recovery of loan losses

i)
Reclassified Administration expense to Professional Fees

j)
Reclassified Organizational expenses to Other operating expenses

(C)
Transaction Accounting Adjustments

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 reflects the following adjustments:
C1)
Adjustment relates to the recognition and payment of estimated one-time merger obligations and estimated total costs of $29.4 million including: transaction, including termination fees, costs related to the Mergers paid by Ready Capital, the accounting acquirer, allocated $28.9 million to common stockholders and $.5 million to Non-controlling interest

C2)
Adjustment relates to the elimination of the capital of the members and partners of the Mosaic Funds and the issuance of Class B Common Stock

C3)
Adjustment relates to the Discount Amount of $98.9 million. The Discount Amount represents the reduction to the amount of the acquired portfolio in determination of fair value, which was internally developed by Ready Capital based on its due diligence review of the acquired assets and agreed upon by Ready Capital and the Mosaic Manager.

C4)
Adjustment relates to bargain purchase gain of $3.1 million, allocated $3.0 million to common stockholders and $0.1 million to Non-controlling interest

C5)
Adjustment relates to book value of net liabilities of Mosaic Offshore Entities not held in MREC IIS as outlined in the Mosaic Adjusted Book Value

C9)
Adjustment relate to Recorded Adjustment of $14.3 million that represents the amount of anticipated net proceeds from the proposed disposition of certain investments.

The unaudited pro forma condensed combined statement of income for the nine months ended September 30, 2021 and the unaudited pro forma condensed combined statement of income for the year ended December 31, 2020 reflect the following adjustments:
C1)
Adjustment relates to the recognition and payment of estimated one-time merger obligations and estimated total costs of $29.4 million including: transaction, including termination fees, costs related to the Mergers paid by Ready Capital, the accounting acquirer, allocated $28.9 million to common stockholders and $.5 million to Non-controlling interest

C6)
Adjustment relates to the impact of the management fees under the Ready Capital Management Agreement (a)

(a) Pursuant to the terms of the Ready Capital Management Agreement, Ready Capital Manager is paid a management fee calculated and payable quarterly in arrears equal to 1.5% per annum of Ready Capital’s stockholders’ equity (as defined in the Ready Capital Management Agreement) up to $500 million and 1.00% per annum of stockholders’ equity in excess of $500 million
C7)
Adjustment relates to the impact of the incentive fees under the Ready Capital Management Agreement (b)

(b) Ready Capital Manager is entitled to an incentive distribution in an amount equal to the product of (i) 15% and (ii) the excess of (a) distributable earnings on a rolling four-quarter basis over (b) an amount equal to 8.00% per annum multiplied by the weighted average of the issue price per share of Common Stock or OP Units multiplied by the weighted average number of shares of Common Stock outstanding, provided that distributable earnings over the prior twelve calendar quarters is greater than zero
C8)
Adjustments relate to the payment of monthly fees to the Mosaic Manager as stipulated in the Services Agreement

The table below shows the management and incentive fees that would have been accrued under the Ready Capital Management Agreement for the nine and twelve months ended September 30, 2021 and December 31, 2020, respectively, in comparison to the actual management and incentive fees accrued for the Mosaic Funds for the same period.
Management Agreement Comparison (in thousands)
	Incentive and Management fees for the nine months ended September 30, 2021	Incentive and Management fees under the Ready Capital Management Agreement for the nine months ended September 30, 2021
MREC	6,751	3,916
MREC TE	3,065	1,767
MREC Offshore	281	139
Total	10,097	5,822
	Incentive and Management fees for the twelve months ended December 31, 2020	Incentive and Management fees under the Ready Capital Management Agreement for the twelve months ended December 31, 2020
MREC	8,599	4,916
MREC TE	3,913	2,300
MREC Offshore	269	134
Total	12,781	7,350
Ready Capital believes the balance sheet accounts of MREC, MREC TE and MREC Offshore approximate fair value after taking into account the Discount Amount applied in determination of fair value of the acquired portfolio.
The table below shows a range of total consideration transferred and corresponding bargain purchase gain (goodwill) based on hypothetical per share prices of Common Stock:
(in thousands, other than per share data)	20% Decrease	10% Decrease	Current Share Price	10% Increase	20% Increase
Price per share of Common Stock	$11.90	$13.39	$14.87	$16.36	$17.85
Total consideration transferred	$362,745	$408,088	$453,431	$498,774	$544,117
Bargain purchase gain (goodwill)	$93,766	$48,423	$3,080	$(42,263)	$(87,606)
Each 10% increase (decrease) in the per share price of Common Stock will result in a $45.3 million increase (decrease) in the total consideration transferred, substantially all of which is expected to be recorded as a decrease (increase) in the amount of the bargain purchase gain or goodwill recorded in the transaction.

Annex A
EXECUTION VERSION

MERGER AGREEMENT
by and among
MOSAIC REAL ESTATE CREDIT, LLC,
a Delaware limited liability company,
MOSAIC REAL ESTATE CREDIT TE, LLC,
a Delaware limited liability company,
MREC INTERNATIONAL INCENTIVE SPLIT, LP,
a Delaware limited partnership,
MOSAIC REAL ESTATE CREDIT OFFSHORE, LP,
a Cayman Islands exempted limited partnership,
MREC CORP SUB 1 (VO), LLC
a Delaware limited liability company,
MREC CORP SUB 2 (LA OFFICE), LLC
a Delaware limited liability company,
MREC CORP SUB 3 (SUPERBLOCK), LLC
a Delaware limited liability company,
MOSAIC SPECIAL MEMBER, LLC,
a Delaware limited liability company,
MOSAIC SECURED HOLDINGS, LLC,
a Delaware limited liability company
MREC MANAGEMENT, LLC,
a Delaware limited liability company,
RC MOSAIC SUB, LLC,
a Delaware limited liability company,
SUTHERLAND PARTNERS, L.P.,
a Delaware limited partnership,
and
READY CAPITAL CORPORATION,
a Maryland corporation

A-i

A-ii

Schedules:
Schedule A: Example Mosaic Book Value Schedule
Schedule B: Example Parent Book Value Schedule
Exhibits:
Exhibit A: Form of Interest Exchange Agreement
Exhibit B: Form of Contingent Equity Rights Agreement
Exhibit C: Form of Parent Articles Supplementary

A-iii

MERGER AGREEMENT
This Merger Agreement (as it may be amended from time to time in accordance with the terms hereof, this “Agreement”), dated as of November 3, 2021, is entered into by and among Mosaic Real Estate Credit, LLC, a Delaware limited liability company (“MREC”), Mosaic Real Estate Credit TE, LLC, a Delaware limited liability company (“MREC TE”), MREC International Incentive Split, LP, a Delaware limited partnership (“MREC IIS,” and together with MREC and MREC TE, each a “Mosaic Merger Entity” and, collectively, the “Mosaic Merger Entities”), Mosaic Real Estate Credit Offshore, LP, a Cayman Islands exempted limited partnership (“MREC Offshore”), MREC Corp Sub 1 (VO), LLC, a Delaware limited liability company (“MREC Corp Sub 1”), MREC Corp Sub 2 (LA Office), LLC, a Delaware limited liability company (“MREC Corp Sub 2”), MREC Corp Sub 3 (Superblock), LLC, a Delaware limited liability company (“MREC Corp Sub 3” and with MREC Offshore, MREC Corp Sub 1 and MREC Corp Sub 2, each individually a “Mosaic Offshore Entity” and collectively, the “Mosaic Offshore Entities”), Mosaic Special Member, LLC, a Delaware limited liability company (the “Mosaic Special Member”), Mosaic Secured Holdings, LLC, a Delaware limited liability company (“Mosaic Secured Holdings”), MREC Management, LLC, a Delaware limited liability company (the “Mosaic Manager” and with the Mosaic Offshore Entities, Mosaic Special Member and Mosaic Secured Holdings, each individually a “Mosaic Entity” and collectively, the “Mosaic Entities,” and with the Mosaic Merger Entities, each individually a “Mosaic Party” and, collectively, the “Mosaic Parties”), RC Mosaic Sub, LLC, a Delaware limited liability company (“Merger Sub”), Sutherland Partners, L.P., a Delaware limited partnership (the “Operating Partnership”), and Ready Capital Corporation, a Maryland corporation (“Parent”).
RECITALS
WHEREAS, Parent is a Maryland corporation operating as a real estate investment trust within the meaning, and under the provisions, of Sections 856 through 860 of the Code for U.S. federal income tax purposes (“REIT”) and the sole general partner of the Operating Partnership, which is a Delaware limited partnership and the operating partnership of Parent, and Merger Sub is a wholly owned Subsidiary of the Operating Partnership;
WHEREAS, the Mosaic Merger Entities collectively own, directly or indirectly, a majority of the equity interests in MREC Shared Holdings General Partnership, a Delaware general partnership (“MREC Shared Holdings”), MREC REIT Holdings, LLC, a Delaware limited liability company (“REIT Holdings”), MREC TE REIT Pref Holdings, LLC, a Delaware limited liability company (“REIT Pref Holdings”), MREC TE Holdings, LLC, a Delaware limited liability company (“TE Holdings”), and MREC International Holdings, LLC, a Delaware limited liability company (“International Holdings”), and MREC Domestic REIT Holdings, LLC, a Delaware limited liability company (“Domestic REIT Holdings,” and with MREC Shared Holdings, REIT Holdings, REIT Pref Holdings, TE Holdings and International Holdings, each individually a “Mosaic Holding Entity” and, collectively, the “Mosaic Holding Entities”), and, directly and through the Mosaic Holding Entities, all of the interests in MREC Good Asset, LLC, a Delaware limited liability company (“MREC Good Asset”), MREC U Asset Pool, LLC, a Delaware limited liability company (“MREC U”), MREC U2 Asset Pool, LLC, a Delaware limited liability company (“MREC U2”), and MREC NU Asset Pool, LLC, a Delaware limited liability company (“MREC NU” and, together with MREC Good Asset, MREC U and MREC U2, collectively, the “Primary Holding Entities” and each individually a “Primary Holding Entity” and, together with the Mosaic Merger Entities, the Mosaic Holding Entities and the respective direct and indirect Subsidiaries of the Primary Holding Entities and the Mosaic Holding Entities, each individually a “Subject Company” and, collectively, the “Subject Companies”);
WHEREAS, the Parties intend that Parent and the Operating Partnership acquire the Subject Companies by means of the Mergers described herein;
WHEREAS, concurrently with the execution of this Agreement, the Mosaic Manager, Mosaic Special Member, Parent and the Operating Partnership have entered into an agreement, in substantially the form attached as Exhibit A (the “Interest Exchange Agreement”), pursuant to which, among other matters, (i) the Mosaic Manager and Mosaic Special Member have agreed to cause each Organizational Document of the Mosaic Entities and the Subject Companies to be amended, effective immediately prior to the MREC Effective Time, to eliminate the Mosaic Manager’s and Mosaic Special Member’s right to additional manager compensation, including incentive compensation, on the terms and conditions set forth therein (each such amendment in substantially the form annexed to the Interest Exchange Agreement, a “Mosaic Amendment”) and (ii) the Operating Partnership has agreed, effective as of the MREC Effective Time, to issue to the Mosaic Manager the consideration set forth therein (the “Manager Consideration”);
WHEREAS, the Board of Directors of Parent (the “Parent Board”) has unanimously (i) determined that this Agreement, the Mergers and the other transactions contemplated herein (collectively, with the Mergers, the “Transactions”), including the issuance of shares of Parent Common Stock upon conversion of shares of Parent Class B Stock issued as components of the Merger Consideration and the potential issuance of Parent Common Stock pursuant to the CERs or upon redemption of OP Units issued as components of the Manager Consideration (collectively, the “Parent Common Stock Issuance”), are in the best interests of Parent and its stockholders (the “Parent Stockholders”), (ii) approved this Agreement and the Transactions, including the Parent Common Stock Issuance, (iii) directed that the Parent Common Stock Issuance be submitted to the holders of Parent Common Stock for consideration at the Parent Stockholders Meeting, and (iv) recommended that the holders of Parent Common Stock approve the Parent Common Stock Issuance;
WHEREAS, Parent, in its capacity as general partner of the Operating Partnership, has (i) determined that this Agreement and the Transactions are in the best interests of the Operating Partnership, (ii) approved this Agreement and declared that the Transactions, including the issuance of OP Units pursuant to the Interest Exchange Agreement and the Services Agreement, are advisable, and (iii) approved this Agreement and the Transactions, including the issuance of OP Units pursuant to the Interest Exchange Agreement and the Services Agreement, and has taken all actions required to be taken by the Operating Partnership for the adoption, approval and due execution of this Agreement by the Operating Partnership and the consummation by the Operating Partnership of the Transactions; and
WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Transactions and also prescribe various terms of and conditions to the Transactions.
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
ARTICLE I
DEFINITIONS
The following terms have the meanings specified or referred to in this Article I:
“.pdf” has the meaning set forth in Section 10.14.
“Adjustment Amount” means the amount (if any) by which (i) the amount of the updated estimate of Mosaic Transaction Expenses delivered pursuant to Section 2.03(e) either exceeds or is less than (ii) the amount of Mosaic Transaction Expenses included in the computation of the Mosaic Adjusted Book Value that is reflected in the Merger Consideration Announcement.
“Advance” means (i) in respect of any Subject Company Loan in the Covered Portfolio, any disbursement of funds made by (or on behalf of) any of the Subject Companies (it being understood that any interest or fees on a Subject Company Loan that have been capitalized and treated as principal of such Subject Company Loan will be considered to have been such a disbursement of funds) in accordance with the loan agreement or other instrument governing such Subject Company Loan and (ii) in respect of any Subject Company Investment in the Covered Portfolio, the purchase price paid for, or other investment made in respect of, such Subject Company Investment (including any accrued but unpaid dividends or other distributions and all capitalized costs and expenses, such as real-estate-owned marketing and carrying costs and third-party expenses in respect thereof).
“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliate Contracts” has the meaning set forth in Section 4.12(a)(ix).
“Agreement” has the meaning set forth in the Preamble hereto.
“Ancillary Document” means each of the CER Agreement, the Parent Articles Supplementary, the Interest Exchange Agreement, the Services Agreement, each Mosaic Amendment and each Employment Agreement.
“Book-Entry Interests” has the meaning set forth in Section 2.04(b)(i).
“Books and Records” has the meaning set forth in Section 3.04(a)(ii).
“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in the State of New York or the State of Maryland are authorized or required by Law to be closed for business.
“Calculating Party” means (i) Parent, with respect to the Parent Adjusted Book Value Per Share, and (ii) the Mosaic Manager, with respect to the Mosaic Adjusted Book Value.
“CAIS Listing Agreement” means that certain second amended and restated CAIS listing agreement dated as of May 13, 2020 between the Mosaic Manager, Mosaic Special Member, the Mosaic Funds and CAIS Capital, LLC.
“CER” means the contingent equity rights issued pursuant to the CER Agreement.
“CER Agreement” means the Contingent Equity Rights Agreement in the form attached as Exhibit B to be entered into among Parent, the Operating Partnership and the rights agent named therein in connection with the Closing.
“Certificate of Merger” has the meaning set forth in Section 3.02(a).
“Certificates” has the meaning set forth in Section 2.04(b)(i).
“CIP” has the meaning set forth in Section 4.17(f).
“Closing” has the meaning set forth in Section 3.01.
“Closing Date” has the meaning set forth in Section 3.01.
“Closing Incentive Fee Amount” has the meaning set forth in Section 2.06.
“Closing Reimbursement Amount” has the meaning set forth in Section 2.06.
“Code” means the Internal Revenue Code of 1986, as amended, including the rules and regulations thereunder.
“Confidentiality Agreement” has the meaning set forth in Section 7.03(b).
“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.
“Contributor” has the meaning set forth in Section 4.10(k).
“Copyleft License” means any license that requires, as a condition of use, modification or distribution of works of authorship, that such works of authorship, or other software or Intellectual Property incorporated into, derived from, used or distributed with such works of authorship: (a) in the case of Software, be made available or distributed in a form other than binary (e.g., source code form); (b) be licensed for the purpose of preparing derivative works; (c) be licensed under terms that allow Subject Company products, services and offerings or portions thereof or interfaces therefor to be reverse engineered, reverse assembled or disassembled (other than by operation of law); or (d) be redistributable at no license fee. Copyleft Licenses include the GNU GPL, GNU AGPL, GNU LGPL licenses, the Mozilla Public License, the Common Development and Distribution License, the Eclipse Public License and all Creative Commons “sharealike” licenses.

“Copyrights” has the meaning set forth in the definition of Intellectual Property.
“Covered Persons” has the meaning set forth in Section 7.15(a).
“Covered Portfolio” means the portfolio of Subject Company Loans and Subject Company Investments listed and more particularly described in Sections 4.07(a) and 4.07(b) of the Mosaic Disclosure Schedules.
“Delaware Secretary of State” has the meaning set forth in Section 3.02(a).
“Designated Contracts” has the meaning set forth in Section 4.12(a).
“Determination Date” means September 30, 2021, or such other date as may be mutually agreed by the Parties in their respective sole discretions.
“Disclosure Schedules” means the Mosaic Disclosure Schedules and the Parent Disclosure Schedules, as applicable.
“Discount Amount” means an amount (expressed in Dollars) equal to $98,900,000.
“Dispute Notice” has the meaning set forth in Section 2.03(b).
“DLLCA” means the Delaware Limited Liability Company Act, as amended.
“Dollars” or “$” means the lawful currency of the United States.
“Domestic REIT Holdings” has the meaning set forth in the Recitals hereto.
“Effective Time” has the meaning set forth in Section 3.02(a)(i).
“Employee Benefit Plan” means any “employee benefit plan” (within the meaning of Section 3(3) of ERISA) and any other insurance coverage, employment, change in control, retention, employee loan, commission, severance, disability, deferred compensation, profit sharing, bonus, stock options, stock purchase, phantom stock, equity or equity-related incentive, incentive compensation, retirement, pension, post-retirement or material fringe or other benefit plan, agreement, program, policy or arrangement, whether or not subject to ERISA, that is maintained, sponsored, or contributed to by any Mosaic Party, any Subject Company, or their respective Subsidiaries for the benefit of any current or former employee, director or individual consultant or pursuant to which any Subject Company has any current or future liability.
“Employment Agreements” has the meaning set forth in the Interest Exchange Agreement.
“Employment Matters” has the meaning set forth in Section 4.14(a).
“End Date” has the meaning set forth in Section 9.01(b)(ii).
“Environmental Claim” means any Proceeding, Governmental Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement Proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.
“Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials.
“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

“Equitable Exceptions” has the meaning set forth in Section 4.01(b).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.
“ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with a Person or any of its Affiliates as a “single employer” within the meaning of Sections 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.
“Exchange Agent” has the meaning set forth in Section 2.04(a).
“Exchange Fund” has the meaning set forth in Section 2.04(a).
“GAAP” means United States generally accepted accounting principles in effect from time to time.
“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.
“Governmental Filings” means all registrations, filings and notices with or to Governmental Authorities.
“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.
“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.
“Incentive Party” or “Incentive Parties” has the meaning set forth in the Interest Exchange Agreement.
“Indebtedness” means any existing or contingent (a) indebtedness for borrowed money, (b) indebtedness evidenced by any note, bond, debenture or other debt security or negotiable instrument, (c) obligation for the deferred purchase price of property or services, (d) commitment by which a Person assures a creditor against loss, (e) obligations of such Person under a lease to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, (f) indebtedness of others as described in clauses (a) through (e) above guaranteed by such Person, and (g) indebtedness or liability that is secured by a Lien on such Person’s assets or the assets of such Person’s Affiliates; but Indebtedness does not include accounts payable to trade creditors, or accrued expenses arising in the Ordinary Course of Business, in each case, that are not yet due and payable, or are being disputed in good faith, and the endorsement of negotiable instruments for collection in the Ordinary Course of Business.
“Independent Accounting or Valuation Firm” has the meaning set forth in Section 2.03(c).
“Intellectual Property” means any and all proprietary rights in the following in any jurisdiction throughout the world: (a) invention disclosure statements, issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing; and other Governmental Authority-issued indicia of invention ownership (including certificates of invention, applications for inventor’s certificates, petty patents, and patent utility models) (“Patents”); (b) trademarks, service marks, brands, certification marks, logos, trade dress, trade names, and other similar indicia of source or origin, together with the goodwill symbolized thereby, and all registrations, applications for registration, and renewals of, any of the foregoing (“Trademarks”); (c) copyrights and works of authorship, whether or not copyrightable, and all registrations, applications for registration, and renewals of any of the foregoing

(“Copyrights”); (d) internet domain name registrations and social media account or user names (including “handles”), whether or not Trademarks, all associated web addresses, URLs, websites and web pages, social media sites and pages, and all content and data thereon or relating thereto, whether or not Copyrights; (e) information and materials not generally known to the public, including trade secrets, know-how, inventions (whether or not patentable), discoveries, improvements, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, and other confidential and proprietary information and all rights therein (“Trade Secrets”); (f) all computer programs including operating systems, applications, firmware, application programming interfaces (whether in source code, object code or other form), algorithms, compilations, modules, libraries or other components and all associated documentation (“Software”); (g) rights of publicity; and (h) all other similar intellectual or industrial property and proprietary rights.
“Interest Exchange Agreement” has the meaning set forth in the Recitals hereto.
“Interest Holders” means the holders of membership or partnership interests and units (as applicable) of the Mosaic Merger Entities.
“Interim Balance Sheet Date” means June 30, 2021.
“International Holdings” has the meaning set forth in the Recitals hereto.
“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.
“IRS” means the U.S. Internal Revenue Service.
“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.
“Leases” means all leases, ground leases, subleases or other similar agreements with respect to any of the Subject Company Leased Real Property, including all amendments, extensions, renewals, guarantees or other similar agreements relating thereto.
“Letter of Transmittal” has the meaning set forth in Section 2.04(b)(i).
“Liability” means, with respect to any Person, any liability, expense or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise.
“Licensed Intellectual Property” means all Intellectual Property in which a Subject Company or its Subsidiaries hold any rights or interests granted by other Persons, including the Mosaic Parties or any of their Affiliates.
“Lien” means any security interest, community or other property interest, pledge, mortgage, option, lien (including environmental and tax liens), charge, encumbrance, right-of-way, easement, right of first refusal or any other restriction of any kind, including any restriction or covenant with respect to, or condition governing, the use, transfer or other exercise of any attributes of ownership, other than solely restrictions imposed by applicable federal and state securities Law.
“Manager Consideration” has the meaning set forth in the Recitals hereto.
“Maryland Courts” has the meaning set forth in Section 10.12(b).
“Maryland SDAT” means the Maryland State Department of Assessments and Taxation.
“Material Adverse Effect” on a Person means any fact, circumstance, occurrence, state of fact, effect, change, event or development that, individually or in the aggregate, materially adversely affects (a) the financial condition, business, assets, properties or results of operations of such Person and its Subsidiaries, taken as a whole, or (b) the ability of such Person and its Subsidiaries to consummate the Transactions before the End Date; provided, that no effect (by itself or when aggregated or taken together with any and all other effects) resulting from, arising out of, attributable to, or related to any of the following shall be deemed to be or constitute a “Material Adverse Effect,” and no effect (by itself or when aggregated or taken together with any and all other such effects) directly or indirectly resulting from, arising out of, attributable to, or related to any of the following shall be taken into account when determining whether a “Material Adverse Effect” has occurred or may, would or could occur: (i) general economic conditions (or changes in such conditions) or conditions in the global economy generally; (ii) conditions (or changes in such conditions) in the securities markets, credit markets, currency markets or other financial markets, including (A) changes in interest rates and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market; (iii) conditions (or changes in such conditions) in any industry or industries in which the Person operates (including changes in general market prices, changes in real estate values in the markets in which the Person owns an interest in properties, and regulatory changes affecting the industry); (iv) political conditions (or changes in such conditions) or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism); (v) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires, other natural disasters or other weather conditions; (vi) any pandemic (including the SARS-CoV-2 virus and COVID-19 disease), epidemic, plague or other outbreak of illness or public health event or any Law, directive, pronouncement or guideline issued by a Governmental Authority, including the Centers for Disease Control and Prevention, or the World Health Organization or other industry group providing for business closures, changes to business operations, “sheltering-in-place” or other restrictions that relate to, or arise out of, any pandemic (including the SARS-CoV-2 virus and COVID-19 disease), epidemic, plague or other outbreak of illness or public health event or any change in such Law, directive, pronouncement or guideline or any interpretation thereof following the date of this Agreement or such Person’s or any of such Person’s Subsidiaries’ compliance therewith; (vii) changes in Law or other legal or regulatory conditions, or the interpretation thereof, or changes in GAAP or other accounting standards (or the interpretation thereof); (viii) any actions taken or failure to take action, in each case, at the written request of the other Party; (ix) compliance with the terms of, or the taking of any action expressly required by, this Agreement; or (x) any changes in such Person’s stock price or the trading volume of such Person’s stock, or any failure by such Person to meet any analysts’ estimates or expectations of such Person’s revenue, earnings or other financial performance or results of operations for any period, or any failure by such Person or any of its Subsidiaries to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the facts or occurrences giving rise to or contributing to such changes or failures may constitute, or be taken into account in determining whether there has been or will be, a Material Adverse Effect); except to the extent such effects resulting from, arising out of, attributable to or related to the matters described in the foregoing clauses (i) through (vii) disproportionately adversely affect such Person and its Subsidiaries, taken as a whole, as compared to other Persons that conduct business in the regions in the world and in the industries in which such Person and its Subsidiaries conduct business (in which case, the incremental adverse effects (if any) shall be taken into account when determining whether a “Material Adverse Effect” has occurred or may, would or could occur solely to the extent they are disproportionate).
“Mergers” means the MREC Merger, the MREC TE Merger and the MREC IIS Merger.
“Merger Consideration” means the sum of the aggregate amount of the MREC Per Unit Merger Consideration, the aggregate amount of MREC TE Per Unit Merger Consideration, and the MREC IIS Merger Consideration.
“Merger Consideration Amount” means the quotient (rounded to the nearest one-hundredth) obtained by dividing (i) the sum of (x) the Mosaic Adjusted Book Value minus (y) the Discount Amount, plus or minus, as applicable (z) the Adjustment Amount by (ii) the Parent Adjusted Book Value Per Share, as such quotient may be adjusted in accordance with Section 2.05.
“Merger Consideration Announcement” has the meaning set forth in Section 2.03(d).
“Merger Sub” has the meaning set forth in the Preamble hereto.
“MGCL” means the Maryland General Corporation Law, as amended.
“Mosaic Adjusted Book Value” means, as of the Determination Date, the aggregate combined consolidated members’ equity of the Mosaic Funds, after reduction for all Mosaic Transaction Expenses that have not been previously paid or accrued (whether or not otherwise includible in members’ equity in accordance with GAAP) and for the book value of any assets of a Mosaic Offshore Entity that are not held in MREC IIS, and after giving pro forma effect to any dividends or other distributions by any Mosaic Merger Entities, in each case that are declared or are anticipated to be declared for which the record date is or will be after the Determination Date and prior to the Effective Time, in each case as determined in accordance with GAAP applied in a manner consistent with the principles, policies and methodologies used in the preparation of the audited Mosaic Funds Financial Statements. An example calculation of the Mosaic Adjusted Book Value and the associated Proposed Book Value Schedule is set forth on Schedule A.
“Mosaic Amendment” has the meaning set forth in the Recitals hereto.
“Mosaic Competing Proposal” means any proposal, inquiry, offer or indication of interest relating to any transaction or series of related transactions (other than transactions with Parent, the Operating Partnership or any of their Subsidiaries) involving: (a) any acquisition or purchase by any Person or group, directly or indirectly, of more than 25% of any class of outstanding voting or equity securities of any Subject Company or Mosaic Offshore Entity, or any tender offer or exchange offer that, if consummated, would result in any Person or group beneficially owning more than 25% of any class of outstanding voting or equity securities of any Subject Company or Mosaic Offshore Entity; (b) any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving any Subject Company or Mosaic Offshore Entity and a Person or group pursuant to which such Subject Company’s or Mosaic Offshore Entity’s members or partners immediately preceding such transaction hold less than 75% of the equity interests in the surviving or resulting entity of such transaction; or (c) any sale, lease (other than in the Ordinary Course of Business), exchange, transfer or other disposition to a Person or group of more than 25% of the consolidated assets of any Subject Company and its Subsidiaries (measured by the fair market value thereof).
“Mosaic Consent Solicitation Materials” has the meaning set forth in Section 7.06(a).
“Mosaic Disclosure Schedules” means the Disclosure Schedules delivered by the Mosaic Parties concurrently with the execution and delivery of this Agreement.
“Mosaic Director Designee” has the meaning set forth in Section 7.07.
“Mosaic Entity” or “Mosaic Entities” has the meaning set forth in the Preamble hereto.
“Mosaic Entity Releasor” has the meaning set forth in Section 10.02(a).
“Mosaic Fund” means each of MREC, MREC TE and MREC Offshore.
“Mosaic Funds Consent Solicitations” means the solicitation by the Mosaic Parties of all required consents or approvals of the partners, members and other investors in the Mosaic Funds to the Transactions and, with respect to MREC Offshore, the MREC Offshore Amendment (as defined in the Interest Exchange Agreement), all in accordance with applicable Law and the Organizational Documents of each Mosaic Fund.
“Mosaic Funds Financial Statements” means (a) the audited statements of assets, liabilities and members’ equity, schedules of investments, statements of operations, statements of changes in members’ equity and statements of cash flows of each Mosaic Fund, including the notes thereto, as of and for each of the fiscal years ended December 31, 2018, 2019 and 2020, and (b) the unaudited statements of assets, liabilities and statements of operations, as of and for the interim fiscal period ended on the Interim Balance Sheet Date (the Financial Statements contained in clause (b), the “Mosaic Funds Interim Financial Statements”).
“Mosaic Funds Interim Financial Statements” has the meaning set forth in the definition of Mosaic Funds Financial Statements.
“Mosaic Holding Entity” or “Mosaic Holding Entities” has the meaning set forth in the Recitals hereto.
“Mosaic Investor Consent” or “Mosaic Investor Consents” has the meaning set forth in Section 8.01(b)(iii).
“Mosaic Manager” has the meaning set forth in the Recitals hereto.

“Mosaic Merger Entity” or “Mosaic Merger Entities” has the meaning set forth in the Preamble hereto.
“Mosaic Merger Entity Interests” has the meaning set forth in Section 4.02(a).
“Mosaic Offshore Entity” or “Mosaic Offshore Entities” has the meaning set forth in the Preamble hereto.
“Mosaic Parties’ Knowledge” or any other similar knowledge qualification, means the actual knowledge, after due inquiry (including, if applicable, inquiry of such Person’s executive team member with direct responsibility with respect to the relevant matter), of any of the persons named in Section 1.1 to the Mosaic Disclosure Schedules.
“Mosaic Party” or “Mosaic Parties” has the meaning set forth in the Preamble hereto.
“Mosaic Party Leased Real Property” means any real property leased or subleased to any Mosaic Party at which services on behalf of the Subject Companies are provided or at which any of the potential Transferred Employees are located.
“Mosaic Special Member” has the meaning set forth in the Preamble hereto.
“Mosaic Tax Contest” has the meaning set forth in Section 7.17(e).
“Mosaic Transaction Expenses” means (i) all fees, expenses, costs, charges, commissions and other payments (including any bonus or success fee), including fees and expenses for services rendered by any financial, legal or accounting adviser, consultant, or virtual data room provider, incurred or otherwise payable by any Subject Company (either for its own account or for the account of any of the Mosaic Parties or any of their respective members, partners or managers, or any of their respective Affiliates) in connection with the drafting, negotiation, execution and delivery of this Agreement or any of the Ancillary Documents or the consummation of the transactions contemplated herein or therein or otherwise in connection with the process by which the Mosaic Parties or their respective members, partners or managers, or their respective Affiliates, solicited or negotiated acquisition proposals from third parties prior to the execution and delivery of this Agreement, in each case regardless of whether such amounts have been invoiced by any applicable service provider, (ii) all severance, retention, “change of control,” “success” or other similar bonus payments triggered as a result of the consummation of the transactions contemplated by this Agreement or the Ancillary Documents (including the employer portion of any payroll taxes with respect to any of the foregoing) and payable or reimbursable by any Subject Company, (iii) all costs and expenses expected to be incurred by or on behalf of the Surviving Company or any Subject Company following the consummation of the Transactions in respect of the existence or operation of the Subject Companies prior to the Effective Time, including audit and tax preparation expenses, administration expenses, and legal and compliance expenses, (iv) the Closing Incentive Fee Amount, (v) the Closing Reimbursement Amount and (vi) 30% of the Dollar value of the portion of the Manager Consideration to be issued or delivered to the Mosaic Manager in connection with the Closing. Set forth in Section 1.2 of the Mosaic Disclosure Schedules is an estimate of the Mosaic Transaction Expenses expected to be incurred in connection with the Transactions, which estimate is made as of the date of this Agreement and will be updated pursuant to Section 2.03(e).
“MREC” has the meaning set forth in the Preamble hereto.
“MREC Certificate of Merger” has the meaning set forth in Section 3.02(a)(i).
“MREC Corp Sub 1” has the meaning set forth in the Preamble hereto.
“MREC Corp Sub 2” has the meaning set forth in the Preamble hereto.
“MREC Corp Sub 3” has the meaning set forth in the Preamble hereto.
“MREC Effective Time” has the meaning set forth in Section 3.02(a)(i).
“MREC Exchange Rate” means the quotient (rounded to the nearest ten-thousandth) obtained by dividing (i) the MREC Merger Consideration Shares by (ii) the number of MREC Units outstanding immediately prior to the MREC Effective Time.

“MREC Good Asset” has the meaning set forth in the Recitals hereto.
“MREC IIS” has the meaning set forth in the Preamble hereto.
“MREC IIS Certificate of Merger” has the meaning set forth in Section 3.02(a)(iii).
“MREC IIS Effective Time” has the meaning set forth in Section 3.02(a)(iii).
“MREC IIS Interest” has the meaning set forth in Section 2.02(c).
“MREC IIS Investor Consent” has the meaning set forth in Section 8.01(b)(iii).
“MREC IIS Merger” has the meaning set forth in Section 2.01(c).
“MREC IIS Merger Consideration” has the meaning set forth in Section 2.02(c)(iii).
“MREC IIS Merger Consideration Shares” means a number of shares (rounded to the nearest whole share) of Parent Class B Stock equal to the product of (i) 3.346% and (ii) the Merger Consideration Amount.
“MREC Investor Consent” has the meaning set forth in Section 8.01(b)(i).
“MREC Merger” has the meaning set forth in Section 2.01(a).
“MREC Merger Consideration Shares” means a number of shares (rounded to the nearest whole share) of Parent Class B Stock equal to the product of (i) 66.173% and (ii) the Merger Consideration Amount.
“MREC NU” has the meaning set forth in the Recitals hereto.
“MREC Offshore” has the meaning set forth in the Preamble hereto.
“MREC Per Unit Merger Consideration” has the meaning set forth in Section 2.02(a)(iii).
“MREC Shared Holdings” has the meaning set forth in the Recitals hereto.
“MREC TE” has the meaning set forth in the Preamble hereto.
“MREC TE Certificate of Merger” has the meaning set forth in Section 3.02(a)(ii).
“MREC TE Effective Time” has the meaning set forth in Section 3.02(a)(ii).
“MREC TE Exchange Rate” means the quotient (rounded to the nearest ten-thousandth) obtained by dividing (i) the MREC TE Merger Consideration Shares by (ii) the number of MREC TE Units outstanding immediately prior to the MREC TE Effective Time.
“MREC TE Investor Consent” has the meaning set forth in Section 8.01(b)(ii).
“MREC TE Merger” has the meaning set forth in Section 2.01(b).
“MREC TE Merger Consideration Shares” means a number of shares (rounded to the nearest whole share) of Parent Class B Stock equal to the product of (i) 30.481% and (ii) the Merger Consideration Amount.
“MREC TE Per Unit Merger Consideration” has the meaning set forth in Section 2.02(b)(iii).
“MREC TE Unit” has the meaning set forth in Section 2.02(b).
“MREC U” has the meaning set forth in the Recitals hereto.
“MREC U2” has the meaning set forth in the Recitals hereto.
“MREC Unit” has the meaning set forth in Section 2.02(a).
“NYSE” means the New York Stock Exchange.
“OFAC” has the meaning set forth in Section 4.17(f).
“OP Units” means units of limited partnership of the Operating Partnership.

“Open Source License” means any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation), or any substantially similar license, including any Creative Commons license. For avoidance of doubt, Open Source Licenses include Copyleft Licenses.
“Open Source Materials” means all Software or other Intellectual Property that is subject to an Open Source License.
“Operating Partnership” has the meaning set forth in the Recitals hereto.
“Ordinary Course of Business” means an action taken by a Person if such action is (a) consistent with the past practices of such Person and is taken in the ordinary course of day-to-day operations of such Person and (b) not required to be specifically authorized or approved by the manager(s) of such Person, or the manager(s), partner(s), board of directors, or similar governing body of any other Affiliate of such Person.
“Organizational Documents” means (a) in the case of a Person that is a corporation, its articles or certificate of incorporation and its by-laws, regulations or similar governing instruments required by the laws of its jurisdiction of formation or organization; (b) in the case of a Person that is a partnership, its articles or certificate of partnership, formation or association, and its partnership agreement (in each case, limited, limited liability, general or otherwise); (c) in the case of a Person that is a limited liability company, its articles or certificate of formation or organization, and its limited liability company agreement or operating agreement; and (d) in the case of a Person that is none of a corporation, partnership (limited, limited liability, general or otherwise), limited liability company or natural person, its governing instruments as required or contemplated by the laws of its jurisdiction of organization.
“Other Subject Companies” has the meaning set forth in Section 4.02(b).
“Parent” has the meaning set forth in the Recitals hereto.
“Parent Adjusted Book Value Per Share” means, as of the Determination Date, the result of (i) Parent’s total consolidated common equity that reflects the deduction of the total Parent Preferred Stock liquidation preference and goodwill, and after giving pro forma effect to any dividends or other distributions by Parent that are declared or are anticipated to be declared for which the record date is or will be after the Determination Date and prior to the Effective Time divided by (ii) the number of shares of Parent Common Stock issued and outstanding, plus any shares of Parent Common Stock issuable upon the vesting of any Parent Restricted Stock, in each case as determined in accordance with GAAP applied in a manner consistent with the principles, policies and methodologies used in the preparation of Parent’s audited financial statements. An example calculation of the Parent Adjusted Book Value Per Share and the associated Proposed Book Value Schedule is set forth on Schedule B.
“Parent Articles Supplementary” means the articles supplementary, in substantially the form attached as Exhibit C, to be filed by Parent with the Maryland SDAT pursuant to the MGCL and setting forth the relative rights and privileges of the Parent Class B Stock.
“Parent Average Stock Price” has the meaning set forth in Section 2.02(a)(i).
“Parent Board” has the meaning set forth in the Recitals hereto.
“Parent Board Recommendation” has the meaning set forth in Section 6.02(c).
“Parent Capital Stock” means Parent Common Stock, Parent Preferred Stock and, from and after filing of the Parent Articles Supplementary, Parent Class B Stock.
“Parent Change of Recommendation” has the meaning set forth in Section 7.05(b).
“Parent Class B Stock” means the Class B common stock of Parent, $0.0001 par value per share, to be designated pursuant to the Parent Articles Supplementary.
“Parent Common Stock” means the common stock of Parent, par value $0.0001 per share.
“Parent Common Stock Issuance” has the meaning set forth in the Recitals hereto.

“Parent Competing Proposal” means any proposal, inquiry, offer or indication of interest relating to any transaction or series of related transactions (other than transactions with the Mosaic Parties, the Subject Companies or any of their Subsidiaries) involving: (a) any acquisition or purchase by any Person or group, directly or indirectly, of more than 25% of any class of outstanding voting or equity securities of Parent, or any tender offer or exchange offer that, if consummated, would result in any Person or group beneficially owning more than 25% of any class of outstanding voting or equity securities of Parent; (b) any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving Parent and a Person or group pursuant to which the Parent Stockholders immediately preceding such transaction hold less than 75% of the equity interests in the surviving or resulting entity of such transaction; or (c) any sale, lease (other than in the Ordinary Course of Business), exchange, transfer or other disposition to a Person or group of more than 25% of the consolidated assets of Parent and its Subsidiaries (measured by the fair market value thereof).
“Parent Contract” has the meaning set forth in Section 6.13.
“Parent Disclosure Schedules” means the Disclosure Schedules delivered by the Parent Parties concurrently with the execution and delivery of this Agreement.
“Parent Equity Plan” has the meaning set forth in Section 7.02(b)(ii).
“Parent Intellectual Property “ means the Intellectual Property used in the operation of Parent and its Subsidiaries as presently conducted.
“Parent Material Adverse Effect” means a Material Adverse Effect on Parent.
“Parent Parties” means Parent, the Operating Partnership and Merger Sub.
“Parent Parties’ Knowledge” or any other similar knowledge qualification, means the actual knowledge, after due inquiry (including, if applicable, inquiry of such Person’s executive team member with direct responsibility with respect to the relevant matter), of any of the persons named in Section 1.1 to the Parent Disclosure Schedules.
“Parent Permits” has the meaning set forth in Section 6.08(a).
“Parent Plan” means any “employee benefit plan” (within the meaning of Section 3(3) of ERISA) and any other insurance coverage, employment, change in control, retention, employee loan, commission, severance, disability, deferred compensation, profit sharing, bonus, stock options, stock purchase, phantom stock, equity or equity-related incentive, incentive compensation, retirement, pension, post-retirement or material fringe or other benefit plan, agreement, program, policy or arrangement, whether or not subject to ERISA, that is sponsored, maintained, or contributed to by Parent, the Operating Partnership or any Subsidiary of Parent or with respect to which Parent, the Operating Partnership or any Subsidiary of Parent could reasonably be expected to have any liability or that provide benefits to any individual performing services to Parent, the Operating Partnership or any of Subsidiary of Parent.
“Parent Preferred Stock” means Parent’s (i) 8.625% Series B Cumulative Preferred Stock, $0.0001 par value per share, (ii) 6.25% Series C Cumulative Convertible Preferred Stock, $0.0001 par value per share, (iii) 7.625% Series D Cumulative Redeemable Preferred Stock, $0.0001 par value per share, and (iv) 6.50% Series E Cumulative Redeemable Preferred Stock, $0.0001 par value per share.
“Parent SEC Documents” has the meaning set forth in Section 6.04(a).
“Parent Stockholder Approval” means the approval of the Parent Common Stock Issuance by the requisite vote at the Parent Stockholders Meeting in accordance with the rules and regulations of the NYSE and the Organizational Documents of Parent.
“Parent Stockholders” has the meaning set forth in the Recitals hereto.
“Parent Stockholders Meeting” means a meeting of Parent Stockholders to consider the approval of the Parent Common Stock Issuance, including any postponement, adjournment or recess thereof.

“Partnership Agreement” means the Agreement of Limited Partnership, dated as of July 29, 2011, of the Operating Partnership, as amended through the date hereof.
“Party” means each of the Mosaic Parties, on the one hand, and each of the Parent Parties, on the other hand, and “Parties” means the Mosaic Parties and the Parent Parties.
“Patents” has the meaning set forth in the definition of Intellectual Property.
“Payment Card Information Data Security Standard” means the proprietary information security standard, as it may be updated from time to time promulgated by the PCI Security Standards Council, or any successor thereto, or by any entity that functions as a card brand, card association, payment processor, acquiring bank, merchant bank or issuing bank with respect to a card, and all audit and filing requirements and all applicable card brand, card association, payment processor and bank rules and requirements for organizations that handle branded credit cards from major credit card schemes, including Visa, Mastercard, American Express, Discover and JCB.
“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.
“Permitted Exceptions” has the meaning set forth in Section 4.07(c).
“Permitted Liens” means collectively, (a) Liens for Taxes not yet delinquent or the validity of which are being contested in good faith by appropriate Proceedings, (b) mechanics’, workmen’s, repairmen’s, warehousemen’s, processor’s, landlord’s, carrier’s, maritime, materialmen’s, consignee’s or other like Liens, including all statutory or common law Liens arising or incurred in the Ordinary Course of Business, (c) Liens arising in connection with worker’s compensation, unemployment insurance, old age pensions and social security benefits which are not overdue or are being contested in good faith by appropriate Proceedings, (d) any imperfection of title, easements, encroachments, covenants, rights of way, defects, irregularities or encumbrances on title or similar Lien which does not and would not reasonably be expected to impair in any material respect the operations of a Person or its Subsidiaries, (e) Liens relating to Indebtedness incurred in the Ordinary Course of Business, and (f) Liens which are not material in amount and would not reasonably be expected to materially interfere with the ordinary conduct of business of a Person or its Subsidiaries.
“Permits or Real Property Rights” has the meaning set forth in Section 4.09(c).
“Person” or “person” means an individual, corporation, partnership, joint venture, limited liability company, group (including a “person” as defined in Section 13(d)(3) of the Exchange Act), Governmental Authority, unincorporated organization, trust, association, or other entity.
“Personal Data” means any information that identifies or, alone or in combination with any other information, could reasonably be used to identify, locate, or contact a natural Person, including name, street address, telephone number, email address, identification number issued by a Governmental Authority, credit card number, bank information, customer or account number, online identifier, device identifier, IP address, browsing history, search history, or other website, application, or online activity or usage data, location data, biometric data, medical or health information, or any other information that is considered “personally identifiable information,” “personal information,” “personal data,” or other similar terms under applicable Law or otherwise subject to the requirements of the PCI-DSS.
“Pre-Closing Tax Period” means all taxable periods ending on or before the Closing Date.
“Primary Holding Entity” or “Primary Holding Entities” has the meaning set forth in the Recitals hereto.
“Privacy and Information Security Requirements” all applicable Laws relating to the (i) collection, storage, processing, use, disclosure, retention or transfer of data or Personal Data, (ii) privacy or (iii) information security, including those concerning the security of the Subject Companies’ and their Subsidiaries’ products, services and Subject Company IT Systems, (b) industry standard regarding the same which the Subject Companies or their Subsidiaries have agreed to comply with, (c) all Contracts to which Subject Companies or their Subsidiaries are a party or are otherwise bound that relate to Personal Data Information or protecting the security or privacy of information or Subject Company IT Systems, (d) the

Subject Companies’ and their Subsidiaries’ internal and posted policies and notices relating to Personal Data, privacy and the security of the Subject Companies’ or their Subsidiaries’ products, services, Subject Company IT Systems and other information, and (e) the Payment Card Information Data Security Standards.
“Proceeding” means any actual or threatened claim (including a claim of a violation of applicable Law), action, audit, demand, suit, Proceeding, investigation or other Proceeding at law or in equity or order or ruling, in each case whether civil, criminal, administrative, investigative or otherwise and whether or not such claim, action, audit, demand, suit, Proceeding, investigation or other Proceeding or order or ruling results in a formal civil or criminal litigation or regulatory action.
“Proposed Book Value Schedule” means a schedule setting forth in reasonable detail the good faith calculation of (i) Parent, with respect to the Parent Adjusted Book Value Per Share, or (ii) the Mosaic Manager, with respect to the Mosaic Adjusted Book Value.
“Proxy Statement” means that certain proxy statement in preliminary and definitive form relating to the Parent Stockholders Meeting.
“Qualified REIT Subsidiary” has the meaning set forth in Section 6.06(c).
“Real Property” means the real property owned, leased or subleased by a Person or its Subsidiaries, together with all buildings, structures and facilities located thereon.
“Receiving Party” means (i) the Mosaic Parties, with respect to the Proposed Book Value Schedule setting forth the Parent Adjusted Book Value Per Share, and (ii) Parent, with respect to the Proposed Book Value Schedule setting forth the Mosaic Adjusted Book Value.
“Registration Statement” has the meaning set forth in Section 7.06(a).
“Regulatory Agreement” has the meaning set forth in Section 4.17(b).
“REIT” has the meaning set forth in the Recitals hereto.
“REIT Holdings” has the meaning set forth in the Recitals hereto.
“REIT Pref Holdings” has the meaning set forth in the Recitals hereto.
“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment or disposing into the environment (including ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).
“Reports” has the meaning set forth in Section 4.17(c).
“Representative” means, with respect to any Person, any and all directors, managing members, managers, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Security Breach” means any actual or reasonably suspected unauthorized access, unauthorized acquisition, unauthorized use, or unauthorized disclosure or theft of Personal Data from any (i) Subject Company, or (ii) third party vendor (including any consultants, service providers, or third party contractors) of any Subject Company that is able to access an environment owned and/or controlled by such Subject Company (a “Covered Third Party”) that occurs while such Personal Data is in the possession or control of such Subject Company or Covered Third Parties, in each case to the extent that any Personal Data is actually, or reasonably suspected to be, affected.
“Services Agreement” means the services agreement, to be entered into in connection with the Closing, among Parent, the Operating Partnership and the Mosaic Manager, in substantially the form attached as an exhibit to the Interest Exchange Agreement.

“Sexual Misconduct Allegation” has the meaning set forth in Section 4.14(l).
“Software” has the meaning set forth in the definition of Intellectual Property.
“Straddle Period” means any taxable period that includes (but does not end on) the Closing Date.
“Subject Company” or “Subject Companies” has the meaning set forth in the Recitals hereto.
“Subject Company Intellectual Property” means all Intellectual Property that is owned or purported to be owned in whole or in part by any Subject Company or by any Mosaic Entity (or any Subsidiary) and used in the business of any Subject Company. Subject Company Intellectual Property includes Subject Company IP Registrations.
“Subject Company Investment” has the meaning set forth in Section 4.07(b).
“Subject Company Investment Documentation” has the meaning set forth in Section 4.07(b).
“Subject Company IP Agreements” means all written licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, waivers, releases, permissions and other Contracts relating to Intellectual Property to which (i) any Subject Company is a party, beneficiary or otherwise bound or (ii) any Mosaic Entity (or any Subsidiary) is a party and that relates to Intellectual Property that is used in the business of any Subject Company.
“Subject Company IP Registrations” means all Subject Company Intellectual Property that is subject to any active issuance, active registration or pending application by, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including issued patents, registered trademarks, domain names and copyrights, and pending applications for any of the foregoing.
“Subject Company IT Systems” means all Software; computer hardware, systems, servers, networks, platforms, peripherals, devices, mobile devices; databases; networks and telecommunications systems; information technology assets and related infrastructure and facilities; and similar or related items of automated, computerized, or other information technology (IT) networks and systems (including telecommunications networks and systems for voice, data, and video) owned, leased, or licensed (including through cloud-based or other third-party service providers) by (x) any Subject Company or (y) any Mosaic Party (or any Subsidiary thereof) and used in the business of any Subject Company.
“Subject Company Loan” has the meaning set forth in Section 4.07(a).
“Subject Company Loan Documentation” has the meaning set forth in Section 4.07(a).
“Subject Company Loan Files” has the meaning set forth in Section 4.07(a).
“Subject Company Material Adverse Effect” means a Material Adverse Effect on the Subject Companies, taken as a whole.
“Subject Company Note” has the meaning set forth in Section 4.07(a).
“Subject Company Permits” has the meaning set forth in Section 4.18(a).
“Subject Company Property” or “Subject Company Properties” has the meaning set forth in Section 4.09(a).
“Subject Company Releasee” has the meaning set forth in Section 10.02(a).
“Subject Company Software” means all Software that is owned by or exclusively licensed to any Subject Company or its Subsidiaries or to any Mosaic Party and used in business of any Subject Company.
“Subsidiary” means any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which the applicable Person holds, directly or indirectly, stock or other equity ownership interests representing more than 50% of the voting power of all outstanding stock or equity ownership interests of such entity.
“Surviving Company” has the meaning set forth in Section 2.01.

“Tax” or “Taxes” means any and all U.S. federal, state, local and non-U.S. taxes, assessments, levies, duties, tariffs, imposts and other similar charges and fees imposed by any Governmental Authority, including, income, franchise, windfall or other profits, gross receipts, property, sales, use, net worth, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, withholding, ad valorem, stamp, transfer, value-added, occupation, environmental, disability, real property, personal property, registration, alternative or add-on minimum or estimated tax, including any interest, penalty, additions to tax or additional amounts imposed with respect thereto, whether disputed or not.
“Tax Return” means any return, declaration, report, claim for refund, information return, or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
“Taxable REIT Subsidiary” has the meaning set forth in Section 6.06(c).
“Taxing Authority” means any Governmental Authority having jurisdiction in matters relating to Tax matters.
“TE Holdings” has the meaning set forth in the Recitals hereto.
“Terminable Breach” has the meaning set forth in Section 9.01(b)(iii).
“Trademarks” has the meaning set forth in the definition of Intellectual Property.
“Trade Secret Recipient” has the meaning set forth in Section 4.10(k).
“Trade Secrets” has the meaning set forth in the definition of Intellectual Property.
“Transactions” has the meaning set forth in the Recitals hereto.
“Transaction Litigation” has the meaning set forth in Section 7.09.
“Transfer Taxes” has the meaning set forth in Section 7.17(d).
“Treasury Regulations” means the United States Tax regulations promulgated under the Code, as the same may be amended hereafter from time to time (including corresponding provisions of succeeding United States Tax regulations).
“USA PATRIOT Act” has the meaning set forth in Section 4.17(f).
“Voting Debt” of a Person means bonds, debentures, notes or other Indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of such Person may vote.
“WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state, local and foreign laws related to plant closings, relocations, mass layoffs and employment losses.
“Willful and Material Breach” means a material breach that is a consequence of an act or failure to take an act by the breaching Party with the knowledge that the taking of such act (or the failure to take such act) may constitute a breach of this Agreement.
ARTICLE II
TRANSACTIONS
Section 2.01   Mergers.
(a)   Subject to the terms, covenants and conditions of this Agreement, on the Closing Date, MREC will be merged with and into Merger Sub in accordance with the provisions of the DLLCA (the “MREC Merger”). As a result of the MREC Merger, the separate existence of MREC shall cease and Merger Sub shall continue its existence under the Laws of the State of Delaware as the surviving limited liability company (in its capacity as the surviving entity in the Mergers, Merger Sub is sometimes referred to herein as the “Surviving Company”).

(b)   Subject to the terms, covenants and conditions of this Agreement, on the Closing Date, MREC TE will be merged with and into Merger Sub in accordance with the provisions of the DLLCA (the “MREC TE Merger”). As a result of the MREC TE Merger, the separate existence of MREC TE shall cease and Merger Sub shall continue its existence under the Laws of the State of Delaware as the Surviving Company.
(c)   Subject to the terms, covenants and conditions of this Agreement, on the Closing Date, MREC IIS will be merged with and into Merger Sub in accordance with the provisions of the DLLCA (the “MREC IIS Merger”). As a result of the MREC IIS Merger, the separate existence of MREC IIS shall cease and Merger Sub shall continue its existence under the Laws of the State of Delaware as the Surviving Company.
Section 2.02   Merger Consideration.
(a)   At the MREC Effective Time and by virtue of the MREC Merger and without any further action on the part of any Mosaic Party, Subject Company or Parent Party or the holders of any securities of any Mosaic Party, Subject Company or Parent Party, (x) each membership interest of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding membership interests of the Surviving Company, (y) any membership interests (including any profits interests) in MREC held by an Incentive Party shall be canceled for no consideration, and (z) each of the other membership interests in MREC outstanding immediately prior to the Effective Time (without regard for class designation, each a “MREC Unit”) will be automatically cancelled and retired and converted into the right to receive (upon the proper surrender of any certificate representing such MREC Unit or, in the case of an uncertificated MREC Unit, other reasonable evidence of proper surrender of such uncertificated MREC Unit):
(i)   That number of validly issued, fully-paid and nonassessable shares of Parent Class B Stock equal to the MREC Exchange Rate; provided, that no fractional shares of Parent Class B Stock shall be issued in respect of the MREC Merger, and any holder of MREC Units that is entitled to receive a fractional share of Parent Class B Stock shall instead receive cash with respect to any fractional share of Parent Class B Stock in an amount equal to the product of (I) such fractional part of a share of Parent Class B Stock multiplied by (II) the average of the volume weighted average prices of one share of Parent Common Stock for the five (5) consecutive trading days immediately prior to the Closing Date as reported by Bloomberg, L.P. (the “Parent Average Stock Price”);
(ii)   That number of CERs of Parent equal to the MREC Exchange Rate; and
(iii)   Cash in lieu of any fractional shares of Parent Class B Stock as provided in Section 2.02(a)(i) (clauses (i), (ii) and (iii), collectively, the “MREC Per Unit Merger Consideration”);
(b)   At the MREC TE Effective Time and by virtue of the MREC TE Merger and without any further action on the part of any Mosaic Party, Subject Company or Parent Party or the holders of any securities of any Mosaic Party, Subject Company or Parent Party, (x) each membership interest of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding membership interests of the Surviving Company, (y) any membership interests (including any profits interests) in MREC TE held by an Incentive Party shall be canceled for no consideration, and (z) each of the other membership interests in MREC TE outstanding immediately prior to the Effective Time (without regard for class designation, each a “MREC TE Unit”) will be automatically cancelled and retired and converted into the right to receive (upon the proper surrender of any certificate representing such MREC TE Unit or, in the case of an uncertificated MREC TE Unit, other reasonable evidence of proper surrender of such uncertificated MREC TE Unit):
(i)   That number of validly issued, fully-paid and nonassessable shares of Parent Class B Stock equal to the MREC TE Exchange Rate; provided, that no fractional shares of Parent Class B Stock shall be issued in respect of the MREC Merger, and any holder of MREC TE Units that is entitled to receive a fractional share of Parent Class B Stock shall instead receive cash with respect to any fractional share of Parent Class B Stock in an amount equal to the product of (I) such fractional part of a share of Parent Class B Stock multiplied by (II) the Parent Average Stock Price;
(ii)   That number of CERs of Parent equal to the MREC TE Exchange Rate; and

(iii)   Cash in lieu of any fractional shares of Parent Class B Stock as provided in Section 2.02(b)(i) (clauses (i), (ii) and (iii), collectively, the “MREC TE Per Unit Merger Consideration”);
(c)   At the MREC IIS Effective Time and by virtue of the MREC IIS Merger and without any further action on the part of any Mosaic Party, Subject Company or Parent Party or the holders of any securities of any Mosaic Party, Subject Company or Parent Party, (x) each membership interest of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding membership interests of the Surviving Company, (y) any partnership interests (including any profits interests) in MREC IIS held by an Incentive Party shall be canceled for no consideration, and (z) each other partnership interest in MREC IIS (each a “MREC IIS Interest”) will be automatically cancelled and retired and converted into the right to receive (upon the proper surrender of any certificate representing such MREC IIS Interest or, in the case of an uncertificated MREC IIS Interest, other reasonable evidence of proper surrender of such uncertificated MREC IIS Interest):
(i)   That number of validly issued, fully-paid and nonassessable shares of Parent Class B Stock equal to the product of (A) the percentage interest in MREC IIS represented by such MREC IIS Interest and (B) the MREC IIS Merger Consideration Shares; provided, that no fractional shares of Parent Class B Stock shall be issued in respect of the MREC IIS Merger, and any holder of MREC IIS Interests that is entitled to receive a fractional share of Parent Class B Stock shall instead receive cash with respect to any fractional share of Parent Class B Stock in an amount equal to the product of (I) such fractional part of a share of Parent Class B Stock multiplied by (II) the Parent Average Stock Price;
(ii)   That number of CERs of Parent equal to the number of shares of Parent Class B Stock issued pursuant to Section 2.02(c)(i); and
(iii)   Cash in lieu of any fractional shares of Parent Class B Stock as provided in Section 2.02(c)(i) (clauses (i), (ii) and (iii), collectively, the “MREC IIS Merger Consideration”).
(d)   From and after the Effective Time, the Mosaic Merger Entity Interest transfer books of the Mosaic Merger Entities shall be closed, and thereafter there shall be no further registration of transfers of Mosaic Merger Entity Interests. From and after the Effective Time, Persons who held any Mosaic Merger Entity Interests immediately prior to the Effective Time shall cease to have rights with respect to such Mosaic Merger Entity Interests, except as otherwise provided for in this Agreement or by applicable Law.
(e)   No dividends or other distributions declared or made after the Effective Time with respect to Parent Class B Stock with a record date after the Effective Time shall be paid to any holder entitled by reason of any of the Mergers to receive shares of Parent Class B Stock and no cash payment in lieu of a fractional share of Parent Class B Stock shall be paid to any such holder until such holder shall have surrendered its Mosaic Merger Entity Interests pursuant to this Article II. Subject to applicable Law, following surrender of any such Mosaic Merger Entity Interest, such holder shall be paid, in each case, without interest, (i) the amount of any dividends or other distributions theretofore paid with respect to the shares of Parent Class B Stock represented by the shares received by such holder and having a record date on or after the Effective Time and a payment date prior to such surrender and (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of Parent Class B Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or after such surrender.
Section 2.03   Determination of Book Values.
(a)   As promptly as practicable, and in any event within fifteen (15) Business Days after the Determination Date, each Calculating Party shall prepare and deliver to the Receiving Party a Proposed Book Value Schedule, together with such supporting documentation that the Receiving Party may reasonably request. Together with the Mosaic Book Value Schedule, the Mosaic Parties will also deliver to Parent a computation of the Determination Date Funded Amount, as such term is defined in the CER Agreement.
(b)   Within three (3) Business Days of the delivery of each Proposed Book Value Schedule (and with respect to the Mosaic Parties, the Determination Date Funded Amount), the Receiving Party shall notify the Calculating Party whether it accepts or disputes the accuracy of the Proposed Book Value Schedule and/or the Determination Date Funded Amount, as applicable. In the event that the Receiving Party disputes the accuracy of the Proposed Book Value Schedule and/or the Determination Date Funded Amount, as applicable, the Receiving Party shall notify the Calculating Party in reasonable detail of those items and amounts as to which the Receiving Party disagrees and shall set forth the Receiving Party’s calculation of such disputed amounts (a “Dispute Notice”), and the Receiving Party shall be deemed to have agreed with all other items and amounts contained in the Proposed Book Value Schedule and/or the Determination Date Funded Amount, as applicable. In the event that the Receiving Party notifies the Calculating Party that it accepts the Proposed Book Value Schedule and/or the Determination Date Funded Amount, as applicable, or does not deliver a Dispute Notice to the Calculating Party during such three Business Day period, the Receiving Party shall be deemed to have accepted the accuracy of the Proposed Book Value Schedule and the Determination Date Funded Amount, as applicable, and the calculations of the Parent Adjusted Book Value Per Share, the Mosaic Adjusted Book Value and the Determination Date Funded Amount set forth therein shall be final, conclusive and binding upon the Parties.
(c)   If a Dispute Notice shall be timely delivered by the Receiving Party pursuant to Section 2.03(b), then the Calculating Party and the Receiving Party shall forthwith jointly request that a mutually agreed upon nationally recognized registered independent public accounting firm or a nationally recognized independent valuation expert (in either case, the “Independent Accounting or Valuation Firm”), make a binding determination only as to the items set forth in the Dispute Notice in accordance with the terms of this Agreement. The Independent Accounting or Valuation Firm will, under the terms of its engagement, as an expert and not an arbitrator, be required to render its written decision with respect to such disputed items and amounts within five (5) Business Days from the date of referral. The Independent Accounting or Valuation Firm shall consider only those items or amounts in the Proposed Book Value Schedule and/or the Determination Date Funded Amount, as applicable, as to which the Receiving Party and the Calculating Party are in disagreement. The Independent Accounting or Valuation Firm shall deliver to the Receiving Party and the Calculating Party a written report setting forth its adjustments, if any, to the Proposed Book Value Schedule and/or the Determination Date Funded Amount based on the Independent Accounting or Valuation Firm’s determination with respect to the disputed items and amounts in accordance with this Agreement and such report shall include the calculations supporting such adjustments; provided, that for each item as to which the Calculating Party or the Receiving Party are in disagreement, the Independent Accounting or Valuation Firm shall assign a value for each such item no greater than the higher amount, and no less than the lower amount, calculated or proposed by the Calculating Party or the Receiving Party with respect to such item, as the case may be. Such report shall be final, conclusive and binding on the Parties, and no Party nor any of their respective Affiliates or Representatives will seek recourse to any courts, other tribunals or otherwise, other than to enforce the determination of the Independent Accounting or Valuation Firm. The fees and expenses of the Independent Accounting or Valuation Firm for purposes of this Section 2.03(c) shall be shared equally by the Parties, but such fees and expenses of the Independent Accounting or Valuation Firm shall not adjust either the Mosaic Adjusted Book Value, the Determination Date Funded Amount or the Parent Adjusted Book Value Per Share.
(d)   Subject to Section 7.10, as soon as practicable (but not more than two (2) Business Days) following the final determination of the Parent Adjusted Book Value Per Share, the Mosaic Adjusted Book Value and Determination Date Funded Amount, Parent shall make a public statement to disclose the final Merger Consideration, including the Merger Consideration Amount, the MREC Exchange Rate, the MREC TE Exchange Rate and the MREC IIS Merger Consideration Shares (the “Merger Consideration Announcement”).
(e)   Not less than five (5) Business Days prior to the anticipated Closing Date, the Mosaic Parties shall deliver to the Parent Parties an updated good faith estimate of the total amount of Mosaic Transaction Expenses, which update shall amend and replace in its entirety, the estimated Mosaic Transaction Expenses set forth on Section 1.2 of the Mosaic Disclosure Schedules.
Section 2.04   Delivery of Merger Consideration.
(a)   Exchange Agent.   Prior to the Effective Time, Parent and Merger Sub shall enter into an agreement with Parent’s transfer agent to act as agent for the Interest Holders in connection with the Mergers (the “Exchange Agent”) and to receive the Merger Consideration and any dividends or other distributions pursuant to Section 2.02(e) to which such holders shall become entitled pursuant to this Article II. On or prior to the Closing Date and prior to the Effective Time, Parent or Merger Sub shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the Interest Holders, for issuance in accordance with this Article II through the Exchange Agent, the number of shares of Parent Class B Stock and CERs issuable to the Interest Holders outstanding immediately prior to the Effective Time pursuant to Sections 2.02(a), 2.02(b) and 2.02(c). Parent agrees to deposit with the Exchange Agent, from time to time as needed, cash sufficient to pay any dividends and other distributions pursuant to Section 2.02(e) and to make payments in lieu of fractional shares pursuant to Sections 2.02(a), 2.02(b) and 2.02(c). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration contemplated to be issued in exchange for the Mosaic Merger Entity Interests pursuant to this Agreement out of the Exchange Fund (as hereinafter defined). Except as contemplated by Sections 2.02(a), 2.02(b), 2.02(c), 2.02(e) and this Section 2.04(a), the Exchange Fund shall not be used for any other purpose. Any shares of Parent Class B Stock, CERs and cash deposited with the Exchange Agent (including any cash deposited to pay for fractional shares in accordance with Sections 2.02(a), 2.02(b) and 2.02(c) or any dividends or other distributions in accordance with Section 2.02(e)) shall hereinafter be referred to as the “Exchange Fund.” The Surviving Company shall pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of the Mosaic Merger Entity Interests for the Merger Consideration. Any interest or other income resulting from investment of the cash portion of the Exchange Fund shall become part of the Exchange Fund.
(b)   Exchange Procedures.
(i)   As soon as practicable after, but in no event more than five (5) Business Days after, the Effective Time, Parent shall instruct the Exchange Agent to mail or otherwise deliver to each Interest Holder of record, as of immediately prior to the Effective Time, of (A) a certificate or certificates that immediately prior to the Effective Time represents a Mosaic Merger Entity Interest of the Mosaic Merger Entities (the “Certificates”) or (B) a Mosaic Merger Entity Interest of the Mosaic Merger Entities, as applicable, represented by book-entry (“Book-Entry Interests”), in each case, which interests or units were converted pursuant to Section 2.02 into the right to receive the applicable Merger Consideration at the Effective Time, (1) a letter of transmittal (“Letter of Transmittal”), which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent or, in the case of Book-Entry Interests, upon adherence to the procedures set forth in the Letter of Transmittal, and which shall be in a customary form and agreed to by Parent and the Mosaic Parties prior to the Closing (it being understood that the forms of Letter of Transmittal to be mailed to the Interest Holders may vary in certain respects due to differences in the respective securities) and (2) instructions for use in effecting the surrender of the Certificates or, in the case of Book-Entry Interests, the surrender of such interests or units, for payment of the applicable Merger Consideration set forth in Section 2.02.
(ii)   Upon surrender to the Exchange Agent of a Certificate or Book-Entry Interests, together with the Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other customary documents as may be reasonably required by the Exchange Agent, the holder of such Certificate or Book-Entry Interests shall be entitled to receive in exchange therefor (A) the applicable Merger Consideration pursuant to the provisions of this Article II (which shares of Parent Class B Stock and CERs included in such Merger Consideration shall be in uncertificated book-entry form) and (B) a check in the amount equal to the cash payable in lieu of any fractional shares of Parent Class B Stock pursuant to Sections 2.02(a), 2.02(b) and 2.02(c) and dividends and other distributions pursuant to Section 2.02(e). No interest shall be paid or accrued for the benefit of holders of the Certificates or Book-Entry Interests on the applicable Merger Consideration payable in respect of the Certificates or Book-Entry Interests. If payment of the applicable Merger Consideration is to be made to a Person other than the Interest Holder of record, it shall be a condition of payment that interests so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the applicable Merger Consideration to a Person other than the registered holder of such shares surrendered or shall have established to the satisfaction of the Surviving Company that such Taxes either have been paid or are not applicable. Until surrendered as contemplated by this Section 2.04(b)(ii), each Certificate and each Book-Entry Interest shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the applicable Merger Consideration payable in respect of such Mosaic Merger Entity Interests pursuant to Sections 2.02(a),

2.02(b) and 2.02(c), and dividends and other distributions with respect to Parent Class B Stock to which the holders thereof are entitled pursuant to Section 2.02(e).
(c)   Lost, Stolen, or Destroyed Certificates.   If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Company, the posting by such Person of a bond in such reasonable amount, pursuant to the policies and procedures of the transfer agent for Parent, as the Surviving Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration payable in respect of the Mosaic Merger Entity Interests formerly represented by such Certificate to which the holders thereof are entitled pursuant to Sections 2.02(a), 2.02(b) and 2.02(c) and any dividends or other distributions with respect to Parent Class B Stock to which the holders thereof are entitled pursuant to Section 2.02(e).
(d)   No Liability.   None of the Mosaic Parties, the Parent Parties, or the Surviving Company, or any employee, officer, manager, member, director, partner, agent or Affiliate of such entities, shall be liable to any Person in respect of the Merger Consideration if any portion thereof has been delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate or Book-Entry Interest has not been surrendered prior to the time that is immediately prior to the time at which the applicable Merger Consideration in respect of such Certificate or Book-Entry Interest would otherwise escheat to or become the property of any Governmental Authority, any such shares, cash, dividends or distributions in respect of such Certificate or Book-Entry Interest shall, to the extent permitted by applicable Law, become the property of the Surviving Company, free and clear of all claims or interest of any Person previously entitled thereto.
(e)   Withholding Taxes.   Each and any Mosaic Party, Parent Party, the Surviving Company or the Exchange Agent, as applicable, shall be entitled to deduct and withhold from the Merger Consideration and any other amounts otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to such payments under the Code or any other provision of state, local or foreign Tax Law; provided, however, that the Parties will cooperate to avoid or reduce such withholding amounts. Any such amounts so deducted and withheld shall be timely paid over to the applicable Governmental Authority in accordance with applicable Law and, to the extent properly and timely remitted to the appropriate Governmental Authority, shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
Section 2.05   Adjustment to Merger Consideration.   The Merger Consideration shall be equitably adjusted to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into OP Units or Parent Common Stock, as applicable), subdivision, reorganization, reclassification, recapitalization, combination, exchange of equity interests or other like change with respect to the number of OP Units or Parent Common Stock outstanding after the date hereof and prior to the Closing. Nothing in this Section 2.05 shall be construed to permit any Mosaic Party, any Subject Company, or any Parent Party to take any action with respect to its securities that is prohibited by the terms of this Agreement.
Section 2.06   Closing Incentive Fees and Expenses.   The Parties acknowledge that the Mosaic Merger Entities and MREC Offshore have deferred and accrued management fees payable to the Incentive Parties in the amounts set forth on Section 1.2 of the Mosaic Disclosure Schedules (collectively, as such amount may be updated through the Closing Date, the “Closing Incentive Fee Amount”), which will be included as a Mosaic Transaction Expense for all purposes under this Agreement. The Parties also acknowledge that the Mosaic Manager may be entitled to reimbursement of certain expenses incurred by the Mosaic Manager on behalf of the Mosaic Merger Entities and/or MREC Offshore, and it is intended that such expenses are accounted for in calculating the Mosaic Transaction Expenses. Five (5) Business Days prior to the Closing, the Mosaic Manager shall deliver to Parent a schedule setting forth all such expenses to be reimbursed (the amount of such reimbursement, the “Closing Reimbursement Amount”). At the Closing, pursuant to and in accordance with the terms and conditions of the Interest Exchange Agreement, the Parent Parties shall deliver (or cause to be delivered) to the Mosaic Manager an amount in cash equal to the sum of the Closing Incentive Fee Amount and the Closing Reimbursement Amount.

Section 2.07   Transfers of Certain Interests.   Subject to consummation of the MREC Merger, at the Closing, MSH will sell, transfer, assign, convey and deliver to Merger Sub (or its designee) all right, title and interest of MSH in and to (i) its equity interests in International Holdings and REIT Holdings (the “Transferred Interests”) and (ii) any Indebtedness owned by International Holdings and REIT Holdings to it (the “Transferred Indebtedness”), in each case, free and clear of all Liens, in exchange for a payment in cash equal to the sum of (x) the net book value of the Transferred Interests, as reflected on the books and records of International Holdings and REIT Holdings and (y) the aggregate amount owed by International Holdings and REIT Holdings under the Transferred Indebtedness (including accrued but unpaid interest thereon), in each case as of the Closing Date (together, the “MSH Payment Amount”). Not less than five (5) Business Days prior to the Closing Date, MSH shall provide to the Parent Parties a reasonably detailed computation of the MSH Payment Amount, together with wire transfer instructions.
ARTICLE III
CLOSING
Section 3.01   Closing.   The closing of the Transactions (the “Closing”) shall take place (a) by electronic exchange of documents and signatures at 9:00 a.m., New York, New York time, on a date that is two (2) Business Days after all the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or valid waiver of such conditions) shall have been satisfied or validly waived by the Party entitled to the benefit of such condition (subject to applicable Law), or (b) such other place or date as may be agreed in writing by the Parties. “Closing Date” means the date on which the Closing occurs.
Section 3.02   Effective Time.
(a)   Certificates of Merger.
(i)   As soon as practicable on the Closing Date after the Closing, the Parties shall cause the MREC Merger to be consummated by filing with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) a certificate of merger (the “MREC Certificate of Merger”) in connection with the MREC Merger, in such form as is required by, and executed in accordance with, the DLLCA, and the Parties shall make all other filings or recordings required under the DLLCA in connection with the MREC Merger (such date and time the MREC Merger becomes effective, the “MREC Effective Time”), it being understood and agreed that the Parties shall cause the MREC Effective Time to occur immediately prior to or simultaneously with the MREC TE Effective Time (as defined below) and the MREC IIS Effective Time (as defined below) on the Closing Date (to the extent applicable) (the date and time the last of the Mergers shall become effective, the “Effective Time”).
(ii)   As soon as practicable on the Closing Date after the Closing, subject to the MREC Certificate of Merger having been filed, the Parties shall cause the MREC TE Merger to be consummated by filing with the Delaware Secretary of State a certificate of merger (the “MREC TE Certificate of Merger”) in connection with the MREC TE Merger, in such form as is required by, and executed in accordance with, the DLLCA, and the Parties shall make all other filings or recordings required under the DLLCA in connection with the MREC TE Merger (such date and time the MREC TE Merger becomes effective, the “MREC TE Effective Time”), it being understood and agreed that the Parties shall cause the MREC TE Effective Time to occur at or immediately following the MREC Effective Time.
(iii)   As soon as practicable on the Closing Date after the Closing, subject to the MREC Certificate of Merger having been filed, the Parties shall cause the MREC IIS Merger to be consummated by filing with the Delaware Secretary of State a certificate of merger (the “MREC IIS Certificate of Merger”) in connection with the MREC IIS Merger, in such form as is required by, and executed in accordance with, the DLLCA, and the Parties shall make all other filings or recordings required under the DLLCA in connection with the MREC IIS Merger (such date and time the MREC IIS Merger becomes effective, the “MREC IIS Effective Time”), it being understood and agreed that the Parties shall cause the MREC IIS Effective Time to occur at or immediately following the MREC Effective Time.
(b)   Effects of the Mergers.   At the MREC Effective Time, the MREC TE Effective Time and the MREC IIS Effective Time, as applicable, the Mergers shall have the effects set forth in this Agreement and the applicable provisions of the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the MREC Effective Time, the MREC TE Effective Time and the MREC IIS Effective Time, as applicable, all the property, rights, privileges, powers and franchises of the applicable Mosaic Merger Entities and Merger Sub shall vest in the Surviving Company, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Mosaic Merger Entities and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Company.
(c)   Organizational Documents.   At the MREC Effective Time, the MREC TE Effective Time and the MREC IIS Effective Time, as applicable, the Organizational Documents of Merger Sub in effect immediately prior thereto shall be the Organizational Documents of the Surviving Company, until thereafter amended, in accordance with their respective terms and applicable Law.
(d)   Managers and Officers of the Surviving Company.   From and after the MREC Effective Time, the MREC TE Effective Time and the MREC IIS Effective Time, as applicable, the managers and officers of Merger Sub immediately prior thereto shall be the managers and officers of the Surviving Company, and such managers and officers shall serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the Organizational Documents of the Surviving Company.
Section 3.03   Parent Articles Supplementary.   On the Closing Date, prior to the MREC Effective Time, Parent shall file, and cause to become effective, the Parent Articles Supplementary with the Maryland SDAT, in such form as is required by, and executed in accordance with, the MGCL.
Section 3.04   Closing Deliveries.
(a)   Mosaic Parties’ Closing Deliveries.   On the Closing Date, the Mosaic Parties will deliver, or cause to be delivered to Parent or the entity otherwise provided below, the following documents:
(i)   If the MREC IIS Merger is consummated, a Certification of Non-United States Real Property Holding Corporation Status Pursuant to Treas. Reg. Section 1.897-2(h), signed by the Mosaic Manager on behalf of all Mosaic Parties;
(ii)   All books, records (including financial records), correspondence, files, statements, borrower data, transaction histories, brochures and other advertising materials, tax returns, market studies, codes, combinations and other security and mechanical devices for all assets of the Subject Companies, including any information or materials of any kind owned by or in the possession of the Mosaic Manager which are or may be used by a Subject Company in the use and operation of its business, assets or liabilities (whether in tangible or electronic form, collectively, “Books and Records”), all as required for the orderly transition of the Subject Companies to ownership by Parent and the Operating Partnership;
(iii)   Evidence that the CER Agreement has been executed by all parties thereto and has become effective;
(iv)   Evidence that the Interest Exchange Agreement has been approved by the requisite Mosaic Party investors;
(v)   Evidence that the Closing Incentive Fee Amount and the Closing Reimbursement Amount have been paid in cash to the Mosaic Manager;
(vi)   Evidence that the Services Agreement has been executed by all parties thereto and has become effective; and
(vii)   Documentation reasonably satisfactory to Parent evidencing that the Transferred Interests and Transferred Indebtedness have been transferred to Merger Sub or its designee; and
(viii)   Such other documents as may be reasonably required or appropriate to effectuate the consummation of the Transactions.
(b)   Operating Partnership’s and Parent’s Closing Deliveries.   On the Closing Date, the Operating Partnership and Parent will deliver or cause to be delivered to the Mosaic Parties the following:

(i)   Counterparts of any applicable documents listed in Section 3.04(a) above, duly executed by all parties thereto (other than any Parent Party);
(ii)   Evidence that the Employment Agreements have been executed by all applicable parties and have become effective; and
(iii)   Such other documents as may be reasonably required or appropriate to effectuate the consummation of the Transactions.
Section 3.05   Subsequent Actions.   If at any time after the Effective Time, the Surviving Company shall determine, in its sole and absolute discretion, that any actions are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Company or the Operating Partnership its right, title or interest in, to or under any of the rights or properties of any of the Mosaic Merger Entities or any other Subject Company as a result of, or in connection with, the Mergers or otherwise to carry out this Agreement, then the managers, partners and officers of the Surviving Company shall be authorized to take all such actions as may be necessary or desirable to vest all right, title or interest in, to or under such rights or properties in the Surviving Company or otherwise to carry out this Agreement.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES REGARDING SUBJECT COMPANIES
Except as set forth in the Mosaic Disclosure Schedules delivered to the Parent Parties prior to the execution and delivery of this Agreement (it being acknowledged and agreed that disclosure of any item in any section or subsection of the Mosaic Disclosure Schedules shall be deemed disclosed with respect to the section or subsection of this Agreement to which it corresponds and any other section or subsection of this Agreement to the extent the applicability of such disclosure is reasonably apparent on its face that such disclosure would so apply, notwithstanding the omission of a reference or cross-reference thereto; provided, that nothing in the Mosaic Disclosure Schedules is intended to broaden the scope of any representation or warranty of the Mosaic Parties made herein), each Mosaic Party represents and warrants to the Parent Parties as follows:
Section 4.01   Organization and Authority of Each Subject Company.
(a)   Each Subject Company is a corporation, partnership (general, limited or otherwise), limited liability company or other entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation. Each Subject Company is duly qualified or licensed to conduct business under the Laws of each jurisdiction where the character of the properties owned, leased or operated by such Subject Company or otherwise where the nature and/or conduct of the business and activities such Subject Company makes such qualification necessary or appropriate (and a true and complete list of all such jurisdictions is set forth on Section 4.01 of the Mosaic Disclosure Schedules), except where the failure to be so licensed or qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a Subject Company Material Adverse Effect. Each Subject Company has all requisite corporate, limited liability company, limited partnership or other power and authority to carry on its business as presently conducted, and to own and use the properties now owned and used by the Subject Companies. The Mosaic Parties have made available to Parent correct and complete copies of the Organizational Documents of each Subject Company (each as amended to date). No Subject Company is in default under or in violation of any provision of its Organizational Documents. The Mosaic Parties have made available to Parent equity transfer books and minute books or similar records of each Subject Company, and all such records are complete, accurate and current in all material respects.
(b)   Each Mosaic Merger Entity has all requisite limited liability company or partnership power and authority to execute and deliver this Agreement and each other Ancillary Document to which it is or will be a party and to perform its obligations hereunder and thereunder, and to consummate the Mergers and other transactions contemplated hereby and thereby, and each other Subject Company has all requisite corporate, limited liability company, partnership or other power and authority to execute and deliver any Ancillary Documents to which it is or will be a party and to perform its obligations thereunder, and to consummate the transactions contemplated thereby. This Agreement has been validly executed and delivered by each Mosaic Merger Entity and, assuming this Agreement constitutes the valid and binding obligation of each other party thereto (other than any Mosaic Party), constitutes a valid and binding obligation of each Mosaic Merger Entity, enforceable against each Mosaic Merger Entity in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar Laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses (the “Equitable Exceptions”). Each Ancillary Document to which a Subject Company is or will be a party has been or will be validly executed and delivered by each such Subject Company and, assuming each such Ancillary Document constitutes the valid and binding obligation of each other party thereto (other than any Mosaic Entity or such Subject Company or any of its Affiliates), constitute a valid and binding obligation of such Subject Company, enforceable against such Subject Company in accordance with its terms, except as enforceability may be limited by the Equitable Exceptions.
Section 4.02   Capitalization.
(a)   Section 4.02(a)(i) of the Mosaic Disclosure Schedules sets forth a complete and accurate list of all outstanding membership or partnership interests or units (as applicable) of each Mosaic Merger Entity (as applicable), including the holders thereof as of the date hereof (the “Mosaic Merger Entity Interests”). Such Mosaic Merger Entity Interests constitute all of the issued and outstanding equity interests of any kind of each Mosaic Merger Entity. Such Mosaic Merger Entity Interests have been duly authorized and validly issued, are fully paid, nonassessable and free and clear of any preemptive or other similar rights and have not been issued in violation of any applicable Laws or any Mosaic Merger Entity’s Organizational Documents or any Contract to which any Mosaic Merger Entity is a party or by which its properties or assets are bound. Except as set forth on Section 4.02(a)(ii) of the Mosaic Disclosure Schedules, there is no: (i) outstanding security of any Mosaic Merger Entity convertible into or exchangeable or redeemable for membership or partnership interests or any other security of a Mosaic Merger Entity; (ii) outstanding option, warrant, right, subscription, call, put, unsatisfied preemptive right or other agreement or right of any kind to purchase or otherwise acquire from any Mosaic Merger Entity or any member or partner (as applicable) of any Mosaic Merger Entity any membership or partnership interest or other security of a Mosaic Merger Entity, as applicable (or any right, the value of which is related to or based upon the price or value of any membership or partnership interest or other security of a Mosaic Merger Entity, as applicable); or (iii) obligation (whether or not contingent) of any Mosaic Merger Entity to issue any membership or partnership interest or other security of a Mosaic Merger Entity (as applicable), or any option, warrant, right, subscription, call, put, unsatisfied preemptive right or other agreement or right of any kind to purchase or otherwise acquire from any Mosaic Merger Entity or any member or limited partner of any Mosaic Merger Entity (as applicable) any membership or partnership interest or other security of a Mosaic Merger Entity, as applicable (or any right, the value of which is related to or based upon the price or value of any membership or partnership interest or other security of a Mosaic Merger Entity, as applicable). There are no obligations, contingent or otherwise, to repurchase, redeem (or establish a sinking fund with respect to redemption) or otherwise acquire any membership or partnership interests or units of any Mosaic Merger Entity. There are no bonds, debentures, notes or other Indebtedness of any Mosaic Merger Entity having voting rights (or convertible into securities having voting rights). Other than the Mosaic Merger Entities’ Organizational Documents, there are no agreements with respect to the voting or control of, or registration under the Securities Act of, any Mosaic Merger Entity Interest. Other than as expressly provided under the terms of any Subject Company Investment Documentation, no Mosaic Merger Entity has the right or obligation to acquire under any Contract or otherwise receive any securities of any other Person.
(b)   Section 4.02(b)(i) of the Mosaic Disclosure Schedules sets forth a complete and accurate list of all outstanding membership interests of each Subject Company that is not a Mosaic Merger Entity (collectively, the “Other Subject Companies”), including the holders thereof as of the date hereof or as otherwise set forth in Section 4.02(b)(i) of the Mosaic Disclosure Schedules. Such membership interests constitute all of the issued and outstanding equity interests of any kind of each Other Subject Company. Such membership interests have been duly authorized and validly issued, are fully paid, nonassessable and free and clear of any preemptive or other similar rights and have not been issued in violation of any applicable Laws or any Other Subject Company’s Organizational Documents or any Contract to which any Other Subject Company is a party or by which its properties or assets are bound. Except as set forth on Section 4.02(b)(ii) of the Mosaic Disclosure Schedules, there is no: (i) outstanding security of any Other Subject Company convertible into or exchangeable or redeemable for membership and units interests or any other security of an Other Subject Company; (ii) outstanding option, warrant, right, subscription, call, put, unsatisfied preemptive right or other agreement or right of any kind to purchase or otherwise acquire from any Other Subject Company or any member of any Other Subject Company any membership interest or other security of an Other Subject Company (or any right, the value of which is related to or based upon the price or value of any membership interest or other securities of an Other Subject Company); or (iii) obligation (whether or not contingent) of any Other Subject Company to issue any membership interest or other security of an Other Subject Company, or any option, warrant, right, subscription, call, put, unsatisfied preemptive right or other agreement or right of any kind to purchase or otherwise acquire from any Other Subject Company or any member of any Other Subject Company any membership interests or other security of an Other Subject Company (or any right, the value of which is related to or based upon the price or value of any membership interest or other securities of an Other Subject Company). There are no obligations, contingent or otherwise, to repurchase, redeem (or establish a sinking fund with respect to redemption) or otherwise acquire any membership interests of any Other Subject Company. There are no bonds, debentures, notes or other Indebtedness of any Other Subject Company having voting rights (or convertible into securities having voting rights). Other than the Other Subject Companies’ Organizational Documents, there are no agreements with respect to the voting or control of, or registration under the Securities Act of, any membership interests of any Other Subject Company. Other than as expressly provided under the terms of any Subject Company Investment Documentation, no Other Subject Company has the right or obligation to acquire under any Contract or otherwise receive any securities of any other Person.
(c)   Other than as set forth in Section 4.02 of the Mosaic Disclosure Schedules, no Subject Company beneficially owns or controls, directly or indirectly, any shares of stock or other equity interest in any other corporation, firm, partnership, joint venture or other Person (other than another Subject Company or as expressly provided under the terms of any Subject Company Investment Documentation).
Section 4.03   No Conflicts; Consents.   Neither the execution and delivery by any Mosaic Merger Entity of this Agreement or by any Subject Company of the Ancillary Documents to which any Subject Company is or will be a party, nor the performance and consummation by any Subject Company of the transactions contemplated hereby and thereby, does or will:
(a)   conflict with or violate any provision of the Organizational Documents of any Subject Company;
(b)   except as described in Section 4.03(b) of the Mosaic Disclosure Schedules, require on the part of any Subject Company any registrations, filings or notices with or to, or any consent or approval of, any third party, including any Governmental Filings;
(c)   assuming the filings, notices, consents or approvals with or by third parties described in Section 4.03(b) of the Mosaic Disclosure Schedules are made and obtained, conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate or modify, result in the creation of any Lien (other than Permitted Liens) on, or forfeiture of, or require any notice, consent or waiver under, any Designated Contract, except for any conflict, breach, default, acceleration, right to terminate or modify, Lien or forfeiture that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Subject Company Material Adverse Effect; or
(d)   assuming the filings, notices, consents or approvals with or by Governmental Authorities described in Section 4.03(b) of the Mosaic Disclosure Schedules are made and obtained, result in the material violation of any Law or Governmental Order applicable to any Subject Company, its business or any of its properties or assets.
Section 4.04   Mosaic Funds Financial Statements; Undisclosed Liabilities.
(a)   Attached to Section 4.04 of the Mosaic Disclosure Schedules are complete copies of the Mosaic Funds Financial Statements, which Mosaic Funds Financial Statements are true and correct in all material respects.
(b)   The Mosaic Funds Financial Statements (i) were prepared from the books of account and other financial records of each Subject Company, (ii) were prepared in accordance with GAAP consistently applied throughout the periods indicated in accordance with each Subject Company’s historical practice, and (iii) present fairly, in all material respects, the consolidated financial condition, results of operations, and changes in members’ equity and cash flows of each Subject Company as of the respective dates thereof and for the periods referred to therein, subject, in the case of the Mosaic Funds Interim Financial Statements, to normal year-end adjustments and the absence of notes and other presentation items required by GAAP with respect to audited financial statements.
(c)   Each Subject Company maintains records that are true and correct in all material respects reflecting its assets and liabilities and maintains proper and adequate internal accounting controls that provide reasonable assurance (taking into account such Subject Company’s size and growth stage) that: (i) transactions are executed with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets; (iii) access to its assets is permitted only in accordance with management’s authorization; (iv) the reporting of its assets is compared with existing assets at reasonable intervals; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.
(d)   No Subject Company or any director, manager, officer or employee of any Subject Company, nor any auditor, accountant or Representative of any Subject Company has received or been under a duty to report (including any self-reporting obligation) any non-frivolous written complaint, allegation or claim regarding the accounting, reserving or auditing practices, procedures, methodologies or methods of any Subject Company, or their respective internal accounting controls, including any complaint, allegation or claim that any Subject Company engaged in questionable accounting, reserving or auditing practices.
(e)   The Subject Companies have no Liabilities except (i) as reflected or reserved against in the Mosaic Funds Interim Financial Statements, (ii) Liabilities incurred in the Ordinary Course of Business that are not, individually or in the aggregate, material in nature or amount, (iii) performance obligations under Contracts and Employee Benefit Plans, in each case not arising out of any material breach or default by a Subject Company, (iv) Liabilities incurred in connection with this Agreement and the Transactions, or (v) immaterial Liabilities of a type that are not required under GAAP to be disclosed on the balance sheet of a Subject Company or in the notes thereto.
Section 4.05   Absence of Certain Changes.   From January 1, 2021 through the date of this Agreement, except for the transactions contemplated in the Ancillary Documents, and except as set forth in Section 4.05 of the Mosaic Disclosure Schedules, each Subject Company (x) has conducted its affairs in the Ordinary Course of Business and (y) has not:
(a)   issued, sold, transferred or pledged, directly or indirectly, any membership interest, notes, bonds or other securities, or any option, interest, warrant or other right or grant to acquire or based on the same (including any right, the value of which is related to or based upon the price or value of any membership interests or other securities of such Subject Company);
(b)   redeemed any of its membership interests or, except in the Ordinary Course of Business and as disclosed in the Mosaic Funds Financial Statements, declared, made or paid any dividends or distributions (whether in cash, securities or other property) to the holders of its membership interests;
(c)   merged with, entered into a consolidation with or acquired an equity interest of any other entity or acquired a substantial portion of the assets or business of any other entity or any division or line of business thereof, or other than in the Ordinary Course of Business otherwise acquired or disposed of any assets (other than fixed maturity securities, equity securities, cash and short-term investments);
(d)   made any single capital expenditure or commitment for any capital expenditure in excess of $500,000 in the aggregate;
(e)   incurred Indebtedness other than in the Ordinary Course of Business;
(f)   amended the Organizational Documents of such Subject Company;
(g)   materially changed any accounting methods, principles or practices applicable to such Subject Company or its business, except as required by applicable Law or GAAP;

(h)   entered into any employment or compensation arrangement or agreement, including change in control severance arrangements or agreements (or any amendment to any such existing agreement or arrangement) with, or in any manner increased the compensation or benefits of, any employee of any Subject Company, except salary or wage rate increases to any non-executive level employee of any Subject Company in the Ordinary Course of Business;
(i)   entered into, terminated, adopted or materially amended the terms of any existing Employee Benefit Plans except as required by applicable Law;
(j)   agreed, whether in writing or otherwise, to take any of the actions specified in this Section 4.05;
(k)   transfer or assignment of or grant of any license or sublicense under or with respect to any Subject Company Intellectual Property or Subject Company IP Agreements;
(l)   experienced a Subject Company Material Adverse Effect.
Section 4.06   Tax Matters.
(a)   Each Subject Company has timely filed (taking into account all applicable extensions) all U.S. federal Tax Returns and all other material Tax Returns required to be filed by it, and all such Tax Returns are true, correct, and complete in all material respects. All material Taxes of each Subject Company (whether or not shown on any Tax Returns) that are due and would be delinquent if not paid have been fully and timely paid. Each Subject Company has timely withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, equity holder, independent contractor or other third party, and all Tax Returns (including Forms K-1, W-2 and 1099) required with respect thereto have been properly completed and timely filed. The unpaid Taxes of each Subject Company (A) did not, as of the most recent fiscal month-end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent Mosaic Funds Financial Statements and (B) will not exceed that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of such Subject Company in filing its Tax Returns.
(b)   (i) There are no audits, investigations by any Governmental Authority or other Proceedings pending or, to the Mosaic Parties’ Knowledge, threatened in writing with regard to any material Taxes or Tax Returns of any of the Subject Companies; (ii) no material deficiency for Taxes of any Subject Companies has been claimed, proposed or assessed in writing or, to the Mosaic Parties’ Knowledge, threatened in writing, by any Governmental Authority, which deficiency has not yet been settled except for such deficiencies which are being contested in good faith or with respect to which the failure to pay has not had, and would not reasonably be expected to have, individually or in the aggregate, a Subject Company Material Adverse Effect; (iii) no Subject Company has waived any statute of limitations with respect to the assessment of material Taxes or agreed to any extension of time with respect to any material Tax assessment or deficiency for any open tax year; and (iv) no Subject Company has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law).
(c)   No Subject Company has been informed in writing by any jurisdiction in which it has not filed Tax Returns that the jurisdiction believes that such Subject Company is required to file any Tax Return that was not filed or is subject to taxation in that jurisdiction.
(d)   Except as set forth in Section 4.06(e) of the Mosaic Disclosure Schedules, each Subject Company has been properly treated and qualified as a partnership or disregarded entity for all U.S. federal, state and local Tax purposes through their existence and not as a corporation or an association or publicly traded partnership taxable as a corporation.
(e)   Each of REIT Holdings, Domestic REIT Holdings and REIT Pref Holdings (i) for its taxable years commencing with the taxable years identified in Section 4.06(e) of the Mosaic Disclosure Schedules through and including its taxable year ended December 31, 2020 has been subject to taxation as a REIT and has satisfied all requirements to qualify as a REIT in such years; (ii) has operated since January 1, 2021 until the date hereof in a manner consistent with the requirements for qualification and taxation as a REIT;

(iii) intends to continue to operate in such a manner as to qualify as a REIT for its taxable year ending December 31, 2021 and thereafter; (iv) has not taken or omitted to take any action that could reasonably be expected to result in a successful challenge by the IRS or any other Governmental Authority to its qualification as a REIT, and to the Mosaic Parties’ Knowledge, no such challenge is pending or has been threatened in writing; and (v) since their respective formations, not incurred any liability for material Taxes under Sections 857(b), 857(f), 860(c) or 4981 of the Code which have not been previously paid or incurred any material liability for any other Taxes other than (A) in the Ordinary Course of Business or (B) transfer or similar Taxes arising in connection with acquisitions or dispositions of property, and no event has occurred, and, to the Mosaic Parties’ Knowledge, no condition or circumstance exists, which presents a material risk that any material amount of Tax described above will be imposed upon any Subject Company.
(f)   There are no Tax Liens upon any property or assets of any Subject Company except Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate Proceedings and for which adequate reserves have been established in accordance with GAAP.
(g)   No Subject Company has ever participated in a “listed transaction” within the meaning of Section 1.6011-4(b)(2) of the Treasury Regulations.
(h)   No Subject Company is a party to any Tax allocation, sharing or protection agreement, and after the Closing Date neither Parent nor any of its Subsidiaries shall be bound by any such Tax allocation, sharing or protection agreements or similar arrangements or have any liability thereunder for amounts due in respect of periods prior to the Closing Date, in each case, other than customary provisions of commercial or credit agreements. No Subject Company (A) has been a member of an affiliated group filing a consolidated federal Income Tax Return) or (B) has any liability for the Taxes of any Person (other than such Subject Company) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local, or non-U.S. law), as a transferee or successor or by contract (other than contracts entered into in the Ordinary Course of Business not primarily related to Taxes).
(i)   No Subject Company will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date; (B) “closing agreement,” as described in Section 7121 of the Code (or any corresponding provision of state, local, or non-U.S. income Tax law); (C) installment sale or open transaction made on or prior to the Closing Date; (D) prepaid amount received on or prior to the Closing Date; or (E) election under Section 108(j) of the Code. With respect to each Subject Company, the Mosaic Parties have made available to Parent true, correct, and complete copies of any private letter ruling requests, closing agreements or gain recognition agreements with respect to Taxes requested or executed and still in effect.
(j)   No Subject Company holds any asset the disposition of which would be subject to (or to rules similar to) Section 337(d) or Section 1374 of the Code or the regulations thereunder, nor has it disposed of any such asset during its current taxable year.
(k)   The Subject Companies have complied, in all material respects, with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, 1471, 3102 and 3402 of the Code or similar provisions under any state and foreign Laws) and have duly and timely withheld and, in each case, have paid over to the appropriate Taxing Authority all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.
(l)   No Subject Company has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two (2) years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with Transactions.
(m)   All written powers of attorney that have been granted by any Subject Company, or by any Mosaic Party on behalf of any Subject Company, with respect to any matter relating to Taxes will no longer be in effect as of the Effective Time.

(n)   This Section 4.06 constitutes the exclusive representations and warranties of each Subject Company with respect to Tax matters.
Section 4.07   Loans and Investments.
(a)   As of the date hereof, except as set forth in Section 4.07(a) of the Mosaic Disclosure Schedules, the Subject Companies are the sole legal and beneficial owners of each of the loans set forth in Section 4.07(a) of the Mosaic Disclosure Schedules (each a “Subject Company Loan”) and are the sole legal owners or beneficiaries of or under any related notes (each a “Subject Company Note”), deeds of trust, mortgages, security agreements, guaranties, indemnities, financing statements, assignments, endorsement, bonds, letters of credit, accounts, insurance contracts and policies, escrow documents, participation agreements (if applicable), and all other documents evidencing or securing the Subject Company Loans (collectively, the “Subject Company Loan Documentation”) and all related loan files, servicing files, credit reports, Tax Returns, appraisals, and all other documents relating to the Subject Company Loans (collectively, with the Subject Company Loan Documentation, the “Subject Company Loan Files”), in each case, free and clear of any Liens, except for Permitted Liens. Section 4.07(a) of the Mosaic Disclosure Schedules accurately describes as of the date hereof (i) the maximum principal amount of each Subject Company Loan and the related Subject Company Note outstanding as of the date hereof, (ii) the amount of any escrow or reserves held by or on behalf of each Subject Company with respect to each Subject Company Loan, (iii) the amount of Advances made under each Subject Company Loan as of the date hereof, and (iv) the projected amount of any future Advances or future funding obligations for each Subject Company Loan. The Mosaic Parties have made available to the Parent Parties and their Representatives all Subject Company Loan Files as of the date hereof, all of which are complete, accurate and current in all material respects. No Subject Company Loans have been materially waived, impaired, amended, modified, superseded, extended, satisfied, canceled, rescinded, or subordinated in any respect except as may be expressly set forth in Section 4.07(a) of the Mosaic Disclosure Schedules.
(b)   Section 4.07(b) of the Mosaic Disclosure Schedules sets forth a true and complete list of all investments in any other Person (other than Subject Company Loans and investments in other Subject Companies) owned by the Subject Companies as of the date hereof (collectively, the “Subject Company Investments”), including all documentation evidencing, or setting forth the terms of, such Subject Company Investments (collectively, the “Subject Company Investment Documentation”). As of the date hereof, except as set forth in Section 4.07(b) of the Mosaic Disclosure Schedules, the Subject Companies are the sole legal and beneficial owners of each of the Subject Company Investments and all Subject Company Investment Documentation, in each case, free and clear of any Liens, except for Permitted Liens. The Mosaic Parties have made available to the Parent Parties and their Representatives all Subject Company Investment Documentation, all of which are complete, accurate and current in all material respects.
(c)   The Subject Company Loan Documentation for each Subject Company Loan contains provisions that render the rights and remedies of the holder thereof adequate for the practical realization against any mortgaged property or other collateral of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Equitable Exceptions. Each Subject Company Loan is subject only to “Permitted Exceptions” which consist of the following: (A) Permitted Liens; (B) Liens affecting title acceptable to prudent mortgage lenders generally; and (C) rights of tenants with no options to purchase or rights of first refusal to purchase, except as disclosed in the Subject Company Loan Files that have been made available to Parent prior to the date hereof.
(d)   Each of the Subject Company Loans has been serviced in all material respects in accordance with the terms of the related Subject Company Loan Documentation and otherwise in accordance with industry-accepted servicing practices.
(e)   Except as disclosed in Section 4.07(e) of the Mosaic Disclosure Schedules, no Proceedings are (i) pending against any Subject Company Loan, the related Subject Company Note or other Subject Company Loan Documentation or any Subject Company Investment, or (ii) to the Mosaic Parties’ Knowledge, threatened against any Subject Company before any relevant authority or entity that has had, or would reasonably be expected to have, individually or in the aggregate, a Subject Company Material Adverse Effect. Except as disclosed in Section 4.07(e) of the Mosaic Disclosure Schedules, no Mosaic Party or

Subject Company has (i) received any written notice asserting any offset, defense (including the defense of usury), claim (including claims of lender liability), counterclaim or right to rescission with respect to any Subject Company Loan, Subject Company Note or other Subject Company Documentation or any Subject Company Investment, or (ii) has Knowledge of (A) any uncured monetary default in excess of thirty (30) days or event of acceleration existing under any Subject Company Loan or the related Subject Company Note or any similar event in respect of any Subject Company Investment, (B) any uncured material non-monetary default, breach, violation or event of acceleration existing beyond the applicable grace or cure period under any Subject Company Loan or the related Subject Company Note or any Subject Company Investment, (C) any condition or event such that, with the passage of time and/or giving of notice and/or the expiration of any grace or cure period, would constitute a monetary default, material non-monetary default, breach, violation or event of acceleration under any Subject Company Loan or the related Subject Company Note or any Subject Company Investment, or (D) any material breach of any Subject Company Loan or Subject Company Investment by any Mosaic Party. As of the date of origination and to the Mosaic Parties’ Knowledge as of the date hereof, neither any mortgaged property underlying any Subject Company Loan, nor any portion thereof, is the subject of, and no borrower or guarantor under a Subject Company Loan or investee in respect of any Subject Company Investment is a debtor in state or federal bankruptcy, insolvency or similar Proceeding.
(f)   At the time of the origination of each Subject Company Loan, the origination, due diligence and underwriting performed by or on behalf of the Subject Company in connection with each Subject Company Loan complied in all material respects with the terms, conditions and requirements of the Mosaic Parties’ origination, due diligence, underwriting procedures, guidelines and standards.
(g)   Except as set forth in Section 4.07(g) of the Mosaic Disclosure Schedules, no Subject Company Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by a Subject Company.
(h)   With respect to any Subject Company Loan where the Subject Company Loan is secured by a ground leasehold estate in whole or in part, and the related Subject Company Loan Documentation does not also encumber the related lessor’s fee interest in such mortgaged property, based upon the terms of the ground lease and any estoppel or other agreement received from the ground lessor in favor of the related Subject Company, its successors and assigns:
(i)   The ground lease or a memorandum regarding such ground lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The ground lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related mortgaged property and does not restrict the use of the related mortgaged property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Subject Company Loan Documentation. To the Mosaic Parties’ Knowledge, no material change in the terms of the ground lease had occurred since its recordation, except by any written instruments which are included in the related Subject Company Loan File.
(ii)   To the Mosaic Parties’ Knowledge, the ground lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Subject Company Loan Documentation, except for the related fee interest of the ground lessor and the Permitted Exceptions.
(iii)   To the Mosaic Parties’ Knowledge, the ground lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the ground lease is assignable to the holder of the Subject Company Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Subject Company Loan and its successors and assigns without the consent of the lessor.
(iv)   No Mosaic Party or Subject Company has received any written notice of default under or notice of termination of such ground lease. To the Mosaic Parties’ Knowledge, there is no default under such ground lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease and to the Mosaic Parties’ Knowledge, such ground lease is in full force and effect as of the date hereof.

Section 4.08   Tangible Personal Property.   Each Subject Company has good and valid title to, or a valid leasehold interest in, all of the material personal property or other material tangible assets reflected on the Mosaic Funds Interim Financial Statements or acquired after the Interim Balance Sheet Date in the Ordinary Course of Business, free and clear of all Liens (other than Permitted Liens). The personal property and other tangible assets owned or leased by each Subject Company are in all material respects in good working order and repair, subject to ordinary wear and tear, and have been maintained in all material respects in accordance with past practice of such Subject Company.
Section 4.09   Real Property.
(a)   Section 4.09(a) of the Mosaic Disclosure Schedule sets forth a true and correct list of all real property owned or leased as of the date of this Agreement, including ground leases (as lessee or sublessee), by any Subject Company (all such real property interests, together with all buildings, structures and other improvements and fixtures located on or under such real property and all easements, rights and other appurtenances to such real property, are individually referred to herein as a “Subject Company Property” and collectively referred to herein as the “Subject Company Properties”). Other than the Subject Company Properties, there are no real properties with regards to which any Subject Company is bound by any agreement to purchase or lease (as lessee).
(b)   A Subject Company owns good and valid fee simple title or leasehold title (as applicable) to each of the Subject Company Properties, in each case, free and clear of Liens, except for Permitted Liens.
(c)   No Mosaic Party or Subject Company has received written notice (i) that any certificate, permit or license from any Governmental Authority having jurisdiction over any of the Subject Company Properties or any agreement, easement or other right of an unlimited duration that is necessary to permit the lawful use and operation of the buildings and improvements on any of the Subject Company Properties or that is necessary to permit the lawful use and operation of all utilities, parking areas, retention ponds, driveways, roads and other means of egress and ingress to and from any of the Subject Company Properties (collectively, “Permits or Real Property Rights”) is not in full force and effect, (ii) of any uncured violation of any Laws affecting any of the Subject Company Properties which has had, or would reasonably be expected to have, individually or in the aggregate, a Subject Company Material Adverse Effect or (iii) of any threat of modification or cancellation of any such Permits or Real Property Rights.
(d)   No Mosaic Party or Subject Company has received any written notice to the effect that (i) any condemnation or rezoning Proceedings are pending or threatened with respect to any of the Subject Company Properties, or (ii) any zoning regulation or ordinance (including with respect to parking), Board of Fire Underwriters rules, building, fire, health or other Law has been violated for any Subject Company Property.
(e)   As of the date of this Agreement, there are no unexpired option agreements, rights of first offer or refusal or similar rights with respect to the purchase of a Subject Company Property or any portion thereof or any direct or indirect interest therein, nor are there any other unexpired rights in favor of any Person other than a Subject Company to purchase or otherwise acquire a Subject Company Property or any portion thereof or any direct or indirect interest therein, or to enter into any contract for sale, ground lease or binding letter of intent to sell or ground lease any Subject Company Property or any portion thereof that is owned by any Subject Company, and no such purchase option has been exercised, nor has any of the Mosaic Parties or any Subject Company received any notice indicating that any Person purports to have exercised such a purchase option.
(f)   No Subject Company is a party to any agreement pursuant to which any Subject Company manages, provides leasing services or provides development services with respect to any real property for any unaffiliated Person.
(g)   Except for brokerage agreements entered into in the ordinary course and except as set forth on Section 4.09(g) of the Mosaic Disclosure Schedules, no Subject Company (or any Mosaic Party on behalf of any Subject Company) is a party to any contract or agreement with any third party that provides for a right of such third party to participate in the profits, sale proceeds or revenue of any Subject Company Property.
(h)   To the Mosaic Parties’ Knowledge, (i) each Subject Company Property is in good operating condition and repair and is structurally sound and free of latent or patent structural, mechanical or other significant defects (excluding ordinary course wear and tear), (ii) no Subject Company Property has suffered any uninsured casualty or other damage that has not been repaired, and (iii) each Subject Company Property is otherwise adequate in all material respects for its current use, operation and occupancy.
(i)   Section 4.09(i) of the Mosaic Disclosure Schedules sets forth a true and complete list of all Leases currently in effect identifying the address or location and use of the Mosaic Party Leased Real Property. Each Mosaic Party has valid leasehold interests in all of the Mosaic Party Leased Real Property, in each case free and clear of all Liens (other than Permitted Liens). With respect to each such Lease, no Mosaic Party has assigned, transferred, conveyed, mortgaged, deeded in trust, encumbered or otherwise created any Lien (other than Permitted Liens) against its leasehold interest in the Mosaic Party Leased Real Property. There is no (a) default under or (b) cancellation of or an intent (on the part of any Mosaic Party) to cancel, in each case, any such Lease, and, except as set forth in Section 4.09(j) of the Mosaic Disclosure Schedules, the Mosaic Parties’ completion of the Transactions shall not create a default under any such Lease. The Mosaic Party Leased Real Property constitutes all the real properties used or occupied by each Mosaic Party in connection with the conduct of the business of the Subject Companies or reflected on the Mosaic Funds Interim Financial Statements. No Mosaic Party has received written notice of any pending or threatened condemnation Proceeding, zoning dispute or local code enforcement action which would preclude or materially impair the use of any of the Mosaic Party Leased Real Property for the purpose for which it is currently used.
Section 4.10   Intellectual Property, Technology and Privacy.
(a)   Section 4.10(a)(i) of the Mosaic Disclosure Schedules sets forth a list of all Subject Company IP Registrations. Section 4.10(a)(ii) of the Disclosure Schedule also contains a list of all material unregistered Trademarks used or held for use by the Subject Companies or by a Mosaic Entity (or a Subsidiary) and used in the business of the Subject Companies. One of the Subject Companies exclusively own all right, title, and interest in and to each item of Subject Company IP Registrations, and all Subject Company IP Registrations are subsisting and all issued Patents and registered Trademarks included in the Subject Company IP Registrations are valid and, to the Mosaic Parties’ Knowledge, enforceable. All necessary registration, maintenance, and renewal fees currently due with respect to each item of the Subject Company IP Registrations have been paid, and all necessary documents, recordations, and certificates have been filed with the relevant Governmental Authority for the purpose of prosecuting and maintaining all Subject Company IP Registrations.
(b)   The Subject Companies own or have a license or other right to use all Subject Company Intellectual Property, Licensed Intellectual Property and Subject Company IT Systems used or held for use in the conduct or operation of the business of the Subject Companies as presently conducted, and to the Mosaic Parties’ Knowledge, all such Subject Company Intellectual Property, Licensed Intellectual Property and Subject Company IT Systems shall continue to be owned or available for use by the Subject Companies on similar contractual terms and conditions immediately after the Closing without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments that the Subject Companies would otherwise be required to pay pursuant to such existing terms and conditions had this Agreement and the Transactions not occurred.
(c)   The conduct of the business of the Subject Companies as presently conducted does not, and in the six (6) years before the Closing did not, infringe, misappropriate, or otherwise violate, and has not infringed, misappropriated, or otherwise violated, the Intellectual Property of any Person, and no Mosaic Party or Subject Company or any Affiliate thereof has received written notice of any such claim (including in the form of offers or invitations to obtain a license) against any Subject Company.
(d)   To the Mosaic Parties’ Knowledge, (i) no Person is infringing, misappropriating, or otherwise violating any Subject Company Intellectual Property (including Subject Company IP Registrations), and (ii) no such claims have been asserted or threatened in writing against any Person by any Mosaic Party or Subject Company or any Affiliate thereof. No Mosaic Party or Subject Company or any Affiliate thereof has received written notice of any claim challenging the scope, validity, or enforceability of any Subject Company Intellectual Property.
(e)   Each Subject Company and the Mosaic Manager in respect of the Subject Companies takes and have taken commercially reasonable measures to protect the confidentiality of the Subject Company

Intellectual Property and Licensed Intellectual Property. To the Mosaic Parties’ Knowledge, there has not been any unauthorized disclosure of any such Intellectual Property to any Person in a manner that has resulted or is likely to result in the loss of its proprietary, confidential or trade secret status, and no Person has misappropriated or made any unauthorized disclosure of any such Intellectual Property, or breached any obligations of confidentiality with respect thereto.
(f)   No Subject Company Software exists.
(g)   The products, services and offerings of the Subject Companies do not include Subject Company Software and the Subject Companies and their Subsidiaries have not used any Open Source Materials in a manner that does, will, or would reasonably be expected to, require the (i) disclosure, distribution or accessibility of any Subject Company Intellectual Property in source code form; (ii) license or other provision of any Subject Company Intellectual Property on a royalty-free basis; or (iii) grant of any patent license, non-assertion covenant, or other rights under any Subject Company Intellectual Property or rights to modify, make derivative works based on, decompile, disassemble, or reverse engineer any Subject Company Intellectual Property.
(h)   The Subject Companies and the Mosaic Manager in respect of the Subject Companies have implemented, and are in compliance in all material respects with, industry-standard procedures and technical measures to: (i) ensure that the Subject Company IT Systems are in good working order; (ii) ensure the integrity and security of transactions executed through Subject Company IT Systems; and (iii) protect Personal Data, Trade Secrets, and the Subject Companies’ other data against loss, damage, and unauthorized access, use, modification, or other misuse.
(i)   The Subject Company IT Systems: (i) are free from material defects and in sound operating condition, subject to normal wear and tear and maintenance and repair, (ii) are configured and maintained to prevent unauthorized access to and the introduction of viruses, bugs or other similar contaminants into the Subject Company IT Systems; (iii) have sufficient capability, capacity and performance to meet the current requirements of the business of the Subject Companies even during periods of peak load; and (iv) comply with the material terms of all required commitments of Contracts to which any Subject Company is a party. The Subject Companies and the Mosaic Manager in respect of the Subject Companies apply commercially reasonable system redundancy and data back-up measures to the Subject Company IT Systems to avoid disruption or interruption to the business of the Subject Companies.
(j)   All data, including Personal Data, that has been collected, stored, maintained or otherwise used by the Subject Companies has been collected, stored, maintained and used in accordance with all applicable Laws, Contracts and the Privacy and Information Security Requirements. None of the Mosaic Parties, the Subject Companies or their Affiliates have received a notice of any investigation or inquiries from a Governmental Authority, or currently uncured noncompliance with applicable Laws or the Privacy and Information Security Requirements, regarding data protection, (including with respect to Personal Data) concerning any data, including Personal Data, that has been collected, stored, maintained or otherwise used by the Subject Companies. The Subject Companies are not subject to any obligation that would prevent the Subject Companies from using Personal Data in the operation of their businesses as currently conducted. The Transactions shall not cause any of the Subject Companies or the Mosaic Manager in respect of the Subject Companies to be in violation or breach of any such Contract, the Privacy and Information Security Requirements, posted policies or terms and conditions of use. There has been no Security Breach: (i) pursuant to which any Subject Company or the Mosaic Manager in respect of any Subject Company is required to notify any payment network or Governmental Authority that it has experienced a Security Breach or is required to hire a PCI forensics investigator or the equivalent thereof by rules or guidance issued by any payment network; or (ii) causing any Subject Company or the Mosaic Manager in respect of any Subject Company to be required by Privacy and Information Security Requirements to notify any customers or third parties that any Subject Company has experienced a Security Breach.
(k)   Each current and former employee, consultant and independent contractor of the Subject Companies that has invented, created, developed or reduced to practice any Intellectual Property (each, a “Contributor”) has executed a valid and enforceable written agreement substantially in the form provided to Parent that assigns to a Subject Company all right, title and interest in and to any and all Intellectual Property that is invented, created, developed or reduced to practice by such Contributor within the scope of his, her or its engagement by the Subject Company or using the resources of the Subject Company. Each current and former employee, consultant and independent contractor of the Subject Companies that has had access to Trade Secrets (“Trade Secret Recipient”) has executed a valid and enforceable written agreement substantially in the form provided to Parent that contains commercially reasonable provisions designed to prevent unauthorized disclosure or use of Trade Secrets. To the Mosaic Parties’ Knowledge, no Contributor or Trade Secret Recipient who is a party to such written agreements has materially breached or violated the terms thereof or has attempted or threatened to challenge the enforceability, scope or applicability of any such agreement.
(l)   Other than Contracts with customers entered into in the Ordinary Course of Business that do not materially differ in substance from the Subject Companies’ standard form agreements, copies of each of which have been provided to Parent; there are no Contracts between any Subject Company and any other Person wherein or whereby such Subject Company has assumed or agreed to assume any obligation or duty or to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability of such Person with respect to any material Intellectual Property rights.
Section 4.11   Indebtedness.   Section 4.11(a) of the Mosaic Disclosure Schedules sets forth all Indebtedness of the Subject Companies as of the date hereof.
Section 4.12   Contracts.
(a)   Section 4.12(a) of the Mosaic Disclosure Schedules sets forth a list of the following Contracts to which each Subject Company is a party, and pursuant to which there are ongoing performance obligations, as of the date of this Agreement (collectively, the “Designated Contracts”):
(i)   any Contract pursuant to which any Subject Company purchases, sells or services any asset, or any Contract with any broker with respect to the purchase of assets or any Contract assigning the duties, benefits and obligations pursuant to any of the foregoing;
(ii)   any repurchase arrangements or settlement agreements related to any asset in which the settlement amount is greater than $100,000;
(iii)   any Contract (or group of related Contracts with the same party) for the lease of personal property from or to third parties providing for annual lease payments in excess of $100,000;
(iv)   any custodial agreements;
(v)   any Contract (or group of related Contracts with the same party) for the purchase or sale of products or services under which the undelivered balance of such products and services (or the balance of remaining payments to be made by any Subject Company) exceeds $100,000;
(vi)   any Contract pursuant to which (A) any Subject Company has been granted or provided any ownership or other rights, or permitted any uses, of Intellectual Property (excluding “click-wrap”, “shrink-wrap” or “off-the-shelf” software that can be replaced for less than $100,000), or (B) any Subject Company has granted or provided any rights, or permitted any uses of, or agreed to any covenant not to sue with respect to, any Subject Company Intellectual Property;
(vii)   any Contract establishing or related to a partnership, joint venture or similar arrangement and any Contract establishing a participation or similar interest in, or in respect of, any Subject Company Loan;
(viii)   any Contract (or group of related Contracts with the same party) under which any Subject Company has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) Indebtedness the outstanding balance of which is more than $100,000 or under which it has imposed a Lien (other than Permitted Liens) on any of its assets, tangible or intangible;
(ix)   any Contract between any Subject Company, on the one hand, and any Mosaic Entity (or any Subsidiary) or any member of any Subject Company or any of their Affiliates (other than such Subject Company), on the other hand, including any Contract relating to administrative, corporate or other services and benefits provided to such Subject Company by any Mosaic Entity (or any Subsidiary)

or any member of such Subject Company or any of its Affiliates (other than such Subject Company) (collectively, the “Affiliate Contracts”);
(x)   any Contract that prohibits or restricts a Subject Company or any of its Affiliates from freely engaging in business anywhere in the world, including any Contract that contains any non-compete, non-solicit, exclusivity or “most favored nation” provision;
(xi)   any Contract which grants any Person a right of first refusal, right of first offer or similar right with respect to any properties, assets or businesses of a Subject Company; and
(xii)   any Contract relating to the acquisition or disposition of any material business or material assets (whether by merger, sale of stock or assets or otherwise).
(b)   Prior to the date hereof, each Mosaic Party has made available to Parent an accurate and current copy of each Designated Contract. None of the Mosaic Parties or Subject Companies has received notice of a cancellation of or an intent to cancel any Designated Contract. Each Designated Contract is in full force and effect and is a valid and binding obligation of the applicable Subject Company and, to the Mosaic Parties’ Knowledge, of each other party thereto. Each Subject Company has performed all material obligations required to be performed to date under each Designated Contract, and to the Mosaic Parties’ Knowledge, there has been no breach or default or claim of breach or default by any party thereto under any provision thereof, and no event has occurred which, with or without notice or the passage of time would constitute a default by any Subject Company under any provision thereof or that would permit modification, acceleration or termination of any Designated Contract by any party thereto, except for any breach, default, claim, modification, acceleration or termination that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Subject Company Material Adverse Effect.
Section 4.13   Litigation.
(a)   Section 4.13(a) of the Mosaic Disclosure Schedules contains a list of all pending Actions to which any Subject Company is a party before or by any Governmental Authority, other than foreclosure, enforcement, recovery or similar actions relating to the Covered Portfolio that have been initiated by or on behalf of any Subject Company in the ordinary course of servicing the Covered Portfolio and that are not subject to any counterclaims.
(b)   No Mosaic Party or Subject Company is a party to any, nor are there any pending or, to the Mosaic Parties’ Knowledge, threatened, Actions before or by any Governmental Authority against or adverse to any Subject Company or any of their respective properties or assets, or challenging the validity or propriety of the transactions contemplated by this Agreement or the Ancillary Documents.
(c)   There is no Governmental Order imposed upon, or pending against, or to the Mosaic Parties’ Knowledge, threatened against any Mosaic Party or Subject Company or any of their respective properties or assets, or challenging the validity or propriety of the transactions contemplated by this Agreement or the Ancillary Documents.
(d)   There are no claims or assertions for indemnification or advancement of expenses by any Person, whether or not covered by insurance, pending against, or to the Mosaic Parties’ Knowledge, threatened against, any Subject Company.
Section 4.14   Employment Matters.
(a)   Except as set forth in Section 4.14(a) of the Mosaic Disclosure Schedules, each of the Subject Companies is and during the past four (4) years has been in compliance, in all material respects, with all applicable laws governing the employment of labor, including all contractual commitments and all such laws relating to discrimination or harassment in employment; terms and conditions of employment; termination of employment; wages; overtime classification; hours; meal and rest breaks; occupational safety and health; plant closings; employee whistle-blowing; immigration and employment eligibility verification; employee privacy; defamation; background checks and other consumer reports regarding employees and applicants; employment practices; negligent hiring or retention; affirmative action and other employment-related obligations on federal contractors and subcontractors; classification of employees, consultants and independent contractors; labor relations; collective bargaining; unemployment insurance; the collection and payment of withholding and/or social security taxes and any similar tax; employee benefits; and workers’ compensation (collectively, “Employment Matters”).
(b)   Each of the Subject Companies: (i) has taken reasonable steps to properly classify and treat all of their employees as “employees” and independent contractors as “independent contractors”; (ii) has taken reasonable steps to properly classify and treat all of their employees as “exempt” or “nonexempt” from overtime requirements under applicable law; (iii) has maintained legally adequate records regarding the service of all of their employees, including, where required by applicable law, records of hours worked; (iv) is not delinquent in any material payments to, or on behalf of, any current or former employees or independent contractors for any services or amounts required to be reimbursed or otherwise paid; (v) has withheld, remitted, and reported all material amounts required by law or by agreement to be withheld, remitted, and reported with respect to wages, salaries and other payments to any current or former independent contractors or employees; and (vi) is not liable for any material payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for any current or former independent contractors or employees (other than routine payments to be made in the Ordinary Course of Business).
(c)   Except as set forth in Section 4.14(c) of the Mosaic Disclosure Schedules, there are no, and in the past four (4) years there have been no, pending, or to the Mosaic Parties’ Knowledge, threatened lawsuits, arbitrations, administrative charges, controversies, grievances or claims by any employee, independent contractor, former employee, or former independent contractor of any Subject Company before any Governmental Authority relating to any Employment Matters.
(d)   Except as set forth in Section 4.14(d) of the Mosaic Disclosure Schedules, there are no, and in the past four (4) years there have been no, pending, or to the Mosaic Parties’ Knowledge, threatened investigations or audits by any Governmental Authority relating to any Employment Matters of any Subject Company. No Subject Company is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to any Employment Matters.
(e)   Except as set forth in Section 4.14(e) of the Mosaic Disclosure Schedules, no Subject Company is a party to, or bound by, any labor agreement, collective bargaining agreement, work rules or practices, or any other labor-related agreement or arrangement with any labor union, trade union or labor organization. Except as set forth in Section 4.14(e) of the Mosaic Disclosure Schedules, no employees of any Subject Company are represented by any labor union, trade union or labor organization with respect to their employment with any Subject Company. No labor union, trade union, labor organization or group of employees of any Subject Company has made a pending demand (in writing) for recognition or certification, and there are no representation or certification Proceedings or petitions seeking a representation Proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. To the Mosaic Parties’ Knowledge, there are no union organizing activities with respect to any employees of any Subject Company. There has been no actual, or to the Mosaic Parties’ Knowledge, threatened material arbitrations, material grievances, labor disputes, strikes, lockouts, slowdowns or work stoppages against or affecting any Subject Company. No Subject Company is engaged in, or during the past four years has engaged in, any unfair labor practice, as defined in the National Labor Relations Act or other applicable laws.
(f)   No Subject Company is a party to any contract or subcontract with the United States government or any department or agency thereof that, individually or in the aggregate, trigger any obligations under Executive Order 11246, Section 503 of the Rehabilitation Act of 1973, or the Vietnam Era Veterans’ Readjustment Assistance Act, and no customers are using the products or services of any Subject Company to perform services or provide goods for the United States government or any department or agency thereof, or have included any reference to federal contracting, subcontracting or supplying, or otherwise referenced Executive Order 11246, Section 503 of the Rehabilitation Act of 1973, or the Vietnam Era Veterans’ Readjustment Assistance Act, in any Contract with any Subject Company.
(g)   Since the enactment of the WARN Act, no Subject Company has effectuated (i) a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of such Subject Company; or (ii) a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of such Subject Company; and no Subject

Company has been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. Except as set forth in Section 4.14(g) of the Mosaic Disclosure Schedules, no employee of any Subject Company has suffered an “employment loss” (as defined in the WARN Act) within the past six (6) months.
(h)   Each employee of any Subject Company is (i) a United States citizen, (ii) a United States national, (iii) a lawful permanent resident of the United States, or (iv) an alien authorized to work in the United States either specifically for such Subject Company or for any United States employer. Each Subject Company has completed a Form I-9 (Employment Eligibility Verification) for each employee hired since November 6, 1986, and each such Form I-9 has since been updated as required by applicable Law and, to the Mosaic Parties’ Knowledge, is correct and complete. For each employee of a Subject Company employed in the United States, an authorized official of such Subject Company has reviewed the original documentation relating to the identity and employment authorization of such employee in compliance with applicable law and such documentation appeared, to such official, to be genuine on its face and to relate to the employee presenting such documentation. Further, where required by applicable law, each Subject Company utilizes E-Verify pursuant to the terms of the E-Verify Memorandum of Understanding.
(i)   To the Mosaic Parties’ Knowledge, (i) no employee or independent contractor of any Subject Company is in violation of any term of any employment contract, consulting contract, non-disclosure agreement, common law non-disclosure obligation, non-competition agreement, non-solicitation agreement, proprietary information agreement or any other agreement relating to confidential or proprietary information, intellectual property, competition, or related matters; and (ii) the continued employment by a Subject Company of their respective employees, and the performance of the contracts with a Subject Company by their respective independent contractors, will not result in any such violation. Neither the Mosaic Manager nor any Subject Company has received any notice alleging that any such violation has occurred within the past four (4) years.
(j)   The Mosaic Parties have made available to Parent all material written personnel policies, rules and procedures applicable to employees that have been adopted by any Subject Company.
(k)   Section 4.14(k)(i) of the Mosaic Disclosure Schedules sets forth a true, correct and complete listing, as of the date specified therein, of the name of each individual employed by any Subject Company, together with such employee’s position or function; annual base salary or wage; status as “exempt” or “nonexempt” for employment classification purposes; accrued leave as of the date specified therein; any incentive or bonus arrangements with respect to such employee; and any severance potentially payable to such employee upon termination of employment. Section 4.14(k)(ii) of the Mosaic Disclosure Schedules sets forth a true, correct and complete listing, as of the date specified therein, of the name of each individual engaged by any Subject Company as an independent contractor, together with such individual’s compensation arrangement with the Subject Company and whether such individual has entered into a written agreement regarding his or her contractor engagement. Except as set forth in Section 4.14(k)(iii) of the Mosaic Disclosure Schedules, the employment of each employee of any Subject Company and the engagement of each independent contractor of such Subject Company is terminable at will by such Subject Company without any penalty, liability, severance obligation incurred by any Subject Company.
(l)   In the last four (4) years, (i) to the Mosaic Parties’ Knowledge, no allegations of sexual harassment, sexual assault, sexual misconduct, gender discrimination or similar behavior (a “Sexual Misconduct Allegation”) have been made against any employee or independent contractor of any Subject Company, and (ii) no Subject Company has entered into any settlement agreement, tolling agreement, non-disparagement agreement, confidentiality agreement or non-disclosure agreement, or any contract or provision similar to any of the foregoing, relating directly or indirectly to any Sexual Misconduct Allegation against such Subject Company.
Section 4.15   Employee Benefits.
(a)   Section 4.15(a) of the Mosaic Disclosure Schedules sets forth a list of all Employee Benefit Plans. With respect to each Employee Benefit Plan, the Mosaic Parties have made available to Parent a true, correct and complete copy (to the extent applicable) of (i) each Employee Benefit Plan, including all amendments thereto, plan documents, trust agreements, insurance contracts and other funding vehicles (or, if such

Employee Benefit Plan is unwritten, a description thereof), (ii) the most recently filed Annual Report (Form 5500 Series) and accompanying schedules, (iii) the most recent determination or opinion letter from the Internal Revenue Service, (iv) the current summary plan description and any material modifications thereto, (v) the most recent annual financial report, (vi) the most recent actuarial report and (vii) results of any nondiscrimination testing for the most recently completed plan year.
(b)   Each Employee Benefit Plan that is intended to meet the tax-qualification requirements under Section 401(a) of the Code is either subject to a favorable determination letter issued from the IRS, or, if such plan is based on a pre-approved plan document, is the subject of a favorable opinion letter issued from the IRS to the plan document sponsor upon which the Mosaic Parties and the Subject Companies may rely upon under IRS pronouncements, and, to the Mosaic Parties’ Knowledge, no act or omission has occurred with respect to any such Employee Benefit Plan that will or could give rise to the disqualification of the plan.
(c)   No Mosaic Party, Subject Company nor any of their respective ERISA Affiliates currently maintains, sponsors, participates in or contributes to (or has an obligation to contribute to), or has within the past six (6) years maintained, established, sponsored, participated in or contributed to (or had any obligation to contribute to) any Employee Benefit Plan that is subject to Title IV of ERISA, Section 412 of the Code, or Section 302 of ERISA, a Multiemployer Plan, or a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA). No Subject Company has liability under Title IV of ERISA with respect to any Employee Benefit Plan either directly or through its ERISA Affiliates.
(d)   No act or omission has occurred with respect to any Employee Benefit Plan that would reasonably be expected to subject any Mosaic Party or any Subject Company to any material fine, penalty, Tax, or liability imposed under ERISA or the Code (other than liabilities for benefits accrued under Employee Benefit Plans).
(e)   No Employee Benefit Plan provides medical, death or other welfare benefits after termination of employment to any current or former employee, director or independent contractor of any Mosaic Party or Subject Company (or to any beneficiary of any such individual), other than group health plan continuation coverage required under Section 4980B of the Code or other similar applicable Laws and for which the coverage individual pays the full cost of coverage.
(f)   Each Employee Benefit Plan has been operated and administered in all material respects in accordance with its terms and applicable Laws, including ERISA and the Code. There are no pending investigations by any Governmental Authority involving any Employee Benefit Plan. All contributions to, and payments from, each Employee Benefit Plan have been timely made or paid when due in accordance with the terms of the plan document and applicable Laws.
(g)   There are no pending or, to the Mosaic Parties’ Knowledge, threatened claims by or on behalf of any Employee Benefit Plan, by any employee or beneficiary covered under any such Employee Benefit Plan, or otherwise involving any such Employee Benefit Plan (other than routine claims for benefits) that would reasonably be expected to result in material liability to any Mosaic Party or any Subject Company.
(h)   Neither the execution and delivery of this Agreement nor the consummation of the Transactions will (i) entitle any current or former employee or director or independent contractor of any Mosaic Party or Subject Company to severance pay, any other payment or forgiveness of Indebtedness, or increase any payments or benefits otherwise due to any such individual under any Employee Benefit Plan, (ii) result in any acceleration of the time of payment or vesting of any compensation or benefits under any Employee Benefit Plan, (iii) require the pre-funding of any benefits or other payments (other than in the Ordinary Course of Business) under any Employee Benefit Plan, or (iv) result in an amount paid or payable (whether in cash, property, in-kind benefits, the acceleration of vesting or payment, or otherwise) that is an “excess parachute payment” within the meaning of Section 280G of the Code.
(i)   No Employee Benefit Plan provides for a “gross up” or similar payments in respect of any Taxes that may become payable under Section 409A or Section 4999 of the Code.

Section 4.16   Environmental Matters.
(a)   Each Subject Company is and has been in compliance in all material respects with all applicable Environmental Laws (which compliance includes the possession by such Subject Company of all Environmental Permits required under applicable Environmental Laws, and compliance, in all material respects, with the terms and conditions thereof), and none of the Mosaic Parties or Subject Companies have received written notice from any Person alleging that any Subject Company, or any property currently or formerly owned, leased or operated by such Subject Company, or any real property comprising any investment or loan portfolio, is not in such compliance, in each case which remains pending, unresolved or not fully remediated in accordance with Environmental Laws.
(b)   There is no material Environmental Claim pending or, to the Mosaic Parties’ Knowledge, threatened in writing, against any Subject Company or any property currently or formerly owned, leased or operated by such Subject Company, or any real property comprising any investment or loan portfolio, or to the Mosaic Parties’ Knowledge, against any Person whose Liability for any Environmental Claim any Subject Company has retained or assumed either by any Contract or by operation of Law or otherwise.
(c)   No Subject Company has retained or assumed any liability for any Environmental Claim by any Contract.
(d)   The Mosaic Parties have made available to Parent copies and results of any material electronic, written or verbal communications, reports, studies, analyses, tests or monitoring possessed or initiated by or under the control of each Subject Company pertaining to Hazardous Materials in, on, beneath, adjacent to or materially affecting any property currently or formerly owned, leased or operated by such Subject Company, or any real property comprising any investment or loan portfolio or regarding the compliance by such Subject Company with applicable Environmental Laws.
Section 4.17   Legal Compliance.
(a)   Each Subject Company is, and has been, since January 1, 2018, in material compliance with all applicable Laws. Since January 1, 2018, none of the Subject Companies has received written notification (including audits and corrective action plans) from any Governmental Authority of any asserted past or present failure to comply with any applicable Law, and, to the Mosaic Parties’ Knowledge, there has not been any threat to provide such notification. To the Mosaic Parties’ Knowledge, as of the date hereof, no Governmental Authority is conducting any investigation, examination or inquiry regarding any Subject Company or its businesses which is outstanding relating to compliance with any Law.
(b)   Except as described in Section 4.17(b) of the Mosaic Disclosure Schedules, no Subject Company is, or at any time since January 1, 2018 has been, subject to any cease-and-desist, censure or other disciplinary or similar order or enforcement action or fine or penalty issued by, or is or has been a party to any written agreement, consent agreement or memorandum of understanding or disciplinary agreement with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or since January 1, 2018, has been ordered to pay any civil penalty by, or is a recipient of any supervisory letter from, or has outstanding any board resolutions (or equivalent actions) adopted at the request or suggestion of any Governmental Authority (each, whether or not set forth in the Mosaic Disclosure Schedules, a “Regulatory Agreement”), nor has any Subject Company been advised in writing since January 1, 2018, by any Governmental Authority that it is considering issuing or requiring any such Regulatory Agreement. Each Subject Company is in compliance in all material respects with each Regulatory Agreement to which it is a party or subject, and no Subject Company has received any notice from any Governmental Authority indicating that such Subject Company is not in compliance in all material respects with any such Regulatory Agreement.
(c)   To the Mosaic Parties’ Knowledge, each Subject Company has filed all material reports, forms, filings, correspondences, schedules, prospectuses, proxy statements, financial statements, sales literature, notices, registrations and statements, together with any amendments or supplements required to be made with respect thereto (“Reports”) that they were required to file since January 1, 2018, with any Governmental Authority, including any Report required to be filed pursuant to the Laws of any Governmental Authority, and have paid all material fees and assessments due and payable in connection therewith. Additionally, each such Report (if any) and any statement regarding any Subject Company or its business or operations made in any Report filed with or otherwise submitted to any Governmental Authority (i) complied at the time of filing in all material respects with applicable Law, including as to content, and (ii) did not at the time of filing, and with respect to any sales literature or advertising material, did not during the period of its authorized use, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.
(d)   Except for routine examinations conducted by any Governmental Authority in the Ordinary Course of Business, since January 1, 2018, no Governmental Authority has provided written notice to any Mosaic Party or Subject Company that it has initiated any Proceeding, investigation, examination, audit or review, and, to the Mosaic Parties’ Knowledge, no such Proceeding, investigation, examination, audit or review into the business or operations of any Subject Company is ongoing, unresolved or threatened by any Governmental Authority.
(e)   The Subject Companies have implemented (or the Mosaic Entities have implemented on behalf of the Subject Companies) written policies and procedures as required by applicable Laws with respect to the Subject Companies and, since January 1, 2018, the Subject Companies have been in compliance, in all material respects, with such policies and procedures.
(f)   Each of the Subject Companies are in compliance in all material respects with the United States Laws and applicable international Laws relating to currency reporting and money laundering, including (i) the United States Bank Secrecy Act and implementing regulations; and (ii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”) and implementing regulations. To ensure compliance with those Laws, each of the Subject Companies have (or a Mosaic Entity has on behalf of the Subject Companies) (x) established and implemented an anti-money laundering program reasonably designed to comply with such Laws, rules and regulations, (y) a Customer Identification Program (“CIP”) that requires the performance of CIP due diligence in accordance with applicable USA PATRIOT Act requirements and regulatory guidance, and (z) established and implemented an anti-money laundering program that contains processes, procedures, and internal controls reasonably designed to ensure compliance with economic sanctions programs administered or enforced by the U.S. Department of the Treasury, Office of Foreign Assets Control (“OFAC”), including prohibitions set forth in the list of specially designated nationals and blocked persons.
Section 4.18   Permits.
(a)   Each Subject Company (i) presently holds and maintains in full force and effect and (ii) held and maintained in full force and effect at the relevant time in the past, in each case, all Permits required for the conduct of its business as presently conducted or as conducted at such relevant time, as applicable (collectively, the “Subject Company Permits”), except where the failure to so hold has not had, and would not reasonably be expected to have, individually or in the aggregate, a Subject Company Material Adverse Effect. Since January 1, 2018, no demand for such qualification has been made upon any Mosaic Party or Subject Company by any Governmental Authority in any state having jurisdiction and in any event such Subject Company is or will be in compliance with the Laws of any such state to the extent necessary to enforce any assets. Section 4.18(a) of the Mosaic Disclosure Schedules sets forth a true and complete list of all material Subject Company Permits that are currently in effect. To the Mosaic Parties’ Knowledge, each Subject Company is, and was at the relevant time, in compliance, in all material respects, with the terms and conditions of the Subject Company Permits.
(b)   No Mosaic Party or Subject Company has received, at any time since January 1, 2018, any written notice or other written communication from any Governmental Authority regarding (i) any actual or alleged violation of, or failure on the part of such Mosaic Party or Subject Company to comply with, any term or requirement of any Subject Company Permit or (ii) any actual or potential revocation, withdrawal, suspension, cancellation, termination of, or material modification to, any Subject Company Permit. All applications required to have been filed for the renewal of each Subject Company Permit have been duly filed on a timely basis with, and the applicable fees paid to, the appropriate Governmental Authority, or the Subject Company Permit nevertheless has been renewed, re-issued or otherwise resolved without adverse consequence to any Subject Company, and all other filings (and payment of fees in connection therewith) required to have been made with respect to each Subject Company Permit have been duly made on a timely basis with the appropriate Governmental Authority or if not filed on a timely basis, the lapse did not cause an adverse consequence to any Subject Company or its business. To the Mosaic Parties’ Knowledge, none of the Subject Company Permits is reasonably expected to be terminated as a result of or in connection with the consummation of the Transactions.
Section 4.19   Business Relationships with Affiliates.   Section 4.19 of the Mosaic Disclosure Schedules sets forth a complete list of all Affiliate Contracts whereby any member of any Subject Company or any Affiliate of any member of any Subject Company (other than another Subject Company) directly or indirectly (a) owns any property or right, tangible or intangible, which is used in or material to such Subject Company or its business, (b) has any material claim or cause of action against such Subject Company, or (c) owes any money to, or is owed any money by, such Subject Company, except in each case as otherwise expressly provided in this Agreement, any Ancillary Document or such Subject Company’s limited liability company agreement.
Section 4.20   Insurance.
(a)   Each Subject Company maintains (or a Mosaic Party maintains on behalf of the Subject Companies) insurance policies that include adequate coverage with respect to such Subject Company. Section 4.20(a) of the Mosaic Disclosure Schedules sets forth a complete list of all insurance policies covering each Subject Company.
(b)   (i) There is no material claim by any Subject Company pending under any of such insurance policies as to which coverage has been denied by the insurer or as to which, after reviewing the information provided with respect to such claim, the insurer has advised that it intends to deny; (ii) all premiums due and payable under such policies have been paid when due and each Subject Company has complied in all material respects with the terms and conditions of all such policies; and (iii) such policies of insurance are in full force and effect in accordance with their terms.
Section 4.21   Officer and Director Claims.   No Person is pursuing or, to the Mosaic Parties’ Knowledge, has threatened to pursue any Proceeding against any current or former officer, director, manager, or equivalent thereto of any Subject Company in such Person’s capacity as an officer, manager or director, or equivalent thereto of such Subject Company. No Subject Company nor any of its respective Affiliates is pursuing or threatening to pursue any Proceeding against any current or former officer, manager or director, or equivalent thereof of any Subject Company in such Person’s capacity as an officer, manager or director, or equivalent thereto, of such Subject Company.
Section 4.22   Sufficiency of Assets.   The tangible and intangible assets and properties each Subject Company owns, leases or licenses together constitute all of the assets and contractual rights, tangible and intangible, of any nature whatsoever, used by the Subject Companies in the operation of business in the manner presently operated by the Subject Companies.
Section 4.23   Certain Payments.   In the conduct of its business, to the Mosaic Parties’ Knowledge, no Subject Company or any of its directors, managers, officers, employers or agents, for or on behalf of any Subject Company, has (a) directly or indirectly, given, or agreed to give, any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other Person who was or was expected to be in a position to help or hinder any Subject Company or its business (or assist in connection with any actual or proposed transaction) or made, or agreed to make, any illegal contribution, or reimbursed any illegal political gift or contribution made by any other Person, to any candidate for federal, state, local or foreign public office or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for the purpose of facilitating any of the matters set forth in clause (a) above.
Section 4.24   Investment Company Act.   No Subject Company is, or as of immediately prior to the Effective Time will be, required to be registered as an investment company under the Investment Company Act.
Section 4.25   Information Supplied.   None of the information supplied or to be supplied by or on behalf of the Subject Companies for inclusion or incorporation by reference in (a) the Registration Statement shall, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (b) the Proxy Statement shall, at the date it is first mailed to the Parent Stockholders and at the time of the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (c) the Mosaic Consent Solicitation Materials shall, at the date they are first mailed to the investors in the Mosaic Funds and at the time the Mosaic Investor Consents are received, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
Section 4.26   Broker’s Fees.   Except as set forth in Section 4.26 of the Mosaic Disclosure Schedules, no Subject Company has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement or any Ancillary Document.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF MOSAIC ENTITIES
Except as set forth in the Mosaic Disclosure Schedules delivered to the Parent Parties prior to the execution and delivery of this Agreement (it being acknowledged and agreed that disclosure of any item in any section or subsection of the Mosaic Disclosure Schedules shall be deemed disclosed with respect to the section or subsection of this Agreement to which it corresponds and any other section or subsection of this Agreement to the extent the applicability of such disclosure is reasonably apparent on its face that such disclosure would so apply, notwithstanding the omission of a reference or cross-reference thereto; provided, that nothing in the Mosaic Disclosure Schedules is intended to broaden the scope of any representation or warranty of the Mosaic Entities made herein), each Mosaic Entity represents and warrants to the Parent Parties as follows:
Section 5.01   Organization and Authority.   Each Mosaic Entity is, as applicable, a limited liability company, limited partnership or exempted limited partnership duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Each Mosaic Entity has all organizational power and authority to execute and deliver this Agreement and the Ancillary Documents to which such Mosaic Entity is or will be a party and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and such Ancillary Documents, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have been validly authorized by all necessary action on the part of each Mosaic Entity or its Affiliates, and no other Proceedings on the part of such Mosaic Entity or its Affiliates are necessary or appropriate to approve or authorize, as applicable, this Agreement and the Ancillary Documents, the performance of its obligations hereunder and thereunder, or to consummate the transactions contemplated hereby or thereby. This Agreement has been, and each such Ancillary Document will be, validly executed and delivered by each Mosaic Entity and, assuming this Agreement and each such Ancillary Document constitutes the valid and binding obligation of each other party thereto (other than any Subject Company), this Agreement constitutes, and each such Ancillary Documents will constitute, a valid and binding obligation of such Mosaic Entity, enforceable against such Mosaic Entity in accordance with its terms, except as enforceability may be limited by the Equitable Exceptions. Each Mosaic Entity has made available to Parent the Organizational Documents of such Mosaic Entity, and all such documents are complete, accurate and current in all material respects.
Section 5.02   No Conflicts; Consents.   Neither the execution and delivery by any Mosaic Entity of this Agreement or the Ancillary Documents to which any Mosaic Entity is a party, nor the performance and consummation by such Mosaic Entity of the transactions contemplated hereby or thereby, does:
(a)   Except as described in Section 5.02(a) of the Mosaic Disclosure Schedules, require, on the part of such Mosaic Entity or its Affiliates, any registrations, filings or notices with or to, or any consent or approval of, any third party, including any Governmental Filings, which if not obtained or made would reasonably be expected to prevent the consummation of the Transactions by any Mosaic Party;
(b)   assuming the filings, notices, consents or approvals with or by third parties described in Section 5.02(a) are made and obtained, conflict with, result in a material breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the material acceleration of obligations under, create in any party the right to terminate or modify, result in the creation of any Lien (other than Permitted Liens) on, or forfeiture of, or require any notice, consent or waiver under, any Contract, lease, sublease, license, sublicense, franchise, permit, indenture or other instrument of Indebtedness, or agreement or mortgage for borrowed money to which such Mosaic Entity is a party or by which such Mosaic Entity is bound or to which such Mosaic Entity’s properties or assets is subject, except for (i) any conflict, breach, default, acceleration, right to terminate or modify, Lien or forfeiture that would not reasonably be expected to prevent the consummation of the Transactions by such Mosaic Entity or (ii) any notice, consent or waiver the absence of which would not reasonably be expected to prevent the consummation of the Transactions by any Mosaic Party; or
(c)   assuming the filings, notices, consents or approvals with or by Governmental Authorities described in Section 5.02(a) are made and obtained, violate any Law or Governmental Order applicable to such Mosaic Entity, or any of such Mosaic Entity’s businesses, properties or assets, except for any violation that would not reasonably be expected to prevent the consummation of the Transactions by any Mosaic Party.
Section 5.03   Title to Interests.   Each Mosaic Entity is the record and beneficial owner of, and has good and valid title to, such Mosaic Entity’s equity interests in the applicable Mosaic Merger Entities, free and clear of all Liens (other than Permitted Liens). Subject to receipt of the applicable Mosaic Investor Consents, each Mosaic Entity has the full and unrestricted power to consent to the Transactions upon the terms and subject to the conditions of this Agreement.
Section 5.04   Litigation.   No Mosaic Entity or any of its Affiliates is a party to any, nor are there any pending or, to such Mosaic Entity’s Knowledge, threatened, Actions against or adverse to such Mosaic Entity or its Affiliates, challenging the validity or propriety of the transactions contemplated by this Agreement or the Ancillary Documents, and there is no Governmental Order imposed upon, or pending against, or to such Mosaic Entity’s Knowledge, threatened against such Mosaic Entity or any of its Affiliates challenging the validity or propriety of the transactions contemplated by this Agreement or the Ancillary Documents.
Section 5.05   Investment Company Act.   None of the Mosaic Entities is, or as of immediately prior to the Effective Time will be, required to be registered as an investment company under the Investment Company Act.
Section 5.06   Information Supplied.   None of the information supplied or to be supplied by or on behalf of the Subject Companies for inclusion or incorporation by reference in (a) the Registration Statement shall, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (b) the Proxy Statement shall, at the date it is first mailed to the Parent Stockholders and at the time of the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (c) the Mosaic Consent Solicitation Materials shall, at the date they are first mailed to the investors in the Mosaic Funds and at the time the Mosaic Investor Consents are received, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
Section 5.07   Broker’s Fees.   Except as set forth in Section 5.07 of the Mosaic Disclosure Schedules, no Mosaic Entity has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement or any Ancillary Document.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF PARENT PARTIES
Except as set forth in the Parent Disclosure Schedules delivered to the Mosaic Parties prior to the execution and delivery of this Agreement (it being acknowledged and agreed that disclosure of any item in any section or subsection of the Parent Disclosure Schedules shall be deemed disclosed with respect to the section or subsection of this Agreement to which it corresponds and any other section or subsection of this Agreement to the extent the applicability of such disclosure is reasonably apparent on its face that such disclosure would so apply, notwithstanding the omission of a reference or cross-reference thereto; provided, that nothing in the Parent Disclosure Schedules is intended to broaden the scope of any representation or warranty of the Parent Parties made herein) and except as disclosed in the Parent SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein, but excluding any forward looking disclosures set forth in any “risk factors” section, any disclosures in any “forward looking statements” section and any other disclosures included therein to the extent they are predictive or forward looking in nature), each of the Parent Parties represents and warrants to the Mosaic Parties as follows.
Section 6.01   Organization and Authority of Parent, Merger Sub and the Operating Partnership; Approvals.
(a)   Each of the Parent Parties and the other Subsidiaries of Parent is a corporation, partnership (general, limited or otherwise), limited liability company or other entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation. Each of the Parent Parties and the other Subsidiaries of Parent is duly qualified or licensed to conduct business under the Laws of each jurisdiction where the nature and/or conduct of the business and activities of the Parent Parties or such Subsidiaries makes such qualification necessary or appropriate, except where the failure to be so licensed or qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Each of Parent, Merger Sub, the Operating Partnership and any other Subsidiary of Parent has all requisite organizational power and authority to carry on its business as presently conducted. Parent has made available to the Mosaic Parties correct and complete copies of the Organizational Documents of the Parent Parties (each as amended to date). None of the Parent Parties or any other Subsidiary of Parent is in default under or in violation of any provision of its Organizational Documents.
(b)   Each of the Parent Parties has all requisite organizational power and authority to execute and deliver this Agreement and the Ancillary Documents to which it is or will be a party and to perform its obligations thereunder, and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement by the Parent Parties and the consummation by the Parent Parties of the Transactions, including the consummation of the Mergers, have been duly authorized by all necessary organizational action on the part of each of Parent (subject to obtaining Parent Stockholder Approval), the Operating Partnership and Merger Sub, subject, with respect to consummation of the Mergers, to the filing of the Certificates of Merger with, and acceptance for record by, the Delaware Secretary of State. The execution and delivery by each of the Parent Parties of each of the Ancillary Documents to which it is or will be a party, the performance of its obligations thereunder, and the consummation of the transactions contemplated thereby have been validly authorized by all necessary action on the part of each of the Parent Parties and no other proceedings on the part of each of the Parent Parties or their shareholders, members or limited partners, respectively, are necessary or appropriate to approve or authorize, as applicable, the Ancillary Documents, the performance of its obligations thereunder, or to consummate the transactions contemplated thereby. This Agreement has been duly executed and delivered by each of the Parent Parties and, assuming the due and valid execution of this Agreement by the other Parties, constitutes a valid and binding obligation of each of the Parent Parties enforceable against such Parent Parties in accordance with its terms, except as enforceability may be limited by the Equitable Exceptions. When each of the Ancillary Documents has been validly executed and delivered by the Parent Parties and, assuming each such Ancillary Document constitutes the valid and binding obligation of each other party thereto (other than the Parent Parties or any of their respective Affiliates), each such Ancillary Document will constitute a valid and binding obligation of each of the Parent Parties who are party thereto, enforceable against such Parent Parties in accordance with its terms, except as enforceability may be limited by the Equitable Exceptions.
(c)   The Parent Board, as a meeting duly called and held unanimously, (i) determined that this agreement and the Transactions, including the Parent Common Stock Issuance, are in the best interests of Parent and its stockholders, (ii) approved this Agreement and the Transactions, including the Parent Common Stock Issuance, (iii) directed that the Parent Common Stock Issuance be submitted to the holders of Parent Common Stock for its consideration at the Parent Stockholders Meeting and (iv) recommended that the holders of Parent Common Stock approve the Parent Common Stock Issuance (the “Parent Board Recommendation”). The Operating Partnership, as the sole member of Merger Sub, has (i)(A) determined that this Agreement and the Transactions, including the Mergers, are in the best interests of Merger Sub and

(B) approved this Agreement and declared that the Transactions, including the Mergers, are advisable, and (ii) executed a written consent pursuant to which it has authorized, adopted and approved this Agreement and the Transactions, including the Mergers. As of the date hereof, none of the foregoing actions by the Parent Board or the sole member of Merger Sub have been rescinded or modified in any way. The affirmative vote of a majority of the votes cast at the Parent Stockholders Meeting in accordance with the rules and regulations of the NYSE and the Organizational Documents of Parent is the only vote of the holders of any class or series of Parent Capital Stock necessary to approve the Parent Common Stock Issuance and the Transactions, including the Mergers.
Section 6.02   Capitalization.
(a)   As of the date of this Agreement, the authorized capital stock of Parent consists of (i) 500,000,000 shares of Parent Common Stock and (ii) 50,000,000 shares of Parent Preferred Stock. At the close of business on September 30, 2021: (A) 72,919,824 shares of Parent Common Stock were issued and outstanding; (B) 334,678 shares of Parent’s 6.25% Series C Cumulative Convertible Preferred Stock, $0.0001 par value per share, were issued and outstanding; (C) 4,600,000 shares of Parent’s 6.50% Series E Cumulative Redeemable Preferred Stock, $0.0001 par value per share, were issued and outstanding; (D) 2,282,225 shares of Parent Common Stock were reserved for issuance pursuant to the 2012 equity incentive plan of Parent; and (E) 7,427,160 shares of Parent Common Stock were reserved for issuance in connection with the conversion of its 7.00% convertible senior notes due 2023. Except as set forth in this Section 6.02, at the close of business on September 30, 2021, there are no other shares of outstanding Parent Capital Stock issued, reserved for issuance or outstanding.
(b)   All outstanding shares of Parent Capital Stock have been, and all shares of Parent Class B Stock to be issued in connection with the Transactions, and all shares of Parent Common Stock to be issued upon conversion of Parent Class B Stock or pursuant to CERs, in each case when so issued in accordance with the terms of this Agreement or the terms of the Parent Articles Supplementary or the CER Agreement, are or will be, as applicable, (i) duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights and (ii) issued and granted in compliance in all material respects with applicable state and federal securities Laws, the MGCL and the Organizational Documents of Parent.
(c)   As of the close of business on September 30, 2021, except as set forth in this Section 6.02, and except for changes since September 30, 2021 resulting from the exercise of stock options outstanding at such date (and the issuance of shares thereunder), or stock grants or other awards granted in accordance with Section 7.02(b)(ii), there are no outstanding (i) shares of Parent Capital Stock, (ii) Voting Debt, (iii) securities of Parent, the Operating Partnership or any other Subsidiary of Parent convertible into or exchangeable or exercisable for shares of Parent Capital Stock or Voting Debt, (iv) contractual obligations of Parent, the Operating Partnership or any other Subsidiary of Parent to repurchase, redeem or otherwise acquire any shares of Parent Capital Stock or capital stock, membership interests, partnership interests, joint venture interests or other equity interests of the Operating Partnership or any other Subsidiary of Parent, or (v) subscriptions, options, warrants, calls, puts, rights of first refusal or other rights (including preemptive rights), commitments or agreements to which Parent, the Operating Partnership or any other Subsidiary of Parent is a party or by which it is bound, in any case, obligating Parent, the Operating Partnership or any other Subsidiary of Parent to (A) issue, deliver, transfer, sell, purchase, redeem or acquire, or cause to be issued, delivered, transferred, sold, purchased, redeemed or acquired, additional shares of Parent Capital Stock, any Voting Debt or other voting securities of Parent, or (B) grant, extent or enter into any such subscription, option, warrant, call, put, right of first refusal or other similar right, commitment or agreement. There are no stockholder agreements, voting trusts or other agreement to which Parent is a party or by which it is bound relating to the voting of any shares of Parent Capital Stock.
(d)   As of the date of this Agreement, all of the outstanding limited liability company interests of Merger Sub are validly issued, fully paid and nonassessable and are wholly owned by the Operating Partnership.
Section 6.03   No Conflicts; Consents.   Neither the execution and delivery by Parent or the Operating Partnership of the Ancillary Documents to which Parent and/or the Operating Partnership is or will be a party, nor the performance and consummation by Parent and/or the Operating Partnership of the transactions contemplated thereby, does or will:
(a)   conflict with or violate any provision of the Organizational Documents of any Parent Party;
(b)   except as described in Section 6.03(b) of the Parent Disclosure Schedules, require on the part of any Parent Party any registrations, filings or notices with or to, or any consent or approval of, any third party, including any Governmental Filings.
(c)   assuming the filings, notices, consents or approvals with or by third parties described in Section 6.03(b) of the Parent Disclosure Schedules are made and obtained, conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate or modify, result in the creation of any Lien (other than Permitted Liens) on, or forfeiture of, or require any notice, consent or waiver under, any Contract that is material to the Parent or the Operating Partnership, except for any conflict, breach, default, acceleration, right to terminate or modify, Lien or forfeiture that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; or
(d)   assuming the filings, notices, consents or approvals with or by Governmental Authorities described in Section 6.03(b) of the Parent Disclosure Schedules are made and obtained, result in the material violation of any Law or Governmental Order applicable to Parent or the Operating Partnership, their businesses or any of their properties or assets.
Section 6.04   SEC Documents.
(a)   Since December 31, 2019, Parent has filed or furnished with the SEC all forms, reports, schedules and statements required to be filed or furnished under the Securities Act or the Exchange Act, respectively (such forms, reports, schedules and statements, as amended, collectively, the “Parent SEC Documents”). As of their respective filing dates, or, if amended prior to the date hereof, as of the date of (and giving effect to) the last such amendment made prior to the date hereof, each of the Parent SEC Documents, complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained, when filed or, if amended prior to the date of this Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b)   The consolidated audited and unaudited interim financial statements of Parent included or incorporated by reference in the Parent SEC Documents, including all notes and schedules thereto, complied in all material respects, when filed or if amended prior to the date of this Agreement, as of the date of such amendment, with the rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP, applied on a consistent basis during the periods indicated (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in all material respects in accordance with applicable requirements of GAAP (subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments) the consolidated financial position, results of operations, stockholders’ equity and cash flows of Parent and its Subsidiaries, as of the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited interim financial statements, to absence of notes and normal year-end adjustments). To the Parent Parties’ Knowledge, as of the date hereof, none of the Parent SEC Documents is the subject of ongoing SEC review and Parent does not have outstanding and unresolved comments from the SEC with respect to any of the Parent SEC Documents. None of the Parent SEC Documents as of the date hereof is the subject of any confidential treatment request by Parent.
(c)   Other than any off-balance sheet financings as and to the extent specifically disclosed in the Parent SEC Documents filed or furnished prior to the date hereof, neither Parent nor any Subsidiary of Parent is a party to, or has any contract to become a party to, any joint venture, off-balance sheet partnership or any similar contractual arrangement, including any off-balance sheet arrangements (as defined in

Item 303(a) of Regulation S-K of the SEC) where the purpose of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, Parent in Parent’s published financial statements or any Parent SEC Documents.
(d)   Parent has established and maintains disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) as required by the Exchange Act. From January 1, 2020 to the date of this Agreement, Parent’s auditors and the Parent Board have not been advised of (i) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect in any material respect Parent’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal controls over financial reporting, and, in each case, neither Parent nor any of its Affiliates or Representatives has failed to disclose such information to Parent’s auditors or the Parent Board.
Section 6.05   Absence of Certain Changes.   From January 1, 2021 through the date of this Agreement, each of Parent and the Operating Partnership (x) has conducted its affairs in the Ordinary Course of Business and (y) has not:
(a)   materially changed any accounting methods, principles or practices applicable to Parent and the Operating Partnership or their respective businesses, except as required by applicable Law or GAAP;
(b)   agreed, whether in writing or otherwise, to take any of the actions specified in this Section 6.05; or
(c)   experienced a Parent Material Adverse Effect.
Section 6.06   Tax Matters.
(a)   Parent and each of its Subsidiaries has (i) duly and timely filed (or there have been filed on their behalf) with the appropriate Taxing Authority all U.S. federal income and all other material Tax Returns required to be filed by them, taking into account any extensions of time properly obtained within which to file such Tax Returns, and all such Tax Returns were and are true, correct and complete in all material respects, and (ii) duly and timely paid in full (or there has been duly and timely paid in full on their behalf), or made adequate provision for, all material amounts of Taxes required to be paid by them, whether or not shown on any Tax Return.
(b)   Parent (i) for its taxable years commencing with Parent’s taxable year that ended on December 31, 2011 and through and including its taxable year ended December 31, 2020 has been subject to taxation as a REIT and has satisfied all requirements to qualify as a REIT in such years; (ii) has operated since January 1, 2021 until the date hereof in a manner consistent with the requirements for qualification and taxation as a REIT; (iii) intends to continue to operate in such a manner as to qualify as a REIT for its taxable year ending December 31, 2021 and thereafter; and (iv) has not taken or omitted to take any action that could reasonably be expected to result in a successful challenge by the IRS or any other Governmental Authority to its qualification as a REIT, and to the Parent Parties’ Knowledge, no such challenge is pending or has been threatened in writing.
(c)   Each of Parent’s Subsidiaries has been since the later of its acquisition or formation and continues to be treated for U.S. federal and state income tax purposes as (i) a partnership (or a disregarded entity) and not as a corporation or an association or publicly traded partnership taxable as a corporation, (ii) a “qualified REIT subsidiary” within the meaning of Section 856(i)(2) of the Code (“Qualified REIT Subsidiary”), or (iii) a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code (“Taxable REIT Subsidiary”).
(d)   Neither Parent nor any of its Subsidiaries holds any asset the disposition of which would be subject to (or to rules similar to) Section 337(d) or Section 1374 of the Code or the regulations thereunder, nor has it disposed of any such asset during its current taxable year.
(e)   (i) There are no audits, investigations by any Governmental Authority or other Proceedings pending or, to the Parent Parties’ Knowledge, threatened with regard to any material Taxes or Tax Returns of Parent or any of its Subsidiaries; (ii) no material deficiency for Taxes of Parent or any of its Subsidiaries has been claimed, proposed or assessed in writing or, to the Parent Parties’ Knowledge, threatened, by any Governmental Authority, which deficiency has not yet been settled except for such deficiencies which are being contested in good faith or with respect to which the failure to pay has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; (iii) neither Parent nor any of its Subsidiaries has waived any statute of limitations with respect to the assessment of material Taxes or agreed to any extension of time with respect to any material Tax assessment or deficiency for any open tax year; (iv) neither Parent nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any material Tax Return; and (v) neither Parent nor any of its Subsidiaries has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law).
(f)   Parent and its Subsidiaries have complied, in all material respects, with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, 1471, 3102 and 3402 of the Code or similar provisions under any state and foreign Laws) and have duly and timely withheld and, in each case, have paid over to the appropriate Taxing Authority all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.
(g)   There are no Tax Liens upon any property or assets of Parent or any of its Subsidiaries except Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate Proceedings and for which adequate reserves have been established in accordance with GAAP.
(h)   Neither Parent nor any of its Subsidiaries has requested, has received or is subject to any written ruling of a Taxing Authority or has entered into any written agreement with a Taxing Authority.
(i)   There are no Tax allocation, protection or sharing agreements or similar arrangements with respect to or involving Parent or any of its Subsidiaries, and after the Closing Date neither Parent nor any of its Subsidiaries shall be bound by any such Tax allocation or protection agreements or similar arrangements or have any liability thereunder for amounts due in respect of periods prior to the Closing Date, in each case, other than customary provisions of commercial or credit agreements.
(j)   Neither Parent nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated U.S. federal income Tax Return or (ii) has any liability for the Taxes of any Person (other than any Subsidiary of Parent) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Tax Law), as a transferee or successor or by contract (other than contracts entered into in the Ordinary Course of Business not primarily related to Taxes) or otherwise by Law.
(k)   Neither Parent nor any of its Subsidiaries has participated in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).
(l)   Neither Parent nor any of its Subsidiaries (other than Taxable REIT Subsidiaries) has or has had any earnings and profits attributable to such entity or any other corporation in any non-REIT year within the meaning of Section 857 of the Code.
(m)   Neither Parent nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two (2) years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with Transactions.
(n)   Since Parent’s formation, (i) neither Parent nor any of its Subsidiaries has incurred any liability for material Taxes under Sections 857(b), 857(f), 860(c) or 4981 of the Code which have not been previously paid and (ii) neither Parent not any of its Subsidiaries has incurred any material liability for any other Taxes other than (A) in the Ordinary Course of Business or (B) transfer or similar Taxes arising in connection with acquisitions or dispositions of property. No event has occurred, and, to the Parent Parties’ Knowledge, no condition or circumstance exists, which presents a material risk that any material amount of Tax described in the previous sentence will be imposed upon Parent or any of its Subsidiaries.
(o)   No written power of attorney that has been granted by Parent or any of its Subsidiaries (other than to Parent or any of its Subsidiaries) is currently in force with respect to any matter relating to Taxes.

(p)   This Section 6.06 constitutes the exclusive representations and warranties of Parent with respect to Tax matters.
Section 6.07   Litigation.
(a)   None of Parent, the Operating Partnership nor any other Subsidiary of Parent is a party to any, nor are there any pending or, to the Parent Parties’ Knowledge, threatened, Actions before or by any Governmental Authority against or adverse to Parent, the Operating Partnership, or any other Subsidiary of Parent, or any of its or their properties or assets, or challenging the validity or propriety of the transactions contemplated by this Agreement or the Ancillary Documents.
(b)   There is no Governmental Order imposed upon, or pending against, or to the Parent Parties’ Knowledge, threatened against Parent, the Operating Partnership, any other Subsidiary of Parent, or any of their properties or assets, or challenging the validity or propriety of the transactions contemplated by this Agreement or the Ancillary Documents.
Section 6.08   Parent Permits; Legal Compliance.
(a)   Parent, the Operating Partnership and the Subsidiaries of Parent hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Authorities necessary for the lawful conduct of their respective businesses (the “Parent Permits”), except where the failure to so hold has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent, the Operating Partnership and the Subsidiaries of Parent are in compliance with the terms of the Parent Permits, except where the failure to so comply has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Parent nor the Operating Partnership or any other Subsidiary of Parent is in violation or breach of, or default under, any Parent Permit, nor has Parent, the Operating Partnership or any other Subsidiary of Parent received any claim or notice indicating that Parent, the Operating Partnership or any other Subsidiary of Parent is currently not in compliance with the terms of any Parent Permits, except where the failure to be in compliance with the terms of any Parent Permits has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b)   The businesses of Parent, the Operating Partnership and the other Subsidiaries of Parent are not currently being conducted, and at no time since December 31, 2018 have been conducted, in violation of any applicable Law, except for violations that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(c)   As of the date of this Agreement, to the Parent Parties’ Knowledge, no investigation or review by any Governmental Authority with respect to Parent, the Operating Partnership or any other Subsidiary of Parent is pending or threatened, other than those the outcome of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(d)   Notwithstanding anything to the contrary in this Section 6.08, the provisions of this Section 6.08 shall not apply to matters addressed in Section 6.06.
Section 6.09   No Undisclosed Material Liabilities.   Parent, the Operating Partnership and their Subsidiaries have no Liabilities except (a) as reflected or reserved against on the consolidated balance sheet (including the notes thereto) of Parent dated as of the Interim Balance Sheet Date contained in the Parent SEC Documents filed or furnished prior to the date hereof, (b) Liabilities incurred in the Ordinary Course of Business, (c) Liabilities incurred in connection with this Agreement and the Transactions, (d) Liabilities of a type that are not required under GAAP to be disclosed on the consolidated balance sheet of Parent or in the notes thereto, or (e) Liabilities that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 6.10   Compensation; Benefits.
(a)   Each Parent Plan has been administered, funded (if applicable) and maintained in compliance with its terms and all applicable Laws, except where the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b)   As of the date of this Agreement, there are no Actions, suits or claims pending (other than routine claims for benefits) or, to the Parent Parties’ Knowledge, threatened against, or with respect to, any of the Parent Plans, except for such pending actions, suits or claims that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(c)   There are no material unfunded benefit obligations that have not been properly accrued for in Parent’s financial statements or disclosed in the notes thereto in accordance with GAAP.
(d)   None of Parent, the Operating Partnership or any Subsidiary of Parent or any entity which would be deemed to be a single employer with Parent, the Operating Partnership or any Subsidiary of Parent under Code Section 414 contributes to or has an obligation to contribute to, and no Parent Plan is, (i) a plan subject to Title IV of ERISA and/or Section 412 of the Code, (ii) a multiemployer plan within the meaning of Section 3(37) of ERISA, (iii) a multiple employer plan as described in Section 413(c) of the Code, or (iv) a multiple employer welfare arrangement (within the meaning of ERISA 3(40)).
Section 6.11   Labor Matters.
(a)   As of the date of this Agreement, (i) none of Parent, the Operating Partnership nor any other Subsidiary of Parent is a party to any collective bargaining agreement or other agreement with any labor union, (ii) there is no pending union representation petition involving employees of Parent or any of its Subsidiaries, and (iii) to the Parent Parties’ Knowledge, there is no activity or Proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees.
(b)   As of the date of this Agreement, there is no unfair labor practice, charge or grievance arising out of a collective bargaining agreement, other agreement with any labor union, or other labor-related grievance Proceeding against Parent or any of its Subsidiaries pending, or, to the Parent Parties’ Knowledge, threatened, other than such matters that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(c)   As of the date of this Agreement, there is no strike, dispute, slowdown, work stoppage or lockout pending, or, to the Parent Parties’ Knowledge, threatened, against or involving Parent or any of its Subsidiaries, other than such matters that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(d)   Parent and each of its Subsidiaries are, and since January 1, 2018, have been, in compliance in all respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages and bonus, equal opportunity, civil rights, labor relations, occupational health and safety, privacy, worker classification and payroll taxes and there are no Proceedings pending or, to the Parent Parties’ Knowledge, threatened against Parent or any of its Subsidiaries, by or on behalf of any applicant for employment, any current or former employee or any class of the foregoing, relating to any of the foregoing applicable Laws, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship, other than any such matters described in this sentence that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Since January 1, 2018, neither Parent nor any of its Subsidiaries has received any written notice of the intent of the Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Labor or any other Governmental Authority responsible for the enforcement of labor or employment Laws to conduct an investigation with respect to Parent or any of its Subsidiaries which has had, or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 6.12   Intellectual Property.   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (a) Parent or any of its Subsidiaries own or are licensed or otherwise possess valid rights to use all Parent Intellectual Property used in the conduct the business of Parent and its Subsidiaries as it is currently conducted, (b) to the Parent Parties’ Knowledge, the conduct of the business of Parent and its Subsidiaries as it is currently conducted does not infringe, misappropriate or otherwise violate the Intellectual Property rights of any Person, (c) there are no pending or, to the Parent Parties’ Knowledge, threatened claims with respect to any of the Parent Intellectual Property rights owned by Parent or any of its Subsidiaries, and (d) to the Parent Parties’ Knowledge, no

Person is currently infringing or misappropriating Parent Intellectual Property. Parent and its Subsidiaries have taken reasonable measures to protect the confidentiality of Trade Secrets used in the businesses of each of Parent and its Subsidiaries as presently conducted, except where failure to do so has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 6.13   Material Contracts.   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, each Parent Contract is legal, valid, binding and enforceable in accordance with its terms on Parent and each of its Subsidiaries that is a party thereto and, to the Parent Parties’ Knowledge, each other party thereto, and is in full force and effect, subject, as to enforceability, to the Equitable Exceptions. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, neither Parent nor any of its Subsidiaries is in breach or default under any Parent Contract nor, to the Parent Parties’ Knowledge, is any other party to any such Parent Contract in breach or default thereunder. “Parent Contract” shall mean the following:
(a)   other than contracts providing for the acquisition, origination, purchase, sale or divestiture of loans, mortgage backed securities, mortgage servicing rights, debt securities and other financial instruments owned or entered into by Parent or any of its Subsidiaries in the Ordinary Course of Business, each contract that involves a pending or contemplated merger, business combination, acquisition, purchase, sale or divestiture that requires Parent or any of its Subsidiaries to dispose of or acquire assets or properties with a fair market value in excess of $10,000,000;
(b)   each contract relating to outstanding Indebtedness (or commitments or guarantees in respect thereof) of Parent or any of its Subsidiaries (whether incurred, assumed, guaranteed or secured by any asset) in excess of $10,000,000, other than agreements solely between or among Parent and its wholly owned Subsidiaries;
(c)   other than contracts entered into in the Ordinary Course of Business, each contract under which Parent or any of its Subsidiaries has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any Person (other than Parent or a Subsidiary of Parent);
(d)   each master agreement under which Parent or any of its Subsidiaries enters into any interest rate cap, interest rate collar, interest rate swap or other forward, swap or other hedging transaction of any type, except for contracts entered into for bona fide hedging purposes;
(e)   each contract between or among Parent or any of its Subsidiaries and any officer, manager, director or Affiliate (other than a wholly owned Subsidiary of Parent) of Parent or any of its Subsidiaries or any of their respective “associates” or “immediate family” members (as such terms are defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act); and
(f)   each other “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Exchange Act) with respect to Parent or any of its Subsidiaries.
Section 6.14   Information Supplied.   None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (a) the Registration Statement shall, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, (b) the Proxy Statement shall, at the date it is first mailed to the Parent Stockholders and at the time of the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (c) the Mosaic Consent Solicitation Materials shall, at the date they are first mailed to the investors in the Mosaic Funds and at the time the Mosaic Investor Consents are received, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement and the Registration Statement will comply as to form in all material respects with the provisions of the Exchange Act and the Securities Act and the rules and regulations thereunder; provided, however, that no representation is made by Parent with respect to statements made therein based on information (i) supplied by the Mosaic Parties specifically for inclusion or incorporation by reference therein or (ii) not supplied by or on behalf of Parent and not obtained from or incorporated by reference to the Parent’s filings with the SEC.
Section 6.15   Business Conduct of Merger Sub.   Merger Sub was formed on October 22, 2021. Since its inception, Merger Sub has not engaged in any activity, other than such actions in connection with (a) its organization and (b) the preparation, negotiation and execution of this Agreement and the Transactions. Merger Sub has no operations, has not generated any revenues and has no liabilities other than those incurred in connection with the foregoing and in association with the Merger as provided in this Agreement.
Section 6.16   Opinion of Financial Advisor.   The Parent Board has received the opinion of Wells Fargo Securities, LLC addressed to the Parent Board to the effect that, based upon and subject to the limitations, qualifications and assumptions set forth therein, as of the date of the opinion, the Merger Consideration to be paid in the Mergers is fair, from a financial point of view, to Parent.
Section 6.17   Broker’s Fees.   Except as set forth in Section 6.17 of the Parent Disclosure Schedules, none of Parent, the Operating Partnership nor any other Subsidiary of Parent has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement or any Ancillary Document.
ARTICLE VII
COVENANTS
Section 7.01   Conduct of Subject Company Business Pending the Transactions.
(a)   Except (i) as set forth on Schedule 7.01(a) of the Mosaic Disclosure Schedules, (ii) as permitted or required by this Agreement, (iii) as may be required by applicable Law or (iv) as otherwise consented to by Parent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), until the earlier of the Effective Time and the termination of this Agreement pursuant to Article IX, each Mosaic Merger Entity shall, and cause each other Subject Company to, and each Mosaic Entity shall cause each Subject Company to, use commercially reasonable efforts to (1) conduct its business in all material respects in the Ordinary Course of Business and (2) preserve substantially intact its present business organization and preserve its existing relationships with its partners, members, other investors, borrowers, lenders, vendors, and other key business relationships and counterparties.
(b)   Except (w) as set forth on Schedule 7.01(b) of the Mosaic Disclosure Schedules, (x) as permitted or required by this Agreement, (y) as may be required by applicable Law, or (z) as otherwise consented to by Parent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), until the earlier of the Effective Time and the termination of this Agreement pursuant to Article IX, each Mosaic Merger Entity shall not, and shall cause each other Subject Company not to, and each Mosaic Entity shall cause each Subject Company not to:
(i)   (A) declare, set aside or pay any dividends on, or make any other distribution (whether in cash, stock, property or otherwise) in respect of any outstanding equity interests in, any of the Subject Companies, except for (1) distributions payable in respect of a Subject Company’s equity interests consistent with past practice in an amount that does not exceed, in any calendar quarter, the amount of cash earnings of such Subject Company for such quarter and having a record date that is prior to the Determination Date; (2) dividends or other distributions to a Subject Company by any directly or indirectly wholly owned Subsidiary of such Subject Company; or (3) without duplication of the amounts described in clauses (1) and (2), any dividends or other distributions reasonably necessary for any Subject Company to maintain its status as a REIT, as applicable, under the Code and avoid the imposition of corporate level Tax under Section 857 of the Code or excise Tax under Section 4981 of the Code or required under the Organizational Documents of the Subject Companies or required under the Organizational Documents of the Subject Companies; (B) split, combine or reclassify any equity interests in the Subject Companies (other than for transactions by a wholly owned Subsidiary of the Subject Companies); or (C) purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any equity interests in, the Subject Companies, except as required by the Organizational Documents of the Subject Companies;

(ii)   offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any equity interests in, any Subject Company or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such equity interests;
(iii)   amend any of their respective Organizational Documents;
(iv)   (A) merge, consolidate, combine or amalgamate with any Person or (B) acquire or agree to acquire (including by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, licensing, or by any other manner) any assets (other than acquisitions of portfolio assets in the Ordinary Course of Business) or any business or any corporation, partnership, association or other business organization or division;
(v)   sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any material portion of its assets, other than sales, leases or dispositions of assets, (A) pursuant to an agreement of any of the Subject Companies in effect on the date of this Agreement, (B) that, if other than in the Ordinary Course of Business, involve consideration that does not exceed $10,000,000 individually or $25,000,000 in the aggregate or (C) made in the Ordinary Course of Business;
(vi)   adopt a plan of complete or partial liquidation or dissolution;
(vii)   change in any material respect its accounting principles, practices or methods in a manner that would materially affect the consolidated assets, liabilities or results of operations of any of the Subject Companies except as required by GAAP or applicable Law;
(viii)   except (A) in the Ordinary Course of Business, (B) if required by Law or (C) if and to the extent necessary to qualify or preserve the status of any Subject Company as a disregarded entity, partnership, REIT or subchapter C corporation for U.S. federal income tax purposes, make or change any material Tax election, adopt or change any Tax accounting period or material method of Tax accounting, file any amended Tax Return if the filing of such amended Tax Return would result in a material increase in the Taxes payable by a Subject Company, settle or compromise any material liability for Taxes or any Tax audit or other Proceeding relating to a material amount of Taxes, enter into any closing or similar agreement with any Taxing Authority, surrender any right to claim a material refund of Taxes, or agree to any extension or waiver of the statute of limitations with respect to a material amount of Taxes;
(ix)   (A) grant any material increases in the compensation payable or to become payable to any of its directors, managers, officers or any other key employees or (B) establish any material Employee Benefit Plan which was not in existence prior to the date of this Agreement, or amend any such plan or arrangement in existence on the date of this Agreement if such amendment would have the effect of enhancing or increasing any benefits thereunder; provided, that no action will be a violation of this Section 7.01(b)(ix) if it is taken in order to comply with applicable Law;
(x)   (A) enter into any contract that would be a Designated Contract, except for Contracts entered into in the Ordinary Course of Business (including any Contract that would be a Subject Company Loan or a Subject Company Investment had it been executed on or before the date hereof), and as would not reasonably be expected to prevent or materially delay the consummation of the Transactions, or (B) modify, amend, terminate or assign, or waive or assign any rights under, any Designated Contract in any material respect in a manner which is materially adverse to any Subject Company, taken as a whole, or which could reasonably be expected to prevent or materially delay the consummation of the Transactions, and, for the avoidance of doubt, with respect to clauses (A) and (B), except for any termination or renewal in accordance with the terms of any existing Designated Contract that occurs automatically without any action (other than notice of renewal) by the applicable Subject Company;
(xi)   other than the settlement of any Proceeding reflected or reserved against on the balance sheet of a Subject Company (or in the notes thereto) and that would not reasonably be expected to restrict the operations of such Subject Company, settle or offer or propose to settle, any Proceeding (excluding any audit, claim or other Proceeding in respect of Taxes) involving the payment of monetary damages or other transfer of value by such Subject Company of any amount exceeding $1,000,000 individually, or $5,000,000 in the aggregate or involving the award of injunctive or other equitable relief against such Subject Company or any admission of wrongdoing;
(xii)   take any action, or fail to take any action, which action or failure could reasonably be expected to cause any applicable Subject Company to fail to qualify as a REIT, if applicable, or to cease to be treated as a subchapter C corporation, partnership or disregarded entity, as the case may be, for U.S. federal income tax purposes;
(xiii)   other than in the Ordinary Course of Business pursuant to Contracts for Indebtedness in existence on the date hereof, incur, create, assume, refinance, replace or prepay in any material respects any Indebtedness or any derivative financial instruments or arrangements, or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise) of a Subject Company; provided, that the foregoing shall not restrict guarantees by any Subject Company of Indebtedness of any other Subject Company, which Indebtedness is incurred in compliance with this clause (xiii);
(xiv)   take any action, or fail to take any action, which action or failure would reasonably be expected to cause any Subject Company to be required to be registered as an investment company under the Investment Company Act; or
(xv)   agree or enter into any arrangement or understanding to take any action that is prohibited by this Section 7.01(b).
(c)   Except (w) as set forth on Schedule 7.01(c) of the Mosaic Disclosure Schedules, (x) as permitted or required by this Agreement, (y) as may be required by applicable Law, or (z) as otherwise consented to by Parent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), until the earlier of the Effective Time and the termination of this Agreement pursuant to Article IX, no Mosaic Entity shall:
(i)   amend any of their respective Organizational Documents;
(ii)   (A) merge, consolidate, combine or amalgamate with any Person or (B) acquire or agree to acquire (including by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, licensing, or by any other manner) any assets (other than acquisitions of portfolio assets in the Ordinary Course of Business) or any business or any corporation, partnership, association or other business organization or division;
(iii)   adopt a plan of complete or partial liquidation or dissolution;
(iv)   in the case of the Mosaic Manager only, (A) grant any material increases in the compensation payable or to become payable to any of its directors, managers, officers or any other key employees or (B) establish any material Employee Benefit Plan which was not in existence prior to the date of this Agreement, or amend any such plan or arrangement in existence on the date of this Agreement if such amendment would have the effect of enhancing or increasing any benefits thereunder; provided, that no action will be a violation of this Section 7.01(c)(iv) if it is taken in order to comply with applicable Law;
(v)   agree or enter into any arrangement or understanding to take any action that is prohibited by this Section 7.01(c).
(d)   Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit any Subject Company or Mosaic Entity from taking any action, at any time or from time to time, that, upon advice of counsel to such Subject Company or Mosaic Entity, is reasonably necessary for any Subject Company to (i) avoid incurring entity level income or excise Taxes under the Code or applicable state or local Law, including making dividend or other distribution payments to the members or limited partners of the Subject Companies, as applicable, in accordance with this Agreement or otherwise, or (ii) avoid being required to register as an investment company under the Investment Company Act; provided, that prior to taking any action under this paragraph, such Subject Company or Mosaic Entity shall provide Parent with reasonable advance notice of any proposed action and shall in good faith discuss such proposed action with Parent.

Section 7.02   Conduct of Parent Business Pending the Transactions.
(a)   The Parent Parties agree that, except (i) as set forth on Schedule 7.02(a) of the Parent Disclosure Schedules, (ii) as permitted or required by this Agreement, (iii) as may be required by applicable Law or (iv) as otherwise consented to by the Mosaic Manager in writing (which consent shall not be unreasonably withheld, delayed or conditioned), until the earlier of the Effective Time and the termination of this Agreement pursuant to Article IX, (A) each of the Parent Parties shall, and shall cause each of the other Subsidiaries of Parent to, use commercially reasonable efforts to (1) conduct their respective businesses in all material respects in the Ordinary Course of Business and (2) preserve substantially intact their respective present business organizations and preserve their existing relationships with their key customers, service providers, suppliers, business relationships, vendors and counterparties and (B) Parent shall maintain its status as a REIT; provided, however, that no action by any Parent Party or any other Subsidiary of Parent with respect to the matters specifically addressed by any provision of Section 7.02(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision of Section 7.02(b).
(b)   Except (w) as set forth on Section 7.02(b) of the Parent Disclosure Schedules, (x) as permitted or required by this Agreement, (y) as may be required by applicable Law or (z) as otherwise consented to by the Mosaic Manager in writing (which consent shall not be unreasonably withheld, delayed or conditioned), until the earlier of the Effective Time and the termination of this Agreement pursuant to Article IX, the Parent Parties shall not, and shall not permit any other Subsidiary of Parent to:
(i)   (A) declare, set aside or pay any dividends on, or make any other distribution (whether in cash, stock, property or otherwise) in respect of any outstanding capital stock of, or other equity interests in, Parent, the Operating Partnership or any other Subsidiary of Parent, except for (1) regular quarterly dividends payable in respect of the Parent Common Stock consistent with past practice except to the extent that the Parent Board determines to modify its regular quarterly dividend rate payable in respect of the Parent Common Stock; (2) regular quarterly dividends payable in respect of the Parent Preferred Stock consistent with past practice and the terms of such Parent Preferred Stock; (3) dividends or other distributions to Parent or the Operating Partnership by any directly or indirectly wholly owned Subsidiary of Parent; or (4) without duplication of the amounts described in clauses (1) through (3), dividends or other distributions reasonably necessary for Parent to maintain its status as a REIT under the Code and avoid the imposition of corporate level tax under Section 857 of the Code or excise Tax under Section 4981 of the Code or required under the Organizational Documents of Parent, the Operating Partnership or any other Subsidiary of Parent;
(ii)   offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any common equity interests in, Parent, the Operating Partnership or any other Subsidiary of Parent, or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such common equity interests, other than: (A) the issuance or delivery of Parent Common Stock upon the vesting or lapse of any restrictions on any awards granted under the 2012 equity incentive plan of Parent (“Parent Equity Plan”) and outstanding on the date hereof or issued in compliance with clause (B) below; (B) issuances of awards granted under the Parent Equity Plan to employees and directors in amounts and at times consistent with past practice; and (C) issuances of Parent Common Stock at a price (without regard for underwriter discounts and offering and sale expenses) not less than the per share value of the Parent’s net assets as of the date of such issuance in offerings with aggregate proceeds of up to $225,000,000;
(iii)   amend the Organizational Documents of any Parent Party;
(iv)   (A) merge, consolidate, combine or amalgamate with any Person or (B) acquire or agree to acquire (including by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, licensing, or by any other manner) any assets (other than acquisitions of portfolio assets in the Ordinary Course of Business) or any business or any corporation, partnership, association or other business organization or division thereof, in each case, if such action could reasonably be expected to prevent or materially delay Parent’s or the Operating Partnership’s ability to consummate the Transactions contemplated hereby;
(v)   adopt a plan of complete or partial liquidation or dissolution of Parent, the Operating Partnership or any other Subsidiary of Parent, other than such transactions among Parent and any wholly owned Subsidiary of Parent (other than Merger Sub and the Operating Partnership) or between or among wholly owned Subsidiaries of Parent (other than Merger Sub and the Operating Partnership);
(vi)   change in any material respect its accounting principles, practices or methods in a manner that would materially affect the consolidated assets, liabilities or results of operations of Parent, the Operating Partnership and any other Subsidiary of Parent except as required by GAAP or applicable Law;
(vii)   except (A) in the Ordinary Course of Business, (B) if required by Law or (C) if and to the extent necessary (1) to preserve Parent’s qualification as a REIT under the Code or the qualification of any Subsidiary of Parent as a REIT under the Code or (2) to qualify or preserve the status of any Subsidiary of Parent as a disregarded entity or partnership for U.S. federal income tax purposes, or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be, make or change any material Tax election, adopt or change any Tax accounting period or material method of Tax accounting, file any amended Tax Return if the filing of such amended Tax Return would result in a material increase in the Taxes payable by Parent, the Operating Partnership or any other Subsidiary of Parent, settle or compromise any material liability for Taxes or any Tax audit or other Proceeding relating to a material amount of Taxes, enter into any closing or similar agreement with any Taxing Authority, surrender any right to claim a material refund of Taxes, or agree to any extension or waiver of the statute of limitations with respect to a material amount of Taxes;
(viii)   take any action, or fail to take any action, which action or failure could reasonably be expected to cause Parent to fail to qualify as a REIT or any of the Operating Partnership or any other Subsidiary of Parent to cease to be treated as any of (A) a partnership or disregarded entity for U.S. federal income tax purposes or (B) a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;
(ix)   take any action, or fail to take any action, which action or failure would reasonably be expected to cause any Parent Party or any other Subsidiary of Parent to be required to be registered as an investment company under the Investment Company Act; or
(x)   agree or enter into any arrangement or understanding to take any action that is prohibited by this Section 7.02(b).
Section 7.03   Access to Information.
(a)   Each Party shall, and shall cause each of its Subsidiaries to, afford to the other Party and its Representatives, during the period prior to the earlier of the Effective Time and the termination of this Agreement pursuant to the terms of Section 9.01, reasonable access, during normal business hours and upon reasonable prior notice, to the officers, any other employees, and offices of such Party and its Subsidiaries and to their books, records, contracts and documents and shall, and shall cause each of its Subsidiaries to, furnish reasonably promptly to the other Party and its Representatives such information concerning its and its Subsidiaries’ business, properties, contracts, records and personnel as such other Party may reasonably request, including information about the Mosaic Parties’ and the Subject Companies’ financing, hedging activities, portfolio risk and portfolio activities. Each of the Mosaic Parties and the Parent Parties will use commercially reasonable efforts to minimize any disruption to the businesses of the other Party that may result from the requests for access, data and information hereunder. Notwithstanding the foregoing provisions of this Section 7.03(a), each Party shall not be required to, or to cause any of its Subsidiaries to, grant access or furnish information to the other Party or any of its Representatives to the extent that (i) such information is subject to an attorney/client privilege, the attorney work product doctrine or other legal privilege or (ii) such access or the furnishing of such information is prohibited by applicable Law or an existing contract or agreement or a contract or agreement entered into after the date of this Agreement in the Ordinary Course of Business. Each Party agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this Section 7.03(a) for any purpose unrelated to the consummation of the Transactions.
(b)   The Mutual Non-Disclosure Agreement, dated as of April 8, 2021, between Parent and the Mosaic Manager (the “Confidentiality Agreement”) shall survive the execution and delivery of this Agreement and shall apply to all information furnished thereunder or hereunder; provided, that from and after the Effective Time, the provisions of the Confidentiality Agreement applicable to information of, or pertaining to, the Subject Companies shall constitute “Evaluation Material” of Parent, rather than of the Mosaic Parties. All information provided to any Party or its Representatives pursuant to or in connection with this Agreement is deemed to be “Evaluation Material” as defined under the Confidentiality Agreement.
(c)   Prior to the Closing, the Mosaic Manager shall, and the Mosaic Manager shall cause each Affiliate of the Mosaic Manager to, deliver to the Subject Companies (or to Parent, the Operating Partnership or the external manager of Parent on behalf of the Subject Companies) all Books and Records in the Mosaic Manager’s or any of its Affiliates’ possession or control to the extent they pertain to the business or operations of the Subject Companies.
Section 7.04   No Solicitation by Mosaic Parties and Subject Companies.
(a)   From and after the date of this Agreement until the Effective Time or if earlier, the termination of this Agreement in accordance with Article IX, the Mosaic Parties will, and will cause each of the Subject Companies and instruct and use commercially reasonable efforts to cause their respective Representatives to, immediately cease, and cause to be terminated, any discussion or negotiations with any Person conducted heretofore by the Mosaic Parties or any of the Subject Companies or their respective Representatives with respect to a Mosaic Competing Proposal.
(b)   Except as otherwise permitted by this Section 7.04, from and after the date of this Agreement until the Effective Time or if earlier, the termination of this Agreement in accordance with Article IX, the Mosaic Parties will not, and will cause each of the Subject Companies and will instruct and use commercially reasonable efforts to cause their respective Representatives not to, directly or indirectly, (i) initiate, solicit or knowingly encourage the making of a Mosaic Competing Proposal, (ii) engage in any discussions or negotiations with any Person with respect to a Mosaic Competing Proposal, (iii) furnish any non-public information regarding the Subject Companies, or access to the properties, assets or employees of the Subject Companies, to any Person in connection with or in response to a Mosaic Competing Proposal, or (iv) enter into any binding or nonbinding letter of intent or agreement in principle, or other agreement providing for a Mosaic Competing Proposal.
(c)   From and after the date of this Agreement, the Mosaic Parties shall advise Parent of the receipt by any Mosaic Party or Subject Company or any of their respective Representatives of any Mosaic Competing Proposal made on or after the date of this Agreement or any request for non-public information or data relating to any of the Mosaic Parties or Subject Companies made by any Person in connection with a Mosaic Competing Proposal or any request for discussions or negotiations with the Mosaic Parties or any Subject Company or any of their respective Representatives relating to a Mosaic Competing Proposal (in each case within two (2) Business Days thereof), and the Mosaic Parties shall provide to Parent (within such two Business Day time frame) either (i) a copy of any such Mosaic Competing Proposal made in writing provided to any Mosaic Party or Subject Company or Representative thereof or (ii) a written summary of the material terms of such Mosaic Competing Proposal, if not made in writing. The Mosaic Parties shall keep Parent reasonably informed on a current basis with respect to the status and material terms of any such Mosaic Competing Proposal and any material changes to the status of any such discussions or negotiations.
Section 7.05   No Solicitation by Parent.
(a)   From and after the date of this Agreement until the Effective Time or if earlier, the termination of this Agreement in accordance with Article IX, Parent will, and will cause the Operating Partnership and each other Subsidiary of Parent and instruct and use commercially reasonable efforts to cause their respective Representatives to, immediately cease, and cause to be terminated, any discussion or negotiations with any Person conducted heretofore by Parent, the Operating Partnership or any other Subsidiary of Parent or their respective Representatives with respect to a Parent Competing Proposal.
(b)   Except as otherwise permitted by this Section 7.05, from and after the date of this Agreement until the Effective Time or if earlier, the termination of this Agreement in accordance with Article IX, Parent will not, and will cause the Operating Partnership and any other Subsidiary of Parent and will instruct and use commercially reasonable efforts to cause their respective Representatives not to, directly or indirectly, (i) initiate, solicit or knowingly encourage the making of a Parent Competing Proposal, (ii) engage in any discussions or negotiations with any Person with respect to a Parent Competing Proposal, (iii) furnish any non-public information regarding Parent, the Operating Partnership or any other Subsidiary of Parent, or access to the properties, assets or employees of Parent, the Operating Partnership and any other Subsidiary of Parent, to any Person in connection with or in response to a Parent Competing Proposal, (iv) enter into any binding or nonbinding letter of intent or agreement in principle, or other agreement (other than a confidentiality agreement) providing for a Parent Competing Proposal, or (v) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to the Mosaic Parties or the Subject Companies, the Parent Board Recommendation or publicly recommend the approval or adoption of, or publicly approve or adopt, any Parent Competing Proposal (the taking of any action described in clause (v) being referred to as a “Parent Change of Recommendation”).
(c)   From and after the date of this Agreement until the Effective Time or if earlier, the termination of this Agreement in accordance with Article IX, Parent shall advise the Mosaic Parties of any Parent Competing Proposal made on or after the date of this Agreement or any request for non-public information or data relating to Parent, the Operating Partnership or any other Subsidiary of Parent made by any Person in connection with a Parent Competing Proposal or any request for discussions or negotiations with Parent, the Operating Partnership or any other Subsidiary of Parent or any of their respective Representatives relating to a Parent Competing Proposal (in each case within two (2) Business Days thereof), and Parent shall provide to the Mosaic Parties (within such two Business Day time frame) either (i) a copy of any such Parent Competing Proposal made in writing provided to Parent, the Operating Partnership or any other Subsidiary of Parent or Representative thereof or (ii) a written summary of the material terms of such Parent Competing Proposal, if not made in writing. Parent shall keep the Mosaic Parties reasonably informed on a current basis with respect to the status and material terms of any such Parent Competing Proposal and any material changes to the status of any such discussions or negotiations.
(d)   Notwithstanding anything in this Agreement to the contrary, Parent, directly or indirectly through one or more of its Representatives, may, after consultation with its outside counsel, make such disclosures as the Parent Board or any committee thereof determines are necessary to comply with Rule 14e-2(a), Item 1012(a) of Regulation M-A and Rule 14d-9 promulgated under the Exchange Act or other applicable securities laws; provided, however, that none of Parent, the Parent Board or any committee thereof shall, except as expressly permitted by Section 7.05(e), effect a Parent Change of Recommendation in any disclosure document or communication filed or publicly issued or made in conjunction with the compliance with such requirements.
(e)   Notwithstanding anything in this Agreement to the contrary, the Parent Board shall be permitted, at any time prior to the receipt of the Parent Stockholder Approval, to make a Parent Change of Recommendation if, prior to taking such action, (i) the Parent Board (or a committee thereof) determines, after consultation with outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with the directors’ duties under applicable Law and (ii) Parent shall have given notice to the Mosaic Parties that Parent intends to effect a Parent Change of Recommendation (which notice will reasonably describe the reasons for such Parent Change of Recommendation), and either (A) the Mosaic Parties shall not have proposed revisions to the terms and conditions of this Agreement prior to the earlier to occur of the scheduled time for the Parent Stockholders Meeting and the third Business Day after the date on which such notice is given to the Mosaic Parties, or (B) if the Mosaic Parties within the period described in the foregoing clause (A) shall have proposed revisions to the terms and conditions of this Agreement in a manner that would form a binding contract if accepted by Parent, the Parent Board (or any committee thereof), after consultation with its outside legal counsel, shall have determined that such proposed changes do not obviate the need for the Parent Board to effect a Parent Change of Recommendation and that the failure to make a Parent Change in Recommendation would be reasonably likely to be inconsistent with the directors’ duties under applicable Law.
Section 7.06   Stockholder and Investor Consent Matters.
(a)   Promptly following the date hereof, Parent shall prepare and shall cause to be filed with the SEC a Proxy Statement relating to the matters to be submitted to the holders of Parent Common Stock at the Parent Stockholders Meeting, and Parent shall prepare and file with the SEC a registration statement on Form S-4 (of which the Proxy Statement will be a part) pursuant to which the shares of Parent Class B Stock issuable in the Transactions and the shares of Parent Common Stock issuable upon conversion of Parent

Class B Stock or pursuant to the CERs issued by Parent will be registered with the SEC (including any amendments or supplements, the “Registration Statement”). In connection with the preparation and filing of the Registration Statement, the Mosaic Parties shall prepare and supply to Parent, for inclusion in the Registration Statement, consent solicitation materials relating to the matters to be submitted to the partners, members and other investors of the Mosaic Funds pursuant to the Mosaic Funds Consent Solicitation (“Mosaic Consent Solicitation Materials”). Parent shall use commercially reasonable efforts to cause the Registration Statement and the Proxy Statement to comply with the rules and regulations promulgated by the SEC and to respond promptly to any comments of the SEC or its staff, and the Mosaic Parties shall cooperate in responding to any such comments. Parent shall use commercially reasonable efforts to cause the Registration Statement to become effective under the Securities Act as soon after such filing as practicable, and Parent shall use commercially reasonable efforts to keep the Registration Statement effective as long as is necessary to consummate the Transactions. Parent will advise the Mosaic Parties promptly after it receives any request by the SEC for amendment of the Proxy Statement or the Registration Statement (including the Mosaic Consent Solicitation Materials) or comments thereon and responses thereto or any request by the SEC for additional information. Parent shall use commercially reasonable efforts to cause all documents that it is responsible for filing with the SEC in connection with the Transactions to comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act. Notwithstanding the foregoing, prior to filing the Registration Statement (or any amendment or supplement thereto) or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, Parent will (i) provide the Mosaic Parties with an opportunity to review and comment on such document or response (including the proposed final version of such document or response), (ii) shall include in such document or response all comments reasonably proposed by the other and (iii) shall not file or mail such document or respond to the SEC prior to receiving the approval of the Mosaic Manager, which approval shall not be unreasonably withheld, conditioned or delayed; provided, that with respect to documents filed by Parent that are incorporated by reference in the Proxy Statement or Registration Statement, this right of approval shall apply only with respect to information relating to the Mosaic Parties, the Subject Companies and their Affiliates, their business, financial condition or results of operations or the Transactions.
(b)   Parent shall take all action necessary in accordance with applicable Laws and the Organizational Documents of Parent to duly give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the Parent Stockholder Approval, to be held as promptly as reasonably practicable following the Registration Statement is declared effective by the SEC; provided, that the date of the Parent Stockholders Meeting shall not be earlier than five (5) Business Days following the Merger Consideration Announcement. Parent, through the Parent Board, shall recommend to the Parent Stockholders that they vote in favor of the Parent Common Stock Issuance at the Parent Stockholders Meeting and the Parent Board shall solicit from Parent Stockholders proxies in favor of the Parent Common Stock Issuance at the Parent Stockholders Meeting. Notwithstanding anything to the contrary contained in this Agreement, Parent (i) shall be required to adjourn or postpone the Parent Stockholders Meeting (A) to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Parent Stockholders or (B) if, as of the time for which the Parent Stockholders Meeting is scheduled, there are insufficient shares of Parent Common Stock represented (either in person or by proxy) to establish a quorum at such Parent Stockholders Meeting and (ii) may adjourn or postpone the Parent Stockholders Meeting if, as of the time for which the Parent Stockholders Meeting is scheduled, there are insufficient shares of Parent Common Stock represented (either in person or by proxy) to obtain the Parent Stockholder Approval; provided, that unless otherwise agreed to by the Parties, the Parent Stockholders Meeting shall not be adjourned or postponed to a date that is more than 30 days after the date for which the meeting was previously scheduled (it being understood that such Parent Stockholders Meeting shall be adjourned or postponed every time the circumstances described in the foregoing clauses (i)(A) or (i)(B) exist, and such Parent Stockholders Meeting may be adjourned or postponed every time the circumstances described in the foregoing clause (ii) exist); and provided, further, that the Parent Stockholders Meeting shall not be adjourned or postponed to a date that is on or after two (2) Business Days prior to the End Date. If requested by the Mosaic Parties, Parent shall promptly provide the Mosaic Parties with all voting tabulation reports relating to the Parent Stockholders Meeting that have been prepared by Parent or Parent’s transfer agent, proxy solicitor or other Representative.

(c)   Each of the Mosaic Funds shall take all action necessary in accordance with applicable Laws and its Organizational Documents to duly give notice of and solicit the applicable Mosaic Investor Consents; provided, that the final date on which Mosaic Investor Consents are required to be returned to the Mosaic Entities shall not be earlier than five (5) Business Days following the Merger Consideration Announcement and not later than two (2) Business Days prior to the End Date.
(d)   Parent will promptly furnish to the Mosaic Parties such data and information relating to it, the Operating Partnership, its Subsidiaries (including Merger Sub) and the holders of Parent Capital Stock, as the Mosaic Parties may reasonably request for the purpose of including such data and information in the Mosaic Consent Solicitation Materials and any amendments or supplements thereto. The Mosaic Parties will promptly furnish to Parent such data and information relating to the Mosaic Parties and the Subject Companies as Parent may reasonably request for the purpose of including such data and information in the Registration Statement (including the Proxy Statement and the Mosaic Consent Solicitation Materials) and any amendments or supplements thereto.
(e)   Parent shall make all necessary filings with respect to the Transactions under the Securities Act and the Exchange Act and applicable blue sky laws and, in each case, the rules and regulations thereunder. Parent will advise the Mosaic Parties, promptly after it receives notice thereof, of the issuance of any stop order, the suspension of the qualification of the Parent Capital Stock issuable in connection with the Transactions for offering or sale in any jurisdiction. Parent will use commercially reasonable efforts to have any such stop order or suspension lifted, reversed or otherwise terminated.
(f)   If at any time prior to the Effective Time, any information relating to the Parent Parties or the Mosaic Parties or any of their respective Affiliates, officers or directors should be discovered by Parent or the Mosaic Parties that should be set forth in an amendment or supplement to the Registration Statement, the Proxy Statement or the Mosaic Consent Solicitation Materials, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Party, and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the Parent Stockholders and the partners, members and other investors in the Mosaic Entities.
Section 7.07   Directors of Parent.   Prior to the Effective Time, Parent shall take all necessary corporate action so that upon and immediately after the Effective Time, the size of the Parent Board is increased by one member, and an individual to be designated by the Mosaic Manager and reasonably acceptable to the Parent Board (the “Mosaic Director Designee”) is appointed to the Parent Board; provided that the Mosaic Director Designee has been designated by the Mosaic Manager no later than the fifth Business Day prior to the Closing Date, has provided a satisfactorily completed directors’ questionnaire to Parent prior to such appointment, satisfies the director qualification standards set forth in the Corporate Governance Guidelines of Parent, and provides to Parent the information required by Article II, Section 11 of Parent’s Amended and Restated Bylaws regarding such Mosaic Director Designee. The Mosaic Director Designee shall be elected or appointed to the Parent Board to fill the vacancy on the Parent Board created by such increase to serve until the first annual meeting of stockholders following the Closing or until their successors are elected and qualified. The provisions of this Section 7.07 are intended to be for the benefit of, and shall be enforceable by, the Mosaic Director Designee. The obligations of Parent under this Section 7.07 shall not be terminated or modified in such a manner as to adversely affect the rights of the Mosaic Director Designee unless (x) such termination or modification is required by applicable Law or (y) the Mosaic Director Designee has consented in writing to such termination or modification (it being expressly agreed that, once designated, the Mosaic Director Designee shall be a third-party beneficiary of this Section 7.07).
Section 7.08   Reasonable Efforts.
(a)   Subject to the terms and conditions of this Agreement, each Party will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Transactions as soon as practicable after the date hereof, including (i) preparing and filing or otherwise providing, in consultation with the other Party and as promptly as practicable and advisable after the date hereof, all documentation to effect all necessary applications, notices, petitions, filings, and other documents and to obtain as promptly as practicable all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits, and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Authority in order to consummate the Transactions and (ii) taking all steps as may be necessary, subject to the limitations in this Section 7.08, to obtain all such waiting period expirations or terminations, consents, clearances, waivers, licenses, registrations, permits, authorizations, orders and approvals.
(b)   In connection with and without limiting the foregoing, each of the Parties shall give any required notices to third parties, and each of the Parties shall use, and cause each of their respective Subsidiaries and Affiliates to use, commercially reasonable efforts to obtain any third party consents that are necessary, proper or advisable to consummate the Transactions. Each of the Parties will furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required filings or submissions with any Governmental Authority and will cooperate in responding to any inquiry from a Governmental Authority, including promptly informing the other Parties of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Authority, and supplying each other with copies of all material correspondence, filings or communications between either Party and any Governmental Authority with respect to this Agreement. To the extent reasonably practicable, the Parties and their Representatives shall have the right to review in advance and each of the Parties will consult the others on, all the information relating to the other and each of their Affiliates that appears in any filing made with, or written materials submitted to, any Governmental Authority in connection with the Transactions, except that confidential competitively sensitive business information may be redacted from such exchanges. To the extent reasonably practicable, none of the Parties shall, nor shall they permit their respective Representatives to, participate independently in any meeting or engage in any substantive conversation with any Governmental Authority in respect of any filing, investigation or other inquiry without giving the other Party prior notice of such meeting or conversation and, to the extent permitted by applicable Law, without giving the other Parties the opportunity to attend or participate (whether by telephone or in person) in any such meeting with such Governmental Authority.
(c)   In connection with obtaining any approval or consent from any Person with respect to the Transactions, none of the Mosaic Parties or the Subject Companies shall pay or commit to pay to any Person whose approval or consent is being solicited any cash or other consideration (other than fees or expenses expressly set forth in the Contract governing the relationship requiring such approval or consent), make any accommodation or commitment or incur any liability or other obligation to such Person without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed). The Parties shall cooperate to obtain such consents.
Section 7.09   Transaction Litigation.   In the event any Proceeding is commenced or, to any Party’s Knowledge, threatened against, such Party or any of its Affiliates or otherwise relating to, involving or affecting such Party or any of its Affiliates, in each case, in connection with, arising from or otherwise relating to the Transactions or any other transaction or matter contemplated by this Agreement or any Ancillary Document (collectively, “Transaction Litigation”), the Parties agree to cooperate and use commercially reasonable efforts to defend against and respond thereto. Each Party shall give the other Party a reasonable opportunity to participate in the defense or settlement of any Transaction Litigation and shall consider in good faith the other Party’s advice with respect to such Transaction Litigation; provided, that no Mosaic Party or Subject Company shall settle, or agree to settle, any Transaction Litigation without the prior written consent of Parent.
Section 7.10   Public Announcements.   The initial press release with respect to the execution of this Agreement shall be in such form as is reasonably agreed upon by the Parties. From and after the date hereof, so long as this Agreement is in effect, neither the Mosaic Parties nor Parent, nor any of their respective controlled Affiliates or Subsidiaries, nor the Parent Manager, shall issue or cause the publication of any press release or other announcement with respect to this Agreement or the Transactions without the prior consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed), unless (a) such Party determines, after consultation with outside counsel, that it is required by applicable Law or the rules of any stock exchange upon which such Party’s capital stock is traded to issue or cause the publication of any press release or other announcement with respect to the Transactions, including the Transactions or this Agreement, in which event such Party shall endeavor, on a basis reasonable under the circumstances, to provide a meaningful opportunity to the other Party to review and comment upon such press release or other announcement and shall give due consideration to all reasonable additions, deletions or changes suggested thereto; or (b) such press release or other announcement is made pursuant to Section 7.06; provided, that each Party and their respective controlled Affiliates may make statements that are not inconsistent with previous press releases, public disclosures or public statements made by Parent and the Mosaic Parties in compliance with this Section 7.10.
Section 7.11   Control of Business.   Without limiting in any way any Party’s rights or obligations under this Agreement, nothing contained in this Agreement shall give (a) any Parent Party, directly or indirectly, the right to control or direct any Mosaic Party’s or any Subject Company’s operations, in each case prior to the Effective Time, and (b) any Mosaic Party, directly or indirectly, the right to control or direct Parent’s or any of its Subsidiaries’ operations. Prior to the Effective Time, each of the Parties shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.
Section 7.12   Notification.   The Mosaic Parties shall give prompt notice to Parent, and Parent shall give prompt notice to the Mosaic Parties, (a) of any notice or other communication received by such Party from any Governmental Authority in connection with this Agreement, the Transactions, or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, if the subject matter of such communication or the failure of such Party to obtain such consent could be material to the Mosaic Parties or Parent, (b) of any Transaction Litigation commenced or, to any Party’s knowledge, threatened against, such Party or any of its Affiliates or otherwise relating to, involving or affecting such Party or any of its Affiliates, and (c) upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of the Subject Companies or any of the Subsidiaries of Parent, respectively, which has had, or would reasonably be expected to have, individually or in the aggregate, a Subject Company Material Adverse Effect or Parent Material Adverse Effect, as applicable, or which would reasonably be expected to prevent or materially delay or impede the consummation of the Transactions; provided, that in each case, the delivery of any notice pursuant to this Section 7.12 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to any Party.
Section 7.13   Listing Application.   Parent shall take all actions necessary to cause the Parent Common Stock to be issued in connection with the Transactions (including upon conversion of Parent Class B Stock or OP Units or in respect of CERs) to be approved for listing on the NYSE prior to the Effective Time, subject to official notice of issuance.
Section 7.14   Indemnification of Directors, Managers and Officers.
(a)   Parent agrees that all rights to indemnification, advancement of expenses and exculpation for acts or omissions occurring prior to the Closing existing as of the date hereof of the current or former directors, managers or officers of any Subject Company, including the Mosaic Manager and its current and former directors, managers or officers, who have the right to indemnification, advancement of expenses and exculpation by any Subject Company (collectively, the “Covered Persons”) as provided in its respective Organizational Documents, indemnity or indemnification agreements or as required by Law, as the case may be, shall survive the transactions contemplated hereby and shall continue in full force and effect in accordance with their current terms for a period of not less than six (6) years from the Effective Time. Without limiting the foregoing, for a period of not less than six (6) years from the Effective Time, Parent shall not, and shall not permit any of its Subsidiaries or any of the Subject Companies to, amend, modify or terminate any Organizational Document, Contract or resolution regarding or related to such indemnification matters in any manner that would adversely affect the rights thereunder of individuals who, as of the Effective Time or at any time prior to the Effective Time, were directors, managers, officers, employees or agents of any Subject Company, unless such modification is required by applicable Law.
(b)   The provisions of this Section 7.14 are intended to be for the benefit of, and shall be enforceable by, each Covered Person, and each such Person’s heirs, legatees, successors and assigns, it being expressly agreed that such Persons shall be third party beneficiaries of this Section 7.14.

(c)   If Parent or any of their respective successors or assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent shall assume all of the obligations of Parent set forth in this Section 7.14.
Section 7.15   Termination of CAIS Agreement.   The Mosaic Parties shall take all actions necessary to terminate the CAIS Listing Agreement, with such termination to be effective no later than the MREC Effective Time.
Section 7.16   No Additional Representations.
(a)   Except for the representations and warranties made in Articles IV, V and VI, none of the Mosaic Parties, Parent Parties nor any other Person makes any express or implied representation or warranty with respect to themselves or any of their respective Subsidiaries or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement or the Transactions, and the Parties hereby disclaim any such other representations or warranties. In particular, without limiting the foregoing disclaimer, none of the Mosaic Parties, Parent Parties nor any other Person makes or has made any representation or warranty to the other Parties or any of their respective Affiliates or Representatives with respect to (i) any financial projections, forecasts, estimates, budgets or prospect information relating to themselves or their respective properties, assets or businesses, including information that may have been made available to the other Parties or any of their respective Affiliates or Representatives (including in certain “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Transactions); or (ii) except for the representations and warranties made by the applicable Parties in Articles IV, V and VI, any oral or written information presented to the other Parties or any of their respective Affiliates or Representatives in the course of their respective due diligence investigations, the negotiation of this Agreement or in the course of the Transactions.
(b)   Notwithstanding anything contained in this Agreement to the contrary, the Mosaic Parties and Parent Parties acknowledge and agree that neither Party or any other Person has made or is making, and each Party expressly disclaims reliance upon, any representations, warranties or statements relating to the Parties or their respective Subsidiaries whatsoever, express or implied, beyond those expressly given by the applicable Parties in Articles IV, V, and VI, the Mosaic Disclosure Schedules or Parent Disclosure Schedules, as applicable, or in any other document or certificate delivered by any Party or their respective Affiliates or Representatives in connection herewith, including any implied representation or warranty as to the accuracy or completeness of any information regarding the Parties furnished or made available to any other Party, or any of their respective Affiliates or Representatives.
Section 7.17   Tax Matters.
(a)   Tax Returns for Straddle Periods and Pre-Closing Periods.
(i)   The Mosaic Manager, at its sole cost and expense, shall prepare or cause to be prepared and file or cause to be filed, all Tax Returns of the Subject Companies for Pre-Closing Tax Periods that have not been filed as of the Closing Date, and all such Tax Returns shall be prepared in a manner consistent with past practice with respect to the Subject Companies unless otherwise required by applicable Law. The Mosaic Manager shall provide drafts of each such Tax Return to Parent for Parent’s review and comment at least thirty (30) days prior to the due date for filing such Tax Return (including any applicable extensions), and the Mosaic Manager shall accept all reasonable comments made in writing by the Parent at least fifteen (15) days prior to the due date for filing such Tax Return. Parent shall, and shall cause its Affiliates (including the Subject Companies) to, cooperate to the extent necessary in signing and filing any Tax Returns with respect to Pre-Closing Tax Periods pursuant to this Section 7.17(a)(i).
(ii)   Parent, at its sole cost and expense, shall prepare or cause to be prepared and file or cause to be filed all Tax Returns of the Subject Companies for any Straddle Period. Parent shall provide drafts of each such Tax Return to the Mosaic Manager for the Mosaic Manager’s review and comment at least thirty (30) days prior to the due date for filing such Tax Return (including any applicable extensions).

Parent shall accept all reasonable comments made in writing by the Mosaic Manager at least fifteen (15) days prior to the due date for filing such Tax Return.
(iii)   For the avoidance of doubt, the Parties hereby acknowledge and agree that, to the extent permitted under applicable Law, all deductible Mosaic Transaction Expenses shall either (A) be deducted in the Pre-Closing Tax Period, or (B) if deducted in a Straddle Period, shall be allocated to the portion of such Straddle Period ending on the Closing Date.
(b)   Other Tax Return Matters.   Without the prior written consent of the Mosaic Manager, which shall not be unreasonably withheld, conditioned or delayed, neither Parent nor any of its Subsidiaries shall, or cause or permit any Affiliate (including any Subject Company) to: (i) make, change, or revoke any Tax election with respect to a Subject Company that has any retroactive effect for any Pre-Closing Tax Period or Straddle Period; (ii) file any Tax Return with respect to a Subject Company for any Pre-Closing Tax Period or Straddle Period; (iii) amend or cause to be amended any Tax Return of a Subject Company for any Pre-Closing Tax Period or Straddle Period; (iv) initiate discussions or examinations with any Taxing Authority or make any voluntary disclosures with respect to any Tax of any Subject Company for any Pre-Closing Tax Period or Straddle Period; or (v) extend or waive any statute of limitations with respect to any Taxes of any Subject Company for any Pre-Closing Tax Period or Straddle Period.
(c)   Cooperation on Tax Matters.   Parent and its Subsidiaries (including the Subject Companies), on the one hand, and the Mosaic Manager, on the other hand, shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of any Tax Returns pursuant to this Section 7.17 and any Proceeding with respect to Taxes. Such cooperation shall include the retention and, upon the other party’s request, the provision of records and information that are reasonably relevant to any such Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Parent and its Subsidiaries, on one hand, and the Mosaic Manager, on the other hand, agree to retain all books and records with respect to Tax matters pertinent to the Subject Companies relating to any Pre-Closing Tax Period or Straddle Period for a period of seven (7) years and to abide by all record retention agreements entered into with any Taxing Authority.
(d)   Transfer Taxes.   All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (“Transfer Taxes”) shall be paid one-half by the Mosaic Manager and one-half by Parent when due, and the Party required by applicable Law to file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes shall do so, and all other Parties shall cooperate as necessary with respect to the execution and filing of any such Tax Returns and other documentation. Each Party further agrees to use its commercially reasonable efforts to obtain any certificate or other document from any Person as may be necessary to mitigate, reduce or eliminate any Transfer Taxes.
(e)   Tax Contests.   Parent shall promptly notify the Mosaic Manager upon receipt of a notice of any Proceeding relating to Taxes with respect to a Pre-Closing Tax Period, or to the portion of a Straddle Period ending on the Closing Date (a “Mosaic Tax Contest”). The Mosaic Manager, at its sole expense, shall have the right to control any such Mosaic Tax Contest by written notice to Parent within thirty (30) days after notification of such Mosaic Tax Contest by Parent; provided, that if Mosaic Manager elects to control such Mosaic Tax Contest, Mosaic Manager shall (A) keep Parent reasonably informed concerning the progress of such Tax Contest, (B) provide Parent copies of all correspondence and other documents relevant to such Mosaic Tax Contest, and (C) not settle, compromise or discharge such Mosaic Tax Contest without the prior written consent of Parent, such consent not to be unreasonably withheld, conditioned or delayed. Parent shall have the right to participate (at Parent’s expense) in any Mosaic Tax Contest and to employ counsel of its choice. Parent shall have the right to control any Tax contest other than a Mosaic Tax Contest.

ARTICLE VIII
CONDITIONS PRECEDENT
Section 8.01   Conditions to Each Party’s Obligation to Consummate the Transactions.   The respective obligation of each Party to consummate the Transactions is subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any or all of which may be waived jointly by Parent and the Mosaic Manager, in whole or in part, to the extent permitted by applicable Law:
(a)   Parent Stockholder Approval.   The Parent Stockholder Approval shall have been obtained in accordance with applicable Law, the rules and regulations of the NYSE and the Organizational Documents of Parent.
(b)   Mosaic Fund Investor Consents.
(i)   It shall be a condition to the consummation of the MREC Merger that MREC shall have obtained the consent of its members and other investors to the MREC Merger in accordance with applicable Law and its Organizational Documents (the “MREC Investor Consent”).
(ii)   It shall be a condition to the consummation of the MREC TE Merger that MREC TE shall have obtained the consent of its members and other investors to the MREC TE Merger in accordance with applicable Law and its Organizational Documents (the “MREC TE Investor Consent”).
(iii)   It shall be a condition to the consummation of the MREC IIS Merger that MREC Offshore shall have obtained the consent of its partners and other investors to the MREC IIS Merger in accordance with applicable Law and its Organizational Documents (the “MREC IIS Investor Consent” and, together with the MREC Investor Consent and the MREC TE Investor Consent, each, a “Mosaic Investor Consent” and collectively, the “Mosaic Investor Consents”).
(c)   No Injunctions or Restraints.   No Governmental Authority having jurisdiction over any Party shall have issued any order, decree, ruling, injunction or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of any of the Transactions and no Law (or interpretation thereof by a Governmental Authority) shall have been adopted that makes consummation of any of the Transactions illegal or otherwise prohibited.
Section 8.02   Additional Conditions to Obligations of Parent Parties.   The obligations of the Parent Parties to consummate the Transactions are subject to the satisfaction at or prior to the Closing of each of the following conditions, any or all of which may be waived exclusively by Parent, in whole or in part, to the extent permitted by applicable Law:
(a)   Representations and Warranties regarding the Subject Companies; Representations and Warranties of the Mosaic Merger Entities.   (i) The representations and warranties regarding the Subject Companies set forth in Section 4.01 (Organization and Authority of Each Subject Company), Section 4.05(l) (Material Adverse Effect) and Section 4.26 (Broker’s Fees) and of the Mosaic Entities set forth in Section 5.01 (Organization and Authority of the Mosaic Merger Entities) and Section 5.07 (Broker’s Fees) shall be true and correct in all respects as of the Closing Date, as though made on and as of the Closing Date (except that representations and warranties that speak as of a specified date shall have been true and correct only as of such date), (ii) the representations and warranties regarding the Subject Companies in Section 4.02 (Capitalization) shall be true and correct in all but de minimis respects as of the specific date set forth therein, and (iii) all other representations and warranties regarding the Subject Companies set forth in Article IV and the Mosaic Entities set forth in Article V shall be true and correct as of the Closing Date, as though made on and as of the Closing Date (except that representations and warranties that speak as of a specified date shall have been true and correct only as of such date), except where the failure of such representations and warranties to be so true and correct (without regard to qualification or exceptions contained therein as to “materiality” or “Material Adverse Effect”) has not had, and would not reasonably be expected to have, individually or in the aggregate, a Subject Company Material Adverse Effect.
(b)   Performance of Obligations of the Mosaic Parties.   The Mosaic Parties shall have performed, or complied with, in all material respects each of the agreements and covenants required to be performed or complied with by it under this Agreement on or prior to the Effective Time.

(c)   Compliance Certificate.   The Parent Parties shall have received a certificate of each Mosaic Party signed by an executive officer of the Mosaic Manager, dated the Closing Date, confirming that the conditions in Sections 8.02(a) and 8.02(b) have been satisfied.
(d)   REIT Opinion.   The Parent Parties shall have received a written opinion of Venable LLP (or other counsel to the Mosaic Parties reasonably satisfactory to Parent), dated as of the Closing Date and in form and substance reasonably satisfactory to the Parent Parties, to the effect that each of REIT Holdings, Domestic REIT Holdings and REIT Pref Holdings, commencing with the later of each entity’s first taxable year or the entity’s taxable year ended December 31, 2015, has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and its actual method of operation has enabled it to meet, through the Effective Time, the requirements for qualification and taxation as a REIT under the Code, and that its past, current and intended future organization and operations will permit it to continue to qualify for taxation as a REIT under the Code for its taxable year which includes the Effective Time and thereafter. Such opinion will be subject to customary exceptions, assumptions and qualifications and based on customary representations contained in officer’s certificates executed by the Mosaic Manager, provided, that the Parent Parties are given a reasonable opportunity to review such representations and finds them reasonably acceptable.
(e)   Absence of Material Adverse Effect.   Since the date of this Agreement, there shall not have been any Subject Company Material Adverse Effect.
(f)   Closing Deliveries.   Each of the Mosaic Parties shall have delivered the documents and other matters described in Section 3.04(a).
(g)   Closing of MREC Merger.   It shall be a condition to the consummation of each of the MREC TE Merger and MREC IIS Merger that the MREC Merger is consummated prior to or concurrently therewith.
(h)   Certain Consents and Waivers.   The Parent Parties shall have received evidence that each of the consents and waivers set forth as an exhibit to the Interest Exchange Agreement has been executed by all parties thereto and has become effective.
(i)   Termination of CAIS Listing Agreement.   The Parent Parties shall have received evidence that the CAIS Listing Agreement has been terminated.
Section 8.03   Additional Conditions to Obligations of Mosaic Parties.   The obligation of the Mosaic Parties to consummate the Transactions is subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any or all of which may be waived exclusively by the Mosaic Manager, in whole or in part, to the extent permitted by applicable Law:
(a)   Representations and Warranties of Parent and the Operating Partnership.   (i) The representations and warranties of Parent and the Operating Partnership set forth in Section 6.01 (Organization and Authority of Parent and the Operating Partnership), Section 6.05(c) (Material Adverse Effect) and Section 6.17 (Broker’s Fees) shall be true and correct in all respects as of the Closing Date, as though made on and as of the Closing Date (except that representations and warranties that speak as of a specified date shall have been true and correct only as of such date), (ii) the representations and warranties of Parent and the Operating Partnership set forth in Section 6.02 (Capitalization) shall be true and correct in all but de minimis respects as of the specific date set forth therein, and (iii) all other representations and warranties of Parent and the Operating Partnership set forth in Article VI of this Agreement shall be true and correct as of the Closing Date, as though made on and as of the Closing Date (except that representations and warranties that speak as of specified date shall have been true and correct only as of such date), except where the failure of such representations and warranties to be so true and correct (without regard to qualification or exceptions contained therein as to “materiality” or “Material Adverse Effect”) has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b)   Performance of Obligations of Parent and the Operating Partnership.   Parent and the Operating Partnership each shall have performed, or complied with, in all material respects all agreements and covenants required to be performed or complied with by them under this Agreement at or prior to the Effective Time.

(c)   Compliance Certificate.   The Mosaic Parties shall have received a certificate of Parent signed by an executive officer of Parent, dated the Closing Date, confirming that the conditions in Sections 8.03(a) and 8.03(b) have been satisfied.
(d)   REIT Opinion.   The Mosaic Parties shall have received a written opinion of Alston & Bird LLP (or other counsel to Parent reasonably satisfactory to the Mosaic Manager), dated as of the Closing Date and in form and substance reasonably satisfactory to the Mosaic Manager, to the effect that, commencing with Parent’s taxable year ended December 31, 2015, Parent has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and its actual method of operation has enabled Parent to meet, through the Effective Time, the requirements for qualification and taxation as a REIT under the Code, and that its past, current and intended future organization and operations will permit Parent to continue to qualify for taxation as a REIT under the Code for its taxable year which includes the Effective Time and thereafter. Such opinion will be subject to customary exceptions, assumptions and qualifications and based on customary representations contained in officer’s certificates executed by Parent, provided, that the Mosaic Manager is given a reasonable opportunity to review such representations and finds them reasonably acceptable.
(e)   Listing.   The shares of Parent Common Stock to be issued in connection with the Transactions shall have been approved for listing on the NYSE, subject to official notice of issuance.
(f)   Absence of Material Adverse Effect.   Since the date of this Agreement, there shall not have been any Parent Material Adverse Effect.
(g)   Closing Deliveries.   Each of the Parent Parties shall have delivered the documents and other matters described in Section 3.04(b).
Section 8.04   Frustration of Closing Conditions.   None of the Parties may rely, either as a basis for not consummating the Transactions or for terminating this Agreement, on the failure of any condition set forth in Sections 8.01, 8.02 or 8.03, as the case may be, to be satisfied if such failure was caused by such Party’s breach in any material respect of any provision of this Agreement.
ARTICLE IX
TERMINATION
Section 9.01   Termination.   This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time, whether (except as expressly set forth below) before or after the Parent Stockholder Approval or Mosaic Investor Consents have been obtained:
(a)   by mutual written consent of the Mosaic Manager, on behalf of all Mosaic Parties, or Parent, on behalf of all Parent Parties;
(b)   by either the Mosaic Manager, on behalf of all Mosaic Parties, or Parent, on behalf of all Parent Parties:
(i)   if any Governmental Authority of competent jurisdiction shall have issued a final and non-appealable order, decree, ruling or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Transactions, or if there shall have been adopted prior to the Effective Time any Law that permanently makes the consummation of the Transactions illegal or otherwise permanently prohibited;
(ii)   if the Effective Time shall not have occurred on or before 5:00 p.m. New York, New York time, on June 30, 2022 (such date and time being the “End Date”); provided, that the right to terminate this Agreement under this Section 9.01(b)(ii) shall not be available to any party whose breach of any representation, warranty, covenant or agreement contained in this Agreement has been the cause of or resulted in the failure of the Effective Time to occur on or before the End Date;
(iii)   (A) in the event of a breach by the other Party of any covenant or other agreement contained in this Agreement (other than Section 7.04 or 7.05) or if any representation and warranty of the other Party contained in this Agreement fails to be true and correct which (x) would give rise to the failure of a condition set forth in Section 8.02(a) or 8.02(b) or Section 8.03(a) or 8.03(b), as applicable, if it were continuing as of the Closing Date and (y) cannot be or has not been cured (or is incapable of becoming true or does not become true) by the earlier of (1) the End Date and (2) the date that is thirty (30) days (or five (5) Business Days in the case of any breach of Section 7.06) after the giving of written notice to the breaching Party of such breach or failure to be true and correct and the basis for such notice (a “Terminable Breach”); provided, that the terminating Party is not then in Terminable Breach of any representation, warranty, covenant or other agreement contained in this Agreement or (B) in the event of a Willful and Material Breach by the other Party of Section 7.04 or 7.05;
(iv)   if the Parent Stockholder Approval shall not have been obtained upon a vote held at a duly held Parent Stockholders Meeting on or before the date that is two (2) Business Days prior to the End Date; or
(v)   if the MREC Investor Consent shall have not been obtained on or before the date that is two (2) Business Days prior to the End Date.
Section 9.02   Notice of Termination; Effect of Termination.
(a)   A terminating Party shall provide written notice of termination to the other Party specifying with particularity the reason for such termination, and any termination shall be effective immediately upon delivery of such written notice to the other Party.
(b)   In the event of termination of this Agreement by any Party as provided in Section 9.01, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any Party except with respect to this Section 9.02, Section 7.03(b), Article I and Article X, which sections and articles shall not terminate; provided, that notwithstanding anything to the contrary herein, no such termination shall relieve any Party from liability for any damages for a Willful and Material Breach of any covenant, agreement or obligation hereunder or intentional fraud, or as provided in the Confidentiality Agreement, in which case the aggrieved Party shall be entitled to all rights and remedies available at law or in equity.
ARTICLE X
MISCELLANEOUS
Section 10.01   Notices.   All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail (with confirmation of transmission) or, if sent after normal business hours of the recipient, on the next Business Day or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 10.01):
If to any Mosaic Party:	MREC Management, LLC 4500 Park Granada, Suite 204 Calabasas, CA 91302 Attention: Ethan Penner Email: ep@mosaicrei.com,
with a copy to:	Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112 Attention: Greg Grigorian Email: ggrigorian@sheppardmullin.com
If to any Parent Party:	Ready Capital Corporation 1251 Avenue of the Americas, 50th Floor New York, NY 10020 Attention: Andrew Ahlborn Email: aahlborn@waterfallam.com

with a copy to:	Alston & Bird LLP 90 Park Avenue, New York, NY 10016 Attention: Michael Kessler, David Brown Email: michael.kessler@alston.com, david.brown@alston.com
Section 10.02   Releases.
(a)   Effective as of the Closing, each Mosaic Offshore Entity and MSH, for itself and on behalf of its Affiliates and each of its and their successors, assigns, heirs and executors (each, a “Mosaic Entity Releasor”), hereby irrevocably, knowingly and voluntarily releases, discharges and forever waives and relinquishes all claims, demands, Liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any Mosaic Entity Releasor has, may have or might have or may assert now or in the future, against the Subject Companies and any of their respective successors, assigns, heirs, executors, officers, directors, partners, managers and employees (in each case in their capacity as such) (each, a “Subject Company Releasee”), arising out of, based upon or resulting from any Contract, transaction, event, circumstance, action failure to act or occurrence of any sort or type, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the Closing; provided, that nothing contained in this Section 10.02(a) shall release, discharge, waive or otherwise affect the rights or obligations of any Party to the extent arising under this Agreement or the Ancillary Documents. Each Mosaic Offshore Entity and MSH shall, and shall cause each other Mosaic Entity Releasor to, refrain from, directly or indirectly, asserting any claim or demand or commencing, instituting or maintaining, or causing to be commenced, any legal or arbitral Proceeding of any kind against any Subject Company Releasee based upon any matter released pursuant to this Section 10.02(a). The Parties hereby acknowledge and agree that the execution of this Agreement shall not constitute an acknowledgment of or an admission by any Mosaic Entity Releasor or Subject Company Releasee of the existence of any such claims or of Liability for any matter or precedent upon which any Liability may be asserted.
(b)   Each Mosaic Offshore Entity and MSH expressly agrees and acknowledges that the foregoing is a general release which includes all third-party claims which may exist as of the date of this Agreement, but which it does not know to exist in its favor, whether through ignorance, oversight, error or otherwise, and which might, if known, have materially affected its decision to enter into this Agreement. Each Mosaic Offshore Entity and MSH acknowledges and agrees that: (i) it has had adequate opportunity, in consultation with counsel of its choice, to ascertain the facts and the law relevant to this Agreement and its decision to enter into it; and (ii) the facts and/or the law may be materially different from what it understands them to be, it expressly assumes the risk thereof, and such shall not affect the validity or enforceability of this Agreement.
Section 10.03   No Survival.   Except as otherwise provided in this Agreement, none of the representations, warranties, agreements and covenants contained in this Agreement will survive the Closing; provided, however, the agreements of the Parties in Article I, Article II, Article III, Section 7.03 and this Article X will survive the Closing.
Section 10.04   Expenses and Other Payments.   Each Party shall pay its own costs and expenses (including legal fees and expenses) incident to preparing for, entering into and carrying out this Agreement and the consummation of the Transactions, whether or not the Transactions shall be consummated; provided, however, the Mosaic Transaction Expenses shall be taken into account in determining the Mosaic Adjusted Book Value in calculating the Merger Consideration Amount.
Section 10.05   Interpretation.   For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and exhibits mean the Articles and Sections of, and Disclosure Schedules and exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. The Parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, it is the intention of the Parties hereto that this Agreement shall be construed as if drafted jointly by the Parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any Person by virtue of the authorship of any of the provisions of this Agreement. Further, prior drafts of this Agreement or the fact that any clauses have been added, deleted or otherwise modified from any prior drafts of this Agreement shall not be used as an aid of construction or otherwise constitute evidence of the intent of the Parties; and no presumption or burden of proof shall arise favoring or disfavoring any Party hereto by virtue of such prior drafts. The Disclosure Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.
Section 10.06   Headings.   The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
Section 10.07   Severability.   If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the greatest extent possible.
Section 10.08   Entire Agreement.   This Agreement and the Ancillary Documents, together with the Confidentiality Agreement, constitute the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.
Section 10.09   Successors and Assigns.   This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. No Mosaic Party may assign its rights or obligations hereunder without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed. No Parent Party may assign its rights or obligations hereunder without the prior written consent of the Mosaic Manager, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning Party of any of its obligations hereunder.
Section 10.10   No Third-Party Beneficiaries.   Except for the provisions of Articles II and III and Sections 7.07 and 10.02 (which from and after the Effective Time are intended for the benefit of, and shall be enforceable by, the Persons referred to therein and by their respective heirs and representatives), nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
Section 10.11   Amendment and Modification; Extension and Waiver.
(a)   This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.
(b)   At any time prior to the Effective Time, either the Mosaic Manager, on the one hand, and Parent, on the other hand, may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or acts of the other Party hereunder; (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions of the other Party contained herein. Notwithstanding the foregoing, no failure or delay by the Mosaic Manager, on the one hand, or Parent, on the other hand, in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. No agreement on the part of a Party to any such extension or waiver shall be valid unless set forth in an instrument in writing signed on behalf of such Party.
Section 10.12   Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.
(a)   THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.
(b)   THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE CIRCUIT COURT OF BALTIMORE CITY, MARYLAND AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE STATE OF MARYLAND AND ANY APPELLATE COURTS THEREOF (COLLECTIVELY, THE “MARYLAND COURTS”) IN ANY ACTION OR PROCEEDING THAT ARISES IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR IN RESPECT OF THE TRANSACTIONS, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THE MARYLAND COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH COURTS. IN ANY SUCH JUDICIAL PROCEEDING, EACH OF THE PARTIES FURTHER CONSENTS TO THE ASSIGNMENT OF ANY PROCEEDING IN THE CIRCUIT COURT FOR BALTIMORE CITY, MARYLAND TO THE BUSINESS AND TECHNOLOGY CASE MANAGEMENT PROGRAM PURSUANT TO MARYLAND RULE 16-205 (OR ANY SUCCESSOR THEREOF). THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH MARYLAND COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 10.01 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.
(c)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10.12.
Section 10.13   Remedies; Specific Performance.
(a)   The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

(b)   Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.
(c)   The Parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the Parties. Prior to the termination of this Agreement pursuant to Section 9.01, it is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 10.13, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at law or in equity.
(d)   This Parties’ rights in this Section 10.13 are an integral part of the Transactions and each Party accordingly agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such Party under this Agreement all in accordance with the terms of this Section 10.13. Each Party further agrees that no other Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10.13, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. If prior to the End Date, any Party hereto brings an action to enforce specifically the performance of the terms and provisions hereof by any other Party, the End Date shall automatically be extended by such other time period established by the court presiding over such action.
Section 10.14   Counterparts.   This Agreement may be executed in two or more counterparts, including via facsimile or email in “portable document format” (“.pdf”) form transmission, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .pdf format or by facsimile shall be sufficient to bind the Parties to the terms and conditions of this Agreement.
[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
PARENT:
READY CAPITAL CORPORATION
By:
/s/ Thomas E. Capasse

Name:
Thomas E. Capasse

Title:
Chairman of the Board & Chief Executive Officer

OPERATING PARTNERSHIP:
SUTHERLAND PARTNERS, L.P.
By:
Ready Capital Corporation, its General Partner

By:
/s/ Thomas E. Capasse

Name:
Thomas E. Capasse

Title:
Chairman of the Board & Chief
Executive Officer

MERGER SUB:
RC MOSAIC SUB, LLC
By:
Sutherland Partners, L.P., its sole Member

By:
Ready Capital Corporation, its sole General partner

By:
/s/ Thomas E. Capasse

Name:
Thomas E. Capasse

Title:
Chairman of the Board & Chief Executive Officer

MOSAIC PARTIES:
MOSAIC REAL ESTATE CREDIT, LLC
By:
MREC Management, LLC,

Its:
Manager

By:
/s/ Ethan Penner

Name:
Ethan Penner

Its:
Managing Partner

MOSAIC REAL ESTATE CREDIT TE, LLC
By:
MREC Management, LLC,

Its:
Manager

By:
/s/ Ethan Penner

Name:
Ethan Penner

Its:
Managing Partner

MREC INTERNATIONAL INCENTIVE SPLIT, LP
By:
MREC Management, LLC,

Its:
General Partner

By:
/s/ Ethan Penner

Name: Ethan Penner
Its:
Managing Partner

MOSAIC REAL ESTATE CREDIT OFFSHORE, LP
By:
MREC Management, LLC,

Its:
General Partner

By:
/s/ Ethan Penner

Name: Ethan Penner
Its:
Managing Partner

MREC CORP SUB 1 (VO), LLC
By:
Mosaic Real Estate Credit Offshore, LP, its sole member

By:
MREC Management, LLC,

Its:
General Partner

By:
/s/ Ethan Penner

Name:
Ethan Penner

Its:
Managing Partner

MREC CORP SUB 2 (LA OFFICE), LLC
By:
Mosaic Real Estate Credit Offshore, LP, its sole member

By:
MREC Management, LLC,

Its:
General Partner

By:
/s/ Ethan Penner

Name: Ethan Penner
Its:    Managing Partner
MREC CORP SUB 3 (SUPERBLOCK), LLC
By:
Mosaic Real Estate Credit Offshore, LP, its sole member

By:
MREC Management, LLC,

Its: General Partner
By:
/s/ Ethan Penner

Name: Ethan Penner
Its:    Managing Partner
MOSAIC SPECIAL MEMBER, LLC
By:
MREC Management, LLC,

Its:
Managing member

By:
/s/ Ethan Penner

Name: Ethan Penner
Its:    Managing Partner

MOSAIC SECURED HOLDINGS, LLC
By:
LA Real Estate Finance LLC,

Its:
Member

By:
/s/ Ethan Penner

Name: Ethan Penner
Its:    Sole Member and Manager
MREC MANAGEMENT, LLC
By:
/s/ Ethan Penner

Name: Ethan Penner
Its:    Managing Partner

SCHEDULE A
EXAMPLE MOSAIC BOOK VALUE SCHEDULE
The amounts reflected in this Schedule A are as of June 30, 2021 or, in certain instances, are preliminary estimates, and are included solely for illustrative purposes.
Mosaic Adjusted Book Value ($ in thousands)
Mosaic Funds Aggregate Combined Consolidated Members’ Equity	$552,517
Minus: Book Value of Assets of Mosaic Offshore Entities Not Held in MREC IIS	[(0)]
Minus: Mosaic Transaction Expenses:
Pro rata share of Mosaic Manager Compensation	[(7,485)]
Mosaic Transaction Expenses other than pro rata share of Mosaic Manager Compensation	[(5,000)]
Total Mosaic Transaction Expenses:	[(12,485)]
Mosaic Adjusted Book Value	$540,032
Minus: Discount Amount	(98,900)
Plus or Minus: Adjustment Amount	[(0)]

Sch. A-1

SCHEDULE B
EXAMPLE PARENT BOOK VALUE SCHEDULE
The amounts reflected in this Schedule B are as of June 30, 2021 or, in certain instances, are preliminary estimates, and are included solely for illustrative purposes.
Parent Adjusted Book Value ($ in thousands, except share and per share data)
Parent Shareholders’ Equity	$1,288,383
Less: Non-Controlling Interest	(18,857)
Less: Goodwill	(18,578)
Less: Preferred Equity	(213,241)
Parent Adjusted Book Value	$1,037,707
Parent Existing Shares	71,385,858
Parent Adjusted Book Value Per Share	$14.54

B-1

Exhibit B to
Merger Agreement
[Superseded and replaced by the form of Contingent Equity Rights Agreement attached as Exhibit B to the First Amendment to Merger Agreement, dated February 7, 2022, a copy of which is included at the end of this Annex A]

Exhibit C to
Merger Agreement
[Superseded and replaced by the form of Articles Supplementary attached as Exhibit C to the First Amendment to Merger Agreement, dated February 7, 2022, a copy of which is included at the end of this Annex A]

FIRST AMENDMENT TO MERGER AGREEMENT
This FIRST AMENDMENT TO MERGER AGREEMENT (this “Amendment”), dated as of February 7, 2022, is entered into by and among Mosaic Real Estate Credit, LLC, a Delaware limited liability company (“MREC”), Mosaic Real Estate Credit TE, LLC, a Delaware limited liability company (“MREC TE”), MREC International Incentive Split, LP, a Delaware limited partnership (“MREC IIS,” and together with MREC and MREC TE, each a “Mosaic Merger Entity” and, collectively, the “Mosaic Merger Entities”), Mosaic Real Estate Credit Offshore, LP, a Cayman Islands exempted limited partnership (“MREC Offshore”), MREC Corp Sub 1 (VO), LLC, a Delaware limited liability company (“MREC Corp Sub 1”), MREC Corp Sub 2 (LA Office), LLC, a Delaware limited liability company (“MREC Corp Sub 2”), MREC Corp Sub 3 (Superblock), LLC, a Delaware limited liability company (“MREC Corp Sub 3” and with MREC Offshore, MREC Corp Sub 1 and MREC Corp Sub 2, each individually a “Mosaic Offshore Entity” and collectively, the “Mosaic Offshore Entities”), Mosaic Special Member, LLC, a Delaware limited liability company (the “Mosaic Special Member”), Mosaic Secure Holdings, LLC, a Delaware limited liability company (“Mosaic Secure Holdings”), MREC Management, LLC, a Delaware limited liability company (the “Mosaic Manager” and with the Mosaic Offshore Entities, Mosaic Special Member and Mosaic Secure Holdings, each individually a “Mosaic Entity” and collectively, the “Mosaic Entities,” and with the Mosaic Merger Entities, each individually a “Mosaic Party” and, collectively, the “Mosaic Parties”), RC Mosaic Sub, LLC, a Delaware limited liability company (“Merger Sub”), Sutherland Partners, L.P., a Delaware limited partnership (the “Operating Partnership”), and Ready Capital Corporation, a Maryland corporation (“Parent” and, together with Merger Sub and the Operating Partnership, the “Parent Parties” and individually a “Parent Party”). Each entity listed above a “Party” and collectively the “Parties”.
RECITALS
A.   The Parties entered into that certain Merger Agreement, dated as of November 3, 2021 (the “Merger Agreement”), pursuant to which Parent and the Operating Partnership intend to acquire the Subject Companies by means of the mergers described therein.
B.   All initially capitalized terms used in this Amendment not expressly defined in this Amendment shall have the meanings ascribed to them in the Merger Agreement.
C.   The Parties wish to amend certain provisions of the Merger Agreement as set forth herein.
For and in consideration of the promises contained herein and other good and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, the Parties acknowledge and agree as follows with respect to the Merger Agreement:
1.   Amendments. The Merger Agreement is hereby amended and modified as follows:
1.1   A new definition of “MREC Notional Exchange Rate” is hereby added to Article I of the Merger Agreement to read as follows:
“MREC Notional Exchange Rate” means the product of the quotient (rounded to the nearest ten-thousandth) obtained by dividing (i) the MREC Merger Consideration Shares by (ii) the number of MREC Units outstanding immediately prior to the MREC Effective Time.
1.2   The definition of “MREC Exchange Rate” contained in Article I of the Merger Agreement is hereby deleted in its entirety and replaced with the following:
“MREC Exchange Rate” means, with respect to each holder of MREC Units, the product of (A) the MREC Notional Exchange Rate and (B) the Fee Variance Factor applicable to such holder.
1.3   A new definition of “MREC TE Notional Exchange Rate” is hereby added to Article I of the Merger Agreement to read as follows:
“MREC TE Notional Exchange Rate” means the product of the quotient (rounded to the nearest ten-thousandth) obtained by dividing (i) the MREC TE Merger Consideration Shares by (ii) the number of MREC TE Units outstanding immediately prior to the MREC TE Effective Time.

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1.4   The definition of “MREC TE Exchange Rate” contained in Article I of the Merger Agreement is hereby deleted in its entirety and replaced with the following :
“MREC TE Exchange Rate” means, with respect to each holder of MREC TE Units, the product of (A) the MREC TE Notional Exchange Rate and (B) the Fee Variance Factor applicable to such holder.
1.5   A new definition of “Aggregate Dollar Value” is hereby added to Article I of the Merger Agreement to read as follows:
“Aggregate Dollar Value” shall mean the aggregate dollar value as of December 31, 2021, calculated and prepared in accordance with Mosaic Manager’s historical accounting methodology.
1.6   A new definition of “Fee Variance Factor” is hereby added to Article I of the Merger Agreement to read as follows:
“Fee Variance Factor” shall mean, (i) for each holder of MREC Units, the quotient of (A) the proportionate Aggregate Dollar Value of such holder’s MREC Units, expressed as a percentage of the Aggregate Dollar Value of all MREC Units then outstanding, including all classes and series but excluding all MREC Units or interests in MREC held by Mosaic Manager or Mosaic Special Member, immediately prior to the MREC Effective Time, divided by (B) the proportionate number of such holder’s MREC Units, expressed as a percentage of the total outstanding MREC Units immediately prior to the MREC Effective Time; and (ii) for each holder of MREC TE Units, the quotient of (A) the proportionate Aggregate Dollar Value of such holder’s MREC TE Units, expressed as a percentage of the Aggregate Dollar Value of all MREC TE Units then outstanding, including all classes and series but excluding all MREC TE Units or interests in MREC TE held by Mosaic Manager or Mosaic Special Member, immediately prior to the MREC TE Effective Time, divided by (B) the proportionate number of such holder’s MREC TE Units, expressed as a percentage of the total outstanding MREC TE Units immediately prior to the MREC TE Effective Time.
1.7   The definition of “Merger Consideration Amount” contained in Article I of the Merger Agreement is hereby deleted in its entirety and replaced with the following:
“Merger Consideration Amount” means the quotient (rounded to the nearest one-hundredth) obtained by dividing (i) the sum of (w) the Mosaic Adjusted Book Value, plus (x) the Recorded Adjustment, minus (y) the Discount Amount, plus (z) the Adjustment Amount by (ii) the Parent Adjusted Book Value Per Share, as such quotient may be adjusted in accordance with Section 2.05.
1.8   The definition of “Mosaic Adjusted Book Value” contained in Article I of the Merger Agreement is hereby deleted in its entirety and replaced with the following:
“Mosaic Adjusted Book Value” means, as of the Determination Date, the aggregate combined consolidated members’ equity of the Mosaic Funds, after reduction for all Mosaic Transaction Expenses that have not been previously paid or accrued (whether or not otherwise includible in members’ equity in accordance with GAAP) and for the book value of any assets of a Mosaic Offshore Entity that are not held in MREC IIS, in each case as determined in accordance with GAAP applied in a manner consistent with the principles, policies and methodologies used in the preparation of the audited Mosaic Funds Financial Statements. An example calculation of the Mosaic Adjusted Book Value and the associated Proposed Book Value Schedule is set forth on Schedule A.
1.9   The definition of “Parent Adjusted Book Value Per Share” contained in Article I of the Merger Agreement is hereby deleted in its entirety and replaced with the following:
“Parent Adjusted Book Value Per Share” means, as of the Determination Date, the result of (i) (x) Parent’s total consolidated common equity that reflects the deduction of the total Parent Preferred Stock liquidation preference and goodwill, plus (y) the amount by which Parent’s reported “Net Income Attributable to Ready Capital Corporation” for the quarter ended December 31, 2021, exceeded the aggregate amount of Parent’s dividends paid in January 2022, divided by (ii) the

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number of shares of Parent Common Stock issued and outstanding, plus any shares of Parent Common Stock issuable upon the vesting of any Parent Restricted Stock, in each case as determined in accordance with GAAP applied in a manner consistent with the principles, policies and methodologies used in the preparation of Parent’s audited financial statements. An example calculation of the Parent Adjusted Book Value Per Share and the associated Proposed Book Value Schedule is set forth on Schedule B.
1.10   The definition of “Adjustment Amount” contained in Article I of the Merger Agreement is hereby deleted in its entirety and replaced with the following:
“Adjustment Amount” means the sum of (i) (x) the final Recorded Adjustment, as delivered pursuant to Section 2.03(e) minus (y) the amount of the Recorded Adjustment reflected in Schedule C minus (ii) (x) the amount of the updated estimate of Mosaic Transaction Expenses, as delivered pursuant to Section 2.03(e), minus (y) the aggregate amount of Mosaic Transaction Expenses included in the computation of the Mosaic Adjusted Book Value that is reflected in Schedule C.
1.11   A new definition of “Parent Class B-1 Stock” is hereby added to Article I of the Merger Agreement to read as follows:
“Parent Class B-1 Stock” means the Class B-1 common stock of Parent, $0.0001 par value per share, to be designated pursuant to the Parent Articles Supplementary.
1.12   A new definition of “Parent Class B-2 Stock” is hereby added to Article I of the Merger Agreement to read as follows:
“Parent Class B-2 Stock” means the Class B-2 common stock of Parent, $0.0001 par value per share, to be designated pursuant to the Parent Articles Supplementary.
1.13   A new definition of “Parent Class B-3 Stock” is hereby added to Article I of the Merger Agreement to read as follows:
“Parent Class B-3 Stock” means the Class B-3 common stock of Parent, $0.0001 par value per share, to be designated pursuant to the Parent Articles Supplementary.
1.14   A new definition of “Parent Class B-4 Stock” is hereby added to Article I of the Merger Agreement to read as follows:
“Parent Class B-4 Stock” means the Class B-4 common stock of Parent, $0.0001 par value per share, to be designated pursuant to the Parent Articles Supplementary.
1.15   The definition of “Parent Class B Stock” contained in Article I of the Merger Agreement is hereby deleted in its entirety and replaced with the following:
“Parent Class B Stock” means the Parent Class B-1 Stock, the Parent Class B-2 Stock, the Parent Class B-3 Stock and the Parent Class B-4 Stock.
1.16   The first sentence of Section 2.02(a)(i) of the Merger Agreement is hereby amended by deleting the words “Parent Class B Stock equal to the MREC Exchange Rate” and inserting in its place the words “(w) Parent Class B-1 Stock equal to 25% of the MREC Exchange Rate, (x) Parent Class B-2 Stock equal to 25% of the MREC Exchange Rate, (y) Parent Class B-3 Stock equal to 25% of the MREC Exchange Rate, and (z) Parent Class B-4 Stock equal to 25% of the MREC Exchange Rate”.
1.17   The first sentence of Section 2.02(b)(i) of the Merger Agreement is hereby amended by deleting the words “Parent Class B Stock equal to the MREC TE Exchange Rate” and inserting in its place the words “(w) Parent Class B-1 Stock equal to 25% of the MREC TE Exchange Rate, (x) Parent Class B-2 Stock equal to 25% of the MREC TE Exchange Rate, (y) Parent Class B-3 Stock equal to 25% of the MREC TE Exchange Rate, and (z) Parent Class B-4 Stock equal to 25% of the MREC TE Exchange Rate”.

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1.18   The first sentence of Section 2.02(c)(i) of the Merger Agreement is hereby amended by deleting the words “Parent Class B Stock equal to the product of (A) the percentage interest in MREC IIS represented by such MREC IIS Interest and (B) the MREC IIS Merger Consideration Shares” and inserting in its place the words “(w) Parent Class B-1 Stock equal to 25% of the product of (A) the percentage interest in MREC IIS represented by such MREC IIS Interest and (B) the MREC IIS Merger Consideration Shares, (x) Parent Class B-2 Stock equal to 25% of the product of (A) the percentage interest in MREC IIS represented by such MREC IIS Interest and (B) the MREC IIS Merger Consideration Shares, (y) Parent Class B-3 Stock equal to 25% of the product of (A) the percentage interest in MREC IIS represented by such MREC IIS Interest and (B) the MREC IIS Merger Consideration Shares, and (z) Parent Class B-4 Stock equal to 25% of the product of (A) the percentage interest in MREC IIS represented by such MREC IIS Interest and (B) the MREC IIS Merger Consideration Shares”.
1.19   Sections 2.03(d) and 2.03(e) of the Merger Agreement are hereby deleted in their entirety and replaced with the following:
(d)   Attached as Schedule C to this Merger Agreement are agreed computations of the Parent Adjusted Book Value Per Share, the Mosaic Adjusted Book Value, the Merger Consideration Amount, the MREC Merger Consideration Shares, the MREC TE Merger Consideration Shares and the MREC IIS Merger Consideration Shares, in each case subject to possible further adjustment pursuant to Section 2.03(e). Not later than ten (10) Business Days prior to the expected Closing Date, the Mosaic Manager shall prepare and deliver to Parent a schedule setting forth the computation of the Fee Variance Factors for Interest Holders in MREC and MREC TE, which schedule may set forth the Fee Variance Factor by Interest Holder or by class of Units or by any combination thereof, as determined by the Mosaic Manager, together with such supporting documentation that Parent may reasonably request.
(e)   Not less than five (5) Business Days prior to the anticipated Closing Date, the Mosaic Parties shall deliver to the Parent Parties (i) an updated good faith estimate of the total amount of Mosaic Transaction Expenses, which update shall amend and replace in its entirety, the estimated Mosaic Transaction Expenses set forth on Section 1.2 of the Mosaic Disclosure Schedules, and (ii) the final amount of the Recorded Adjustment.
1.20   The definition of “Merger Consideration Announcement” contained in Article I of the Merger Agreement is hereby deleted in its entirety.
1.21   The first sentence of Section 7.06(b) of the Merger Agreement is hereby amended by deleting the words “; provided, that the date of the Parent Stockholders Meeting shall not be earlier than five (5) Business Days following the Merger Consideration Announcement”.
1.22   Section 7.06(c) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:
(c)   Each of the Mosaic Funds shall take all action necessary in accordance with applicable Laws and its Organizational Documents to duly give notice of and solicit the applicable Mosaic Investor Consents; provided, that the final date on which Mosaic Investor Consents are required to be returned to the Mosaic Entities shall not be later than two (2) Business Days prior to the End Date.
1.23   A new definition of “Recorded Adjustment” is hereby added to Article I of the Merger Agreement to read as follows:
“Recorded Adjustment” means an amount equal to the sum of (i) the amount of anticipated net proceeds from the proposed disposition or other resolution of the Subject Company Investments listed and more particularly described in Part II of Section 4.07(b) of the Mosaic Disclosure Schedule Supplement (after deduction of selling expenses and any payments that are required to be allocated or remitted to any Person (other than another Subject Company) holding a participation interest in such Subject Company Investment) to be recorded on the books and records of the Subject Companies prior to the Closing, minus (ii) the sum of all Advances made by or on behalf

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of the Subject Companies in respect of such Subject Company Investments on or prior to the Determination Date that remained unpaid as of the date such adjustment is recorded on the books and records of the Subject Companies (excluding, for the avoidance of doubt, any portion of such Advances in respect of which a participation has been sold (which participation is a binding obligation of a Person that is not a Subject Company and under the terms of which such participation shares in credit losses on a pari passu basis with retained Subject Company interests)).
1.24   Clause (A) of Section 7.01(b)(i) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:
(A) declare, set aside or pay any dividends on, or make any other distribution (whether in cash, stock, property or otherwise) in respect of any outstanding equity interests in, any of the Subject Companies, except for (1) in the case of the Mosaic Merger Entities, distributions payable in respect of its equity interests having a record date that is prior to the Determination Date or that in the aggregate do not exceed, (x) in the case of MREC, the “Distributable Income” of MREC (as defined in MREC’s Organizational Documents) for the quarter ended December 31, 2021 (without giving effect to any Recorded Adjustment), (y) in the case of MREC TE, the “Distributable Income” of MREC TE (as defined in MREC TE’s Organizational Documents) for the quarter ended December 31, 2021 (without giving effect to any Recorded Adjustment); and (z) in the case of MREC IIS, the “Distributable Income” of MREC IIS (as defined in MREC IIS’s Organizational Documents) for the quarter ended December 31, 2021 (without giving effect to any Recorded Adjustment); (2) in the case of other Subject Companies, distributions payable in respect of such Subject Company’s equity interests consistent with past practice in an amount that does not exceed, in any calendar quarter, the amount of cash earnings of such Subject Company for such quarter and having a record date that is prior to the Determination Date; (3) dividends or other distributions to a Subject Company by any directly or indirectly wholly owned Subsidiary of such Subject Company; or (4) without duplication of the amounts described in clauses (2) and (3), any dividends or other distributions reasonably necessary for any Subject Company to maintain its status as a REIT, as applicable, under the Code and avoid the imposition of corporate level Tax under Section 857 of the Code or excise Tax under Section 4981 of the Code or required under the Organizational Documents of the Subject Companies or required under the Organizational Documents of the Subject Companies;
1.25   The form of CER Agreement attached as Exhibit B to the Merger Agreement is hereby deleted in its entirety and replaced with Exhibit B attached to this Amendment.
1.26   The form of Parent Articles Supplementary attached as Exhibit C to the Merger Agreement is hereby deleted in its entirety and replaced with Exhibit C attached to this Amendment.
1.27   The following new Sections 7.17(f) and 7.17(g) are hereby added at the end of Article VII of the Merger Agreement to read as follows:
(f)   Intended Tax Treatment.   It is the intent of the Parties that, for U.S. federal (and applicable state and local) income Tax purposes, each Merger shall be treated, as to the Interest Holders, as a taxable sale by the Interest Holders of the membership or partnership interests, as applicable, in each Mosaic Merger Entity to the Operating Partnership (the sole member of Merger Sub, which is disregarded from the Operating Partnership for federal income tax purposes) in exchange for the Merger Consideration. In furtherance thereof, (A) each Interest Holder shall be (i) treated for Federal income Tax purposes as having sold its respective membership or partnership interest, as applicable, in each Mosaic Merger Entity to the Operating Partnership in exchange for its share of the Merger Consideration in accordance with Treasury Regulation Section 1.708-1(c)(4) (the “Interest Sale Treatment”), and (ii) deemed to have consented to the Interest Sale Treatment unless, after receiving notification, pursuant to the Mosaic Consent Solicitation Materials, that the Interest Sale Treatment is intended to apply, such Interest Holder notifies the Mosaic Merger Entity in which it owns a membership or partnership interest, as applicable (in the manner set forth in the Mosaic Consent Solicitation Materials), that it does not consent to the Interest Sale Treatment; and (B) the Operating Partnership shall be treated as having acquired the assets of each Mosaic Merger Entity in liquidation of the interests in the Mosaic Merger Entities acquired

6

by the Operating Partnership from the Interest Holders. The partners of MREC IIS hereby consent to the Interest Sale Treatment. Each Mosaic Merger Entity and Subject Company that is taxed as a partnership for federal income tax purposes and has not made as of the date of this Agreement an election under Section 754 of the Code shall make such an election with its 2022 Form 1065 if Parent requests such an election in writing at least fifteen (15) days prior to the due date for filing such 2022 Form 1065.
(g)   Cooperation on REIT Tax Matters.   Without limitation of the covenants set forth in Section 7.17(c), prior to and following the Closing Date, the Mosaic Manager agrees to cooperate fully, to the extent reasonably requested by Parent, in providing information relating to the Subject Companies reasonably necessary to permit Parent to determine the impact of the Mergers on its compliance with the REIT qualification requirements under Section 856 and 857 of the Code following Closing.
2.   Merger Agreement Still in Force.   Notwithstanding any other provision of this Amendment, or any claim of either Party or any other Person or entity to the contrary, all of the terms and conditions of the Merger Agreement not specifically modified by Section 1 above of this Amendment are in full force and effect; provided, that all references to “this Agreement” in the Merger Agreement (including all exhibits and schedules attached thereto) shall be deemed to refer to the Merger Agreement as amended hereby. Except as specifically amended hereby, the Merger Agreement shall remain unchanged and shall continue in full force and effect in accordance with the provisions thereof, all of which are ratified and affirmed in all respects. In the case of any conflict between the Merger Agreement and this Amendment, this Amendment shall control.
3.   Advice from Independent Counsel/Voluntary Agreement.   Each of the Parties represents that it has retained or had the opportunity to retain legal counsel of its choice regarding this Amendment, it is fully aware of and understands the effect of and the terms and conditions contained herein, and it has voluntarily and without coercion or duress of any kind entered into this Amendment.
4.   Miscellaneous.   Each Party represents and warrants that it has the full authority and legal power to enter into and deliver this Amendment. This Amendment may only be amended in writing signed by the Parties. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument. Copies of originals, including copies delivered by facsimile, .pdf or other electronic means, shall have the same import and effect as original counterparts and shall be valid, enforceable and binding for the purposes of this Amendment. Signatures executed electronically using DocuSign or similar signature software shall be regarded as original signatures for all purposes hereunder. The headings in this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. Should any provisions of this Amendment require judicial interpretation, it is expressly acknowledged and agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Party hereto by reason of the rule of construction that a document is to be construed more strictly against the Party who itself or through its counsel or agent prepared the same, it being expressly acknowledged and agreed that both Parties hereto have participated in the preparation of this Amendment.
5.   Expenses and Other Payments, Interpretation, Governing Law, etc.   Sections 10.04 (Expenses and Other Payments), 10.05 (Interpretation), 10.07 (Severability), 10.09 (Successors and Assigns), and 10.12 (Governing Law) of the Merger Agreement are hereby incorporated by reference as if fully set forth in this Amendment mutatis mutandis.
[END OF TEXT; SIGNATURES FOLLOW ON NEXT PAGES]

7

IN WITNESS WHEREOF, the Parties have each executed this Amendment as of the date appearing on the first page of this Amendment.
MOSAIC PARTIES:
MOSAIC REAL ESTATE CREDIT, LLC,
By:
MREC Management, LLC, its Manager

By:
/s/ Ethan Penner

Name:
Ethan Penner

Its:
    Managing Partner

MOSAIC REAL ESTATE CREDIT TE, LLC,
By:
MREC Management, LLC, its Manager

By:
/s/ Ethan Penner

Name:
Ethan Penner

Its:
    Managing Partner

MREC INTERNATIONAL INCENTIVE SPLIT, LP
By:
MREC Management, LLC, its General Partner

By:
/s/ Ethan Penner

Name:
Ethan Penner

Its:
    Managing Partner

MOSAIC REAL ESTATE CREDIT OFFSHORE, LP,
By:
MREC Management, LLC, its General Partner

By:
/s/ Ethan Penner

Name:
Ethan Penner

Its:
    Managing Partner

MREC CORP SUB 1 (VO), LLC
By:
Mosaic Real Estate Credit Offshore, LP, its sole member

By:
MREC Management, LLC, its General Partner

By:
/s/ Ethan Penner

Name:
Ethan Penner

Its:
    Managing Partner

[Signature page to First Amendment to Merger Agreement]
8

MREC CORP SUB 2 (LA OFFICE), LLC
By:
Mosaic Real Estate Credit Offshore, LP, its Sole Member

By:
MREC Management, LLC, its General Partner

By:
/s/ Ethan Penner

Name:
Ethan Penner

Its:
    Managing Partner

MREC CORP SUB 3 (SUPERBLOCK), LLC
By:
Mosaic Real Estate Credit Offshore, LP, its sole member

By:
MREC Management, LLC, its General Partner

By:
/s/ Ethan Penner

Name:
Ethan Penner

Its:
    Managing Partner

MOSAIC SPECIAL MEMBER, LLC,
By:
MREC Management, LLC, its Managing Member

By:
/s/ Ethan Penner

Name:
Ethan Penner

Its:
    Managing Partner

MOSAIC SECURED HOLDINGS, LLC,
By:
LA Real Estate Finance LLC, its member

By:
/s/ Ethan Penner

Name:
Ethan Penner

Its:
    Sole Member and Manager

MREC MANAGEMENT, LLC,
By:
/s/ Ethan Penner

Name:
Ethan Penner

Its:
    Managing Partner

PARENT:
READY CAPITAL CORPORATION
By:
/s/ Thomas E. Capasse

Name:
Thomas E. Capasse

Its:
    Chairman of the Board and Chief Executive      Officer

[Signature page to First Amendment to Merger Agreement]
9

OPERATING PARTNERSHIP:
SUTHERLAND PARTNERS, L.P.
By:
Ready Capital Corporation, its General Partner

By:
/s/ Thomas E. Capasse

Name:
Thomas E. Capasse

Its:
    Chairman of the Board and Chief Executive     Officer

MERGER SUB:
RC MOSAIC SUB, LLC
By: Sutherland Partners, L.P., its sole Member
By: Ready Capital Corporation, its General Partner
By:
/s/ Thomas E. Capasse

Name:
Thomas E. Capasse

Its:
    Chairman of the Board and Chief Executive     Officer

[Signature page to First Amendment to Merger Agreement]
10

SCHEDULE C
Mosaic Adjusted Book Value ($ in thousands)
Mosaic Funds Aggregate Combined Consolidated Members’ Equity	$556,065
Plus/(Minus): Book Value of Assets of Mosaic Offshore Entities Not Held in MREC IIS	333
Minus: Mosaic Transaction Expenses:
Pro rata share of Mosaic Manager Compensation	(6,373)
Mosaic Transaction Expenses other than pro rata share of Mosaic Manager Compensation	(18,925)
Total Mosaic Transaction Expenses:	(25,298)
Mosaic Adjusted Book Value	$531,100
Parent Adjusted Book Value ($ in thousands, except share and per share data)
Parent Shareholders’ Equity	$1,229,310
Minus: Non-Controlling Interests	(19,125)
Minus: Goodwill	(31,389)
Minus: Preferred Equity Liquidation Preference	(111,378)
Plus: Net Income in Excess of Dividends	16,159
Parent Adjusted Book Value	$1,083,577
Divided by: Parent Existing Shares	73,978,640
Parent Adjusted Book Value Per Share	$14.65
Merger Consideration Amount ($ in thousands, except share and per share data)
Mosaic Adjusted Book Value		$531,100
Minus: Discount Amount		$(98,900)
Plus: Recorded Adjustment		14,330
Plus: Adjustment Amount	$	TBD
Net		$446,530
Divided by: Parent Adjusted Book Value Per Share		$14.65
Merger Consideration Amount		30,485,797
MREC Merger Consideration Shares
Merger Consideration Amount	30,485,797
Multiplied by: MREC percentage	66.173%
MREC Merger Consideration Shares	20,173,366
MREC TE Merger Consideration Shares
Merger Consideration Amount	30,485,797
Multiplied by: MREC TE percentage	30.481%
MREC TE Merger Consideration Shares	9,292,376
MREC IIS Merger Consideration Shares
Merger Consideration Amount	30,485,797
Multiplied by: MREC IIS percentage	3.346%
MREC IIS Merger Consideration Shares	1,020,055

11

EXHIBIT B
FORM OF CONTINGENT EQUITY RIGHTS AGREEMENT
THIS CONTINGENT EQUITY RIGHTS AGREEMENT, dated as of [•], 2022 (this “Agreement”), is entered into by and among Ready Capital Corporation, a Maryland corporation (“Parent”), Sutherland Partners, L.P., a Delaware limited partnership (the “Operating Partnership”), and [•], a [•] (the “Rights Agent”).
RECITALS
WHEREAS, Parent is a Maryland corporation operating as a real estate investment trust within the meaning, and under the provisions, of Sections 856 through 860 of the Code for U.S. federal income tax purposes and the sole general partner of the Operating Partnership, which is the operating partnership of Parent;
WHEREAS, Parent, the Operating Partnership, RC Mosaic Sub, LLC, a Delaware limited liability company and a wholly owned Subsidiary of the Operating Partnership (“Merger Sub”), Mosaic Real Estate Credit, LLC, a Delaware limited liability company (“MREC”), Mosaic Real Estate Credit TE, LLC, a Delaware limited liability company (“MREC TE”), MREC International Incentive Split, LP, a Delaware limited partnership (“MREC IIS,” and together with MREC and MREC TE, each a “Mosaic Merger Entity” and, collectively, the “Mosaic Merger Entities”), Mosaic Real Estate Credit Offshore, LP, a Cayman Islands exempted limited partnership (“MREC Offshore”), MREC Corp Sub 1 (VO), LLC, a Delaware limited liability company (“MREC Corp Sub 1”), MREC Corp Sub 2 (LA Office), LLC, a Delaware limited liability company (“MREC Corp Sub 2”), MREC Corp Sub 3 (Superblock), LLC, a Delaware limited liability company (“MREC Corp Sub 3” and with MREC Offshore, MREC Corp Sub 1 and MREC Corp Sub 2, each individually a “Mosaic Offshore Entity” and collectively, the “Mosaic Offshore Entities”), Mosaic Special Member, LLC, a Delaware limited liability company (the “Mosaic Special Member”), Mosaic Secured Holdings, LLC, a Delaware limited liability company (“Mosaic Secure Holdings”), MREC Management, LLC, a Delaware limited liability company (the “Mosaic Manager” and with the Mosaic Offshore Entities, Mosaic Special Member and Mosaic Secure Holdings, each individually a “Mosaic Entity” and collectively, the “Mosaic Entities,” and with the Mosaic Merger Entities, each individually a “Mosaic Party” and, collectively, the “Mosaic Parties”), have entered into a Merger Agreement, dated as of November 3, 2021 (as amended and as it may be further amended or supplemented from time to time pursuant to the terms thereof, the “Merger Agreement”);
WHEREAS, the Mosaic Merger Entities, collectively own, directly or indirectly, a majority of the equity interests in MREC Shared Holdings General Partnership, a Delaware general partnership (“MREC Shared Holdings”), MREC REIT Holdings, LLC, a Delaware limited liability company (“REIT Holdings”), MREC TE REIT Pref Holdings, LLC, a Delaware limited liability company (“REIT Pref Holdings”), MREC TE Holdings, LLC, a Delaware limited liability company (“TE Holdings”), and MREC International Holdings, LLC, a Delaware limited liability company (“International Holdings”), and MREC Domestic REIT Holdings, LLC, a Delaware limited liability company (“Domestic REIT Holdings,” and with MREC Shared Holdings, REIT Holdings, REIT Pref Holdings, TE Holdings and International Holdings, each individually a “Mosaic Holding Entity” and, collectively, the “Mosaic Holding Entities”), and, directly and through the Mosaic Holding Entities, all of the interests in MREC Good Asset, LLC, a Delaware limited liability company (“MREC Good Asset”), MREC U Asset Pool, LLC, a Delaware limited liability company (“MREC U”), MREC U2 Asset Pool, LLC, a Delaware limited liability company (“MREC U2”), and MREC NU Asset Pool, LLC, a Delaware limited liability company (“MREC NU” and, together with MREC Good Asset, MREC U and MREC U2, collectively, the “Primary Holding Entities” and each individually a “Primary Holding Entity”);
WHEREAS, pursuant to, and subject to the terms and conditions of, the Merger Agreement, the parties intended that Parent and the Operating Partnership acquire control of the Subject Companies by means of (a) the merger of MREC with and into Merger Sub (the “MREC Merger”), (b) the merger of MREC TE with and into Merger Sub (the “MREC TE Merger”), and (c) the merger of MREC IIS with and into Merger Sub (the “MREC IIS Merger”);

12

WHEREAS, contemporaneously with execution of this Agreement, pursuant to the Merger Agreement, the parties have consummated [(a)] the MREC Merger pursuant to which Parent has issued the MREC Merger Consideration described in the Merger Agreement, which MREC Merger Consideration includes MREC CERs (as defined herein) issued pursuant to this Agreement[, (b) the MREC TE Merger in exchange for the MREC TE Merger Consideration described in the Merger Agreement, which MREC TE Merger Consideration includes MREC TE CERs (as defined herein) issued pursuant to this Agreement,]1 [and (c) the MREC IIS Merger in exchange for the MREC IIS Merger Consideration described in the Merger Agreement, which MREC IIS Merger Consideration includes MREC IIS CERs (as defined herein) issued pursuant to this Agreement]2, pursuant to which Parent and the Operating Partnership have acquired control of [the Mosaic Holding Entities,]3 [Domestic REIT Holdings, REIT Holdings, MREC Shared Holdings, REIT Pref Holdings,]4 [TE Holdings,]5 [International Holdings,]6 the Primary Holding Companies and their Subsidiaries (each individually a “Subject Company” and, collectively, the “Subject Companies”); and
WHEREAS, the parties intend to set forth the manner and basis upon which Holders (as defined herein) will hold, and potentially become entitled to receive payments in respect of, CERs (as defined herein).
NOW, THEREFORE, in consideration of the foregoing and the consummation of the transactions referred to above, Parent, the Operating Partnership and the Rights Agent agree, for the equal and proportionate benefit of all Holders, as follows:
1.   DEFINITIONS
1.1
Definitions.   Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Acting Holders” means, at the time of determination, Holders of at least 50% of the outstanding CERs as set forth on the CER Register.
“Adjustment Difference” means an amount (which may be positive or negative) equal to the difference (if any) between (i) the actual net proceeds (after deduction of selling expenses and any payments that are required to be allocated or remitted to any Person (other than another Subject Company) holding a participation interest in such Subject Company Investment) received after the date hereof by the Parent Parties from the disposition or other resolution of Subject Company Investments in respect of which a Recorded Adjustment was made and (ii) the amount of anticipated net proceeds (after deduction of selling expenses and any payments that are required to be allocated or remitted to any Person (other than another Subject Company) holding a participation interest in such Subject Company Investment) from the proposed disposition or other resolution of such Subject Company Investments that was used in the computation of the Recorded Adjustment in respect of such Subject Company Investments.
“Advance” means (i) in respect of any Subject Company Loan in the Covered Portfolio or the Updated Covered Portfolio, any disbursement of funds made by (or on behalf of) any of the Subject Companies (prior to the date hereof) or the Parent Parties (on or after the date hereof) (it being understood that any interest or fees on a Subject Company Loan that have been capitalized and treated as principal of such Subject Company Loan will be considered to have been such a disbursement of funds) in accordance with the loan agreement or other instrument governing such Subject Company Loan and (ii) in respect of any Subject Company Investment in the Covered Portfolio or the Updated Covered Portfolio, the purchase price paid for, or other investment made in respect of, such Subject Company Investment (including any accrued but

1
Note: Include only if the MREC TE Merger is consummated.

2
Note: Include only if the MREC IIS Merger is consummated.

3
Note: Include if all Mergers are consummated.

4
Note: Include if only the MREC Merger is consummated.

5
Note: Include if only the MREC Merger and MREC TE Merger are consummated.

6
Note: Include if only the MREC Merger and the MREC IIS Merger are consummated.

13

unpaid dividends or other distributions and all capitalized costs and expenses, such as real-estate-owned marketing and carrying costs and third-party expenses, in respect thereof).
“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Aggregate CER Consideration” means an amount (expressed in Dollars) equal to the product of (i) 90% and (ii) the lesser of (x) the Valuation Excess and (y) the Initial Discount Amount.
“Aggregate Parent Party Funded Amount” means, as of the Revaluation Date, an amount (expressed in Dollars) equal to the sum of (x) all Advances made by or on behalf of any of the Subject Companies or Parent Parties in respect of the Updated Covered Portfolio during the CER Accrual Period (excluding, for the avoidance of doubt, any portion of such Advances in respect of which a participation has been sold (which participation is a binding obligation of a Person that is not a Parent Party and under the terms of which such participation shares in credit losses on a pari passu basis with retained Parent Party interests)) plus (y) an amount equal to any Recorded Adjustments.
“Aggregate Principal Recovery Amount” means, as of the Revaluation Date, an amount (expressed in Dollars) equal to the sum, without duplication, of all payments of principal or return of capital, as applicable, received by any Parent Party in respect of the Updated Covered Portfolio (excluding, for the avoidance of doubt, payments in respect of Post-Determination Date Returns and all payments that are required to be allocated or remitted to any Person (other than another Parent Party) holding a participation interest in any Subject Company Loan or Subject Company Investment), and all Liquidation Proceeds received by Parent Parties in respect of the Covered Portfolio (excluding, for the avoidance of doubt, Liquidation Proceeds that are required to be allocated or remitted to any Person (other than another Parent Party) holding a participation interest in any Subject Company Loan or Subject Company Investment), in each case during the CER Accrual Period and in each case excluding the amount of any Recorded Adjustment but including the amount (whether positive or negative) of any Adjustment Difference.
“Assignee” has the meaning set forth in Section 6.3.
“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York are authorized or required by Law to be closed for business.
“CER” or “CERs” means the contingent rights of the Holders to receive [(i)] in respect of MREC CERs, shares of Parent Common Stock (and cash in lieu of any fractional shares of Parent Common Stock) pursuant to this Agreement[, (ii) in respect of MREC TE CERs, shares of Parent Common Stock (and cash in lieu of any fractional shares of Parent Common Stock) pursuant to this Agreement]7 [and (iii) in respect of MREC IIS CERs, shares of Parent Common Stock (and cash in lieu of any fractional shares of Parent Common Stock) pursuant to this Agreement]8.
“CER Accrual Period” means the period beginning on the first day following the Determination Date and ending on the Revaluation Date.
“CER Consideration” means [(i)] in respect of MREC CERs, the MREC Per CER Consideration [, (ii) in respect of MREC TE CERs, the MREC TE Per CER Consideration]9 [and (iii) in respect of MREC IIS CERs, the MREC IIS Per CER Consideration]10.
“CER Notice” has the meaning set forth in Section 2.4(b).
“CER Register” has the meaning set forth in Section 2.3(b).

7
Note: Include only if the MREC TE Merger is consummated.

8
Note: Include only if the MREC IIS Merger is consummated.

9
Note: Include only if the MREC TE Merger is consummated.

10
Note: Include only if the MREC IIS Merger is consummated.

14

“Covered Portfolio” means the portfolio of Subject Company Loans and Subject Company Investments listed and more particularly described in Exhibit A hereto.
“Determination Date” means [•], 2021.11
“Determination Date Funded Amount” means $[•],12 which amount is equal to (x) the sum of all Advances made by or on behalf of the Subject Companies in respect of the Covered Portfolio on or prior to the Determination Date that remained unpaid as of such date (excluding, for the avoidance of doubt, any portion of such Advances in respect of which a participation has been sold (which participation is a binding obligation of a Person that is not a Subject Company and under the terms of which such participation shares in credit losses on a pari passu basis with retained Subject Company interests)) plus (y) an amount equal to any Recorded Adjustments.
“Dispute Notice” has the meaning set forth in Section 2.4(c).
“Dollars” or “US$” means dollars in lawful currency of the United States of America.
“Event of Default” has the meaning set forth in Section 5.1.
“Fair Value” means, as of the Revaluation Date, the fair value of the Updated Covered Portfolio (excluding any Post-Determination Date Returns otherwise reflected therein and excluding any portion of such fair value attributable to the rights of any Person that is not a Subject Company in any participation in any Subject Company Loan or Subject Company Investment contained in the Updated Covered Portfolio) as determined by the Parent using valuation methodologies reasonably consistent with those used by Parent in determining the Initial Discount Amount.
“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.
“Holder” means a MREC CER Holder, MREC TE CER Holder or MREC IIS CER Holder.
“ICC” has the meaning set forth in Section 6.6.
“Initial Discount Amount” means $98,900,000.
“Initial Discounted Valuation” means $[•], which is an amount (expressed in Dollars) equal to the sum of (i) the Determination Date Funded Amount minus (ii) the Initial Discount Amount.
“Issuance Date” means the date that is the later of (i) twenty five (25) Business Days following the date of the CER Notice or (ii) if a Dispute Notice is delivered on a timely basis, ten (10) Business Days following the date on which all disputed items in such Dispute Notice are finally resolved pursuant to Section 6.6.
“Liquidation Proceeds” means, in respect of the disposal (whether by sale, transfer, assignment, participation or otherwise) by any Parent Party to any Person (other than to another Parent Party) of any Subject Company Loan or Subject Company Investment during the CER Accrual Period, all proceeds received by any Parent Parties as a result thereof (excluding, for the avoidance of doubt, any proceeds in respect of Post-Determination Date Returns and any proceeds that are required to be allocated or remitted to any Person (other than another Parent Party) holding a participation interest in such Subject Company Loan or Subject Company Investment) less any expenses incurred by such Parent Party in connection therewith.
“MREC CER” means a CER received as MREC Merger Consideration pursuant to the Merger Agreement and designated as such pursuant to this Agreement.
“MREC CER Holder” means a Person in whose name a MREC CER is registered in the CER Register at the applicable time.

11
Note: Insert final Determination Date as determined pursuant to the Merger Agreement.

12
Note: Insert final Determination Date Funded Amount.

15

“MREC CER Payment Ratio” means the quotient (rounded to the nearest one ten-thousandth) obtained by dividing (i) the MREC Per CER Consideration Amount by (ii) the Parent Share Value.
“MREC CER Share Percentage” means 66.173%, which represents the percentage interest of all MREC CER Holders in the Aggregate CER Consideration.
[“MREC IIS CER” means a CER received as MREC TE Merger Consideration pursuant to the Merger Agreement and designated as such pursuant to this Agreement.
“MREC IIS CER Holder” means a Person in whose name a MREC IIS CER is registered in the CER Register at the applicable time.
“MREC IIS CER Payment Ratio” means the quotient (rounded to the nearest one ten-thousandth) obtained by dividing (i) the MREC IIS Per CER Consideration Amount by (ii) the Parent Share Value.
“MREC IIS CER Share Percentage” means 3.346%, which represents the percentage interest of all MREC IIS CER Holders in the Aggregate CER Consideration.
“MREC IIS Per CER Consideration” has the meaning set forth in Section 2.4(a).
“MREC IIS Per CER Consideration Amount” means an amount (expressed in Dollars) equal to the quotient (rounded to the nearest one ten-thousandth) obtained by dividing (i) the product of (x) the Aggregate CER Consideration and (y) the MREC IIS CER Share Percentage by (ii) the initial number of MREC IIS CERs.]13
“MREC Per CER Consideration” has the meaning set forth in Section 2.4(a).
“MREC Per CER Consideration Amount” means an amount (expressed in Dollars) equal to the quotient (rounded to the nearest one ten-thousandth) obtained by dividing (i) the product of (x) the Aggregate CER Consideration and (y) the MREC CER Share Percentage by (ii) the initial number of MREC CERs.
[“MREC TE CER” means a CER received as MREC TE Merger Consideration pursuant to the Merger Agreement and designated as such pursuant to this Agreement.
“MREC TE CER Holder” means a Person in whose name a MREC TE CER is registered in the CER Register at the applicable time.
“MREC TE CER Payment Ratio” means the quotient (rounded to the nearest one ten-thousandth) obtained by dividing (i) the MREC TE Per CER Consideration Amount by (ii) the Parent Share Value.
“MREC TE CER Share Percentage” means 30.481%, which represents the percentage interest of all MREC TE CER Holders in the Aggregate CER Consideration.
“MREC TE Per CER Consideration” has the meaning set forth in Section 2.4(a).
“MREC TE Per CER Consideration Amount” means an amount (expressed in Dollars) equal to the quotient (rounded to the nearest one ten-thousandth) obtained by dividing (i) the product of (x) the Aggregate CER Consideration and (y) the MREC TE CER Share Percentage by (ii) the initial number of MREC TE CERs.]14
“Officer’s Certificate” means a certificate signed by the chief executive officer, president, chief financial officer, any vice president, the controller, the treasurer or the secretary, in each case of Parent, in his or her capacity as such an officer, and delivered to the Rights Agent.
“Parent Common Stock” means the common stock of Parent, par value $0.0001 per share.
“Parent Party” means each of Parent, the Operating Partnership, and their respective Subsidiaries (including the Subject Companies).

13
Note: Include only if the MREC IIS Merger is consummated.

14
Note: Include only if the MREC TE Merger is consummated.

16

“Parent Share Value” means the greater of (i) (A) the average of the volume weighted average prices of one share of Parent Common Stock for the ten consecutive trading days immediately preceding, but not including, the Revaluation Date, as reported by Bloomberg, L.P., or (B) if the Parent Common Stock is not then listed on a United States national securities exchange, the average of the last quoted bid prices for Parent Common Stock in the over-the-counter market as reported by Pink OTC Markets Inc. or another similar organization for the ten consecutive trading days immediately preceding, but not including, the Revaluation Date, and (ii) the most recent publicly reported book value per share of Parent Common Stock immediately preceding the Revaluation Date.
“Permitted Transfer” means a transfer of CERs (a) upon death of a Holder by will or intestacy; (b) pursuant to a court order; (c) by operation of law (including by consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity, including any Plan of Liquidation; or (d) as provided in Section 2.6.
“Person” or “person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity.
“Plan of Liquidation” has the meaning set forth in the Merger Agreement.
“Post-Determination Date Returns” means, with respect to the Subject Company Loans and Subject Company Investments as of any date of determination, the aggregate of all interest and fees (whether or not paid or accrued) with respect to each Subject Company Loan and all accrued dividends and other distributions (whether or not paid or accrued) with respect to each Subject Company Investment, in each case to the extent attributable to the period beginning on the first day following the Determination Date and ending on such date of determination.
“Recorded Adjustment” has the meaning set forth in the Merger Agreement.
“Revaluation Date” means the day that is the three-year anniversary of the date hereof (or if such day is not a Business Day, the next following Business Day).
“Revaluation Value” means an amount (expressed in Dollars) equal to the Fair Value of the Updated Covered Portfolio as of the Revaluation Date.
“Rights Agent” means the Rights Agent named in the first paragraph of this Agreement, until a successor Rights Agent becomes such pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” shall mean such successor Rights Agent.
“Rules” has the meaning set forth in Section 6.6.
“Subject Company Investment” has the meaning set forth in the Merger Agreement.
“Subject Company Loan” has the meaning set forth in the Merger Agreement.
“Subsidiary” means any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which the applicable Person holds, directly or indirectly, stock or other equity ownership interests representing more than 50% of the voting power of all outstanding stock or equity ownership interests of such entity.
“Tax” or “Taxes” means any and all U.S. federal, state, local and non-U.S. taxes, assessments, levies, duties, tariffs, imposts and other similar charges and fees imposed by any Governmental Authority, including, income, franchise, windfall or other profits, gross receipts, property, sales, use, net worth, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, withholding, ad valorem, stamp, transfer, value-added, occupation, environmental, disability, real property, personal property, registration, alternative or add-on minimum or estimated tax, including any interest, penalty, additions to tax or additional amounts imposed with respect thereto, whether disputed or not.
“Updated Covered Portfolio” means the Covered Portfolio as updated, adjusted or modified by Parent on or prior to the Revaluation Date in order to reflect (i) any dispositions (whether by sale, transfer, assignment, participation or otherwise) of any portion of any Subject Company Loan or Subject Company

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Investment (other than to another Parent Party), (ii) any changes in the aggregate outstanding principal amount and/or commitment amounts (whether funded or unfunded) of Subject Company Loans, in each case as the result of repayments of principal by the underlying obligors of such loans, Advances made by any Parent Party in respect of such loans, or otherwise, and (iii) any changes resulting from any redemption or repurchase of a Subject Company Investment by the issuer thereof or any of its Affiliates, in each case during the CER Accrual Period.
“Valuation Excess” has the meaning set forth in Section 2.4(a).
1.2   Rules of Construction.   For purposes of this Agreement, the parties hereto agree that: (a) whenever the context requires, the singular number shall include the plural, and vice versa; (b) the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders; (c) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if”; (d) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation;” (e) the meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders; (f) where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning unless the context otherwise requires; (g) a reference to any specific Law or to any provision of any Law includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto; (h) references to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented; (i) they have been represented by legal counsel during the negotiation and execution and delivery of this Agreement and therefore waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document; and (j) the word “or” shall not be exclusive (i.e., “or” shall be deemed to mean “and/or”) unless the subjects of the conjunction are mutually exclusive. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.
2.   CONTINGENT VALUE RIGHTS
2.1   CERs.   The CERs represent the contingent rights of Holders to receive the CER Consideration, in each case pursuant to, on the terms provided in, and in accordance with, this Agreement.
2.2   Initial Holders; CERs Non-Transferable.
(a)   The initial Holders shall be determined pursuant to the terms of the Merger Agreement. As soon as practicable after the date hereof, Parent shall furnish or cause to be furnished to the Rights Agent, in a form reasonably satisfactory to the Rights Agent, the names and addresses of the initial Holders.
(b)   The CERs may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted Transfer. Any such sale, assignment, transfer, pledge, encumbrance or disposal that is not a Permitted Transfer shall be void ab initio and of no effect.
2.3   No Certificate; Registration; Registration of Transfer; Change of Address.
(a)   The CERs shall not be evidenced by a certificate or other instrument.
(b)   The Rights Agent shall keep a register (the “CER Register”) for the purpose of (i) identifying which CERs are MREC CERs and which are MREC TE CERs or MREC IIS CERs, (ii) identifying the Holders of CERs and (iii) registering CERs and Permitted Transfers thereof.
(c)   Subject to the restrictions on transferability set forth in Section 2.2, every request made to transfer a CER must be in writing and accompanied by a written instrument of transfer and other

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documentation reasonably requested by the Rights Agent in form reasonably satisfactory to the Rights Agent pursuant to its guidelines, duly executed by the Holder thereof, the Holder’s attorney duly authorized in writing, the Holder’s personal representative or the Holder’s survivor, as applicable, and setting forth in reasonable detail the circumstances relating to the transfer. Upon receipt of such written notice, the Rights Agent shall, subject to its reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions of this Agreement (including the provisions of Section 2.2), register the transfer of the CERs in the CER Register and notify Parent and the Operating Partnership of the same. No service charge shall be made for any registration of transfer of a CER, but Parent, the Operating Partnership and the Rights Agent may require payment of a sum sufficient to cover any stamp or other Tax or charge that is imposed in connection with any such registration of transfer. The Rights Agent shall have no duty or obligation to take any action under any section of this Agreement that requires the payment by a Holder of a CER of applicable Taxes or charges unless and until the Rights Agent is reasonably satisfied that all such Taxes or charges have been paid. All duly transferred CERs registered in the CER Register shall be the valid obligations of Parent or the Operating Partnership, as applicable, and shall entitle the transferee to the same benefits and rights under this Agreement as those held immediately prior to the transfer by the transferor. No transfer of a CER shall be valid unless and until registered in the CER Register in accordance with this Agreement.
(d)   A Holder may make a written request to the Rights Agent to change such Holder’s address of record in the CER Register. The written request must be duly executed by the Holder. Upon receipt of such written request, the Rights Agent is hereby authorized to, and shall promptly, record the change of address in the CER Register.
2.4   CER Consideration.
(a)   If, on the Revaluation Date, (A) the sum of (x) the Revaluation Value minus the Aggregate Parent Party Funded Amount, in each case as of the Revaluation Date, and (y) the Aggregate Principal Recovery Amount exceeds (B) the Initial Discounted Valuation (the amount of such excess, the “Valuation Excess”), then, on the Issuance Date, Parent will issue and the Operating Partnership will deliver [(i)] to the MREC CER Holders, in respect of each MREC CER, a number of shares of Parent Common Stock equal to the MREC CER Payment Ratio (together with any additional shares of Parent Common Stock or cash to be paid pursuant to Section 2.5(b) and any cash being paid in lieu of a fractional share, the “MREC Per CER Consideration”)[, (ii) to the MREC TE CER Holders, in respect of each MREC TE CER, a number of shares of Parent Common Stock equal to the MREC TE CER Payment Ratio (together with any additional shares of Parent Common Stock or cash to be paid pursuant to Section 2.5(b) and any cash being paid in lieu of a fractional share, the “MREC TE Per CER Consideration”)]15 [and (iii) to the MREC IIS CER Holders, in respect of each MREC IIS CER, a number of shares of Parent Common Stock equal to the MREC IIS CER Payment Ratio (together with any additional shares of Parent Common Stock or cash to be paid pursuant to Section 2.5(b) and any cash being paid in lieu of a fractional share, the “MREC IIS Per CER Consideration”)]16 . No fractional shares of Parent Common Stock shall be issued in respect of any CERs, and any Holder that is entitled to receive a fraction of a share of Parent Common Stock (taking into account all CERs held by such Holder) shall instead receive cash with respect to any fractional share of Parent Common Stock in an amount equal to the product of (I) such fractional part of a share of Parent Common Stock multiplied by (II) the Parent Share Value. For the avoidance of doubt, if the Valuation Excess is less than or equal to $0, then neither Parent nor the Operating Partnership shall have any obligation to issue or deliver any CER Consideration and the CERs shall be extinguished and shall have no further force or effect.
(b)   Not later than thirty (30) Business Days following the Revaluation Date, Parent shall deliver to the Rights Agent a written notice (the “CER Notice”) setting forth a computation of the Valuation Excess and, if the Valuation Excess is greater than $0, computations of the CER Consideration, in substantially the form attached hereto as Exhibit B, together with an Officer’s Certificate certifying

15
Note: Include only if the MREC TE Merger is consummated.

16
Note: Include only if the MREC IIS Merger is consummated.

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such computations. The Rights Agent shall promptly, and in any event within five (5) Business Days of receipt of the CER Notice, send each Holder at its registered address a copy of such CER Notice.
(c)   Within twenty (20) Business Days of the delivery of the CER Notice, the Rights Agent may, if so directed by the Acting Holders, deliver to Parent a written notice (a “Dispute Notice”) stating that the Acting Holders dispute the accuracy of the CER Notice, setting forth the basis for such dispute and, in reasonable detail, those items and amounts as to which the Acting Holders disagree, and the Acting Holders shall be deemed to have agreed with all other items and amounts contained in the CER Notice. Within five (5) days after receipt of a Dispute Notice, Parent shall (i) designate a nationally recognized independent valuation expert to make a binding determination only as to the matters in dispute as specified in the Dispute Notice and (ii) give written notice of such designation (a “Designation Notice”) to the Rights Agent and to the Acting Holders at whose direction the Dispute Notice was delivered. If the Rights Agent, at the written direction of such Acting Holders, gives Parent written notice that such Acting Holders object to such designation within five (5) Business Days after the Rights Agent’s receipt of the Designation Notice (such notice, a “Rights Agent Objection Notice”), Rights Agent, within five (5) business days following the date of the Right Agent Objection Notice, shall provide a written proposal to Parent for the appointment of an alternate independent valuation expert to make a binding determination as to the matters in dispute as specified in the Dispute Notice (such proposal, and “Alternate Valuation Proposal”). If, within five (5) business days of the Alternate Valuation Proposal, Parent gives Rights Agent written notice that such Parent objects to such Alternate Valuation Proposal (a “Parent Objection Notice”), within five (5) Business Days after the Parent Objection Notice, Parent and Rights Agent shall jointly request the then head of the Capital Markets Group at CBRE to appoint another nationally recognized independent valuation expert, whose appointment shall be final, conclusive, and binding on the parties and the Holders; provided, that if the Acting Holders do not reject such valuation expert within such five (5) Business Day period, the Holders shall be deemed to have accepted the appointment of such valuation expert (in each case, the “Valuation Expert”). The Valuation Expert will, under the terms of its engagement, as an expert and not an arbitrator, be required to render its written decision with respect to such disputed items and amounts within thirty (30) Business Days from the date of such appointment. The Valuation Expert shall deliver to the Parties a written report setting forth its adjustments, if any, to the CER Notice based on the Valuation Expert’s determination, solely with respect to the disputed items and amounts in accordance with this Agreement, and such report shall include the calculations supporting such adjustments; provided, that for each item set forth in the Dispute Notice, the Valuation Expert shall assign a value for each such item no greater than the higher amount, and no less than the lower amount, calculated or set forth in the CER Notice or the Dispute Notice with respect to such item, as the case may be. The Valuation Expert shall have no power to amend or supplement the terms of this Agreement or the Merger Agreement or act ex aequo et bono. The Valuation Expert’s report shall be final, conclusive, and binding on the parties and the Holders, shall not be subject to further review by any court, and no party or Holder nor any of their respective Affiliates or Representatives may seek recourse to any courts, other tribunals or otherwise, other than to enforce the determination of the Valuation Expert. The fees and expenses of the Valuation Expert for purposes of this Section 2.4(c) shall be borne solely by Parent.
(d)   In the event that the Rights Agent does not deliver a Dispute Notice to Parent during such twenty (20) Business Day period, the Holders shall be deemed to have accepted the accuracy of the CER Notice, and the calculations of the Valuation Excess and the CER Consideration (if any) set forth therein shall be final, conclusive and binding upon the parties and the Holders.
(e)   On the Issuance Date, Parent and the Operating Partnership shall deliver the CER Consideration to the Rights Agent, along with any letter of instruction reasonably required by the Rights Agent, and the Rights Agent shall promptly, and in any event within ten (10) Business Days of receipt of the CER Consideration, subsequently deliver the CER Consideration to the Holders at their respective registered addresses in accordance with this Agreement.
(f)   Each of Parent, the Operating Partnership and the Rights Agent shall be entitled to deduct or withhold, or cause to be deducted or withheld, from any payments made pursuant to this Agreement such amounts as are required to be deducted or withheld therefrom under the Code, the U.S. Treasury

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Regulations thereunder, or any other applicable Tax law, as may be reasonably determined by Parent, the Operating Partnership or the Rights Agent, as applicable. Prior to making any Tax withholdings or causing any Tax withholdings to be made with respect to any Holder, the Rights Agent shall use commercially reasonable efforts to solicit from such Holder an IRS Form W-9 or other applicable Tax form in order to provide a reasonable opportunity for the Holder to provide such Tax forms to avoid or reduce such withholding amounts, and delivery of CER Consideration to such Holder may be reasonably delayed in order to gather such necessary Tax forms. The Rights Agent shall promptly and timely remit, or cause to be remitted, any amounts it withholds in respect of Taxes to the appropriate Governmental Authority. To the extent any amounts are deducted or withheld and properly and timely remitted to the appropriate Governmental Authority, such amounts shall be treated for all purposes under this Agreement and the Merger Agreement as having been paid to the Holder to whom such amounts would otherwise have been paid, and, to the extent required by applicable Law, Parent or the Operating Partnership, as applicable, shall deliver (or shall cause the Rights Agent to deliver) to the Holder to whom such amounts would otherwise have been paid an Internal Revenue Service Form 1099, an Internal Revenue Service Form W-2 or other reasonably acceptable evidence of such withholding.
(g)   If any CER Consideration delivered to the Rights Agent for payment to Holders remains undistributed to any Holders on the date that is six (6) months after the Issuance Date, Parent shall be entitled to require the Rights Agent to deliver to Parent or its designee any CER Consideration which had been made available to the Rights Agent and not disbursed to the Holders (including, all interest and other income received by the Rights Agent in respect of all funds made available to it), and, thereafter, such Holders shall be entitled to payment from Parent and the Operating Partnership (subject to abandoned property, escheat and other similar Law and Section 2.4(f)) as general creditors thereof with respect to the CER Consideration that may be payable.
(h)   Neither Parent, the Rights Agent nor any of their Affiliates shall be liable to any Holder for any CER Consideration delivered to a public official pursuant to any abandoned property, escheat or other similar Law. If, despite Parent’s and/or the Rights Agent’s commercially reasonable efforts to deliver any CER Consideration to the applicable Holder, such CER Consideration has not been paid prior to two (2) years after the Issuance Date (or immediately prior to such earlier date on which such CER Consideration would otherwise escheat to or become the property of any Governmental Authority), such CER Consideration will, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto. In addition to and not in limitation of any other indemnity obligation herein, Parent agrees to indemnify and hold harmless the Rights Agent with respect to any liability, penalty, cost or expense the Rights Agent may incur or be subject to in connection with transferring such property to Parent, unless such liability, penalty, cost or expense has been determined by a court of competent jurisdiction to be a result of Rights Agent’s gross negligence, bad faith or willful or intentional misconduct.
(i)   Except to the extent any portion of any CER Consideration is required to be treated as imputed interest pursuant to applicable Law, Parent and the Operating Partnership intend to treat the CER Consideration for all U.S. federal and applicable state and local income Tax purposes as additional Merger Consideration paid at the Effective Time pursuant to the Merger Agreement; provided that notwithstanding the foregoing, consistent with the provisions of Section 2.5, Parent and the Operating Partnership agree that the CER Consideration constitutes contingent consideration that will be considered received by, and taxable to, the Holders if and when received pursuant to the installment method of Section 453 of the Code, except to the extent that a Holder elects out of the installment method.
(j)   The CER Consideration shall be equitably adjusted to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Parent Common Stock, as applicable), subdivision, reorganization, reclassification, recapitalization, combination, exchange of equity interests or other like change with respect to the number of shares of Parent Common Stock outstanding after the Revaluation Date and prior to the Issuance Date.

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2.5   No Voting, Dividends or Interest; No Equity or Ownership Interest.
(a)   The CERs shall not represent any equity or ownership interest in Parent or the Operating Partnership or in Merger Sub or any other constituent company in the Mergers or any of their respective Subsidiaries or Affiliates. The CERs shall not have any voting, dividend or distribution rights, and interest shall not accrue on any amounts payable on or in respect of the CERs to any Holder.
(b)   Notwithstanding the provisions of Section 2.5(a), as a component of the CER Consideration to which such Holder is entitled to receive, a Holder shall be entitled to receive, in each case, without interest, (x) a number of shares of Parent Common Stock equal to the quotient obtained by dividing (A) the amount of any dividends or other distributions paid with respect to the shares of Parent Common Stock represented by the number of whole shares of Parent Common Stock received by such Holder in respect of such Holder’s CERs and having a record date on or after the Effective Time and a payment date prior to the Issuance Date by (B) the Parent Share Value (with cash being paid in lieu of any fractional shares of Parent Common Stock in an amount equal to the product of (I) such fractional part of a share of Parent Common Stock multiplied by (II) the Parent Share Value) and (y) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of Parent Common Stock and having a record date on or after the Effective Time but prior to the Issuance Date and a payment date on or after the Issuance Date.
2.6   Ability to Abandon CER.   A Holder may at any time, at such Holder’s option, abandon any or all of such Holder’s remaining rights in a CER by transferring such CER to Parent, the Operating Partnership or any of their respective Affiliates without consideration therefor. Nothing in this Agreement shall prohibit Parent, the Operating Partnership or any of their respective Affiliates from offering to acquire or acquiring any CERs for consideration from the Holders, in private transactions or otherwise, in their sole discretion. Any CERs acquired by Parent, the Operating Partnership or any of their respective Affiliates shall be automatically deemed extinguished and no longer outstanding for purposes of the definition of Acting Holders.
2.7   Books and Records; Segregation of Covered Portfolio; Quarterly Reporting.
(a)   Parent shall, and shall cause its Affiliates to, keep true, complete and accurate records in sufficient detail with respect to the Updated Covered Portfolio to enable the Rights Agent and the Acting Holders and their consultants and professional advisors to confirm the applicable CER Consideration payable to each Holder hereunder in accordance with the terms specified in this Agreement.
(b)   Parent shall use commercially reasonable efforts to avoid commingling the assets contained in the Updated Covered Portfolio with other assets of Parent and its Subsidiaries that are not part of the Updated Covered Portfolio, including holding the assets constituting the Updated Covered Portfolio in separate subsidiaries from those that hold assets that are not part of the Updated Covered Portfolio; provided, that Parent shall have the flexibility to make such adjustments as it believes are required to maintain its qualification as a REIT or to preserve any exemption under the Investment Company Act of 1940.
(c)   Within forty-five (45) days after the end of each calendar quarter ending after the date of this Agreement and before the Revaluation Date, Parent shall prepare and deliver to the Rights Agent and to the Mosaic Manager a written report, in such form as Parent shall determine, summarizing the performance of, and significant activity in, the Updated Covered Portfolio during such calendar quarter; provided, that such report shall be provided for information purposes only, and shall have no bearing on the determination of, and may not be used as a basis for determining, any Valuation Excess or the amount of CER Consideration.
2.8   Certain Actions.   Neither Parent nor any of its Affiliates will take any action that is intended primarily to reduce the amount of any CER Consideration or restrict Parent’s ability to issue or pay any of the CER Consideration hereunder; provided, that the foregoing shall be subject in all respects to the prudent business judgment of Parent’s board of directors or management in connection with the conduct of its business, including management of the Updated Covered Portfolio, and shall not require Parent or any of

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its Affiliates to take or refrain from taking, or prohibit Parent or any of its Affiliates from taking or refraining from taking, any actions in respect of the Updated Covered Portfolio, including (i) any liquidation or disposition of a Subject Company Loan or Subject Company Investment, or any interests therein, (ii) any negotiations with borrowers or other counterparties with respect to any matters relating to any Subject Company Loans or Subject Company Investments, including any agreement or failure to agree to compromise or amend the terms of, or effect a discounted payoff of, any Subject Company Loan or Subject Company Investment, or (iii) any actions taken or not taken on the advice, or against the advice of, the Mosaic Manager under the Services Agreement.
3.   THE RIGHTS AGENT
3.1   Certain Duties and Responsibilities.   The Rights Agent shall not have any liability for any actions taken or omitted to be taken in connection with this Agreement, except to the extent of its fraud, gross negligence, bad faith or willful or intentional misconduct.
3.2   Certain Rights of the Rights Agent.   The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Rights Agent. In addition:
(a)   the Rights Agent may rely and shall be protected and held harmless by Parent in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;
(b)   whenever the Rights Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Rights Agent may rely upon an Officer’s Certificate, which certificate shall be full authorization and protection to the Rights Agent, and the Rights Agent shall, in the absence of fraud, gross negligence, bad faith or willful or intentional misconduct on its part, incur no liability and be held harmless by Parent for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate;
(c)   the Rights Agent may engage and consult with counsel of its selection and the written advice of such counsel or any opinion of counsel shall be full and complete authorization and protection and shall be held harmless by Parent in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
(d)   the permissive rights of the Rights Agent to do things enumerated in this Agreement shall not be construed as a duty;
(e)   the Rights Agent shall not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of the premises;
(f)   the Rights Agent shall not be liable for or by reason of, and shall be held harmless by Parent with respect to any of the statements of fact or recitals contained in this Agreement or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by Parent only;
(g)   the Rights Agent shall have no liability and shall be held harmless by Parent in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent and the enforceability of this Agreement against the Rights Agent assuming the due execution and delivery hereof by Parent); nor shall it be responsible for any breach by Parent of any covenant or condition contained in this Agreement;
(h)   Parent agrees to indemnify the Rights Agent for, and hold the Rights Agent harmless against, any loss, liability, claim, demands, suits or expense arising out of or in connection with Rights Agent’s duties under this Agreement, including the reasonable out-of-pocket costs and expenses of defending Rights Agent against any claims, charges, demands, suits or loss, unless such loss has been

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determined by a court of competent jurisdiction to be a result of Rights Agent’s gross negligence, bad faith or willful or intentional misconduct;
(i)   Parent agrees (i) to pay the fees and expenses of the Rights Agent in connection with this Agreement as agreed upon in writing by the Rights Agent and Parent on or prior to the date hereof, and (ii) to reimburse the Rights Agent for all Taxes and governmental charges, reasonable documented out-of-pocket expenses incurred by the Rights Agent in the execution of this Agreement (other than Taxes imposed on or measured by the Rights Agent’s net income and franchise or similar Taxes imposed on it (in lieu of net income Taxes)). The Rights Agent shall also be entitled to reimbursement from Parent for all reasonable and necessary out-of-pocket expenses paid or incurred by it in connection with the administration by the Rights Agent of its duties hereunder; and
(j)   No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.
3.3   Resignation and Removal; Appointment of Successor.
(a)   The Rights Agent may resign at any time by giving written notice thereof to Parent specifying a date when such resignation shall take effect, which notice shall be sent at least sixty (60) days prior to the date so specified but in no event shall such resignation become effective until a successor Rights Agent has been appointed and accepted such appointment in accordance with Section 3.4. Parent has the right to remove the Rights Agent at any time by specifying a date when such removal shall take effect but no such removal shall become effective until a successor Rights Agent has been appointed and accepted such appointment in accordance with Section 3.4. Notice of such removal shall be given by Parent to the Rights Agent, which notice shall be sent at least sixty (60) days prior to the date so specified.
(b)   If the Rights Agent provides notice of its intent to resign, is removed or becomes incapable of acting, Parent shall, as soon as is reasonably practicable, appoint a qualified successor Rights Agent who shall be a stock transfer agent of national reputation or the corporate trust department of a commercial bank. The successor Rights Agent so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 3.4, become the successor Rights Agent.
(c)   Parent shall give notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent by mailing written notice of such event by first-class mail to the Holders as their names and addresses appear in the CER Register. Each notice shall include the name and address of the successor Rights Agent. If Parent fails to send such notice within ten (10) Business Days after acceptance of appointment by a successor Rights Agent, the successor Rights Agent shall cause the notice to be mailed at the expense of Parent. Failure to give any notice provided for in this Section 3.3, however, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
3.4   Acceptance of Appointment by Successor.   Every successor Rights Agent appointed hereunder shall execute, acknowledge and deliver to Parent and to the retiring Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Rights Agent. On request of Parent or the successor Rights Agent, the retiring Rights Agent shall execute and deliver an instrument transferring to the successor Rights Agent all the rights, powers, trusts and duties of the retiring Rights Agent.
4.   AMENDMENT
4.1   Amendments without Consent of Holders.
(a)   Without the consent of any of the Holders or the Rights Agent, Parent and the Operating Partnership at any time and from time to time, may enter into one or more amendments hereto, for any of the following purposes:

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(i)   to evidence the succession of another Person as a successor Rights Agent and the assumption by any such successor of the covenants and obligations of the Rights Agent herein;
(ii)   to add to the covenants of Parent or the Operating Partnership such further covenants, restrictions, conditions or provisions as Parent or the Operating Partnership shall consider to be for the protection of the Holders; provided that, in each case, such provisions do not adversely affect the interests of the Holders;
(iii)   to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein or in the Merger Agreement, or to make any other provisions with respect to matters or questions arising under this Agreement; provided that, in each case, such provisions do not adversely affect the interests of the Holders;
(iv)   as may be necessary or appropriate to ensure that the CERs are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or “blue sky” laws and to ensure that the CERs are not subject to any similar registration or prospectus requirement under applicable securities laws outside the United States;
(v)   to evidence the assignment of this Agreement by Parent or the Operating Partnership as provided in Section 6.3; or
(vi)   any other amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, unless such addition, elimination or change is adverse to the interests of the Holders.
(b)   Without the consent of any Holders (other than the Holder of interests affected by this Section 4.1(b)), Parent, the Operating Partnership and the Rights Agent, at any time and from time to time, may enter into one or more amendments thereto to reduce the number of CERs, to the extent that any Holder agrees to renounce such Holder’s rights under this Agreement in accordance with Section 6.4 or to transfer CERs to Parent or the Operating Partnership pursuant to Section 2.6.
(c)   Promptly after the execution by Parent and/or the Rights Agent of any amendment pursuant to the provisions of this Section 4.1, Parent shall mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CER Register, setting forth such amendment.
4.2   Amendments with Consent of Holders.
(a)   Subject to Section 4.1 (which amendments pursuant to Section 4.1 may be made without the consent of any of the Holders or the Rights Agent), with the written consent of the Acting Holders, Parent, the Operating Partnership and the Rights Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is materially adverse to the interest of the Holders.
(b)   Promptly after the execution by Parent, the Operating Partnership and the Rights Agent of any amendment pursuant to the provisions of this Section 4.2, Parent and the Operating Partnership shall mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CER Register, setting forth such amendment.
4.3   Execution of Amendments.   Prior to executing any amendment permitted by this Section 4, the Rights Agent shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel selected by Parent (and at Parent’s sole expense) stating that the execution of such amendment is authorized or permitted by this Agreement. The Rights Agent may, but is not obligated to, enter into any such amendment that affects the Rights Agent’s own rights, powers, trusts or duties under this Agreement or otherwise.
4.4   Effect of Amendments.   Upon the execution of any amendment under this Section 4, this Agreement shall be modified in accordance therewith, such amendment shall form a part of this Agreement for all purposes and every Holder shall be bound thereby.

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5.   REMEDIES OF THE HOLDERS
5.1   Event of Default.   “Event of Default” with respect to the CERs, means any material default in the performance, or breach in any material respect, of any covenant or warranty of Parent hereunder (other than a default in whose performance or whose breach is elsewhere in this Section 5.1 specifically dealt with), and continuance of such default or breach for a period of thirty (30) days after a written notice specifying such default or breach and requiring it to be remedied is given, which written notice states that it is a “Notice of Default” hereunder and is sent by registered or certified mail to Parent by the Rights Agent, at the direction of the Acting Holders (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of Law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority).
If an Event of Default described above occurs and is continuing (and has not been cured or waived), then, and in each and every such case, the Rights Agent upon the written request of the Acting Holders by notice in writing to Parent, shall commence an arbitration proceeding to protect the rights of the Holders, including to obtain payment for any amounts then due and payable, pursuant to Section 6.6.
The foregoing provisions of this Section 5.1, however, are subject to the condition that if, at any time after the Rights Agent shall have commenced such arbitration proceeding, and before any award shall have been obtained, Parent shall pay or shall deposit with the Rights Agent a sum sufficient to pay all amounts which shall have become due and such amount as shall be sufficient to cover reasonable compensation to the Rights Agent, its agents, attorneys and counsel, and all Events of Default under this Agreement shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the Acting Holders, by written notice to Parent and to the Rights Agent, may waive all defaults that are the subject of such arbitration proceeding, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default.
5.2   Arbitration Proceedings for Enforcement.   If an Event of Default has occurred, has not been waived and is continuing, the Rights Agent may in its discretion proceed to protect and enforce the rights vested in it by this Agreement by commencing arbitration proceedings pursuant to Section 6.6.
5.3   Limitations on Suits by Holders.   Subject to the last sentence of this Section 5.3, no Holder of any CER shall have any right under this Agreement to commence arbitration proceedings under or with respect to this Agreement, or for the appointment of a Rights Agent, receiver, liquidator, custodian or other similar official, for any other remedy hereunder, unless (i) such Holder previously shall have given to the Rights Agent written notice of default, (ii) the Acting Holders shall have made written request upon the Rights Agent to commence such arbitration proceeding in its own name as Rights Agent hereunder and shall have offered to the Rights Agent such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and (iii) the Rights Agent for fifteen (15) days after its receipt of such notice, request and offer of indemnity shall have failed to commence any such arbitration proceeding and no direction inconsistent with such written request shall have been given to the Rights Agent pursuant to Section 5.4. Notwithstanding any other provision in this Agreement, the right of any Holder of any CER to receive payment of the amounts that a CER Notice indicates are payable in respect of such CER on or after the applicable due date, or to commence arbitration proceedings for the enforcement of any such payment on or after such due date, shall not be impaired or affected without the consent of such Holder.
5.4   Control by Acting Holders.   Subject to the last sentence of this Section 5.4, the Acting Holders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Rights Agent, or exercising any power conferred on the Rights Agent by this Agreement; provided that such direction shall not be otherwise than in accordance with Law and the provisions of this Agreement; provided, further that (subject to the provisions of Section 3.1) the Rights Agent shall have the right to decline to follow any such direction if the Rights Agent, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Rights Agent (acting in good faith through its board of directors, the executive committee, or a committee of directors of the Rights Agent) shall determine that the action or proceedings so directed would involve the Rights Agent in personal liability or if the Rights Agent in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders not joining in the giving of said direction. Nothing in this Agreement shall impair the right of the Rights Agent in its discretion to take

26

any action deemed proper by the Rights Agent and which is not inconsistent with such direction or directions by the Acting Holders.
6.   OTHER PROVISIONS OF GENERAL APPLICATION
6.1   Notices to the Rights Agent and Parent.   Any notice or other communication required or permitted to be delivered to Parent or the Rights Agent under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, (b) two (2) Business Days after being sent by registered mail or by courier or express delivery service, (c) if sent by email transmission prior to 6:00 p.m. recipient’s local time, upon transmission when transmission is confirmed or (d) if sent by email transmission after 6:00 p.m. recipient’s local time and receipt is confirmed, the Business Day following the date of transmission; provided that in each case the notice or other communication is sent to the physical address or email address, as applicable, set forth beneath the name of such party below (or to such other physical address or email address as such party shall have specified in a written notice given to the other party):
If to the Rights Agent, to it at:
[•]
with a copy (which shall not constitute notice) to:
[•]
If to Parent or the Operating Partnership, to Parent at:
Ready Capital Corporation
1251 Avenue of the Americas, 50th Floor
New York, NY 10020
Attention: Andrew Ahlborn
Email: aahlborn@waterfallam.com
with a copy (which shall not constitute notice) to:
Alston & Bird LLP
90 Park Avenue,
New York, NY 10016
Attention: Michael Kessler, David Brown
Email: michael.kessler@alston.com, david.brown@alston.com
The Rights Agent or Parent may specify a different address or email address by giving notice in accordance with this Section 6.1.
6.2   Notice to Holders.   Where this Agreement provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the Holder’s address as it appears in the CER Register, not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.
6.3   Parent Successors and Assigns.   Parent may not assign this Agreement without the consent of the Acting Holders, except Parent may assign (a) in its sole discretion and without the consent of any other Person, any or all of its rights, interests and obligations hereunder to one or more of its Affiliates (each, an “Assignee”), provided that the Assignee agrees to assume and be bound by all of the terms and conditions of this Agreement, and provided, further, that in connection with any assignment to an Assignee, Parent shall agree to remain liable for the performance by each Assignee of obligations of Parent hereunder, with such Assignee substituted for Parent under this Agreement, and (b) this Agreement in its entirety without the consent of any other Person to its successor in interest in connection with the sale of all or substantially all of its assets or of its stock, or in connection with a merger, acquisition or similar transaction (such successor

27

in interest, the “Acquiror”). This Agreement will be binding upon, inure to the benefit of and be enforceable by Parent’s successors, Acquiror and each Assignee. Each reference to “Parent” in this Agreement shall be deemed to include Parent’s successors, Acquiror and all Assignees. Each of Parent’s successors, Acquirors and Assignees shall, by a supplemental contingent equity rights agreement or other instrument supplemental hereto, executed and delivered to the Rights Agent, expressly assume payment of amounts on all of the CERs and the performance of every obligation, agreement and covenant of this Agreement on the part of Parent and the Operating Partnership to be performed or observed. The Rights Agent may not assign this Agreement without Parent’s written consent. Any attempted assignment of this Agreement or any such rights in violation of this Section 6.3 shall be void and of no effect.
6.4   No Third Party Beneficiaries.   Nothing in this Agreement, express or implied, shall give to any Person (other than the Rights Agent, Parent, Parent’s successors and Assignees, the Holders and the Holders’ successors and assigns pursuant to a Permitted Transfer, each of whom is intended to be, and is, a third party beneficiary hereunder) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the Rights Agent, Parent, Parent’s successors and Assignees, and the Holders. The Holders of CERs shall have no rights except the contractual rights as are expressly set forth in this Agreement and the Merger Agreement. Notwithstanding anything to the contrary contained herein, any Holder or Holder’s successor or assign pursuant to a Permitted Transfer may at any time agree to renounce, in whole or in part, whether or not for consideration, such Holder’s rights under this Agreement by written notice to the Rights Agent and Parent, which notice, if given, shall be irrevocable, and Parent may, in its sole discretion, at any time offer consideration to Holders in exchange for their agreement to irrevocably renounce their rights, in whole or in part, hereunder.
6.5   Governing Law.   This Agreement, the CERs and all actions arising under or in connection herewith and therewith (whether based in contract, tort, or otherwise) shall be governed by, and construed in accordance with, the laws of the State of Maryland, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
6.6   Arbitration.   Any dispute, controversy or claim (including any claim for breach hereof) based upon, relating to or arising out of this Agreement or any transaction contemplated hereby (other than a dispute, controversy or claim asserted against or by the Rights Agent to the extent pertaining to the Rights Agent’s rights, immunities, liabilities, duties, responsibilities or obligations hereunder, and other than matters that are the subject of a Dispute Notice, which shall be resolved in the manner described in Section 2.4(c)) shall be resolved by binding arbitration conducted in accordance with the Rules of Arbitration (“Rules”) of the International Chamber of Commerce (the “ICC”). The arbitration shall be conducted by a panel of three arbitrators, each of whom shall be independent and a lawyer or retired judge with at least fifteen years’ experience in the real estate industry and with mergers and acquisitions. No later than fifteen (15) days after an arbitration proceeding is commenced under this Section 6.6, Parent shall nominate one arbitrator and the Holder (or, if more than one Holder is a party to the arbitration proceeding, all such Holders collectively) shall nominate one arbitrator, and the two so nominated arbitrators shall select the third arbitrator. If the two arbitrators cannot or fail to agree upon the third arbitrator within fifteen (15) days of their confirmation by the ICC, the third arbitrator shall be appointed by the ICC in accordance with the Rules. The arbitration shall be administered by the ICC acting through its International Court of Arbitration. The arbitration shall be conducted in the English language and the seat, or place, of the arbitration shall be the city of New York, New York. Hearings shall be conducted in New York, New York, or at such other location as mutually agreed by Parent and the Holder or Holders that are party to the arbitration proceeding. The arbitration award shall be final, conclusive, binding and non-appealable and shall not be subject to further review by any court. The arbitrator shall have no power to amend or supplement the terms of this Agreement or the Merger Agreement or act ex aequo et bono. Judgment upon the award may be entered in any court having jurisdiction thereof. Each party shall bear his, her or its own costs of any such arbitration or investigation in respect of any dispute. Any award payable in favor of the Holders or the Rights Agent as a result of arbitration shall be distributed to the Holders on a pro rata basis, based on the number of CERs held by each Holder.
6.7   Severability.   Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and

28

provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.
6.8   Termination.   This Agreement shall be terminated and of no force or effect, the parties hereto shall have no liability hereunder (other than with respect to monies due and owing by Parent to Rights Agent), and no payments shall be required to be made, upon the earlier to occur of (a) the date that is six (6) months after the date of the CER Notice, (b) the date on which it is finally determined that the Valuation Excess is less than or equal to $0, and (c) the date on which all CER Consideration is delivered to Holders in accordance with this Agreement. Notwithstanding the foregoing, no such termination shall affect any rights or obligations accrued prior to the effective date of such termination or Sections 5.1, 5.2, 5.3, 5.4, 6.4, 6.5, 6.6, 6.7, 6.9 or this Section 6.8, which shall survive the termination of this Agreement, or the resignation, replacement or removal of the Rights Agent.
6.9   Entire Agreement; Counterparts.   This Agreement, the Merger Agreement (including its Exhibits and Schedules, including Disclosure Schedules) and the other Ancillary Documents constitute the entire agreement and supersede all contemporaneous and prior agreements and understandings, both written and oral, among or between any of the parties hereto, with respect to the subject matter hereof and thereof. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by PDF shall be sufficient to bind the parties hereto to the terms and conditions of this Agreement.
[Remainder of Page Intentionally Left Blank]

29

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.
READY CAPITAL CORPORATION
By: Name: Title:
SUTHERLAND PARTNERS, L.P.
By: Ready Capital Corporation, its General Partner
By: Name: Title:
[•]
By: Name: Title:
[Signature Page to Form Of Contingent Equity Rights Agreement]
30

EXHIBIT A
Covered Portfolio

31

EXHIBIT B
Form of CER Notice
[Rights Agent name and address]
Re:   CER Notice
Reference is made to the Contingent Equity Rights Agreement, dated as of [•], 2022 (the “CER Agreement”) between Ready Capital Corporation (“Parent”), Sutherland Partners, L.P. (the “Operating Partnership”), and [•] (the “Rights Agent”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the CER Agreement.
As set forth in Exhibit A hereto, and in accordance with Section 2.4(a) of the CER Agreement, Parent has calculated the Valuation Excess to be $[•], the Aggregate CER Consideration to be $[•], the Parent Share Value to be $[•], [and] the MREC CER Payment Ratio to be [•][, the MREC TE CER Payment Ratio to be [•]] [and the MREC IIS CER Payment Ratio to be [•]]. This notice constitutes the written notice required by Section 2.4(b) of the CER Agreement.
Very truly yours,
READY CAPITAL CORPORATION
By: Name: Andrew Ahlborn Title: Chief Financial Officer

32

EXHIBIT A
Valuation Excess:
$[•]
Parent Share Value:
$[•]
CER Consideration:
MREC CER Payment Ratio:
[•]
[MREC TE CER Payment Ratio:
[•]]
[MREC IIS CER Payment Ratio:
[•]]

33

EXHIBIT C
READY CAPITAL CORPORATION
ARTICLES SUPPLEMENTARY
Ready Capital Corporation, a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “SDAT”) that:
FIRST:   Under a power contained in Article VI of the charter of the Company (the “Charter”), the Board of Directors of the Company (the “Board”), by duly adopted resolutions, has reclassified and designated [                 ] authorized but unissued shares of Common Stock, $0.0001 par value per share (the “Common Shares”), of the Company as [           ] shares of Class B-1 Common Stock, $0.0001 par value per share (the “Class B-1 Common Shares”), [           ] shares of Class B-2 Common Stock, $0.0001 par value per share (the “Class B-2 Common Shares”), [           ] shares of Class B-3 Common Stock, $0.0001 par value per share (the “Class B-3 Common Shares”), and [           ] shares of Class B-4 Common Stock, $0.0001 par value per share (the “Class B-4 Common Shares” and, together with the Class B-1 Common Shares, the Class B-2 Common Shares and the Class B-3 Common Shares, the “Class B Common Shares”). There has been no increase in the authorized shares of stock of the Company effected by these Articles Supplementary.
SECOND:   Except as set forth in the immediately following sentences, (i) the Class B Common Shares shall have identical preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption as the Common Shares and all provisions of the Charter applicable to the Common Shares, including, without limitation, the provisions of Articles VI and VII, shall apply to the Class B Common Shares, and (ii) the Class B Common Shares and the Common Shares shall rank equally, share ratably and be identical in all respects as to all matters. All of the Class B-1 Common Shares held by each holder thereof shall, automatically and without any action on the part of the holder thereof, convert into an equal number of Common Shares as of the close of business on the first business day following the date that is ninety-one (91) calendar days after the date these Articles Supplementary become effective (the “Class B-1 Conversion Date”). All of the Class B-2 Common Shares held by each holder thereof shall, automatically and without any action on the part of the holder thereof, convert into an equal number of Common Shares as of the close of business on the first business day following the date that is one hundred eighty-two (182) calendar days after the date these Articles Supplementary become effective (the “Class B-2 Conversion Date”). All of the Class B-3 Common Shares held by each holder thereof shall, automatically and without any action on the part of the holder thereof, convert into an equal number of Common Shares as of the close of business on the first business day following the date that is two hundred seventy-three (273) calendar days after the date these Articles Supplementary become effective (the “Class B-3 Conversion Date”). All of the Class B-4 Common Shares held by each holder thereof shall, automatically and without any action on the part of the holder thereof, convert into an equal number of Common Shares as of the close of business on the first business day following the date that is three hundred sixty-five (365) calendar days after the date these Articles Supplementary become effective (the “Class B-4 Conversion Date”; each of the Class B-1 Conversion Date, the Class B-2 Conversion Date, the Class B-3 Conversion Date and the Class B-4 Conversion Date being a “Conversion Date”). Notwithstanding the foregoing, if the Board determines to establish an earlier date and time on which any conversions of any Class B Common Shares shall occur, such determination shall be set forth in a Certificate of Notice filed with the SDAT, whereupon such earlier date and time shall be the Conversion Date for the Class B Common Shares described in such Certificate of Notice. No fractional Common Shares shall be issued upon conversion of Class B Common Shares on any Conversion Date and each holder of Class B Common Shares otherwise entitled to a fractional Common Share shall be entitled to receive in lieu thereof cash in an amount equal to the product of the fraction of a Common Share multiplied by the closing trading price per Common Share on such date as reported by the national securities exchange on which the Common Shares are then listed for trading. Each unissued Class B Common Share shall automatically be reclassified as one (1) unissued Common Share as of the close of business on the first business day following the Conversion Date for such Class B Common Shares.
THIRD:   A description of the Common Shares is contained in the Charter.

34

FOURTH:   The Class B Common Shares have been reclassified and designated by the Board under the authority contained in the Charter.
FIFTH:   These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.
SIXTH:   These Articles Supplementary shall become effective at [      :      ] [a.m.][p.m.] Eastern Time on [           ], 2022.
SEVENTH:   The undersigned acknowledges these Articles Supplementary to be the corporate act of the Company and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
[SIGNATURE PAGE FOLLOWS]

35

IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Chief Financial Officer on this [      ] day of [           ], 2022.
ATTEST:	READY CAPITAL CORPORATION
Name: Andrew Ahlborn Title: Chief Financial Officer	By: (SEAL) Name: Thomas E. Capasse Title: Chief Executive Officer

36

ANNEX B
OPINION OF READY CAPITAL’S FINANCIAL ADVISOR

Wells Fargo Securities, LLC
550 South Tryon Street
Charlotte, NC 28202
November 3, 2021
Ready Capital Corporation
1251 Avenue of Americas, 50th Floor
New York, NY 10020
Attention: Board of Directors
Members of the Board of Directors:
You have requested, in your capacity as the Board of Directors (the “Board”) of Ready Capital Corporation (the “Company”), our opinion with respect to the fairness, from a financial point of view, to the Company of the Merger Consideration (as defined below) provided for in the proposed merger (the “Transaction”) of RC Mosaic Sub, LLC, a wholly-owned subsidiary of the Company (“Merger Sub”), with each of Mosaic Real Estate Credit, LLC (“MREC”), Mosaic Real Estate Credit TE, LLC (“MREC TE”) and MREC International Incentive Split LP (“MREC IIS and, together with MREC and MREC TE, the “Merger Partners”), an indirect subsidiary of Mosaic Real Estate Credit Offshore, LP (“MREC Offshore”), pursuant to the Merger Agreement (including all exhibits thereto, the “Agreement”) to be entered into between the Company, Merger Sub, Sutherland Partners, L.P. (the “Operating Partnership”), the Merger Partners, MREC Offshore, MREC Corp Sub 1 (VO), LLC, MREC Corp Sub 2 (LA Office), LLC, MREC Corp Sub 3 (Superblock), LLC, Mosaic Special Member, LLC (“Mosaic Special Member”) and MREC Management, LLC (the “Manager” and, together with the Mosaic Special Member, the “Incentive Parties”). You have advised us that pursuant to the Agreement the Company will issue to the current equityholders of the Merger Partners (except for the Incentive Parties) an aggregate of 30.344 million shares of the Class B common stock of the Company, par value $0.0001 per share, representing approximately 29.8% of the pro forma fully-diluted equity of the Company (the “Merger Consideration”), in exchange for all of the equity of each of the Merger Partners (except for any equity interest in the Merger Partners held by the Incentive Parties, which shall be cancelled for no consideration). At your direction, in rendering our opinion we have assumed that (i) no shares of the Company’s stock will be issued on account of the contingent equity rights (the “CERs”) contemplated under the Agreement to be issued at such time and under such circumstances as described in the Agreement and, solely for the purposes of rendering the opinion expressed herein, and without expressing a view on the likelihood of recovery or ultimate value of the CERs (as to which we have formed no opinion), we have neither considered the value of nor assigned any value to the CERs, and (ii) the Company’s portion of the Manager Consideration (as defined in the Agreement) payable to the Manager in limited partnership units of the Operating Partnership (the “OP Units”) and the Closing Incentive Fee Amount (as defined in the Agreement) and Closing Reimbursement Amount (as defined in the Agreement) payable to the Manager in cash constitute transaction expenses that we have not considered the value of for the purposes of rendering the opinion expressed herein.
In preparing our opinion, we have:
•
reviewed a draft, dated as of November 3, 2021, of the Agreement;

•
reviewed certain publicly available business and financial information relating to the Company and the Merger Partners and the industries in which they operate;

Annex B-1

•
compared the financial and operating performance of the Company and the Merger Partners with publicly available information concerning certain other companies we deemed relevant, and compared current and historic market prices of the common stock of the Company, par value $0.0001 per share (the “Company Common Stock”), with similar data for such other companies;

•
compared the proposed financial terms of the Transaction with the publicly available financial terms of certain other business combinations that we deemed relevant;

•
reviewed certain internal financial analyses and forecasts for (i) the Company (the “Company Projections”) prepared by the management of the Company and (ii) the Merger Partners (the “Merger Partners Projections”) prepared by the Manager and approved for our use by the management of the Company;

•
discussed with the management of the Company and the Manager regarding certain aspects of the Transaction, the business, financial condition and prospects of the Company and the Merger Partners, respectively, the effect of the Transaction on the business, financial condition and prospects of the Company and the Merger Partners, respectively, and certain other matters that we deemed relevant; and

•
considered such other financial analyses and investigations and such other information that we deemed relevant.

In giving our opinion, we have assumed and relied upon the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company, the Merger Partners or the Manager or otherwise reviewed by us. We have not independently verified any such information, and pursuant to the terms of our engagement by the Company, we did not assume any obligation to undertake any such independent verification. In relying on the Company Projections and Merger Partners Projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company and the Manager as to the future performance and financial condition of the Company and the Merger Partners. We express no view or opinion with respect to the Company Projections, the Merger Partners Projections or the assumptions upon which they are based. We have assumed that any representations and warranties made by the Mosaic Entities and the Parent Parties (each as defined in the Agreement) in the Agreement or in other agreements relating to the Transaction will be true and accurate in all respects that are material to our analysis and that the Company will have no exposure for indemnification pursuant to the Agreement or such other agreements that would be material to our analysis.
We have also assumed that the Transaction will have the tax consequences described in discussions with, and materials provided to us by, the Company and its representatives. We also have assumed that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company, the Merger Partners or the contemplated benefits of the Transaction. We have also assumed that the Transaction will be consummated in compliance with all applicable laws and regulations and in accordance with the terms of the Agreement without waiver, modification or amendment of any term, condition or agreement thereof that is material to our analyses or this opinion and that the final form of the Agreement will not differ from the draft reviewed by us in any respect material to our analyses or opinion. At your direction, we have also assumed that the equityholders of each of the three Merger Partners will approve the transactions contemplated by the Agreement and that each of the mergers between a Merger Partner and Merger Sub will be consummated in accordance with the terms of the Agreement. In addition, we have not made any independent evaluation, inspection or appraisal of the assets or liabilities (contingent or otherwise) of the Company or the Merger Partners, nor have we been furnished with any such evaluations or appraisals. We have not evaluated the solvency of the Company or the Merger Partners under any state or federal laws relating to bankruptcy, insolvency or similar matters. We have further assumed that the final form of the Agreement, when executed by the parties thereto, will conform to the draft reviewed by us in all respects material to our analyses and this opinion.
Our opinion only addresses the fairness, from a financial point of view, of the Merger Consideration to the Company in the proposed Transaction and we express no opinion as to the fairness of any consideration

Annex B-2

paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company. Furthermore, we express no opinion as to any other aspect or implication (financial or otherwise) of the Transaction, or any other agreement, arrangement or understanding entered into in connection with the Transaction or otherwise, including, without limitation, (a) the fairness of the amount or nature of, or any other aspect relating to, any compensation or consideration to be received by or otherwise payable to any officers, directors or employees of any party to the Transaction, or class of such persons, relative to the Merger Consideration or otherwise, (b) the fairness of the CERs payable pursuant to the Agreement, the Manager Consideration payable in OP Units pursuant to the Agreement or the Closing Incentive Fee Amount and Closing Reimbursement Amount payable in cash pursuant to the Agreement, and (c) the situation in which the equityholders of one or two of the Merger Partners do not approve the transactions contemplated by the Agreement and, as a result, not all of the mergers between a Merger Partner and Merger Sub are consummated in accordance with the terms of the Agreement. Furthermore, we are not expressing any advice or opinion regarding matters that require legal, regulatory, accounting, insurance, tax, environmental, executive compensation or other similar professional advice and have relied upon the assessments of the Company and its advisors with respect to such advice.
Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof, notwithstanding that any such subsequent developments may affect this opinion. Our opinion does not address the relative merits of the Transaction as compared to any alternative transactions or strategies that might be available to the Company, nor does it address the underlying business decision of the Board or the Company to proceed with or effect the Transaction. We are not expressing any opinion as to the price at which Company Common Stock may be traded at any time.
We have acted as financial advisor to the Company in connection with the Transaction and will receive a fee from the Company for such services, a substantial portion of which is contingent upon the consummation of the Transaction. We will also become entitled to receive a fee upon the announcement of the Transaction. In addition, the Company has agreed to reimburse us for certain expenses and to indemnify us and certain related parties for certain liabilities and other items arising out of our engagement.
During the two years preceding the date of this opinion, we and our affiliates have had investment or commercial banking relationships with the Company, for which we and such affiliates have received customary compensation. Such relationships have included acting as joint bookrunner on the Company’s offering of equity securities in December 2019, and as financial advisor on the Company’s acquisition of Anworth Mortgage Asset Corporation in March 2021. We and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company and the Merger Partners. In the ordinary course of business, we and our affiliates may trade or otherwise effect transactions in the securities or other financial instruments (including bank loans or other obligations) of the Company and certain of its affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities or financial instruments.
This letter is for the information and use of the Board (in its capacity as such) in connection with its evaluation of the Transaction. This opinion does not constitute advice or a recommendation to any stockholder of the Company or any other person as to how to vote or act on any matter relating to the proposed Transaction or any other matter. This opinion may not be used or relied upon for any other purpose without our prior written consent, nor shall this opinion be disclosed to any person or quoted or referred to, in whole or in part, without our prior written consent. This opinion may be reproduced in full in any proxy or information statement mailed to stockholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written consent. The issuance of this opinion has been approved by a fairness committee of Wells Fargo Securities.

Annex B-3

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration in the proposed Transaction is fair, from a financial point of view, to the Company.
Very truly yours,

WELLS FARGO SECURITIES, LLC

Annex B-4

ANNEX C
OPINION OF THE MOSAIC MANAGER’S FINANCIAL ADVISOR

Wedbush Securities Inc.
142 West 57th Street,
12th Floor
New York, NY 10019
November 1, 2021
MREC Management, LLC
Mosaic Real Estate Investors
4500 Park Granada
Suite 204
Calabasas, CA 91302
Members of the Board:
You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration (as defined below) to be received by the holders of ownership interests (the “Ownership Interests”) of Mosaic Real Estate Credit, LLC, a Delaware limited liability company (“MREC”), Mosaic Real Estate Credit TE, LLC, a Delaware limited liability company (“MREC TE”), MREC International Incentive Split, LP, a Delaware limited partnership (“MREC IIS,” and together with MREC and MREC TE, each a “Mosaic Merger Entity” and, collectively, the “Mosaic Merger Entities”), pursuant to the terms and subject to the conditions set forth in the merger agreement (the “Merger Agreement”) by and among the Mosaic Merger Entities, Mosaic Real Estate Credit Offshore, LP, a Cayman Islands exempted limited partnership (“MREC Offshore”), MREC Corp Sub 1 (VO), LLC, a Delaware limited liability company (“MREC Corp Sub 1”), MREC Corp Sub 2 (LA Office), LLC, a Delaware limited liability company (“MREC Corp Sub 2”), MREC Corp Sub 3 (Superblock), LLC, a Delaware limited liability company (“MREC Corp Sub 3” and with MREC Offshore, MREC Corp Sub 1, and MREC Corp Sub 2, each individually a “Mosaic Offshore Entity” and collectively, the “Mosaic Offshore Entities”), Mosaic Special Member, LLC, a Delaware limited liability company (the “Mosaic Special Member”), MREC Management, LLC, a Delaware limited liability company (the “Mosaic Manager” and with the Mosaic Offshore Entities and Mosaic Special Member, each individually a “Mosaic Entity” and collectively, the “Mosaic Entities,” and with the Mosaic Merger Entities, each individually a “Mosaic Party” and, collectively, the “Mosaic Parties”), and Ready Capital Corporation, a Maryland corporation (“Parent”), RC Mosaic Sub, LLC, a Delaware limited liability company (“Merger Sub”), Sutherland Partners, L.P., a Delaware limited partnership (“Operating Partnership”). As more fully described in the Merger Agreement, (i) each of the Mosaic Merger Entities will be merged with and into the Merger Sub (collectively, the “Mergers”), resulting in the acquisition of the Subject Companies, and (ii) each outstanding Ownership Interest of the Mosaic Merger Entities will be converted into the right to receive (a) the Merger Consideration determined in each of the Mergers as described below. Capitalized terms used herein have the respective meanings ascribed thereto in the Merger Agreement and the CER Agreement to be entered into pursuant to the Merger Agreement.
As provided in the Merger Agreement the outstanding Ownership Interest in MREC, MREC TE and MREC IIS (except for membership interests in any Mosaic Merger Entity held by Mosaic Manager and Mosaic Special Member that are to be consideration paid in cash) will be automatically cancelled and retired and converted into the right to receive approximately: (i) 30.3 million shares of Parent Class B Stock and (ii) CERs of Parent that have the potential to provide from $0 to $89 million in value in the form of Parent Stock, plus accrued dividends on any Parent Stock issued resulting from the CER, and issued pursuant to and subject to and in accordance with the terms and conditions of, the CER Agreement, and (iii) cash in lieu of fractional shares of Parent Class B Stock as set forth in the Merger Agreement.
Mosaic has asked us to assume, and for the purposes of this opinion, we have assumed, that the Parent Class B stock has the identical value as of November 1, 2021 as the Parent Common Stock listed on the NYSE as RC, and indicated that, according to this assumption, holders of interests in Mosaic Merger Entities will receive Parent Class B Stock with an aggregate value of approximately $477 million as of November 1, 2021, comprised of ~30.3 million shares with an assumed value of $15.72 per share, as detailed below. We

Annex C-1

expressly disclaim any opinion as to the reasonableness of these assumptions or as to the actual number of shares of Parent Class B Stock or CERs to be issued in the Mergers. Parent Class B Stock is not freely tradeable until one business day following the date which is 365 days from the final closing of the merger, and all valuations provided in the Opinion are estimations of both the number of shares to be issued to the Mosaic investors and the value of the Parent Class B Stock using the November 1, 2021 closing price of the currently traded Parent Stock (these figures are likely to change at the time the merger closes, and could meaningfully vary).
The Mosaic Manager has further directed us to assume and, for purposes of this opinion, we have assumed without independent verification, that, pursuant to the CER Agreement, Parent has agreed to pay the holders of the CERs an amount up to $89 million in Parent Common Stock (“CER Stock”), plus dividends on any CER Stock ultimately received post-closing, as per the CER Agreement. The CER has a notional value of $98.9 million, and the maximum proceeds under the CERs are limited to 90% of the notional value, plus dividends that would have been received over the three-year period (commencing on the date that the CER agreement is executed) for which the CERs are valued. The future value of the CERs is dependent upon the principal recovery of the portfolio of assets and investments that are currently indirectly owned by the Mosaic Funds.
In arriving at our opinion, we have, among other things: (1) reviewed drafts of the Merger Agreement and the CER Agreement dated and received by us on October 31, 2021, and we have assumed that no changes will be made to the Merger Agreement or the CER Agreement that will be material to our analysis; (2) reviewed certain non-publicly available business and financial information relating to Mosaic and Ready Capital; (3) reviewed certain internal information, primarily financial in nature, including financial and operating data furnished to us by members of Management of Mosaic and Ready Capital, and approved for our use by Mosaic and Ready Capital, respectively; (4) reviewed certain publicly available information with respect to Ready Capital; (5) reviewed certain publicly available information with respect to other companies that act as externally managed mortgage REITs we believe to be similar in certain respects, in whole or in part, to Mosaic and Ready Capital; (6) considered the financial terms, to the extent publicly available, of selected recent business combinations and trading metrics of companies in the mortgage and real estate credit industry that we believe to be similar in certain respects to Mosaic, in whole or in part, and to the Transaction; and (7) made inquiries regarding and discussed the Draft Agreements and other matters related thereto with Mosaic’s counsel. In addition, we have held discussions with members of the Management of Mosaic concerning their views as to the financial and other information described above. In addition to the foregoing, we have conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate to arrive at our Opinion.
In rendering this opinion, we have assumed and relied upon the accuracy and completeness of all financial and other information and data that was publicly available or provided to or otherwise reviewed discussed with us and upon the assurances of the management of the Mosaic Parties and Parent that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. With respect to financial forecasts and other information and data provided to or reviewed by or discussed with us relating to the Mosaic Parties or Parent and, in the case of certain potential pro forma financial effects of, strategic implication and financial and operational benefits resulting from, the Mergers, the Mosaic Parties, we have been advised by the management of the Mosaic Parties that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Mosaic Parties as to the future financial performance of the Parent and the Mosaic Parties, such strategic implications and financial and operational benefits and the other matters covered thereby, and have assumed, with your consent, that the financial results (including the potential strategic implications and financial and operational benefits anticipated to result from the Mergers) reflected in such forecasts, pro forma financial effects and other information and data will be realized in the amounts and at the times projected. We express no view as to the reasonableness of such financial information or the assumptions on which it was based, and have assumed, with your consent, that there will be no developments with respect to any such matters that would have an adverse effect on the Parent, the Mosaic Parties or the Mergers (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to our analyses or opinion.
We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of Parent or the Mosaic Parties nor have

Annex C-2

we made any physical inspection of the properties or assets of either Parent or the Mosaic Parties. We did not evaluate the solvency or fair value of Parent, the Mosaic Parties or any of their respective subsidiaries (or the impact of the Mergers thereon) under any law relating to bankruptcy, insolvency or similar matters.
Our opinion is based on financial, economic, market, and other conditions as may exist on, and the information made available to us, as of the date hereof. We have also relied, without independent verification, on the accuracy and completeness of the representations and warranties in the Merger Agreement and the CER Agreement, without regard to any qualifications or exceptions that may be set forth in disclosure schedules, copies of which may not be complete as of the date hereof, and the information provided to us. In addition, we have assumed that the Mergers will be consummated in accordance with the terms set forth in the Merger Agreement and the CER Agreement without any waiver, amendment or delay of any terms or conditions that would be material to our analysis. Representatives of the Mosaic Parties have advised us, and we have further assumed that the final terms of the Merger Agreement will not differ from the terms set forth in the draft Merger Agreement and that the final terms of the CER Agreement will not differ from the terms set forth in the draft CER Agreement, in each case in any respect material to our analysis. We have also assumed, with your consent, that the Merger Agreement will be consummated in accordance with its terms, and in compliance with all applicable laws, organizational documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory or other consents, approvals, waivers, releases and agreements necessary for the consummation of the Mergers will be obtained without imposition of any requirements, terms or conditions that would have an adverse effect on the Parent or the contemplated benefits to the Mosaic Parties of the Mergers or that would otherwise be meaningful in any respect to our analysis or opinion. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing, as of the date hereof. Events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. Although subsequent developments may affect our opinion, we have no obligation to update, revise or reaffirm this opinion or otherwise comment upon any events occurring after the date hereof.
We express no view as to, and our opinion does not address, the underlying business decision of the Mosaic Parties to effect the Mergers, the relative merits of the Mergers as compared to any alternative business strategies that might exist for the Mosaic Parties, or the effect of any other transaction in which the Mosaic Parties may explore. We also are not expressing any opinion as to any accounting, tax, regulatory, legal or similar matters and we have relied, with your consent and without independent verification, upon the assessments of representatives of Parent and the Mosaic Parties as to such matters. We also have assumed, with your consent, that the Mergers will qualify for the intended tax treatment contemplated by the Merger Agreement.
Our opinion does not address any terms, aspects or implications of the Mergers, including, without limitation, their form or structure, any alternative transaction method or structure for effecting the transaction contemplated by the Merger Agreement. In rendering this opinion, we express no opinion as to the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation or any payments to any officers, directors, or employees of the parties to the Merger Agreement (including the Parent or the Mosaic Parties), or any class of such persons. At your direction, we have not been asked to, nor do we offer, any opinion as to the terms, other than the Merger Consideration to be received by the holders of Ownership Interests to the extent expressly specified herein, of the Merger Agreement or the form of the Mergers. Nor do we express any opinion with respect to the terms of any agreement other than the Merger Agreement entered into or to be entered into in connection with the Mergers.
Wedbush has acted as financial advisor to the Mosaic Manager with respect to the Mergers and will receive a fee of $500,000 for our services in connection with the delivery of this opinion, which is not contingent upon the consummation of the Mergers. In addition, for our services as strategic advisor, we are entitled to receive a fee of $4,250,000, which is contingent upon the consummation of the Mergers. In addition, the Mosaic Manager has agreed to reimburse us for our reasonable out-of-pocket expenses and to indemnify us for certain liabilities arising out of our engagement. During the two-year period prior to the date hereof, except as set forth in the following sentences, we and our affiliates have not provided, and currently do not provide, investment banking services to the Mosaic Parties or to Parent unrelated to the Mergers, for which services we and such affiliates would have received and would expect to receive compensation. In

Annex C-3

April, 2020, Mosaic engaged Wedbush to source potential distressed investments in real estate finance companies related to the initial stages of the COVID-19 Pandemic, of which none were completed, and no fees received. With the Mosaic Manager’s knowledge and consent, Parent engaged us to act as an underwriter in connection with its Series E Preferred Offering in June of 2021 during preliminary diligence related to the Mergers. We may also provide investment banking and financial advisory services to Parent, the Mosaic Entities, or their affiliates in the future for which we would expect to receive customary fees.
In the ordinary course of our business, we and our affiliates, as well as investment funds in which we may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or make investments in, the Parent or in any other entity.
Our advisory services and the opinion expressed herein are solely for the information of the Mosaic Manager (in its capacity as such) in connection with its evaluation of the Mergers and may not be relied upon by any third party or used for any other purpose. Our opinion is not intended to be and does not constitute a recommendation to the Mosaic Manager or to any holder of Ownership Interests as to how such holder should vote or act on any matters relating to the Mergers or otherwise.
This opinion was approved by a fairness committee at Wedbush in accordance with the requirements of FINRA Rule 5150.
Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration to be paid to the holders of Ownership Interests in the Mosaic Merger Entities is fair, from a financial point of view, to such holders.
Very truly yours,
Wedbush Securities Inc.

By:
Burke Dempsey
Executive Vice President,
Head of Investment Banking

Annex C-4

APPENDIX I
FINANCIAL STATEMENTS OF MOSAIC REAL ESTATE CREDIT, LLC
Index to Unaudited Financial Statements as of September 30, 2021 and for the nine month periods ended September 30, 2021 and September 30, 2020
Index to Audited Financial Statements for the Year Ended December 31, 2020
INDEPENDENT AUDITORS REPORT	F-21
AUDITED STATEMENT OF ASSETS, LIABILITIES AND MEMBERS’ EQUITY	F-22
AUDITED SCHEDULE OF INVESTMENTS	F-23
AUDITED STATEMENT OF OPERATIONS	F-27
AUDITED STATEMENT OF CHANGES IN MEMBERS’ EQUITY	F-28
AUDITED STATEMENT OF CASH FLOWS	F-29
NOTES TO AUDITED FINANCIAL STATEMENTS	F-30
Index to Audited Financial Statements for the Year Ended December 31, 2019
INDEPENDENT AUDITORS REPORT	F-40
AUDITED STATEMENT OF ASSETS, LIABILITIES AND MEMBERS’ EQUITY	F-41
AUDITED SCHEDULE OF INVESTMENTS	F-42
AUDITED STATEMENT OF OPERATIONS	F-45
AUDITED STATEMENT OF CHANGES IN MEMBERS’ EQUITY	F-46
AUDITED STATEMENT OF CASH FLOWS	F-47
NOTES TO AUDITED FINANCIAL STATEMENTS	F-48
Index to Audited Financial Statements for the Year Ended December 31, 2018
INDEPENDENT AUDITORS REPORT	F-58
AUDITED STATEMENT OF ASSETS, LIABILITIES AND MEMBERS’ EQUITY	F-59
AUDITED SCHEDULE OF INVESTMENTS	F-60
AUDITED STATEMENT OF OPERATIONS	F-63
AUDITED STATEMENT OF CHANGES IN MEMBERS’ EQUITY	F-64
AUDITED STATEMENT OF CASH FLOWS	F-65
NOTES TO AUDITED FINANCIAL STATEMENTS	F-66

Mosaic Real Estate Credit, LLC
Statement of Assets, Liabilities and Members’ Equity (Unaudited)
September 30, 2021
Assets
Investments in real estate joint ventures, at fair value (cost $375,244,370)	$372,800,990
Cash	1,726,295
Due from related parties	20,854,418
Distributions receivable	7,546,526
Total Assets	402,928,229
Liabilities
Due to related parties	25,337,130
Distributions payable	9,006,781
Accounts payable	552,585
Management fees payable	2,143
Total Liabilities	34,898,639
Commitments and Contingencies (Note 9)
Members’ Equity	368,029,590
Total Liabilities and Members’ Equity	$402,928,229
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit, LLC
Schedule of Investments (Unaudited)
September 30, 2021
Investments in real estate joint ventures
Investment Description	Cost	Fair Value	% of Members’ Equity
MREC NU Asset Pool, LLC(1)	$7,446,069	$4,320,563	1.2%
MREC Domestic REIT Holdings, LLC(1)	294,102,737	293,147,143	79.7%
MREC TE REIT Pref Holdings, LLC(1)	52,219,319	53,592,581	14.6%
MREC U2 Asset Pool, LLC(1)	21,476,245	21,740,703	5.9%
Total investments in real estate joint ventures	$375,244,370	$372,800,990	98.7%

(1)
MREC NU Asset Pool, LLC, MREC Domestic REIT Holdings, LLC, MREC TE REIT Pref Holdings, LLC, MREC U2 Asset Pool, LLC and Mosaic Real Estate Credit, LLC (the “Fund”) are managed by the same investment manager, MREC Management, LLC.

Investments held by real estate joint ventures
Investments in Preferred Equity	City, State	Acquisition Date	Redemption Date	Preferred Return Rate	Cost	Fair Value	% of Members’ Equity
Apartment
Mosaic ECI Tranche III, LLC(4)	Little Rock, AR	2/22/18	3/1/30	12.00%	$5,623,766	$5,623,766	1.5%
	Byram, MS
	Horn Lake, MS
	Richland, MS
Mosaic RREAF Southeast, LLC(4)	Little Rock, AR	11/30/18	12/1/30	12.00%	7,232,980	7,234,989	2.0%
	Columbus, GA
Mosaic Marbach Apartments, LLC(4)	San Antonio, TX	3/20/19	4/1/34	12.00%	3,999,243	4,009,169	1.1%
Mosaic Hawk Ridge Investor, LLC(4)	Winston Salem, NC	5/9/19	6/1/24	12.00%	2,234,669	2,240,603	0.6%
Mosaic 1800 Ashley, LLC(4)	Charleston, SC	6/20/19	7/1/24	12.00%	2,746,991	2,755,636	0.7%
Mosaic VL Investor, LLC(4)	Fort Meyers, FL	2/18/20	3/1/25	12.00%	17,998,494	18,152,018	4.9%
MREC Sunbelt Porfolio Sub-Pool 1, LLC(4)	Mission, TX	11/10/20	N/A(6)	12.00%	30,579,988	30,934,503	8.4%
	Corpus Christi, TX
	Webster, TX
	North Little Rock, AR
	Houston, TX
	Conway, AR
	Beaumont, TX
	Little Rock, AR
	Texas City, TX
	Southaven, MS
Mixed-Use Development
Mosaic Aetna Springs PE, LLC(5)	Pope Valley, CA	12/13/18	N/A(6)	Greater of LIBOR + 11.00% or 13.00%	19,185,343	19,204,911	5.2%
Total					$89,601,474	$90,155,595	24.4%

(4)
Investment is held through MREC U Asset Pool, LLC. Amounts presented represent the Fund’s 66% share of ownership in the underlying investment.

The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit, LLC
Schedule of Investments (Unaudited) (continued)
September 30, 2021
(5)
Investment is held through MREC U2 Asset Pool, LLC. Amounts presented represent the Fund’s 66% share of ownership in the underlying investment.

(6)
Investment continues in perpetuity.

Investments in Loans	City, State	Acquisition Date	Maturity Date	Interest Rate	Commitment	Outstanding Principal	Amortized Cost	Fair Value	% of Members’ Equity
Condominium Development
Mosaic Timbers Kauai, LLC(2)	Kauai, HI	11/28/16	11/28/21	9.13%	$750,063	$750,063	$750,063	$750,063	0.2%
Mosaic North Bergen, LLC(2)	North Bergen, NJ	8/7/19	8/7/22	Greater of LIBOR + 6.75% or 9.15%	35,669,102	33,530,497	33,589,499	33,530,497	9.1%
Mosaic Sovereign Town Center, LLC(2)	Davenport, FL	11/12/20	5/1/23	Greater of LIBOR plus 8.20% or 9.20%	36,874,139	3,598,933	3,529,311	3,598,933	1.0%
Subtotal					73,293,304	37,879,493	37,868,873	37,879,493	10.3%
Hotel Development
Mosaic Sacramento Hotel, LLC(2)	Sacramento, CA	7/24/18	10/23/21	Greater of LIBOR + 9.89% or 10.89%(7)	11,921,835	11,863,372	11,863,372	11,863,372	3.2%
Mosaic Silverrock, LLC(2)	La Quinta, CA	11/28/18	11/27/21	Greater of LIBOR + 11.00% or 13.00%	11,568,357	11,543,469	11,395,436	11,543,469	3.1%
Mosaic Southlake, LLC(2)	Southlake, TX	12/31/18	12/31/21	15.00%	6,941,014	6,931,713	6,931,713	6,931,713	1.9%
Mosaic Spring Street Hotel, LLC(2)	Los Angeles, CA	11/16/18	11/15/21	Greater of LIBOR + 9.75% or 11.50%(7)	16,366,012	10,786,668	10,770,569	10,786,668	2.9%
Mosaic Davis Hotel, LLC(2)	Davis, CA	5/20/19	5/20/22	Greater of LIBOR + 8.25% or 9.25%	15,167,402	15,101,853	15,051,040	15,101,853	4.1%
Mosaic Park City Resort, LLC(2)	Park City, UT	6/6/19	6/6/22	Greater of LIBOR + 7.56% or 9.99%	49,289,364	33,631,578	33,509,419	33,631,578	9.1%
Mosaic Portland Hotel, LLC(2)	Portland, OR	6/28/19	6/29/23	Greater of LIBOR + 8.50% or 11.00%	295,635,802	39,846,094	38,838,924	39,846,094	10.8%
Subtotal					406,889,786	129,704,747	128,360,473	129,704,747	35.1%
Mixed-Use Development
Mosaic Metro Air Park, LLC(2)	Sacramento, CA	2/28/18	12/31/21	11.00%(3)	11,059,796	8,033,671	8,033,671	8,033,671	2.2%
Mosaic Duo, LLC(2)	Phoenix, AZ	6/6/19	7/1/22	Greater of LIBOR + 7.75% or 9.60%	5,430,701	5,180,328	5,180,311	5,180,328	1.4%
Mosaic LV MF, LLC(2)	Las Vegas, NV	8/30/19	8/30/22	Greater of LIBOR + 8.00% or 10.02%	96,402,979	44,550,288	44,401,733	44,550,288	12.1%
Mosaic Retreat, LLC(2)	Midway City, CA	6/10/19	1/1/22	Greater of LIBOR + 8.50% or 10.95%	5,579,012	5,461,039	5,584,764	5,461,039	1.5%
Mosaic Silo Ridge, LLC(2)	Amenia, NY	5/20/19	5/1/22	Greater of LIBOR + 8.50% or 10.95%	35,347,759	27,133,873	27,062,912	27,133,873	7.4%
1111 Sunset(2)	Los Angeles, CA	8/29/19	12/1/21	Greater of LIBOR + 6.25% or 8.75%	8,692,335	8,299,139	8,299,139	8,299,139	2.3%
Mosaic Merced, LLC(2)	Merced, CA	11/26/19	12/1/21	Greater of LIBOR + 7.25% or 9.35%	44,184,699	33,814,490	33,922,748	33,814,490	9.2%
Mosaic Gardenhouse, LLC(2)	Beverly Hills, CA	1/28/20	2/1/22	Greater of LIBOR + 4.75% or 6.40%	7,712,238	7,684,929	7,656,445	7,684,929	2.1%
Subtotal					214,409,519	140,157,757	140,141,723	140,157,757	38.2%
Total					$694,592,609	$307,741,997	$306,371,069	$307,741,997	83.6%

(2)
Investments are held through MREC Good Asset, LLC. Amounts presented represent the Fund’s 66% share of ownership in each underlying investment.

(3)
Investment charges 5% default interest.

(7)
Investment charges 5% default interest on advances made on or after March 1, 2021.

The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit, LLC
Schedule of Investments (Unaudited) (continued)
September 30, 2021
Investments in Real Estate	City, State	Acquisition Date	Real Estate at Cost	Real Estate at Fair Value	% of Members’ Equity
Land
Mosaic Portland Superblock, LLC(2)	Portland, OR	12/29/17	$30,931,097	$22,179,112	6.0%
Mosaic Vintage Oaks, LLC(2)	Windsor, CA	3/31/17	25,844,407	19,312,730	5.2%
Subtotal			56,775,504	41,491,842	11.3%
Mixed-Use Development
Mosaic LA Office, LLC(2)	Los Angeles, CA	10/16/18	16,023,606	16,308,956	4.4%
Subtotal			16,023,606	16,308,956	4.4%
Total			$72,799,110	$57,800,798	15.7%
Total investments held by investments in real estate joint ventures			$468,771,653	$455,698,390	123.7%
Other net liabilities of investments in real estate joint ventures			$(93,527,283)	$(82,897,400)	-22.5%
Total investments in real estate joint ventures			$375,244,370	$372,800,990

(2)
Investments are held through MREC Good Asset, LLC. Amounts presented represent the Fund’s 66% share of ownership in each underlying investment.

The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit, LLC
Statements of Operations (Unaudited)
For the nine months ended September 30, 2021 and 2020
	2021	2020
Net Investment Income from Real Estate Joint Ventures (Note 4)	$32,704,192	$28,183,996
Fund Expenses
Professional fees	732,702	334,794
Administration expense	429,335	472,925
Organizational expenses	—	20,202
Management fees	6,252	6,543
Total Fund Expenses	1,168,289	834,464
Net Investment Income	31,535,903	27,349,532
Change in Unrealized Depreciation from Real Estate Joint Ventures	(2,078,098)	(2,710,279)
Net Realized Loss from Real Estate Joint Ventures	(2,366,335)	—
Net Income	$27,091,470	$24,639,253
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit, LLC
Statement of Changes in Members’ Equity (Unaudited)
For the nine months ended September 30, 2021
	Manager and Special Member	Class A/CX Members	Class AR/CXR Members	Class F Members	Class M Members	Class QC Members	Total Members’ Equity
Members’ Equity, beginning of period	$3,416,487	$299,346,824	$46,239,316	$11,864,249	$326,379	$409,700	$361,602,955
Net income	—	22,663,166	3,484,416	894,232	18,632	31,024	27,091,470
Incentive allocation	6,745,380	(5,665,318)	(871,104)	(201,202)	—	(7,756)	—
Distributions	(5,713,009)	(14,394,390)	(2,213,456)	(587,254)	(21,076)	(19,702)	(22,948,887)
Contributions	—	2,760,938	3,971	—	11,110	3,541	2,779,560
Redemptions	474	(495,982)	—	—	—	—	(495,508)
Members’ Equity, end of period	$4,449,332	$304,215,238	$46,643,143	$11,970,025	$335,045	$416,807	$368,029,590
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit, LLC
Statements of Cash Flows (Unaudited)
For the nine months ended September 30, 2021 and 2020
	2021	2020
Cash flows from operating activities:
Net income	$27,091,470	$24,639,253
Adjustments to reconcile net income to net cash provided by operating activities:
Net investment income from real estate joint ventures	(32,704,192)	(28,183,996)
Change in unrealized depreciation from real estate joint ventures	2,078,098	2,710,279
Net realized loss from real estate joint ventures	2,366,335	—
Contributions to investments in real estate joint ventures	(96,419,903)	(91,025,242)
Distributions from investments in real estate joint ventures, net of change in distributions receivable	111,579,061	71,973,804
Amortization of organizational costs	—	20,202
Changes in assets and liabilities:
Due to related parties	(6,442,826)	6,390,985
Due from related parties	8,675,739	17,951,231
Accounts payable	311,967	34,617
Management fees payable	(570)	(90)
Net cash provided by operating activities	16,535,179	4,511,043
Cash flows from financing activities:
Distributions, net of change in distributions payable	(20,353,339)	(21,862,310)
Contributions, net of change in contributions received in advance	2,779,560	35,049,907
Redemptions, net of change in redemptions payable	(705,360)	(19,672,555)
Net cash used in financing activities	(18,279,139)	(6,484,958)
Net decrease in cash during the period	(1,743,960)	(1,973,915)
Cash – beginning of period	3,470,255	2,286,623
Cash – end of period	$1,726,295	$312,708
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit, LLC
Notes to Financial Statements (Unaudited)
September 30, 2021
1.   ORGANIZATION AND PURPOSE
Mosaic Real Estate Credit, LLC (the “Fund”), a Delaware limited liability company, was formed on April 22, 2015, and made its initial capital call and commenced operations on May 18, 2015. The Fund is managed by MREC Management, LLC (the “Manager”) and was organized for the purpose of originating or acquiring short term loans collateralized by real estate with a loan-to-value ratio (“LTV”) not exceeding 70%. The Fund may also invest in other forms of debt exposure through joint ventures or other structured finance products such as mezzanine debt, preferred equity or corporate ownership of companies that own these asset types, each with LTV exposure not to exceed 70%. The Fund may utilize leverage, and under normal market conditions this leverage will not exceed 25% of the Fund’s net asset value (“NAV”), determined at the time such leverage is secured.
The Fund holds direct investments in MREC NU Asset Pool, LLC (“NU”), MREC U2 Asset Pool, LLC (“U2”), MREC Domestic REIT Holdings, LLC (“Domestic REIT”), and MREC TE Pref Holdings, LLC (“Pref Holdings”). Domestic REIT and Pref Holdings in turn own interests in MREC Good Asset, LLC (“MGA”) and MREC U Asset Pool, LLC (“UA”) respectively. NU, MGA, UA and U2 are collectively referred to as the “Investment Vehicles” and the Fund directly or indirectly holds a 66% ownership interest in each of these entities as of September 30, 2021.
The Fund is authorized to issue and sell in private offerings an unlimited number of membership interests (“Units”) in the Fund. Units may be classified as Class A Units, Class CX Units, Class F Units, Class M Units, Class QC Units, Class AR Units or Class CXR Units. Class AR Units and Class CXR Units are collectively referred to as “Class R Units”. Class A Units and Class CX Units have the same rights; however the incentive allocations related to Class CX Units are paid to Mosaic Special Member, LLC (the “Special Member”) and incentive allocations related to Class A Units, Class F Units and Class QC Units are paid to the Manager in accordance with the Fund’s limited liability company agreement (the “Agreement”). Class M Unit holders pay a management fee to the Manager in lieu of an incentive allocation. Refer to note 6 for descriptions of incentive allocations and management fees.
Each Member has the right to request the redemption of some or all of its units (other than Class R Units) that have been issued and outstanding for at least two full years upon at least 90 days written notice prior to calendar year end. Units will be converted to Class R Units in the event that any units requested to be redeemed cannot be redeemed due to a lack of sufficient funds. To the extent available, distributions of capital transaction proceeds shall be distributed to the holders of the Class R Units. The Fund shall have no obligation to liquidate assets for the purpose of redeeming Class R Units. In the event that any Class R Units are outstanding on the second anniversary that such Class R Units were issued, the Manager shall use any capital transaction proceeds to redeem such units. At September 30, 2021 there were 63,902.89 outstanding Class A Units, 205,656.37 outstanding Class CX Units, 10,573.47 outstanding Class F Units, 334.55 outstanding Class M Units, 372.65 outstanding Class QC Units, 5,853.48 Class AR Units and 35,476.11 outstanding Class CXR Units. The holders of these Units are collectively referred to as the “Members”.
The Fund’s Agreement provides that the Fund has a perpetual term, unless the Manager determines to dissolve the Fund or the Fund is otherwise dissolved pursuant to the terms of the Agreement.
2.   BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES
a.   Basis of Presentation
The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The Fund is an investment company and follows the accounting and reporting guidance in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financials Services — Investment Companies. Management has determined the Fund is an investment company under FASB ASC Topic 946 based on the following characteristics:

Mosaic Real Estate Credit, LLC
Notes to Financial Statements (Unaudited) (continued)
September 30, 2021
the Fund obtains funds from one or more unaffiliated investors, provides its investors with investment services, maintains that its business purpose and substantive activities are investing funds in multiple investments for returns from capital appreciation and/or investment income, and manages its investments on a fair value basis.
The accompanying unaudited interim financial statements, in the opinion of management, reflect all adjustments that are necessary to fairly state the financial position as of September 30, 2021 and the results of operations of the Fund for the nine months ended September 30, 2021 and 2020. All adjustments recorded in preparing these financial statements are of a normal recurring nature.
b.   Real Estate Joint Ventures
Investments in real estate joint ventures are stated at the fair value of the Fund’s ownership interests of the underlying entities. The Fund’s ownership interests are valued based on the fair value of the underlying investments and other factors, such as ownership percentage, ownership rights, buy/sell agreements, and distribution provisions. The underlying assets and liabilities are valued as described in note 2(c) below. Distributions from real estate joint ventures are considered returns of capital to the extent of the cost basis of the investment. Any excess distributions are recognized as realized gains. Upon the disposition of all real estate investments by an investee entity, the Fund will continue to state its equity in the remaining net assets of the investee entity during the wind down period, if any, that occurs prior to the dissolution of the investee entity.
c.   Investment Valuation
Investments in real estate loans, preferred equity and real estate are carried by the real estate joint ventures at fair value, as determined by the Manager. It is the Fund’s policy to obtain third-party appraisals on a quarterly basis, which are reviewed and approved by the Manager. Investments are made directly or indirectly through partnerships or limited liability companies (Investment Vehicles). These investee entities utilize the funds to purchase real estate or interests in other real estate entities or loans. Investments are initially recorded at their original investment amount. Additional investments are added to the cost basis of the investment and distributions that represent a return of investment reduce the cost basis of the investment. The difference between the cost basis of the investment and its fair value represents unrealized appreciation or depreciation. Change in unrealized appreciation and depreciation during a period is reflected in the statement of operations.
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, in the principal or most advantageous market considering the highest and best use of an asset and non-performance risk related to a liability, at the measurement date.
Below is a summary of the valuation techniques and inputs used to value real estate loans, preferred equity and real estate:
Real Estate Loans
The fair values for performing real estate loans are based upon the net present value of the expected cash flows using the discounted cash flow technique (income approach). The primary inputs are expected maturity dates, market interest rates for loans with similar characteristics and adjustments for the borrower’s credit risk. The credit risk component of the valuation considers several factors, including financial performance, business outlook, debt priority and the value of collateral positions. For loans that have an impaired recovery value due to the underlying collateral having a loan-to-value ratio over 100%, a partial or zero recovery is utilized for the terminal cash flow in the discounted cash flow model. Non-performing loans are valued based upon the liquidation value of the underlying collateral.

Mosaic Real Estate Credit, LLC
Notes to Financial Statements (Unaudited) (continued)
September 30, 2021
Preferred Equity
The fair values for investments in preferred equity are based upon the net present value of the expected cash flows using the discounted cash flow technique. The Fund obtains current market information regarding the underlying real estate where available and uses this information in determining an appropriate discount rate for the investment, which is used to estimate the fair value of investments in preferred equity.
Real Estate
The Fund’s investments in real estate consist of parcels of land and a commercial office property that were acquired through foreclosure of the real estate, which served as collateral for non-performing mortgage loan investments. The fair value of land parcels is based on comparable sales transaction data, considering the characteristics of the land parcel, including location, zoning and buildable square footage. The fair value of operating properties is based on a discounted cash flow analysis, which involves projecting the net cash flows from the property and computing the present value of the cash flows using a market discount rate. The cash flows include a projection of the net sales proceeds at the end of the holding period, computed by dividing the projected cash flows from the property for the year following the holding period by a market capitalization rate. Determination of appropriate capitalization and discount rates involves consideration of several factors including, but not limited to, the location and quality of the property, and leasing, operational and other risks associated with the property.
d.   Cash
From time to time, the balances of cash accounts exceed the Federal Depository Insurance Corporation (“FDIC”) insurance limit. The Fund manages its credit risk by maintaining cash balances with financial institutions that it believes are financially sound.
e.   Net Investment Income from Real Estate Joint Ventures
The Fund recognizes its pro rata share of income and expenses of its investee entities in net investment income from real estate joint ventures on the accompanying statements of operations. Revenue recognition policies of the investee entities are as follows:
Interest income is recorded on an accrual basis unless deemed doubtful of collection. Non-refundable loan origination fees, net of direct origination costs, and similar fees, including structuring, closing, commitment and upfront fees, earned with respect to loan commitments are generally deferred and amortized or accreted into interest income over the term of the respective debt investment using a method that approximates the effective interest method. The Investment Vehicles record exit fees on an accrual basis as part of interest income in the same manner as the aforementioned fees. These fees are recorded as adjustments of the original cost basis of the loan. Extension fees are amortized over the extended term of the debt investment using a method that approximates the effective interest method. In addition, the investee entity may generate revenue in the form of prepayment fees which are recognized when earned.
Preferred returns from investments in preferred equity are accrued into income over the projected term of the investment, based on the terms of the related partnership or operating agreement.
f.   Organizational Expenses
Organizational expenses have been capitalized and amortized over five years.
g.   Income Taxes
The Fund is treated as a partnership for income tax purposes. The Members are required to include their respective share of profits and losses of the Fund in their respective tax returns to the extent required

Mosaic Real Estate Credit, LLC
Notes to Financial Statements (Unaudited) (continued)
September 30, 2021
by the Internal Revenue Code, as amended and, therefore, no provisions for income taxes have been made in the accompanying financial statements. Investments with operations in certain states may be subject to state and local taxes based upon income, gross receipts, or capital.
The Fund follows the authoritative guidance outlined in FASB ASC Topic 740, Income Taxes, with respect to recognition, measurement and disclosure of uncertain tax positions in an entity’s financial statements. The Fund recognizes the benefit of an income tax position equal to the largest amount of benefit that has a greater than 50% likelihood of being sustained upon examination by the applicable taxing authority. Based on its analysis, the Fund has determined that it has not incurred any liability for unrecognized tax benefits as of September 30, 2021. The Fund does not expect that its assessment regarding unrecognized tax benefits will materially change over the next 12 months. However, the Fund’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, compliance with U.S. federal and U.S. state tax laws, and changes in the administrative practices and precedents of the relevant taxing authorities. Changes in recognition or measurement of tax positions are reflected in the period in which the change in judgment occurs. The Fund’s policy is to record interest and penalties incurred with respect to its tax positions as operating expenses. No such interest or penalties were incurred during the nine months ended September 30, 2021 or 2020. All of the Fund’s tax returns since inception are open to examination by taxing authorities.
The Bipartisan Budget Act of 2015 provides that any tax adjustments resulting from partnership audits will generally be determined, as well as any resulting tax, interest, and penalties collected, at the partnership level. There were no partnership audits performed during the nine months ended September 30, 2021 or 2020 and the Fund had no resulting tax adjustments for the nine months ended September 30, 2021 or 2020.
h.   Distributions
The Manager generally makes quarterly distributions of distributable net income (“DNI”), which includes interest payments and any other cash income received by the Fund during the period, after deduction of applicable fees, expenses, and reserves determined by the Manager. Distributions are recorded on the last day of each calendar quarter and paid to the Manager, the Special Member, and Members holding Units in the Fund as of that date, generally within 60 days following the end of such calendar quarter.
i.   Risks and Uncertainties
Valuation and Liquidity Risk
The Fund invests in loans and similar investments for which no liquid market exists. The market prices for such investments may be volatile and may not be readily available due to disruptions in the global capital, credit and real estate markets.
The decline in liquidity and prices of loans and similar investments, as well as the availability of observable transaction data and inputs, impacts the determination of fair value of investments. As a result, amounts ultimately realized by the Fund from investments sold may differ from the fair values presented and the differences could be material. In the event the Fund is required to liquidate all or a portion of its portfolio quickly, the Fund may realize significantly less than the value at which it previously recorded those investments.
Credit Risk
In the normal course of business, the Fund maintains its cash balances in several financial institutions, which at times may exceed FDIC insurance limits. The Fund manages its credit risk by maintaining cash balances with financial institutions that it believes are financially sound. The Fund is subject to credit risk to the extent any financial institution with which it conducts business is unable to fulfill contracted obligations

Mosaic Real Estate Credit, LLC
Notes to Financial Statements (Unaudited) (continued)
September 30, 2021
on its behalf. Credit risk includes the possibility that a loss may occur from the failure of counterparties or issuers to make payments according to contract terms. Additionally, concentration of credit risk arises when a number of borrowers related to the Fund’s real estate loans are engaged in similar business activities or activities in the same geographic region or have similar economic features that would cause their ability to meet contractual obligations, including those to the Fund, to be similarly affected by changes in economic conditions. The Fund monitors various segments of its portfolio to assess potential concentration of credit risks.
Diversification Risk
The assets of the Fund and the geography of investments are concentrated in collateralized loans, preferred equity investments, and properties in the real estate market which may expose the investment portfolio to more rapid changes in value than would be the case if the Fund was to maintain a wide diversification among investments or industry sectors.
Concentrations of Market and Interest Rate Risk
Market risk is a potential loss the Fund may incur as a result of changes in the fair value of its investments. Interest rate risk includes the risk associated with changes in prevailing interest rates. Any change to the interest rates relevant to a particular investment may result in the Fund being unable to secure similar returns upon the sale of its investments. In addition, changes to prevailing rates or changes in expectations of future rates may result in an increase or decrease in the value of the investments held, as well as increase or decrease in amounts of interest income earned.
The United Kingdom’s Financial Conduct Authority announced that it will no longer compel panel banks to sustain the London Interbank Offered Rate (“LIBOR”) after December 31, 2021 for the one-week and two-month U.S. dollar settings, and after June 30, 2023 for the remaining U.S. dollar settings. Certain of the Fund’s financial instruments, financings or other transactions may use a floating rate based on LIBOR. The expected discontinuation of LIBOR may lead to increased volatility and illiquidity in markets for instruments based on LIBOR. Since the usefulness of LIBOR as a benchmark could deteriorate during the transition period, these effects could occur prior to the end of 2021. Any of these factors may adversely affect the performance of the Fund’s LIBOR-based instruments. The Fund mitigates its exposure to volatility in LIBOR by incorporating LIBOR floors into the contractual terms of the loan agreements.
Pandemic Risk
Certain impacts from the COVID-19 outbreak may have a significant negative impact on the Fund’s operations and performance. These circumstances may continue for an extended period of time, and may have an adverse impact on economic and market conditions. The ultimate economic fallout from the pandemic, and the long-term impact on economies, markets, industries and individual companies, are not known. The extent of the impact to the financial performance and the operations of the Fund will depend on future developments, which are highly uncertain and cannot be predicted.
j.   Use of Estimates
The preparation of financial statements in conformity with GAAP requires the Manager to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
3.   FAIR VALUE OF INVESTMENTS
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, in the principal or most advantageous market considering

Mosaic Real Estate Credit, LLC
Notes to Financial Statements (Unaudited) (continued)
September 30, 2021
the highest and best use of an asset or nonperformance risk related to a liability, at the measurement date. The Fund uses the most observable inputs that are available to measure fair value. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Fund. Unobservable inputs are inputs that reflect the Fund’s views about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.
Where observable prices or inputs are not available, valuation techniques are applied. These valuation techniques involve some level of management estimation and judgment.
Investments recorded at fair value in the financial statements are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Hierarchical levels are directly related to the amount of subjectivity associated with the inputs to fair valuation, and are defined as follows:
Level 1 — valuations based on unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.
Level 2 — valuations based on observable inputs other than level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data at the measurement date for substantially the full term of the assets or liabilities.
Level 3 — valuations based on inputs that are unobservable and significant to the overall fair value measurement, and involve management judgement.
In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such instances, the determination of which category within the fair value hierarchy is appropriate for any given investment is based on the lowest level of input that is significant to the fair value measurement. The Fund’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.
The Fund’s investments in real estate joint ventures are measured at fair value on a recurring basis and are classified as level 3 within the fair value hierarchy at September 30, 2021. The significant unobservable inputs used in the fair value measurement of the Fund’s investments in real estate loans and preferred equity include discount rates based on broker surveys, CMBS spreads and recent loan transactions.
The following unobservable inputs were used in valuing the Fund’s investments as of September 30, 2021:
Investments in Loans	Valuation technique	Unobservable input	Range
Condominium Development	Discounted cash flow	Discount rate	9.13% – 10.40%
Hotel Development	Discounted cash flow	Discount rate	9.25% – 15.00%
Mixed-Use Development	Discounted cash flow	Discount rate	8.40% – 16.00%
Investments in Preferred Equity	Valuation technique	Unobservable input	Range
Operating Apartment Properties	Discounted cash flow	Discount rate	12.00%
Mixed-Use Development	Discounted cash flow	Discount rate	16.00%
Investments in Real Estate	Valuation technique	Unobservable input	Range
Mixed-Use Development	Discounted cash flow	Discount rate	18%
		Terminal cap rate	7.75%
Land	Sales Comparable	Price per square foot	$37.82 – 158.77 PSF

Mosaic Real Estate Credit, LLC
Notes to Financial Statements (Unaudited) (continued)
September 30, 2021
Significant increases or decreases in the market discount rate or terminal cap rate would result in significantly lower or higher fair value measurements, respectively.
The following table presents changes in assets classified in Level 3 of the fair value hierarchy during the nine months ended September 30, 2021:
Contributions to investments in real estate joint ventures	$96,419,903
Transfers in(out) of Level 3	$—
The following table presents changes in assets classified in Level 3 of the fair value hierarchy during the nine months ended September 30, 2020:
Contributions to investments in real estate joint ventures	$91,025,242
Transfers in(out) of Level 3	$—
4.   NET INVESTMENT INCOME FROM REAL ESTATE JOINT VENTURES
The Fund’s pro rata share of net investment income from real estate joint ventures for the nine months ended September 30, 2021 is summarized as follows:
Interest income	$25,494,136
Accrued preferred returns	8,615,122
Other income	6,738,916
Real estate operations, net	(50,135)
Professional fees	(1,130,061)
Interest expense	(6,811,854)
Administration expense	(110,778)
Organizational expenses	(41,154)
Net Investment Income from Real Estate Joint Ventures	$32,704,192
The Fund’s pro rata share of net investment income from real estate joint ventures for the nine months ended September 30, 2020 is summarized as follows:
Interest income	$28,066,829
Accrued preferred returns	4,601,829
Other income	411,923
Professional fees	(2,358,556)
Interest expense	(2,423,647)
Administration expense	(108,174)
Organizational expenses	(6,208)
Net Investment Income from Real Estate Joint Ventures	$28,183,996

Mosaic Real Estate Credit, LLC
Notes to Financial Statements (Unaudited) (continued)
September 30, 2021
5.   PORTFOLIO DIVERSIFICATION
As of September 30, 2021, the Fund had real estate investments located throughout the United States of America. The diversification of the investments held by the Fund’s investments in real estate joint ventures based on the estimated fair values and established National Council of Real Estate Fiduciaries (“NCREIF”) regions is as follows:
Region	Fair Value	Region %
Mountain	$78,181,866	17
Northeast	60,664,370	13
Pacific	230,190,496	51
Southeast	39,605,945	9
Southwest	47,055,713	10
Total	$455,698,390	100
Amounts shown above represent the Fund’s share of real estate loans, preferred equity investments and real estate held by the Investment Vehicles but exclude the other assets and liabilities of the Investment Vehicles.
6.   MEMBERS’ EQUITY
a.   Incentive Allocations and Distributions
The Manager or Special Member, based on unit class, shall receive a quarterly incentive distribution in accordance with the Agreement. With respect of each unit issued to and held by Members who have at least $1,000,000 under management with the Manager, have a net worth of more than $2,100,000, are an employee of the Manager or are a “qualified client” as defined in section 2(a)(51)(A) of the Investment Company Act of 1940, as amended (“qualified clients”) as of the end of each quarterly period, an incentive distribution is made to the Manager or Special Member equal to 25% of DNI provided that the sum of all cash income and expenses, as adjusted, constitutes an increase over the capital contributions made by the qualified clients of at least 1% per quarter. To the extent that the Fund has earned income on a non-cash basis, or the Fund’s investments have experienced unrealized appreciation, an incentive allocation to the Manager or Special Member is reflected in the statement of changes in members’ equity, and such incentive is distributed to the Manager or Special Member when the related income is received in cash. For certain investors who are not qualified clients, the Manager or Special Member will charge an incentive allocation on all items of income that do not constitute capital gain.
b.   Members’ Distributions
After incentive distributions are made to the Manager and Special Member, distributions of remaining DNI from the Fund’s investments, which shall include all proceeds in excess of the original cost, net of expenses, including interest income earned on such investments, are distributable quarterly in accordance with the Agreement. Per the Agreement, DNI, as defined, will be distributed to Members based on the Units held by each Member as of the end of each quarterly period multiplied by the NAV of such Members divided by the aggregate NAV of the Fund as of the end of each quarterly period. This Member distribution shall take into account the relative rights of each outstanding series and class of Members.
c.   Allocation of Members’ Net Income and Loss
After consideration of the incentive allocation to the Manager and Special Member, net income or loss is allocated to the Members, excluding the Manager and Special Member, based on the opening monthly NAV and the Units held by each member.

Mosaic Real Estate Credit, LLC
Notes to Financial Statements (Unaudited) (continued)
September 30, 2021
d.   Management fee
In lieu of the incentive allocation, which the Fund may not charge to investors who do not qualify as a qualified client per the Agreement and regulatory guidelines, the Manager will receive a management fee equal to 2.5% of the NAV of certain Members not considered qualified clients on an annual basis. The management fee will be paid quarterly. Management fee expense was $6,252 and $6,543 for the nine months ended September 30, 2021 and 2020, respectively. Management fees of $6,822 and $6,633 were paid to the Manager during the nine months ended September 30, 2021 and 2020, respectively.
7.   RELATED PARTY TRANSACTIONS
Certain Members are affiliated with the Manager. The aggregate balance of affiliated Members’ equity at September 30, 2021 was $2,395,828, all of which is held by direct members of the Manager. The Fund has amounts due to and from related parties for transactions performed in the normal course of business, which are presented as due from related parties and due to related parties in the accompanying statement of assets, liabilities and members’ equity. As of September 30, 2021, amounts due from related parties and due to related parties are summarized in the following table:
Entity	Description	Due from
MREC International Incentive Split, LP	Investment related transactions	$2,821,678
Mosaic Real Estate Credit TE, LLC	Investment related transactions	7,347,206
UA	Investment related transactions	8,313,665
U2	Investment related transactions	2,351,224
Manager	Expenses paid on behalf of Manager	4,069
Various entities	Professional fees	16,576
		$20,854,418
Entity	Description	Due to
MGA	Investment related transactions	$24,398,209
NU	Investment related transactions	938,921
		$25,337,130
The incentive allocation from the Members to the Manager and Special Member was $6,745,380 for the nine months ended September 30, 2021. Incentive distributions of $5,713,009 were made to the Manager and Special Member during the nine months ended September 30, 2021 and $2,242,190 is included in distributions payable in the statement of assets, liabilities and members’ equity as of September 30, 2021.
The Fund makes all investments alongside Mosaic Real Estate Credit TE, LLC and Mosaic Real Estate Credit Offshore, LP (“parallel funds”), both of which are also managed by the Manager. Ownership in each Investment Vehicle is calculated on a monthly basis based on the relative net asset values of the Fund and the parallel funds as of the first day of the calendar month.

Mosaic Real Estate Credit, LLC
Notes to Financial Statements (Unaudited) (continued)
September 30, 2021
8.   FINANCIAL HIGHLIGHTS
The following per Unit data and ratios to average net assets are presented for the nine months ended September 30, 2021:
Members’ Equity per Unit	Class A/CX/AR/CXR	Class F	Class M	Class QC
Members’ Equity per Unit, beginning of period	$1,118.89	1,122.08	1,009.02	1,108.92
Net investment income before management fees and incentive	98.13	98.43	87.83	97.26
Net unrealized depreciation and realized loss from real estate joint ventures	(13.81)	(13.86)	(12.38)	(13.71)
Management fees	—	—	(19.02)	—
Incentive	(21.08)	(19.03)	—	(20.89)
Distributions	(53.56)	(55.54)	(63.98)	(53.08)
Members’ Equity per Unit, end of period	$1,128.57	1,132.08	1,001.47	1,118.50
Total Return(1)	Class A/CX/AR/CXR	Class F	Class M	Class QC
Before incentive and management fees	7.72%	7.72%	7.72%	7.72%
After incentive and management fees	5.75%	5.94%	5.73%	5.75%
Ratios(2)	Class A/CX/AR/CXR	Class F	Class M	Class QC
Fund expenses, before incentive and management fees	0.39%	0.39%	0.39%	0.39%
Incentive	2.50%	2.25%	0.00%	2.50%
Management fees	0.00%	0.00%	2.51%	0.00%
Total Fund expenses	2.89%	2.64%	2.90%	2.90%
Fund’s pro rata share of expenses of real estate joint ventures (note 4)	4.90%	4.90%	4.90%	4.90%
Total Fund and real estate joint ventures expenses	7.80%	7.55%	7.80%	7.80%
Net investment income, before incentive and management fees	11.08%	11.06%	11.12%	11.08%
Net investment income, after incentive and management fees	8.58%	8.82%	8.61%	8.59%

(1)
Total returns are calculated as geometrically linked monthly returns for each month during the period. Monthly returns are calculated as net increase (decrease) in the Unit class’ equity resulting from operations for the month divided by the opening Unit class’ equity for the month. The opening Unit class’ equity represents the balance of the Unit class’ equity at the beginning of each month, after taking into account contributions, allocations and withdrawals. Operating performance is based on the Unit class’ interests held throughout the period. Total return has not been annualized.

(2)
Ratios are computed using the Unit class’ weighted average equity for the period. The ratios, excluding nonrecurring expenses, have been annualized.

Mosaic Real Estate Credit, LLC
Notes to Financial Statements (Unaudited) (continued)
September 30, 2021
The following Unit data and ratios to average net assets are presented for the nine months ended September 30, 2020:
Members’ Equity per Unit	Class A/CX/AR/CXR	Class F	Class M	Class QC
Members’ Equity per Unit, beginning of period	$1,101.37	1,103.95	1,013.39	1,091.54
Net investment income before management fees and incentive	90.86	91.10	83.21	90.08
Net unrealized depreciation from real estate joint ventures	(9.73)	(9.81)	(8.95)	(9.65)
Management fees	—	—	(19.18)	—
Incentive	(20.29)	(18.30)	—	(20.11)
Distributions	(48.01)	(49.71)	(58.65)	(47.59)
Members’ Equity per Unit, end of period	$1,114.20	1,117.23	1,009.82	1,104.27
Total Return(1)	Class A/CX/AR/CXR	Class F	Class M	Class QC
Before incentive and management fees	7.56%	7.56%	7.56%	7.56%
After incentive and management fees	5.62%	5.81%	5.56%	5.62%
Ratios(2)	Class A/CX/AR/CXR	Class F	Class M	Class QC
Fund expenses, before incentive and management fees	0.32%	0.32%	0.32%	0.32%
Incentive	2.44%	2.20%	0.00%	2.43%
Management fees	0.00%	0.00%	2.52%	0.00%
Total Fund expenses	2.76%	2.52%	2.84%	2.77%
Fund’s pro rata share of expenses of real estate joint ventures (note 4)	1.91%	1.91%	1.91%	1.91%
Total Fund and real estate joint ventures expenses	4.68%	4.44%	4.75%	4.67%
Net investment income, before incentive and management fees	10.67%	10.58%	10.30%	10.84%
Net investment income, after incentive and management fees	8.23%	8.39%	7.78%	8.41%

(1)
Total returns are calculated as geometrically linked monthly returns for each month during the period. Monthly returns are calculated as net increase (decrease) in the Unit class’ equity resulting from operations for the month divided by the opening Unit class’ equity for the month. The opening Unit class’ equity represents the balance of the Unit class’ equity at the beginning of each month, after taking into account contributions, allocations and withdrawals. Operating performance is based on the Unit class’ interests held throughout the period. The total return has not been annualized.

(2)
Ratios are computed using the Unit class’ weighted average equity for the period. The ratios, excluding nonrecurring expenses, have been annualized.

Financial highlights are calculated for each permanent, non-managing series of Units. An individual unitholder’s financial highlights may vary based on the timing of equity transactions.
9.   COMMITMENTS AND CONTINGENCIES
In the normal course of business, the Fund and its investee entities enter into contracts that contain a variety of representations and warranties and which provide general indemnifications. The Fund and the parallel funds have provided customary non-recourse carve-out guarantees related to the obligations of certain investee entities that may take effect if certain triggering events occur. As of September 30, 2021, no such triggering events have occurred. The Fund’s maximum exposure under these arrangements is

Mosaic Real Estate Credit, LLC
Notes to Financial Statements (Unaudited) (continued)
September 30, 2021
unknown, as this would involve future claims that may be made against the Company that have not yet occurred. As of September 30, 2021, the maximum funding amounts allowed to be drawn by the investee entities is $1,080,764,235 which, if necessary, will be covered by the Fund alongside the parallel funds. The Fund’s pro rata share of investments held by real estate joint ventures include loan commitments of $694,592,609, consisting of outstanding principal of $307,741,998 and unfunded commitments of $386,850,611.
10.   SUBSEQUENT EVENTS
On October 22, 2021, the real estate loan held by Mosaic Silverrock, LLC was repaid in full.
On November 12, 2021, MREC GALA Subco, LLC, a wholly-owned subsidiary of MGA, obtained a $25,000,000 bridge loan from ReadyCap Commercial, LLC with a maturity date of June 30, 2022. The bridge loan is secured by an equity pledge in the limited liability company interests of Mosaic Davis Hotel, LLC and Mosaic Aetna Springs PE, LLC, and is guaranteed by the Fund and certain of its affiliates. A portion of the proceeds were used to pay off existing bridge loans totaling $20,285,000 with MREC Good Sub Pool Lender, LLC.
On November 19, 2021, the real estate loan held by Mosaic Merced, LLC was repaid in full.
On November 29, 2021, MGA’s investment in the 1111 Sunset real estate loan was repaid in full.
On December 30, 2021, Mosaic North Bergen, LLC, Mosaic LV MF, LLC, and Mosaic Portland Hotel, LLC (collectively, the “Mosaic Borrowers”), obtained a loan from 8701 Churchill LLC in the maximum principal amount of $380,688,990. The loan is secured by the investments in real estate loans held by each of the Mosaic Borrowers, and is guaranteed by the Fund and certain of its affiliates. The loan matures contemporaneously with the maturity of the loans held by the Mosaic Borrowers.
The amounts listed above represent the transaction amounts at the investee entity level and do not consider the Fund’s ownership percentages in such investee entities.
On November 29, 2021, the Fund paid the Q3 2021 operating distribution of $9,006,781 to the Members.
Subsequent to September 30, 2021, the Fund received redemption requests from Members representing $114,143,552 of members’ equity as of September 30, 2021.
On November 23, 2021, the Fund, the Manager and certain of their affiliates entered into a merger agreement with Ready Capital Corporation (“Ready Capital”) and certain of its affiliates. As part of this transaction, the Fund will be merged into a wholly-owned subsidiary of Ready Capital. The Members will receive as consideration (i) shares of a newly designated Ready Capital Class B common stock, plus (ii) non-transferable contingent equity rights that entitle the Members to receive additional shares of Ready Capital common stock depending on the performance of the acquired assets over a period of three years following the closing of the transaction. The shares of Class B common stock will not be publicly traded and will automatically convert into shares of the existing class of common stock that is publicly traded on the NYSE one year following the closing of the transaction. The closing of this transaction is contingent upon the approval of the shareholders of Ready Capital and the Members, which has not yet occurred.
The Manager has evaluated events through January 7, 2022, the date these financial statements were available for issuance, and has determined there are no other subsequent events that require recognition or disclosure in the financial statements.

KPMG LLP
Suite 1500
550 South Hope Street
Los Angeles, CA 90071-2629
Independent Auditors’ Report
The Members of
Mosaic Real Estate Credit, LLC:
We have audited the accompanying financial statements of Mosaic Real Estate Credit, LLC, which comprise the statement of assets, liabilities and members’ equity, including the schedule of investments, as of December 31, 2020, and the related statements of operations, changes in members’ equity, and cash flows for the year then ended, and the related notes to the financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mosaic Real Estate Credit, LLC as of December 31, 2020, and the results of its operations, changes in its members’ equity, and its cash flows for the year then ended in accordance with U.S. generally accepted accounting principles.
Los Angeles, California
April 30, 2021

Mosaic Real Estate Credit, LLC
Statement of Assets, Liabilities and Members’ Equity
December 31, 2020
Assets
Investments in real estate joint ventures, at fair value (cost $356,431,938)	$358,432,990
Cash	3,470,255
Due from related parties	29,530,157
Distributions receivable	8,813,925
Total Assets	400,247,327
Liabilities
Redemptions payable	209,852
Due to related parties	31,779,956
Distributions payable	6,411,233
Accounts payable	240,618
Management fees payable	2,713
Total Liabilities	38,644,372
Commitments and Contingencies (Note 9)
Members’ Equity	361,602,955
Total Liabilities and Members’ Equity	$400,247,327
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit, LLC
Schedule of Investments
December 31, 2020
Investments in real estate joint ventures
Investment Description	Cost	Fair Value	% of Members’ Equity
MREC NU Asset Pool, LLC(1)	$7,525,447	$5,438,680	70.9%
MREC Domestic REIT Holdings, LLC(1)	254,186,685	256,272,820	1.5%
MREC TE REIT Pref Holdings, LLC(1)	71,927,590	73,591,794	20.4%
MREC U2 Asset Pool, LLC(1)	22,792,216	23,129,696	6.4%
Total investments in real estate joint ventures	$356,431,938	$358,432,990	98.7%

(1)
MREC NU Asset Pool, LLC, MREC Domestic REIT Holdings, LLC, MREC TE REIT Pref Holdings, LLC, MREC U2 Asset Pool, LLC and Mosaic Real Estate Credit, LLC (the “Fund”) are managed by the same investment manager, MREC Management, LLC.

Investments held by real estate joint ventures
Investments in Preferred Equity	City, State	Acquisition Date	Redemption Date	Preferred Return Rate	Cost	Fair Value	% of Members’ Equity
Apartment
Mosaic ECI Tranche II, LLC(4)	Orange Beach, AL	12/27/17	1/1/30	12.00%	3,485,494	3,485,494	1.0%
	Gulfport, MS
	Jackson, MS
	Senatobia, MS
Mosaic ECI Tranche III, LLC(4)	Little Rock, AR	2/22/18	3/1/30	12.00%	7,041,765	7,041,765	1.9%
	Byram, MS
	Horn Lake, MS
	Richland, MS
Mosaic RREAF Southeast, LLC(4)	Little Rock, AR	11/30/18	12/1/30	12.00%	6,897,026	6,907,621	1.9%
	Columbus, GA
Mosaic Marbach Apartments, LLC(4)	San Antonio, TX	3/20/19	4/1/34	12.00%	3,703,729	3,728,286	1.0%
Mosaic Hawk Ridge Investor, LLC(4)	Winston Salem, NC	5/9/19	6/1/24	12.00%	2,120,645	2,133,242	0.6%
Mosaic 1800 Ashley, LLC(4)	Charleston, SC	6/20/19	7/1/24	12.00%	2,603,756	2,620,487	0.7%
Mosaic VL Investor, LLC(4)	Fort Meyers, FL	2/18/20	3/1/25	12.00%	16,960,563	17,137,906	4.7%
Mosaic Tex Ark Sunbelt, LLC(4)	Southaven, MS	11/6/20	N/A(7)	12.00%	6,045,158	6,152,041	1.7%
MREC Sunbelt Porfolio Sub-Pool 1, LLC(4)	Mission, TX	11/10/20	N/A(7)	12.00%	58,071,406	58,981,627	16.3%
	Corpus Christi, TX
	Webster, TX
	North Little Rock, AR
	Houston, TX
	Conway, AR
	Beaumont, TX
	Little Rock, AR
	Texas City, TX
Mixed-Use Development
Mosaic Aetna Springs PE, LLC(5)	Pope Valley, CA	12/13/18	N/A(7)	Greater of LIBOR + 11.00% or 13.00%	19,294,504	19,387,971	5.4%
Total					$126,224,046	$127,576,440	35.3%
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit, LLC
Schedule of Investments (continued)
December 31, 2020

(4)
Investment is held through MREC U Asset Pool, LLC. Amounts presented represent the Fund’s 67.0% share of ownership in the underlying investment.

(5)
Investment is held through MREC U2 Asset Pool, LLC. Amounts presented represent the Fund’s 67.0% share of ownership in the underlying investment.

(6)
Investment has passed redemption or maturity date and is in default. The Fund is no longer accruing the applicable preferred return or interest on these investments.

(7)
Investment continues in perpetuity.

The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit, LLC
Schedule of Investments (continued)
December 31, 2020
Investments in Loans	City, State	Acquisition Date	Maturity Date	Interest Rate	Commitment	Outstanding Principal	Amortized Cost	Fair Value	% of Members’ Equity
Condominium Development
Mosaic Timbers Kauai, LLC(2)	Kauai, HI	11/28/16	11/28/21	9.13%	$16,480	$1,309,902	$1,309,902	$1,309,902	0.4%
Mosaic Riverwalk, LLC(2)	Tampa, FL	12/21/18	6/29/21	Greater of LIBOR + 6.25% or 8.00%(8)	15,883,234	13,623,204	13,623,204	13,623,204	3.8%
Mosaic North Bergen, LLC(2)	North Bergen, NJ	8/7/19	8/7/22	Greater of LIBOR + 6.75% or 9.15%	8,995,097	24,022,999	24,134,781	24,022,999	6.6%
Mosaic Sovereign Town Center, LLC(2)	Davenport, FL	11/12/20	5/1/23	Greater of LIBOR plus 8.20% or 9.20%	38,897,716	—	(181,667)	—	0.0%
Subtotal					63,792,527	38,956,105	38,886,220	38,956,105	10.8%
Hotel Development
Mosaic Sacramento Hotel, LLC(2)	Sacramento, CA	7/24/18	7/23/21	Greater of LIBOR + 9.89% or 10.89%	10,113,406	6,756,680	6,756,680	6,756,680	1.9%
Mosaic Silverrock, LLC(2)	La Quinta, CA	11/28/18	11/27/21	Greater of LIBOR + 11.00% or 13.00%	21,393,744	21,364,327	20,517,489	21,364,327	5.9%
Mosaic Southlake, LLC(2)	Southlake, TX	12/31/18	12/31/21	15.00%	7,001,589	6,990,358	6,990,358	6,990,358	1.9%
Mosaic Spring Street Hotel, LLC(2)	Los Angeles, CA	11/16/18	11/15/21	Greater of LIBOR + 9.75% or 11.50%	16,508,839	6,631,193	6,573,350	6,631,193	1.8%
Mosaic Davis Hotel, LLC(2)	Davis, CA	5/20/19	5/20/22	Greater of LIBOR + 8.25% or 9.25%	15,299,768	12,299,270	12,189,615	12,299,270	3.4%
Mosaic Ketchum Resort, LLC(2)	Ketchum, ID	12/6/19	12/5/22	Greater of LIBOR + 9.00% or 11.25%	38,962,546	—	(252,068)	—	0.0%
Mosaic Park City Resort, LLC(2)	Park City, UT	6/6/19	6/6/22	Greater of LIBOR + 7.56% or 9.99%	25,672,493	13,905,873	13,648,857	13,905,873	3.8%
Mosaic Portland Hotel, LLC(2)	Portland, OR	6/28/19	6/29/23	Greater of LIBOR + 8.50% or 11.00%	298,215,824	14,125,203	12,680,432	14,125,203	3.9%
Subtotal					433,168,209	82,072,904	79,104,713	82,072,904	22.6%
Land
Mosaic Portland Superblock, LLC(2)	Portland, OR	12/29/17	3/31/19(6)	13.00%	23,798,247	22,484,966	28,234,106	22,484,966	6.2%
Mosaic Parkland, LLC(2)	Ventura, CA	1/30/19	1/31/21	Greater of LIBOR + 8.00% or 10.25%	1,620,738	830,140	818,797	830,140	0.2%
Subtotal					25,418,985	23,315,106	29,052,903	23,315,106	6.4%
Mixed-Use Development
Mosaic UNLV Gateway, LLC(2)	Las Vegas, NV	12/20/17	7/30/21	Greater or LIBOR + 7.25% or 8.91%	10,696,872	10,679,398	10,679,398	10,679,398	3.0%
Mosaic Metro Air Park, LLC(2)	Sacramento, CA	2/28/18	2/29/21	11.00% (9)	11,156,315	11,426,610	11,426,610	11,426,610	3.2%
Mosaic DTLA Parking, LLC(2)	Los Angeles, CA	6/26/19	6/26/21	Greater of LIBOR + 8.25% or 10.75% (9)	13,095,564	11,946,063	11,905,988	11,946,063	3.3%
Mosaic Duo, LLC(2)	Phoenix, AZ	6/6/19	7/1/22	Greater of LIBOR + 7.75% or 9.60%	8,719,571	3,043,809	3,044,061	3,043,809	0.8%
Mosaic LV MF, LLC(2)	Las Vegas, NV	8/30/19	8/30/22	Greater of LIBOR + 8.00% or 10.02%	97,244,290	20,181,172	19,910,022	20,181,172	5.6%
Mosaic Retreat, LLC(2)	Midway City, CA	6/10/19	7/1/21	Greater of LIBOR + 8.50% or 10.95%	5,627,700	5,159,790	5,268,120	5,159,790	1.4%
Mosaic Silo Ridge, LLC(2)	Amenia, NY	5/20/19	5/1/22	Greater of LIBOR + 8.50% or 10.95%	35,656,240	29,513,998	29,351,492	29,513,998	8.2%
Mosaic West Cheyenne, LLC(2)	Las Vegas, NV	9/6/19	9/6/22	Greater of LIBOR + 7.25% or 9.27%	9,108,549	8,524,046	8,508,590	8,524,046	2.4%
1111 Sunset(2)	Los Angeles, CA	8/29/19	9/1/21	Greater of LIBOR + 6.25% or 8.75%	8,768,194	8,011,650	7,952,844	8,011,650	2.2%
Merced Station(2)	Merced, CA	11/26/19	12/1/21	Greater of LIBOR + 7.25% or 9.35%	44,570,300	6,980,940	6,768,293	6,980,940	1.9%
Mosaic Gardenhouse, LLC(2)	Beverly Hills, CA	1/28/20	2/1/22	Greater of LIBOR + 4.75% or 6.40%	7,779,543	8,152,232	8,060,720	8,152,232	2.3%
Subtotal					252,423,138	123,619,708	122,876,138	123,619,708	34.3%
Total					$774,802,859	$267,963,823	$269,919,974	$267,963,823	74.1%

(2)
Investments are held through MREC Good Asset, LLC. Amounts presented represent the Fund’s 67.0% share of ownership in each underlying investment.

The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit, LLC
Schedule of Investments (continued)
December 31, 2020
(6)
Investment has passed redemption or maturity date and is in default. The Fund is no longer accruing the applicable preferred return or interest on these investments.

(8)
Investment earns PIK interest at 3.5%.

(9)
Investment charges 5% default interest.

Investments in Real Estate	City, State	Acquisition Date	Real Estate at Cost	Real Estate at Fair Value	% of Members’ Equity
Single Family Residence Development
Mosaic – 58 W 75th Street NY, LLC(3)	New York, NY	6/4/15	6,549,646	5,234,530	1.4%
Subtotal			6,549,646	5,234,530	1.4%
Land
Mosaic Vintage Oaks, LLC(2)	Windsor, CA	3/31/17	26,069,952	20,097,153	5.6%
Subtotal			26,069,952	20,097,153	5.6%
Mixed-Use Development
Mosaic LA Office, LLC(2)	Los Angeles, CA	10/16/18	16,594,060	16,539,543	4.6%
Subtotal			16,594,060	16,539,543	4.6%
Total			$49,213,658	$41,871,226	11.6%
Total investments held by investments in real estate joint ventures			$445,357,678	$437,411,489	121.0%
Other net liabilities of investments in real estate joint ventures			$(88,925,740)	$(78,978,499)	-21.8%
Total investments in real estate joint ventures			$356,431,938	$358,432,990

(2)
Investments are held through MREC Good Asset, LLC. Amounts presented represent the Fund’s 67.0% share of ownership in each underlying investment.

(3)
Investment is held through MREC NU Asset Pool, LLC. Amounts presented represent the Fund’s 67.0% share of ownership in the underlying investment.

The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit, LLC
Statement of Operations
For the year ended December 31, 2020
Net Investment Income from Real Estate Joint Ventures (Note 4)	$38,716,051
Fund Expenses
Professional fees	511,877
Administration expense	625,683
Organizational expenses	20,202
Management fees	8,586
Total Fund Expenses	1,166,348
Net Investment Income	37,549,703
Change in Unrealized Depreciation from Real Estate Joint Ventures	(3,046,202)
Net Income	$34,503,501
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit, LLC
Statement of Changes in Members’ Equity
For the year ended December 31, 2020
	Manager and Special Member	Class A/CX Members	Class R Members	Class F Members	Class M Members	Class QC Members	Total Members’ Equity
Members’ Equity, beginning of year	$1,665,922	$298,708,788	$—	$11,395,984	$406,249	$296,450	$312,473,393
Net income	—	33,263,470	—	1,176,204	25,720	38,107	34,503,501
Incentive allocation	8,590,036	(8,315,866)	—	(264,643)	—	(9,527)	—
Distributions	(6,828,529)	(19,831,839)	—	(721,125)	(27,610)	(22,251)	(27,431,354)
Contributions	—	42,048,951	—	277,829	22,020	6,921	42,355,721
Redemptions	(10,942)	(287,364)	—	—	—	—	(298,306)
Transfers resulting from redemption requests	—	(46,239,316)	46,239,316	—	—	—	—
Transfer of interest	—	—	—	—	(100,000)	100,000	—
Members’ Equity, end of year	$3,416,487	$299,346,824	$46,239,316	$11,864,249	$326,379	$409,700	$361,602,955
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit, LLC
Statement of Cash Flows
For the year ended December 31, 2020
Cash flows from operating activities:
Net income	$34,503,501
Adjustments to reconcile net income to net cash provided by operating activities:
Net investment income from real estate joint ventures	(38,716,051)
Change in unrealized depreciation from real estate joint ventures	3,046,202
Contributions to investments in real estate joint ventures	(170,961,723)
Distributions from investments in real estate joint ventures, net of change in distributions receivable	155,882,025
Amortization of organizational costs	20,202
Changes in assets and liabilities:
Due to related parties	16,451,677
Due from related parties	7,479,150
Accounts payable	(55,453)
Management fees payable	617
Net cash provided by operating activities	7,650,147
Cash flows from financing activities:
Distributions, net of change in distributions payable	(27,377,670)
Contributions, net of change in contributions received in advance	40,583,710
Redemptions, net of change in redemptions payable	(19,672,555)
Net cash used in financing activities	(6,466,515)
Net increase in cash during the year	1,183,632
Cash – beginning of year	2,286,623
Cash – end of year	$3,470,255
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit, LLC
Notes to Financial Statements
December 31, 2020
1.
ORGANIZATION AND PURPOSE

Mosaic Real Estate Credit, LLC (the “Fund”), a Delaware limited liability company, was formed on April 22, 2015, and made its initial capital call and commenced operations on May 18, 2015. The Fund is managed by MREC Management, LLC (the “Manager”) and was organized for the purpose of originating or acquiring short term loans collateralized by real estate with a loan-to-value ratio (“LTV”) not exceeding 70%. The Fund may also invest in other forms of debt exposure through joint ventures or other structured finance products such as mezzanine debt, preferred equity or corporate ownership of companies that own these asset types, each with LTV exposure not to exceed 70%. The Fund may utilize leverage, and under normal market conditions this leverage will not exceed 25% of the Fund’s net asset value (“NAV”), determined at the time such leverage is secured.
The Fund holds direct investments in MREC NU Asset Pool, LLC (“NU”), MREC U2 Asset Pool, LLC (“U2”), MREC Domestic REIT Holdings, LLC (“Domestic REIT”), and MREC TE Pref Holdings, LLC (“Pref Holdings”). Domestic REIT and Pref Holdings in turn own interests in MREC Good Asset, LLC (“MGA”) and MREC U Asset Pool, LLC (“UA”) respectively. NU, MGA, UA and U2 are collectively referred to as the “Investment Vehicles” and the Fund directly or indirectly holds a 67.0% ownership interest in each of these entities as of December 31, 2020.
The Fund is authorized to issue and sell in private offerings an unlimited number of membership interests (“Units”) in the Fund. Units may be classified as Class A Units, Class CX Units, Class F Units, Class M Units, Class QC Units or Class R Units. Class A Units and Class CX Units have the same rights; however the incentive allocations related to Class CX Units are paid to Mosaic Special Member, LLC (the “Special Member”) and incentive allocations related to Class A Units, Class F Units and Class QC Units are paid to the Manager in accordance with the Fund’s limited liability company agreement (the “Agreement”). Class M Unit holders pay a management fee to the Manager in lieu of an incentive allocation. Refer to note 6 for descriptions of incentive allocations and management fees.
Each Member has the right to request the redemption of some or all of its units (other than Class R Units) that have been issued and outstanding for at least two full years upon at least 90 days written notice prior to calendar year end. Units will be converted to Class R Units in the event that any units requested to be redeemed cannot be redeemed due to a lack of sufficient funds. For the year ended December 31, 2020, the Fund received $46,239,316 in redemption requests which were converted to Class R Units. To the extent available, distributions of capital transaction proceeds shall be distributed to the holders of the Class R Units. The Fund shall have no obligation to liquidate assets for the purpose of redeeming Class R Units. In the event that any Class R Units are outstanding on the second anniversary that such Class R Units were issued, the Manager shall use any capital transaction proceeds to redeem such units. At December 31, 2020 there were 63,520.29 outstanding Class A Units, 204,018.75 outstanding Class CX Units, 10,573.47 outstanding Class F Units, 323.46 outstanding Class M Units, 369.46 outstanding Class QC Units and 41,326.06 outstanding Class R Units. The holders of these Units are collectively referred to as the “Members”.
The Fund’s Agreement provides that the Fund has a perpetual term, unless the Manager determines to dissolve the Fund or the Fund is otherwise dissolved pursuant to the terms of the Agreement.
2.
BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

a.
Basis of Presentation

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The Fund is an investment company and follows the accounting and reporting guidance in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financials Services — Investment Companies. Management has determined the Fund is an investment company under FASB ASC Topic 946 based on the following characteristics: the Fund obtains funds from one or more unaffiliated investors, provides its investors with investment

Mosaic Real Estate Credit, LLC
Notes to Financial Statements (continued)
December 31, 2020
services, maintains that its business purpose and substantive activities are investing funds in multiple investments for returns from capital appreciation and/or investment income, and manages its investments on a fair value basis.
b.
Real Estate Joint Ventures

Investments in real estate joint ventures are stated at the fair value of the Fund’s ownership interests of the underlying entities. The Fund’s ownership interests are valued based on the fair value of the underlying investments and other factors, such as ownership percentage, ownership rights, buy/sell agreements, and distribution provisions. The underlying assets and liabilities are valued as described in note 2(c) below. Distributions from real estate joint ventures are considered returns of capital to the extent of the cost basis of the investment. Any excess distributions are recognized as realized gains. Upon the disposition of all real estate investments by an investee entity, the Fund will continue to state its equity in the remaining net assets of the investee entity during the wind down period, if any, that occurs prior to the dissolution of the investee entity.
c.
Investment Valuation

Investments in real estate loans, preferred equity and real estate are carried by the real estate joint ventures at fair value, as determined by the Manager. It is the Fund’s policy to obtain third-party appraisals on a quarterly basis, which are reviewed and approved by the Manager. Investments are made directly or indirectly through partnerships or limited liability companies (Investment Vehicles). These investee entities utilize the funds to purchase real estate or interests in other real estate entities or loans. Investments are initially recorded at their original investment amount. Additional investments are added to the cost basis of the investment and distributions that represent a return of investment reduce the cost basis of the investment. The difference between the cost basis of the investment and its fair value represents unrealized appreciation or depreciation. Change in unrealized appreciation and depreciation during a period is reflected in the statement of operations.
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, in the principal or most advantageous market considering the highest and best use of an asset and non-performance risk related to a liability, at the measurement date.
Below is a summary of the valuation techniques and inputs used to value real estate loans, preferred equity and real estate:
Real Estate Loans
The fair values for performing real estate loans are based upon the net present value of the expected cash flows using the discounted cash flow technique (income approach). The primary inputs are expected maturity dates, market interest rates for loans with similar characteristics and adjustments for the borrower’s credit risk. The credit risk component of the valuation considers several factors, including financial performance, business outlook, debt priority and the value of collateral positions. For loans that have an impaired recovery value due to the underlying collateral having a loan-to-value ratio over 100%, a partial or zero recovery is utilized for the terminal cash flow in the discounted cash flow model. Non-performing loans are valued based upon the liquidation value of the underlying collateral.
Preferred Equity
The fair values for investments in preferred equity are based upon the net present value of the expected cash flows using the discounted cash flow technique. The Fund obtains current market information regarding the underlying real estate where available and uses this information in determining an appropriate discount rate for the investment, which is used to estimate the fair value of investments in preferred equity.

Mosaic Real Estate Credit, LLC
Notes to Financial Statements (continued)
December 31, 2020
Real Estate
The Fund’s investments in real estate consist of a parcel of land and a commercial office property that were acquired through foreclosure of the real estate, which served as collateral for non-performing mortgage loan investments. The fair value of land parcels is based on comparable sales transaction data, considering the characteristics of the land parcel, including location, zoning and buildable square footage. The fair value of operating properties is based on a discounted cash flow analysis, which involves projecting the net cash flows from the property and computing the present value of the cash flows using a market discount rate. The cash flows include a projection of the net sales proceeds at the end of the holding period, computed by dividing the projected cash flows from the property for the year following the holding period by a market capitalization rate. Determination of appropriate capitalization and discount rates involves consideration of several factors including, but not limited to, the location and quality of the property, and leasing, operational and other risks associated with the property.
d.
Cash

From time to time, the balances of cash accounts exceed the Federal Depository Insurance Corporation (“FDIC”) insurance limit. The Fund manages its credit risk by maintaining cash balances with financial institutions that it believes are financially sound.
e.
Net Investment Income from Real Estate Joint Ventures

The Fund recognizes its pro rata share of income and expenses of its investee entities in net investment income from real estate joint ventures on the accompanying statement of operations. Revenue recognition policies of the investee entities are as follows:
Interest income is recorded on an accrual basis unless deemed doubtful of collection. Non-refundable loan origination fees, net of direct origination costs, and similar fees, including structuring, closing, commitment and upfront fees, earned with respect to loan commitments are generally deferred and amortized or accreted into interest income over the term of the respective debt investment using a method that approximates the effective interest method. The Investment Vehicles record exit fees on an accrual basis as part of interest income in the same manner as the aforementioned fees. These fees are recorded as adjustments of the original cost basis of the loan. Extension fees are amortized over the extended term of the debt investment using a method that approximates the effective interest method. In addition, the investee entity may generate revenue in the form of prepayment fees which are recognized when earned.
Preferred returns from investments in preferred equity are accrued into income over the projected term of the investment, based on the terms of the related partnership or operating agreement.
f.
Organizational Expenses

Organizational expenses have been capitalized and are amortized over five years.
g.
Income Taxes

The Fund is treated as a partnership for income tax purposes. The Members are required to include their respective share of profits and losses of the Fund in their respective tax returns to the extent required by the Internal Revenue Code, as amended and, therefore, no provisions for income taxes have been made in the accompanying financial statements. Investments with operations in certain states may be subject to state and local taxes based upon income, gross receipts, or capital.
The Fund follows the authoritative guidance outlined in FASB ASC Topic 740, Income Taxes, with respect to recognition, measurement and disclosure of uncertain tax positions in an entity’s financial statements. The Fund recognizes the benefit of an income tax position equal to the largest amount of benefit that has a greater than 50% likelihood of being sustained upon examination by the applicable taxing authority. Based on its analysis, the Fund has determined that it has not incurred any liability for

Mosaic Real Estate Credit, LLC
Notes to Financial Statements (continued)
December 31, 2020
unrecognized tax benefits as of December 31, 2020. The Fund does not expect that its assessment regarding unrecognized tax benefits will materially change over the next 12 months. However, the Fund’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, compliance with U.S. federal and U.S. state tax laws, and changes in the administrative practices and precedents of the relevant taxing authorities. Changes in recognition or measurement of tax positions are reflected in the period in which the change in judgment occurs. The Fund’s policy is to record interest and penalties incurred with respect to its tax positions as operating expenses. No such interest or penalties were incurred during the year ended December 31, 2020. All of the Fund’s tax returns since inception are open to examination by taxing authorities.
The Bipartisan Budget Act of 2015 provides that any tax adjustments resulting from partnership audits will generally be determined, as well as any resulting tax, interest, and penalties collected, at the partnership level. There were no partnership audits performed during 2020 and the Fund had no resulting tax adjustments for the year ended December 31, 2020.
h.
Distributions

The Manager generally makes quarterly distributions of distributable net income (“DNI”), which includes interest payments and any other cash income received by the Fund during the period, after deduction of applicable fees, expenses, and reserves determined by the Manager. Distributions are recorded on the last day of each calendar quarter and paid to the Manager, the Special Member, and Members holding Units in the Fund as of that date, generally within 60 days following the end of such calendar quarter.
i.
Risks and Uncertainties

Valuation and Liquidity Risk
The Fund invests in loans and similar investments for which no liquid market exists. The market prices for such investments may be volatile and may not be readily available due to disruptions in the global capital, credit and real estate markets.
The decline in liquidity and prices of loans and similar investments, as well as the availability of observable transaction data and inputs, impacts the determination of fair value of investments. As a result, amounts ultimately realized by the Fund from investments sold may differ from the fair values presented and the differences could be material. In the event the Fund is required to liquidate all or a portion of its portfolio quickly, the Fund may realize significantly less than the value at which it previously recorded those investments.
Credit Risk
In the normal course of business, the Fund maintains its cash balances in several financial institutions, which at times may exceed FDIC insurance limits. The Fund manages its credit risk by maintaining cash balances with financial institutions that it believes are financially sound. The Fund is subject to credit risk to the extent any financial institution with which it conducts business is unable to fulfill contracted obligations on its behalf. Credit risk includes the possibility that a loss may occur from the failure of counterparties or issuers to make payments according to contract terms. Additionally, concentration of credit risk arises when a number of borrowers related to the Fund’s real estate loans are engaged in similar business activities or activities in the same geographic region or have similar economic features that would cause their ability to meet contractual obligations, including those to the Fund, to be similarly affected by changes in economic conditions. The Fund monitors various segments of its portfolio to assess potential concentration of credit risks.

Mosaic Real Estate Credit, LLC
Notes to Financial Statements (continued)
December 31, 2020
Diversification Risk
The assets of the Fund and the geography of investments are concentrated in collateralized loans, preferred equity investments, and properties in the real estate market which may expose the investment portfolio to more rapid changes in value than would be the case if the Fund was to maintain a wide diversification among investments or industry sectors.
Concentrations of Market and Interest Rate Risk
Market risk is a potential loss the Fund may incur as a result of changes in the fair value of its investments. Interest rate risk includes the risk associated with changes in prevailing interest rates. Any change to the interest rates relevant to a particular investment may result in the Fund being unable to secure similar returns upon the sale of its investments. In addition, changes to prevailing rates or changes in expectations of future rates may result in an increase or decrease in the value of the investments held, as well as increase or decrease in amounts of interest income earned.
The United Kingdom’s Financial Conduct Authority announced that it will no longer compel panel banks to sustain the London Interbank Offered Rate (“LIBOR”) after December 31, 2021 for the one-week and two- month U.S. dollar settings, and after June 30, 2023 for the remaining U.S. dollar settings. Certain of the Fund’s financial instruments, financings or other transactions may use a floating rate based on LIBOR. The expected discontinuation of LIBOR may lead to increased volatility and illiquidity in markets for instruments based on LIBOR. Since the usefulness of LIBOR as a benchmark could deteriorate during the transition period, these effects could occur prior to the end of 2021. Any of these factors may adversely affect the performance of the Fund’s LIBOR-based instruments. The Fund mitigates its exposure to volatility in LIBOR by incorporating LIBOR floors into the contractual terms of the loan agreements.
Pandemic Risk
Certain impacts from the COVID-19 outbreak may have a significant negative impact on the Fund’s operations and performance. These circumstances may continue for an extended period of time, and may have an adverse impact on economic and market conditions. The ultimate economic fallout from the pandemic, and the long-term impact on economies, markets, industries and individual companies, are not known. The extent of the impact to the financial performance and the operations of the Fund will depend on future developments, which are highly uncertain and cannot be predicted.
j.
Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Manager to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
3.
FAIR VALUE OF INVESTMENTS

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, in the principal or most advantageous market considering the highest and best use of an asset or nonperformance risk related to a liability, at the measurement date. The Fund uses the most observable inputs that are available to measure fair value. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Fund. Unobservable inputs are inputs that reflect the Fund’s views about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.
Where observable prices or inputs are not available, valuation techniques are applied. These valuation techniques involve some level of management estimation and judgment.

Mosaic Real Estate Credit, LLC
Notes to Financial Statements (continued)
December 31, 2020
Investments recorded at fair value in the financial statements are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Hierarchical levels are directly related to the amount of subjectivity associated with the inputs to fair valuation, and are defined as follows:
Level 1 — valuations based on unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.
Level 2 — valuations based on observable inputs other than level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data at the measurement date for substantially the full term of the assets or liabilities.
Level 3 — valuations based on inputs that are unobservable and significant to the overall fair value measurement, and involve management judgement.
In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such instances, the determination of which category within the fair value hierarchy is appropriate for any given investment is based on the lowest level of input that is significant to the fair value measurement. The Fund’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.
The Fund’s investments in real estate joint ventures are measured at fair value on a recurring basis and are classified as level 3 within the fair value hierarchy at December 31, 2020. The significant unobservable inputs used in the fair value measurement of the Fund’s investments in real estate loans and preferred equity include discount rates based on broker surveys, CMBS spreads and recent loan transactions.
The following unobservable inputs were used in valuing the Fund’s investments as of December 31, 2020:
Investments in Loans	Valuation technique	Unobservable input	Range
Condominium Development	Discounted cash flow	Discount rate	9.13% – 11.50%
Hotel Development	Discounted cash flow	Discount rate	9.25% – 15.00%
Land Development	Discounted cash flow	Discount rate	10.25% – 18.00%
Mixed-Use Development	Discounted cash flow	Discount rate	8.40% – 11.00%
Investments in Preferred Equity	Valuation technique	Unobservable input	Range
Operating Apartment Properties	Discounted cash flow	Discount rate	12.00%
Mixed-Use Development	Discounted cash flow	Discount rate	16.00%
Investments in Real Estate	Valuation technique	Unobservable input	Range
Single Family Residence Development	Sales Comparable	Price per square foot	$806.12 PSF
Mixed-Use Development	Sales Comparable	Price per square foot	$93.09 PSF
Land	Sales Comparable	Price per square foot	$39.02 PSF
Significant increases or decreases in the market discount rate would result in significantly lower or higher fair value measurements, respectively.
The following table presents changes in assets classified in Level 3 of the fair value hierarchy during the year ended December 31, 2020:
Contributions to investments in real estate joint ventures	$170,961,723
Transfers in (out) of Level 3	$—

Mosaic Real Estate Credit, LLC
Notes to Financial Statements (continued)
December 31, 2020
4.
NET INVESTMENT INCOME FROM REAL ESTATE JOINT VENTURES

The Fund’s pro rata share of net investment income from real estate joint ventures for the year ended December 31, 2020 is summarized as follows:
Interest income	$34,285,474
Accrued preferred returns	7,248,878
Other income	5,089,658
Professional fees	(3,680,652)
Interest expense	(3,880,499)
Administration expense	(338,692)
Organizational expenses	(8,116)
Net Investment Income from Real Estate Joint Ventures	$38,716,051

5.
PORTFOLIO DIVERSIFICATION

As of December 31, 2020, the Fund had real estate investments located throughout the United States of America. The diversification of the investments held by the Fund’s investments in real estate joint ventures based on the estimated fair values and established National Council of Real Estate Fiduciaries (“NCREIF”) regions is as follows:
Region	Fair Value	Region %
Mountain	$53,290,489	12
Northeast	58,771,527	13
Pacific	193,503,633	45
Southeast	52,949,719	12
Southwest	78,896,121	18
Total	$437,411,489	100
Amounts shown above represent the Fund’s share of real estate loans, preferred equity investments and real estate held by the Investment Vehicles but exclude the other assets and liabilities of the Investment Vehicles.
6.
MEMBERS’ EQUITY

a.
Incentive Allocations and Distributions

The Manager or Special Member, based on unit class, shall receive a quarterly incentive distribution in accordance with the Agreement. With respect of each unit issued to and held by Members who have at least $1,000,000 under management with the Manager, have a net worth of more than $2,100,000, are an employee of the Manager or are a “qualified client” as defined in section 2(a)(51)(A) of the Investment Company Act of 1940, as amended (“qualified clients”) as of the end of each quarterly period, an incentive distribution is made to the Manager or Special Member equal to 25% of DNI provided that the sum of all cash income and expenses, as adjusted, constitutes an increase over the capital contributions made by the qualified clients of at least 1% per quarter. To the extent that the Fund has earned income on a non-cash basis, or the Fund’s investments have experienced unrealized appreciation, an incentive allocation to the Manager or Special Member is reflected in the statement of changes in members’ equity, and such incentive is distributed to the Manager or Special Member when the related income is received in cash. For certain investors who are not qualified clients, the Manager or Special Member will charge an incentive allocation on all items of income that do not constitute capital gain.

Mosaic Real Estate Credit, LLC
Notes to Financial Statements (continued)
December 31, 2020
b.
Members’ Distributions

After incentive distributions are made to the Manager and Special Member, distributions of remaining DNI from the Fund’s investments, which shall include all proceeds in excess of the original cost, net of expenses, including interest income earned on such investments, are distributable quarterly in accordance with the Agreement. Per the Agreement, DNI, as defined, will be distributed to Members based on the Units held by each Member as of the end of each quarterly period multiplied by the NAV of such Members divided by the aggregate NAV of the Fund as of the end of each quarterly period. This Member distribution shall take into account the relative rights of each outstanding series and class of Members.
c.
Allocation of Members’ Net Income and Loss

After consideration of the incentive allocation to the Manager and Special Member, net income or loss is allocated to the Members, excluding the Manager and Special Member, based on the opening monthly NAV and the Units held by each member.
d.
Management fee

In lieu of the incentive allocation, which the Fund may not charge to investors who do not qualify as a qualified client per the Agreement and regulatory guidelines, the Manager will receive a management fee equal to 2.5% of the NAV of certain Members not considered qualified clients on an annual basis. The management fee will be paid quarterly. Management fee expense was $8,586 for the year ended December 31, 2020. Management fees of $7,969 were paid to the Manager during the year ended December 31, 2020.
7.
RELATED PARTY TRANSACTIONS

Certain Members are affiliated with the Manager. The aggregate balance of affiliated Members’ equity at December 31, 2020 was $2,918,705. Of this amount $2,811,510 is held by direct members of the Manager. The Fund has amounts due to and from related parties for transactions performed in the normal course of business, which are presented as due from related parties and due to related parties in the accompanying statement of assets, liabilities and members’ equity. As of December 31, 2020, amounts due from related parties and due to related parties are summarized in the following table:
Entity	Description	Due from
Manager	Expenses paid on behalf of Manager	$4,069
Mosaic Real Estate Credit Offshore, LP	Investment related transactions	3,231,985
Mosaic Real Estate Credit TE, LLC	Investment related transactions	9,505,773
MREC TE REIT Pref Holdings, LLC	Distributions	800
UA	Investment related transactions	15,320,045
U2	Investment related transactions	1,416,884
Various entities	Professional fees	50,601
		$29,530,157
Entity	Description	Due to
MGA	Investment related transactions	$30,729,554
NU	Investment related transactions	963,554
MREC International Incentive Split, LP	Distributions	86,848
		$31,779,956

Mosaic Real Estate Credit, LLC
Notes to Financial Statements (continued)
December 31, 2020
The incentive allocation from the Members to the Manager and Special Member was $8,590,036 for the year ended December 31, 2020. Incentive distributions of $6,828,529 were made to the Manager and Special Member during the year ended December 31, 2020 and $1,961,285 is included in distributions payable in the statement of assets, liabilities and members’ equity as of December 31, 2020.
The Fund makes all investments alongside Mosaic Real Estate Credit TE, LLC and Mosaic Real Estate Credit Offshore, LP (“parallel funds”), both of which are also managed by the Manager. Ownership in each Investment Vehicle is calculated on a monthly basis based on the relative net asset values of the Fund and the parallel funds as of the first day of the calendar month.
8.
FINANCIAL HIGHLIGHTS

The following per Unit data and ratios to average net assets are presented for the year ended December 31, 2020:
Members’ Equity per Unit	Class A/CX/R	Class F	Class M	Class QC
Members’ Equity per Unit, beginning of year	$1,101.37	1,103.95	1,013.39	1,091.54
Net investment income before management fees and incentive	123.12	123.38	112.56	122.05
Net unrealized depreciation from real estate joint ventures	(11.04)	(11.05)	(10.30)	(10.94)
Management fees	—	—	(25.58)	—
Incentive	(28.02)	(25.28)	—	(27.78)
Distributions	(66.54)	(68.92)	(81.05)	(65.95)
Members’ Equity per Unit, end of year	$1,118.89	1,122.08	1,009.02	1,108.92
Total Return(1)	Class A/CX/R	Class F	Class M	Class QC
Before incentive and management fees	10.55%	10.55%	10.55%	10.55%
After incentive and management fees	7.82%	8.09%	7.82%	7.82%
Ratios(2)	Class A/CX/R	Class F	Class M	Class QC
Fund expenses, before incentive and management fees	0.34%	0.34%	0.34%	0.34%
Incentive	2.53%	2.27%	0.00%	2.52%
Management fees	0.00%	0.00%	2.52%	0.00%
Total Fund expenses	2.86%	2.61%	2.86%	2.87%
Fund’s pro rata share of expenses of real estate joint ventures (note 4)	2.31%	2.31%	2.31%	2.31%
Total Fund and real estate joint ventures expenses	5.19%	4.93%	5.18%	5.18%
Net investment income, before incentive and management fees	10.99%	10.96%	10.89%	11.01%
Net investment income, after incentive and management fees	8.47%	8.69%	8.37%	8.49%

(1)
Total returns are calculated as geometrically linked monthly returns for each month during the year. Monthly returns are calculated as net increase (decrease) in the Unit class’ equity resulting from operations for the month divided by the opening Unit class’ equity for the month. The opening Unit class’ equity represents the balance of the Unit class’ equity at the beginning of each month, after taking into account contributions, allocations and withdrawals. Operating performance is based on the Unit class’ interests held throughout the year.

(2)
Ratios are computed using the Unit class’ weighted average equity for the year.

Mosaic Real Estate Credit, LLC
Notes to Financial Statements (continued)
December 31, 2020
Financial highlights are calculated for each permanent, non-managing series of Units. An individual unitholder’s financial highlights may vary based on the timing of equity transactions.
9.
COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Fund and its investee entities enter into contracts that contain a variety of representations and warranties and which provide general indemnifications. The Fund and the parallel funds have provided customary non-recourse carve-out guarantees related to the obligations of certain investee entities that may take effect if certain triggering events occur. As of December 31, 2020, no such triggering events have occurred. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. As of December 31, 2020, the maximum funding amounts allowed to be drawn by the investee entities is $1,195,138,444 which, if necessary, will be covered by the Fund alongside the parallel funds. The Fund’s pro rata share of investments held by real estate joint ventures include loan commitments of $774,802,859, consisting of outstanding principal of $267,947,616 and unfunded commitments of $523,819,551.
10.
SUBSEQUENT EVENTS

On March 12, 2021, UA sold the preferred equity interest held by Mosaic ECI Tranche II, LLC for proceeds of $7,793,192, which were used to pay off the limited liability company’s outstanding loan payable.
On April 9, 2021, MGA sold a $48,125,000 participation interest in its investment in Merced Station.
On April, 9, 2021, NU obtained a third party loan in the amount of $5,000,000. The loan is collateralized by NU’s investment in Mosaic 58 – W 75th Street NY, LLC.
The amounts listed above represent the transaction amounts at the investee entity level and do not consider the Fund’s ownership percentages in such investee entities.
The Manager has evaluated events through April 30, 2021, the date these financial statements were available for issuance, and has determined there are no other subsequent events that require recognition or disclosure in the financial statements.

KPMG LLP
Suite 1500
550 South Hope Street
Los Angeles, CA 90071-2629
Independent Auditors’ Report
The Members of
Mosaic Real Estate Credit, LLC:
We have audited the accompanying financial statements of Mosaic Real Estate Credit, LLC, which comprise the statement of assets, liabilities and members’ equity, including the schedule of investments, as of December 31, 2019, and the related statements of operations, changes in members’ equity, and cash flows for the year then ended, and the related notes to the financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mosaic Real Estate Credit, LLC as of December 31, 2019, and the results of its operations, changes in its members’ equity, and its cash flows for the year then ended in accordance with U.S. generally accepted accounting principles.
Los Angeles, California
May 1, 2020

Mosaic Real Estate Credit, LLC
Statement of Assets, Liabilities and Members’ Equity
As of December 31, 2019
Assets
Investments in real estate joint ventures, at fair value (cost $303,563,036)	$308,610,289
Cash	2,286,623
Due from related parties	37,009,307
Distributions receivable	7,887,079
Organizational costs	20,202
Total Assets	355,813,500
Liabilities
Redemptions payable	19,584,101
Due to related parties	15,328,279
Distributions payable	6,357,549
Contributions received in advance	1,772,011
Accounts payable	296,071
Management fees payable	2,096
Total Liabilities	43,340,107
Commitments and Contingencies (Note 9)
Members’ Equity	312,473,393
Total Liabilities and Members’ Equity	$355,813,500
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit, LLC
Schedule of Investments
As of December 31, 2019
Investments in real estate joint ventures
Investment Description	Cost	Fair Value	% of Members’ Equity
MREC NU Asset Pool, LLC(1)	$7,872,878	$6,326,133	2.0%
MREC Domestic REIT Holdings, LLC(1)	243,137,285	248,808,046	79.6%
MREC TE REIT Pref Holdings, LLC(1)	33,921,566	34,410,357	11.0%
MREC U2 Asset Pool, LLC(1)	18,631,307	19,065,753	6.1%
Total investments in real estate joint ventures	$303,563,036	$308,610,289	98.7%

(1)
MREC NU Asset Pool, LLC, MREC Domestic REIT Holdings, LLC, MREC TE REIT Pref Holdings, LLC, MREC U2 Asset Pool, LLC and Mosaic Real Estate Credit, LLC (the “Fund”) are managed by the same investment manager, MREC Management, LLC.

Investments held by real estate joint ventures
Investments in Preferred Equity	City, State	Acquisition Date	Redemption Date	Preferred Return Rate	Cost	Fair Value	% of Members’ Equity
Single Family Residence Development
Mosaic – 58 W 75th Street NY, LLC(3)	New York, NY	6/4/15	6/30/17(6)	12.50 - 15.00%	$8,245,183	$5,724,517	1.8%
Apartment
Mosaic ECI Tranche II, LLC(4)	Orange Beach, AL	12/27/17	1/1/30	12.00%	11,283,949	11,283,949	3.6%
	Gulfport, MS
	Jackson, MS
	Senatobia, MS
Mosaic ECI Tranche III, LLC(4)	Little Rock, AR	2/22/18	3/1/30	12.00%	7,351,737	7,351,737	2.4%
	Byram, MS
	Horn Lake, MS
	Richland, MS
Mosaic RREAF Southeast, LLC(4)	Little Rock, AR	11/30/18	12/1/23	12.00%	7,188,760	7,211,845	2.3%
	Columbus, GA
Mosaic Marbach Apartment, LLC(4)	San Antonio, TX	3/20/19	4/1/34	12.00%	3,614,479	3,660,948	1.2%
Mosaic Hawk Ridge, LLC(4)	Winston Salem, NC	5/9/19	6/1/24	12.00%	2,170,904	2,193,638	0.7%
Mosaic 1800 Ashley, LLC(4)	Charleston, SC	6/20/19	7/1/24	12.00%	2,669,752	2,698,940	0.9%
Mixed-Use Development
Mosaic Aetna Springs PE, LLC(5)	Pope Valley, CA	12/13/18	N/A(7)	LIBOR(16) + 11.00%	18,994,477	19,188,563	6.1%
Total					$61,519,241	$59,314,137	19.0%
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit, LLC
Schedule of Investments (continued)
As of December 31, 2019
Investments in Loans	City, State	Acquisition Date	Maturity Date	Interest Rate	Commitment	Outstanding Principal	Amortized Cost	Fair Value	% of Members’ Equity
Condominium Development
Mosaic Timbers Kauai, LLC(2)	Kauai, HI	11/28/16	11/28/20	9.13%	$9,123,598	$7,370,260	$7,370,260	$7,370,260	2.4%
Mosaic Timbers Kiawah, LLC(2)	Kiawah Island, SC	1/31/17	1/31/20	9.13%	8,247,490	7,837,322	7,826,173	7,837,322	2.5%
Mosaic Riverwalk, LLC(2)	Tampa, FL	12/21/18	12/29/20	LIBOR + 8.75%	16,146,291	8,358,396	8,358,396	8,358,396	2.7%
Mosaic North Bergen, LLC(2)	North Bergen, NJ	8/7/19	8/7/22	LIBOR(13) + 8.00%	36,576,292	6,590,874	6,432,128	6,590,874	2.1%
Subtotal					70,093,671	30,156,852	29,986,957	30,156,852	9.7%
Hotel Development
Mosaic Sacramento Hotel, LLC(2)	Sacramento, CA	7/24/18	7/23/20	LIBOR + 9.89%	13,387,283	2,812,076	2,775,524	2,812,076	0.9%
Mosaic Silverrock, LLC(2)	La Quinta, CA	11/28/18	11/27/21	LIBOR + 11.00%	23,725,163	14,831,756	13,034,180	14,831,756	4.7%
Mosaic Southlake, LLC(2)	Southlake, TX	12/31/18	12/31/20	15.00%	7,117,549	6,536,610	6,536,610	6,536,610	2.1%
Mosaic Spring Street Hotel, LLC(2)	Los Angeles, CA	11/16/18	11/15/21	LIBOR + 9.75%	16,782,257	902,912	787,988	902,912	0.3%
Mosaic Davis Hotel, LLC(2)	Davis, CA	5/20/19	5/20/22	LIBOR(8) + 8.25%	2,267,071	2,106,562	1,918,688	2,106,562	0.7%
Mosaic Ketchum Resort, LLC(2)	Ketchum, ID	12/5/19	12/5/22	LIBOR(9) + 9.00%	39,607,841	—	—	—	0.0%
Mosaic Park City Resort, LLC(2)	Park City, UT	6/6/19	6/6/22	LIBOR(10) + 7.56%	108,740,328	15,333,202	14,891,618	15,333,202	4.9%
Mosaic Portland Hotel, LLC(2)	Portland, OR	6/28/19	6/29/23	LIBOR(11) + 8.50%	303,154,855	10,792,404	8,745,522	10,792,404	3.5%
Subtotal					514,782,347	53,315,522	48,690,130	53,315,522	17.1%
Land
Mosaic Vintage Oaks, LLC(2)	Windsor, CA	3/31/17	3/31/19(6)	13.00%	22,965,300	20,100,485	22,965,313	20,100,485	6.4%
Mosaic Portland Superblock, LLC(2)	Portland, OR	12/29/17	3/30/19(6)	13.00%	24,192,392	23,025,334	23,736,092	23,025,334	7.4%
Mosaic Righetti Ranch, LLC(2)	San Luis Obispo, CA	7/23/18	1/30/20	10.00%	16,146,291	8,152,112	8,152,112	8,152,112	2.6%
Mosaic Parkland, LLC(2)	Ventura, CA	1/30/19	1/31/21	LIBOR(9) + 8.00%	9,885,484	9,455,696	9,310,602	9,455,696	3.0%
Subtotal					73,189,467	60,733,627	64,164,119	60,733,627	19.4%
Mixed-Use Development
Mosaic UNLV Gateway, LLC(2)	Las Vegas, NV	12/20/17	7/30/21	LIBOR + 8.75%	14,297,989	14,226,647	14,226,647	14,226,647	4.6%
Mosaic Federal Way Mezz, LLC(2)	Federal Way, WA	12/22/17	1/1/20	16.00%	13,973,850	13,713,517	13,713,517	13,713,517	4.4%
Mosaic Park DTLA, LLC(2)	Los Angeles, CA	10/16/18	10/16/21	LIBOR + 7.00%	17,134,840	13,959,044	13,855,906	13,959,044	4.5%
Mosaic River Rock, LLC(2)	Sacramento, CA	2/28/18	2/29/20	11.00%	11,341,086	11,016,725	11,016,725	11,016,725	3.5%
Mosaic DTLA Parking, LLC(2)	Los Angeles, CA	6/26/19	6/26/21	LIBOR(11) + 8.25%	13,312,452	11,729,829	11,605,868	11,729,829	3.8%
Mosaic Duo, LLC(2)	Phoenix, AZ	6/6/19	7/1/22	LIBOR(14) + 7.75%	44,319,922	—	—	—	0.0%
Mosaic LV MF, LLC(2)	Las Vegas, NV	8/30/19	8/30/22	LIBOR + 8.00%	13,288,394	13,028,357	12,589,087	13,028,357	4.2%
Mosaic Retreat, LLC(2)	Midway City, CA	6/10/19	7/1/21	LIBOR(15) + 8.50%	14,195,556	2,764,165	2,664,142	2,764,165	0.9%
Mosaic Silo Ridge, LLC(2)	Amenia, NY	5/20/19	5/1/22	LIBOR(15) + 8.50%	36,246,776	32,662,372	32,374,706	32,662,372	10.5%
Mosaic West Cheyenne, LLC(2)	Las Vegas, NV	9/6/19	9/6/22	LIBOR + 7.25%	23,148,509	4,526,176	4,318,995	4,526,176	1.4%
Mosaic 1111 Sunset, LLC(2)	Los Angeles, CA	8/29/19	9/1/21	LIBOR(11) + 6.25%	15,331,589	14,959,879	14,811,549	14,959,879	4.8%
Mosaic Merced Station, LLC(2)	Merced, CA	11/26/19	12/1/21	LIBOR(12) + 7.25%	3,069,700	2,607,255	2,174,443	2,607,255	0.8%
Subtotal					219,660,663	135,193,966	133,351,585	135,193,966	43.4%
Total					$877,726,148	$279,399,967	$276,192,791	$279,399,967	89.6%
Total investments held by investments in real estate joint ventures							$337,712,032	$338,714,104	108.6%
Other net liabilities of investments in real estate joint ventures							$(34,148,996)	$(30,103,815)	-9.6%
Total investments in investments in real estate joint ventures							$303,563,036	$308,610,289
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit, LLC
Schedule of Investments (continued)
As of December 31, 2019

(2)
Investments are held through MREC Good Asset, LLC. Amounts presented represent the Fund’s 68.0% share of ownership in each underlying investment.

(3)
Investment is held through MREC NU Asset Pool, LLC. Amounts presented represent the Fund’s 68.0% share of ownership in the underlying investment.

(4)
Investment is held through MREC U Asset Pool, LLC. Amounts presented represent the Fund’s 68.0% share of ownership in the underlying investment.

(5)
Investment is held through MREC U2 Asset Pool, LLC. Amounts presented represent the Fund’s 68.0% share of ownership in the underlying investment.

(6)
Investment has passed redemption or maturity date and is in default. The Fund is no longer accruing the applicable preferred return or interest on these investments.

(7)
Investment continues in perpetuity.

(8)
Investment has a LIBOR rate minimum of 1.0%

(9)
Investment has a LIBOR rate minimum of 2.25%

(10)
Investment has a LIBOR rate minimum of 2.43%

(11)
Investment has a LIBOR rate minimum of 2.5%

(12)
Investment has a LIBOR rate minimum of 2.10%

(13)
Investment has a LIBOR rate minimum of 2.40%

(14)
Investment has a LIBOR rate minimum of 1.85%

(15)
Investment has a LIBOR rate minimum of 2.45%

(16)
Investment has a LIBOR rate minimum of 2.00%

The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit, LLC
Statement of Operations
For the year ended December 31, 2019
Net Investment Income from Real Estate Joint Ventures (Note 4)	$33,384,454
Fund Expenses
Professional fees	314,414
Administration expense	255,228
Organizational expenses	54,220
Management fees	7,982
Total Fund Expenses	631,844
Net Investment Income	32,752,610
Realized Gain from Real Estate Joint Ventures	1,530
Change in Unrealized Appreciation from Real Estate Joint Ventures	1,727,017
Net Income	$34,481,157
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit, LLC
Statement of Changes in Members’ Equity
For the year ended December 31, 2019
	Manager and Special Member	Class A/CX Members	Class M Members	Class F Members	Class QC Members	Total Members’ Equity
Members’ Equity, beginning of year	$788,007	$229,896,273	$232,602	$5,260,526	$284,451	$236,461,859
Net income	—	33,056,724	30,628	1,358,119	35,686	34,481,157
Incentive allocation	8,588,265	(8,264,180)	—	(315,163)	(8,922)	—
Distributions	(7,710,350)	(22,178,056)	(35,153)	(909,125)	(23,297)	(30,855,981)
Contributions	—	92,358,412	178,172	6,001,627	8,532	98,546,743
Redemptions	—	(26,160,385)	—	—	—	(26,160,385)
Members’ Equity, end of year	$1,665,922	$298,708,788	$406,249	$11,395,984	$296,450	$312,473,393
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit, LLC
Statement of Cash Flows
For the year ended December 31, 2019
Cash flows from operating activities:
Net income	$34,481,157
Adjustments to reconcile net income
to net cash used in operating activities:
Net investment income from real estate joint ventures	(33,384,454)
Change in unrealized appreciation from real estate joint ventures	(1,727,017)
Realized gain from real estate joint ventures	(1,530)
Contributions to investments in real estate joint ventures	(116,694,400)
Distributions from investments in real estate joint ventures, net of change in distributions receivable	68,718,744
Amortization of organizational costs	54,220
Changes in assets and liabilities:
Due to related parties	7,663,951
Due from related parties	(18,891,284)
Other liabilities	(160,000)
Accounts payable	43,631
Management fee payable	912
Net cash used in operating activities	(59,896,070)
Cash flows from financing activities:
Distributions, net of change in distributions payable	(30,234,193)
Contributions, net of change in contributions received in advance	99,368,754
Redemptions, net of change in redemptions payable	(9,540,470)
Net cash provided by financing activities	59,594,091
Net decrease in cash during the year	(301,979)
Cash – beginning of year	2,588,602
Cash – end of year	$2,286,623
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit, LLC
Notes to Financial Statements
December 31, 2019
1.
ORGANIZATION AND PURPOSE

Mosaic Real Estate Credit, LLC (the “Fund”), a Delaware limited liability company, was formed on April 22, 2015, and made its initial capital call and commenced operations on May 18, 2015. The Fund is managed by MREC Management, LLC (the “Manager”) and was organized for the purpose of originating or acquiring short term loans collateralized by real estate with a loan-to-value ratio (“LTV”) not exceeding 70%. The Fund may also invest in other forms of debt exposure through joint ventures or other structured finance products such as mezzanine debt, preferred equity or corporate ownership of companies that own these asset types, each with LTV exposure not to exceed 70%. The Fund may utilize leverage, and under normal market conditions this leverage will not exceed 25% of the Fund’s net asset value (“NAV”), determined at the time such leverage is secured.
The Fund holds direct investments in MREC NU Asset Pool, LLC (“NU”), MREC U2 Asset Pool, LLC (“U2”), MREC Domestic REIT Holdings, LLC (“Domestic REIT”), and MREC TE Pref Holdings, LLC (“Pref Holdings”). Domestic REIT and Pref Holdings in turn own interests in MREC Good Asset, LLC (“MGA”) and MREC U Asset Pool, LLC (“UA”) respectively. NU, MGA, UA and U2 are collectively referred to as the “Investment Vehicles” and the Fund directly or indirectly holds a 68.0% ownership interest in each of these entities as of December 31, 2019.
The Fund is authorized to issue and sell in private offerings an unlimited number of membership interests (“Units”) in the Fund. Units may be classified as Class A Units, Class CX Units, Class F Units, Class M Units, Class QC Units or Class R Units. Class A Units and Class CX Units have the same rights; however the incentive allocations related to Class CX Units are paid to Mosaic Special Member, LLC (the “Special Member”) and incentive allocations related to Class A Units are paid to the Manager in accordance with the Fund’s limited liability company agreement (the “Agreement”). Class M Unit holders pay a management fee to the Manager in lieu of an incentive allocation. Incentive allocations related to Class F Units and Class QC Units are paid to the Manager. Refer to note 6 for descriptions of incentive allocations and management fees.
Each Member has the right to request the redemption of some or all of its units (other than Class R Units) that have been issued and outstanding for at least two full years upon at least 90 days written notice prior to calendar year end. Units will be converted to Class R Units in the event that any units requested to be redeemed cannot be redeemed due to a lack of sufficient funds. At December 31, 2019 there were 61,442.52 outstanding Class A Units, 209,776.13 outstanding Class CX Units, 10,323.00 outstanding Class F Units, 400.87 outstanding Class M Units, 271.59 outstanding Class QC Units and no outstanding Class R Units. The holders of these Units are collectively referred to as the “Members”.
The Fund’s Agreement provides that the Fund has a perpetual term, unless the Manager determines to dissolve the Fund or the Fund is otherwise dissolved pursuant to the terms of the Agreement.
2.
BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

a.
Basis of Presentation

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The Fund is an investment company and follows the accounting and reporting guidance in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financials Services — Investment Companies. Management has determined the Fund is an investment company under FASB ASC Topic 946 based on the following characteristics: the Fund obtains funds from one or more unaffiliated investors, provides its investors with investment services, maintains that its business purpose and substantive activities are investing funds in multiple investments for returns from capital appreciation and/or investment income, and manages its investments on a fair value basis.

Mosaic Real Estate Credit, LLC
Notes to Financial Statements (continued)
December 31, 2019
b.
Real Estate Joint Ventures

Investments in real estate joint ventures are stated at the fair value of the Fund’s ownership interests of the underlying entities. The Fund’s ownership interests are valued based on the fair value of the underlying investments and other factors, such as ownership percentage, ownership rights, buy/sell agreements, and distribution provisions. The underlying assets and liabilities are valued as described in note 2(c) below. Distributions from real estate joint ventures are considered returns of capital to the extent of the cost basis of the investment. Any excess distributions are recognized as realized gains. Upon the disposition of all real estate investments by an investee entity, the Fund will continue to state its equity in the remaining net assets of the investee entity during the wind down period, if any, that occurs prior to the dissolution of the investee entity.
c.
Investment Valuation

Investments in real estate loans and preferred equity are carried by the real estate joint ventures at fair value, as determined by the Manager. It is the Fund’s policy to obtain third-party appraisals on a quarterly basis, which are reviewed and approved by the Manager. Investments in real estate loans and preferred equity are made directly or indirectly through partnerships or limited liability companies (Investment Vehicles). These investee entities utilize the funds to purchase real estate or interests in other real estate entities or loans. Investments are initially recorded at their original investment amount. Additional investments are added to the cost basis of the investment and distributions that represent a return of investment reduce the cost basis of the investment. The difference between the cost basis of the investment and its fair value represents unrealized appreciation or depreciation. Change in unrealized appreciation and depreciation during a period is reflected in the statement of operations.
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, in the principal or most advantageous market considering the highest and best use of an asset and non-performance risk related to a liability, at the measurement date.
Below is a summary of the valuation techniques and inputs used to value real estate loans and preferred equity:
Real Estate Loans
The fair values for performing real estate loans are based upon the net present value of the expected cash flows using the discounted cash flow technique (income approach). The primary inputs are expected maturity dates, market interest rates for loans with similar characteristics and adjustments for the borrower’s credit risk. The credit risk component of the valuation considers several factors, including financial performance, business outlook, debt priority and the value of collateral positions. For loans that have an impaired recovery value due to the underlying collateral having a loan-to-value ratio over 100%, a partial or zero recovery is utilized for the terminal cash flow in the discounted cash flow model. Non-performing loans are valued based upon the liquidation value of the underlying collateral.
Preferred Equity
The fair values for investments in preferred equity are based upon the net present value of the expected cash flows using the discounted cash flow technique. The Fund obtains current market information regarding the underlying real estate where available and uses this information in determining an appropriate discount rate for the investment, which is used to estimate the fair value of investments in preferred equity.
d.
Cash

From time to time, the balances of cash accounts exceed the Federal Depository Insurance Corporation (“FDIC”) insurance limit. The Fund manages its credit risk by maintaining cash balances with financial institutions that it believes are financially sound.

Mosaic Real Estate Credit, LLC
Notes to Financial Statements (continued)
December 31, 2019
e.
Investment Income from Real Estate Joint Ventures

The Fund recognizes its pro rata share of income and expenses of its investee entities in net investment income from real estate joint ventures on the accompanying statement of operations. Revenue recognition policies of the investee entities are as follows:
Interest income is recorded on an accrual basis unless deemed doubtful of collection. Non-refundable loan origination fees, net of direct origination costs, and similar fees, including structuring, closing, commitment and upfront fees, earned with respect to loan commitments are generally deferred and amortized or accreted into interest income over the term of the respective debt investment using a method that approximates the effective interest method. The Investment Vehicles record exit fees on an accrual basis as part of interest income in the same manner as the aforementioned fees. These fees are recorded as adjustments of the original cost basis of the loan. Extension fees are amortized over the extended term of the debt investment using a method that approximates the effective interest method. In addition, the investee entity may generate revenue in the form of prepayment fees which are recognized when earned.
Preferred returns from investments in preferred equity are accrued into income over the projected term of the investment, based on the terms of the related partnership or operating agreement.
f.
Organizational Expenses

Organizational expenses have been capitalized and are amortized over five years.
g.
Income Taxes

The Fund is treated as a partnership for income tax purposes. The Members are required to include their respective share of profits and losses of the Fund in their respective tax returns to the extent required by the Internal Revenue Code, as amended and, therefore, no provisions for income taxes have been made in the accompanying financial statements. Investments with operations in certain states may be subject to state and local taxes based upon income, gross receipts, or capital.
The Fund follows the authoritative guidance outlined in FASB ASC Topic 740, Income Taxes with respect to recognition, measurement and disclosure of uncertain tax positions in an entity’s financial statements. The Fund recognizes the benefit of an income tax position equal to the largest amount of benefit that has a greater than 50% likelihood of being sustained upon examination by the applicable taxing authority. Based on its analysis, the Fund has determined that it has not incurred any liability for unrecognized tax benefits as of December 31, 2019. The Fund does not expect that its assessment regarding unrecognized tax benefits will materially change over the next 12 months. However, the Fund’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, compliance with U.S. federal and U.S. state tax laws, and changes in the administrative practices and precedents of the relevant taxing authorities. Changes in recognition or measurement of tax positions are reflected in the period in which the change in judgment occurs. The Fund’s policy is to record interest and penalties incurred with respect to its tax positions as operating expenses. No such interest or penalties were incurred during the year ended December 31, 2019. All of the Fund’s tax returns since inception are open to examination by taxing authorities.
The Bipartisan Budget Act of 2015 provides that any tax adjustments resulting from partnership audits will generally be determined, as well as any resulting tax, interest, and penalties collected, at the partnership level. There were no partnership audits performed during 2019 and the Fund had no resulting tax adjustments for the year ended December 31, 2019.

Mosaic Real Estate Credit, LLC
Notes to Financial Statements (continued)
December 31, 2019
h.
Distributions

The Manager generally makes quarterly distributions of distributable net income (“DNI”), which includes interest payments and any other cash income received by the Fund during the period, after deduction of applicable fees, expenses, and reserves determined by the Manager. Distributions are recorded on the last day of each calendar quarter and paid to the Manager, the Special Member, and Members holding Units in the Fund as of that date, generally within 60 days following the end of such calendar quarter.
i.
Risks and Uncertainties

Valuation and Liquidity Risk
The Fund invests in debt and similar investments for which no liquid market exists. The market prices for such investments may be volatile and may not be readily available due to disruptions in the global capital, credit and real estate markets.
The decline in liquidity and prices of debt and similar investments, as well as the availability of observable transaction data and inputs, impacts the determination of fair value of investments. As a result, amounts ultimately realized by the Fund from investments sold may differ from the fair values presented and the differences could be material. In the event the Fund is required to liquidate all or a portion of its portfolio quickly, the Fund may realize significantly less than the value at which it previously recorded those investments.
Credit Risk
In the normal course of business, the Fund maintains its cash balances in several financial institutions, which at times may exceed FDIC insurance limits. The Fund manages its credit risk by maintaining cash balances with financial institutions that it believes are financially sound. The Fund is subject to credit risk to the extent any financial institution with which it conducts business is unable to fulfill contracted obligations on its behalf. Credit risk includes the possibility that a loss may occur from the failure of counterparties or issuers to make payments according to contract terms. Additionally, concentration of credit risk arises when a number of borrowers related to the Fund’s real estate loans are engaged in similar business activities or activities in the same geographic region or have similar economic features that would cause their ability to meet contractual obligations, including those to the Fund, to be similarly affected by changes in economic conditions. The Fund monitors various segments of its portfolio to assess potential concentration of credit risks.
Diversification Risk
The assets of the Fund and the geography of investments are concentrated in collateralized loans and preferred equity investments in the real estate market which may expose the investment portfolio to more rapid changes in value than would be the case if the Fund was to maintain a wide diversification among investments or industry sectors.
Concentrations of Market and Interest Rate Risk
Market risk is a potential loss the Fund may incur as a result of changes in the fair value of its investments. Interest rate risk includes the risk associated with changes in prevailing interest rates. Any change to the interest rates relevant to a particular investment may result in the Fund being unable to secure similar returns upon the sale of its investments. In addition, changes to prevailing rates or changes in expectations of future rates may result in an increase or decrease in the value of the investments held, as well as increase or decrease in amounts of interest income earned.

Mosaic Real Estate Credit, LLC
Notes to Financial Statements (continued)
December 31, 2019
j.
Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Manager to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
3.
FAIR VALUE OF INVESTMENTS

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, in the principal or most advantageous market considering the highest and best use of an asset or nonperformance risk related to a liability, at the measurement date. The Fund uses the most observable inputs that are available to measure fair value. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Fund. Unobservable inputs are inputs that reflect the Fund’s views about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.
Where observable prices or inputs are not available, valuation techniques are applied. These valuation techniques involve some level of management estimation and judgment.
Investments recorded at fair value in the financial statements are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Hierarchical levels are directly related to the amount of subjectivity associated with the inputs to fair valuation, and are defined as follows:
Level 1 — valuations based on unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.
Level 2 — valuations based on observable inputs other than level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data at the measurement date for substantially the full term of the assets or liabilities.
Level 3 — valuations based on inputs that are unobservable and significant to the overall fair value measurement, and involve management judgement.
In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such instances, the determination of which category within the fair value hierarchy is appropriate for any given investment is based on the lowest level of input that is significant to the fair value measurement. The Fund’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.
The Fund’s investments in real estate joint ventures are measured at fair value on a recurring basis and are classified as level 3 within the fair value hierarchy at December 31, 2019. The significant unobservable inputs used in the fair value measurement of the Fund’s investments in real estate loans and preferred equity include discount rates based on broker surveys, CMBS spreads and recent loan transactions.

Mosaic Real Estate Credit, LLC
Notes to Financial Statements (continued)
December 31, 2019
The following discount rates were used in valuing the Fund’s investments as of December 31, 2019:
Investments in Loans	Valuation technique	Unobservable input	Range
Condominium Development	Discounted cash flow	Discount rate	9.13 – 10.50%
Hotel Development	Discounted cash flow	Discount rate	9.99 – 15.00%
Land Development	Discounted cash flow	Discount rate	10.00 – 10.25%
Land Development	Market Comparable Approach	Price per square foot	$38 – 161
Mixed-Use Development	Discounted cash flow	Discount rate	8.75 – 16.00%
Investments in Preferred Equity	Valuation technique	Unobservable input	Range
Operating Apartment Properties	Discounted cash flow	Discount rate	12.00%
Mixed-Use Development	Discounted cash flow	Discount rate	13.00%
The Investment in Preferred Equity, Single Family Residence, is valued using a letter of intent from a third party. Significant increases or decreases in the market discount rate would result in significantly lower or higher fair value measurements, respectively.
During the year ended December 31, 2019, there were no transfers between Levels 1, 2 or 3 of the fair value hierarchy.
The following is a reconciliation of the beginning and ending balances of the Fund’s Level 3 investments in real estate joint ventures during the year ended December 31, 2019:
Balance at January 1, 2019	$227,310,325
Contributions to investments in real estate joint ventures	116,694,400
Distributions from investments in real estate joint ventures	(70,507,437)
Net investment income from real estate joint ventures	33,384,454
Change in unrealized appreciation from real estate joint ventures	1,727,017
Realized gain from real estate joint ventures	1,530
Balance at December 31, 2019	$308,610,289

4.
INVESTMENT INCOME FROM REAL ESTATE JOINT VENTURES

The Fund’s pro rata share of investment income from real estate joint ventures for the year ended December 31, 2019 is summarized as follows:
Interest income	$31,406,775
Accrued preferred returns	4,059,739
Other income	495,149
Professional fees	(1,723,790)
Interest expense	(764,390)
Administration expense	(81,272)
Organizational expenses	(7,756)
Net Investment Income from Real Estate Joint Ventures	$33,384,454

Mosaic Real Estate Credit, LLC
Notes to Financial Statements (continued)
December 31, 2019
5.
PORTFOLIO DIVERSIFICATION

As of December 31, 2019, the Fund had real estate investments located throughout the United States of America. The diversification of the investments held by the Fund’s investments in real estate joint ventures based on the estimated fair values and established National Council of Real Estate Fiduciaries (“NCREIF”) regions is as follows:
Region	Fair Value	Region %
Mountain	$47,114,382	14
Northeast	44,977,763	13
Pacific	189,488,574	56
Southeast	46,935,827	14
Southwest	10,197,558	3
Total	$338,714,104	100
Amounts shown above represent the Fund’s share of real estate loans and preferred equity investments held by the Investment Vehicles but exclude the other assets and liabilities of the Investment Vehicles.
6.
MEMBERS’ EQUITY

a.
Incentive Allocations and Distributions

The Manager or Special Member, based on unit class, shall receive a quarterly incentive distribution in accordance with the Agreement. With respect of each unit issued to and held by Members who have at least $1,000,000 under management with the Manager, have a net worth of more than $2,100,000, are an employee of the Manager or are a “qualified client” as defined in section 2(a)(51)(A) of the Investment Company Act of 1940, as amended (“qualified clients”) as of the end of each quarterly period, an incentive distribution is made to the Manager or Special Member equal to 25% of DNI provided that the sum of all cash income and expenses, as adjusted, constitutes an increase over the capital contributions made by the qualified clients of at least 1% per quarter. To the extent that the Fund has earned income on a non-cash basis, or the Fund’s investments have experienced unrealized appreciation, an incentive allocation to the Manager or Special Member is reflected in the statement of changes in members’ equity, and such incentive is distributed to the Manager or Special Member when the related income is received in cash. For certain investors who are not qualified clients, the Manager or Special Member will charge an incentive allocation on all items of income that do not constitute capital gain. The incentive allocation from the Members to the Manager and Special Member was $8,588,265 for the year ended December 31, 2019. Incentive distributions of $7,710,350 were made to the Manager and Special Member during the year ended December 31, 2019.
b.
Members’ Distributions

After incentive distributions are made to the Manager and Special Member, distributions of remaining DNI from the Fund’s investments, which shall include all proceeds in excess of the original cost, net of expenses, including interest income earned on such investments, are distributable quarterly in accordance with the Agreement. Per the Agreement, distributable income, as defined, will be distributed to Members based on the Units held by each Member as of the end of each quarterly period multiplied by the NAV of such Members divided by the aggregate NAV of the Fund as of the end of each quarterly period. This Member distribution shall take into account the relative rights of each outstanding series and class of Members.
c.
Allocation of Members’ Net Income and Loss

After consideration of the incentive allocation to the Manager and Special Member, net income or loss is allocated to the Members, excluding the Manager and Special Member, based on the opening monthly NAV and the Units held by each member.

Mosaic Real Estate Credit, LLC
Notes to Financial Statements (continued)
December 31, 2019
d.
Management fee

In lieu of the incentive allocation, which the Fund may not charge to investors who do not qualify as a qualified client per the Agreement and regulatory guidelines, the Manager will receive a management fee equal to 2.5% of the NAV of certain Members not considered qualified clients on an annual basis. The management fee will be paid quarterly. The management fee expense was $7,982 for the year ended December 31, 2019. Management fees of $7,072 were paid to the Manager during the year ended December 31, 2019.
7.
RELATED PARTY TRANSACTIONS

Certain Members are affiliated with the Manager. The aggregate balance of affiliated Members’ equity at December 31, 2019 was $2,848,736. Of this amount $2,743,221 is held by direct members of the Manager.
The Fund has amounts due to and from related parties for transactions performed in the normal course of business, which are presented as due from related parties and due to related parties in the accompanying statement of assets, liabilities and members’ equity. As of December 31, 2019, $37,009,307 is due from related parties and $15,328,279 is due to related parties. Of this, $3,242,926 is due from Mosaic Real Estate Credit Offshore, LP for investment related transactions, $312,938 is due from various related parties for professional fees paid by the Fund, $4,485 is due from the Manager for other expenses paid on behalf of the Manager, $9,205,773 is due from Mosaic Real Estate Credit TE, LLC for investment related transactions, $21,042,915 is due from MREC Domestic REIT Holdings, LLC for distributions, $3,200,270 is due from MREC TE REIT Pref Holdings, LLC for distributions, $14,334,480 is due to MGA for investment related transactions, $782,508 is due to NU for investment related transactions, $124,443 is due to UA for investment related transactions, and $86,848 is due to MREC International Incentive Split, LP for distributions.
The Fund makes all investments alongside Mosaic Real Estate Credit TE, LLC and Mosaic Real Estate Credit Offshore, LP (“parallel funds”), both of which are also managed by the Manager. Ownership in each Investment Vehicle is calculated on a monthly basis based on the relative net asset values of the Fund and the parallel funds as of the first day of the calendar month.
8.
FINANCIAL HIGHLIGHTS

The following per Unit data and ratios to average net assets are presented for the year ended December 31, 2019:
Members’ Equity per Unit	Class A/CX	Class F	Class M	Class QC
Members’ Equity per Unit, beginning of year	1088.20	1090.36	1023.09	1078.49
Net investment income before management fees and incentive	124.97	125.27	116.53	123.85
Net gain from real estate joint ventures	10.13	10.15	9.64	10.04
Management fees	—	—	(26.01)	—
Incentive	(33.77)	(30.47)	—	(33.47)
Distributions	(88.16)	(91.36)	(109.86)	(87.37)
Members’ Equity per Unit, end of year	1101.37	1103.95	1013.39	1091.54
Total Return(1)	Class A/CX	Class F	Class M	Class QC
Before incentive and management fees	12.96%	12.96%	12.96%	12.96%
After incentive and management fees	9.58%	9.92%	10.17%	9.58%

Mosaic Real Estate Credit, LLC
Notes to Financial Statements (continued)
December 31, 2019
Ratios(2)	Class A/CX	Class F	Class M	Class QC
Fund expenses, before incentive and management fees	0.22%	0.22%	0.22%	0.22%
Incentive	3.03%	2.64%	0.00%	3.06%
Management fees	0.00%	0.00%	2.53%	0.00%
Total Fund expenses	3.25%	2.86%	2.75%	3.29%
Fund’s pro rata share of expenses of real estate joint ventures (note 4)	0.91%	0.91%	0.91%	0.91%
Total Fund and real estate joint ventures expenses	4.17%	3.78%	3.66%	4.19%
Net investment income, before incentive and management fees	11.53%	11.02%	11.57%	11.70%
Net investment income, after incentive and management fees	8.49%	8.38%	9.04%	8.64%

(1)
Total returns are calculated as geometrically linked monthly returns for each month during the year. Monthly returns are calculated as net increase/(decrease) in the Unit class’ equity resulting from operations for the month divided by the opening Unit class’ equity for the month. The opening Unit class’ equity represents the balance of the Unit class’ equity at the beginning of each month, after taking into account contributions, allocations and withdrawals. Operating performance is based on the Unit class’ interests held throughout the year.

(2)
Ratios are computed using the Unit class’ weighted average equity for the year.

Financial highlights are calculated for each permanent, non-managing series of Units. An individual unitholder’s financial highlights may vary based on the timing of equity transactions.
9.
COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Fund and its investee entities enter into contracts that contain a variety of representations and warranties and which provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. As of December 31, 2019, the maximum funding amounts allowed to be drawn by the investee entities is $1,331,840,879, which, if necessary, will be covered by the Fund alongside Mosaic Real Estate Credit TE, LLC and Mosaic Real Estate Credit Offshore, LP. The Fund’s pro rata share of investments held by real estate joint ventures include loan commitments of $877,726,148, outstanding principal of $279,399,967, and unfunded commitments of $598,326,181.
10.
SUBSEQUENT EVENTS

On January 28, 2020, MGA formed Mosaic Gardenhouse, LLC and through this limited liability company made an investment in a loan to finance the acquisition of land located in Beverly Hills, California. The investment is 100% owned by MGA and made with an initial capital contribution of $32,406,029. The interest rate is LIBOR + 4.75%.
On February 18, 2020, UA formed Mosaic Vista Lake Investors, LLC and through this limited liability company made an investment in preferred equity to finance the acquisition of land located in Fort Myers, Florida. The investment is 100% owned by UA and made with an initial capital contribution of $27,549,866. The preferred return rate range is 8.00-12.00%.
On March 5, 2020, the real estate loan held by Mosaic Righetti Ranch, LLC, was fully paid down.
Subsequent to year end, the Fund received capital contributions from non-managing members totaling $19,875,145. These amounts are in addition to the committed capital funded in advance as of December 31, 2019 that was considered a contribution to the Fund effective January 1, 2020.
Subsequent to year end, the Fund paid out redemptions to non-managing members totaling $16,725,450.

Mosaic Real Estate Credit, LLC
Notes to Financial Statements (continued)
December 31, 2019
Subsequent to year end, a pandemic related to COVID-19 was declared by the World Health Organization. The pandemic has had negative impacts on the overall U.S. economy. The extent to which COVID-19 impacts the Fund will depend on future developments, which are highly uncertain and cannot be predicted. The Manager will continue to monitor market conditions as information becomes available and evaluate the potential impacts, if any, on the value of the Fund’s investments in joint ventures and the underlying investments in loans and preferred equity.
The Manager has evaluated events through May 1, 2020, the date these financial statements were available for issuance, and has determined there are no other subsequent events that require recognition or disclosure in the financial statements.

KPMG LLP
Suite 1500
550 South Hope Street
Los Angeles, CA 90071-2629
Independent Auditors’ Report
The Members of
Mosaic Real Estate Credit, LLC:
We have audited the accompanying financial statements of Mosaic Real Estate Credit, LLC, which comprise the statement of assets, liabilities and members’ equity, including the schedule of investments, as of December 31, 2018, and the related statements of operations, changes in members’ equity, and cash flows for the year then ended, and the related notes to the financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mosaic Real Estate Credit, LLC as of December 31, 2018, and the results of its operations, changes in its members’ equity, and its cash flows for the year then ended in accordance with U.S. generally accepted accounting principles.
Los Angeles, California
April 30, 2019

Mosaic Real Estate Credit, LLC
Statement of Assets, Liabilities and Members’ Equity
As of December 31, 2018
Assets
Investments in real estate joint ventures, at fair value (cost $223,990,088)	$227,310,325
Cash	2,588,602
Due from related parties, net	10,453,694
Distributions receivable	6,098,386
Organizational costs	74,422
Total Assets	246,525,429
Liabilities
Distributions payable	5,735,761
Redemptions payable	2,964,186
Contributions received in advance	950,000
Accounts payable	252,438
Other liabilities	160,000
Management fees payable	1,185
Total Liabilities	10,063,570
Commitments and Contingencies (Note 9)
Members’ Equity	236,461,859
Total Liabilities and Members’ Equity	$246,525,429
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit, LLC
Schedule of Investments
As of December 31, 2018
Investments in real estate joint ventures
Investment Description	Cost	Fair Value	% of Members’ Equity
MREC NU Asset Pool, LLC(2)	$7,855,393	$7,971,834	3.4%
MREC Domestic REIT Holdings, LLC(2)	173,300,049	175,868,900	74.4%
MREC TE REIT Pref Holdings, LLC(2)	27,077,088	27,478,456	11.6%
MREC U2 Asset Pool, LLC(2)	15,757,558	15,991,135	6.8%
Total investments in real estate joint ventures	$223,990,088	$227,310,325	96.2%

(1)
MREC NU Asset Pool, LLC, MREC Domestic REIT Holdings, LLC, MREC TE REIT Pref Holdings, LLC, MREC U2 Asset Pool, LLC and Mosaic Real Estate Credit, LLC (the “Fund”) are managed by the same investment manager, MREC Management, LLC.

Investments held by real estate joint ventures
Investments in Preferred Equity	City, State	Acquisition Date	Redemption Date	Preferred Return Rate	Cost	Fair Value	% of Members’ Equity
Single Family Residence Development
Mosaic – 58 W 75th Street NY, LLC(2)	New York, NY	6/4/15	6/30/17(6)	12.50 – 15.00%	$8,222,798	$7,319,463	3.1%
Apartment
Mosaic ECI Tranche II, LLC(2)	Orange Beach, AL	12/27/17	1/1/30	8.00 – 12.00%	11,441,177	11,441,177	4.8%
	Gulfport, MS
	Jackson, MS
	Senatobia, MS
Mosaic ECI Tranche III, LLC(2)	Little Rock, AR	2/22/18	3/1/30	8.00 – 12.00%	7,454,179	7,454,179	3.2%
	Byram, MS
	Horn Lake, MS
	Richland, MS
Mosaic RREAF Southeast, LLC(2)	Little Rock, AR	11/30/18	12/1/23	8.00 – 12.00%	7,269,764	7,305,186	3.1%
	Columbus, GA
Mixed-Use Development
Mosaic Aetna Springs PE, LLC+	Pope Valley, CA	12/13/18	N/A(8)	LIBOR + 11.00%	15,596,861	15,891,104	6.7%
Total					$49,984,779	$49,411,109	20.9%
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit, LLC
Schedule of Investments (continued)
As of December 31, 2018
Investments in Loans	City, State	Acquisition Date	Maturity Date	Interest Rate	Commitment	Outstanding Principal	Amortized Cost	Fair Value	% of Members’ Equity
Condominium Development
Mosaic Tahoe Beach Club, LLC(2)	Gardnerville, NV	12/28/16	12/31/18(2)	13.00%	$29,919,086	$22,497,634	$22,497,634	$22,497,634	9.5%
Mosaic Timbers Kauai, LLC(2)	Kauai, HI	11/28/16	11/28/19	9.13%	15,952,494	12,368,193	12,368,193	12,368,193	5.2%
Mosaic Timbers Kiawali, LLC(2)	Kiawali Island, SC	1/31/17	1/31/20	9.13%	14,136,714	13,437,904	13,562,937	13,710,366	5.8%
Mosaic Riverwalk, LLC(2)	Tampa, FL	12/21/18	12/20/19	LIBOR+ 8.75%	16,850,980	5,508,737	5,181,726	5,508,737	2.3%
Subtotal					76,859,274	53,812,468	53,610,490	54,084,930	22.8%
Hotel Development
Mosaic Sacramento Hotel, LLC(2)	Sacramento, CA	7/24/18	7/23/20	LIBOR+ 9.89%	26,961,567	5,409,784	5,304,377	5,409,784	2.3%
Mosaic Silverrock, LLC(2)	La Quinta, CA	11/28/18	11/27/21	LIBOR + 11.00%	24,760,623	5,208,534	2,373,882	5,208,534	2.2%
Mosaic Southlake, LLC(2)	Southlake, TX	12/31/18	12/31/20	8.00%	7,428,187	—	—	—	0.0%
Mosaic Spring Street Hotel, LLC(2)	Los Angeles, CA	11/16/18	11/15/21	LIBOR+ 9.75%	35,029,404	—	—	—	0.0%
Subtotal					94,179,781	10,618,318	7,678,259	10,618,318	4.5%
Land
Mosaic Vintage Oaks, LLC(2)	Windsor, CA	3/31/17	3/31/19	13.00%	20,499,644	20,153,763	20,153,763	20,153,763	8.5%
Mosaic Portland Superblock, LLC(2)	Portland, OR	12/29/17	3/30/19	13.00%	21,531,006	20,797,857	20,797,857	20,797,857	8.8%
Mosaic Righetti Ranch, LLC(2)	San Luis Obispo, CA	7/23/18	9/30/19	10.00%	16,850,980	8,037,791	7,789,016	8,037,791	3.4%
Subtotal					58,881,630	48,989,411	48,740,636	48,989,411	20.7%
Mixed-Use Development
Mosaic UNLV Gateway, LLC(2)	Las Vegas, NV	12/20/17	6/1/19	LIBOR+ 8.75%	14,099,799	7,331,000	7,265,519	7,331,000	3.1%
Mosaic Federal Way Mezz, LLC(2)	Federal Way, WA	12/22/17	1/1/20	16.00%	33,426,841	31,475,055	31,309,130	31,475,055	13.3%
Mosaic Park DTLA, LLC(2)	Los Angeles, CA	10/16/18	10/16/21	LIBOR + 7.00%	17,882,672	13,544,841	13,378,333	13,544,841	5.7%
Mosaic River Rock, LLC(2)	Sacramento, CA	2/28/18	3/1/19	11.00%	10,282,537	9,927,476	9,884,552	9,927,476	4.2%
Mosaic Turk & Leavenworth, LLC(2)	San Francisco, CA	8/6/18	2/6/19(7)	LIBOR+ 8.25%	6,877,951	6,612,086	6,584,295	6,612,086	2.8%
Subtotal					82,569,800	68,890,458	68,421,829	68,890,458	29.1%
Total					$312,490,485	$182,310,655	$178,451,214	$182,583,117	77.1%
Total investments held by investments in real estate joint ventures							$228,435,993	$231,994,226	98.0%
Other net liabilities of investments in real estate joint in ventures							$(4,445,905)	$(4,683,901)	-2.0%
Total investments in investments in real estate joint ventures							$223,990,088	$227,310,325
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit, LLC
Schedule of Investments (continued)
As of December 31, 2018

(2)
Investments are held through MREC Good Asset, LLC. Amounts presented represent the Fund’s 68.8% share of ownership in each underlying investment.

(3)
Investment is held through MREC NU Asset Pool, LLC. Amounts presented represent the Fund’s 68.8% share of ownership in the underlying investment.

(4)
Investment is held through MREC U Asset Pool, LLC. Amounts presented represent the Fund’s 68.8% share of ownership in the underlying investment.

(5)
Investment is held through MREC U2 Asset Pool, LLC. Amounts presented represent the Fund’s 68.8% share of ownership in the underlying investment.

(6)
Investment has passed redemption or maturity date and is in default. The Fund is no longer accruing the applicable preferred return or interest on these investments.

(7)
Investment was fully repaid in January 2019.

(8)
Investment continues in perpetuity.

The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit, LLC
Statement of Operations
For the year ended December 31, 2018
Net Investment Income from Real Estate Joint Ventures (Note 4)	$25,329,643
Fund Expenses
Professional fees	247,211
Administration expense	215,150
Organizational expenses	54,220
Management fees	5,542
Total Fund Expenses	522,123
Net Investment Income	24,807,520
Realized Loss from Real Estate Joint Ventures	(2,646,382)
Change in Unrealized Appreciation from Real Estate Joint Ventures	3,154,443
Net Income	$25,315,581
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit, LLC
Statement of Changes in Members’ Equity
For the year ended December 31, 2018
	Manager and Special Member	Class A/CX Members	Class M Members	Class F Members	Class QC Members	Total Members’ Equity
Members’ Equity, beginning of year	$439,424	$158,051,689	$200,116	$5,221,868	$270,431	$164,183,528
Net income	—	24,623,011	21,229	637,446	33,895	25,315,581
Incentive allocation	6,307,652	(6,155,753)	—	(143,425)	(8,474)	—
Distributions	(5,959,069)	(17,107,195)	(24,613)	(455,363)	(23,378)	(23,569,618)
Contributions	—	74,036,629	35,870	—	11,977	74,084,476
Redemptions	—	(3,552,108)	—	—	—	(3,552,108)
Members’ Equity, end of year	$788,007	$229,896,273	$232,602	$5,260,526	$284,451	$236,461,859
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit, LLC
Statement of Cash Flows
For the year ended December 31, 2018
Cash flows from operating activities:
Net income	$25,315,581
Adjustments to reconcile net income to net cash used in operating activities:
Net investment income from real estate joint ventures	(25,329,643)
Change in unrealized appreciation from real estate joint ventures	(3,154,443)
Realized loss from real estate joint ventures	2,646,382
Contributions to investments in real estate joint ventures	(360,259,874)
Distributions from investments in real estate joint ventures	331,553,369
Amortization of organizational costs	54,220
Changes in assets and liabilities:
Due to/from related parties	(8,927,939)
Distributions receivable	(6,098,386)
Accounts payable	134,155
Other liabilities	160,000
Management fee payable	(564)
Net cash used in operating activities	(43,907,142)
Cash flows from financing activities:
Distributions, net of change in distributions payable	(27,050,111)
Contributions, net of change in contributions received in advance	72,334,476
Redemptions, net of change in redemptions payable	(2,701,475)
Net cash provided by financing activities	42,582,890
Net decrease in cash during the year	(1,324,252)
Cash – beginning of year	3,912,854
Cash – end of year	$2,588,602
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit, LLC
Notes to Financial Statements
December 31, 2018
1.   ORGANIZATION AND PURPOSE
Mosaic Real Estate Credit, LLC (the “Fund”), a Delaware limited liability company, was formed on April 22, 2015, and made its initial capital call and commenced operations on May 18, 2015. The Fund is managed by MREC Management, LLC (the “Manager”) and was organized for the purpose of originating or acquiring short term loans collateralized by real estate with a loan-to-value ratio (“LTV”) not exceeding 70%. The Fund may also invest in other forms of debt exposure through joint ventures or other structured finance products such as mezzanine debt, preferred equity or corporate ownership of companies that own these asset types, each with LTV exposure not to exceed 70%. The Fund may utilize leverage, and under normal market conditions this leverage will not exceed 25% of the Fund’s net asset value (“NAV”), determined at the time such leverage is secured.
The Fund holds direct investments in MREC NU Asset Pool, LLC (“NU”), MREC U2 Asset Pool, LLC (“U2”), MREC Domestic REIT Holdings, LLC (“Domestic REIT”), and MREC TE Pref Holdings, LLC (“Pref Holdings”). Domestic REIT and Pref Holdings in turn own interests in MREC Good Asset, LLC (“MGA”) and MREC U Asset Pool, LLC (“UA”) respectively. NU, MGA, UA and U2 are collectively referred to as the “Investment Vehicles” and the Fund directly or indirectly holds a 68.8% ownership interest in each of these entities as of December 31, 2018.
The Fund is authorized to issue and sell in private offerings an unlimited number of membership interests (“Units”) in the Fund. Units may be classified as Class A Units, Class CX Units, Class F Units, Class M Units, Class QC Units or Class R Units. Class A Units and Class CX Units have the same rights; however the incentive allocations related to Class CX Units are paid to Mosaic Special Member, LLC (the “Special Member”) and incentive allocations related to Class A Units are paid to the Manager in accordance with the Fund’s limited liability company agreement (the “Agreement”). Class M Unit holders pay a management fee to the Manager in lieu of an incentive allocation. Incentive allocations related to Class F Units and Class QC Units are paid to the Manager. Refer to note 6 for descriptions of incentive allocations and management fees.
Each Member has the right to request the redemption of some or all of its units (other than Class R Units) that have been issued and outstanding for at least two full years upon at least 90 days written notice prior to calendar year end. Units will be converted to Class R Units in the event that any units requested to be redeemed cannot be redeemed due to a lack of sufficient funds. At December 31, 2018 there were 56,713.85 outstanding Class A Units, 154,550.64 outstanding Class CX Units, 4,824.61 outstanding Class F Units, 227.35 outstanding Class M Units, 263.75 outstanding Class QC Units and no outstanding Class R Units.
The Fund’s limited liability agreement (the “Agreement”) provides that the Fund has a perpetual term, unless the Manager determines to dissolve the Fund or the Fund is otherwise dissolved pursuant to the terms of the Agreement.
2.   BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES
a.   Basis of Presentation
The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Management has determined the Fund is an investment company under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946 based on the following characteristics: the Fund obtains funds from one or more unaffiliated investors, provides its investors with investment services, maintains that its business purpose and substantive activities are investing funds in multiple investments for returns from capital appreciation and/or investment income, and manages its investments on a fair value basis.

Mosaic Real Estate Credit, LLC
Notes to Financial Statements (continued)
December 31, 2018
b.   Real Estate Joint Ventures
Investments in real estate joint ventures are stated at the fair value of the Fund’s ownership interests in the real estate joint ventures. The Fund’s ownership interests are valued based on the fair value of the underlying investments and other factors, such as ownership percentage, ownership rights, buy/sell agreements, and distribution provisions. The underlying assets and liabilities are valued as described in note 2(c) below. Upon the disposition of all real estate investments by an investee entity, the Fund will continue to state its equity in the remaining net assets of the investee entity during the wind down period, if any, that occurs prior to the dissolution of the investee entity.
c.
Investment Valuation

Investments in real estate loans and preferred equity are carried by the real estate joint ventures at fair value, as determined by the Manager. It is the Fund’s policy to obtain third-party appraisals on a quarterly basis, which are reviewed and approved by the Manager. Investments in real estate loans and preferred equity are made directly or indirectly through partnerships or limited liability companies (investee entities). These investee entities utilize the funds to purchase real estate or interests in other real estate entities or loans. Investments are initially recorded at their original investment amount. Additional investments are added to the cost basis of the investment and distributions that represent a return of investment reduce the cost basis of the investment. The difference between the cost basis of the investment and its fair value represents unrealized appreciation or depreciation. Change in unrealized appreciation and depreciation during a period is reflected in the statement of operations.
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, in the principal or most advantageous market considering the highest and best use of an asset and non-performance risk related to a liability, at the measurement date.
Below is a summary of the valuation techniques and inputs used to value real estate loans and preferred equity:
Real Estate Loans
The fair values for performing real estate loans are based upon the net present value of the expected cash flows using the discounted cash flow technique. The primary inputs are expected maturity dates, market interest rates for loans with similar characteristics and adjustments for the borrower’s credit risk. The credit risk component of the valuation considers several factors, including financial performance, business outlook, debt priority and the value of collateral positions. For loans that have an impaired recovery value due to the underlying collateral having a loan-to-value ratio over 100%, a partial or zero recovery is utilized for the terminal cash flow in the discounted cash flow model. Non-performing loans are valued based upon the liquidation value of the underlying collateral.
Preferred Equity
The Fund utilizes several inputs and factors in determining the fair value of investments in preferred equity. The Fund obtains current market information regarding the underlying real estate where available and uses this information in determining an appropriate discount rate for the investment, which is used to estimate the fair value of investments in preferred equity.
d.   Cash
From time to time, the balances of cash accounts exceed the Federal Depository Insurance Corporation (“FDIC”) insurance limit. The Fund manages its credit risk by maintaining cash balances with financial institutions that it believes are financially sound.

Mosaic Real Estate Credit, LLC
Notes to Financial Statements (continued)
December 31, 2018
e.   Investment Income from Real Estate Joint Ventures
The Fund recognizes its pro rata share of income and expenses of its investee entities in investment income from real estate joint ventures on the accompanying statement of operations. Revenue recognition policies of the investee entities are as follows:
Interest income is recorded on an accrual basis unless deemed doubtful of collection. Non-refundable loan origination fees, net of direct origination costs, and similar fees, including structuring, closing, commitment and upfront fees, earned with respect to loan commitments are generally deferred and amortized or accreted into interest income over the term of the respective debt investment using a method that approximates the effective interest method. The Fund records exit fees on an accrual basis as part of interest income in the same manner as the aforementioned fees. These fees are recorded as adjustments of the original cost basis of the loan. Extension fees are amortized over the extended life of the debt investment using a method that approximates the effective interest method. In addition, the investee entity may generate revenue in the form of prepayment fees which are recognized when earned.
Preferred returns from investments in preferred equity are accrued into income over the projected term of the investment, based on the terms of the related partnership or operating agreement.
f.   Organizational Expenses
Organizational expenses have been capitalized and are amortized over five years.
g.   Income Taxes
The Fund is treated as a partnership for income tax purposes. The Members are required to include their respective share of profits and losses of the Fund in their respective tax returns to the extent required by the Internal Revenue Code, as amended and, therefore, no provisions for income taxes have been made in the accompanying financial statements. Investments with operations in certain states may be subject to state and local taxes based upon income, gross receipts, or capital.
The Fund follows the authoritative guidance outlined in FASB ASC Topic 740, Income Taxes with respect to recognition, measurement and disclosure of uncertain tax positions in an entity’s financial statements. The Fund recognizes the benefit of an income tax position equal to the largest amount of benefit that has a greater than 50% likelihood of being sustained upon examination by the applicable taxing authority. Based on its analysis, the Fund has determined that it has not incurred any liability for unrecognized tax benefits as of December 31, 2018. The Fund does not expect that its assessment regarding unrecognized tax benefits will materially change over the next 12 months. However, the Fund’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, compliance with U.S. federal, U.S. state tax laws, and changes in the administrative practices and precedents of the relevant taxing authorities. Changes in recognition or measurement of tax positions are reflected in the period in which the change in judgment occurs. The Fund’s policy is to record interest and penalties incurred with respect to its tax positions as operating expenses. No such interest or penalties were incurred during the year ended December 31, 2018. All of the Fund’s tax returns since inception are open to examination by taxing authorities.
The Bipartisan Budget Act of 2015 provides that any tax adjustments resulting from partnership audits will generally be determined, as well as any resulting tax, interest, and penalties collected, at the partnership level for tax years beginning after December 31, 2017. There were no partnership audits performed during 2018 and the Fund had no resulting tax adjustments for the year ended December 31, 2018.
h.   Distributions
The Manager generally makes quarterly distributions of distributable net income (“DNI”), which includes interest payments and any other cash income received by the Fund during the period, after

Mosaic Real Estate Credit, LLC
Notes to Financial Statements (continued)
December 31, 2018
deduction of applicable fees, expenses, and reserves determined by the Manager. Distributions are recorded on the last day of each calendar quarter and paid to the Manager and Members holding Units in the Fund as of that date, generally within 60 days following the end of such calendar quarter.
i.   Risks and Uncertainties
Valuation and Liquidity Risk
The Fund invests in debt and similar investments for which no liquid market exists. The market prices for such investments may be volatile and may not be readily available due to disruptions in the global capital, credit and real estate markets.
The decline in liquidity and prices of debt and similar investments, as well as the availability of observable transaction data and inputs, impacts the determination of fair value of investments. As a result, amounts ultimately realized by the Fund from investments sold, may differ from the fair values presented and the differences could be material. In the event the Fund is required to liquidate all or a portion of its portfolio quickly, the Fund may realize significantly less than the value at which it previously recorded those investments.
Credit Risk
In the normal course of business, the Fund maintains its cash balances in several financial institutions, which at times may exceed FDIC insurance limits. The Fund manages its credit risk by maintaining cash balances with financial institutions that it believes are financially sound. The Fund is subject to credit risk to the extent any financial institution with which it conducts business is unable to fulfill contracted obligations on its behalf. Credit risk includes the possibility that a loss may occur from the failure of counterparties or issuers to make payments according to contract terms. Additionally, concentration of credit risk arises when a number of borrowers related to the Fund’s real estate loans are engaged in similar business activities or activities in the same geographic region or have similar economic features that would cause their ability to meet contractual obligations, including those to the Fund, to be similarly affected by changes in economic conditions. The Fund monitors various segments of its portfolio to assess potential concentration of credit risks.
Diversification Risk
The assets of the Fund and the geography of investments are concentrated in collateralized loans and preferred equity investments in the real estate market which may expose the investment portfolio to more rapid changes in value than would be the case if the Fund was to maintain a wide diversification among investments or industry sectors.
Concentrations of Market and Interest Rate Risk
Market risk is a potential loss the Fund may incur as a result of changes in the fair value of its investments. Interest rate risk includes the risk associated with changes in prevailing interest rates. Any change to the interest rates relevant to a particular investment may result in the Fund being unable to secure similar returns upon the sale of its investments. In addition, changes to prevailing rates or changes in expectations of future rates may result in an increase or decrease in the value of the investments held.
j.   Use of Estimates
The preparation of financial statements in conformity with GAAP requires the Manager to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Mosaic Real Estate Credit, LLC
Notes to Financial Statements (continued)
December 31, 2018
3.   FAIR VALUE OF INVESTMENTS
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, in the principal or most advantageous market considering the highest and best use of an asset or nonperformance risk related to a liability, at the measurement date. The Fund uses the most observable inputs that are available to measure fair value. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Fund. Unobservable inputs are inputs that reflect the Fund’s views about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.
Where observable prices or inputs are not available, valuation techniques are applied. These valuation techniques involve some level of management estimation and judgment.
Investments recorded at fair value in the financial statements are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Hierarchical levels are directly related to the amount of subjectivity associated with the inputs to fair valuation, and are defined as follows:
Level 1 — valuations based on unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.
Level 2 — valuations based on observable inputs other than level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data at the measurement date for substantially the full term of the assets or liabilities.
Level 3 — valuations based on inputs that are unobservable and significant to the overall fair value measurement, and involve management judgement.
In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such instances, the determination of which category within the fair value hierarchy is appropriate for any given investment is based on the lowest level of input that is significant to the fair value measurement. The Fund’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.
The Fund’s investments in real estate joint ventures are measured at fair value on a recurring basis and are classified as level 3 within the fair value hierarchy at December 31, 2018. The significant unobservable inputs used in the fair value measurement of the Fund’s investments in real estate loans and preferred equity include discount rates based on broker surveys, CMBS spreads and recent loan transactions.
The following discount rates were used in valuing the Fund’s investments as of December 31, 2018:
Investment type	Valuation technique	Unobservable input	Range (Weighted Average)
Investments in Loans	Discounted cash flow	Discount rate	8.00 – 16.00% (11.99)%
Investments in Preferred Equity	Discounted cash flow	Discount rate	8.00 – 15.00% (9.63)%
Significant increases or decreases in the market discount rate would result in significantly lower or higher fair value measurements, respectively.
During the year ended December 31, 2018, there were no transfers between Levels 1, 2 or 3 of the fair value hierarchy.

Mosaic Real Estate Credit, LLC
Notes to Financial Statements (continued)
December 31, 2018
The following is a reconciliation of the beginning and ending balances of the Fund’s Level 3 investments in real estate joint ventures during the year ended December 31, 2018:
Balance at January 1, 2018	$172,766,116
Contributions to investments in real estate joint ventures	360,259,874
Distributions from investments in real estate joint ventures	(331,553,369)
Net investment income from real estate joint ventures	25,329,643
Change in unrealized appreciation from real estate joint ventures	3,154,443
Realized loss from real estate joint ventures	(2,646,382)
Balance at December 31, 2018	$227,310,325
Change in unrealized appreciation for investments held at December 31, 2018	$2,077,801
4.   INVESTMENT INCOME FROM REAL ESTATE JOINT VENTURES
The Fund’s pro rata share of investment income from real estate joint ventures for the year ended December 31, 2018 is summarized as follows:
Interest income	$20,155,870
Accrued preferred returns	2,253,946
Other income	3,788,664
Professional fees	(742,695)
Administration expense	(63,290)
Interest expense	(54,934)
Organizational expenses	(7,918)
Net Investment Income from Real Estate Joint Ventures	$25,329,643
5.   PORTFOLIO DIVERSIFICATION
As of December 31, 2018, the Fund had real estate investments located throughout the United States of America. The diversification of the investments held by the Fund’s investments in real estate joint ventures based on the estimated fair values and established National Council of Real Estate Fiduciaries (“NCREIF”) regions is as follows:
Region	Fair Value	Region %
Mountain	$29,828,634	13
Northeast	7,319,463	3
Pacific	149,426,484	64
Southeast	45,419,645	20
Total	$231,994,226	100
Amounts shown above represent the Fund’s share of real estate loans and preferred equity investments held by the Investment Vehicles but exclude the other assets and liabilities of the Investment Vehicles.
6.   MEMBERS’ EQUITY
a.   Incentive Allocations and Distributions
The Manager or Special Member, based on unit class, shall receive a quarterly incentive distribution in accordance with the Agreement. With respect of each unit issued to and held by Members who have at least

Mosaic Real Estate Credit, LLC
Notes to Financial Statements (continued)
December 31, 2018
$1,000,000 under management with the Manager, have a net worth of more than $2,100,000, are an employee of the Manager or are a “qualified client” as defined in section 2(a)(51)(A) of the Investment Company Act of 1940, as amended (“qualified clients”) as of the end of each quarterly period, an incentive distribution is made to the Manager or Special Member equal to 25% of distributable net income (“DNI”, as defined in the Agreement) provided that the sum of all cash income and expenses, as adjusted, constitutes an increase over the capital contributions made by the qualified clients of at least 1% per quarter. To the extent that the Fund has earned income on a non-cash basis, or the Fund’s investments have experienced unrealized appreciation, an incentive allocation to the Manager or Special Member is reflected in the statement of changes in members’ equity, and such incentive is distributed to the Manager or Special Member when the related income is received in cash. For certain investors who are not qualified clients, the Manager or Special Member will charge an incentive allocation on all items of income that do not constitute capital gain. The incentive allocation from the Members to the Manager and Special Member was $6,307,652 for the year ended December 31, 2018. Incentive distributions of $5,959,069 were made to the Manager and Special Member during the year ended December 31, 2018.
b.   Members’ Distributions
After incentive distributions are made to the Manager and Special Member, distributions of remaining DNI from the Fund’s investments, which shall include all proceeds in excess of the original cost, net of expenses, including interest income earned on such investments, are distributable quarterly in accordance with the Agreement. Per the Agreement, distributable income, as defined, will be distributed to Members based on the Units held by each Member as of the end of each quarterly period multiplied by the NAV of such Members divided by the aggregate NAV of the Fund as of the end of each quarterly period. This Member distribution shall take into account the relative rights of each outstanding series and class of Members.
c.   Allocation of Members’ Net Income and Loss
After consideration of the incentive allocation to the Manager and Special Member, net income or loss is allocated to the Members, excluding the Manager and Special Member, based on the opening monthly NAV and the Units held by each member.
d.   Management fee
In lieu of the incentive allocation, which the Fund may not charge to investors who do not qualify as a qualified client per the Agreement and regulatory guidelines, the Manager will receive a management fee equal to 2.5% of the NAV of certain Members not considered qualified clients on an annual basis. The management fee will be paid quarterly. The management fee expense was $5,542 for the year ended December 31, 2018. Management fees of $6,106 were paid to the Manager during the year ended December 31, 2018.
7.   RELATED PARTY TRANSACTIONS
Certain Members are affiliated with the Manager. The aggregate balance of affiliated Members’ equity at December 31, 2018 was $2,773,131. Of this amount $2,668,877 is held by direct members of the Manager.
During the year ended December 31, 2018, the Fund has amounts due to and from related parties for transactions performed in the normal course of business, which is presented as due from related parties, net in the accompanying statement of assets, liabilities and members’ equity. As of December 31, 2018, a net amount of $10,453,694 is due from related parties. Of this, $2,001,226 is due from Mosaic Real Estate Credit Offshore, LP for investment purchases, $3,731,372 is due from MGA for investment purchases, $51,616 is due from various related parties for professional fees paid by the Fund, $4,645 is due from the Manager for other expenses paid on behalf of the Manager, $916,209 is due to NU for investment purchases, $6,661,197 is due to Mosaic Real Estate Credit TE, LLC investment purchases, $397,102 is due from UA for investment

Mosaic Real Estate Credit, LLC
Notes to Financial Statements (continued)
December 31, 2018
purchases, $11,111,142 is due from MREC Domestic REIT Holdings, LLC for distributions, $820,844 is due from MREC TE REIT Pref Holdings, LLC for distributions, and $86,847 is due to MREC International Incentive Split, LP for distributions.
The Fund makes all investments alongside Mosaic Real Estate Credit TE, LLC and Mosaic Real Estate Credit Offshore, LP (“parallel funds”), both of which are also managed by the Manager. Ownership in each Investment Vehicle is calculated on a monthly basis based on the relative net asset values of the Fund and the parallel funds as of the first day of the calendar month.
8.   FINANCIAL HIGHLIGHTS
The following per Unit data and ratios to average net assets are presented for the year ended December 31, 2018:
Members’ Equity per Unit	Class A/CX	Class F	Class M	Class QC
Members’ Equity per Unit, beginning of year	1080.40	1082.34	1039.69	1070.77
Net investment income before management fees and incentive	131.38	131.66	125.33	130.21
Net gain fromreal estate joint ventures	0.47	0.47	0.31	0.46
Management fees	—	—	(26.17)	—
Incentive	(32.96)	(29.73)	—	(32.67)
Distributions	(91.09)	(94.38)	(116.07)	(90.28)
Members’ Equity per Unit, end of year	1088.20	1090.36	1023.09	1078.49
Total Return(1)	Class A/CX	Class F	Class M	Class QC
Before incentive and management fees	12.83%	12.83%	12.83%	12.83%
After incentive and management fees	9.49%	9.82%	10.04%	9.49%
Ratios(2)	Class A/CX	Class F	Class M	Class QC
Fund expenses, before incentive and management fees	0.25%	0.25%	0.25%	0.25%
Incentive	3.10%	2.73%	0.00%	3.04%
Management fees	0.00%	0.00%	2.53%	0.00%
Total Fund expenses	3.35%	2.98%	2.78%	3.29%
Fund’s pro rata share of expenses of real estate joint ventures (note 4)	0.43%	0.43%	0.43%	0.43%
Total Fund and real estate joint ventures expenses	3.78%	3.41%	3.21%	3.72%
Net investment income, before incentive and management fees	12.17%	11.92%	11.98%	11.94%
Net investment income, after incentive and management fees	9.06%	9.19%	9.45%	8.90%

(1)
Total returns are calculated as geometrically linked monthly returns for each month during the year. Monthly returns are calculated as net increase/(decrease) in the unit class’ equity resulting from operations for the month divided by the opening unit class’ equity for the month. The Opening unit class’ equity represents the balance of the unit class’ equity at the beginning of each month, after taking into account contributions, allocations and withdrawals. Operating performance is based on the unit class’ interests held throughout the year.

(2)
Ratios are computed using the unit class’ weighted average equity for the year.

Financial highlights are calculated for each permanent, non-managing series of Units. An individual unitholder’s financial highlights may vary based on the timing of equity transactions.

Mosaic Real Estate Credit, LLC
Notes to Financial Statements (continued)
December 31, 2018
9.   COMMITMENTS AND CONTINGENCIES
In the normal course of business, the Fund and its investee entities enter into contracts that contain a variety of representations and warranties and which provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. As of December 31, 2018, the maximum funding amounts allowed to be drawn by the investee entities is $454,336,606, which, if necessary, will be covered by the Fund alongside Mosaic Real Estate Credit TE, LLC and Mosaic Real Estate Credit Offshore, LP. The Fund’s pro rata share of investments held by real estate joint ventures include loan commitments of $312,490,485, outstanding principal of $182,310,655, and unfunded commitments of $130,179,830.
10.   SUBSEQUENT EVENTS
On January 30, 2019, MGA formed Mosaic Parkland, LLC and through this limited liability company made an investment in a loan to finance the acquisition of land located in Ventura, California. The investment is 100% owned by the MGA and made with an initial capital contribution of $20,000,000. The interest rate on the loan is Libor + 10.25%.
On March 20, 2019, UA formed Mosaic Marbach Apartments, LLC and through this limited liability company made an investment in preferred equity to finance the acquisition of apartments located in San Antonia, Texas. The investment is 100% owned by UA and made with an initial capital contribution of $6,137,986. The preferred return rate range is 8.00-12.00%.
On January 30, 2019, the real estate loan held by Mosaic Tahoe Beach Club, LLC, was fully paid down.
On February 11, 2019, the real estate loan held by Mosaic Turk & Leavenworth, LLC, was fully paid down.
Subsequent to year end, the Fund received capital contributions from non-managing members totaling $21,771,690. These amounts are in addition to the committed capital funded in advance as of December 31, 2018 that was considered a contribution to the Fund effective January 1, 2019.
The Manager has evaluated events through April 30, 2019, the date these financial statements were available for issuance, and has determined there are no other subsequent events that require recognition or disclosure in the financial statements.

FINANCIAL STATEMENTS OF MOSAIC REAL ESTATE CREDIT TE, LLC
Index to Unaudited Financial Statements as of September 30, 2021 and for the nine month periods ended September 30, 2021 and September 30, 2020
Index to Audited Financial Statements for the Year Ended December 31, 2020
INDEPENDENT AUDITORS REPORT	F-95
AUDITED STATEMENT OF ASSETS, LIABILITIES AND MEMBERS’ EQUITY	F-96
AUDITED SCHEDULE OF INVESTMENTS	F-97
AUDITED STATEMENT OF OPERATIONS	F-100
AUDITED STATEMENT OF CHANGES IN MEMBERS’ EQUITY	F-101
AUDITED STATEMENT OF CASH FLOWS	F-102
NOTES TO AUDITED FINANCIAL STATEMENTS	F-103
Index to Audited Financial Statements for the Year Ended December 31, 2019
INDEPENDENT AUDITORS REPORT	F-113
AUDITED STATEMENT OF ASSETS, LIABILITIES AND MEMBERS’ EQUITY	F-114
AUDITED SCHEDULE OF INVESTMENTS	F-115
AUDITED STATEMENT OF OPERATIONS	F-118
AUDITED STATEMENT OF CHANGES IN MEMBERS’ EQUITY	F-119
AUDITED STATEMENT OF CASH FLOWS	F-120
NOTES TO AUDITED FINANCIAL STATEMENTS	F-121
Index to Audited Financial Statements for the Year Ended December 31, 2018
INDEPENDENT AUDITORS REPORT	F-131
AUDITED STATEMENT OF ASSETS, LIABILITIES AND MEMBERS’ EQUITY	F-132
AUDITED SCHEDULE OF INVESTMENTS	F-133
AUDITED STATEMENT OF OPERATIONS	F-135
AUDITED STATEMENT OF CHANGES IN MEMBERS’ EQUITY	F-136
AUDITED STATEMENT OF CASH FLOWS	F-137
NOTES TO AUDITED FINANCIAL STATEMENTS	F-138

Mosaic Real Estate Credit TE, LLC
Statement of Assets, Liabilities and Members’ Equity (Unaudited)
September 30, 2021
Assets
Investments in real estate joint ventures, at fair value (cost $176,932,328)	$175,334,413
Cash	1,295,968
Due from related parties	15,155,817
Distributions receivable	669,054
Total Assets	192,455,252
Liabilities
Due to related parties	18,061,938
Distributions payable	4,590,385
Accounts payable	257,376
Management fees payable	3,222
Total Liabilities	22,912,921
Commitments and Contingencies (Note 9)
Members’ Equity	169,542,331
Total Liabilities and Members’ Equity	$192,455,252
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit TE, LLC
Schedule of Investments (Unaudited)
September 30, 2021
Investments in real estate joint ventures
Investment Description	Cost	Fair Value	% of Members’ Equity
MREC NU Asset Pool, LLC(1)	$3,390,122	$1,995,258	1.2%
MREC Shared Holdings General Partnership(1)	141,670,096	140,774,442	83.0%
MREC TE REIT Pref Holdings, LLC(1)	22,027,900	22,525,706	13.3%
MREC TE Holdings, LLC(1)	9,844,210	10,039,007	5.9%
Total	$176,932,328	$175,334,413	103.4%

(1)
MREC NU Asset Pool, LLC, MREC Shared Holdings General Partnership, MREC TE REIT Pref Holdings, LLC, MREC TE Holdings, LLC and Mosaic Real Estate Credit TE, LLC (the “Fund”) are managed by the same investment manager, MREC Management, LLC.

Investments held by real estate joint ventures
Investments in Preferred Equity	City, State	Acquistion Date	Maturity Date	Preferred Return Rate	Cost	Fair Value	% of Members’ Equity
Apartment
Mosaic ECI Tranche III, LLC(4)	Little Rock, AR	2/22/18	3/1/30	12.00%	$2,363,747	$2,363,747	1.4%
	Byram, MS
	Horn Lake, MS
	Richland, MS
Mosaic RREAF Southeast, LLC(4)	Little Rock, AR	11/30/18	12/1/30	12.00%	3,040,122	3,040,966	1.8%
	Columbus, GA
Mosaic Marbach Apartments, LLC(4)	San Antonio, TX	3/20/19	4/1/34	12.00%	1,680,937	1,685,110	1.0%
Mosaic Hawk Ridge Investor , LLC(4)	Winston Salem, NC	5/9/19	6/1/24	12.00%	939,262	941,757	0.6%
Mosaic 1800 Ashley, LLC(4)	Charleston, SC	6/20/19	7/1/24	12.00%	1,154,599	1,158,232	0.7%
Mosaic VL Investor, LLC(4)	Fort Meyers, FL	2/18/20	3/1/25	12.00%	7,565,017	7,629,546	4.5%
MREC Sunbelt Porfolio Sub-Pool 1, LLC(4)	Mission, TX	11/10/20	N/A(6)	12.00%	12,853,194	13,002,202	7.7%
	Corpus Christi, TX
	Webster, TX
	North Little Rock, AR
	Houston, TX
	Conway, AR
	Beaumont, TX
	Little Rock, AR
	Texas City, TX
	Southaven, MS
Mixed-Use Development
Mosaic Aetna Springs PE, LLC(5)	Pope Valley, CA	12/13/18	N/A(6)	Greater of LIBOR + 11.00% or 13.00%	8,859,886	8,868,922	5.2%
Total					$38,456,764	$38,690,482	22.9%

(4)
Investment is held through MREC TE Pref Holdings, LLC. Amounts presented represent the Fund’s 31% share of ownership in the underlying investment.

(5)
Investment is held through MREC TE Holdings, LLC. Amounts presented represent the Fund’s 31% share of ownership in the underlying investment.

(6)
Investment continues in perpetuity.

The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit TE, LLC
Schedule of Investments (Unaudited) (continued)
September 30, 2021
Investments in Loans	City, State	Acquisition Date	Maturity Date	Interest Rate	Commitment	Outstanding Principal	Amortized Cost	Fair Value	% of Members’ Equity
Condominium Development
Mosaic Timbers Kauai, LLC(2)	Kauai, HI	11/28/16	11/28/21	9.13%	$353,038	$353,038	$353,038	$353,038	0.2%
Mosaic North Bergen, LLC(2)	North Bergen, NJ	8/7/19	8/7/22	Greater of LIBOR + 6.75% or 9.15%	16,788,664	15,782,070	15,809,841	15,782,070	9.3%
Mosaic Sovereign Town Center, LLC(2)	Davenport, FL	11/12/20	5/1/23	Greater of LIBOR plus 8.20% or 9.20%	17,355,849	1,693,939	1,661,169	1,693,939	1.0%
Subtotal					34,497,551	17,829,047	17,824,048	17,829,047	10.5%
Hotel Development
Mosaic Sacramento Hotel, LLC(2)	Sacramento, CA	7/24/18	10/23/21	Greater of LIBOR + 9.89% or 10.89%(7)	5,611,346	5,583,829	5,583,829	5,583,829	3.3%
Mosaic Silverrock, LLC(2)	La Quinta, CA	11/28/18	11/27/21	Greater of LIBOR + 11.00% or 13.00%	5,444,972	5,433,258	5,363,582	5,433,258	3.2%
Mosaic Southlake, LLC(2)	Southlake, TX	12/31/18	12/31/21	15.00%	3,266,983	3,262,605	3,262,605	3,262,605	1.9%
Mosaic Spring Street Hotel, LLC(2)	Los Angeles, CA	11/16/18	11/15/21	Greater of LIBOR + 9.75% or 11.50%(7)	7,703,123	5,077,048	5,069,471	5,077,048	3.0%
Mosaic Davis Hotel, LLC(2)	Davis, CA	5/20/19	5/20/22	Greater of LIBOR + 8.25% or 9.25%	7,138,964	7,108,111	7,084,194	7,108,111	4.2%
Mosaic Park City Resort, LLC(2)	Park City, UT	6/6/19	6/6/22	Greater of LIBOR + 7.56% or 9.99%	23,199,423	15,829,646	15,772,149	15,829,646	9.3%
Mosaic Portland Hotel, LLC(2)	Portland, OR	6/28/19	6/29/23	Greater of LIBOR + 8.50% or 11.00%	139,149,289	18,754,683	18,280,630	18,754,683	11.1%
Subtotal					191,514,100	61,049,180	60,416,460	61,049,180	36.0%
Mixed-Use Development
Mosaic Metro Air Park, LLC(2)	Sacramento, CA	2/28/18	12/31/21	11.00% (3)	5,205,604	3,781,273	3,781,273	3,781,273	2.2%
Mosaic Duo, LLC(2)	Phoenix, AZ	6/6/19	7/1/22	Greater of LIBOR + 7.75% or 9.60%	2,556,112	2,438,267	2,438,259	2,438,267	1.4%
Mosaic LV MF, LLC(2)	Las Vegas, NV	8/30/19	8/30/22	Greater of LIBOR + 8.00% or 10.02%	45,374,768	20,968,844	20,898,922	20,968,844	12.4%
Mosaic Retreat, LLC(2)	Midway City, CA	6/10/19	1/1/22	Greater of LIBOR + 8.50% or 10.95%	2,625,918	2,570,391	2,628,626	2,570,391	1.5%
Mosaic Silo Ridge, LLC(2)	Amenia, NY	5/20/19	5/1/22	Greater of LIBOR + 8.50% or 10.95%	16,637,415	12,771,319	12,737,919	12,771,319	7.5%
1111 Sunset(2)	Los Angeles, CA	8/29/19	12/1/21	Greater of LIBOR + 6.25% or 8.75%	4,091,292	3,906,223	3,906,223	3,906,223	2.3%
Mosaic Merced, LLC(2)	Merced, CA	11/26/19	12/1/21	Greater of LIBOR + 7.25% or 9.35%	20,796,769	15,915,739	15,966,694	15,915,739	9.4%
Mosaic Gardenhouse, LLC(2)	Beverly Hills, CA	1/28/20	2/1/22	Greater of LIBOR + 4.75% or 6.40%	3,629,981	3,617,128	3,603,721	3,617,128	2.1%
Subtotal					100,917,859	65,969,184	65,961,637	65,969,184	38.8%
Total					$326,929,510	$144,847,411	$144,202,145	$144,847,411	85.3%

(2)
Investments are held through MREC Shared Holdings General Partnership, LLC. Amounts presented represent the Fund’s 31% share of ownership in each underlying investment.

(3)
Investment charges 5% default interest.

(7)
Investment charges 5% default interest on advances made on or after March 1, 2021.

The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit TE, LLC
Schedule of Investments (Unaudited) (continued)
September 30, 2021
Investments in Real Estate	City, State	Acquisition Date	Real Estate at Cost	Real Estate at Fair Value	% of Members’ Equity
Land
Mosaic Portland Superblock, LLC(2)	Portland, OR	12/29/17	$14,558,589	$10,439,222	6.2%
Mosaic Vintage Oaks, LLC(2)	Windsor, CA	3/31/17	12,164,396	9,090,079	5.4%
Subtotal			26,722,985	19,529,301	11.5%
Mixed-Use Development
Mosaic LA Office, LLC(2)	Los Angeles, CA	10/16/18	7,541,960	7,676,268	4.5%
Subtotal			7,541,960	7,676,268	4.5%
Total			$34,264,945	$27,205,569	16.0%
Total investments held by investments in real estate joint ventures			$216,923,854	$210,743,462	124.3%
Other net liabilities of investments in real estate joint ventures			$(39,991,526)	$(35,409,049)	-20.9%
Total investments in real estate joint ventures			$176,932,328	$175,334,413

(2)
Investments are held through MREC Shared Holdings General Partnership, LLC Amounts presented represent the Fund’s 31% share of ownership in each underlying investment.

The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit TE, LLC
Statements of Operations (Unaudited)
For the nine months ended September 30, 2021 and 2020
	2021	2020
Net Investment Income from Real Estate Joint Ventures (Note 4)	$15,113,156	$13,250,184
Fund Expenses
Professional fees	340,679	172,847
Administration expense	195,618	219,345
Organizational expenses	11,605	11,691
Management fees	9,428	8,962
Total Fund Expenses	557,330	412,845
Net Investment Income	14,555,826	12,837,339
Change in Unrealized Depreciation from Real Estate Joint Ventures	(969,866)	(1,419,910)
Net Realized Loss from Real Estate Joint Ventures	(1,092,836)	—
Net Income	$12,493,124	$11,417,429
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit TE, LLC
Statement of Changes in Members’ Equity (Unaudited)
For the nine months ended September 30, 2021
	Manager and Special Member	Class A/CX Members	Class CXR Members	Class M Members	Class MR Members	Class QC Members	Class Z Members	Total Members’ Equity
Members’ Equity, beginning of period	$1,295,647	$134,972,247	$25,136,469	$436,924	$56,477	$832,663	$3,168,274	$165,898,701
Net income	—	10,267,348	1,894,996	24,930	3,160	62,875	239,815	12,493,124
Incentive allocation	3,056,305	(2,566,837)	(473,749)	—	—	(15,719)	—	—
Distributions	(2,521,604)	(6,920,823)	(1,277,229)	(29,324)	(3,723)	(42,377)	(212,070)	(11,007,150)
Contributions	—	2,188,574	6,436	14,110	—	2,544	8,557	2,220,221
Redemptions	—	(62,565)	—	—	—	—	—	(62,565)
Members’ Equity, end of period	$1,830,348	$137,877,944	$25,286,923	$446,640	$55,914	$839,986	$3,204,576	$169,542,331
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit TE, LLC
Statements of Cash Flows (Unaudited)
For the nine months ended September 30, 2021 and 2020
	2021	2020
Cash flows from operating activities:
Net income	$12,493,124	$11,417,429
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Net investment income from real estate joint ventures	(15,113,156)	(13,250,184)
Change in unrealized depreciation from real estate joint ventures	969,866	1,419,910
Net realized loss from real estate joint ventures	1,092,836	—
Contributions to investments in real estate joint ventures	(23,173,863)	(24,123,754)
Distributions from investments in real estate joint ventures, net of change in distributions receivable	29,717,261	17,843,707
Amortization of organizational costs	11,605	11,691
Changes in assets and liabilities:
Due to related parties	(9,087,191)	7,021,228
Due from related parties	9,411,320	(4,624,895)
Accounts payable	137,515	8,427
Management fees payable	125	103
Net cash provided by (used in) operating activities	6,459,442	(4,276,338)
Cash flows from financing activities:
Distributions, net of change in distributions payable	(9,062,795)	(9,888,148)
Contributions, net of change in contributions received in advance	2,220,221	13,698,034
Redemptions, net of change in redemptions payable	(62,565)	(2,010,496)
Net cash (used in) provided by financing activities	(6,905,139)	1,799,390
Net decrease in cash during the period	(445,697)	(2,476,948)
Cash – beginning of period	1,741,665	2,478,345
Cash – end of period	$1,295,968	$1,397
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit TE, LLC
Notes to Financial Statements (Unaudited)
September 30, 2021
1.   ORGANIZATION AND PURPOSE
Mosaic Real Estate Credit TE, LLC (the “Fund”), a Delaware limited liability company, was formed on March 16, 2016, and made its initial capital call and commenced operations on October 1, 2016. The Fund is managed by MREC Management, LLC (the “Manager”) and was organized for the purpose of originating or acquiring short term loans collateralized by real estate with a loan-to-value ratio (“LTV”) not exceeding 70%. The Fund may also invest in other forms of debt exposure through joint ventures or other structured finance products such as mezzanine debt, preferred equity or corporate ownership of companies that own these asset types, each with LTV exposure not to exceed 70%. The Fund may utilize leverage, and under normal market conditions this leverage will not exceed 25% of the Fund’s net asset value (“NAV”), determined at the time such leverage is secured.
The Fund holds direct investments in MREC NU Asset Pool, LLC (“NU”), MREC Shared Holdings General Partnership (“Shared Holdings”), MREC TE Pref Holdings, LLC (“Pref Holdings”), and MREC TE Holdings, LLC (“TE Holdings”). Shared Holdings, Pref Holdings, and TE Holdings in turn own interests in MREC Good Asset, LLC (“MGA”), MREC U Asset Pool, LLC (“UA”), and MREC U2 Asset Pool, LLC (“U2”) respectively. NU, MGA, UA and U2 are collectively referred to as the “Investment Vehicles” and the Fund directly or indirectly holds a 31% ownership interest in each of these entities as of September 30, 2021.
The Fund is authorized to issue and sell in private offerings an unlimited number of membership interests (“Units”) in the Fund. Units may be classified as Class A Units, Class CX Units, Class M Units, Class QC Units, Class Z Units, Class CXR Units or Class MR Units. Class CXR Units and Class MR Units are collectively referred to as “Class R Units”. Class A Units and Class CX Units have the same rights; however the incentive allocations related to Class CX Units are paid to the Mosaic Special Member, LLC (the “Special Member”) and incentive allocations related to Class A Units are paid to the Manager in accordance with the Fund’s limited liability company agreement (the “Agreement”). Class M Unit holders pay a management fee to the Manager in lieu of an incentive allocation. Incentive allocations related to Class QC Units are paid to the Manager. Class Z Units incur no incentive allocations or management fees and are held by members of the Manager. Refer to note 6 for descriptions of incentive allocations and management fees.
Each Member has the right to request the redemption of some or all of its units (other than Class R Units) that have been issued and outstanding for at least two full years upon at least 90 days written notice prior to calendar year end. Units will be converted to Class R Units in the event that any units requested to be redeemed cannot be redeemed due to a lack of sufficient funds. To the extent available, distributions of capital transaction proceeds shall be distributed to the holders of the Class R Units. The Fund shall have no obligation to liquidate assets for the purpose of redeeming Class R Units. In the event that any Class R Units are outstanding on the second anniversary that such Class R Units were issued, the Manager shall use any capital transaction proceeds to redeem such units. At September 30, 2021 there were 12,550.63 outstanding Class A Units, 118,963.43 outstanding Class CX Units, 474.36 outstanding Class M Units, 799.45 outstanding Class QC Units, 3,003.57 outstanding Class Z Units, 24,119.78 outstanding Class CXR Units and 59.38 outstanding Class MR Units. The holders of these Units are collectively referred to as the “Members”.
The Fund’s Agreement provides that the Fund has a perpetual term, unless the Manager determines to dissolve the Fund or the Fund is otherwise dissolved pursuant to the terms of the Agreement.
2.   BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES
a.   Basis of Presentation
The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The Fund is an investment company and follows the accounting and

Mosaic Real Estate Credit TE, LLC
Notes to Financial Statements (Unaudited)
September 30, 2021
reporting guidance in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financials Services — Investment Companies. Management has determined the Fund is an investment company under FASB ASC Topic 946 based on the following characteristics: the Fund obtains funds from one or more unaffiliated investors, provides its investors with investment services, maintains that its business purpose and substantive activities are investing funds in multiple investments for returns from capital appreciation and/or investment income, and manages its investments on a fair value basis.
The accompanying unaudited interim financial statements, in the opinion of management, reflect all adjustments that are necessary to fairly state the financial position as of September 30, 2021 and the results of operations of the Fund for the nine months ended September 30, 2021 and 2020. All adjustments recorded in preparing these financial statements are of a normal recurring nature.
b.   Real Estate Joint Ventures
Investments in real estate joint ventures are stated at the fair value of the Fund’s ownership interests of the underlying entities. The Fund’s ownership interests are valued based on the fair value of the underlying investments and other factors, such as ownership percentage, ownership rights, buy/sell agreements, and distribution provisions. The underlying assets and liabilities are valued as described in note 2(c) below. Distributions from real estate joint ventures are considered returns of capital to the extent of the cost basis of the investment. Any excess distributions are recognized as realized gains. Upon the disposition of all real estate investments by an investee entity, the Fund will continue to state its equity in the remaining net assets of the investee entity during the wind down period, if any, that occurs prior to the dissolution of the investee entity.
c.   Investment Valuation
Investments in real estate loans, preferred equity and real estate are carried by the real estate joint ventures at fair value, as determined by the Manager. It is the Fund’s policy to obtain third-party appraisals on a quarterly basis, which are reviewed and approved by the Manager. Investments are made directly or indirectly through partnerships or limited liability companies (“Investment Vehicles”). These investee entities then utilize the funds to purchase real estate or interests in other real estate entities or loans. Investments are initially recorded at their original investment amount. Additional investments are added to the cost basis of the investment and distributions that represent a return of investment reduce the cost basis of the investment. The difference between the cost basis of the investment and its fair value represents unrealized appreciation or depreciation. Changes in unrealized appreciation and depreciation during a period is reflected in the statement of operations.
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, in the principal or most advantageous market considering the highest and best use of an asset and non-performance risk related to a liability, at the measurement date.
Below is a summary of the valuation techniques and inputs used to value real estate loans, preferred equity and real estate:
Real Estate Loans
The fair values for performing real estate loans are based upon the net present value of the expected cash flows using the discounted cash flow technique (income approach). The primary inputs are expected maturity dates, market interest rates for loans with similar characteristics and adjustments for the borrower’s credit risk. The credit risk component of the valuation considers several factors, including financial performance, business outlook, debt priority and the value of collateral positions. For loans that have an impaired recovery value due to the underlying collateral having a loan-to-value ratio over 100%, a partial or

Mosaic Real Estate Credit TE, LLC
Notes to Financial Statements (Unaudited)
September 30, 2021
zero recovery is utilized for the terminal cash flow in the discounted cash flow model. Non-performing loans are valued based upon the liquidation value of the underlying collateral.
Preferred Equity
The fair values for investments in preferred equity are based upon the net present value of the expected cash flows using the discounted cash flow technique. The Fund obtains current market information regarding the underlying real estate where available and uses this information in determining an appropriate discount rate for the investment, which is used to estimate the fair value of investments in preferred equity.
Real Estate
The Fund’s investments in real estate consist of parcels of land and a commercial office property that were acquired through foreclosure of the real estate, which served as collateral for non-performing mortgage loan investments. The fair value of land parcels is based on comparable sales transaction data, considering the characteristics of the land parcel, including location, zoning and buildable square footage. The fair value of operating properties is based on a discounted cash flow analysis, which involves projecting the net cash flows from the property and computing the present value of the cash flows using a market discount rate. The cash flows include a projection of the net sales proceeds at the end of the holding period, computed by dividing the projected cash flows from the property for the year following the holding period by a market capitalization rate. Determination of appropriate capitalization and discount rates involves consideration of several factors including, but not limited to, the location and quality of the property, and leasing, operational and other risks associated with the property.
d.   Cash
From time to time, the balances of cash accounts exceed the Federal Depository Insurance Corporation (“FDIC”) insurance limit. The Fund manages its credit risk by maintaining cash balances with financial institutions that it believes are financially sound.
e.   Net Investment Income from Real Estate Joint Ventures
The Fund recognizes its pro rata share of income and expenses of its investee entities in net investment income from real estate joint ventures on the accompanying statements of operations. Revenue recognition policies of the investee entities are as follows:
Interest income is recorded on an accrual basis unless deemed doubtful of collection. Non-refundable loan origination fees, net of direct origination costs, and similar fees, including structuring, closing, commitment and upfront fees, earned with respect to loan commitments are generally deferred and amortized or accreted into interest income over the term of the respective debt investment using a method that approximates the effective interest method. The Investment Vehicles record exit fees on an accrual basis as part of interest income in the same manner as the aforementioned fees. These fees are recorded as adjustments of the original cost basis of the loan. Extension fees are amortized over the extended term of the debt investment using a method that approximates the effective interest method. In addition, the investee entity may generate revenue in the form of prepayment fees which are recognized when earned.
Preferred returns from investments in preferred equity are accrued into income over the projected term of the investment, based on the terms of the related partnership or operating agreement.
f.   Organizational Expenses
Organizational expenses have been capitalized and amortized over five years.

Mosaic Real Estate Credit TE, LLC
Notes to Financial Statements (Unaudited)
September 30, 2021
g.   Income Taxes
The Fund is treated as a partnership for income tax purposes. The Members are required to include their respective share of profits and losses of the Fund in their respective tax returns to the extent required by the Internal Revenue Code, as amended and, therefore, no provisions for income taxes have been made in the accompanying financial statements. Investments with operations in certain states may be subject to state and local taxes based upon income, gross receipts, or capital.
The Fund follows the authoritative guidance outlined in FASB ASC Topic 740, Income Taxes, with respect to recognition, measurement and disclosure of uncertain tax positions in an entity’s financial statements. The Fund recognizes the benefit of an income tax position equal to the largest amount of benefit that has a greater than 50% likelihood of being sustained upon examination by the applicable taxing authority. Based on its analysis, the Fund has determined that it has not incurred any liability for unrecognized tax benefits as of September 30, 2021. The Fund does not expect that its assessment regarding unrecognized tax benefits will materially change over the next 12 months. However, the Fund’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, compliance with U.S. federal and U.S. state tax laws, and changes in the administrative practices and precedents of the relevant taxing authorities. Changes in recognition or measurement of tax positions are reflected in the period in which the change in judgment occurs. The Fund’s policy is to record interest and penalties incurred with respect to its tax positions as operating expenses. No such interest or penalties were incurred during the nine months ended September 30, 2021 or 2020. All of the Fund’s tax returns since inception are open to examination by taxing authorities.
The Bipartisan Budget Act of 2015 provides that any tax adjustments resulting from partnership audits will generally be determined, as well as any resulting tax, interest, and penalties collected, at the partnership level. There were no partnership audits performed during the nine months ended September 2021 or 2020 and the Fund had no resulting tax adjustments for the nine months ended September 30, 2021 or 2020.
h.   Distributions
The Manager generally makes quarterly distributions of distributable net income (“DNI”), which includes interest payments and any other cash income received by the Fund during the period, after deduction of applicable fees, expenses, and reserves determined by the Manager. Distributions are recorded on the last day of each calendar quarter and paid to the Manager, the Special Member, and Members holding Units in the Fund as of that date, generally within 60 days following the end of such calendar quarter.
i.   Risks and Uncertainties
Valuation and Liquidity Risk
The Fund invests in loans and similar investments for which no liquid market exists. The market prices for such investments may be volatile and may not be readily available due to disruptions in the global capital, credit and real estate markets.
The decline in liquidity and prices of loans and similar investments, as well as the availability of observable transaction data and inputs, impacts the determination of fair value of investments. As a result, amounts ultimately realized by the Fund from investments sold may differ from the fair values presented and the differences could be material. In the event the Fund is required to liquidate all or a portion of its portfolio quickly, the Fund may realize significantly less than the value at which it previously recorded those investments.

Mosaic Real Estate Credit TE, LLC
Notes to Financial Statements (Unaudited)
September 30, 2021
Credit Risk
In the normal course of business, the Fund maintains its cash balances in several financial institutions, which at times may exceed FDIC insurance limits. The Fund manages its credit risk by maintaining cash balances with financial institutions that it believes are financially sound. The Fund is subject to credit risk to the extent any financial institution with which it conducts business is unable to fulfill contracted obligations on its behalf. Credit risk includes the possibility that a loss may occur from the failure of counterparties or issuers to make payments according to contract terms. Additionally, concentration of credit risk arises when a number of borrowers related to the Fund’s real estate loans are engaged in similar business activities or activities in the same geographic region or have similar economic features that would cause their ability to meet contractual obligations, including those to the Fund, to be similarly affected by changes in economic conditions. The Fund monitors various segments of its portfolio to assess potential concentration of credit risks.
Diversification Risk
The assets of the Fund and the geography of investments are concentrated in collateralized loans, preferred equity investments and properties in the real estate market which may expose the investment portfolio to more rapid changes in value than would be the case if the Fund was to maintain a wide diversification among investments or industry sectors.
Concentrations of Market and Interest Rate Risk
Market risk is a potential loss the Fund may incur as a result of changes in the fair value of its investments. Interest rate risk includes the risk associated with changes in prevailing interest rates. Any change to the interest rates relevant to a particular investment may result in the Fund being unable to secure similar returns upon the sale of its investments. In addition, changes to prevailing rates or changes in expectations of future rates may result in an increase or decrease in the value of the investments held, as well as increase or decrease in amounts of interest income earned.
The United Kingdom’s Financial Conduct Authority announced that it will no longer compel panel banks to sustain the London Interbank Offered Rate (“LIBOR”) after December 31, 2021 for the one-week and two-month U.S. dollar settings, and after June 30, 2023 for the remaining U.S. dollar settings. Certain of the Fund’s financial instruments, financings or other transactions may use a floating rate based on LIBOR. The expected discontinuation of LIBOR may lead to increased volatility and illiquidity in markets for instruments based on LIBOR. Since the usefulness of LIBOR as a benchmark could deteriorate during the transition period, these effects could occur prior to the end of 2021. Any of these factors may adversely affect the performance of the Fund’s LIBOR-based instruments. The Fund mitigates its exposure to volatility in LIBOR by incorporating LIBOR floors into the contractual terms of the loan agreements.
Pandemic Risk
Certain impacts from the COVID-19 outbreak may have a significant negative impact on the Fund’s operations and performance. These circumstances may continue for an extended period of time, and may have an adverse impact on economic and market conditions. The ultimate economic fallout from the pandemic, and the long-term impact on economies, markets, industries and individual companies, are not known. The extent of the impact to the financial performance and the operations of the Fund will depend on future developments, which are highly uncertain and cannot be predicted.
j.   Use of Estimates
The preparation of financial statements in conformity with GAAP requires the Manager to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial

Mosaic Real Estate Credit TE, LLC
Notes to Financial Statements (Unaudited)
September 30, 2021
statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
3.    FAIR VALUE OF INVESTMENTS
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, in the principal or most advantageous market considering the highest and best use of an asset or nonperformance risk related to a liability, at the measurement date. The Fund uses the most observable inputs that are available to measure fair value. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Fund. Unobservable inputs are inputs that reflect the Fund’s views about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.
Where observable prices or inputs are not available, valuation techniques are applied. These valuation techniques involve some level of management estimation and judgment.
Investments recorded at fair value in the financial statements are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Hierarchical levels are directly related to the amount of subjectivity associated with the inputs to fair valuation, and are defined as follows:
Level 1 — valuations based on unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.
Level 2 — valuations based on observable inputs other than level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data at the measurement date for substantially the full term of the assets or liabilities.
Level 3 — valuations based on inputs that are unobservable and significant to the overall fair value measurement, and involve management judgement.
In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such instances, the determination of which category within the fair value hierarchy is appropriate for any given investment is based on the lowest level of input that is significant to the fair value measurement. The Fund’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.
The Fund’s investments are measured at fair value on a recurring basis and are classified as level 3 within the fair value hierarchy at September 30, 2021. The significant unobservable inputs used in the fair value measurement of the Fund’s investments in real estate loans and preferred equity include discount rates based on broker surveys, CMBS spreads and recent loan transactions.
The following unobservable inputs were used in valuing the Fund’s investments as of September 30, 2021:
Investments in Loans	Valuation technique	Unobservable input	Range
Condominium Development	Discounted cash flow	Discount rate	9.13% – 10.40%
Hotel Development	Discounted cash flow	Discount rate	9.25% – 15.00%
Mixed-Use Development	Discounted cash flow	Discount rate	8.40% – 16.00%
Investments in Preferred Equity	Valuation technique	Unobservable input	Range
Operating Apartment Properties	Discounted cash flow	Discount rate	12.00%
Mixed-Use Development	Discounted cash flow	Discount rate	16.00%

Mosaic Real Estate Credit TE, LLC
Notes to Financial Statements (Unaudited)
September 30, 2021
Investments in Real Estate	Valuation technique	Unobservable input	Range
Mixed-Use Development	Discounted cash flow	Discount rate	18%
		Terminal cap rate	7.75%
Land	Sales Comparable	Price per square foot	$37.82 – 158.77 PSF
Significant increases or decreases in the market discount rate or terminal cap rate would result in significantly lower or higher fair value measurements, respectively.
The following table presents changes in assets classified in Level 3 of the fair value hierarchy during the nine months ended September 30, 2021:
Contributions to investments in real estate joint ventures	$23,173,863
Transfers in(out) of Level 3	$—
The following table presents changes in assets classified in Level 3 of the fair value hierarchy during the nine months ended September 30, 2020:
Contributions to investments in real estate joint ventures	$24,123,754
Transfers in(out) of Level 3	$—
4.   NET INVESTMENT INCOME FROM REAL ESTATE JOINT VENTURES
The Fund’s pro rata share of net investment income from real estate joint ventures for the nine months ended September 30, 2021 is summarized as follows:
Interest income	$11,442,572
Accrued preferred returns	3,962,661
Other income	4,467,952
Real estate operations, net	(15,056)
Professional fees	(1,505,322)
Interest expense	(3,150,043)
Administration expense	(60,214)
Organizational expenses	(29,394)
Net Investment Income from Real Estate Joint Ventures	$15,113,156
The Fund’s pro rata share of net investment income from real estate joint ventures for the nine months ended September 30, 2020 is summarized as follows:
Interest income	$13,668,077
Accrued preferred returns	2,134,145
Other income (loss), net	(162,712)
Professional fees	(1,149,540)
Interest expense	(1,142,747)
Administration expense	(83,439)
Organizational expenses	(13,600)
Net Investment Income from Real Estate Joint Ventures	$13,250,184

Mosaic Real Estate Credit TE, LLC
Notes to Financial Statements (Unaudited)
September 30, 2021
5.   PORTFOLIO DIVERSIFICATION
As of September 30, 2021, the Fund had real estate investments located throughout the United States of America.
The diversification of the investments held by the Fund’s investments in real estate joint ventures based on the estimated fair values and established National Council of Real Estate Fiduciaries (“NCREIF”) regions is as follows:
Region	Fair Value	Region %
Mountain	$36,798,490	17
Northeast	28,553,389	14
Pacific	108,175,212	51
Southeast	16,828,187	8
Southwest	20,388,184	10
Total	$210,743,462	100
Amounts shown above represent the Fund’s share of real estate loans, preferred equity and real estate investments held by the Investment Vehicles but exclude the other assets and liabilities of the Investment Vehicles.
6.    MEMBERS’ EQUITY
a.   Incentive Allocations and Distributions
The Manager or Special Member, based on unit class, shall receive a quarterly incentive distribution in accordance with the Agreement. With respect of each Unit issued to and held by Members who have at least $1,000,000 under management with the Manager, have a net worth of more than $2,100,000, are an employee of the Manager or are a “qualified client” as defined in section 2(a)(51)(A) of the Investment Company Act of 1940, as amended (“qualified clients”) as of the end of each quarterly period, an incentive distribution is made to the Manager or Special Member equal to 25% of DNI provided that the sum of all cash income and expenses, as adjusted, constitutes an increase over the capital contributions made by the qualified clients of at least 1% per quarter. To the extent that the Fund has earned income on a non-cash basis, or the Fund’s investments have experienced unrealized appreciation, an incentive allocation to the Manager or Special Member is reflected in the statement of changes in members’ equity, and such incentive is distributed to the Manager or Special Member when the related income is received in cash. For certain investors who are not qualified clients, the Manager or Special Member will charge an incentive allocation on all items of income that do not constitute capital gain.
b.   Members’ Distributions
After incentive distributions are made to the Manager and Special Member, distributions of remaining DNI from the Fund’s investments, which shall include all proceeds in excess of the original cost, net of expenses, including interest income earned on such investments, are distributable quarterly in accordance with the Agreement. Per the Agreement, DNI, as defined, will be distributed to Members based on the Units held by each Member as of the end of each quarterly period multiplied by the NAV of such Members divided by the aggregate NAV of the Fund as of the end of each quarterly period. This Member distribution shall take into account the relative rights of each outstanding series and class of Members.
c.   Allocation of Members’ Net Income and Loss
After consideration of the incentive allocation to the Manager and Special Member, net income or loss is allocated to the Members, excluding the Manager and Special Member, based on the opening monthly NAV and the Units held by each member.

Mosaic Real Estate Credit TE, LLC
Notes to Financial Statements (Unaudited)
September 30, 2021
d.   Management fee
In lieu of the incentive allocation, which the Fund may not charge to investors who do not qualify as a qualified client per the Agreement and regulatory guidelines, the Manager will receive a management fee equal to 2.5% of the NAV of certain Members not considered qualified clients on an annual basis. The management fee will be paid quarterly. Management fee expense was $9,428 and $8,962 for the nine months ended September 30, 2021 and 2020, respectively. Management fees of $9,303 and $8,859 were paid to the Manager during the nine months ended September 30, 2021 and 2020, respectively.
7.   RELATED PARTY TRANSACTIONS
Certain Members are affiliated with the Manager. The aggregate balance of affiliated Members’ equity at September 30, 2021 was $972,984, all of which is held by direct members of the Manager. The Fund has amounts due to and from related parties for transactions performed in the normal course of business, which are presented as due from related parties and due to related parties in the accompanying statement of assets, liabilities and members’ equity. As of September 30, 2021, amounts due from related parties and due to related parties are summarized in the following table:
Entity	Description	Due from
MGA	Investment related transactions	$14,180,433
MREC International Incentive Split, LP	Investment related transactions	748,005
NU	Investment related transactions	214,612
Various entities	Investment related transactions	12,767
		$15,155,817
Entity	Description	Due to
Manager	Professional fees	$287.00
UA	Investment related transactions	2,026,491
Mosaic Real Estate Credit, LLC	Investment related transactions	7,347,098
U2	Investment related transactions	8,583,786
MREC Domestic REIT Holdings, LLC	Investment related transactions	104,276
		$18,061,938
The incentive allocation from the Members to the Manager and Special Member was $3,056,305 for the nine months ended September 30, 2021. Incentive distributions of $2,521,604 were made to the Manager and Special Member during the nine months ended September 30, 2021 and $952,967 is included in distributions payable in the statement of assets, liabilities and members’ equity as of September 30, 2021.
The Fund makes all investments through the Investment Vehicles alongside Mosaic Real Estate Credit, LLC and Mosaic Real Estate Credit Offshore, LP (“parallel funds”), both of which are also managed by the Manager. Ownership in each Investment Vehicle is calculated on a monthly basis based on the relative net asset values of the Fund and the parallel funds as of the first day of the calendar month.

Mosaic Real Estate Credit TE, LLC
Notes to Financial Statements (Unaudited)
September 30, 2021
8.   FINANCIAL HIGHLIGHTS
The following per Unit data and ratios to average net assets are presented for the nine months ended September 30, 2021:
Members’ Equity per Unit	Class A/CX/CXR	Class M/MR	Class QC	Class Z
Members’ Equity per Unit, beginning of period	$1,042.42	951.05	1,044.71	1,057.68
Net investment income before management fees and incentive	91.54	82.88	91.74	93.09
Net unrealized depreciation and realized loss from real estate joint ventures	(12.97)	(11.73)	(12.98)	(13.17)
Management fees	—	(17.93)	—	—
Incentive	(19.64)	—	(19.69)	—
Distributions	(52.96)	(62.70)	(53.08)	(70.68)
Members’ Equity per Unit, end of period	$1,048.39	941.57	1,050.70	1,066.92
Total Return(1)	Class A/CX/CXR	Class M/MR	Class QC	Class Z
Before incentive and management fees	7.73%	7.73%	7.73%	7.73%
After incentive and management fees	5.75%	5.73%	5.75%	7.73%
Ratios(2)	Class A/CX/CXR	Class M/MR	Class QC	Class Z
Fund expenses, before incentive and management fees	0.40%	0.40%	0.40%	0.40%
Incentive	2.50%	0.00%	2.50%	0.00%
Management fees	0.00%	2.51%	0.00%	0.00%
Total Fund expenses	2.90%	2.92%	2.91%	0.40%
Fund’s pro rata share of expenses of real estate joint ventures (note 4)	4.97%	4.97%	4.97%	4.97%
Total Fund and real estate joint ventures expenses	7.87%	7.89%	7.87%	5.37%
Net investment income, before incentive and management fees	11.10%	11.11%	11.07%	11.08%
Net investment income, after incentive and management fees	8.60%	8.59%	8.57%	11.08%

(1)
Total returns are calculated as geometrically linked monthly returns for each month during the period. Monthly returns are calculated as net increase (decrease) in the Unit class’ equity resulting from operations for the month divided by the opening Unit class’ equity for the month. The opening Unit class’ equity represents the balance of the Unit class’ equity at the beginning of each month, after taking into account contributions, allocations and withdrawals. Operating performance is based on the Unit class’ interests held throughout the period. Total return has not been annualized.

(2)
Ratios are computed using the Unit class’ weighted average equity for the period. The ratios, excluding nonrecurring expenses, have been annualized.

Mosaic Real Estate Credit TE, LLC
Notes to Financial Statements (Unaudited)
September 30, 2021
The following per Unit data and ratios to average net assets are presented for the nine months ended September 30, 2020:
Members’ Equity per Unit	Class A/CX/CXR	Class M/MR	Class QC	Class Z
Members’ Equity per Unit, beginning of period	$1,026.19	955.33	1,028.45	1,036.11
Net investment income before management fees and incentive	86.60	80.25	86.79	87.61
Net unrealized depreciation from real estate joint ventures	(11.04)	(10.36)	(11.07)	(11.14)
Management fees	—	(18.09)	—	—
Incentive	(18.89)	—	(18.93)	—
Distributions	(44.84)	(55.37)	(44.94)	(60.75)
Members’ Equity per Unit, end of period	$1,038.02	951.76	1,040.30	1,051.83
Total Return(1)	Class A/CX/R	Class M	Class QC	Class Z
Before incentive and management fees	7.55%	7.55%	7.55%	7.55%
After incentive and management fees	5.62%	5.55%	5.62%	7.55%
Ratios(2)	Class A/CX/R	Class M	Class QC	Class Z
Fund expenses, before incentive and management fees	0.34%	0.34%	0.34%	0.34%
Incentive	2.44%	0.00%	2.44%	0.00%
Management fees	0.00%	2.52%	0.00%	0.00%
Total Fund expenses	2.77%	2.87%	2.78%	0.34%
Fund’s pro rata share of expenses of real estate joint ventures (note 4)	2.00%	2.00%	2.00%	2.00%
Total Fund and real estate joint ventures expenses	4.77%	4.87%	4.78%	2.34%
Net investment income, before incentive and management fees	10.79%	10.74%	10.71%	10.76%
Net investment income, after incentive and management fees	8.36%	8.22%	8.28%	10.76%

(1)
Total returns are calculated as geometrically linked monthly returns for each month during the period. Monthly returns are calculated as net increase (decrease) in the Unit class’ equity resulting from operations for the month divided by the opening Unit class’ equity for the month. The opening Unit class’ equity represents the balance of the Unit class’ equity at the beginning of each month, after taking into account contributions, allocations and withdrawals. Operating performance is based on the Unit class’ interests held throughout the period. Total return has not been annualized.

(2)
Ratios are computed using the Unit class’ weighted average equity for the period. . The ratios, excluding nonrecurring expenses, have been annualized.

Financial highlights are calculated for each permanent, non-managing series of Units. An individual unitholder’s financial highlights may vary based on the timing of equity transactions.
9.   COMMITMENTS AND CONTINGENCIES
In the normal course of business, the Fund and its investee entities enter into contracts that contain a variety of representations and warranties and which provide general indemnifications. The Fund and the parallel funds have provided customary non-recourse carve-out guarantees related to the obligations of certain investee entities that may take effect if certain triggering events occur. As of September 30, 2021, no

Mosaic Real Estate Credit TE, LLC
Notes to Financial Statements (Unaudited)
September 30, 2021
such triggering events have occurred. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund that have not yet occurred. As of September 30, 2021, the maximum funding amounts allowed to be drawn by the investee entities is $1,080,764,235 which, if necessary, will be covered by the Fund alongside the parallel funds. The Fund’s pro rata share of investments held in real estate joint ventures include loan commitments of $326,929,512, consisting of outstanding principal of $144,847,410 and unfunded commitments of $182,082,102.
10.   SUBSEQUENT EVENTS
On October 22, 2021, the real estate loan held by Mosaic Silverrock, LLC was repaid in full.
On November 12, 2021, MREC GALA Subco, LLC, a wholly-owned subsidiary of MGA, obtained a $25,000,000 bridge loan from ReadyCap Commercial, LLC with a maturity date of June 30, 2022. The bridge loan is secured by an equity pledge in the limited liability company interests of Mosaic Davis Hotel, LLC and Mosaic Aetna Springs PE, LLC, and is guaranteed by the Fund and certain of its affiliates. A portion of the proceeds were used to pay off existing bridge loans totaling $20,285,000 with MREC Good Sub Pool Lender, LLC.
On November 19, 2021, the real estate loan held by Mosaic Merced, LLC was repaid in full.
On November 29, 2021, MGA’s investment in the 1111 Sunset real estate loan was repaid in full.
On December 30, 2021, Mosaic North Bergen, LLC, Mosaic LV MF, LLC, and Mosaic Portland Hotel, LLC (collectively, the “Mosaic Borrowers”), obtained a loan from 8701 Churchill LLC in the maximum principal amount of $380,688,990. The loan is secured by the investments in real estate loans held by each of the Mosaic Borrowers, and is guaranteed by the Fund and certain of its affiliates. The loan matures contemporaneously with the maturity of the loans held by the Mosaic Borrowers.
The amounts listed above represent the transaction amounts at the investee entity level and do not consider the Fund’s ownership percentages in such investee entities.
On November 29, 2021, the Fund paid the Q3 2021 operating distribution of $4,590,385 to the Members.
Subsequent to September 30, 2021, the Fund received redemption requests from Members representing $32,900,003 of members’ equity as of September 30, 2021.
On November 23, 2021, the Fund, the Manager and certain of their affiliates entered into a merger agreement with Ready Capital Corporation (“Ready Capital”) and certain of its affiliates. As part of this transaction, the Fund will be merged into a wholly-owned subsidiary of Ready Capital. The Members will receive as consideration (i) shares of a newly designated Ready Capital Class B common stock, plus (ii) non-transferable contingent equity rights that entitle the Members to receive additional shares of Ready Capital common stock depending on the performance of the acquired assets over a period of three years following the closing of the transaction. The shares of Class B common stock will not be publicly traded and will automatically convert into shares of the existing class of common stock that is publicly traded on the NYSE one year following the closing of the transaction. The closing of this transaction is contingent upon the approval of the shareholders of Ready Capital and the Members, which has not yet occurred.
The Manager has evaluated events through January 7, 2022, the date these financial statements were available for issuance, and has determined there are no other subsequent events that require recognition or disclosure in the financial statements.

KPMG LLP
Suite 1500
550 South Hope Street
Los Angeles, CA 90071-2629
Independent Auditors’ Report
The Members of
Mosaic Real Estate Credit TE, LLC:
We have audited the accompanying financial statements of Mosaic Real Estate Credit TE, LLC, which comprise the statement of assets, liabilities and members’ equity, including the schedule of investments, as of December 31, 2020, and the related statements of operations, changes in members’ equity, and cash flows for the year then ended, and the related notes to the financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mosaic Real Estate Credit TE, LLC as of December 31, 2020, and the results of its operations, changes in its members’ equity, and its cash flows for the year then ended in accordance with U.S. generally accepted accounting principles.
Los Angeles, California
April 30, 2021

Mosaic Real Estate Credit TE, LLC
Statement of Assets, Liabilities and Members’ Equity
December 31, 2020
Assets
Investments in real estate joint ventures, at fair value (cost $166,851,086)	$167,315,873
Cash	1,741,665
Due from related parties	24,567,137
Distributions receivable	2,180,538
Organizational costs	11,605
Total Assets	195,816,818
Liabilities
Due to related parties	27,149,129
Distributions payable	2,646,030
Accounts payable	119,861
Management fees payable	3,097
Total Liabilities	29,918,117
Commitments and Contingencies (Note 9)
Members’ Equity	165,898,701
Total Liabilities and Members’ Equity	$195,816,818
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit TE, LLC
Schedule of Investments
December 31, 2020
Investments in real estate joint ventures
Investment Description	Cost	Fair Value	% of Members’ Equity
MREC NU Asset Pool, LLC(1)	$3,484,191	$2,567,162	1.5%
MREC Shared Holdings General Partnership(1)	117,448,814	117,970,641	71.1%
MREC TE REIT Pref Holdings, LLC(1)	35,625,903	36,257,500	21.9%
MREC TE Holdings, LLC(1)	10,292,178	10,520,570	6.3%
Total	$166,851,086	$167,315,873	100.9%

(1)
MREC NU Asset Pool, LLC, MREC Shared Holdings General Partnership, MREC TE REIT Pref Holdings, LLC, MREC TE Holdings, LLC and Mosaic Real Estate Credit TE, LLC (the “Fund”) are managed by the same investment manager, MREC Management, LLC.

Investments held by real estate joint ventures
Investments in Preferred Equity	City, State	Acquisition Date	Maturity Date	Preferred Return Rate	Cost	Fair Value	% of Member’s Capital
Apartment
Mosaic ECI Tranche II, LLC(4)	Orange Beach, AL	12/27/17	1/1/30	12.00%	1,736,918	1,736,918	1.0%
	Gulfport, MS
	Jackson, MS
	Senatobia, MS
Mosaic ECI Tranche III, LLC(4)	Little Rock, AR	2/22/18	3/1/30	12.00%	3,509,106	3,509,106	2.1%
	Byram, MS
	Horn Lake, MS
	Richland, MS
Mosaic RREAF Southeast, LLC(4)	Little Rock, AR	11/30/18	12/1/30	12.00%	3,436,978	3,442,258	2.1%
	Columbus, GA
Mosaic Marbach Apartments, LLC(4)	San Antonio, TX	3/20/19	4/1/34	12.00%	1,845,670	1,857,908	1.1%
Mosaic Hawk Ridge Investor, LLC(4)	Winston Salem, NC	5/9/19	6/1/24	12.00%	1,056,776	1,063,053	0.6%
Mosaic 1800 Ashley, LLC(4)	Charleston, SC	6/20/19	7/1/24	12.00%	1,297,523	1,305,861	0.8%
Mosaic VL Investor, LLC(4)	Fort Meyers, FL	2/18/20	3/1/25	12.00%	8,451,916	8,540,291	5.1%
Mosaic Tex Ark Sunbelt, LLC(4)	Southaven, MS	11/6/20	N/A(7)	12.00%	3,012,469	3,065,732	1.8%
MREC Sunbelt Porfolio Sub-Pool 1, LLC(4)	Mission, TX	11/10/20	N/A(7)	12.00%	28,938,583	29,392,171	17.7%
	Corpus Christi, TX
	Webster, TX
	North Little Rock, AR
	Houston, TX
	Conway, AR
	Beaumont, TX
	Little Rock, AR
	Texas City, TX
Mixed-Use Development
Mosaic Aetna Springs PE, LLC(5)	Pope Valley, CA	12/13/18	N/A(7)	Greater of LIBOR + 11.00% or 13.00%	8,783,642	8,826,192	5.3%
Total					$62,069,581	$62,739,490	37.7%

(4)
Investment is held through MREC TE Pref Holdings, LLC. Amounts presented represent the Fund’s 31.0% share of ownership in the underlying investment.

(5)
Investment is held through MREC TE Holdings, LLC. Amounts presented represent the Fund’s 31.0% share of ownership in the underlying investment.

(6)
Investment has passed redemption or maturity date and is in default. The Fund is no longer accruing the applicable preferred return or interest on these investments.

(7)
Investment continues in perpetuity.

The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit TE, LLC
Schedule of Investments (continued)
December 31, 2020
Investments in Loans	City, State	Acquisition Date	Maturity Date	Interest Rate	Commitment	Outstanding Principal	Amortized Cost	Fair Value	% of Member’s Equity
Condominium Development
Mosaic Timbers Kauai, LLC(2)	Kauai, HI	11/28/16	11/28/21	9.13%	7,542	599,474	599,474	599,474	0.4%
Mosaic Riverwalk, LLC(2)	Tampa, FL	12/21/18	6/29/21	Greater of LIBOR + 6.25% or 8.00%(8)	7,268,932	6,234,633	6,234,633	6,234,633	3.8%
Mosaic North Bergen, LLC(2)	North Bergen, NJ	8/7/19	8/7/22	Greater of LIBOR + 6.75% or 9.15%	4,116,589	10,994,079	11,045,236	10,994,079	6.6%
Mosaic Sovereign Town Center, LLC(2)	Davenport, FL	11/12/20	5/1/23	Greater of LIBOR plus 8.20% or 9.20%	17,801,465	—	(83,140)	—	0.0%
Subtotal					29,194,528	17,828,186	17,796,203	17,828,186	11%
Hotel Development
Mosaic Sacramento Hotel, LLC(2)	Sacramento, CA	7/24/18	7/23/21	Greater of LIBOR + 9.89% or 10.89%	4,628,381	3,092,182	3,092,182	3,092,182	1.9%
Mosaic Silverrock, LLC(2)	La Quinta, CA	11/28/18	11/27/21	Greater of LIBOR + 11.00% or 13.00%	9,790,806	9,777,343	9,389,789	9,777,343	5.9%
Mosaic Southlake, LLC(2)	Southlake, TX	12/31/18	12/31/21	15.00%	3,204,264	3,199,124	3,199,124	3,199,124	1.9%
Mosaic Spring Street Hotel, LLC(2)	Los Angeles, CA	11/16/18	11/15/21	Greater of LIBOR + 9.75% or 11.50%	7,555,238	3,034,753	3,008,281	3,034,753	1.8%
Mosaic Davis Hotel, LLC(2)	Davis, CA	5/20/19	5/20/22	Greater of LIBOR + 8.25% or 9.25%	7,001,910	5,628,737	5,578,554	5,628,737	3.4%
Mosaic Ketchum Resort, LLC(2)	Ketchum, ID	12/6/19	12/5/22	Greater of LIBOR + 9.00% or 11.25%	17,831,134	—	(115,358)	—	0.0%
Mosaic Park City Resort, LLC(2)	Park City, UT	6/6/19	6/6/22	Greater of LIBOR + 7.56% or 9.99%	11,748,967	6,363,996	6,246,373	6,363,996	3.8%
Mosaic Portland Hotel, LLC(2)	Portland, OR	6/28/19	6/29/23	Greater of LIBOR + 8.50% or 11.00%	136,477,898	6,464,372	5,803,176	6,464,372	3.9%
Subtotal					198,238,598	37,560,507	36,202,121	37,560,507	22.6%
Land
Mosaic Portland Superblock, LLC(2)	Portland, OR	12/29/17	3/31/19(6)	13.00%	10,891,222	10,290,201	12,921,284	10,290,201	6.2%
Mosaic Parkland, LLC(2)	Ventura, CA	1/30/19	1/31/21	Greater of LIBOR + 8.00% or 10.25%	741,728	379,912	374,721	379,912	0.2%
Subtotal					11,632,950	10,670,113	13,296,005	10,670,113	6.4%
Mixed-Use Development
Mosaic UNLV Gateway, LLC(2)	Las Vegas, NV	12/20/17	7/30/21	Greater or LIBOR + 7.25% or 8.91%	4,895,403	4,887,406	4,887,406	4,887,406	2.9%
Mosaic Metro Air Park, LLC(2)	Sacramento, CA	2/28/18	2/29/21	11.00% (9)	5,105,666	5,229,366	5,229,366	5,229,366	3.2%
Mosaic DTLA Parking, LLC(2)	Los Angeles, CA	6/26/19	6/26/21	Greater of LIBOR + 8.25% or 10.75% (9)	5,993,160	5,467,093	5,448,752	5,467,093	3.3%
Mosaic Duo, LLC(2)	Phoenix, AZ	6/6/19	7/1/22	Greater of LIBOR + 7.75% or 9.60%	3,990,495	1,392,993	1,393,109	1,392,993	0.8%
Mosaic LV MF, LLC(2)	Las Vegas, NV	8/30/19	8/30/22	Greater of LIBOR + 8.00% or 10.02%	44,503,662	9,235,874	9,111,783	9,235,874	5.6%
Mosaic Retreat, LLC(2)	Midway City, CA	6/10/19	7/1/21	Greater of LIBOR + 8.50% or 10.95%	2,575,506	2,361,368	2,410,945	2,361,368	1.4%
Mosaic Silo Ridge, LLC(2)	Amenia, NY	5/20/19	5/1/22	Greater of LIBOR + 8.50% or 10.95%	16,318,010	13,507,024	13,432,654	13,507,024	8.1%
Mosaic West Cheyenne, LLC(2)	Las Vegas, NV	9/6/19	9/6/22	Greater of LIBOR + 7.25% or 9.27%	4,168,510	3,901,013	3,893,940	3,901,013	2.4%
1111 Sunset(2)	Los Angeles, CA	8/29/19	9/1/21	Greater of LIBOR + 6.25% or 8.75%	4,012,747	3,666,516	3,639,604	3,666,516	2.2%
Merced Station(2)	Merced, CA	11/26/19	12/1/21	Greater of LIBOR + 7.25% or 9.35%	20,397,512	3,194,814	3,097,496	3,194,814	1.9%
Mosaic Gardenhouse, LLC(2)	Beverly Hills, CA	1/28/20	2/1/22	Greater of LIBOR + 4.75% or 6.40%	3,560,293	3,730,853	3,688,973	3,730,853	2.2%
Subtotal					115,520,964	56,574,321	56,234,028	56,574,320	34.0%
Total					$354,587,040	$122,633,127	$123,528,357	$122,633,126	73.8%

(2)
Investments are held through MREC Shared Holdings General Partnership, LLC. Amounts presented represent the Fund’s 31.0% share of ownership in each underlying investment.

(6)
Investment has passed redemption or maturity date and is in default. The Fund is no longer accruing the applicable preferred return or interest on these investments.

(8)
Investment earns PIK interest at 3.5%.

(9)
Investment charges 5% default interest.

The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit TE, LLC
Schedule of Investments (continued)
December 31, 2020
Investments in Real Estate	City, State	Acquisition Date	Real Estate at Cost	Real Estate at Fair Value	% of Members’ Equity
Single Family Residence Development
Mosaic – 58 W 75th Street NY, LLC(3)	New York, NY	6/4/15	3,091,559	2,470,799	1.5%
Subtotal			3,091,559	2,470,799	1.5%
Land
Mosaic Vintage Oaks, LLC(2)	Windsor, CA	3/31/17	11,930,863	9,197,424	5.5%
Subtotal			11,930,863	9,197,424	5.5%
Mixed-Use Development
Mosaic LA Office, LLC(2)	Los Angeles, CA	10/16/18	7,594,240	7,569,290	4.6%
Subtotal			7,594,240	7,569,290	4.6%
Total			$22,616,662	$19,237,513	11.6%
Total investments held by investments in real estate joint ventures			$208,214,600	$204,610,129	123.1%
Other net liabilities of investments in real estate joint ventures			$(41,363,514)	$(37,294,256)	-22.5%
Total investments in real estate joint ventures			$166,851,086	$167,315,873

(2)
Investments are held through MREC Shared Holdings General Partnership, LLC Amounts presented represent the Fund’s 31.0% share of ownership in each underlying investment.

(3)
Investment is held through MREC NU Asset Pool, LLC. Amounts presented represent the Fund’s 31.0% share of ownership in the underlying investment.

The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit TE, LLC
Statements of Operations
For the nine months ended December 31, 2020
Net Investment Income from Real Estate Joint Ventures (Note 4)	$18,119,690
Fund Expenses
Professional fees	257,903
Administration expense	290,586
Organizational expenses	15,616
Management fees	12,058
Total Fund Expenses	576,163
Net Investment Income	17,543,527
Change in Unrealized Depreciation from Real Estate Joint Ventures	(1,593,111)
Net Income	$15,950,416
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit TE, LLC
Statement of Changes in Members’ Equity
For the nine months ended December 31, 2020
	Manager and Special Member	Class A/CX Members	Class M Members	Class R Members	Class QC Members	Class Z Members	Total Members’ Equity
Members’ Equity, beginning of year	$497,382	$139,791,656	$464,521	$—	$814,760	$2,967,305	$144,535,624
Net income	—	15,520,650	36,203	—	83,144	310,419	15,950,416
Incentive allocation	3,900,968	(3,880,182)	—	—	(20,786)	—	—
Distributions	(3,102,703)	(9,310,236)	(38,243)	—	(49,434)	(246,728)	(12,747,344)
Contributions	—	17,986,828	30,920	—	4,979	137,278	18,160,005
Transfers resulting from redemption requests	—	(25,136,469)	(56,477)	25,192,946	—	—	—
Members’ Equity, end of year	$1,295,647	$134,972,247	$436,924	$25,192,946	$832,663	$3,168,274	$165,898,701
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit TE, LLC
Statements of Cash Flows
For the nine months ended December 31, 2020
Cash flows from operating activities:
Net income	$15,950,416
Adjustments to reconcile net income to net cash used in operating activities:
Net investment income from real estate joint ventures	(18,119,690)
Change in unrealized depreciation from real estate joint ventures	1,593,111
Contributions to investments in real estate joint ventures	(37,440,074)
Distributions from investments in real estate joint ventures, net of change in distributions receivable	33,322,554
Amortization of organizational costs	15,616
Changes in assets and liabilities:
Due to related parties	17,301,991
Due from related parties	(14,451,540)
Accounts payable	(27,643)
Management fees payable	159
Net cash used in operating activities	(1,855,100)
Cash flows from financing activities:
Distributions, net of change in distributions payable	(12,481,089)
Contributions, net of change in contributions received in advance	15,610,005
Redemptions, net of change in redemptions payable	(2,010,496)
Net cash provided by financing activities	1,118,420
Net decrease in cash during the year	(736,680)
Cash – beginning of year	2,478,345
Cash – end of year	$1,741,665
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit TE, LLC
Notes to Financial Statements
December 31, 2020
1.
ORGANIZATION AND PURPOSE

Mosaic Real Estate Credit TE, LLC (the “Fund”), a Delaware limited liability company, was formed on March 16, 2016, and made its initial capital call and commenced operations on October 1, 2016. The Fund is managed by MREC Management, LLC (the “Manager”) and was organized for the purpose of originating or acquiring short term loans collateralized by real estate with a loan-to-value ratio (“LTV”) not exceeding 70%. The Fund may also invest in other forms of debt exposure through joint ventures or other structured finance products such as mezzanine debt, preferred equity or corporate ownership of companies that own these asset types, each with LTV exposure not to exceed 70%. The Fund may utilize leverage, and under normal market conditions this leverage will not exceed 25% of the Fund’s net asset value (“NAV”), determined at the time such leverage is secured.
The Fund holds direct investments in MREC NU Asset Pool, LLC (“NU”), MREC Shared Holdings General Partnership (“Shared Holdings”), MREC TE Pref Holdings, LLC (“Pref Holdings”), and MREC TE Holdings, LLC (“TE Holdings”). Shared Holdings, Pref Holdings, and TE Holdings in turn own interests in MREC Good Asset, LLC (“MGA”), MREC U Asset Pool, LLC (“UA”), and MREC U2 Asset Pool, LLC (“U2”) respectively. NU, MGA, UA and U2 are collectively referred to as the “Investment Vehicles” and the Fund directly or indirectly holds a 31.0% ownership interest in each of these entities as of December 31, 2020.
The Fund is authorized to issue and sell in private offerings an unlimited number of membership interests (“Units”) in the Fund. Units may be classified as Class A Units, Class CX Units, Class M Units, Class QC Units, Class Z Units or Class R Units. Class A Units and Class CX Units have the same rights; however the incentive allocations related to Class CX Units are paid to the Mosaic Special Member, LLC (the “Special Member”) and incentive allocations related to Class A Units are paid to the Manager in accordance with the Fund’s limited liability company agreement (the “Agreement”). Class M Unit holders pay a management fee to the Manager in lieu of an incentive allocation. Incentive allocations related to Class QC Units are paid to the Manager. Class Z Units incur no incentive allocations or management fees and are held by members of the Manager. Refer to note 6 for descriptions of incentive allocations and management fees.
Each Member has the right to request the redemption of some or all of its units (other than Class R Units) that have been issued and outstanding for at least two full years upon at least 90 days written notice prior to calendar year end. Units will be converted to Class R Units in the event that any units requested to be redeemed cannot be redeemed due to a lack of sufficient funds. For the year ended December 31, 2020, the Fund received $25,192,946 in redemption requests which were converted to Class R Units. To the extent available, distributions of capital transaction proceeds shall be distributed to the holders of the Class R Units. The Fund shall have no obligation to liquidate assets for the purpose of redeeming Class R Units. In the event that any Class R Units are outstanding on the second anniversary that such Class R Units were issued, the Manager shall use any capital transaction proceeds to redeem such units. At December 31, 2020 there were 11,863.29 outstanding Class A Units, 117,616.72 outstanding Class CX Units, 459.42 outstanding Class M Units, 797.03 outstanding Class QC Units, 2,995.50 outstanding Class Z Units and 24,173.01 outstanding Class R units. The holders of these Units are collectively referred to as the “Members”.
The Fund’s Agreement provides that the Fund has a perpetual term, unless the Manager determines to dissolve the Fund or the Fund is otherwise dissolved pursuant to the terms of the Agreement.
2.
BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

a.
Basis of Presentation

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The Fund is an investment company and follows the accounting and reporting guidance in the Financial Accounting Standards Board (“FASB”) Accounting Standards

Mosaic Real Estate Credit TE, LLC
Notes to Financial Statements
December 31, 2020
Codification (“ASC”) Topic 946, Financials Services — Investment Companies. Management has determined the Fund is an investment company under FASB ASC Topic 946 based on the following characteristics: the Fund obtains funds from one or more unaffiliated investors, provides its investors with investment services, maintains that its business purpose and substantive activities are investing funds in multiple investments for returns from capital appreciation and/or investment income, and manages its investments on a fair value basis.
b.
Real Estate Joint Ventures

Investments in real estate joint ventures are stated at the fair value of the Fund’s ownership interests of the underlying entities. The Fund’s ownership interests are valued based on the fair value of the underlying investments and other factors, such as ownership percentage, ownership rights, buy/sell agreements, and distribution provisions. The underlying assets and liabilities are valued as described in note 2(c) below. Distributions from real estate joint ventures are considered returns of capital to the extent of the cost basis of the investment. Any excess distributions are recognized as realized gains. Upon the disposition of all real estate investments by an investee entity, the Fund will continue to state its equity in the remaining net assets of the investee entity during the wind down period, if any, that occurs prior to the dissolution of the investee entity.
c.
Investment Valuation

Investments in real estate loans, preferred equity and real estate are carried by the real estate joint ventures at fair value, as determined by the Manager. It is the Fund’s policy to obtain third-party appraisals on a quarterly basis, which are reviewed and approved by the Manager. Investments are made directly or indirectly through partnerships or limited liability companies (“Investment Vehicles”). These investee entities then utilize the funds to purchase real estate or interests in other real estate entities or loans. Investments are initially recorded at their original investment amount. Additional investments are added to the cost basis of the investment and distributions that represent a return of investment reduce the cost basis of the investment. The difference between the cost basis of the investment and its fair value represents unrealized appreciation or depreciation. Changes in unrealized appreciation and depreciation during a period is reflected in the statement of operations.
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, in the principal or most advantageous market considering the highest and best use of an asset and non-performance risk related to a liability, at the measurement date.
Below is a summary of the valuation techniques and inputs used to value real estate loans, preferred equity and real estate:
Real Estate Loans
The fair values for performing real estate loans are based upon the net present value of the expected cash flows using the discounted cash flow technique (income approach). The primary inputs are expected maturity dates, market interest rates for loans with similar characteristics and adjustments for the borrower’s credit risk. The credit risk component of the valuation considers several factors, including financial performance, business outlook, debt priority and the value of collateral positions. For loans that have an impaired recovery value due to the underlying collateral having a loan-to-value ratio over 100%, a partial or zero recovery is utilized for the terminal cash flow in the discounted cash flow model. Non-performing loans are valued based upon the liquidation value of the underlying collateral.
Preferred Equity
The fair values for investments in preferred equity are based upon the net present value of the expected cash flows using the discounted cash flow technique. The Fund obtains current market information regarding

Mosaic Real Estate Credit TE, LLC
Notes to Financial Statements
December 31, 2020
the underlying real estate where available and uses this information in determining an appropriate discount rate for the investment, which is used to estimate the fair value of investments in preferred equity.
Real Estate
The Fund’s investments in real estate consist of a parcel of land and a commercial office property that were acquired through foreclosure of the real estate, which served as collateral for non-performing mortgage loan investments. The fair value of land parcels is based on comparable sales transaction data, considering the characteristics of the land parcel, including location, zoning and buildable square footage. The fair value of operating properties is based on a discounted cash flow analysis, which involves projecting the net cash flows from the property and computing the present value of the cash flows using a market discount rate. The cash flows include a projection of the net sales proceeds at the end of the holding period, computed by dividing the projected cash flows from the property for the year following the holding period by a market capitalization rate. Determination of appropriate capitalization and discount rates involves consideration of several factors including, but not limited to, the location and quality of the property, and leasing, operational and other risks associated with the property.
d.
Cash

From time to time, the balances of cash accounts exceed the Federal Depository Insurance Corporation (“FDIC”) insurance limit. The Fund manages its credit risk by maintaining cash balances with financial institutions that it believes are financially sound.
e.
Net Investment Income from Real Estate Joint Ventures

The Fund recognizes its pro rata share of income and expenses of its investee entities in net investment income from real estate joint ventures on the accompanying statement of operations. Revenue recognition policies of the investee entities are as follows:
Interest income is recorded on an accrual basis unless deemed doubtful of collection. Non-refundable loan origination fees, net of direct origination costs, and similar fees, including structuring, closing, commitment and upfront fees, earned with respect to loan commitments are generally deferred and amortized or accreted into interest income over the term of the respective debt investment using a method that approximates the effective interest method. The Investment Vehicles record exit fees on an accrual basis as part of interest income in the same manner as the aforementioned fees. These fees are recorded as adjustments of the original cost basis of the loan. Extension fees are amortized over the extended term of the debt investment using a method that approximates the effective interest method. In addition, the investee entity may generate revenue in the form of prepayment fees which are recognized when earned.
Preferred returns from investments in preferred equity are accrued into income over the projected term of the investment, based on the terms of the related partnership or operating agreement.
f.
Organizational Expenses

Organizational expenses have been capitalized and are amortized over five years.
g.
Income Taxes

The Fund is treated as a partnership for income tax purposes. The Members are required to include their respective share of profits and losses of the Fund in their respective tax returns to the extent required by the Internal Revenue Code, as amended and, therefore, no provisions for income taxes have been made in the accompanying financial statements. Investments with operations in certain states may be subject to state and local taxes based upon income, gross receipts, or capital.
The Fund follows the authoritative guidance outlined in FASB ASC Topic 740, Income Taxes, with respect to recognition, measurement and disclosure of uncertain tax positions in an entity’s financial

Mosaic Real Estate Credit TE, LLC
Notes to Financial Statements
December 31, 2020
statements. The Fund recognizes the benefit of an income tax position equal to the largest amount of benefit that has a greater than 50% likelihood of being sustained upon examination by the applicable taxing authority. Based on its analysis, the Fund has determined that it has not incurred any liability for unrecognized tax benefits as of December 31, 2020. The Fund does not expect that its assessment regarding unrecognized tax benefits will materially change over the next 12 months. However, the Fund’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, compliance with U.S. federal and U.S. state tax laws, and changes in the administrative practices and precedents of the relevant taxing authorities. Changes in recognition or measurement of tax positions are reflected in the period in which the change in judgment occurs. The Fund’s policy is to record interest and penalties incurred with respect to its tax positions as operating expenses. No such interest or penalties were incurred during the year ended December 31, 2020. All of the Fund’s tax returns since inception are open to examination by taxing authorities.
The Bipartisan Budget Act of 2015 provides that any tax adjustments resulting from partnership audits will generally be determined, as well as any resulting tax, interest, and penalties collected, at the partnership level. There were no partnership audits performed during 2020 and the Fund had no resulting tax adjustments for the year ended December 31, 2020.
h.
Distributions

The Manager generally makes quarterly distributions of distributable net income (“DNI”), which includes interest payments and any other cash income received by the Fund during the period, after deduction of applicable fees, expenses, and reserves determined by the Manager. Distributions are recorded on the last day of each calendar quarter and paid to the Manager, the Special Member, and Members holding Units in the Fund as of that date, generally within 60 days following the end of such calendar quarter.
i.
Risks and Uncertainties

Valuation and Liquidity Risk
The Fund invests in loans and similar investments for which no liquid market exists. The market prices for such investments may be volatile and may not be readily available due to disruptions in the global capital, credit and real estate markets.
The decline in liquidity and prices of loans and similar investments, as well as the availability of observable transaction data and inputs, impacts the determination of fair value of investments. As a result, amounts ultimately realized by the Fund from investments sold may differ from the fair values presented and the differences could be material. In the event the Fund is required to liquidate all or a portion of its portfolio quickly, the Fund may realize significantly less than the value at which it previously recorded those investments.
Credit Risk
In the normal course of business, the Fund maintains its cash balances in several financial institutions, which at times may exceed FDIC insurance limits. The Fund manages its credit risk by maintaining cash balances with financial institutions that it believes are financially sound. The Fund is subject to credit risk to the extent any financial institution with which it conducts business is unable to fulfill contracted obligations on its behalf. Credit risk includes the possibility that a loss may occur from the failure of counterparties or issuers to make payments according to contract terms. Additionally, concentration of credit risk arises when a number of borrowers related to the Fund’s real estate loans are engaged in similar business activities or activities in the same geographic region or have similar economic features that would cause their ability to

Mosaic Real Estate Credit TE, LLC
Notes to Financial Statements
December 31, 2020
meet contractual obligations, including those to the Fund, to be similarly affected by changes in economic conditions. The Fund monitors various segments of its portfolio to assess potential concentration of credit risks.
Diversification Risk
The assets of the Fund and the geography of investments are concentrated in collateralized loans, preferred equity investments and properties in the real estate market which may expose the investment portfolio to more rapid changes in value than would be the case if the Fund was to maintain a wide diversification among investments or industry sectors.
Concentrations of Market and Interest Rate Risk
Market risk is a potential loss the Fund may incur as a result of changes in the fair value of its investments. Interest rate risk includes the risk associated with changes in prevailing interest rates. Any change to the interest rates relevant to a particular investment may result in the Fund being unable to secure similar returns upon the sale of its investments. In addition, changes to prevailing rates or changes in expectations of future rates may result in an increase or decrease in the value of the investments held, as well as increase or decrease in amounts of interest income earned.
The United Kingdom’s Financial Conduct Authority announced that it will no longer compel panel banks to sustain the London Interbank Offered Rate (“LIBOR”) after December 31, 2021 for the one-week and two-month U.S. dollar settings, and after June 30, 2023 for the remaining U.S. dollar settings. Certain of the Fund’s financial instruments, financings or other transactions may use a floating rate based on LIBOR. The expected discontinuation of LIBOR may lead to increased volatility and illiquidity in markets for instruments based on LIBOR. Since the usefulness of LIBOR as a benchmark could deteriorate during the transition period, these effects could occur prior to the end of 2021. Any of these factors may adversely affect the performance of the Fund’s LIBOR-based instruments. The Fund mitigates its exposure to volatility in LIBOR by incorporating LIBOR floors into the contractual terms of the loan agreements.
Pandemic Risk
Certain impacts from the COVID-19 outbreak may have a significant negative impact on the Fund’s operations and performance. These circumstances may continue for an extended period of time, and may have an adverse impact on economic and market conditions. The ultimate economic fallout from the pandemic, and the long-term impact on economies, markets, industries and individual companies, are not known. The extent of the impact to the financial performance and the operations of the Fund will depend on future developments, which are highly uncertain and cannot be predicted.
j.
Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Manager to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
3.
FAIR VALUE OF INVESTMENTS

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, in the principal or most advantageous market considering the highest and best use of an asset or nonperformance risk related to a liability, at the measurement date. The Fund uses the most observable inputs that are available to measure fair value. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Fund. Unobservable inputs are inputs that reflect the Fund’s

Mosaic Real Estate Credit TE, LLC
Notes to Financial Statements
December 31, 2020
views about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.
Where observable prices or inputs are not available, valuation techniques are applied. These valuation techniques involve some level of management estimation and judgment.
Investments recorded at fair value in the financial statements are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Hierarchical levels are directly related to the amount of subjectivity associated with the inputs to fair valuation, and are defined as follows:
Level 1 —
valuations based on unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 —
valuations based on observable inputs other than level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data at the measurement date for substantially the full term of the assets or liabilities.

Level 3 —
valuations based on inputs that are unobservable and significant to the overall fair value measurement, and involve management judgement.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such instances, the determination of which category within the fair value hierarchy is appropriate for any given investment is based on the lowest level of input that is significant to the fair value measurement. The Fund’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.
The Fund’s investments are measured at fair value on a recurring basis and are classified as level 3 within the fair value hierarchy at December 31, 2020. The significant unobservable inputs used in the fair value measurement of the Fund’s investments in real estate loans and preferred equity include discount rates based on broker surveys, CMBS spreads and recent loan transactions.
The following unobservable inputs were used in valuing the Fund’s investments as of December 31, 2020:
Investments in Loans	Valuation technique	Unobservable input	Range
Condominium Development	Discounted cash flow	Discount rate	9.13% – 11.50%
Hotel Development	Discounted cash flow	Discount rate	9.25% – 15.00%
Land Development	Discounted cash flow	Discount rate	10.25% – 18.00%
Mixed-Use Development	Discounted cash flow	Discount rate	8.40% – 11.00%
Investments in Preferred Equity	Valuation technique	Unobservable input	Range
Operating Apartment Properties	Discounted cash flow	Discount rate	12.00%
Mixed-Use Development	Discounted cash flow	Discount rate	16.00%
Investments in Real Estate	Valuation technique	Unobservable input	Range
Single Family Residence Development	Sales Comparable	Price per square foot	$806.12 PSF
Mixed-Use Development	Sales Comparable	Price per square foot	$93.09 PSF
Land	Sales Comparable	Price per square foot	$39.02 PSF
Significant increases or decreases in the market discount rate would result in significantly lower or higher fair value measurements, respectively.

Mosaic Real Estate Credit TE, LLC
Notes to Financial Statements
December 31, 2020
The following table presents changes in assets classified in Level 3 of the fair value hierarchy during the year ended December 31, 2020:
Contributions to investments in real estate joint ventures	$37,440,074
Transfers in (out) of Level 3	$—

4.
NET INVESTMENT INCOME FROM REAL ESTATE JOINT VENTURES

The Fund’s pro rata share of net investment income from real estate joint ventures for the year ended December 31, 2020 is summarized as follows:
Interest income	$16,561,306
Accrued preferred returns	3,345,708
Other income	6,547,757
Professional fees	(1,772,122)
Interest expense	(6,351,211)
Administration expense	(193,671)
Organizational expenses	(18,077)
Net Investment Income from Real Estate Joint Ventures	$18,119,690

5.
PORTFOLIO DIVERSIFICATION

As of December 31, 2020, the Fund had real estate investments located throughout the United States of America. The diversification of the investments held by the Fund’s investments in real estate joint ventures based on the estimated fair values and established National Council of Real Estate Fiduciaries (“NCREIF”) regions is as follows:
Region	Fair Value	Region %
Mountain	$24,388,289	12
Northeast	26,971,902	13
Pacific	88,509,890	43
Southeast	25,832,120	13
Southwest	38,907,928	19
Total	$204,610,129	100
Amounts shown above represent the Fund’s share of real estate loans, preferred equity and real estate investments held by the Investment Vehicles but exclude the other assets and liabilities of the Investment Vehicles.
6.
MEMBERS’ EQUITY

a.
Incentive Allocations and Distributions

The Manager or Special Member, based on unit class, shall receive a quarterly incentive distribution in accordance with the Agreement. With respect of each Unit issued to and held by Members who have at least $1,000,000 under management with the Manager, have a net worth of more than $2,100,000, are an employee of the Manager or are a “qualified client” as defined in section 2(a)(51)(A) of the Investment Company Act of 1940, as amended (“qualified clients”) as of the end of each quarterly period, an incentive distribution is made to the Manager or Special Member equal to 25% of DNI provided that the sum of all cash income and expenses, as adjusted, constitutes an increase over the capital contributions made by the

Mosaic Real Estate Credit TE, LLC
Notes to Financial Statements
December 31, 2020
qualified clients of at least 1% per quarter. To the extent that the Fund has earned income on a non-cash basis, or the Fund’s investments have experienced unrealized appreciation, an incentive allocation to the Manager or Special Member is reflected in the statement of changes in members’ equity, and such incentive is distributed to the Manager or Special Member when the related income is received in cash. For certain investors who are not qualified clients, the Manager or Special Member will charge an incentive allocation on all items of income that do not constitute capital gain.
b.
Members’ Distributions

After incentive distributions are made to the Manager and Special Member, distributions of remaining DNI from the Fund’s investments, which shall include all proceeds in excess of the original cost, net of expenses, including interest income earned on such investments, are distributable quarterly in accordance with the Agreement. Per the Agreement, DNI, as defined, will be distributed to Members based on the Units held by each Member as of the end of each quarterly period multiplied by the NAV of such Members divided by the aggregate NAV of the Fund as of the end of each quarterly period. This Member distribution shall take into account the relative rights of each outstanding series and class of Members.
c.
Allocation of Members’ Net Income and Loss

After consideration of the incentive allocation to the Manager and Special Member, net income or loss is allocated to the Members, excluding the Manager and Special Member, based on the opening monthly NAV and the Units held by each member.
d.
Management fee

In lieu of the incentive allocation, which the Fund may not charge to investors who do not qualify as a qualified client per the Agreement and regulatory guidelines, the Manager will receive a management fee equal to 2.5% of the NAV of certain Members not considered qualified clients on an annual basis. The management fee will be paid quarterly. Management fee expense was $12,058 for the year ended December 31, 2020. Management fees of $11,899 were paid to the Manager during the year ended December 31, 2020.
7.
RELATED PARTY TRANSACTIONS

Certain Members are affiliated with the Manager. The aggregate balance of affiliated Members’ equity at December 31, 2020 was $3,168,274. Of this, $3,023,987 is held by direct members of the Manager. The Fund has amounts due to and from related parties for transactions performed in the normal course of business, which are presented as due from related parties and due to related parties in the accompanying statement of assets, liabilities and members’ equity. As of December 31, 2020, amounts due from related parties and due to related parties are summarized in the following table:
Entity	Description	Due from
GA	Investment related transactions	$23,708,340
Mosaic Real Estate Credit Offshore, LP	Investment related transactions	748,006
NU	Investment related transactions	98,791
Various entities	Investment related transactions	12,000
		$24,567,137

Mosaic Real Estate Credit TE, LLC
Notes to Financial Statements
December 31, 2020
Entity	Description	Due to
Manager	Professional fees	$287.00
Various entities	Professional fees	104,277
UA	Investment related transactions	1,207,806
Mosaic Real Estate Credit, LLC	Investment related transactions	9,199,358
U2	Investment related transactions	16,151,243
MREC TE REIT Pref Holdings, LLC	Investment related transactions	486,158
		$27,149,129
The incentive allocation from the Members to the Manager and Special Member was $3,900,968 for the year ended December 31, 2020. Incentive distributions of $3,102,703 were made to the Manager and Special Member during the year ended December 31, 2020 and $884,230 is included in distributions payable in the statement of assets, liabilities and members’ equity as of December 31, 2020.
The Fund makes all investments through the Investment Vehicles alongside Mosaic Real Estate Credit, LLC and Mosaic Real Estate Credit Offshore, LP (“parallel funds”), both of which are also managed by the Manager. Ownership in each Investment Vehicle is calculated on a monthly basis based on the relative net asset values of the Fund and the parallel funds as of the first day of the calendar month.
8.
FINANCIAL HIGHLIGHTS

The following per Unit data and ratios to average net assets are presented for the year ended December 31, 2020:
Members’ Equity per Unit	Class A/CX/R	Class M	Class QC	Class Z
Members’ Equity per Unit, beginning of year	$1,026.19	955.33	1,028.45	1,036.11
Net investment income before management fees and incentive	116.81	107.99	117.07	118.23
Net unrealized depreciation from real estate joint ventures	(12.34)	(11.61)	(12.38)	(12.40)
Management fees	—	(24.14)	—	—
Incentive	(26.12)	—	(26.17)	—
Distributions	(62.12)	(76.52)	(62.26)	(84.26)
Members’ Equity per Unit, end of year	$1,042.42	951.05	1,044.71	1,057.68
Total Return(1)	Class A/CX/R	Class M	Class QC	Class Z
Before incentive and management fees	10.55%	10.55%	10.55%	10.55%
After incentive and management fees	7.82%	7.81%	7.82%	10.55%

Mosaic Real Estate Credit TE, LLC
Notes to Financial Statements
December 31, 2020
Ratios(2)	Class A/CX/R	Class M	Class QC	Class Z
Fund expenses, before incentive and management fees	0.36%	0.36%	0.36%	0.36%
Incentive	2.52%	0.00%	2.52%	0.00%
Management fees	0.00%	2.52%	0.00%	0.00%
Total Fund expenses	2.88%	2.89%	2.89%	0.36%
Fund’s pro rata share of expenses of real estate joint ventures (note 4)	5.27%	5.27%	5.27%	5.27%
Total Fund and real estate joint ventures expenses	8.15%	8.16%	8.16%	5.63%
Net investment income, before incentive and management fees	11.10%	11.08%	11.07%	11.10%
Net investment income, after incentive and management fees	8.57%	8.56%	8.54%	11.10%

(1)
Total returns are calculated as geometrically linked monthly returns for each month during the year. Monthly returns are calculated as net increase (decrease) in the Unit class’ equity resulting from operations for the month divided by the opening Unit class’ equity for the month. The opening Unit class’ equity represents the balance of the Unit class’ equity at the beginning of each month, after taking into account contributions, allocations and withdrawals. Operating performance is based on the Unit class’ interests held throughout the year.

(2)
Ratios are computed using the Unit class’ weighted average equity for the year.

Financial highlights are calculated for each permanent, non-managing series of Units. An individual unitholder’s financial highlights may vary based on the timing of equity transactions.
9.
COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Fund and its investee entities enter into contracts that contain a variety of representations and warranties and which provide general indemnifications. The Fund and the parallel funds have provided customary non-recourse carve-out guarantees related to the obligations of certain investee entities that may take effect if certain triggering events occur. As of December 31, 2020, no such triggering events have occurred. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund that have not yet occurred. As of December 31, 2020, the maximum funding amounts allowed to be drawn by the investee entities is $1,195,138,844, which, if necessary, will be covered by the Fund alongside the parallel funds. The Fund’s pro rata share of investments held in real estate joint ventures include loan commitments of $354,587,037, consisting of outstanding principal of $122,625,711 and unfunded commitments of $239,725,009.
10.
SUBSEQUENT EVENTS

On March 12, 2021, UA sold the preferred equity interest held by Mosaic ECI Tranche II, LLC for proceeds of $7,793,192, which were used to pay off the limited liability company’s outstanding loan payable.
On April 9, 2021, MGA sold a $48,125,000 participation interest in its investment in Merced Station.
On April, 9, 2021, NU obtained a third party loan in the amount of $5,000,000. The loan is collateralized by NU’s investment in Mosaic 58 – W 75th Street NY, LLC.
The amounts listed above represent the transaction amounts at the investee entity level and do not consider the Fund’s ownership percentages in such investee entities.
The Manager has evaluated events through April 30, 2021, the date these financial statements were available for issuance, and has determined there are no other subsequent events that require recognition or disclosure in the financial statements.

KPMG LLP
Suite 1500
550 South Hope Street
Los Angeles, CA 90071-2629
Independent Auditors’ Report
The Members of
Mosaic Real Estate Credit TE, LLC:
We have audited the accompanying financial statements of Mosaic Real Estate Credit TE, LLC, which comprise the statement of assets, liabilities and members’ equity, including the schedule of investments, as of December 31, 2019, and the related statements of operations, changes in members’ equity, and cash flows for the year then ended, and the related notes to the financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mosaic Real Estate Credit TE, LLC as of December 31, 2019, and the results of its operations, changes in its members’ equity, and its cash flows for the year then ended in accordance with U.S. generally accepted accounting principles.
Los Angeles, California
May 1, 2020

Mosaic Real Estate Credit TE, LLC
Statement of Assets, Liabilities and Members’ Equity
As of December 31, 2019
Assets
Investments in real estate related joint ventures, at fair value (cost $146,481,905)	$148,539,804
Cash	2,478,345
Due from related parties	10,115,597
Distributions receivable	312,508
Organizational costs	27,221
Total Assets	161,473,475
Liabilities
Due to related parties	9,847,138
Contributions received in advance	2,550,000
Distributions payable	2,379,775
Redemptions payable	2,010,496
Accounts payable	147,504
Management fees payable	2,938
Total Liabilities	16,937,851
Commitments and Contingencies (Note 9)
Members’ Equity	144,535,624
Total Liabilities and Members’ Equity	$161,473,475
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit TE, LLC
Schedule of Investments
As of December 31, 2019
Investments in real estate joint ventures
Investment Description	Cost	Fair Value	% of Members’ Equity
MREC NU Asset Pool, LLC(1)	$3,523,374	$2,854,184	2.0%
MREC Shared Holdings General Partnership(1)	119,923,620	122,284,665	84.6%
MREC TE REIT Pref Holdings, LLC(1)	14,944,218	15,135,937	10.5%
MREC TE Holdings, LLC(1)	8,090,693	8,265,018	5.7%
Total	$146,481,905	$148,539,804	102.8%

(1)
MREC NU Asset Pool, LLC, MREC Shared Holdings General Partnership, MREC TE REIT Pref Holdings, LLC, MREC TE Holdings, LLC and Mosaic Real Estate Credit TE, LLC (the “Fund”) are managed by the same investment manager, MREC Management, LLC.

Investments held by real estate joint ventures
Investments in Preferred Equity	City, State	Acquisition Date	Maturity Date	Preferred Return Rate	Cost	Fair Value	% of Member’s Capital
Single Family Residence Development
Mosaic – 58 W 75th Street NY, LLC(3)	New York, NY	6/4/15	6/30/17(6)	12.50 – 15.00%	$3,720,009	$2,582,751	1.8%
Apartment
Mosaic ECI Tranche II, LLC(4)	Orange Beach, AL	12/27/17	1/1/30	12.00%	4,963,422	4,963,422	3.4%
	Gulfport, MS
	Jackson, MS
	Senatobia, MS
Mosaic ECI Tranche III, LLC(4)	Little Rock, AR	2/22/18	3/1/30	12.00%	3,233,777	3,233,777	2.2%
	Byram, MS
	Horn Lake, MS
	Richland, MS
Mosaic RREAF Southeast, LLC(4)	Little Rock, AR	11/30/18	12/1/23	12.00%	3,162,089	3,172,243	2.2%
	Columbus, GA
Mosaic Marbach Apartment, LLC(4)	San Antonio, TX	3/20/19	4/1/34	12.00%	1,589,885	1,610,325	1.1%
Mosaic Hawk Ridge, LLC(4)	Winston Salem, NC	5/9/19	6/1/24	12.00%	954,906	964,906	0.7%
Mosaic 1800 Ashley, LLC(4)	Charleston, SC	6/20/19	7/1/24	12.00%	1,174,332	1,187,171	0.8%
Mixed-Use Development
Mosaic Aetna Springs PE, LLC(5)	Pope Valley, CA	12/13/18	N/A(7)	LIBOR(16) + 11.00%	8,249,183	8,333,474	5.8%
Total					$27,047,603	$26,048,069	18.0%
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit TE, LLC
Schedule of Investments (continued)
As of December 31, 2019
Investments in Loans	City, State	Acquisition Date	Maturity Date	Interest Rate	Commitment	Outstanding Principal	Amortized Cost	Fair Value	% of Member’s Equity
Condominium Development
Mosaic Timbers Kauai, LLC(2)	Kauai, HI	11/28/16	11/28/20	9.13%	4,049,069	3,270,934	3,270,934	3,270,934	2.3%
Mosaic Timbers Kiawah, LLC(2)	Kiawah Island, SC	1/31/17	1/31/20	9.13%	3,660,250	3,478,217	3,473,269	3,478,217	2.4%
Mosaic Riverwalk, LLC(2)	Tampa, FL	12/21/18	12/29/20	LIBOR + 8.75%	7,165,752	3,709,470	3,709,470	3,709,470	2.6%
Mosaic North Bergen, LLC(2)	North Bergen, NJ	8/7/19	8/7/22	LIBOR(13) + 8.00%	16,232,621	2,925,041	2,854,589	2,925,041	2.0%
Subtotal					31,107,692	13,383,662	13,308,262	13,383,662	9.3%
Hotel Development
Mosaic Sacramento Hotel, LLC(2)	Sacramento, CA	7/24/18	7/23/20	LIBOR + 9.89%	5,941,299	1,248,004	1,231,782	1,248,004	0.9%
Mosaic Silverrock, LLC(2)	La Quinta, CA	11/28/18	11/27/21	LIBOR + 11.00%	10,529,268	6,582,359	5,784,591	6,582,359	4.6%
Mosaic Southlake, LLC(2)	Southlake, TX	12/31/18	12/31/20	15.00%	3,158,780	2,900,959	2,900,959	2,900,959	2.0%
Mosaic Spring Street Hotel, LLC(2)	Los Angeles, CA	11/16/18	11/15/21	LIBOR + 9.75%	7,447,995	400,714	349,710	400,714	0.3%
Mosaic Davis Hotel, LLC(2)	Davis, CA	5/20/19	5/20/22	LIBOR(8) + 8.25%	1,006,130	934,896	851,517	934,896	0.6%
Mosaic Ketchum Resort, LLC(2)	Ketchum, ID	12/5/19	12/5/22	LIBOR(9) + 9.00%	17,578,028	—	—	—	0.0%
Mosaic Park City Resort, LLC(2)	Park City, UT	6/6/19	6/6/22	LIBOR(10) + 7.56%	48,259,144	6,804,901	6,608,926	6,804,901	4.7%
Mosaic Portland Hotel, LLC(2)	Portland, OR	6/28/19	6/29/23	LIBOR(11) + 8.50%	134,540,644	4,789,687	3,881,278	4,789,687	3.3%
Subtotal					228,461,288	23,661,520	21,608,763	23,661,520	16.4%
Land
Mosaic Vintage Oaks, LLC(2)	Windsor, CA	3/31/17	3/31/2019(6)	13.00%	10,192,039	8,920,630	10,192,045	8,920,630	6.2%
Mosaic Portland Superblock, LLC(2)	Portland, OR	12/29/17	3/30/2019(6)	13.00%	10,736,625	10,218,683	10,534,118	10,218,683	7.1%
Mosaic Righetti Ranch, LLC(2)	San Luis Obispo, CA	7/23/18	1/30/20	10.00%	7,165,752	3,617,921	3,617,921	3,617,921	2.5%
Mosaic Parkland, LLC(2)	Ventura, CA	1/30/19	1/31/21	LIBOR(9) + 8.00%	4,387,195	4,196,454	4,132,061	4,196,454	2.9%
Subtotal					32,481,611	26,953,688	28,476,145	26,953,688	18.7%
Mixed-Use Development
Mosaic UNLV Gateway, LLC(2)	Las Vegas, NV	12/20/17	7/30/21	LIBOR + 8.75%	6,345,472	6,313,810	6,313,810	6,313,810	4.4%
Mosaic Federal Way Mezz, LLC(2)	Federal Way, WA	12/22/17	1/1/20	16.00%	6,201,619	6,086,083	6,086,083	6,086,083	4.2%
Mosaic Park DTLA, LLC(2)	Los Angeles, CA	10/16/18	10/16/21	LIBOR + 7.00%	7,604,471	6,195,048	6,149,275	6,195,048	4.3%
Mosaic River Rock, LLC(2)	Sacramento, CA	2/28/18	2/29/20	11.00%	5,033,193	4,889,241	4,889,241	4,889,241	3.4%
Mosaic DTLA Parking, LLC(2)	Los Angeles, CA	6/26/19	6/26/21	LIBOR(11) + 8.25%	5,908,089	5,205,718	5,150,704	5,205,718	3.6%
Mosaic Duo, LLC(2)	Phoenix, AZ	6/6/19	7/1/22	LIBOR(14) + 7.75%	19,669,257	—	—	—	0.0%
Mosaic LV MF, LLC(2)	Las Vegas, NV	8/30/19	8/30/22	LIBOR + 8.00%	5,897,412	5,782,007	5,587,058	5,782,007	4.0%
Mosaic Retreat, LLC(2)	Midway City, CA	6/10/19	7/1/21	LIBOR(15) + 8.50%	6,300,012	1,226,741	1,182,351	1,226,741	0.8%
Mosaic Silo Ridge, LLC(2)	Amenia, NY	5/20/19	5/1/22	LIBOR(15) + 8.50%	16,086,381	14,495,617	14,367,950	14,495,617	10.0%
Mosaic West Cheyenne, LLC(2)	Las Vegas, NV	9/6/19	9/6/22	LIBOR + 7.25%	10,273,348	2,008,725	1,916,777	2,008,725	1.4%
Mosaic 1111 Sunset, LLC(2)	Los Angeles, CA	8/29/19	9/1/21	LIBOR(11) + 6.25%	6,804,185	6,639,220	6,573,391	6,639,220	4.6%
Mosaic Merced Station, LLC(2)	Merced, CA	11/26/19	12/1/21	LIBOR(12) + 7.25%	1,362,338	1,157,104	965,022	1,157,104	0.8%
Subtotal					97,485,777	59,999,314	59,181,662	59,999,314	41.5%
Total					$389,536,368	$123,998,184	$122,574,832	$123,998,184	85.8%
Total investments held by investments in real estate joint ventures							$149,622,435	$150,046,253	103.8%
Other net assets of investments in real estate joint ventures							$(3,140,530)	$(1,506,449)	-1.0%
Total investments in investments in real estate joint ventures							$146,481,905	$148,539,804
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit TE, LLC
Schedule of Investments (continued)
As of December 31, 2019

(2)
Investment is held through MREC Shared Holdings General Partnership. Amounts presented represent the Fund’s 29.7% share of ownership in the underlying investment.

(3)
Investment is held through MREC NU Asset Pool, LLC. Amounts presented represent the Fund’s 29.7% share of ownership in the underlying investment.

(4)
Investment is held through MREC TE REIT Pref Holdings, LLC. Amounts presented represent the Fund’s 29.7% share of ownership in the underlying investment.

(5)
Investment is held through MREC TE Holdings, LLC. Amounts presented represent the Fund’s 29.7% share of ownership in the underlying investment.

(6)
Investment has passed redemption or maturity date and is in default. The Fund is no longer accruing the applicable preferred return or interest on these investments.

(7)
Investment continues in perpetuity.

(8)
Investment has a LIBOR rate minimum of 1.0%

(9)
Investment has a LIBOR rate minimum of 2.25%

(10)
Investment has a LIBOR rate minimum of 2.43%

(11)
Investment has a LIBOR rate minimum of 2.5%

(12)
Investment has a LIBOR rate minimum of 2.10%

(13)
Investment has a LIBOR rate minimum of 2.40%

(14)
Investment has a LIBOR rate minimum of 1.85%

(15)
Investment has a LIBOR rate minimum of 2.45%

(16)
Investment has a LIBOR rate minimum of 2.00%

The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit TE, LLC
Statement of Operations
For the year ended December 31, 2019
Net Investment Income from Real Estate Joint Ventures (Note 4)	$14,469,586
Fund Expenses
Professional fees	170,198
Administration expense	115,916
Organizational expenses	15,573
Management fees	6,791
Total Fund Expenses	308,478
Net Investment Income	14,161,108
Realized Gain from Real Estate Joint Ventures	654
Change in Unrealized Appreciation from Real Estate Joint Ventures	687,955
Net Income	$14,849,717
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit TE, LLC
Statement of Changes in Members’ Equity
For the year ended December 31, 2019
	Manager and Special Member	Class A/CX Members	Class M Members	Class QC Members	Class Z Members	Total Members’ Equity
Members’ Equity, beginning of year	$149,144	$95,200,217	$81,822	$799,283	$2,705,807	$98,936,273
Net income	—	14,380,639	24,418	99,142	345,518	14,849,717
Incentive allocation	3,619,945	(3,595,160)	—	(24,785)	—	—
Distributions	(3,271,707)	(9,750,102)	(32,201)	(65,018)	(304,151)	(13,423,179)
Contributions	—	45,566,558	390,482	6,138	220,131	46,183,309
Redemptions	—	(2,010,496)	—	—	—	(2,010,496)
Members’ Equity, end of year	$497,382	$139,791,656	$464,521	$814,760	$2,967,305	$144,535,624
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit TE, LLC
Statement of Cash Flows
For the year ended December 31, 2019
Cash flows from operating activities:
Net income	$14,849,717
Adjustments to reconcile net income to net cash used in operating activities:
Net investment income from real estate joint ventures	(14,469,586)
Change in unrealized appreciation from real estate joint ventures	(687,955)
Realized gain from real estate joint ventures	(654)
Contributions to investments in real estate joint ventures	(72,659,525)
Distributions from investments in real estate joint ventures, net of change in distributions receivable	40,311,343
Amortization of organizational costs	15,573
Changes in assets and liabilities:
Due to related parties	(652,632)
Due from related parties	(2,243,152)
Accounts payable	32,863
Management fee payable	2,413
Net cash used in operating activities	(35,501,595)
Cash flows from financing activities:
Distributions, net of change in distributions payable	(13,117,023)
Contributions, net of change in contributions received in advance	47,000,809
Redemptions, net of change in redemptions payable	(649,781)
Net cash provided by financing activities	33,234,005
Net decrease in cash during the year	(2,267,590)
Cash – beginning of year	4,745,935
Cash – end of year	$2,478,345
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit TE, LLC
Notes to Financial Statements
December 31, 2019
1.
ORGANIZATION AND PURPOSE

Mosaic Real Estate Credit TE, LLC (the “Fund”), a Delaware limited liability company, was formed on March 16, 2016, and made its initial capital call and commenced operations on October 1, 2016. The Fund is managed by MREC Management, LLC (the “Manager”) and was organized for the purpose of originating or acquiring short term loans collateralized by real estate with a loan-to-value ratio (“LTV”) not exceeding 70%. The Fund may also invest in other forms of debt exposure through joint ventures or other structured finance products such as mezzanine debt, preferred equity or corporate ownership of companies that own these asset types, each with LTV exposure not to exceed 70%. The Fund may utilize leverage, and under normal market conditions this leverage will not exceed 25% of the Fund’s net asset value (“NAV”), determined at the time such leverage is secured.
The Fund holds direct investments in MREC NU Asset Pool, LLC (“NU”), MREC Shared Holdings General Partnership (“Shared Holdings”), MREC TE Pref Holdings, LLC (“Pref Holdings”), and MREC TE Holdings, LLC (“TE Holdings”). Shared Holdings, Pref Holdings, and TE Holdings in turn own interests in MREC Good Asset, LLC (“MGA”), MREC U Asset Pool, LLC (“UA”), and MREC U2 Asset Pool, LLC (“U2”) respectively. NU, MGA, UA and U2 are collectively referred to as the “Investment Vehicles” and the Fund directly or indirectly holds a 29.8% ownership interest in each of these entities as of December 31, 2019.
The Fund is authorized to issue and sell in private offerings an unlimited number of membership interests (“Units”) in the Fund. Units may be classified as Class A Units, Class CX Units, Class M Units, Class QC Units, Class Z Units or Class R Units. Class A Units and Class CX Units have the same rights; however the incentive allocations related to Class CX Units are paid to the Mosaic Special Member, LLC (the “Special Member”) and incentive allocations related to Class A Units are paid to the Manager in accordance with the Fund’s limited liability company agreement (the “Agreement”). Class M Unit holders pay a management fee to the Manager in lieu of an incentive allocation. Incentive allocations related to Class QC Units are paid to the Manager. Class Z units incur no incentive allocations or management fees and are held by members of the Manager. Refer to note 6 for descriptions of incentive allocations and management fees.
Each Member has the right to request the redemption of some or all of its units (other than Class R Units) that have been issued and outstanding for at least two full years upon at least 90 days written notice prior to calendar year end. Units will be converted to Class R Units in the event that any units requested to be redeemed cannot be redeemed due to a lack of sufficient funds. At December 31, 2019 there were 9,546.05 outstanding Class A Units, 126,678.15 Class CX Units, 486.17 outstanding Class M Units, 792.22 outstanding Class QC Units, 2,863.88 outstanding Class Z Units and no outstanding Class R Units. The holders of these Units are collectively referred to as the “Members”.
The Fund’s Agreement provides that the Fund has a perpetual term, unless the Manager determines to dissolve the Fund or the Fund is otherwise dissolved pursuant to the terms of the Agreement.
2.
BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

a.
Basis of Presentation

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The Fund is an investment company and follows the accounting and reporting guidance in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financials Services — Investment Companies. Management has determined the Fund is an investment company under FASB ASC Topic 946 based on the following characteristics: the Fund obtains funds from one or more unaffiliated investors, provides its investors with investment

Mosaic Real Estate Credit TE, LLC
Notes to Financial Statements (continued)
December 31, 2019
services, maintains that its business purpose and substantive activities are investing funds in multiple investments for returns from capital appreciation and/or investment income, and manages its investments on a fair value basis.
b.
Real Estate Joint Ventures

Investments in real estate joint ventures are stated at the fair value of the Fund’s ownership interests of the underlying entities. The Fund’s ownership interests are valued based on the fair value of the underlying investments and other factors, such as ownership percentage, ownership rights, buy/sell agreements, and distribution provisions. The underlying assets and liabilities are valued as described in note 2(c) below. Distributions from real estate joint ventures are considered returns of capital to the extent of the cost basis of the investment. Any excess distributions are recognized as realized gains. Upon the disposition of all real estate investments by an investee entity, the Fund will continue to state its equity in the remaining net assets of the investee entity during the wind down period, if any, that occurs prior to the dissolution of the investee entity.
c.
Investment Valuation

Investments in real estate loans and preferred equity are carried by the real estate joint ventures at fair value, as determined by the Manager. It is the Fund’s policy to obtain third-party appraisals on a quarterly basis, which are reviewed and approved by the Manager. Investments in real estate loans and preferred equity are made directly or indirectly through partnerships or limited liability companies (Investment Vehicles). These investee entities then utilize the funds to purchase real estate or interests in other real estate entities or loans. Investments are initially recorded at their original investment amount. Additional investments are added to the cost basis of the investment and distributions that represent a return of investment reduce the cost basis of the investment. The difference between the cost basis of the investment and its fair value represents unrealized appreciations or depreciation. Change in unrealized appreciation and depreciation during a period is reflected in the statement of operations.
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, in the principal or most advantageous market considering the highest and best use of an asset and non-performance risk related to a liability, at the measurement date.
Below is a summary of the valuation techniques and inputs used to value real estate loans and preferred equity:
Real Estate Loans
The fair values for performing real estate loans are based upon the net present value of the expected cash flows using the discounted cash flow technique (income approach). The primary inputs are expected maturity dates, market interest rates for loans with similar characteristics and adjustments for the borrower’s credit risk. The credit risk component of the valuation considers several factors, including financial performance, business outlook, debt priority and the value of collateral positions. For loans that have an impaired recovery value due to the underlying collateral having a loan-to-value ratio over 100%, a partial or zero recovery is utilized for the terminal cash flow in the discounted cash flow model. Non-performing loans are valued based upon the liquidation value of the underlying collateral.
Preferred Equity
The fair values for investments in preferred equity are based upon the net present value of the expected cash flows using the discounted cash flow technique. The Fund obtains current market information regarding the underlying real estate where available and uses this information in determining an appropriate discount rate for the investment, which is used to estimate the fair value of investments in preferred equity.

Mosaic Real Estate Credit TE, LLC
Notes to Financial Statements (continued)
December 31, 2019
d.
Cash

From time to time, the balances of cash accounts exceed the Federal Depository Insurance Corporation (“FDIC”) insurance limit. The Fund manages its credit risk by maintaining cash balances with financial institutions that it believes are financially sound.
e.
Investment Income from Real Estate Joint Ventures

The Fund recognizes its pro rata share of income and expenses of its investee entities in net investment income from real estate joint ventures on the accompanying statement of operations. Revenue recognition policies of the investee entities are as follows:
Interest income is recorded on an accrual basis unless deemed doubtful of collection. Non-refundable loan origination fees, net of direct origination costs, and similar fees, including structuring, closing, commitment and upfront fees, earned with respect to loan commitments are generally deferred and amortized or accreted into interest income over the term of the respective debt investment using a method that approximates the effective interest method. The Investment Vehicles record exit fees on an accrual basis as part of interest income in the same manner as the aforementioned fees. These fees are recorded as adjustments of the original cost basis of the loan. Extension fees are amortized over the extended term of the debt investment using a method that approximates the effective interest method. In addition, the investee entity may generate revenue in the form of prepayment fees which are recognized when earned.
Preferred returns from investments in preferred equity are accrued into income over the projected term of the investment, based on the terms of the related partnership or operating agreement.
f.
Organizational Expenses

Organizational expenses have been capitalized and are amortized over five years.
g.
Income Taxes

The Fund is treated as a partnership for income tax purposes. The Members are required to include their respective share of profits and losses of the Fund in their respective tax returns to the extent required by the Internal Revenue Code, as amended and, therefore, no provisions for income taxes have been made in the accompanying financial statements. Investments with operations in certain states may be subject to state and local taxes based upon income, gross receipts, or capital.
The Fund follows the authoritative guidance outlined in FASB ASC Topic 740, Income Taxes with respect to recognition, measurement and disclosure of uncertain tax positions in an entity’s financial statements. The Fund recognizes the benefit of an income tax position equal to the largest amount of benefit that has a greater than 50% likelihood of being sustained upon examination by the applicable taxing authority. Based on its analysis, the Fund has determined that it has not incurred any liability for unrecognized tax benefits as of December 31, 2019. The Fund does not expect that its assessment regarding unrecognized tax benefits will materially change over the next 12 months. However, the Fund’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, compliance with U.S. federal and U.S. state tax laws, and changes in the administrative practices and precedents of the relevant taxing authorities. Changes in recognition or measurement of tax positions are reflected in the period in which the change in judgment occurs. The Fund’s policy is to record interest and penalties incurred with respect to its tax positions as operating expenses. No such interest or penalties were incurred during the year ended December 31, 2019. All of the Fund’s tax returns since inception are open to examination by taxing authorities.
The Bipartisan Budget Act of 2015 provides that any tax adjustments resulting from partnership audits will generally be determined, as well as any resulting tax, interest, and penalties collected, at the partnership

Mosaic Real Estate Credit TE, LLC
Notes to Financial Statements (continued)
December 31, 2019
level. There were no partnership audits performed during 2019 and the Fund had no resulting tax adjustments for the year ended December 31, 2019.
h.
Distributions

The Manager generally makes quarterly distributions of distributable income (“DNI”), which includes interest payments and any other cash income received by the Fund during the period, after deduction of applicable fees, expenses, and reserves determined by the Manager. Distributions are recorded on the last day of each calendar quarter and paid to the Manager, the Special Member, and Members holding Units in the Fund as of that date, generally within 60 days following the end of such calendar quarter.
i.
Risks and Uncertainties

Valuation and Liquidity Risk
The Fund invests in debt and similar investments for which no liquid market exists. The market prices for such investments may be volatile and may not be readily available due to disruptions in the global capital, credit and real estate markets.
The decline in liquidity and prices of debt and similar investments, as well as the availability of observable transaction data and inputs, impacts the determination of fair value of investments. As a result, amounts ultimately realized by the Fund from investments sold may differ from the fair values presented and the differences could be material. In the event the Fund is required to liquidate all or a portion of its portfolio quickly, the Fund may realize significantly less than the value at which it previously recorded those investments.
Credit Risk
In the normal course of business, the Fund maintains its cash balances in several financial institutions, which at times may exceed FDIC insurance limits. The Fund manages its credit risk by maintaining cash balances with financial institutions that it believes are financially sound. The Fund is subject to credit risk to the extent any financial institution with which it conducts business is unable to fulfill contracted obligations on its behalf. Credit risk includes the possibility that a loss may occur from the failure of counterparties or issuers to make payments according to contract terms. Additionally, concentration of credit risk arises when a number of borrowers related to the Fund’s real estate loans are engaged in similar business activities or activities in the same geographic region or have similar economic features that would cause their ability to meet contractual obligations, including those to the Fund, to be similarly affected by changes in economic conditions. The Fund monitors various segments of its portfolio to assess potential concentration of credit risks.
Diversification Risk
The assets of the Fund and the geography of investments are concentrated in collateralized loans and preferred equity investments in the real estate market which may expose the investment portfolio to more rapid changes in value than would be the case if the Fund was to maintain a wide diversification among investments or industry sectors.
Concentrations of Market and Interest Rate Risk
Market risk is a potential loss the Fund may incur as a result of changes in the fair value of its investments. Interest rate risk includes the risk associated with changes in prevailing interest rates. Any change to the interest rates relevant to a particular investment may result in the Fund being unable to secure similar returns upon the sale of its investments. In addition, changes to prevailing rates or changes in

Mosaic Real Estate Credit TE, LLC
Notes to Financial Statements (continued)
December 31, 2019
expectations of future rates may result in an increase or decrease in the value of the investments held, as well as increase or decrease in amounts of interest income earned.
j.
Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Manager to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
3.
FAIR VALUE OF INVESTMENTS

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, in the principal or most advantageous market considering the highest and best use of an asset or nonperformance risk related to a liability, at the measurement date. The Fund uses the most observable inputs that are available to measure fair value. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Fund. Unobservable inputs are inputs that reflect the Fund’s views about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.
Where observable prices or inputs are not available, valuation techniques are applied. These valuation techniques involve some level of management estimation and judgment.
Investments recorded at fair value in the financial statements are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Hierarchical levels are directly related to the amount of subjectivity associated with the inputs to fair valuation, and are defined as follows:
Level 1 —
valuations based on unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 —
valuations based on observable inputs other than level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data at the measurement date for substantially the full term of the assets or liabilities.

Level 3 —
valuations based on inputs that are unobservable and significant to the overall fair value measurement, and involve management judgement.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such instances, the determination of which category within the fair value hierarchy is appropriate for any given investment is based on the lowest level of input that is significant to the fair value measurement. The Fund’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.
The Fund’s investments are measured at fair value on a recurring basis and are classified as level 3 within the fair value hierarchy at December 31, 2019. The significant unobservable inputs used in the fair value measurement of the Fund’s investments in real estate loans and preferred equity include discount rates based on broker surveys, CMBS spreads and recent loan transactions.

Mosaic Real Estate Credit TE, LLC
Notes to Financial Statements (continued)
December 31, 2019
The following discount rates were used in valuing the Fund’s investments as of December 31, 2019:
Investments in Loans	Valuation technique	Unobservable input	Range
Condominium Development	Discounted cash flow	Discount rate	9.13 – 10.50%
Hotel Development	Discounted cash flow	Discount rate	9.99 – 15.00%
Land Development	Discounted cash flow	Discount rate	10.00 – 10.25%
Land Development	Market Comparable Approach	Price per square foot	$38 – 161
Mixed-Use Development	Discounted cash flow	Discount rate	8.75 – 16.00%
Investments in Preferred Equity	Valuation technique	Unobservable input	Range
Operating Apartment Properties	Discounted cash flow	Discount rate	12.00%
Mixed-Use Development	Discounted cash flow	Discount rate	13.00%
The Investment in Preferred Equity, Single Family Residence, is valued using a letter of intent from a third party.
Significant increases or decreases in the market discount rate would result in significantly lower or higher fair value measurements, respectively.
During the year ended December 31, 2019, there were no transfers between Levels 1, 2 or 3 of the fair value hierarchy.
The following is a reconciliation of the beginning and ending balances of the Fund’s Level 3 investments in real estate joint ventures during the year ended December 31, 2019:
Balance at January 1, 2019	$101,235,336
Contributions to investments in real estate joint ventures	72,659,525
Distributions from investments in real estate joint ventures	(40,513,252)
Net investment income from real estate joint ventures	14,469,586
Change in unrealized appreciation from real estate joint ventures	687,955
Realized gain from real estate joint ventures	654
Balance at December 31, 2019	$148,539,804

4.
INVESTMENT INCOME FROM REAL ESTATE JOINT VENTURES

The Fund’s pro rata share of investment income from real estate joint ventures for the year ended December 31, 2019 is summarized as follows:
Interest income	$13,687,635
Accrued preferred returns	1,754,339
Other income	240,490
Professional fees	(790,835)
Interest expense	(337,208)
Administration expense	(66,987)
Organizational expenses	(17,848)
Net Investment Income from Real Estate Joint Ventures	$14,469,586

Mosaic Real Estate Credit TE, LLC
Notes to Financial Statements (continued)
December 31, 2019
5.
PORTFOLIO DIVERSIFICATION

As of December 31, 2019, the Fund had real estate investments located throughout the United States of America. The diversification of the investments held by the Fund’s investments in real estate joint ventures based on the estimated fair values and established National Council of Real Estate Fiduciaries (“NCREIF”) regions is as follows:
Region	Fair Value	Region %
Mountain	$20,909,443	14
Northeast	20,003,409	13
Pacific	83,912,911	56
Southeast	20,709,206	14
Southwest	4,511,284	3
Total	$150,046,253	100
Amounts shown above represent the Fund’s share of real estate loans and preferred equity investments held by the Investment Vehicles but exclude the other assets and liabilities of the Investment Vehicles.
6.
MEMBERS’ EQUITY

a.
Incentive Allocations and Distributions

The Manager or Special Member, based on unit class, shall receive a quarterly incentive distribution in accordance with the Agreement. With respect of each Unit issued to and held by Members who have at least $1,000,000 under management with the Manager, have a net worth of more than $2,100,000, are an employee of the Manager or are a “qualified client” as defined in section 2(a)(51)(A) of the Investment Company Act of 1940, as amended (“qualified clients”) as of the end of each quarterly period, an incentive distribution is made to the Manager or Special Member equal to 25% of DNI provided that the sum of all cash income and expenses, as adjusted, constitutes an increase over the capital contributions made by the qualified clients of at least 1% per quarter. To the extent that the Fund has earned income on a non-cash basis, or the Fund’s investments have experienced unrealized appreciation, an incentive allocation to the Manager or Special Member is reflected in the statement of changes in members’ equity, and such incentive is distributed to the Manager or Special Member when the related income is received in cash. For certain investors who are not qualified clients, the Manager or Special Member will charge an incentive allocation on all items of income that do not constitute capital gain, the incentive allocation from the Members to the Manager and Special Member was $3,619,945 for the year ended December 31, 2019. Incentive distributions of $3,271,707 were made to the Manager and Special Member during the year ended December 31, 2019.
b.
Members’ Distributions

After incentive distributions are made to the Manager and Special Member, distributions of remaining DNI from the Fund’s investments, which shall include all proceeds in excess of the original cost, net of expenses, including interest income earned on such investments, are distributable quarterly in accordance with the Agreement. Per the Agreement, distributable income, as defined, will be distributed to Members based on the Units held by each Member as of the end of each quarterly period multiplied by the NAV of such Members divided by the aggregate NAV of the Fund as of the end of each quarterly period. This Member distribution shall take into account the relative rights of each outstanding series and class of Members.
c.
Allocation of Members’ Net Income and Loss

After consideration of the incentive allocation to the Manager and Special Member, net income or loss is allocated to the Members, excluding the Manager and Special Member, based on the opening monthly NAV and the Units held by each member.

Mosaic Real Estate Credit TE, LLC
Notes to Financial Statements (continued)
December 31, 2019
d.
Management fee

In lieu of the incentive allocation, which the Fund may not charge to investors who do not qualify as a qualified client per the Agreement and regulatory guidelines, the Manager will receive a management fee equal to 2.5% of the NAV of certain Members not considered qualified clients on an annual basis. The management fee will be paid quarterly. The management fee expense was $6,797 for the year ended December 31, 2019. Management fees of $3,853 were paid to the Manager during the year ended December 31, 2019.
7.
RELATED PARTY TRANSACTIONS

Certain Members are affiliated with the Manager. The aggregate balance of affiliated Members’ equity at December 31, 2019 was $2,967,305. Of this, $2,691,308 is held by direct members of the Manager.
The Fund has amounts due to and from related parties for transactions performed in the normal course of business, which are presented as due from related parties and due to related parties in the accompanying statement of assets, liabilities and members’ equity. As of December 31, 2019, $10,115,597 is due from related parties and $9,847,138 is due to related parties. Of this, $9,205,773 is due to Mosaic Real Estate Credit, LLC for investment related transactions, $748,006 is due from Mosaic Real Estate Credit Offshore, LP for investment related transactions, and $745,802 is due from various related parties for professional fees paid by the Fund, $7,980,423 is due from MGA for investment related transactions.
The Fund makes all investments through the Investment Vehicles alongside Mosaic Real Estate Credit, LLC and Mosaic Real Estate Credit Offshore, LP (“parallel funds”), both of which are also managed by the Manager. Ownership in each Investment Vehicle is calculated on a monthly basis based on the relative net asset values of the Fund and the parallel funds as of the first day of the calendar month.
8.
FINANCIAL HIGHLIGHTS

The following per Unit data and ratios to average net assets are presented for the year ended December 31, 2019:
Members’ Equity per Unit	Class A/CX	Class M	Class QC	Class Z
Members’ Equity per Unit, beginning of year	1014.35	965.03	1016.59	1020.76
Net investment income before management fees and incentive	116.16	109.6	116.41	117.39
Net gain from real estate joint ventures	9.33	8.99	9.35	9.4
Management fees	—	(24.53)	—	—
Incentive	(31.37)	—	(31.44)	—
Distributions	(82.28)	(103.76)	(82.46)	(111.44)
Members’ Equity per Unit, end of year	1026.19	955.33	1028.45	1036.11
Total Return(1)	Class A/CX	Class M	Class QC	Class Z
Before incentive and management fees	12.91%	12.91%	12.91%	12.91%
After incentive and management fees	9.55%	10.12%	9.55%	12.91%

Mosaic Real Estate Credit TE, LLC
Notes to Financial Statements (continued)
December 31, 2019
Ratios(2)	Class A/CX	Class M	Class QC	Class Z
Fund expenses, before incentive and management fees	0.25%	0.25%	0.25%	0.25%
Incentive	3.02%	0.00%	3.05%	0.00%
Management fees	0.00%	2.53%	0.00%	0.00%
Total Fund expenses	3.26%	2.79%	3.30%	0.25%
Fund’s pro rata share of expenses of real estate joint ventures (note 4)	4.93%	4.93%	4.93%	4.93%
Total Fund and real estate joint ventures expenses	8.19%	7.72%	8.24%	5.18%
Net investment income, before incentive and management fees	11.50%	10.83%	11.72%	11.68%
Net investment income, after incentive and management fees	8.49%	8.30%	8.67%	11.68%

(1)
Total returns are calculated as geometrically linked monthly returns for each month during the year. Monthly returns are calculated as net increase/(decrease) in the Unit class’ equity resulting from operations for the month divided by the opening Unit class’ equity for the month. The opening Unit class’ equity represents the balance of the Unit class’ equity at the beginning of each month, after taking into account contributions, allocations and withdrawals. Operating performance is based on the Unit class’ interests held throughout the year.

(2)
Ratios are computed using the Unit class’ weighted average equity for the year.

Financial highlights are calculated for each permanent, non-managing series of Units. An individual unitholder’s financial highlights may vary based on the timing of equity transactions.
9.
COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Fund and its investee entities enter into contracts that contain a variety of representations and warranties and which provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund that have not yet occurred. As of December 31, 2019, the maximum funding amounts allowed to be drawn by the investee entities is $1,331,840,879, which, if necessary, will be covered by the Fund alongside Mosaic Real Estate Credit, LLC and Mosaic Real Estate Credit Offshore, LP. The Fund’s pro rata share of investments held in real estate joint ventures include loan commitments of $389,536,368, outstanding principal of $123,998,184, and unfunded commitments of $265,538,184.
10.
SUBSEQUENT EVENTS

On January 28, 2020, MGA formed Mosaic Gardenhouse, LLC and through this limited liability company made an investment in a loan to finance the acquisition of land located in Beverly Hills, California. The investment is 100% owned by MGA and made with an initial capital contribution of $32,406,029. The interest rate is LIBOR + 4.75%.
On February 18, 2020, UA formed Mosaic Vista Lake Investors, LLC and through this limited liability company made an investment in preferred equity to finance the acquisition of land located in Fort Myers, Florida. The investment is 100% owned by UA and made with an initial capital contribution of $27,549,866. The preferred return rate range is 8.00-12.00%.
On March 5, 2020, the real estate loan held by Mosaic Righetti Ranch, LLC, was fully paid down.
Subsequent to year end, the Fund received capital contributions from non-managing members totaling $7,878,000. These amounts are in addition to the committed capital funded in advance as of December 31, 2019 that was considered a contribution to the Fund effective January 1, 2020.

Mosaic Real Estate Credit TE, LLC
Notes to Financial Statements (continued)
December 31, 2019
Subsequent to year end, the Fund paid out redemptions to non-managing members totaling $1,717,053.
Subsequent to year end, a pandemic related to COVID-19 was declared by the World Health Organization. The pandemic has had negative impacts on the overall U.S. economy. The extent to which COVID-19 impacts the Fund will depend on future developments, which are highly uncertain and cannot be predicted. The Manager will continue to monitor market conditions as information becomes available and evaluate the potential impacts, if any, on the value of the Fund’s investments in joint ventures and the underlying investments in loans and preferred equity.
The Manager has evaluated events through May 1, 2020, the date these financial statements were available for issuance, and has determined there are no other subsequent events that require recognition or disclosure in the financial statements.

KPMG LLP
Suite 1500
550 South Hope Street
Los Angeles, CA 90071-2629
Independent Auditors’ Report
The Members of
Mosaic Real Estate Credit TE, LLC:
We have audited the accompanying financial statements of Mosaic Real Estate Credit TE, LLC, which comprise the statement of assets, liabilities and members’ equity, including the schedule of investments, as of December 31, 2018, and the related statements of operations, changes in members’ equity, and cash flows for the year then ended, and the related notes to the financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mosaic Real Estate Credit TE, LLC as of December 31, 2018, and the results of its operations, changes in its members’ equity, and its cash flows for the year then ended in accordance with U.S. generally accepted accounting principles.
Los Angeles, California
April 30, 2019

Mosaic Real Estate Credit TE, LLC
Statement of Assets, Liabilities and Members’ Equity
As of December 31, 2018
Assets
Investments in real estate related joint ventures, at fair value (cost $99,865,394)	$101,235,336
Cash	4,745,935
Distributions receivable	110,598
Organizational costs	42,794
Total Assets	106,134,663
Liabilities
Due to related parties, net	2,627,326
Distributions payable	2,073,619
Contributions received in advance	1,732,500
Redemptions payable	649,781
Accounts payable	114,639
Management fees payable	525
Total Liabilities	7,198,390
Commitments and Contingencies (Note 9)
Members’ Equity	98,936,273
Total Liabilities and Members’ Equity	$106,134,663
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit TE, LLC
Schedule of Investments
As of December 31, 2018
Investments in real estate joint ventures
Investment Description	Cost	Fair Value	% of Members’ Equity
MREC NU Asset Pool, LLC(1)	$3,262,620	$3,307,376	3.4%
MREC Shared Holdings General Partnership(1)	78,802,152	79,883,151	80.7%
MREC TE REIT Pref Holdings, LLC(1)	11,257,938	11,412,373	11.5%
MREC TE Holdings, LLC(1)	6,542,684	6,632,436	6.7%
Total	$99,865,394	$101,235,336	102.3%

(1)
MREC NU Asset Pool, LLC, MREC Shared Holdings General Partnership, MREC TE REIT Pref Holdings, LLC, MREC TE Holdings, LLC and Mosaic Real Estate Credit TE, LLC (the “Fund”) are managed by the same investment manager, MREC Management, LLC.

Investments held by real estate joint ventures
Investments in Preferred Equity	City, State	Acquisition Date	Maturity Date	Preferred Return Rate	Cost	Fair Value	% of Member’s Capital
Single Family Residence Development
Mosaic – 58 W 75th Street NY, LLC(3)	New York, NY	6/4/15	6/30/17(6)	12.50 – 15.00%	$3,411,497	$3,036,719	3.1%
Apartment
Mosaic ECI Tranche II, LLC(4)	Orange Beach, AL	12/27/17	1/1/30	8.00 – 12.00%	4,751,758	4,751,758	4.8%
	Gulfport, MS
	Jackson, MS
	Senatobia, MS
Mosaic ECI Tranche III, LLC(4)	Little Rock, AR	2/22/18	3/1/30	8.00 – 12.00%	3,095,875	3,095,875	3.1%
	Byram, MS
	Horn Lake, MS
	Richland, MS
Mosaic RREAF Southeast, LLC(4)	Little Rock, AR	11/30/18	12/1/23	8.00 – 12.00%	3,019,284	3,033,996	3.1%
	Columbus, GA
Mixed-Use Development
Mosaic Aetna Springs PE, LLC(5)	Pope Valley, CA	12/13/18	N/A(8)	LIBOR+11.00%	6,470,745	6,592,819	6.7%
Total					$20,749,159	$20,511,167	20.7%
Investments in Loans	City, State	Acquisition Date	Maturity Date	Interest Rate	Commitment	Outstanding Principal	Amortized Cost	Fair Value	% of Member’s Equity
Condominium Development
Mosaic Tahoe Beach Club, LLC(2)	Gardnerville, NV	12/28/16	12/31/18(7)	13.00%	$12,431,582	$9,347,918	$9,347,918	$9,347,918	9.4%
Mosaic Timbers Kauai, LLC(2)	Kauai, HI	11/28/16	11/28/19	9.13%	6,628,369	5,139,067	5,139,067	5,139,067	4.8%
Mosaic Timbers Kiawah, LLC(2)	Kiawah Island, SC	1/31/17	1/31/20	9.13%	5,873,900	5,583,540	5,635,492	5,696,749	5.8%
The accompanying notes are an integral part of these financial statements.

Investments in Loans	City, State	Acquisition Date	Maturity Date	Interest Rate	Commitment	Outstanding Principal	Amortized Cost	Fair Value	% of Member’s Equity
Mosaic Riverwalk, LLC(2)	Tampa, FL	12/21/18	12/20/19	LIBOR + 8.75%	7,001,695	2,288,917	2,153,042	2,288,917	2.3%
Subtotal					31,935,546	22,359,442	22,275,519	22,472,651	22.2%
Hotel Development
Mosaic Sacramento Hotel, LLC(2)	Sacramento, CA	7/24/18	7/23/20	LIBOR + 9.89%	11,202,713	2,247,801	2,204,004	2,247,801	2.3%
Mosaic Silverrock, LLC(2)	La Quinta, CA	11/28/18	11/27/21	LIBOR+11.00%	10,288,205	2,164,181	986,364	2,164,181	2.2%
Mosaic Southlake, LLC(2)	Southlake, TX	12/31/18	12/31/20	8.00%	3,086,462	—	—	—	0.0%
Mosaic Spring Street Hotel, LLC(2)	Los Angeles, CA	11/16/18	11/15/21	LIBOR + 9.75%	14,554,953	—	—	—	0.0%
Subtotal					39,132,333	4,411,982	3,190,368	4,411,982	4.5%
Land
Mosaic Vintage Oaks, LLC(2)	Windsor, CA	3/31/17	3/31/19	13.00%	8,517,740	8,374,024	8,374,024	8,374,024	8.5%
Mosaic Portland Superblock, LLC(2)	Portland, OR	12/29/17	3/30/19	13.00%	8,946,278	8,641,649	8,641,649	8,641,649	8.7%
Mosaic Righetti Ranch, LLC(2)	San Luis Obispo, CA	7/23/18	9/30/19	10.00%	7,001,695	3,339,756	3,236,389	3,339,756	3.4%
Subtotal					24,465,713	20,355,429	20,252,062	20,355,429	20.6%
Mixed-Use Development
Mosaic UNLV Gateway, LLC(2)	Las Vegas, NV	12/20/17	6/1/19	LIBOR + 8.75%	5,858,561	3,046,080	3,018,872	3,046,080	3.1%
Mosaic Federal Way Mezz, LLC(2)	Federal Way, WA	12/22/17	1/1/20	16.00%	13,889,077	13,078,097	13,009,154	13,078,097	13.2%
Mosaic Park DTLA, LLC(2)	Los Angeles, CA	10/16/18	10/16/21	LIBOR + 7.00%	7,430,371	5,627,973	5,558,787	5,627,973	5.7%
Mosaic River Rock, LLC(2)	Sacramento, CA	2/28/18	3/1/19	11.00%	4,272,463	4,124,933	4,107,098	4,124,933	4.1%
Mosaic Turk & Leavenworth, LLC(2)	San Francisco, CA	8/6/18	2/6/19(7)	LIBOR + 8.25%	2,857,835	2,747,366	2,735,819	2,747,366	2.8%
Subtotal					34,308,307	28,624,449	28,429,730	28,624,449	28.9%
Total					$129,841,899	$75,751,302	$74,147,679	$75,864,511	6.2%
Total investments held by investments in real estate joint ventures							$94,896,838	$96,375,678	97.0%
Other net assets of investments in real estate joint ventures							$4,968,556	$4,859,658	4.9%
Total investments in investments in real estate joint ventures							$99,865,394	$101,235,336

(2)
Investment is held through MREC Shared Holdings General Partnership. Amounts presented represent the Fund’s 28.6% share of ownership in the underlying investment.

(3)
Investment is held through MREC NU Asset Pool, LLC. Amounts presented represent the Fund’s 28.6% share of ownership in the underlying investment.

(4)
Investment is held through MREC TE REIT Pref Holdings, LLC. Amounts presented represent the Fund’s 28.6% share of ownership in the underlying investment.

(5)
Investment is held through MREC TE Holdings, LLC. Amounts presented represent the Fund’s 28.6% share of ownership in the underlying investment.

(6)
Investment has passed redemption or maturity date and is in default. The Fund is no longer accruing the applicable preferred return or interest on these investments.

(7)
Investment was fully repaid in January 2019.

(8)
Investment continues in perpetuity.

The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit TE, LLC
Statement of Operations
For the year ended December 31, 2018
Net Investment Income from Real Estate Joint Ventures (Note 4)	$10,337,706
Fund Expenses
Professional fees	159,942
Administration expense	94,445
Organizational expenses	15,573
Management fees	2,063
Total Fund Expenses	272,023
Net Investment Income	10,065,683
Realized Loss from Real Estate Joint Ventures	(1,088,989)
Change in Unrealized Appreciation from Real Estate Joint Ventures	1,289,243
Net Income	$10,265,937
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit TE, LLC
Statement of Changes in Members’ Equity
For the year ended December 31, 2018
	Manager and Special Member	Class A/CX Members	Class M Members	Class QC Members	Class Z Members	Total Members’ Equity
Members’ Equity, beginning of year	$—	$57,853,896	$79,434	$784,756	$2,285,062	$61,003,148
Net income	—	9,854,852	7,700	94,794	308,591	10,265,937
Incentive allocation	2,487,411	(2,463,713)	—	(23,698)	—	—
Distributions	(2,338,267)	(6,877,623)	(8,915)	(64,928)	(282,276)	(9,572,009)
Contributions	—	37,707,898	3,603	8,359	394,430	38,114,290
Redemptions	—	(875,093)	—	—	—	(875,093)
Members’ Equity, end of year	$149,144	$95,200,217	$81,822	$799,283	$2,705,807	$98,936,273
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit TE, LLC
Statement of Cash Flows
For the year ended December 31, 2018
Cash flows from operating activities:
Net income	$10,265,937
Adjustments to reconcile net income to net cash used in operating activities:
Net investment income from real estate joint ventures	(10,337,706)
Change in unrealized appreciation from real estate joint ventures	(1,289,243)
Realized loss from real estate joint ventures	1,088,989
Contributions to investments in real estate joint ventures	(53,303,613)
Distributions from investments in real estate joint ventures	25,931,470
Amortization of organizational costs	15,573
Changes in assets and liabilities:
Due to/from related parties	2,932,944
Distributions receivable	(110,598)
Accounts payable	30,035
Management fee payable	409
Net cash used in operating activities	(24,775,803)
Cash flows from financing activities:
Distributions, net of change in distributions payable	(10,754,897)
Contributions, net of change in contributions received in advance	38,558,790
Redemptions, net of change in redemptions payable	(438,999)
Net cash provided by financing activities	27,364,894
Net increase in cash during the year	2,589,091
Cash – beginning of year	2,156,844
Cash – end of year	$4,745,935
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit TE, LLC
Notes to Financial Statements
December 31, 2018
1.
ORGANIZATION AND PURPOSE

Mosaic Real Estate Credit TE, LLC (the “Fund”), a Delaware limited liability company, was formed on March 16, 2016, and made its initial capital call and commenced operations on October 1, 2016. The Fund is managed by MREC Management, LLC (the “Manager”) and was organized for the purpose of originating or acquiring short term loans collateralized by real estate with a loan-to-value ratio (“LTV”) not exceeding 70%. The Fund may also invest in other forms of debt exposure through joint ventures or other structured finance products such as mezzanine debt, preferred equity or corporate ownership of companies that own these asset types, each with LTV exposure not to exceed 70%. The Fund may utilize leverage, and under normal market conditions this leverage will not exceed 25% of the Fund’s net asset value (“NAV”), determined at the time such leverage is secured.
The Fund holds direct investments in MREC NU Asset Pool, LLC (“NU”), MREC Shared Holdings General Partnership (“Shared Holdings”), MREC TE Pref Holdings, LLC (“Pref Holdings”), and MREC TE Holdings, LLC (“TE Holdings”). Shared Holdings, Pref Holdings, and TE Holdings in turn own interests in MREC Good Asset, LLC (“MGA”), MREC U Asset Pool, LLC (“UA”), and MREC U2 Asset Pool, LLC (“U2”) respectively. NU, MGA, UA and U2 are collectively referred to as the “Investment Vehicles” and the Fund directly or indirectly holds a 28.6% ownership interest in each of theses entities as of December 31, 2018.
The Fund is authorized to issue and sell in private offerings an unlimited number of membership interests (“Units”) in the Fund. Units may be classified as Class A Units, Class CX Units, Class M Units, Class QC Units, Class Z Units or Class R Units. Class A Units and Class CX Units have the same rights; however the incentive allocations related to Class CX Units are paid to the Mosaic Special Member, LLC (the “Special Member”) and incentive allocations related to Class A Units are paid to the Manager in accordance with the Fund’s limited liability company agreement (the “Agreement”). Class M Unit holders pay a management fee to the Manager in lieu of an incentive allocation. Incentive allocations related to Class QC Units are paid to the Manager. Class Z units incur no incentive allocations or management fees and are held by members of the Manager. Refer to note 6 for descriptions of incentive allocations and management fees.
Each Member has the right to request the redemption of some or all of its units (other than Class R Units) that have been issued and outstanding for at least two full years upon at least 90 days written notice prior to calendar year end. Units will be converted to Class R Units in the event that any units requested to be redeemed cannot be redeemed due to a lack of sufficient funds. At December 31, 2018 there were 7,316.33 outstanding Class A Units, 86,536.38 Class CX Units, 84.79 outstanding Class M Units, 786.24 outstanding Class QC Units, 2,650.76 outstanding Class Z Units and no outstanding Class R Units.
The Fund’s limited liability agreement (the “Agreement”) provides that the Fund has a perpetual term, unless the Manager determines to dissolve the Fund or the Fund is otherwise dissolved pursuant to the terms of the Agreement.
2.
BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

a.
Basis of Presentation

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Management has determined the Fund is an investment company under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946 based on the following characteristics: the Fund obtains funds from one or more unaffiliated investors, provides its investors with investment services, maintains that its business purpose and substantive activities are investing funds in multiple investments for returns from capital appreciation and/or investment income, and manages its investments on a fair value basis.

Mosaic Real Estate Credit TE, LLC
Notes to Financial Statements
December 31, 2018
b.
Real Estate Joint Ventures

Investments in real estate joint ventures are stated at the fair value of the Fund’s ownership interests of the underlying entities. The Fund’s ownership interests are valued based on the fair value of the underlying investments and other factors, such as ownership percentage, ownership rights, buy/sell agreements, and distribution provisions. The underlying assets and liabilities are valued as described in note 2(c) below. Upon the disposition of all real estate investments by an investee entity, the Fund will continue to state its equity in the remaining net assets of the investee entity during the wind down period, if any, that occurs prior to the dissolution of the investee entity.
c.
Investment Valuation

Investments in real estate loans and preferred equity are carried by the real estate joint ventures at fair value, as determined by the Manager. It is the Fund’s policy to obtain third-party appraisals on a quarterly basis, which are reviewed and approved by the Manager. Investments in real estate loans and preferred equity are made directly or indirectly through partnerships or limited liability companies (investee entities). These investee entities then utilize the funds to purchase real estate or interests in other real estate entities or loans. Investments are initially recorded at their original investment amount. Additional investments are added to the cost basis of the investment and distributions that represent a return of investment reduce the cost basis of the investment. The difference between the cost basis of the investment and its fair value represents unrealized appreciations or depreciation. Change in unrealized appreciation and depreciation during a period is reflected in the statement of operations.
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, in the principal or most advantageous market considering the highest and best use of an asset and non-performance risk related to a liability, at the measurement date.
Below is a summary of the valuation techniques and inputs used to value real estate loans and preferred equity:
Real Estate Loans
The fair values for performing real estate loans are based upon the net present value of the expected cash flows using the discounted cash flow technique. The primary inputs are expected maturity dates, market interest rates for loans with similar characteristics and adjustments for the borrower’s credit risk. The credit risk component of the valuation considers several factors, including financial performance, business outlook, debt priority and the value of collateral positions. For loans that have an impaired recovery value due to the underlying collateral having a loan-to-value ratio over 100%, a partial or zero recovery is utilized for the terminal cash flow in the discounted cash flow model. Non-performing loans are valued based upon the liquidation value of the underlying collateral.
Preferred Equity
The Fund utilizes several inputs and factors in determining the fair value of investments in preferred equity. The Fund obtains current market information regarding the underlying real estate where available and uses this information in determining an appropriate discount rate for the investment, which is used to estimate the fair value of investments in preferred equity.
d.
Cash

From time to time, the balances of cash accounts exceed the Federal Depository Insurance Corporation (“FDIC”) insurance limit. The Fund manages its credit risk by maintaining cash balances with financial institutions that it believes are financially sound.

Mosaic Real Estate Credit TE, LLC
Notes to Financial Statements
December 31, 2018
e.
Investment Income from Real Estate Joint Ventures

The Fund recognizes its pro rata share of income and expenses of its investee entities in investment income from real estate joint ventures on the accompanying statement of operations. Revenue recognition policies of the investee entities are as follows:
Interest income is recorded on an accrual basis unless deemed doubtful of collection. Non-refundable loan origination fees, net of direct origination costs, and similar fees, including structuring, closing, commitment and upfront fees, earned with respect to loan commitments are generally deferred and amortized or accreted into interest income over the term of the respective debt investment using a method that approximates the effective interest method. The Fund records exit fees on an accrual basis as part of interest income in the same manner as the aforementioned fees. These fees are recorded as adjustments of the original cost basis of the loan. Extension fees are amortized over the extended life of the debt investment using a method that approximates the effective interest method. In addition, the investee entity may generate revenue in the form of prepayment fees which are recognized when earned.
Preferred returns from investments in preferred equity are accrued into income over the projected term of the investment, based on the terms of the related partnership or operating agreement.
f.
Organizational Expenses

Organizational expenses have been capitalized and are amortized over five years.
g.
Income Taxes

The Fund is treated as a partnership for income tax purposes. The Members are required to include their respective share of profits and losses of the Fund in their respective tax returns to the extent required by the Internal Revenue Code, as amended and, therefore, no provisions for income taxes have been made in the accompanying financial statements. Investments with operations in certain states may be subject to state and local taxes based upon income, gross receipts, or capital.
The Fund follows the authoritative guidance outlined in FASB ASC Topic 740, Income Taxes with respect to recognition, measurement and disclosure of uncertain tax positions in an entity’s financial statements. The Fund recognizes the benefit of an income tax position equal to the largest amount of benefit that has a greater than 50% likelihood of being sustained upon examination by the applicable taxing authority. Based on its analysis, the Fund has determined that it has not incurred any liability for unrecognized tax benefits as of December 31, 2018. The Fund does not expect that its assessment regarding unrecognized tax benefits will materially change over the next 12 months. However, the Fund’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, compliance with U.S. federal, U.S. state tax laws, and changes in the administrative practices and precedents of the relevant taxing authorities. Changes in recognition or measurement of tax positions are reflected in the period in which the change in judgment occurs. The Fund’s policy is to record interest and penalties incurred with respect to its tax positions as operating expenses. No such interest or penalties were incurred during the year ended December 31, 2018. All of the Fund’s tax returns since inception are open to examination by taxing authorities.
The Bipartisan Budget Act of 2015 provides that any tax adjustments resulting from partnership audits will generally be determined, as well as any resulting tax, interest, and penalties collected, at the partnership level for tax years beginning after December 31, 2017. There were no partnership audits performed during 2018 and the Fund had no resulting tax adjustments for the year ended December 31, 2018.
h.
Distributions

The Manager generally makes quarterly distributions of distributable income (“DNI”), which includes interest payments and any other cash income received by the Fund during the period, after deduction of

Mosaic Real Estate Credit TE, LLC
Notes to Financial Statements
December 31, 2018
applicable fees, expenses, and reserves determined by the Manager. Distributions are recorded on the last day of each calendar quarter and paid to the Manager and Members holding Units in the Fund as of that date, generally within 60 days following the end of such calendar quarter.
i.
Risks and Uncertainties

Valuation and Liquidity Risk
The Fund invests in debt and similar investments for which no liquid market exists. The market prices for such investments may be volatile and may not be readily available due to disruptions in the global capital, credit and real estate markets.
The decline in liquidity and prices of debt and similar investments, as well as the availability of observable transaction data and inputs, impacts the determination of fair value of investments. As a result, amounts ultimately realized by the Fund from investments sold, may differ from the fair values presented and the differences could be material. In the event the Fund is required to liquidate all or a portion of its portfolio quickly, the Fund may realize significantly less than the value at which it previously recorded those investments.
Credit Risk
In the normal course of business, the Fund maintains its cash balances in several financial institutions, which at times may exceed FDIC insurance limits. The Fund manages its credit risk by maintaining cash balances with financial institutions that it believes are financially sound. The Fund is subject to credit risk to the extent any financial institution with which it conducts business is unable to fulfill contracted obligations on its behalf. Credit risk includes the possibility that a loss may occur from the failure of counterparties or issuers to make payments according to contract terms. Additionally, concentration of credit risk arises when a number of borrowers related to the Fund’s real estate loans are engaged in similar business activities or activities in the same geographic region or have similar economic features that would cause their ability to meet contractual obligations, including those to the Fund, to be similarly affected by changes in economic conditions. The Fund monitors various segments of its portfolio to assess potential concentration of credit risks.
Diversification Risk
The assets of the Fund and the geography of investments are concentrated in collateralized loans and preferred equity investments in the real estate market which may expose the investment portfolio to more rapid changes in value than would be the case if the Fund was to maintain a wide diversification among investments or industry sectors.
Concentrations of Market and Interest Rate Risk
Market risk is a potential loss the Fund may incur as a result of changes in the fair value of its investments. Interest rate risk includes the risk associated with changes in prevailing interest rates. Any change to the interest rates relevant to a particular investment may result in the Fund being unable to secure similar returns upon the sale of its investments. In addition, changes to prevailing rates or changes in expectations of future rates may result in an increase or decrease in the value of the investments held.
j.
Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Manager to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Mosaic Real Estate Credit TE, LLC
Notes to Financial Statements
December 31, 2018
3.
FAIR VALUE OF INVESTMENTS

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, in the principal or most advantageous market considering the highest and best use of an asset or nonperformance risk related to a liability, at the measurement date. The Fund uses the most observable inputs that are available to measure fair value. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Fund. Unobservable inputs are inputs that reflect the Fund’s views about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.
Where observable prices or inputs are not available, valuation techniques are applied. These valuation techniques involve some level of management estimation and judgment.
Investments recorded at fair value in the financial statements are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Hierarchical levels are directly related to the amount of subjectivity associated with the inputs to fair valuation, and are defined as follows:
Level 1 —
valuations based on unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 —
valuations based on observable inputs other than level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data at the measurement date for substantially the full term of the assets or liabilities.

Level 3 —
valuations based on inputs that are unobservable and significant to the overall fair value measurement, and involve management judgement.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such instances, the determination of which category within the fair value hierarchy is appropriate for any given investment is based on the lowest level of input that is significant to the fair value measurement. The Fund’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.
The Fund’s investments are measured at fair value on a recurring basis and are classified as level 3 within the fair value hierarchy at December 31, 2018. The significant unobservable inputs used in the fair value measurement of the Fund’s investments in real estate loans and preferred equity include discount rates based on broker surveys, CMBS spreads and recent loan transactions.
The following discount rates were used in valuing the Fund’s investments as of December 31, 2018:
Investment type	Valuation technique	Unobservable input	Range (Weighted Average)
			8.00 – 16.00%
Investments in Loans	Discounted cash flow	Discount rate	(11.99%)
			8.00 – 15.00%
Investments in Preferred Equity	Discounted cash flow	Discount rate	(9.63%)
Significant increases or decreases in the market discount rate would result in significantly lower or higher fair value measurements, respectively.
During the year ended December 31, 2018, there were no transfers between Levels 1, 2 or 3 of the fair value hierarchy.

Mosaic Real Estate Credit TE, LLC
Notes to Financial Statements
December 31, 2018
The following is a reconciliation of the beginning and ending balances of the Fund’s Level 3 investments in real estate joint ventures during the year ended December 31, 2018:
Balance at January 1, 2018	$63,325,233
Contributions to investments in real estate joint ventures	53,303,613
Distributions from investments in real estate joint ventures	(25,931,470)
Net investment income from real estate joint ventures	10,337,706
Change in unrealized appreciation from real estate joint ventures	1,289,243
Realized loss from real estate joint ventures	(1,088,989)
Balance at December 31, 2018	$101,235,336
Change in unrealized appreciation for investments held at December 31, 2018	$856,177

4.
INVESTMENT INCOME FROM REAL ESTATE JOINT VENTURES

The Fund’s pro rata share of investment income from real estate joint ventures for the year ended December 31, 2018 is summarized as follows:
Interest income	$8,310,206
Accrued preferred returns	930,117
Other income	1,563,235
Professional fees	(386,707)
Administration expense	(38,904)
Interest expense	(22,903)
Organizational expenses	(17,338)
Net Investment Income from Real Estate Joint Ventures	$10,337,706

5.
PORTFOLIO DIVERSIFICATION

As of December 31, 2018, the Fund had real estate investments located throughout the United States of America. The diversification of the investments held by the Fund’s investments in real estate joint ventures based on the estimated fair values and established National Council of Real Estate Fiduciaries (“NCREIF”) regions is as follows:
Region	Fair Value	Region %
Mountain	$12,393,998	13
Northeast	3,036,719	3
Pacific	62,077,666	64
Southeast	18,867,295	20
Total	$96,375,678	100
Amounts shown above represent the Fund’s share of real estate loans and preferred equity investments held by the Investment Vehicles but exclude the other assets and liabilities of the Investment Vehicles.

Mosaic Real Estate Credit TE, LLC
Notes to Financial Statements
December 31, 2018
6.
MEMBERS’ EQUITY

a.
Incentive Allocations and Distributions

The Manager or Special Member, based on unit class, shall receive a quarterly incentive distribution in accordance with the Agreement. With respect of each Unit issued to and held by Members who have at least $1,000,000 under management with the Manager, have a net worth of more than $2,100,000, are an employee of the Manager or are a “qualified client” as defined in section 2(a)(51)(A) of the Investment Company Act of 1940, as amended (“qualified clients”) as of the end of each quarterly period, an incentive distribution is made to the Manager or Special Member equal to 25% of distributable net income (“DM”, as defined in the Agreement) provided that the sum of all cash income and expenses, as adjusted, constitutes an increase over the capital contributions made by the qualified clients of at least 1% per quarter. To the extent that the Fund has earned income on a non-cash basis, or the Fund’s investments have experienced unrealized appreciation, an incentive allocation to the Manager or Special Member is reflected in the statement of changes in members’ equity, and such incentive is distributed to the Manager or Special Member when the related income is received in cash. For certain investors who are not qualified clients, the Manager or Special Member will charge an incentive allocation on all items of income that do not constitute capital gain, the incentive allocation from the Members to the Manager and Special Member was $2,487,411 for the year ended December 31, 2018. Incentive distributions of $2,338,267 were made to the Manager and Special Member during the year ended December 31, 2018.
b.
Members’ Distributions

After incentive distributions are made to the Manager and Special Member, distributions of remaining DNI from the Fund’s investments, which shall include all proceeds in excess of the original cost, net of expenses, including interest income earned on such investments, are distributable quarterly in accordance with the Agreement. Per the Agreement, distributable income, as defined, will be distributed to Members based on the Units held by each Member as of the end of each quarterly period multiplied by the NAV of such Members divided by the aggregate NAV of the Fund as of the end of each quarterly period. This Member distribution shall take into account the relative rights of each outstanding series and class of Members.
c.
Allocation of Members’ Net Income and Loss

After consideration of the incentive allocation to the Manager and Special Member, net income or loss is allocated to the Members, excluding the Manager and Special Member, based on the opening monthly NAV and the Units held by each member.
d.
Management fee

In lieu of the incentive allocation, which the Fund may not charge to investors who do not qualify as a qualified client per the Agreement and regulatory guidelines, the Manager will receive a management fee equal to 2.5% of the NAV of certain Members not considered qualified clients on an annual basis. The management fee will be paid quarterly. The management fee expense was $2,063 for the year ended December 31, 2018. Management fees of $1,538 were paid to the Manager during the year ended December 31, 2018.
7.
RELATED PARTY TRANSACTIONS

Certain Members are affiliated with the Manager. The aggregate balance of affiliated Members’ equity at December 31, 2018 was $2,576,959. Of this, $2,461,362 is held by direct members of the Manager.
During the year ended December 31, 2018, the Fund has amounts due to and from related parties for transactions performed in the normal course of business, which is presented as due from related parties, net in the accompanying statement of assets, liabilities and members’ equity. As of December 31, 2018, a net amount of $2,627,326 is due to related parties. Of this, $6,661,198 is due from Mosaic Real Estate Credit,

Mosaic Real Estate Credit TE, LLC
Notes to Financial Statements
December 31, 2018
LLC for investment purchases, $641,710 is due from Mosaic Real Estate Credit Offshore, LP for investment purchases, and $569,463 is due from various related parties for professional fees paid by the Fund, $9,936,005 is due to MGA for investment purchases, and $563,692 is due to U for investment purchases.
The Fund makes all investments through the Investment Vehicles alongside Mosaic Real Estate Credit, LLC and Mosaic Real Estate Credit Offshore, LP (“parallel funds”), both of which are also managed by the Manager. Ownership in each Investment Vehicle is calculated on a monthly basis based on the relative net asset values of the Fund and the parallel funds as of the first day of the calendar month.
8.
FINANCIAL HIGHLIGHTS

The following per Unit data and ratios to average net assets are presented for the year ended December 31, 2018:
Members’ Equity per Unit	Class A/CX	Class M	Class QC	Class Z
Members’ Equity per Unit, beginning of year	1006.55	979.73	1008.75	1010.72
Net investment income before management fees and incentive	120.43	116.22	120.62	121.31
Net gain from real estate joint ventures	0.44	0.30	0.45	0.45
Management fees	—	(24.65)	—	—
Incentive	(30.22)	—	(30.27)	—
Distributions	(82.85)	(106.57)	(82.96)	(111.72)
Members’ Equity per Unit, end of year	1014.35	965.03	1016.59	1020.76
Total Return(1)	Class A/CX	Class M	Class QC	Class Z
Before incentive and management fees	12.61%	12.61%	12.61%	12.61%
After incentive and management fees	9.33%	9.83%	9.33%	12.61%
Ratios(2)	Class A/CX	Class M	Class QC	Class Z
Fund expenses, before incentive and management fees	0.32%	0.32%	0.32%	0.32%
Incentive	3.05%	0.00%	2.99%	0.00%
Management fees	0.00%	2.52%	0.00%	0.00%
Total Fund expenses	3.37%	2.84%	3.31%	0.32%
Fund’s pro rata share of expenses of real estate joint ventures (note 4)	0.55%	0.55%	0.55%	0.55%
Total Fund and real estate joint ventures expenses	3.92%	3.39%	3.86%	0.87%
Net investment income, before incentive and management fees	11.96%	11.74%	11.74%	11.78%
Net investment income, after incentive and management fees	8.91%	9.22%	8.75%	11.78%

(1)
Total returns are calculated as geometrically linked monthly returns for each month during the year. Monthly returns are calculated as net increase/(decrease) in the unit class’ equity resulting from operations for the month divided by the opening unit class’ equity for the month. The Opening unit class’ equity represents the balance of the unit class’ equity at the beginning of each month, after taking into account contributions, allocations and withdrawals. Operating performance is based on the unit class’ interests held throughout the year.

(2)
Ratios are computed using the unit class’ weighted average equity for the year.

Financial highlights are calculated for each permanent, non-managing series of Units. An individual unitholder’s financial highlights may vary based on the timing of equity transactions.

Mosaic Real Estate Credit TE, LLC
Notes to Financial Statements
December 31, 2018
9.
COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Fund and its investee entities enter into contracts that contain a variety of representations and warranties and which provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund that have not yet occurred. As of December 31, 2018, the maximum funding amounts allowed to be drawn by the investee entities is $454,336,606, which, if necessary, will be covered by the Fund alongside Mosaic Real Estate Credit, LLC and Mosaic Real Estate Credit Offshore, LP. The Fund’s pro rata share of investments held in real estate joint ventures include loan commitments of $129,841,899, outstanding principal of $75,751,302, and unfunded commitments of $54,090,597.
10.
SUBSEQUENT EVENTS

On January 30, 2019, MGA formed Mosaic Parkland, LLC and through this limited liability company made an investment in a loan to finance the acquisition of land located in Ventura, California. The investment is 100% owned by the MGA and made with an initial capital contribution of $20,000,000. The interest rate on the loan is Libor + 10.25%.
On March 20, 2019, UA formed Mosaic Marbach Apartments, LLC and through this limited liability company made an investment in preferred equity to finance the acquisition of apartments located in San Antonia, Texas. The investment is 100% owned by UA and made with an initial capital contribution of $6,137,986. The preferred return rate range is 8.00 – 12.00%.
On January 30, 2019, the real estate loan held by Mosaic Tahoe Beach Club, LLC, was fully paid down.
On February 11, 2019, the real estate loan held by Mosaic Turk & Leavenworth, LLC, was fully paid down.
Subsequent to year end, the Fund received capital contributions from non-managing members totaling $13,714,650. These amounts are in addition to the committed capital funded in advance as of December 31, 2018 that was considered a contribution to the Fund effective January 1, 2019.
The Manager has evaluated events through April 30, 2019, the date these financial statements were available for issuance, and has determined there are no other subsequent events that require recognition or disclosure in the financial statements.

FINANCIAL STATEMENTS OF MOSAIC REAL ESTATE CREDIT OFFSHORE, LP
Index to Unaudited Financial Statements as of September 30, 2021 and for the nine month periods ended September 30, 2021 and September 30, 2020
Index to Audited Financial Statements for the Year Ended December 31, 2020
INDEPENDENT AUDITORS REPORT TO THE GENERAL PARTNER	F-166
AUDITED STATEMENT OF ASSETS, LIABILITIES AND PARTNERS’ CAPITAL	F-167
AUDITED SCHEDULE OF INVESTMENTS	F-168
AUDITED STATEMENT OF OPERATIONS	F-171
AUDITED STATEMENT OF CHANGES IN PARTNERS’ CAPITAL	F-172
AUDITED STATEMENT OF CASH FLOWS	F-173
NOTES TO AUDITED FINANCIAL STATEMENTS	F-174
Index to Audited Financial Statements for the Year Ended December 31, 2019
INDEPENDENT AUDITORS REPORT TO THE GENERAL PARTNER	F-184
AUDITED STATEMENT OF ASSETS, LIABILITIES AND PARTNERS’ CAPITAL	F-185
AUDITED SCHEDULE OF INVESTMENTS	F-186
AUDITED STATEMENT OF OPERATIONS	F-189
AUDITED STATEMENT OF CHANGES IN PARTNERS’ CAPITAL	F-190
AUDITED STATEMENT OF CASH FLOWS	F-191
NOTES TO AUDITED FINANCIAL STATEMENTS	F-192
Index to Audited Financial Statements for the Year Ended December 31, 2018
INDEPENDENT AUDITORS REPORT TO THE GENERAL PARTNER	F-202
AUDITED STATEMENT OF ASSETS, LIABILITIES AND PARTNERS’ CAPITAL	F-203
AUDITED SCHEDULE OF INVESTMENTS	F-204
AUDITED STATEMENT OF OPERATIONS	F-206
AUDITED STATEMENT OF CHANGES IN PARTNERS’ CAPITAL	F-207
AUDITED STATEMENT OF CASH FLOWS	F-208
NOTES TO AUDITED FINANCIAL STATEMENTS	F-209

Mosaic Real Estate Credit Offshore, LP
Statement of Assets, Liabilities and Partners’ Capital (Unaudited)
September 30, 2021
Assets
Investments in real estate joint ventures, at fair value (cost $18,946,692)	$18,826,840
Cash	149,940
Organizational costs	2,173
Total Assets	18,978,953
Liabilities and Partners’ Capital
Distributions payable	443,844
Accounts payable	41,885
Total Liabilities	485,729
Commitments and Contingencies (Note 9)
Partners’ Capital	18,493,224
Total Liabilities and Partners’ Capital	$18,978,953
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit Offshore, LP
Schedule of Investments (Unaudited)
September 30, 2021
Investments in real estate joint ventures
Investment Description	Cost	Fair Value	% of Partners’ Capital
MREC International Incentive Split, LP(1)	$18,946,692	$18,826,840	101.8%
Total investments in real estate joint ventures	$18,946,692	$18,826,840	101.8%

(1)
Mosaic Real Estate Credit Offshore , LP holds a direct ownership interest in MREC International Incentive Split, LP and holds indirect ownership interests in MREC International Incentive Split, LP through its direct subsidiaries, MREC Corp Sub 1 (VO), LLC, MREC Corp Sub 2 (LA Office), LLC and MREC Corp Sub 3 (Superblock), LLC. Through its direct and indirect ownership interests, Mosaic Real Estate Credit Offshore, LP holds 100% of the ownership interest in MREC International Incentive Split, LP. Each of these entities are managed by the same investment manager, MREC Management, LLC.

Investments held by real estate joint ventures
Investments in Preferred Equity	City, State	Acquisition Date	Redemption Date	Preferred Return Rate	Cost	Fair Value	% of Partners’ Capital
Apartment
Mosaic ECI Tranche III, LLC(2)	Little Rock, AR	2/22/18	3/1/30	12.00%	$275,067	$275,067	1.5%
	Byram, MS
	Horn Lake, MS
	Richland, MS
Mosaic RREAF Southeast, LLC(2)	Little Rock, AR	11/30/18	12/1/30	12.00%	353,776	353,874	1.9%
	Columbus, GA
Mosaic Marbach Apartments, LLC(2)	San Antonio, TX	3/20/19	4/1/34	12.00%	195,609	196,094	1.1%
Mosaic Hawk Ridge Investor, LLC(2)	Winston Salem, NC	5/9/19	6/1/24	12.00%	109,301	109,591	0.6%
Mosaic 1800 Ashley, LLC(2)	Charleston, SC	6/20/19	7/1/24	12.00%	134,359	134,782	0.7%
Mosaic VL Investor, LLC(2)	Fort Meyers, FL	2/18/20	3/1/25	12.00%	880,333	887,842	4.8%
MREC Sunbelt Porfolio Sub-Pool 1, LLC(2)	Mission, TX	11/10/20	N/A(4)	12.00%	1,495,713	1,513,053	8.2%
	Corpus Christi, TX
	Webster, TX
	North Little Rock, AR
	Houston, TX
	Conway, AR
	Beaumont, TX
	Little Rock, AR
	Texas City, TX
	Southaven, MS
Mixed-Use Development
Mosaic Aetna Springs PE, LLC(2)	Pope Valley, CA	12/13/18	N/A(4)	Greater of LIBOR + 11.00% or 13.00%	967,905	968,893	5.2%
Total					$4,412,063	$4,439,196	24.0%

(2)
Investments are held through MREC International Incentive Split, LP. Amounts presented represent the Partnership’s 3% share of ownership in each underlying investment.

(4)
Investment continues in perpetuity.

The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit Offshore, LP
Schedule of Investments (Unaudited) (continued)
September 30, 2021
Investments in Loans	City, State	Acquisition Date	Maturity Date	Interest Rate	Commitment	Outstanding Principal	Amortized Cost	Fair Value	% of Partners’ Capital
Condominium Development
Mosaic Timbers Kauai, LLC(2)	Kauai, HI	11/28/16	11/28/21	9.13%	$38,482	$38,482	$38,482	$38,482	0.2%
Mosaic Sovereign Town Center, LLC(2)	Davenport, FL	11/12/20	5/1/23	Greater of LIBOR plus 8.20% or 9.20%	1,891,842	184,645	181,073	184,645	1.0%
Mosaic North Bergen, LLC(2)	North Bergen, NJ	8/7/19	8/7/22	Greater of LIBOR + 6.75% or 9.15%	1,830,017	1,720,295	1,723,322	1,720,295	9.3%
Subtotal					3,760,341	1,943,422	1,942,877	1,943,422	10.5%
Hotel Development
Mosaic Sacramento Hotel, LLC(2)	Sacramento, CA	7/24/18	10/23/21	Greater of LIBOR + 9.89% or 10.89%(5)	611,654	608,655	608,655	608,655	3.3%
Mosaic Silverrock, LLC(2)	La Quinta, CA	11/28/18	11/27/21	Greater of LIBOR + 11.00% or 13.00%	593,519	592,242	584,647	592,242	3.2%
Mosaic Southlake, LLC(2)	Southlake, TX	12/31/18	12/31/21	15.00%	356,111	355,634	355,634	355,634	1.9%
Mosaic Spring Street Hotel, LLC(2)	Los Angeles, CA	11/16/18	11/15/21	Greater of LIBOR + 9.75% or 11.50%(5)	839,665	553,414	552,588	553,414	3.0%
Mosaic Davis Hotel, LLC(2)	Davis, CA	5/20/19	5/20/22	Greater of LIBOR + 8.25% or 9.25%	778,170	774,807	772,200	774,807	4.2%
Mosaic Park City Resort, LLC(2)	Park City, UT	6/6/19	6/6/22	Greater of LIBOR + 7.56% or 9.99%	2,528,810	1,725,481	1,719,214	1,725,481	9.3%
Mosaic Portland Hotel, LLC(2)	Portland, OR	6/28/19	6/29/23	Greater of LIBOR + 8.50% or 11.00%	15,167,711	2,044,320	1,992,646	2,044,320	11.1%
Subtotal					20,875,640	6,654,553	6,585,584	6,654,553	36.0%
Mixed-Use Development
Mosaic Gardenhouse, LLC(2)	Beverly Hills, CA	1/28/20	2/1/22	Greater of LIBOR + 4.75% or 6.40%	395,679	394,278	392,817	394,278	2.1%
Mosaic Metro Air Park, LLC(2)	Sacramento, CA	2/28/18	12/31/21	11.00%(3)	567,427	412,171	412,171	412,171	2.2%
Mosaic Duo, LLC(2)	Phoenix, AZ	6/6/19	7/1/22	Greater of LIBOR + 7.75% or 9.60%	278,624	265,779	265,778	265,779	1.4%
Mosaic LV MF, LLC(2)	Las Vegas, NV	8/30/19	8/30/22	Greater of LIBOR + 8.00% or 10.02%	4,945,993	2,285,670	2,278,048	2,285,670	12.4%
Mosaic Retreat, LLC(2)	Midway City, CA	6/10/19	1/1/22	Greater of LIBOR + 8.50% or 10.95%	286,233	280,181	286,529	280,181	1.5%
Mosaic Silo Ridge, LLC(2)	Amenia, NY	5/20/19	5/1/22	Greater of LIBOR + 8.50% or 10.95%	1,813,531	1,392,114	1,388,473	1,392,114	7.5%
1111 Sunset(2)	Los Angeles, CA	8/29/19	12/1/21	Greater of LIBOR + 6.25% or 8.75%	445,964	425,791	425,791	425,791	2.3%
Mosaic Merced, LLC(2)	Merced, CA	11/26/19	12/1/21	Greater of LIBOR + 7.25% or 9.35%	2,266,913	1,734,866	1,740,420	1,734,866	9.4%
Subtotal					11,000,364	7,190,850	7,190,027	7,190,850	38.8%
Total					$35,636,345	$15,788,825	$15,718,486	$15,788,825	85.3%

(2)
Investments are held through MREC International Incentive Split, LP. Amounts presented represent the Partnership’s 3% share of ownership in each underlying investment.

(3)
Investment charges 5% default interest.

(5)
Investment charges 5% default interest on advances made on or after March 1, 2021.

The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit Offshore, LP
Schedule of Investments (Unaudited) (continued)
September 30, 2021
Investments in Real Estate	City, State	Acquisition Date	Real Estate at Cost	Real Estate at Fair Value	% of Members’ Equity
Land
Mosaic Portland Superblock, LLC(2)	Portland, OR	12/29/17	$1,586,932	$1,137,908	6.2%
Mosaic Vintage Oaks, LLC(2)	Windsor, CA	3/31/17	1,325,958	990,847	5.4%
Subtotal			2,912,890	2,128,755	11.5%
Mixed-Use Development
Mosaic LA Office, LLC(2)	Los Angeles, CA	10/16/18	822,097	836,737	4.5%
Subtotal			822,097	836,737	4.5%
Total			$3,734,987	$2,965,492	16.0%
Total investments held by investments in real estate joint ventures			$23,865,536	$23,193,513	125.4%
Other net liabilities of investments in real estate joint ventures			$(4,918,844)	$(4,366,673)	-23.6%
Total investments in real estate joint ventures			$18,946,692	$18,826,840

(2)
Investments are held through MREC International Incentive Split, LP. Amounts presented represent the Partnership’s 3% share of ownership in each underlying investment.

The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit Offshore, LP
Statements of Operations (Unaudited)
For the nine months ended September 30, 2021 and 2020
	2021	2020
Net Investment Income from Real Estate Joint Ventures (Note 4)	$1,164,957	$747,364
Fund Income
Other income	89,552	91,254
Total Fund Income	1,254,509	838,618
Fund Expenses
Administration expense	15,863	21,881
Organizational expenses	19,771	19,844
Professional fees	83,204	62,748
Total Fund Expenses	118,838	104,473
Net Investment Income	1,135,671	734,145
Change in Unrealized Depreciation from Real Estate Joint Ventures	(84,819)	(70,075)
Net Realized Loss from Real Estate Joint Ventures	(118,244)	—
Net Income	$932,608	$664,070
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit Offshore, LP
Statement of Changes in Partners’ Capital (Unaudited)
For the nine months ended September 30, 2021
	Class A/CX Partners	Class CXR Partners	Total Partners’ Capital
Partners’ capital, beginning of period	$10,193,173	$3,194,667	$13,387,840
Net income	756,931	175,677	932,608
Distributions	(744,005)	(169,461)	(913,466)
Contributions	5,086,242	—	5,086,242
Partners’ capital, end of period	$15,292,341	$3,200,883	$18,493,224
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit Offshore, LP
Statements of Cash Flows (Unaudited)
For the nine months ended September 30, 2021 and 2020
	2021	2020
Cash flows from operating activities:
Net income	$932,608	$664,070
Adjustments to reconcile net income to net cash used in operating activities:
Net investment income from real estate joint ventures	(1,164,957)	(747,364)
Change in unrealized depreciation from real estate joint ventures	84,819	70,075
Net realized loss from real estate joint ventures	118,244	—
Contributions to investments in real estate joint ventures	(14,588,310)	(5,440,973)
Distributions from investments in real estate joint ventures	10,508,815	3,831,629
Amortization of organizational costs	19,771	19,844
Changes in assets and liabilities:
Due to related parties	(4,037,650)	64,208
Due from related parties	3,889,163	(843,362)
Accounts payable	13,026	(4,029)
Net cash used in operating activities	(4,224,471)	(2,385,902)
Cash flows from financing activities:
Distributions, net of change in distributions payable	(815,016)	(663,198)
Contributions	5,086,242	3,059,792
Redemptions, net of change in redemptions payable	—	(1,125,211)
Net cash provided by financing activities	4,271,226	1,271,383
Net increase (decrease) in cash during the period	46,755	(1,114,519)
Cash – beginning of period	103,185	1,114,523
Cash – end of period	$149,940	$4
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit Offshore, LP
Notes to Financial Statements (Unaudited)
September 30, 2021
1.   ORGANIZATION PURPOSE
Mosaic Real Estate Credit Offshore, LP (the “Partnership”), a Cayman Islands exempted limited partnership established under the Exempted Limited Partnership Act of the Cayman Islands and regulated by the Cayman Islands Monetary Authority (“CIMA”), was formed on September 18, 2015, and made its initial capital call and commenced operations on November 1, 2016. The Partnership is managed by MREC Management, LLC (the “General Partner” or “Manager”) and was organized for the purpose of originating or acquiring short term loans collateralized by real estate with a loan-to-value ratio (“LTV”) not exceeding 70%. The Partnership may also invest in other forms of debt exposure through joint ventures or other structured finance products such as mezzanine debt, preferred equity or corporate ownership of companies that own these asset types, each with LTV exposure not to exceed 70%. The Partnership may utilize leverage, and under normal market conditions this leverage will not exceed 25% of the Partnership’s net asset value (“NAV”), determined at the time such leverage is secured.
The Partnership holds direct investments in MREC International Incentive Split, LP, MREC Corp Sub 1 (VO), LLC, MREC Corp Sub 2 (LA Office), LLC and MREC Corp Sub 3 (Superblock), LLC. MREC Corp Sub 1 (VO), LLC, MREC Corp Sub 2 (LA Office), LLC and MREC Corp Sub 3 (Superblock), LLC own interests in MREC International Incentive Spilt, LP. MREC International Incentive Spilt, LP in turn owns interests in MREC Good Asset, LLC (“MGA”), MREC NU Asset Pool, LLC (“NU”), MREC U Asset Pool, LLC (“UA”), and MREC U2 Asset Pool, LLC (“U2”) respectively. MGA, NU, UA and U2 are collectively referred to as the “Investment Vehicles” and the Partnership directly or indirectly holds an approximately 3% ownership interest in each of these entities as of September 30, 2021.
The Partnership is authorized to issue and sell in private offerings an unlimited number of limited partnership interests (“Units”) in the Partnership. Units may be classified as Class A Units, Class CX Units or Class CXR Units. Class CXR Units are generally referred to as “Class R Units”. Class A Units and Class CX Units have the same rights; however, the incentive fees incurred related to Class CX Units are paid to Mosaic Special Member, LLC and incentive fees incurred related to Class A Units are paid to the General Partner in accordance with the Partnership’s limited partnership agreement (the “Agreement”).
Each Partner has the right to request the redemption of some or all of its units (other than Class R Units) that have been issued and outstanding for at least two full years upon at least 90 days’ written notice prior to calendar year end. Units will be converted to Class R Units in the event that any units requested to be redeemed cannot be redeemed due to a lack of sufficient funds. To the extent available, distributions of capital transaction proceeds shall be distributed to the holders of the Class R Units. The Partnership shall have no obligation to liquidate assets for the purpose of redeeming Class R Units. In the event that any Class R Units are outstanding on the second anniversary that such Class R Units were issued, the Manager shall use any capital transaction proceeds to redeem such units. At September 30, 2021 there were 8,724.78 Class A Units, 6,687.11 Class CX Units and 3,225.91 Class CXR Units. The holders of these Units are collectively referred to as the “Partners”.
The Partnership’s Agreement provides that the Partnership has a perpetual term, unless the General Partner determines to dissolve the Partnership, or the Partnership is otherwise dissolved pursuant to the terms of the Agreement.
2.   BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES
a.   Basis of Presentation
The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The Partnership is an investment company and follows the accounting and reporting guidance in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services — Investment Companies. Management has determined the Partnership is an investment company under FASB ASC Topic 946 based on the following characteristics:

Mosaic Real Estate Credit Offshore, LP
Notes to Financial Statements (Unaudited) (continued)
September 30, 2021
the Partnership obtains funds from one or more unaffiliated investors, provides its investors with investment services, maintains that its business purpose and substantive activities are investing funds in multiple investments for returns from capital appreciation and/or investment income, and manages its investments on a fair value basis.
The accompanying unaudited interim financial statements, in the opinion of management, reflect all adjustments that are necessary to fairly state the financial position as of September 30, 2021 and the results of operations of the Partnership for the nine months ended September 30, 2021 and 2020. All adjustments recorded in preparing these financial statements are of a normal recurring nature.
b.   Real Estate Joint Ventures
Investments in real estate joint ventures are stated at the fair value of the Partnership’s ownership interests in the real estate joint ventures. The Partnership’s ownership interests are valued based on the fair value of the underlying investments and other factors, such as ownership percentage, ownership rights, buy/sell agreements, distribution provisions and capital call obligations. The underlying assets and liabilities are valued as described in note 2(c) below. Distributions from real estate joint ventures are considered returns of capital to the extent of the cost basis of the investment. Any excess distributions are recognized as realized gains. Upon the disposition of all real estate investments by an investee entity, the Partnership will continue to state its equity in the remaining net assets of the investee entity at fair value during the wind down period, if any, that occurs prior to the dissolution of the investee entity.
c.   Investment Valuation
Investments in real estate loans, preferred equity and real estate are carried by the real estate joint ventures at fair value, as determined by the Manager. It is the Partnership’s policy to obtain third-party appraisals on a quarterly basis, which are reviewed and approved by the Manager. Investments are made directly or indirectly through partnerships or limited liability companies (“Investment Vehicles”). These investee entities then utilize the funds to purchase real estate or interests in other real estate entities or loans. Investments are initially recorded at their original investment amount. Additional investments are added to the cost basis of the investment and distributions that represent a return of investment reduce the cost basis of the investment. The difference between the cost basis of the investment and its fair value represents unrealized appreciation or depreciation. Changes in unrealized appreciation and depreciation during a period is reflected in the statement of operations.
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, in the principal or most advantageous market considering the highest and best use of an asset and non-performance risk related to a liability, at the measurement date.
Below is a summary of the Partnership’s valuation techniques and inputs used to value its investments:
Real Estate Loans
The fair values for performing real estate loans are based upon the net present value of the expected cash flows using the discounted cash flow technique (income approach). The primary inputs are expected maturity dates, market interest rates for loans with similar characteristics and adjustments for the borrower’s credit risk. The credit risk component of the valuation considers several factors, including financial performance, business outlook, debt priority and the value of collateral positions. For loans that have an impaired recovery value due to the underlying collateral having a loan-to-value ratio over 100%, a partial or zero recovery is utilized for the terminal cash flow in the discounted cash flow model. Non-performing loans are valued based upon the liquidation value of the underlying collateral.

Mosaic Real Estate Credit Offshore, LP
Notes to Financial Statements (Unaudited) (continued)
September 30, 2021
Preferred Equity
The fair values for investments in preferred equity are based upon the net present value of the expected cash flows using the discounted cash flow technique. The Partnership obtains current market information regarding the underlying real estate where available and uses this information in determining an appropriate discount rate for the investment, which is used to estimate the fair value of investments in preferred equity.
Real Estate
The Partnership’s investments in real estate consist of parcels of land and a commercial office property that were acquired through foreclosure of the real estate, which served as collateral for non-performing mortgage loan investments. The fair value of land parcels is based on comparable sales transaction data, considering the characteristics of the land parcel, including location, zoning and buildable square footage. The fair value of operating properties is based on a discounted cash flow analysis, which involves projecting the net cash flows from the property and computing the present value of the cash flows using a market discount rate. The cash flows include a projection of the net sales proceeds at the end of the holding period, computed by dividing the projected cash flows from the property for the year following the holding period by a market capitalization rate. Determination of appropriate capitalization and discount rates involves consideration of several factors including, but not limited to, the location and quality of the property, and leasing, operational and other risks associated with the property.
d.   Cash
From time to time, the balances of cash accounts exceed the Federal Depository Insurance Corporation (“FDIC”) insurance limit. The Partnership manages its credit risk by maintaining cash balances with financial institutions that it believes are financially sound.
e.   Net Investment Income from Real Estate Joint Ventures
The Partnership recognizes its pro rata share of income and expenses of its investee entities in net investment income from real estate joint ventures on the accompanying statements of operations. Revenue recognition policies of the investee entities are as follows:
Interest income is recorded on an accrual basis unless deemed doubtful of collection. Non-refundable loan origination fees, net of direct origination costs, and similar fees, including structuring, closing, commitment and upfront fees, earned with respect to loan commitments are generally deferred and amortized or accreted into interest income over the term of the respective debt investment using a method that approximates the effective interest method. The Investment Vehicles record exit fees on an accrual basis as part of interest income in the same manner as the aforementioned fees. These fees are recorded as adjustments of the original cost basis of the loan. Extension fees are amortized over the extended term of the debt investment using a method that approximates the effective interest method. In addition, the investee entity may generate revenue in the form of prepayment fees which are recognized when earned.
Preferred returns from investments in preferred equity are accrued into income over the projected term of the investment, based on the terms of the related partnership or operating agreement.
f.   Organizational Expenses
Organizational expenses have been capitalized and are amortized over five years.
g.   Income Taxes
The Partnership is treated as a partnership for income tax purposes. “Partners” (including limited partners and the General Partner as per the Agreement) are required to include their respective share of

Mosaic Real Estate Credit Offshore, LP
Notes to Financial Statements (Unaudited) (continued)
September 30, 2021
profits and losses of the Partnership in their respective tax returns to the extent required by the Internal Revenue Code of 1986, as amended and, therefore, no provisions for income taxes have been made in the accompanying financial statements. Investments with operations in certain states may be subject to state and local taxes based upon income, gross receipts, or capital.
The Partnership follows the authoritative guidance outlined in FASB ASC Topic 740, Income Taxes, with respect to recognition, measurement and disclosure of uncertain tax positions in an entity’s financial statements. The Partnership recognizes the benefit of an income tax position equal to the largest amount of benefit that has a greater than 50% likelihood of being sustained upon examination by the applicable taxing authority. Based on its analysis, the Partnership has determined that it has not incurred any liability for unrecognized tax benefits as of September 30, 2021. The Partnership does not expect that its assessment regarding unrecognized tax benefits will materially change over the next 12 months. However, the Partnership’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, compliance with U.S. federal and U.S. state tax laws, and changes in the administrative practices and precedents of the relevant taxing authorities. Changes in recognition or measurement of tax positions are reflected in the period in which the change in judgment occurs. The Partnership’s policy is to record interest and penalties incurred with respect to its tax positions as operating expenses. No such interest or penalties were incurred during the nine months ended September 30, 2021 or 2020. All of the Partnership’s tax returns since inception are open to examination by taxing authorities.
The Bipartisan Budget Act of 2015 provides that any tax adjustments resulting from partnership audits will generally be determined, as well as any resulting tax, interest, and penalties collected, at the partnership level. There were no partnership audits performed during the nine months ended September 30, 2021 or 2020 and the Partnership had no resulting tax adjustments for the nine months ended September 30, 2021 or 2020.
h.   Distributions
The Manager generally makes quarterly distributions of distributable net income (“DNI”), which includes interest payments and any other cash income received by the Partnership during the period, after deduction of applicable fees, expenses, and reserves determined by the Manager. Distributions are recorded on the last day of each calendar quarter and paid to the Manager, the Special Member and limited partners holding Units in the Partnership as of that date, generally within 60 days following the end of such calendar quarter.
i.   Risks and Uncertainties
Valuation and Liquidity Risk
The Partnership invests in loans and similar investments for which no liquid market exists. The market prices for such investments may be volatile and may not be readily available due to disruptions in the global capital, credit and real estate markets.
The decline in liquidity and prices of loan and similar investments, as well as the availability of observable transaction data and inputs, impacts the determination of fair value of investments. As a result, amounts ultimately realized by the Partnership from investments sold may differ from the fair values presented and the differences could be material. In the event the Partnership is required to liquidate all or a portion of its portfolio quickly, the Partnership may realize significantly less than the value at which it previously recorded those investments.
Credit Risk
In the normal course of business, the Partnership maintains its cash balances in several financial institutions, which at times may exceed FDIC insurance limits. The Partnership manages its credit risk by

Mosaic Real Estate Credit Offshore, LP
Notes to Financial Statements (Unaudited) (continued)
September 30, 2021
maintaining cash balances with financial institutions that it believes are financially sound. The Partnership is subject to credit risk to the extent any financial institution with which it conducts business is unable to fulfill contracted obligations on its behalf. Credit risk includes the possibility that a loss may occur from the failure of counterparties or issuers to make payments according to contract terms. Additionally, concentration of credit risk arises when a number of borrowers related to the Partnership’s real estate loans are engaged in similar business activities or activities in the same geographic region or have similar economic features that would cause their ability to meet contractual obligations, including those to the Partnership, to be similarly affected by changes in economic conditions. The Partnership monitors various segments of its portfolio to assess potential concentration of credit risks.
Diversification Risk
The assets of the Partnership and the geography of investments are concentrated in collateralized loans, preferred equity investments and properties in the real estate market in the United States which may expose the investment portfolio to more rapid changes in value than would be the case if the Partnership was to maintain a wide diversification among investments or industry sectors.
Concentrations of Market and Interest Rate Risk
Market risk is a potential loss the Partnership may incur as a result of changes in the fair value of its investments. Interest rate risk includes the risk associated with changes in prevailing interest rates. Any change to the interest rates relevant to a particular investment may result in the Partnership being unable to secure similar returns upon the sale of its investments. In addition, changes to prevailing rates or changes in expectations of future rates may result in an increase or decrease in the value of the investments held, as well as increase or decrease in amounts of interest income earned.
The United Kingdom’s Financial Conduct Authority announced that it will no longer compel panel banks to sustain the London Interbank Offered Rate (“LIBOR”) after December 31, 2021 for the one-week and two-month U.S. dollar settings, and after June 30, 2023 for the remaining U.S. dollar settings. Certain of the Partnership’s financial instruments, financings or other transactions may use a floating rate based on LIBOR. The expected discontinuation of LIBOR may lead to increased volatility and illiquidity in markets for instruments based on LIBOR. Since the usefulness of LIBOR as a benchmark could deteriorate during the transition period, these effects could occur prior to the end of 2021. Any of these factors may adversely affect the performance of the Partnership’s LIBOR-based instruments. The Partnership mitigates its exposure to volatility in LIBOR by incorporating LIBOR floors into the contractual terms of the loan agreements.
Pandemic Risk
Certain impacts from the COVID-19 outbreak may have a significant negative impact on the Partnership’s operations and performance. These circumstances may continue for an extended period of time, and may have an adverse impact on economic and market conditions. The ultimate economic fallout from the pandemic, and the long-term impact on economies, markets, industries and individual companies, are not known. The extent of the impact to the financial performance and the operations of the Partnership will depend on future developments, which are highly uncertain and cannot be predicted.
j.   Use of Estimates
The preparation of financial statements in conformity with GAAP requires the Manager to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
3.   FAIR VALUE OF INVESTMENTS
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, in the principal or most advantageous market considering

Mosaic Real Estate Credit Offshore, LP
Notes to Financial Statements (Unaudited) (continued)
September 30, 2021
the highest and best use of an asset or nonperformance risk related to a liability, at the measurement date. The Partnership uses the most observable inputs that are available to measure fair value. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Partnership. Unobservable inputs are inputs that reflect the Partnership’s views about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.
Where observable prices or inputs are not available, valuation techniques are applied. These valuation techniques involve some level of management estimation and judgment.
Investments recorded at fair value in the financial statements are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Hierarchical levels are directly related to the amount of subjectivity associated with the inputs to fair valuation, and are defined as follows:
Level 1 — valuations based on unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.
Level 2 — valuations based on observable inputs other than level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data at the measurement date for substantially the full term of the assets or liabilities.
Level 3 — valuations based on inputs that are unobservable and significant to the overall fair value measurement and involve management judgement.
In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such instances, the determination of which category within the fair value hierarchy is appropriate for any given investment is based on the lowest level of input that is significant to the fair value measurement. The Partnership’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.
The investments in real estate joint ventures are measured at fair value on a recurring basis and are classified as level 3 within the fair value hierarchy at September 30, 2021. The significant unobservable inputs used in the fair value measurement of the Partnership’s investments in real estate loans and preferred equity include discount rates based on broker surveys, CMBS spreads and recent loan transactions.
The following unobservable inputs were used in valuing the Partnership’s investments as of September 30, 2021:
Investments in Loans	Valuation technique	Unobservable input	Range
Condominium Development	Discounted cash flow	Discount rate	9.13% – 10.40%
Hotel Development	Discounted cash flow	Discount rate	9.25% – 15.00%
Mixed-Use Development	Discounted cash flow	Discount rate	8.40% – 16.00%
Investments in Preferred Equity	Valuation technique	Unobservable input	Range
Operating Apartment Properties	Discounted cash flow	Discount rate	12.00%
Mixed-Use Development	Discounted cash flow	Discount rate	16.00%
Investments in Real Estate	Valuation technique	Unobservable input	Range
Mixed-Use Development	Discounted cash flow	Discount rate Terminal cap rate	18% 7.75%
Land	Sales Comparable	Price per square foot	$37.82 – 158.77 PSF

Mosaic Real Estate Credit Offshore, LP
Notes to Financial Statements (Unaudited) (continued)
September 30, 2021
Significant increases or decreases in the market discount rate or terminal cap rate would result in significantly lower or higher fair value measurements, respectively.
The following table presents changes in asset classified in level 3 of the fair value hierarchy during the nine months ended September 30, 2021:
Contributions to investments in real estate joint ventures	$14,588,310
Transfers in(out) of Level 3	$—
The following table presents changes in asset classified in level 3 of the fair value hierarchy during the nine months ended September 30, 2020:
Contributions to investments in real estate joint ventures	$5,440,973
Transfers in(out) of Level 3	$—
4.   NET INVESTMENT INCOME FROM REAL ESTATE JOINT VENTURES
The Partnership’s pro rata share of net investment income from real estate joint ventures for the nine months ended September 30, 2021 is summarized as follows:
Interest income	$1,134,209
Accrued preferred returns	381,781
Other income	463,379
Real estate operations, net	(1,643)
Incentive fees	(281,019)
Professional fees	(205,020)
Interest expense	(305,113)
Administration expense	(14,177)
Organizational expenses	(7,440)
Net Investment Income from Real Estate Joint Ventures	$1,164,957
The Partnership’s pro rata share of net investment income from real estate joint ventures for the nine months ended September 30, 2020 is summarized as follows:
Interest income	$1,133,904
Accrued preferred returns	124,751
Other income (loss), net	(61,975)
Incentive fees	(190,939)
Professional fees	(134,753)
Interest expense	(92,364)
Administration expense	(25,762)
Organizational expenses	(5,498)
Net Investment Income from Real Estate Joint Ventures	$747,364
5.   PORTFOLIO DIVERSIFICATION
As of September 30, 2021, the Partnership had real estate investments located throughout the United States of America. The diversification of the investments held by the Partnership’s investments in real estate

Mosaic Real Estate Credit Offshore, LP
Notes to Financial Statements (Unaudited) (continued)
September 30, 2021
joint ventures based on the estimated fair values and established National Council of Real Estate Fiduciaries (“NCREIF”) regions is as follows:
Region	Fair Value	Region %
Mountain	$4,011,151	17
Northeast	3,112,409	13
Pacific	11,793,592	52
Southeast	1,945,801	8
Southwest	2,330,560	10
Total	$23,193,513	100
Amounts shown above represent the Partnership’s share of real estate loans, preferred equity and real estate investments held by the Investment Vehicles but exclude the other assets and liabilities of the Investment Vehicles.
6.   PARTNERS’ CAPITAL
a.   Incentive Allocations and Distributions
The General Partner or Special Member, based on unit class, shall receive compensation through MREC International Incentive Split, LP. With respect of each unit issued to and held by Partners who have at least $1,000,000 under management with the General Partner, have a net worth of more than $2,100,000, are an employee of the General Partner or are a “qualified purchaser” as defined in section 2(a)(51)(A) of the Investment Company Act of 1940, as amended (“qualified clients”) as of the end of each quarterly period, an incentive distribution is made to the General Partner or Special Member equal to 25% of DNI provided that the sum of all cash income and expenses, as adjusted, constitutes an increase over the capital contributions made by the qualified clients of at least 1% per quarter. To the extent that the Partnership has earned income on a non-cash basis, or the Partnership’s investments have experienced unrealized appreciation, incentive is distributed to the General Partner or Special Member when the related income is received in cash.
b.   Partners’ Distributions
After incentive distributions are made to the General Partner and Special Member, distributions of remaining DNI from the Partnership’s investments, which shall include all proceeds in excess of the original cost, net of expenses, including interest income earned on such investments, are distributable quarterly in accordance with the Agreement. Per the Agreement, DNI, as defined, will be distributed to Partners based on the Units held by each Partner as of the end of each quarterly period multiplied by the NAV of such Partners divided by the aggregate NAV of the Partnership as of the end of each quarterly period. This Partner distribution shall take into account the relative rights of each outstanding series and class of Partners.
c.   Allocation of Partners’ Net Income and Loss
Net income or loss is allocated to the Partners, excluding the General Partner and Special Member, based on the opening monthly NAV and the Units held by each partner.
7.   RELATED PARTY TRANSACTIONS
The Partnership has amounts due to and from related parties for transactions performed in the normal course of business, which is presented as due from related parties and due to related parties in the accompanying statement of assets, liabilities and partners’ capital. As of September 30, 2021, there were no amounts due from related parties or due to related parties.

Mosaic Real Estate Credit Offshore, LP
Notes to Financial Statements (Unaudited) (continued)
September 30, 2021
The incentive allocation from the Partners to the General Partner and Special Member was $281,019 and $190,939 for the nine months ended September 30, 2021 and 2020, respectively. Incentive distributions of $283,699 and $186,752 were made to the Manager and Special Member during the nine months ended September 30, 2021 and 2020, respectively. Incentive distributions of $134,998 remained payable as of September 30, 2021.
The Partnership makes all investments through the Investment Vehicles alongside Mosaic Real Estate Credit, LLC and Mosaic Real Estate Credit TE, LLC (“parallel funds”), both of which are also managed by the Manager. Ownership in each Investment Vehicle is calculated on a monthly basis based on the relative net asset values of the Partnership and the parallel funds as of the first day of the calendar month.
8.   FINANCIAL HIGHLIGHTS
The following per unit data and ratios to average partners’ capital are presented for the nine months ended September 30, 2021:
Patners’ Capital per Unit	Class A/CX/CXR
Partners’ capital per Unit, beginning of period	$990.32
Net investment income	66.63
Net unrealized depreciation and realized loss from real estate joint ventures	(12.18)
Distributions	(52.53)
Partners’ capital per Unit, end of period	$992.24
Total Return(1)	Class A/CX/CXR
Before incentive allocation(2)	7.32%
After incentive allocation	5.59%
Ratios(3)	Class A/CX/CXR
Partnership expenses	0.14%
Partnership’s pro rata share of incentive allocation from real estate joint ventures	2.30%
Partnership’s pro rata share of expenses from real estate joint ventures	5.66%
Total	8.10%
Net investment income, before incentive allocation	11.04%
Net investment income, after incentive allocation	8.74%

(1)
Total returns are calculated as geometrically linked monthly returns for each month during the period. Monthly returns are calculated as net increase (decrease) in the Unit class’ limited partners’ capital resulting from operations for the month divided by the opening Unit class’ limited partners’ capital for the month. The opening Unit class’ limited partners’ capital represents the balance of the Unit class’ equity at the beginning of each month, after taking into account contributions, allocations and withdrawals. Operating performance is based on the Unit class’ interests held throughout the period. Total return has not been annualized.

(2)
This is calculated before Partnership’s pro rata share of accrued incentive allocation.

(3)
Ratios are computed using the Unit class’ weighted average limited partners’ capital for the period. The ratios, excluding nonrecurring expenses, have been annualized.

Mosaic Real Estate Credit Offshore, LP
Notes to Financial Statements (Unaudited) (continued)
September 30, 2021
The following per unit data and ratios to average partners’ capital are presented for the nine months ended September 30, 2020:
Patners’ Capital per Unit	Class A/CX/CXR
Partners’ capital per Unit, beginning of period	$983.29
Net investment income	59.32
Net unrealized depreciation from real estate joint ventures	(6.54)
Distributions	(43.53)
Partners’ capital per Unit, end of period	$992.54
Total Return(1)	Class A/CX/CXR
Before incentive allocation(2)	7.08%
After incentive allocation	5.46%
Ratios(3)	Class A/CX/CXR
Partnership expenses	0.09%
Partnership’s pro rata share of incentive allocation from real estate joint ventures	2.04%
Partnership’s pro rata share of expenses from real estate joint ventures	2.73%
Total	4.86%
Net investment income, before incentive allocation	9.78%
Net investment income, after incentive allocation	7.74%

(1)
Total returns are calculated as geometrically linked monthly returns for each month during the period. Monthly returns are calculated as net increase (decrease) in the Unit class’ limited partners’ capital resulting from operations for the month divided by the opening Unit class’ limited partners’ capital for the month. The opening Unit class’ limited partners’ capital represents the balance of the Unit class’ equity at the beginning of each month, after taking into account contributions, allocations and withdrawals. Operating performance is based on the Unit class’ interests held throughout the period. Total return has not been annualized.

(2)
This is calculated before Partnership’s pro rata share of accrued incentive allocation.

(3)
Ratios are computed using the Unit class’ weighted average limited partners’ capital for the period. The ratios, excluding nonrecurring expenses, have been annualized.

Financial highlights are calculated for each permanent, limited partner class series of units. An individual limited partner’s financial highlights may vary based on the timing of capital transactions.
9.   COMMITMENTS AND CONTINGENCIES
In the normal course of business, the Partnership and its entities enter into contracts that contain a variety of representations and warranties and which provide general indemnifications. The Partnership and the parallel funds have provided customary non-recourse carve-out guarantees related to the obligations of certain investee entities that may take effect if certain triggering events occur. As of September 30, 2021, no such triggering events have occurred. The Partnership’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Partnership that have not yet occurred. As of September 30, 2021, the maximum funding amounts allowed to be drawn by the real estate joint ventures is $1,080,764,235, which, if necessary, will be covered by the Partnership alongside the parallel funds. The Partnership’s pro rata share of investments held by real estate joint ventures include loan commitments of $35,636,348, consisting of outstanding principal of $15,788,825 and unfunded commitments of $19,847,523.

Mosaic Real Estate Credit Offshore, LP
Notes to Financial Statements (Unaudited) (continued)
September 30, 2021
10.   SUBSEQUENT EVENTS
On October 22, 2021, the real estate loan held by Mosaic Silverrock, LLC was repaid in full.
On November 12, 2021, MREC GALA Subco, LLC, a wholly-owned subsidiary of MGA, obtained a $25,000,000 bridge loan from ReadyCap Commercial, LLC with a maturity date of June 30, 2022. The bridge loan is secured by an equity pledge in the limited liability company interests of Mosaic Davis Hotel, LLC and Mosaic Aetna Springs PE, LLC, and is guaranteed by the Partnership and certain of its affiliates. A portion of the proceeds were used to pay off existing bridge loans totaling $20,285,000 with MREC Good Sub Pool Lender, LLC.
On November 19, 2021, the real estate loan held Mosaic Merced, LLC was repaid in full.
On November 29, 2021, MGA’s investment in the 1111 Sunset real estate loan was repaid in full.
On December 30, 2021, Mosaic North Bergen, LLC, Mosaic LV MF, LLC, and Mosaic Portland Hotel, LLC (collectively, the “Mosaic Borrowers”), obtained a loan from 8701 Churchill LLC in the maximum principal amount of $380,688,990. The loan is secured by the investments in real estate loans held by each of the Mosaic Borrowers, and is guaranteed by the Partnership and certain of its affiliates. The loan matures contemporaneously with the maturity of the loans held by the Mosaic Borrowers.
The amounts listed above represent the transaction amounts at the investee entity level and do not consider the Partnership’s ownership percentages in such investee entities.
On November 29, 2021, the Partnership paid the Q3 2021 operating distribution of $408,099 to the Partners.
Subsequent to September 30, 2021, the Partnership received redemption requests from Partners representing $2,965,725 of partners’ capital as of September 30, 2021.
On November 23, 2021, MREC International Incentive Split, LP, the Manager and certain of their affiliates entered into a merger agreement with Ready Capital Corporation (“Ready Capital”) and certain of its affiliates. As part of this transaction, MREC International Incentive Split, LP will be merged into a wholly-owned subsidiary of Ready Capital. The Partners will receive as consideration (i) shares of a newly designated Ready Capital Class B common stock, plus (ii) non-transferable contingent equity rights that entitle the Partners to receive additional shares of Ready Capital common stock depending on the performance of the acquired assets over a period of three years following the closing of the transaction. The shares of Class B common stock will not be publicly traded and will automatically convert into shares of the existing class of common stock that is publicly traded on the NYSE one year following the closing of the transaction. The closing of this transaction is contingent upon the approval of the shareholders of Ready Capital and the Partners, which has not yet occurred.
The Manager has evaluated events through January 7, 2022, the date these financial statements were available for issuance, and has determined there are no other subsequent events that require recognition or disclosure in the financial statements.

KPMG LLP
Suite 1500
550 South Hope Street
Los Angeles, CA 90071-2629
Independent Auditors’ Report
The Partners of
Mosaic Real Estate Credit Offshore, LP:
We have audited the accompanying financial statements of Mosaic Real Estate Credit Offshore, LP, which comprise the statement of assets, liabilities and partners’ capital, including the schedule of investments, as of December 31, 2020, and the related statements of operations, changes in partners’ capital, and cash flows for the year then ended, and the related notes to the financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mosaic Real Estate Credit Offshore, LP as of December 31, 2020, and the results of its operations, changes in its partners’ capital, and its cash flows for the year then ended in accordance with U.S. generally accepted accounting principles.
Los Angeles, California
April 30, 2021

Mosaic Real Estate Credit Offshore, LP
Statement of Assets, Liabilities and Partners’ Capital
December 31, 2020
Assets
Investments in real estate joint ventures, at fair value (cost $13,702,240)	$13,785,451
Cash	103,185
Due from related parties	3,889,163
Organizational costs	21,944
Total Assets	17,799,743
Liabilities and Partners’ Capital
Due to related parties	4,037,650
Distributions payable	345,394
Accounts payable	28,859
Total Liabilities	4,411,903
Commitments and Contingencies (Note 9)
Partners’ Capital	13,387,840
Total Liabilities and Partners’ Capital	$17,799,743
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit Offshore, LP
Schedule of Investments
December 31, 2020
Investments in real estate joint ventures
Investment Description	Cost	Fair Value	% of Partners’ Capital
MREC International Incentive Split, LP(1)	$13,702,240	$13,785,451	103.0%
Total investments in real estate joint ventures	$13,702,240	$13,785,451	103.0%

(1)
MREC International Incentive Split, LP and Mosaic Real Estate Credit Offshore, LP (the “Partnership”) are managed by the same investment manager, MREC Management, LLC. Amounts presented represent the Partnership’s 100% ownership in the real estate joint venture.

Investments held by real estate joint ventures
Investments in Preferred Equity	City, State	Acquisition Date	Redemption Date	Preferred Return Rate	Cost	Fair Value	% of Partners’ Capital
Apartment
Mosaic ECI Tranche II, LLC(2)	Orange Beach, AL	12/27/17	1/1/30	12.00%	141,259	141,259	1.1%
	Gulfport, MS
	Jackson, MS
	Senatobia, MS
Mosaic ECI Tranche III, LLC(2)	Little Rock, AR	2/22/18	3/1/30	12.00%	285,386	285,386	2.1%
	Byram, MS
	Horn Lake, MS
	Richland, MS
Mosaic RREAF Southeast, LLC(2)	Little Rock, AR	11/30/18	12/1/30	12.00%	279,520	279,950	2.1%
	Columbus, GA
Mosaic Marbach Apartments, LLC(2)	San Antonio, TX	3/20/19	4/1/34	12.00%	150,103	151,099	1.1%
Mosaic Hawk Ridge Investor, LLC(2)	Winston Salem, NC	5/9/19	6/1/24	12.00%	85,945	86,455	0.6%
Mosaic 1800 Ashley, LLC(2)	Charleston, SC	6/20/19	7/1/24	12.00%	105,524	106,202	0.8%
Mosaic VL Investor, LLC(2)	Fort Meyers, FL	2/18/20	3/1/25	12.00%	687,372	694,559	5.2%
Mosaic Tex Ark Sunbelt, LLC(2)	Southaven, MS	11/6/20	NA(4)	12.00%	244,996	249,328	1.9%
MREC Sunbelt Porfolio Sub-Pool 1, LLC(2)	Mission, TX	11/10/20	N/A(4)	12.00%	2,353,498	2,390,387	17.9%
	Corpus Christi, TX
	Webster, TX
	North Little Rock, AR
	Houston, TX
	Conway, AR
	Beaumont, TX
	Little Rock, AR
	Texas City, TX
Mixed-Use Development
Mosaic Aetna Springs PE, LLC(2)	Pope Valley, CA	12/13/18	NA(3)	Greater of LIBOR + 11.00% or 13.00%	711,736	715,184	5.3%
Total					$5,045,339	$5,099,809	38.1%

(2)
Investments are held through MREC International Incentive Split, LP. Amounts presented represent the Partnership’s 2% share of ownership in each underlying investment.

(3)
Investment has passed redemption or maturity date and is in default. The Partnership is no longer accruing the applicable preferred return or interest on these investments.

(4)
Investment continues in perpetuity.

The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit Offshore, LP
Schedule of Investments (continued)
December 31, 2020
Investments in Loans	City, State	Acquisition Date	Maturity Date	Interest Rate	Commitment	Outstanding Principal	Amortized Cost	Fair Value	% of Partners’ Capital
Condominium Development
Mosaic Timbers Kauai, LLC(2)	Kauai, HI	11/28/16	11/28/21	9.13%	$613	$48,733	$48,733	$48,733	0.4%
Mosaic Sovereign Town Center, LLC(2)	Davenport, FL	11/12/20	5/1/23	Greater of LIBOR plus 8.20% or 9.20%	1,447,147	—	(6,759)	—	0.0%
Mosaic Riverwalk, LLC(2)	Tampa, FL	12/21/18	6/29/21	Greater of LIBOR + 6.25% or 8.00%(5)	590,918	506,836	506,836	506,836	3.8%
Mosaic North Bergen, LLC(2)	North Bergen, NJ	8/7/19	8/7/22	Greater of LIBOR + 6.75% or 9.15%	334,653	893,749	897,908	893,749	6.7%
Subtotal					2,373,331	1,449,318	1,446,718	1,449,318	10.9%
Hotel Development
Mosaic Sacramento Hotel, LLC(2)	Sacramento, CA	7/24/18	7/23/21	Greater of LIBOR + 9.89% or 10.89%	376,258	251,375	251,375	251,375	1.9%
Mosaic Silverrock, LLC(2)	La Quinta, CA	11/28/18	11/27/21	Greater of LIBOR + 11.00% or 13.00%	795,931	794,836	763,330	794,836	5.9%
Mosaic Southlake, LLC(2)	Southlake, TX	12/31/18	12/31/21	15.00%	260,486	260,069	260,069	260,069	1.9%
Mosaic Spring Street Hotel, LLC(2)	Los Angeles, CA	11/16/18	11/15/21	Greater of LIBOR + 9.75% or 11.50%	614,193	246,706	244,554	246,706	1.8%
Mosaic Davis Hotel, LLC(2)	Davis, CA	5/20/19	5/20/22	Greater of LIBOR + 8.25% or 9.25%	569,211	457,581	453,501	457,581	3.4%
Mosaic Ketchum Resort, LLC(2)	Ketchum, ID	12/6/19	12/5/22	Greater of LIBOR + 9.00% or 11.25%	1,449,558	—	(9,378)	—	0.0%
Mosaic Park City Resort, LLC(2)	Park City, UT	6/6/19	6/6/22	Greater of LIBOR + 7.56% or 9.99%	955,117	517,353	507,791	517,353	3.9%
Mosaic Portland Hotel, LLC(2)	Portland, OR	6/28/19	6/29/23	Greater of LIBOR + 8.50% or 11.00%	11,094,790	525,513	471,761	525,513	3.9%
Subtotal					16,115,544	3,053,433	2,943,003	3,053,433	22.7%
Land
Mosaic Portland Superblock, LLC(2)	Portland, OR	12/29/17	3/31/19(3)	13.00%	885,387	836,528	1,050,419	836,528	6.2%
Mosaic Parkland, LLC(2)	Ventura, CA	1/30/19	1/31/21	Greater of LIBOR + 8.00% or 10.25%	60,298	30,884	30,462	30,884	0.2%
Subtotal					945,685	867,413	1,080,881	867,412	6.4%
Mixed-Use Development
Mosaic UNLV Gateway, LLC(2)	Las Vegas, NV	12/20/17	7/30/21	Greater or LIBOR + 7.25% or 8.91%	397,965	397,315	397,315	397,315	3.0%
Mosaic Gardenhouse, LLC(2)	Beverly Hills, CA	1/28/20	2/1/22	Greater of LIBOR + 4.75% or 6.40%	289,429	303,295	299,890	303,295	2.3%
Mosaic Metro Air Park, LLC(2)	Sacramento, CA	2/28/18	2/29/21	11.00%(6)	415,058	425,114	425,114	425,114	3.2%
Mosaic DTLA Parking, LLC(2)	Los Angeles, CA	6/26/19	6/26/21	Greater of LIBOR + 8.25% or 10.75% (6)	487,206	444,440	442,949	444,440	3.3%
Mosaic Duo, LLC(2)	Phoenix, AZ	6/6/19	7/1/22	Greater of LIBOR + 7.75% or 9.60%	324,402	113,242	113,251	113,242	0.8%
Mosaic LV MF, LLC(2)	Las Vegas, NV	8/30/19	8/30/22	Greater of LIBOR + 8.00% or 10.02%	3,617,866	750,818	740,730	750,818	5.6%
Mosaic Retreat, LLC(2)	Midway City, CA	6/10/19	7/1/21	Greater of LIBOR + 8.50% or 10.95%	209,372	191,964	195,995	191,964	1.4%
Mosaic Silo Ridge, LLC(2)	Amenia, NY	5/20/19	5/1/22	Greater of LIBOR + 8.50% or 10.95%	1,326,551	1,098,036	1,091,990	1,098,036	8.2%
Mosaic West Cheyenne, LLC(2)	Las Vegas, NV	9/6/19	9/6/22	Greater of LIBOR + 7.25% or 9.27%	338,873	317,128	316,553	317,128	2.4%
1111 Sunset(2)	Los Angeles, CA	8/29/19	9/1/21	Greater of LIBOR + 6.25% or 8.75%	326,211	298,065	295,877	298,065	2.2%
Merced Station(2)	Merced, CA	11/26/19	12/1/21	Greater of LIBOR + 7.25% or 9.35%	1,658,189	259,718	251,807	259,718	1.9%
Subtotal					9,391,124	4,599,135	4,571,471	4,599,135	34.4%
Total					$28,825,682	$9,969,298	$10,042,073	$9,969,298	74.3%

(2)
Investments are held through MREC International Incentive Split, LP. Amounts presented represent the Partnership’s 2% share of ownership in each underlying investment.

The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit Offshore, LP
Schedule of Investments (continued)
December 31, 2020
(3)
Investment has passed redemption or maturity date and is in default. The Partnership is no longer accruing the applicable preferred return or interest on these investments.

(5)
Investment earns PIK interest at 3.5%.

(6)
Investment charges 5% default interest.

Investments in Real Estate	City, State	Acquisition Date	Real Estate at Cost	Real Estate at Fair Value	% of Members’ Equity
Single Family Residence Development
Mosaic – 58 W 75th Street NY, LLC(2)	New York, NY	6/4/15	243,579	194,671	1.5%
Subtotal			243,579	194,671	1.5%
Land
Mosaic Vintage Oaks, LLC(2)	Windsor, CA	3/31/17	969,904	747,692	5.6%
Subtotal			969,904	747,692	5.6%
Mixed-Use Development
Mosaic LA Office, LLC(2)	Los Angeles, CA	10/16/18	617,364	615,335	4.6%
Subtotal			617,364	615,335	4.6%
Total			$1,830,847	$1,557,698	11.6%
Total investments held by investments in real estate joint ventures			$16,918,259	$16,626,805	124.2%
Other net liabilities of investments in real estate joint ventures			$(3,216,019)	$(2,841,354)	-21.2%
Total investments in real estate joint ventures			$13,702,240	$13,785,451

(2)
Investments are held through MREC International Incentive Split, LP. Amounts presented represent the Partnership’s 2% share of ownership in each underlying investment.

The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit Offshore, LP
Statement of Operations
For the year ended December 31, 2020
Net Investment Income from Real Estate Joint Ventures (Note 4)	$1,040,028
Fund Income
Other income	129,581
Total Fund Income	1,169,609
Fund Expenses
Administration expense	27,494
Organizational expenses	26,506
Professional fees	95,341
Total Fund Expenses	149,341
Net Investment Income	1,020,268
Change in Unrealized Depreciation from Real Estate Joint Ventures	(83,952)
Net Income	$936,316
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit Offshore, LP
Statement of Changes in Partners’ Capital
For the year ended December 31, 2020
	Class A/CX Partners	Class R Partners	Total Partners’ Capital
Partners’ capital, beginning of year	$10,094,681	$—	$10,094,681
Net income	936,316	—	936,316
Distributions	(860,439)	—	(860,439)
Contributions	3,217,282	—	3,217,282
Transfers resulting from redemption requests	(3,194,667)	3,194,667	—
Partners’ capital, end of year	$10,193,173	$3,194,667	$13,387,840
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit Offshore, LP
Statement of Cash Flows
For the year ended December 31, 2020
Cash flows from operating activities:
Net income	$936,316
Adjustments to reconcile net income to net cash used in operating activities:
Net investment income from real estate joint ventures	(1,040,028)
Change in unrealized depreciation from real estate joint ventures	83,952
Contributions to investments in real estate joint ventures	(5,632,894)
Distributions from investments in real estate joint ventures	4,098,549
Amortization of organizational costs	26,506
Changes in assets and liabilities:
Due to related parties	46,718
Due from related parties	(905,992)
Accounts payable	(6,636)
Net cash used in operating activities	(2,393,509)
Cash flows from financing activities:
Distributions, net of change in distributions payable	(709,900)
Contributions, net of change in contributions received in advance	3,217,282
Redemptions, net of change in redemptions payable	(1,125,211)
Net cash provided by financing activities	1,382,171
Net decrease in cash during the year	(1,011,338)
Cash – beginning of year	1,114,523
Cash – end of year	$103,185
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit Offshore, LP
Notes to Financial Statements
December 31, 2020
1.
ORGANIZATION PURPOSE

Mosaic Real Estate Credit Offshore, LP (the “Partnership”), a Cayman Islands exempted limited partnership established under the Exempted Limited Partnership Act of the Cayman Islands and regulated by the Cayman Islands Monetary Authority (“CIMA”), was formed on September 18, 2015, and made its initial capital call and commenced operations on November 1, 2016. The Partnership is managed by MREC Management, LLC (the “General Partner” or “Manager”) and was organized for the purpose of originating or acquiring short term loans collateralized by real estate with a loan-to-value ratio (“LTV”) not exceeding 70%. The Partnership may also invest in other forms of debt exposure through joint ventures or other structured finance products such as mezzanine debt, preferred equity or corporate ownership of companies that own these asset types, each with LTV exposure not to exceed 70%. The Partnership may utilize leverage, and under normal market conditions this leverage will not exceed 25% of the Partnership’s net asset value (“NAV”), determined at the time such leverage is secured.
The Partnership holds a direct investment in MREC International Incentive Split, LP. MREC International Incentive Spilt, LP in turn owns interests in MREC Good Asset, LLC (“GA”), MREC NU Asset Pool, LLC (“NU”), MREC U Asset Pool, LLC (“UA”), and MREC U2 Asset Pool, LLC (“U2”) respectively. GA, NU, UA and U2 are collectively referred to as the “Investment Vehicles” and the Partnership directly or indirectly holds an approximately 2.0% ownership interest in each of these entities as of December 31, 2020.
The Partnership is authorized to issue and sell in private offerings an unlimited number of limited partnership interests (“Units”) in the Partnership. Units may be classified as Class A Units, Class CX Units or Class R Units. Class A Units and Class CX Units have the same rights; however, the incentive fees incurred related to Class CX Units are paid to Mosaic Special Member, LLC and incentive fees incurred related to Class A and Class AI Units are paid to the General Partner in accordance with the Partnership’s limited partnership agreement (the “Agreement”).
Each Partner has the right to request the redemption of some or all of its units (other than Class R Units) that have been issued and outstanding for at least two full years upon at least 90 days’ written notice prior to calendar year end. Units will be converted to Class R Units in the event that any units requested to be redeemed cannot be redeemed due to a lack of sufficient funds. For the year ended December 31, 2020, the Partnership received $3,194,667 in redemption requests which were converted to Class R Units. To the extent available, distributions of capital transaction proceeds shall be distributed to the holders of the Class R Units. The Partnership shall have no obligation to liquidate assets for the purpose of redeeming Class R Units. In the event that any Class R Units are outstanding on the second anniversary that such Class R Units were issued, the Manager shall use any capital transaction proceeds to redeem such units. At December 31, 2020 there were 3,667.28 Class A Units, 6,625.57 Class CX Units and 3,225.91 Class R Units. The holders of these Units are collectively referred to as the “Partners”.
The Partnership’s Agreement provides that the Partnership has a perpetual term, unless the General Partner determines to dissolve the Partnership, or the Partnership is otherwise dissolved pursuant to the terms of the Agreement.
2.
BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

a.
Basis of Presentation

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The Partnership is an investment company and follows the accounting and reporting guidance in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services — Investment Companies. Management has determined the Partnership is an investment company under FASB ASC Topic 946 based on the following characteristics: the Partnership obtains funds from one or more unaffiliated investors, provides its investors with investment

Mosaic Real Estate Credit Offshore, LP
Notes to Financial Statements (continued)
December 31, 2020
services, maintains that its business purpose and substantive activities are investing funds in multiple investments for returns from capital appreciation and/or investment income, and manages its investments on a fair value basis.
b.
Real Estate Joint Ventures

Investments in real estate joint ventures are stated at the fair value of the Partnership’s ownership interests in the real estate joint ventures. The Partnership’s ownership interests are valued based on the fair value of the underlying investments and other factors, such as ownership percentage, ownership rights, buy/sell agreements, distribution provisions and capital call obligations. The underlying assets and liabilities are valued as described in note 2(c) below. Distributions from real estate joint ventures are considered returns of capital to the extent of the cost basis of the investment. Any excess distributions are recognized as realized gains. Upon the disposition of all real estate investments by an investee entity, the Partnership will continue to state its equity in the remaining net assets of the investee entity at fair value during the wind down period, if any, that occurs prior to the dissolution of the investee entity.
c.
Investment Valuation

Investments in real estate loans, preferred equity and real estate are carried by the real estate joint ventures at fair value, as determined by the Manager. It is the Partnership’s policy to obtain third-party appraisals on a quarterly basis, which are reviewed and approved by the Manager. Investments are made directly or indirectly through partnerships or limited liability companies (“Investment Vehicles”). These investee entities then utilize the funds to purchase real estate or interests in other real estate entities or loans. Investments are initially recorded at their original investment amount. Additional investments are added to the cost basis of the investment and distributions that represent a return of investment reduce the cost basis of the investment. The difference between the cost basis of the investment and its fair value represents unrealized appreciation or depreciation. Changes in unrealized appreciation and depreciation during a period is reflected in the statement of operations.
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, in the principal or most advantageous market considering the highest and best use of an asset and non-performance risk related to a liability, at the measurement date.
Below is a summary of the Partnership’s valuation techniques and inputs used to value its investments:
Real Estate Loans
The fair values for performing real estate loans are based upon the net present value of the expected cash flows using the discounted cash flow technique (income approach). The primary inputs are expected maturity dates, market interest rates for loans with similar characteristics and adjustments for the borrower’s credit risk. The credit risk component of the valuation considers several factors, including financial performance, business outlook, debt priority and the value of collateral positions. For loans that have an impaired recovery value due to the underlying collateral having a loan-to-value ratio over 100%, a partial or zero recovery is utilized for the terminal cash flow in the discounted cash flow model. Non-performing loans are valued based upon the liquidation value of the underlying collateral.
Preferred Equity
The fair values for investments in preferred equity are based upon the net present value of the expected cash flows using the discounted cash flow technique. The Partnership obtains current market information regarding the underlying real estate where available and uses this information in determining an appropriate discount rate for the investment, which is used to estimate the fair value of investments in preferred equity.

Mosaic Real Estate Credit Offshore, LP
Notes to Financial Statements (continued)
December 31, 2020
Real Estate
The Partnership’s investments in real estate consist of a parcel of land and a commercial office property that were acquired through foreclosure of the real estate, which served as collateral for non-performing mortgage loan investments. The fair value of land parcels is based on comparable sales transaction data, considering the characteristics of the land parcel, including location, zoning and buildable square footage. The fair value of operating properties is based on a discounted cash flow analysis, which involves projecting the net cash flows from the property and computing the present value of the cash flows using a market discount rate. The cash flows include a projection of the net sales proceeds at the end of the holding period, computed by dividing the projected cash flows from the property for the year following the holding period by a market capitalization rate. Determination of appropriate capitalization and discount rates involves consideration of several factors including, but not limited to, the location and quality of the property, and leasing, operational and other risks associated with the property.
d.
Cash

From time to time, the balances of cash accounts exceed the Federal Depository Insurance Corporation (“FDIC”) insurance limit. The Partnership manages its credit risk by maintaining cash balances with financial institutions that it believes are financially sound.
e.
Net Investment Income from Real Estate Joint Ventures

The Partnership recognizes its pro rata share of income and expenses of its investee entities in net investment income from real estate joint ventures on the accompanying statement of operations. Revenue recognition policies of the investee entities are as follows:
Interest income is recorded on an accrual basis unless deemed doubtful of collection. Non-refundable loan origination fees, net of direct origination costs, and similar fees, including structuring, closing, commitment and upfront fees, earned with respect to loan commitments are generally deferred and amortized or accreted into interest income over the term of the respective debt investment using a method that approximates the effective interest method. The Investment Vehicles record exit fees on an accrual basis as part of interest income in the same manner as the aforementioned fees. These fees are recorded as adjustments of the original cost basis of the loan. Extension fees are amortized over the extended term of the debt investment using a method that approximates the effective interest method. In addition, the investee entity may generate revenue in the form of prepayment fees which are recognized when earned.
Preferred returns from investments in preferred equity are accrued into income over the projected term of the investment, based on the terms of the related partnership or operating agreement.
f.
Organizational Expenses

Organizational expenses have been capitalized and are amortized over five years.
g.
Income Taxes

The Partnership is treated as a partnership for income tax purposes. “Partners” (including limited partners and the General Partner as per the Agreement) are required to include their respective share of profits and losses of the Partnership in their respective tax returns to the extent required by the Internal Revenue Code of 1986, as amended and, therefore, no provisions for income taxes have been made in the accompanying financial statements. Investments with operations in certain states may be subject to state and local taxes based upon income, gross receipts, or capital.
The Partnership follows the authoritative guidance outlined in FASB ASC Topic 740, Income Taxes, with respect to recognition, measurement and disclosure of uncertain tax positions in an entity’s financial statements. The Partnership recognizes the benefit of an income tax position equal to the largest amount of benefit that has a greater than 50% likelihood of being sustained upon examination by the applicable

Mosaic Real Estate Credit Offshore, LP
Notes to Financial Statements (continued)
December 31, 2020
taxing authority. Based on its analysis, the Partnership has determined that it has not incurred any liability for unrecognized tax benefits as of December 31, 2020. The Partnership does not expect that its assessment regarding unrecognized tax benefits will materially change over the next 12 months. However, the Partnership’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, compliance with U.S. federal and U.S. state tax laws, and changes in the administrative practices and precedents of the relevant taxing authorities. Changes in recognition or measurement of tax positions are reflected in the period in which the change in judgment occurs. The Partnership’s policy is to record interest and penalties incurred with respect to its tax positions as operating expenses. No such interest or penalties were incurred during the year ended December 31, 2020. All of the Partnership’s tax returns since inception are open to examination by taxing authorities.
The Bipartisan Budget Act of 2015 provides that any tax adjustments resulting from partnership audits will generally be determined, as well as any resulting tax, interest, and penalties collected, at the partnership level. There were no partnership audits performed during 2020 and the Partnership had no resulting tax adjustments for the year ended December 31, 2020.
h.
Distributions

The Manager generally makes quarterly distributions of distributable net income (“DNI”), which includes interest payments and any other cash income received by the Partnership during the period, after deduction of applicable fees, expenses, and reserves determined by the Manager. Distributions are recorded on the last day of each calendar quarter and paid to the Manager, the Special Member and limited partners holding Units in the Partnership as of that date, generally within 60 days following the end of such calendar quarter.
i.
Risks and Uncertainties

Valuation and Liquidity Risk
The Partnership invests in loans and similar investments for which no liquid market exists. The market prices for such investments may be volatile and may not be readily available due to disruptions in the global capital, credit and real estate markets.
The decline in liquidity and prices of loan and similar investments, as well as the availability of observable transaction data and inputs, impacts the determination of fair value of investments. As a result, amounts ultimately realized by the Partnership from investments sold may differ from the fair values presented and the differences could be material. In the event the Partnership is required to liquidate all or a portion of its portfolio quickly, the Partnership may realize significantly less than the value at which it previously recorded those investments.
Credit Risk
In the normal course of business, the Partnership maintains its cash balances in several financial institutions, which at times may exceed FDIC insurance limits. The Partnership manages its credit risk by maintaining cash balances with financial institutions that it believes are financially sound. The Partnership is subject to credit risk to the extent any financial institution with which it conducts business is unable to fulfill contracted obligations on its behalf. Credit risk includes the possibility that a loss may occur from the failure of counterparties or issuers to make payments according to contract terms. Additionally, concentration of credit risk arises when a number of borrowers related to the Partnership’s real estate loans are engaged in similar business activities or activities in the same geographic region or have similar economic features that would cause their ability to meet contractual obligations, including those to the Partnership, to be similarly affected by changes in economic conditions. The Partnership monitors various segments of its portfolio to assess potential concentration of credit risks.

Mosaic Real Estate Credit Offshore, LP
Notes to Financial Statements (continued)
December 31, 2020
Diversification Risk
The assets of the Partnership and the geography of investments are concentrated in collateralized loans, preferred equity investments and properties in the real estate market in the United States which may expose the investment portfolio to more rapid changes in value than would be the case if the Partnership was to maintain a wide diversification among investments or industry sectors.
Concentrations of Market and Interest Rate Risk
Market risk is a potential loss the Partnership may incur as a result of changes in the fair value of its investments. Interest rate risk includes the risk associated with changes in prevailing interest rates. Any change to the interest rates relevant to a particular investment may result in the Partnership being unable to secure similar returns upon the sale of its investments. In addition, changes to prevailing rates or changes in expectations of future rates may result in an increase or decrease in the value of the investments held, as well as increase or decrease in amounts of interest income earned.
The United Kingdom’s Financial Conduct Authority announced that it will no longer compel panel banks to sustain the London Interbank Offered Rate (“LIBOR”) after December 31, 2021 for the one-week and two-month U.S. dollar settings, and after June 30, 2023 for the remaining U.S. dollar settings. Certain of the Partnership’s financial instruments, financings or other transactions may use a floating rate based on LIBOR. The expected discontinuation of LIBOR may lead to increased volatility and illiquidity in markets for instruments based on LIBOR. Since the usefulness of LIBOR as a benchmark could deteriorate during the transition period, these effects could occur prior to the end of 2021. Any of these factors may adversely affect the performance of the Partnership’s LIBOR-based instruments. The Partnership mitigates its exposure to volatility in LIBOR by incorporating LIBOR floors into the contractual terms of the loan agreements.
Pandemic Risk
Certain impacts from the COVID-19 outbreak may have a significant negative impact on the Partnership’s operations and performance. These circumstances may continue for an extended period of time, and may have an adverse impact on economic and market conditions. The ultimate economic fallout from the pandemic, and the long-term impact on economies, markets, industries and individual companies, are not known. The extent of the impact to the financial performance and the operations of the Partnership will depend on future developments, which are highly uncertain and cannot be predicted.
j.
Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Manager to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
3.
FAIR VALUE OF INVESTMENTS

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, in the principal or most advantageous market considering the highest and best use of an asset or nonperformance risk related to a liability, at the measurement date. The Partnership uses the most observable inputs that are available to measure fair value. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Partnership. Unobservable inputs are inputs that reflect the Partnership’s views about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.
Where observable prices or inputs are not available, valuation techniques are applied. These valuation techniques involve some level of management estimation and judgment.

Mosaic Real Estate Credit Offshore, LP
Notes to Financial Statements (continued)
December 31, 2020
Investments recorded at fair value in the financial statements are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Hierarchical levels are directly related to the amount of subjectivity associated with the inputs to fair valuation, and are defined as follows:
Level 1 — valuations based on unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.
Level 2 — valuations based on observable inputs other than level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data at the measurement date for substantially the full term of the assets or liabilities.
Level 3 — valuations based on inputs that are unobservable and significant to the overall fair value measurement and involve management judgement.
In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such instances, the determination of which category within the fair value hierarchy is appropriate for any given investment is based on the lowest level of input that is significant to the fair value measurement. The Partnership’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.
The investment in real estate joint ventures are measured at fair value on a recurring basis and are classified as level 3 within the fair value hierarchy at December 31, 2020. The significant unobservable inputs used in the fair value measurement of the Partnership’s investments in real estate loans and preferred equity include discount rates based on broker surveys, CMBS spreads and recent loan transactions.
The following unobservable inputs were used in valuing the Partnership’s investments as of December 31, 2020:
Investments in Loans	Valuation technique	Unobservable input	Range
Condominium Development	Discounted cash flow	Discount rate	9.13% – 11.50%
Hotel Development	Discounted cash flow	Discount rate	9.25% – 15.00%
Land Development	Discounted cash flow	Discount rate	10.25% – 18.00%
Mixed-Use Development	Discounted cash flow	Discount rate	8.40% – 11.00%
Investments in Preferred Equity	Valuation technique	Unobservable input	Range
Operating Apartment Properties	Discounted cash flow	Discount rate	12.00%
Mixed-Use Development	Discounted cash flow	Discount rate	16.00%
Investments in Real Estate	Valuation technique	Unobservable input	Range
Single Family Residence Development	Sales Comparable	Price per square foot	$806.12 PSF
Mixed-Use Development	Sales Comparable	Price per square foot	$93.09 PSF
Land	Sales Comparable	Price per square foot	$39.02 PSF
Significant increases or decreases in the market discount rate would result in significantly lower or higher fair value measurements, respectively.
The following table presents changes in asset classified in level 3 of the fair value hierarchy during the year ended December 31, 2020:
Contributions to investments in real estate joint ventures	$5,632,894
Transfers in (out) of Level 3	$—

Mosaic Real Estate Credit Offshore, LP
Notes to Financial Statements (continued)
December 31, 2020
4.
NET INVESTMENT INCOME FROM REAL ESTATE JOINT VENTURES

The Partnership’s pro rata share of net investment income from real estate joint ventures for the year ended December 31, 2020 is summarized as follows:
Interest income	$1,355,244
Accrued preferred returns	223,679
Other income	556,237
Incentive fees	(268,912)
Professional fees	(206,716)
Interest expense	(575,035)
Administration expense	(37,118)
Organizational expenses	(7,351)
Net Investment Income from Real Estate Joint Ventures	$1,040,028

5.
PORTFOLIO DIVERSIFICATION

As of December 31, 2020, the Partnership had real estate investments located throughout the United States of America. The diversification of the investments held by the Partnership’s investments in real estate joint ventures based on the estimated fair values and established National Council of Real Estate Fiduciaries (“NCREIF”) regions is as follows:
Region	Fair Value	Region %
Mountain	$1,982,614	12
Northeast	2,186,456	13
Pacific	7,192,963	43
Southeast	2,100,647	13
Southwest	3,164,125	19
Total	$16,626,805	100
Amounts shown above represent the Partnership’s share of real estate loans, preferred equity and real estate investments held by the Investment Vehicles but exclude the other assets and liabilities of the Investment Vehicles.
6.
PARTNERS’ CAPITAL

a.
Incentive Allocations and Distributions

The General Partner or Special Member, based on unit class, shall receive compensation through MREC International Incentive Split, LP. With respect of each unit issued to and held by Partners who have at least $1,000,000 under management with the General Partner, have a net worth of more than $2,100,000, are an employee of the General Partner or are a “qualified purchaser” as defined in section 2(a)(51)(A) of the Investment Company Act of 1940, as amended (“qualified clients”) as of the end of each quarterly period, an incentive distribution is made to the General Partner or Special Member equal to 25% of DNI provided that the sum of all cash income and expenses, as adjusted, constitutes an increase over the capital contributions made by the qualified clients of at least 1% per quarter. To the extent that the Partnership has earned income on a non-cash basis, or the Partnership’s investments have experienced unrealized appreciation, incentive is distributed to the General Partner or Special Member when the related income is received in cash.

Mosaic Real Estate Credit Offshore, LP
Notes to Financial Statements (continued)
December 31, 2020
b.
Partners’ Distributions

After incentive distributions are made to the General Partner and Special Member, distributions of remaining DNI from the Partnership’s investments, which shall include all proceeds in excess of the original cost, net of expenses, including interest income earned on such investments, are distributable quarterly in accordance with the Agreement. Per the Agreement, DNI, as defined, will be distributed to Partners based on the Units held by each Partner as of the end of each quarterly period multiplied by the NAV of such Partners divided by the aggregate NAV of the Partnership as of the end of each quarterly period. This Partner distribution shall take into account the relative rights of each outstanding series and class of Partners.
c.
Allocation of Partners’ Net Income and Loss

Net income or loss is allocated to the Partners, excluding the General Partner and Special Member, based on the opening monthly NAV and the Units held by each partner.
7.
RELATED PARTY TRANSACTIONS

The Partnership has amounts due to and from related parties for transactions performed in the normal course of business, which is presented as due from related parties and due to related parties in the accompanying statement of assets, liabilities and partners’ capital. As of December 31, 2020, amounts due from related parties and due to related parties are summarized in the following table:
Entity	Description	Due from
GA	Investment related transactions	$2,412,508
UA	Investment related transactions	910,299
NU	Investment related transactions	446,568
Manager	Professional fees	119,788
		$3,889,163
Entity	Description	Due to
U2	Investment related transactions	$57,879
Mosaic Real Estate Credit TE, LLC	Investment related transactions	748,006
Mosaic Real Estate Credit, LLC	Investment related transactions	3,231,765
		$4,037,650
The incentive allocation from the Partners to the General Partner and Special Member was $286,813 for the year ended December 31, 2020. Incentive distributions of $286,813 were made to the Manager and Special Member, of which $100,721 remained payable as of December 31, 2020.
The Partnership makes all investments through the Investment Vehicles alongside Mosaic Real Estate Credit, LLC and Mosaic Real Estate Credit TE, LLC (“parallel funds”), both of which are also managed by the Manager. Ownership in each Investment Vehicle is calculated on a monthly basis based on the relative net asset values of the Partnership and the parallel funds as of the first day of the calendar month.

Mosaic Real Estate Credit Offshore, LP
Notes to Financial Statements (continued)
December 31, 2020
8.
FINANCIAL HIGHLIGHTS

The following per unit data and ratios to average partners’ capital are presented for the year ended December 31, 2020:
Patners’ Capital per Unit	Class A/CX/R
Partners’ capital per Unit, beginning of year	$983.29
Net investment income	80.74
Net unrealized depreciation from real estate joint ventures	(7.73)
Distributions	(65.98)
Partners’ capital per Unit, end of year	$990.32
Total Return(1)	Class A/CX/R
Before incentive allocation(2)	9.90%
After incentive allocation	7.61%
Ratios(3)	Class A/CX/R
Partnership expenses	0.16%
Partnerships pro rata share of incentive allocation from real estate joint ventures	2.12%
Partnerships pro rata share of expenses from real estate joint ventures	8.62%
Total	10.90%
Net investment income, before incentive allocation	10.15%
Net investment income, after incentive allocation	8.03%

(1)
Total returns are calculated as geometrically linked monthly returns for each month during the year. Monthly returns are calculated as net increase (decrease) in the Unit class’ limited partners’ capital resulting from operations for the month divided by the opening Unit class’ limited partners’ capital for the month. The opening Unit class’ limited partners’ capital represents the balance of the Unit class’ equity at the beginning of each month, after taking into account contributions, allocations and withdrawals. Operating performance is based on the Unit class’ interests held throughout the year.

(2)
This is calculated before Partnership’s pro rata share of accrued incentive allocation.

(3)
Ratios are computed using the Unit class’ weighted average limited partners’ capital for the year.

Financial highlights are calculated for each permanent, limited partner class series of units. An individual limited partner’s financial highlights may vary based on the timing of capital transactions.
9.
COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Partnership and its entities enter into contracts that contain a variety of representations and warranties and which provide general indemnifications. The Partnership and the parallel funds have provided customary non-recourse carve-out guarantees related to the obligations of certain investee entities that may take effect if certain triggering events occur. As of December 31, 2020, no such triggering events have occurred. The Partnership’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Partnership that have not yet occurred. As of December 31, 2020, the maximum funding amounts allowed to be drawn by the real estate joint ventures is $1,195,138,844, which, if necessary, will be covered by the Partnership alongside the parallel funds. The Partnership’s pro rata share of investments held by real estate joint ventures include loan commitments of $28,825,683, consisting of outstanding principal of $9,968,694 and unfunded commitments of $19,488,127.

Mosaic Real Estate Credit Offshore, LP
Notes to Financial Statements (continued)
December 31, 2020
10.
SUBSEQUENT EVENTS

On March 12, 2021, UA sold the preferred equity interest held by Mosaic ECI Tranche II, LLC for proceeds of $7,793,192, which were used to pay off the limited liability company’s outstanding loan payable.
On April 9, 2021, GA sold a $48,125,000 participation interest in its investment in Merced Station.
On April, 9, 2021, NU obtained a third party loan in the amount of $5,000,000. The loan is collateralized by NU’s investment in Mosaic 58 – W 75th Street NY, LLC.
The amounts listed above represent the transaction amounts at the investee entity level and do not consider the Partnership’s ownership percentages in such investee entities.
The Manager has evaluated events through April 30, 2021, the date these financial statements were available for issuance, and has determined there are no other subsequent events that require recognition or disclosure in the financial statements.

KPMG LLP
Suite 1500
550 South Hope Street
Los Angeles, CA 90071-2629
Independent Auditors’ Report
The Partners of
Mosaic Real Estate Credit Offshore, LP:
We have audited the accompanying financial statements of Mosaic Real Estate Credit Offshore, LP, which comprise the statement of assets, liabilities and partners’ capital, including the schedule of investments, as of December 31, 2019, and the related statements of operations, changes in partners’ capital, and cash flows for the year then ended, and the related notes to the financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mosaic Real Estate Credit Offshore, LP as of December 31, 2019, and the results of its operations, changes in its partners’ capital, and its cash flows for the year then ended in accordance with U.S. generally accepted accounting principles.
Los Angeles, California
May 1, 2020

Mosaic Real Estate Credit Offshore, LP
Statement of Assets, Liabilities and Partners’ Capital
As of December 31, 2019
Assets
Investments in real estate joint ventures, at fair value (cost $11,127,866)	$11,295,029
Cash	1,114,523
Due from related parties	2,983,172
Organizational costs	48,450
Total Assets	15,441,174
Liabilities and Partners’ Capital
Due to related parties	3,990,932
Redemptions payable	1,125,211
Distributions payable	194,855
Accounts payable	35,495
Total Liabilities	5,346,493
Commitments and Contingencies (Note 9)
Partners’ Capital	10,094,681
Total Liabilities and Partners’ Capital	$15,441,174
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit Offshore, LP
Schedule of Investments
As of December 31, 2019
Investments in real estate joint ventures
Investment Description	Cost	Fair Value	% of Partners’ Capital
MREC International Incentive Split, LP(1)	$11,127,866	$11,295,029	111.9%
Total investments in real estate joint ventures	$11,127,866	$11,295,029	111.9%

(1)
MREC International Incentive Split, LP and Mosaic Real Estate Credit Offshore, LP (the “Partnership”) are managed by the same investment manager, MREC Management, LLC. Amounts presented represent the Partnership’s 100% ownership in the real estate joint venture

Investments held by real estate joint ventures
Investments in Preferred Equity	City, State	Acquisition Date	Redemption Date	Preferred Return Rate	Cost	Fair Value	% of Partners’ Capital
Single Family Residence Development
Mosaic – 58 W 75th Street NY, LLC(2)	New York, NY	6/4/15	6/30/17(3)	12.50 – 15.00%	$277,598	$192,733	1.9%
Apartment
Mosaic ECI Tranche II, LLC(2)	Orange Beach, AL	12/27/17	1/1/30	12.00%	384,497	384,497	3.8%
	Gulfport, MS
	Jackson, MS
	Senatobia, MS
Mosaic ECI Tranche III, LLC(2)	Little Rock, AR	2/22/18	3/1/30	12.00%	250,508	250,508	2.5%
	Byram, MS
	Horn Lake, MS
	Richland, MS
Mosaic RREAF Southeast, LLC(2)	Little Rock, AR	11/30/18	12/1/23	12.00%	244,955	245,741	2.4%
	Columbus, GA
Mosaic Marbach Apartment, LLC(2)	San Antonio, TX	3/20/19	4/1/34	12.00%	123,162	124,746	1.2%
Mosaic Hawk Ridge, LLC(2)	Winston Salem, NC	5/9/19	6/1/24	12.00%	73,973	74,748	0.7%
Mosaic 1800 Ashley, LLC(2)	Charleston, SC	6/20/19	7/1/24	12.00%	90,971	91,966	0.9%
Mixed-Use Development
Mosaic Aetna Springs PE, LLC(2)	Pope Valley, CA	12/13/18	N/A(4)	LIBOR(13) + 11.00%	631,742	638,197	6.3%
Total					$2,077,406	$2,003,136	19.7%
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit Offshore, LP
Schedule of Investments (continued)
As of December 31, 2019
Investments in Loans	City, State	Acquisition Date	Maturity Date	Interest Rate	Commitment	Outstanding Principal	Amortized Cost	Fair Value	% of Partners’ Capital
Condominium Development
Mosaic Timbers Kauai, LLC(2)	Kauai, HI	11/28/16	11/28/20	9.13%	$304,619	$246,078	$246,078	$246,078	2.4%
Mosaic Timbers Kiawah, LLC(2)	Kiawah Island, SC	1/31/17	1/31/20	9.13%	275,367	261,672	261,300	261,672	2.6%
Mosaic Riverwalk, LLC(2)	Tampa, FL	12/21/18	12/29/20	LIBOR + 8.75%	539,092	279,070	279,070	279,070	2.8%
Mosaic North Bergen, LLC(2)	North Bergen, NJ	8/7/19	8/7/22	LIBOR(10) + 8.00%	1,221,209	220,056	214,756	220,056	2.2%
Subtotal					2,340,287	1,006,876	1,001,204	1,006,876	10.0%
Hotel Development
Mosaic Sacramento Hotel, LLC(2)	Sacramento, CA	7/24/18	7/23/20	LIBOR + 9.89%	446,975	93,890	92,669	93,890	0.9%
Mosaic Silverrock, LLC(2)	La Quinta, CA	11/28/18	11/27/21	LIBOR + 11.00%	792,136	495,203	435,185	495,203	4.9%
Mosaic Southlake, LLC(2)	Southlake, TX	12/31/18	12/31/20	15.00%	237,641	218,244	218,244	218,244	2.2%
Mosaic Spring Street Hotel, LLC(2)	Los Angeles, CA	11/16/18	11/15/21	LIBOR + 9.75%	560,326	30,146	26,309	30,146	0.3%
Mosaic Davis Hotel, LLC(2)	Davis, CA	5/20/19	5/20/22	LIBOR(5) + 8.25%	75,693	70,334	64,061	70,334	0.7%
Mosaic Ketchum Resort, LLC(2)	Ketchum, ID	12/5/19	12/5/22	LIBOR(6) + 9.00%	1,322,426	—	—	—	0.0%
Mosaic Park City Resort, LLC(2)	Park City, UT	6/6/19	6/6/22	LIBOR(7) + 7.56%	3,630,621	511,945	497,201	511,945	5.1%
Mosaic Portland Hotel, LLC(2)	Portland, OR	6/28/19	6/29/23	LIBOR(8) + 8.50%	10,121,732	360,337	291,995	360,337	3.6%
Subtotal					17,187,550	1,780,099	1,625,664	1,780,099	17.7%
Land
Mosaic Vintage Oaks, LLC(2)	Windsor, CA	3/31/17	3/31/2019(3)	13.00%	766,765	671,115	766,766	671,115	6.6%
Mosaic Portland Superblock, LLC(2)	Portland, OR	12/29/17	3/30/2019(3)	13.00%	807,735	768,770	792,500	768,770	7.6%
Mosaic Righetti Ranch, LLC(2)	San Luis Obispo, CA	7/23/18	1/30/20	10.00%	539,092	272,183	272,183	272,183	2.7%
Mosaic Parkland, LLC(2)	Ventura, CA	1/30/19	1/31/21	LIBOR(6) + 8.00%	330,056	315,707	310,862	315,707	3.1%
Subtotal					2,443,648	2,027,775	2,142,311	2,027,775	20.0%
Mixed-Use Development
Mosaic UNLV Gateway, LLC(2)	Las Vegas, NV	12/20/17	7/30/21	LIBOR + 8.75%	477,381	474,999	474,999	474,999	4.7%
Mosaic Federal Way Mezz, LLC(2)	Federal Way, WA	12/22/17	1/1/20	16.00%	466,559	457,867	457,867	457,867	4.5%
Mosaic Park DTLA, LLC(2)	Los Angeles, CA	10/16/18	10/16/21	LIBOR + 7.00%	572,098	466,064	462,621	466,064	4.6%
Mosaic River Rock, LLC(2)	Sacramento, CA	2/28/18	2/29/20	11.00%	378,656	367,826	367,826	367,826	3.6%
Mosaic DTLA Parking, LLC(2)	Los Angeles, CA	6/26/19	6/26/21	LIBOR(8) + 8.25%	444,476	391,635	387,497	391,635	3.9%
Mosaic Duo, LLC(2)	Phoenix, AZ	6/6/19	7/1/22	LIBOR(11) + 7.75%	1,479,753	—	—	—	0.0%
Mosaic LV MF, LLC(2)	Las Vegas, NV	8/30/19	8/30/22	LIBOR + 8.00%	443,673	434,991	420,324	434,991	4.3%
Mosaic Retreat, LLC(2)	Midway City, CA	6/10/19	7/1/21	LIBOR(12) + 8.50%	473,961	92,290	88,950	92,290	0.9%
Mosaic Silo Ridge, LLC(2)	Amenia, NY	5/20/19	5/1/22	LIBOR(12) + 8.50%	1,210,207	1,090,531	1,080,926	1,090,531	10.8%
Mosaic West Cheyenne, LLC(2)	Las Vegas, NV	9/6/19	9/6/22	LIBOR + 7.25%	772,882	151,120	144,203	151,120	1.5%
Mosaic 1111 Sunset, LLC(2)	Los Angeles, CA	8/29/19	9/1/21	LIBOR(8) + 6.25%	511,891	499,480	494,528	499,480	4.9%
Mosaic Merced Station, LLC(2)	Merced, CA	11/26/19	12/1/21	LIBOR(9) + 7.25%	102,491	87,051	72,600	87,051	0.9%
Subtotal					7,334,028	4,513,854	4,452,341	4,513,854	44.6%
Total					$29,305,513	$9,328,604	$9,221,520	$9,328,604	92.3%
Total investments held by investments in real estate joint ventures							$11,298,926	$11,331,740	112.0%
Other net assets of investments in real estate joint ventures							$(171,060)	$(36,711)	-0.4%
Total investments in investments in real estate joint ventures							$11,127,866	$11,295,029
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit Offshore, LP
Schedule of Investments (continued)
As of December 31, 2019

(2)
Investments are held through MREC International Incentive Split, LP. Amounts presented represent the Partnership’s 2.26% share of ownership in each underlying investment.

(3)
Investment has passed redemption or maturity date and is in default. The Partnership is no longer accruing the applicable preferred return or interest on these investments.

(4)
Investment continues in perpetuity.

(5)
Investment has a LIBOR rate minimum of 1.0%

(6)
Investment has a LIBOR rate minimum of 2.25%

(7)
Investment has a LIBOR rate minimum of 2.43%

(8)
Investment has a LIBOR rate minimum of 2.5%

(9)
Investment has a LIBOR rate minimum of 2.10%

(10)
Investment has a LIBOR rate minimum of 2.40%

(11)
Investment has a LIBOR rate minimum of 1.85%

(12)
Investment has a LIBOR rate minimum of 2.45%

(13)
Investment has a LIBOR rate minimum of 2.00%

The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit Offshore, LP
Statement of Operations
For the year ended December 31, 2019
Net Investment Income from Real Estate Joint Ventures (Note 4)	$764,381
Fund Expenses
Administration expense	19,925
Organizational expenses	27,610
Professional fees	(103)
Total Fund Expenses	47,432
Net Investment Income	716,949
Realized Gain from Real Estate Joint Ventures	50
Change in Unrealized Appreciation from Real Estate Joint Ventures	51,146
Net Income	$768,145
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit Offshore, LP
Statement of Changes in Partners’ Capital
For the year ended December 31, 2019
	Class A-I Members	Class A/CX Members	Total Partners’ Capital
Partners’ capital, beginning of year	$—	$8,178,834	$8,178,834
Net income	932	767,213	768,145
Distributions	(2,779)	(717,598)	(720,377)
Contributions	176,847	2,917,670	3,094,517
Redemptions	—	(1,226,438)	(1,226,438)
Partners’ capital, end of year	$175,000	$9,919,681	$10,094,681
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit Offshore, LP
Statement of Cash Flows
For the year ended December 31, 2019
Cash flows from operating activities:
Net income	$768,145
Adjustments to reconcile net income to net cash used in operating activities:
Net Investment income from real estate joint ventures	(764,381)
Change in unrealized appreciation from real estate joint ventures	(51,146)
Realized gain from real estate joint ventures	(50)
Contributions to investments in real estate joint ventures	(4,850,529)
Distributions from investments in real estate joint ventures	3,768,166
Amortization of organizational costs	26,434
Changes in assets and liabilities:
Due to related parties	1,347,996
Due from related parties	(447,232)
Accounts payable	(72,020)
Net cash used in operating activities	(274,617)
Cash flows from financing activities:
Distributions, net of change in distributions payable	(738,056)
Contributions, net of change in contributions received in advance	3,094,517
Redemptions, net of change in redemptions payable	(1,101,072)
Net cash provided by financing activities	1,255,389
Net increase in cash during the year	980,772
Cash – beginning of year	133,751
Cash – end of year	$1,114,523
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit Offshore, LP
Notes to Financial Statements
December 31, 2019
1.   ORGANIZATION AND PURPOSE
Mosaic Real Estate Credit Offshore, LP (the “Partnership”), a Cayman Islands exempted limited partnership established under the Exempted Limited Partnership Law of the Cayman Islands and regulated by the Cayman Islands Monetary Authority (“CIMA”), was formed on September 18, 2015, and made its initial capital call and commenced operations on November 1, 2016. The Partnership is managed by MREC Management, LLC (the “General Partner” or “Manager”) and was organized for the purpose of originating or acquiring short term loans collateralized by real estate with a loan-to-value ratio (“LTV”) not exceeding 70%. The Partnership may also invest in other forms of debt exposure through joint ventures or other structured finance products such as mezzanine debt, preferred equity or corporate ownership of companies that own these asset types, each with LTV exposure not to exceed 70%. The Partnership may utilize leverage, and under normal market conditions this leverage will not exceed 25% of the Partnership’s net asset value (“NAV”), determined at the time such leverage is secured.
The Partnership holds a direct investment in MREC International Incentive Split, LP. MREC International Incentive Spilt, LP in turn owns interest in MREC Good Asset, LLC (“GA”), MREC NU Asset Pool, LLC (“NU”), MREC U Asset Pool, LLC (“UA”), and MREC U2 Asset Pool, LLC (“U2”) respectively. GA, NU, UA and U2 are collectively referred to as the “Investment Vehicles” and the Partnership directly or indirectly holds a 2.26% ownership interest in each of these entities as of December 31, 2019.
The Partnership is authorized to issue and sell in private offerings an unlimited number of limited partnership interests (“Units”) in the Partnership. Units may be classified as Class A Units, Class AI Units, Class CX Units or Class R Units. Class A Units, Class AI and Class CX Units have the same rights; however, the incentive fees incurred related to Class CX Units are paid to Mosaic Special Member, LLC and incentive fees incurred related to Class A and Class AI Units are paid to the General Partner in accordance with the Partnership’s limited partnership agreement (the “Agreement”).
Each Partner has the right to request the redemption of some or all of its units (other than Class R Units) that have been issued and outstanding for at least two full years upon at least 90 days written notice prior to calendar year end. Units will be converted to Class R Units in the event that any units requested to be redeemed cannot be redeemed due to a lack of sufficient funds. At December 31, 2019 there were 1,275.27 Class A Units, 177.97 Class AI Units, 8,812.98 Class CX Units and no outstanding Class R Units. The holders of these Units are collectively referred to as the “Partners”.
The Partnership’s Agreement provides that the Partnership has a perpetual term, unless the General Partner determines to dissolve the Partnership, or the Partnership is otherwise dissolved pursuant to the terms of the Agreement.
2.   BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES
a.   Basis of Presentation
The accompanying financial statements have been prepared in accordance with U.S generally accepted accounting principles (“GAAP”). The Partnership is an investment company and follows the accounting and reporting guidance in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services — Investment Companies. Management has determined the Partnership is an investment company under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946 based on the following characteristics: the Partnership obtains funds from one or more unaffiliated investors, provides its investors with investment services, maintains that its business purpose and substantive activities are investing funds in multiple investments for returns from capital appreciation and/or investment income, and manages its investments on a fair value basis.

Mosaic Real Estate Credit Offshore, LP
Notes to Financial Statements (continued)
December 31, 2019
b.   Real Estate Joint Ventures
Investments in real estate joint ventures are stated at the fair value of the Partnership’s ownership interests in the real estate joint ventures. The Partnership’s ownership interests are valued based on the fair value of the underlying investments and other factors, such as ownership percentage, ownership rights, buy/sell agreements, distribution provisions and capital call obligations. The underlying assets and liabilities are valued as described in note 2(c) below. Distributions from real estate joint ventures are considered returns of capital to the extent of the cost basis of the investment. Any excess distributions are recognized as realized gains. Upon the disposition of all real estate investments by an investee entity, the Partnership will continue to state its equity in the remaining net assets of the investee entity at fair value during the wind down period, if any, that occurs prior to the dissolution of the investee entity.
c.   Investment Valuation
Investments in real estate loans and preferred equity are carried by the real estate joint ventures at fair value, as determined by the Manager. It is the Partnership’s policy to obtain third-party appraisals on a quarterly basis, which are reviewed and approved by the Manager. Investments in real estate loans and preferred equity are made directly or indirectly through partnerships or limited liability companies (Investment Vehicles). These investee entities then utilize the funds to purchase real estate or interests in other real estate entities or loans. Investments are initially recorded at their original investment amount. Additional investments are added to the cost basis of the investment and distributions that represent a return of investment reduce the cost basis of the investment. The difference between the cost basis of the investment and its fair value represents unrealized appreciation or depreciation. Change in unrealized appreciation and depreciation during a period is reflected in the statement of operations.
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, in the principal or most advantageous market considering the highest and best use of an asset and non-performance risk related to a liability, at the measurement date.
Below is a summary of the Partnership’s valuation techniques and inputs used to value its investments:
Real Estate Loans
The fair values for performing real estate loans are based upon the net present value of the expected cash flows using the discounted cash flow technique (income approach). The primary inputs are expected maturity dates, market interest rates for loans with similar characteristics and adjustments for the borrower’s credit risk. The credit risk component of the valuation considers several factors, including financial performance, business outlook, debt priority and the value of collateral positions. For loans that have an impaired recovery value due to the underlying collateral having a loan-to-value ratio over 100%, a partial or zero recovery is utilized for the terminal cash flow in the discounted cash flow model. Non-performing loans are valued based upon the liquidation value of the underlying collateral.
Preferred Equity
The fair values for investments in preferred equity are based upon the net present value of the expected cash flows using the discounted cash flow technique. The Partnership obtains current market information regarding the underlying real estate where available and uses this information in determining an appropriate discount rate for the investment, which is used to estimate the fair value of investments in preferred equity.
d.   Cash
From time to time, the balances of cash accounts exceed the Federal Depository Insurance Corporation (“FDIC”) insurance limit. The Partnership manages its credit risk by maintaining cash balances with financial institutions that it believes are financially sound.

Mosaic Real Estate Credit Offshore, LP
Notes to Financial Statements (continued)
December 31, 2019
e.   Investment Income from Real Estate Joint Ventures
The Partnership recognizes its pro rata share of income and expenses of its investee entities in net investment income from real estate joint ventures on the accompanying statement of operations. Revenue recognition policies of the investee entities are as follows:
Interest income is recorded on an accrual basis unless deemed doubtful of collection. Non-refundable loan origination fees, net of direct origination costs, and similar fees, including structuring, closing, commitment and upfront fees, earned with respect to loan commitments are generally deferred and amortized or accreted into interest income over the term of the respective debt investment using a method that approximates the effective interest method. The Investment Vehicles record exit fees on an accrual basis as part of interest income in the same manner as the aforementioned fees. These fees are recorded as adjustments of the original cost basis of the loan. Extension fees are amortized over the extended term of the debt investment using a method that approximates the effective interest method. In addition, the investee entity may generate revenue in the form of prepayment fees which are recognized when earned.
Preferred returns from investments in preferred equity are accrued into income over the projected term of the investment, based on the terms of the related partnership or operating agreement.
f.   Organizational Expenses
Organizational expenses have been capitalized and are amortized over five years.
g.   Income Taxes
The Partnership is treated as a partnership for income tax purposes. “Partners” (include limited partners and GP as per LPA) are required to include their respective share of profits and losses of the Partnership in their respective tax returns to the extent required by the Internal Revenue Code of 1986, as amended and, therefore, no provisions for income taxes have been made in the accompanying financial statements. Investments with operations in certain states may be subject to state and local taxes based upon income, gross receipts, or capital.
The Partnership follows the authoritative guidance outlined in FASB ASC Topic 740, Income Taxes with respect to recognition, measurement and disclosure of uncertain tax positions in an entity’s financial statements. The Partnership recognizes the benefit of an income tax position equal to the largest amount of benefit that has a greater than 50% likelihood of being sustained upon examination by the applicable taxing authority. Based on its analysis, the Partnership has determined that it has not incurred any liability for unrecognized tax benefits as of December 31, 2019. The Partnership does not expect that its assessment regarding unrecognized tax benefits will materially change over the next 12 months. However, the Partnership’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, compliance with U.S. federal and U.S. state tax laws, and changes in the administrative practices and precedents of the relevant taxing authorities. Changes in recognition or measurement of tax positions are reflected in the period in which the change in judgment occurs. The Partnership’s policy is to record interest and penalties incurred with respect to its tax positions as operating expenses. No such interest or penalties were incurred during the year ended December 31, 2019. All of the Partnership’s tax returns since inception are open to examination by taxing authorities.
The Bipartisan Budget Act of 2015 provides that any tax adjustments resulting from partnership audits will generally be determined, as well as any resulting tax, interest, and penalties collected, at the partnership level. There were no partnership audits performed during 2019 and the Partnership had no resulting tax adjustments for the year ended December 31, 2019.

Mosaic Real Estate Credit Offshore, LP
Notes to Financial Statements (continued)
December 31, 2019
h.   Distributions
The Manager generally makes quarterly distributions of distributable income (“DNI”), which includes interest payments and any other cash income received by the Partnership during the period, after deduction of applicable fees, expenses, and reserves determined by the Manager. Distributions are recorded on the last day of each calendar quarter and paid to the Manager, the Special Member and limited partners holding Units in the Partnership as of that date, generally within 60 days following the end of such calendar quarter.
i.   Risks and Uncertainties
Valuation and Liquidity Risk
The Partnership invests in debt and similar investments for which no liquid market exists. The market prices for such investments may be volatile and may not be readily available due to disruptions in the global capital, credit and real estate markets.
The decline in liquidity and prices of debt and similar investments, as well as the availability of observable transaction data and inputs, impacts the determination of fair value of investments. As a result, amounts ultimately realized by the Partnership from investments sold may differ from the fair values presented and the differences could be material. In the event the Partnership is required to liquidate all or a portion of its portfolio quickly, the Partnership may realize significantly less than the value at which it previously recorded those investments.
Credit Risk
In the normal course of business, the Partnership maintains its cash balances in several financial institutions, which at times may exceed FDIC insurance limits. The Partnership manages its credit risk by maintaining cash balances with financial institutions that it believes are financially sound. The Partnership is subject to credit risk to the extent any financial institution with which it conducts business is unable to fulfill contracted obligations on its behalf. Credit risk includes the possibility that a loss may occur from the failure of counterparties or issuers to make payments according to contract terms. Additionally, concentration of credit risk arises when a number of borrowers related to the Partnership’s real estate loans are engaged in similar business activities or activities in the same geographic region or have similar economic features that would cause their ability to meet contractual obligations, including those to the Partnership, to be similarly affected by changes in economic conditions. The Partnership monitors various segments of its portfolio to assess potential concentration of credit risks.
Diversification Risk
The assets of the Partnership and the geography of investments are concentrated in collateralized loans and preferred equity investments in the real estate market in the United States which may expose the investment portfolio to more rapid changes in value than would be the case if the Partnership was to maintain a wide diversification among investments or industry sectors.
Concentrations of Market and Interest Rate Risk
Market risk is a potential loss the Partnership may incur as a result of changes in the fair value of its investments. Interest rate risk includes the risk associated with changes in prevailing interest rates. Any change to the interest rates relevant to a particular investment may result in the Partnership being unable to secure similar returns upon the sale of its investments. In addition, changes to prevailing rates or changes in expectations of future rates may result in an increase or decrease in the value of the investments held, as well as increase or decrease in amounts of interest income earned.

Mosaic Real Estate Credit Offshore, LP
Notes to Financial Statements (continued)
December 31, 2019
j.   Use of Estimates
The preparation of financial statements in conformity with GAAP requires the Manager to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
3.   FAIR VALUE OF INVESTMENTS
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, in the principal or most advantageous market considering the highest and best use of an asset or nonperformance risk related to a liability, at the measurement date. The Partnership uses the most observable inputs that are available to measure fair value. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Partnership. Unobservable inputs are inputs that reflect the Partnership’s views about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.
Where observable prices or inputs are not available, valuation techniques are applied. These valuation techniques involve some level of management estimation and judgment.
Investments recorded at fair value in the financial statements are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Hierarchical levels are directly related to the amount of subjectivity associated with the inputs to fair valuation, and are defined as follows:
Level 1 — valuations based on unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.
Level 2 — valuations based on observable inputs other than level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data at the measurement date for substantially the full term of the assets or liabilities.
Level 3 — valuations based on inputs that are unobservable and significant to the overall fair value measurement and involve management judgement.
In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such instances, the determination of which category within the fair value hierarchy is appropriate for any given investment is based on the lowest level of input that is significant to the fair value measurement. The Partnership’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.
The investment in real estate joint ventures are measured at fair value on a recurring basis and are classified as level 3 within the fair value hierarchy at December 31, 2019. The significant unobservable inputs used in the fair value measurement of the Partnership’s investments in real estate loans and preferred equity include discount rates based on broker surveys, CMBS spreads and recent loan transactions.

Mosaic Real Estate Credit Offshore, LP
Notes to Financial Statements (continued)
December 31, 2019
The following discount rates were used in valuing the Partnership’s investments as of December 31, 2019:
Investments in Loans	Valuation technique	Unobservable input	Range
Condominium Development	Discounted cash flow	Discount rate	9.13 – 10.50%
Hotel Development	Discounted cash flow	Discount rate	9.99 – 15.00%
Land Development	Discounted cash flow	Discount rate	10.00 – 10.25%
Land Development	Market Comparable Approach	Price per square foot	$38 – 161
Mixed-Use Development	Discounted cash flow	Discount rate	8.75 – 16.00%
Investments in Preferred Equity	Valuation technique	Unobservable input	Range
Operating Apartment Properties	Discounted cash flow	Discount rate	12.00%
Mixed-Use Development	Discounted cash flow	Discount rate	13.00%
The Investment in Preferred Equity, Single Family Residence, is valued using a letter of intent from a third party.
Significant increases or decreases in the market discount rate would result in significantly lower or higher fair value measurements, respectively.
During the year ended December 31, 2019, there were no transfers between Levels 1, 2 or 3 of the fair value hierarchy.
The following is a reconciliation of the beginning and ending balances of the Partnership’s Level 3 investments in real estate joint ventures during the period the year ended December 31, 2019:
Balance at January 1, 2019	$9,397,089
Contributions to investments in real estate joint ventures	4,850,529
Distributions from investments in real estate joint ventures	(3,768,166)
Net investment income from real estate joint ventures	764,381
Change in unrealized appreciation from real estate joint ventures	51,146
Realized gain from real estate joint ventures	50
Balance at December 31, 2019	$11,295,029

Mosaic Real Estate Credit Offshore, LP
Notes to Financial Statements (continued)
December 31, 2019
4.   INVESTMENT INCOME FROM REAL ESTATE JOINT VENTURES
The Partnership’s pro rata share of investment income from real estate joint ventures for the year ended December 31, 2019 is summarized as follows:
Interest income	$1,014,276
Accrued preferred returns	129,221
Loan fee income	13,473
Incentive fees	(234,028)
Professional fees	(105,228)
Interest expense	(25,279)
Administration expense	(20,913)
Organizational expenses	(7,141)
Net Investment Income from Real Estate Joint Ventures	$764,381
5.   PORTFOLIO DIVERSIFICATION
As of December 31, 2019, the Partnership had real estate investments located throughout the United States of America. The diversification of the investments held by the Partnership’s investments in real estate joint ventures based on the estimated fair values and established National Council of Real Estate Fiduciaries (“NCREIF”) regions is as follows:
Region	Fair Value	Region %
Mountain	$1,573,055	14
Northeast	1,503,320	13
Pacific	6,324,173	56
Southeast	1,588,202	14
Southwest	342,990	3
Total	$11,331,740	100
Amounts shown above represent the Partnership’s share of real estate loans and preferred equity investments held by the Investment Vehicles but exclude the other assets and liabilities of the Investment Vehicles.
6.   PARTNERS’ CAPITAL
a.   Incentive Allocations and Distributions
The General Partner or Special Member, based on unit class, shall receive compensation through MREC International Incentive Split, LP. With respect of each unit issued to and held by Partners who have at least $1,000,000 under management with the General Partner, have a net worth of more than $2,100,000, are an employee of the General Partner or are a “qualified purchaser” as defined in section 2(a)(51)(A) of the Investment Company Act of 1940, as amended (“qualified clients”) as of the end of each quarterly period, an incentive distribution is made to the General Partner or Special Member equal to 25% of DNI provided that the sum of all cash income and expenses, as adjusted, constitutes an increase over the capital contributions made by the qualified clients of at least 1% per quarter. To the extent that the Partnership has earned income on a non-cash basis, or the Partnership’s investments have experienced unrealized appreciation, incentive is distributed to the General Partner or Special Member when the related income is received in cash. The incentive allocation from the Partners to the General Partner and Special Member was $234,028 for the year ended December 31, 2019.

Mosaic Real Estate Credit Offshore, LP
Notes to Financial Statements (continued)
December 31, 2019
b.   Partners’ Distributions
After incentive distributions are made to the General Partner, distributions of remaining DNI from the Partnership’s investments, which shall include all proceeds in excess of the original cost, net of expenses, including interest income earned on such investments, are distributable quarterly in accordance with the Agreement. Per the Agreement, distributable income, as defined, will be distributed to Partners based on the Units held by each Partner as of the end of each quarterly period multiplied by the NAV of such Partners divided by the aggregate NAV of the Partnership as of the end of each quarterly period. This Partner distribution shall take into account the relative rights of each outstanding series and class of Partners.
c.   Allocation of Partners’ Net Income and Loss
Net income or loss is allocated to the Partners, excluding the General Partner, based on the opening monthly NAV and the Units held by each partner.
7.   RELATED PARTY TRANSACTIONS
The Partnership has amounts due to and from related parties for transactions performed in the normal course of business, which is presented as due from related parties and due to related parties in the accompanying statement of assets, liabilities and partners’ capital. As of December 31, 2019, $2,983,172 is due from related parties and $3,990,932 is due to related parties. Of this, $748,006 is due to Mosaic Real Estate Credit TE, LLC for investment related transactions and $3,242,926 is due to Mosaic Real Estate Credit, LLC for investment related transactions, $2,000,698 is due from MREC Good Asset, LLC for investment related transactions, $451,536 is due from MREC NU Asset Pool, LLC for investment related transactions, $369,791 is due from MREC U Asset Pool, LLC for investment related transactions, $161,147 is due from various related parties for professional fees paid by the Partnership.
The Partnership makes all investments through the Investment Vehicles alongside Mosaic Real Estate Credit, LLC and Mosaic Real Estate Credit TE, LLC (“parallel funds”), both of which are also managed by the Manager. Ownership in each Investment Vehicle is calculated on a monthly basis based on the relative net asset values of the Partnership and the parallel funds as of the first day of the calendar month.
Accrued incentive allocation to the General Partner of $252,507 was accrued by MREC International Incentive Split, LP. Cash distribution of $235,016 was declared of which $235,016 was paid.
8.
FINANCIAL HIGHLIGHTS

The following per unit data and ratios to average partners’ capital are presented for the year ended December 31, 2019:
Patners’ Capital per Unit	Class A-I(1)	Class A/CX
Partners’ capital per Unit, beginning of period	993.78	976.41
Net investment income	13.34	73.56
Net gain (loss) from real estate joint ventures	(8.05)	9.13
Distributions	(15.78)	(75.81)
Partners’ capital per Unit, end of period	983.29	983.29
Total Return(2)	Class A-I	Class A/CX
Before incentive allocation(3)	0.55%	11.57%
After incentive allocation	0.53%	8.73%

Mosaic Real Estate Credit Offshore, LP
Notes to Financial Statements (continued)
December 31, 2019
Ratios(4)	Class A-I	Class A/CX
Partnership expenses	0.52%	0.52%
Partnerships pro rata share of incentive allocation from real estate joint ventures	0.02%	2.55%
Partnerships pro rata share of expenses from real estate joint ventures	1.45%	1.45%
Total	1.98%	4.50%
Net investment income, after incentive allocation	1.34%	7.78%

(1)
The per Unit data and ration to average net assets are presented for the period from December 1, 2019 (commencement of Class A-I) through December 31, 2019.

(2)
Total returns are calculated as geometrically linked monthly returns for each month during the year. Monthly returns are calculated as net increase/(decrease) in the Unit class’ limited partners’ capital resulting from operations for the month divided by the opening Unit class’ limited partners’ capital for the month. The opening Unit class’ limited partners’ capital represents the balance of the Unit class’ equity at the beginning of each month, after taking into account contributions, allocations and withdrawals. Operating performance is based on the Unit class’ interests held throughout the year.

(3)
This is calculated before Partnership’s pro rata share of accrued incentive allocation.

(4)
Ratios are computed using the Unit class’ weighted average limited partners’ capital for the year.

Financial highlights are calculated for each permanent, limited partner class series of units. An individual limited partner’s financial highlights may vary based on the timing of capital transactions.
9.   COMMITMENTS AND CONTINGENCIES
In the normal course of business, the Partnership and its entities enter into contracts that contain a variety of representations and warranties and which provide general indemnifications. The Partnership’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Partnership that have not yet occurred. As of December 31, 2019, the maximum funding amounts allowed to be drawn by the real estate joint ventures is $1,331,840,879, which, if necessary, will be covered by the Partnership alongside Mosaic Real Estate Credit, LLC and Mosaic Real Estate Credit TE, LLC. The Partnership’s pro rata share of investments held by real estate joint ventures include loan commitments of $29,305,513, outstanding principal of $9,328,604, and unfunded commitments of $19,976,909.
10.   SUBSEQUENT EVENTS
On January 28, 2020, MGA formed Mosaic Gardenhouse, LLC and through this limited liability company made an investment in a loan to finance the acquisition of land located in Beverly Hills, California. The investment is 100% owned by MGA and made with an initial capital contribution of $32,406,029. The interest rate is LIBOR + 4.75%.
On February 18, 2020, UA formed Mosaic Vista Lake Investors, LLC and through this limited liability company made an investment in preferred equity to finance the acquisition of land located in Fort Myers, Florida. The investment is 100% owned by UA and made with an initial capital contribution of $27,549,866. The preferred return rate range is 8.00-12.00%.
On March 5, 2020, the real estate loan held by Mosaic Righetti Ranch, LLC, was fully paid down.
Subsequent to year end, the Partnership received capital commitment from non-limited partners totaling $2,340,000. These amounts are in addition to the committed capital funded in advance as of December 31, 2019 that was considered a contribution to the Partnership effective January 1, 2020.

Mosaic Real Estate Credit Offshore, LP
Notes to Financial Statements (continued)
December 31, 2019
Subsequent to year end, the Partnership paid out redemptions to non-limited partners totaling $964,583.
Subsequent to year end, a pandemic related to COVID-19 was declared by the World Health Organization. The pandemic has had negative impacts on the overall U.S. economy. The extent to which COVID-19 impacts the Partnership will depend on future developments, which are highly uncertain and cannot be predicted. The Manager will continue to monitor market conditions as information becomes available and evaluate the potential impacts, if any, on the value of the Partnership’s investments in joint ventures and the underlying investments in loans and preferred equity.
The Manager has evaluated events through May 1, 2020, the date these financial statements were available for issuance, and has determined there are no other subsequent events that require recognition or disclosure in the financial statements.

KPMG LLP
Suite 1500
550 South Hope Street
Los Angeles, CA 90071-2629
Independent Auditors’ Report
The Partners of
Mosaic Real Estate Credit Offshore, LP:
We have audited the accompanying financial statements of Mosaic Real Estate Credit Offshore, LP, which comprise the statement of assets, liabilities and partners’ capital, including the schedule of investments, as of December 31, 2018, and the related statements of operations, changes in partners’ capital, and cash flows for the year then ended, and the related notes to the financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mosaic Real Estate Credit Offshore, LP as of December 31, 2018, and the results of its operations, changes in its partners’ capital, and its cash flows for the year then ended in accordance with U.S. generally accepted accounting principles.
Los Angeles, California
April 30, 2019

Mosaic Real Estate Credit Offshore, LP
Statement of Assets, Liabilities and Partners’ Capital
As of December 31, 2018
Assets
Investments in real estate joint ventures, at fair value (cost $9,281,072)	$9,397,089
Cash	133,751
Organizational costs	74,884
Total Assets	9,605,724
Liabilities and Partners’ Capital
Redemptions payable	999,845
Distributions payable	212,534
Accounts payable	107,515
Due to related parties, net	106,996
Total Liabilities	1,426,890
Commitments and Contingencies (Note 9)
Partners’ Capital	8,178,834
Total Liabilities and Partners’ Capital	$9,605,724
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit Offshore, LP
Schedule of Investments
As of December 31, 2018
Investments in real estate joint ventures
Investment Description	Cost	Fair Value	% of Partners’ Capital
MREC International Incentive Split, LP(1)	$9,281,072	$9,397,089	114.9%
Total investments in real estate joint ventures	$9,281,072	$9,397,089	114.9%

(1)
MREC International Incentive Split, LP and Mosaic Real Estate Credit Offshore, LP (the “Partnership” ) are managed by the same investment manager, MREC Management, LLC.

Investments held by real estate joint ventures
Investments in Preferred Equity	City, State	Acquisition Date	Redemption Date	Preferred Return Rate	Cost	Fair Value	% of Partners’ Capital
Single Family Residence Development
Mosaic – 58 W 75th Street NY, LLC(2)	New York, NY	6/4/15	6/30/17(3)	12.50 – 15.00%	$316,037	$281,318	3.4%
Apartment
Mosaic ECI Tranche II, LLC(2)	Orange Beach, AL	12/27/17	1/1/30	8.00 – 12.00%	439,065	439,065	5.4%
	Gulfport, MS
	Jackson, MS
	Senatobia, MS
Mosaic ECI Tranche III, LLC(2)	Little Rock, AR	2/22/18	3/1/30	8.00 – 12.00%	286,060	286,060	3.5%
	Byram, MS
	Horn Lake, MS
	Richland, MS
Mosaic RREAF Southeast, LLC(2)	Little Rock, AR	11/30/18	12/1/23	8.00 – 12.00%	278,983	280,343	3.4%
	Columbus, GA
Mixed-Use Development
Mosaic Aetna Springs PE, LLC(2)	Pope Valley, CA	12/13/18	N/A(5)	LIBOR + 11.00%	599,442	610,751	7.5%
Total					$1,919,587	$1,897,537	23.2%
Investments in Loans	City, State	Acquisition Date	Maturity Date	Interest Rate	Commitment	Outstanding Principal	Amortized Cost	Fair Value	% of Partners’ Capital
Condominium Development
Mosaic Tahoe Beach Club, LLC(2)	Gardnerville, NV	12/28/16	12/31/18(4)	13.00%	$1,149,332	$864,239	$864,239	$864,239	10.6%
Mosaic Timbers Kauai, LLC(2)	Kauai, HI	11/28/16	11/28/19	9.13%	612,810	475,120	475,120	475,120	5.8%
Mosaic Timbers Kiawah, LLC(2)	Kiawah Island, SC	1/31/17	1/31/20	9.13%	543,057	516,213	521,016	526,679	6.4%
Mosaic Riverwalk, LLC(2)	Tampa, FL	12/21/18	12/20/19	LIBOR + 8.75%	647,325	211,616	199,054	211,616	2.6%
Subtotal					2,952,524	2,067,188	2,059,429	2,077,654	25.4%
Hotel Development
Mosaic Sacramento Hotel, LLC(2)	Sacramento, CA	7/24/18	7/23/20	LIBOR + 9.89%	1,035,720	207,815	203,766	207,815	2.5%
Mosaic Silverrock, LLC(2)	La Quinta, CA	11/28/18	11/27/21	LIBOR + 11.00%	951,171	200,084	91,192	200,084	2.4%
Mosaic Southlake, LLC(2)	Southlake, TX	12/31/18	12/31/20	8.00%	285,351	—	—	—	0.0%
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit Offshore, LP
Schedule of Investments (continued)
As of December 31, 2018
Investments in Loans	City, State	Acquisition Date	Maturity Date	Interest Rate	Commitment	Outstanding Principal	Amortized Cost	Fair Value	% of Partners’ Capital
Mosaic Spring Street Hotel, LLC(2)	Los Angeles, CA	11/16/18	11/15/21	LIBOR + 9.75%	1,345,643	—	—	—	0.0%
Subtotal					3,617,885	407,899	294,958	407,899	5.0%
Land
Mosaic Vintage Oaks, LLC(2)	Windsor, CA	3/31/17	3/31/19	13.00%	787,487	774,200	774,200	774,200	9.5%
Mosaic Portland Superblock, LLC(2)	Portland, OR	12/29/17	3/30/19	13.00%	827,107	798,943	798,943	798,943	9.8%
Mosaic Righetti Ranch, LLC(2)	San Luis Obispo, CA	7/23/18	9/30/19	10.00%	647,325	308,769	299,213	308,769	3.8%
Subtotal					2,261,919	1,881,912	1,872,356	1,881,912	23.0%
Mixed-Use Development
Mosaic UNLV Gateway, LLC(2)	Las Vegas, NV	12/20/17	6/1/19	LIBOR + 8.75%	541,639	281,618	279,103	281,618	3.4%
Mosaic Federal Way Mezz, LLC(2)	Federal Way, WA	12/22/17	1/1/20	16.00%	1,284,081	1,209,104	1,202,730	1,209,104	14.8%
Mosaic Park DTLA, LLC(2)	Los Angeles, CA	10/16/18	10/16/21	LIBOR + 7.00%	686,957	520,321	513,924	520,321	6.4%
Mosaic River Rock, LLC(2)	Sacramento, CA	2/28/18	3/1/19	11.00%	395,000	381,361	379,712	381,361	4.7%
Mosaic Turk & Leavenworth, LLC(2)	San Francisco, CA	8/6/18	2/6/19(4)	LIBOR + 8.25%	264,214	254,001	252,934	254,001	3.1%
Subtotal					3,171,891	2,646,405	2,628,403	2,646,405	32.4%
Total					$12,004,219	$7,003,404	$6,855,146	$7,013,870	85.8%
Total investments held by investments in real estate joint ventures							$8,774,733	$8,911,407	109.0%
Other net assets of investments in real estate joint ventures							$506,339	$485,682	5.9%
Total investments in investments in real estate joint ventures							$9,281,072	$9,397,089

(2)
Investments are held through MREC International Incentive Split, LP. Amounts presented represent the Partnership’s 2.64% share of ownership in each underlying investment.

(3)
Investment has passed redemption or maturity date and is in default. The Partnership is no longer accruing the applicable preferred return or interest on these investments.

(4)
Investment was fully repaid in January 2019.

(5)
Investment continues in perpetuity.

The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit Offshore, LP
Statement of Operations
For the year ended December 31, 2018
Net Investment Income from Real Estate Joint Ventures (Note 4)	$805,836
Fund Expenses
Administration expense	18,875
Organizational expenses	26,434
Professional fees	42,429
Total Fund Expenses	87,738
Net Investment Income	718,098
Realized Loss from Real Estate Joint Ventures	(103,172)
Change in Unrealized Appreciation from Real Estate Joint Ventures	111,497
Net Income	$726,423
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit Offshore, LP
Statement of Changes in Partners’ Capital
For the year ended December 31, 2018
	Class A/CX Members	Total Partners’ Capital
Partners’ capital, beginning of year	$7,411,836	$7,411,836
Net income	726,423	726,423
Distributions	(684,051)	(684,051)
Contributions	2,059,898	2,059,898
Redemptions	(1,335,272)	(1,335,272)
Partners’ capital, end of year	$8,178,834	$8,178,834
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit Offshore, LP
Statement of Cash Flows
For the year ended December 31, 2018
Cash flows from operating activities:
Net income	$726,423
Adjustments to reconcile net income to net cash used in operating activities:
Net Investment income from real estate joint ventures	(805,836)
Change in unrealized appreciation from real estate joint ventures	(111,497)
Realized loss from real estate joint ventures	103,172
Contributions to investments in real estate joint ventures	(4,952,047)
Distributions from investments in real estate joint ventures	4,074,960
Amortization of organizational costs	26,434
Changes in assets and liabilities:
Due to/from related parties	(684,459)
Accounts payable	(23,465)
Other liabilities	(12,459)
Net cash used in operating activities	(1,658,774)
Cash flows from financing activities:
Distributions, net of change in distributions payable	(947,437)
Contributions, net of change in contributions received in advance	2,059,898
Redemptions, net of change in redemptions payable	(335,428)
Net cash provided by financing activities	777,033
Net decrease in cash during the year	(881,741)
Cash – beginning of year	1,015,492
Cash – end of year	$133,751
The accompanying notes are an integral part of these financial statements.

Mosaic Real Estate Credit Offshore, LP
Notes to Financial Statements
December 31, 2018
1.
ORGANIZATION AND PURPOSE

Mosaic Real Estate Credit Offshore, LP (the “Partnership”), a Cayman Islands exempted limited partnership established under the Exempted Limited Partnership Law of the Cayman Islands and regulated by the Cayman Islands Monetary Authority (“CIMA”), was formed on September 18, 2015, and made its initial capital call and commenced operations on November 1, 2016. The Partnership is managed by MREC Management, LLC (the “General Partner” or “Manager”) and was organized for the purpose of originating or acquiring short term loans collateralized by real estate with a loan-to-value ratio (“LTV”) not exceeding 70%. The Partnership may also invest in other forms of debt exposure through joint ventures or other structured finance products such as mezzanine debt, preferred equity or corporate ownership of companies that own these asset types, each with LTV exposure not to exceed 70%. The Partnership may utilize leverage, and under normal market conditions this leverage will not exceed 25% of the Partnership’s net asset value (“NAV”), determined at the time such leverage is secured.
The Partnership holds a direct investment in MREC International Incentive Split, LP. MREC International Incentive Spilt, LP in turn owns interest in MREC Good Asset, LLC (“GA”), MREC NU Asset Pool, LLC (“NU”), MREC U Asset Pool, LLC (“UA”), and MREC U2 Asset Pool, LLC (“U2”) respectively. GA, NU, UA and U2 are collectively referred to as the “Investment Vehicles” and the Partnership directly or indirectly holds a 2.64% ownership interest in each of these entities as of December 31, 2018.
The Partnership is authorized to issue and sell in private offerings an unlimited number of membership interests (“Units”) in the Partnership. Units may be classified as Class A Units, Class CX Units or Class R Units. Class A Units and Class CX Units have the same rights; however, the incentive fees incurred related to Class CX Units are paid to Mosaic Special Member, LLC and incentive fees incurred related to Class A Units are paid to the General Partner in accordance with the Partnership’s limited partnership agreement (the “Agreement”).
Each Partner has the right to request the redemption of some or all of its units (other than Class R Units) that have been issued and outstanding for at least two full years upon at least 90 days written notice prior to calendar year end. Units will be converted to Class R Units in the event that any units requested to be redeemed cannot be redeemed due to a lack of sufficient funds. At December 31, 2018 there were 8,376.39 Class CX Units and no outstanding Class A or Class R Units.
The Partnership’s limited liability company agreement (the “Agreement”) provides that the Partnership has a perpetual term, unless the General Partner determines to dissolve the Partnership, or the Partnership is otherwise dissolved pursuant to the terms of the Agreement.
2.
BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

a.
Basis of Presentation

The accompanying financial statements have been prepared in accordance with U.S generally accepted accounting principles (“GAAP”). Management has determined the Fund is an investment company under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946 based on the following characteristics: the Partnership obtains funds from one or more unaffiliated investors, provides its investors with investment services, maintains that its business purpose and substantive activities are investing funds in multiple investments for returns from capital appreciation and/or investment income, and manages its investments on a fair value basis.
b.
Real Estate Joint Ventures

Investments in real estate joint ventures are stated at the fair value of the Partnership’s ownership interests in the real estate joint ventures. The Partnership’s ownership interests are valued based on the fair value of the underlying investments and other factors, such as ownership percentage, ownership rights, buy/sell agreements, distribution provisions and capital call obligations. The underlying assets and liabilities

Mosaic Real Estate Credit Offshore, LP
Notes to Financial Statements (continued)
December 31, 2018
are valued as described in note 2(c) below. Upon the disposition of all real estate investments by an investee entity, the Partnership will continue to state its equity in the remaining net assets of the investee entity at fair value during the wind down period, if any, that occurs prior to the dissolution of the investee entity.
c.
Investment Valuation

Investments in real estate loans and preferred equity are carried by the real estate joint ventures at fair value, as determined by the Manager. It is the Partnership’s policy to obtain third-party appraisals on a quarterly basis, which are reviewed and approved by the Manager. Investments in real estate loans and preferred equity are made directly or indirectly through partnerships or limited liability companies (investee entities). These investee entities then utilize the funds to purchase real estate or interests in other real estate entities or loans. Investments are initially recorded at their original investment amount. Additional investments are added to the cost basis of the investment and distributions that represent a return of investment reduce the cost basis of the investment. The difference between the cost basis of the investment and its fair value represents unrealized appreciation or depreciation. Change in unrealized appreciation and depreciation during a period is reflected in the statement of operations.
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, in the principal or most advantageous market considering the highest and best use of an asset and non-performance risk related to a liability, at the measurement date.
Below is a summary of the Partnership’s valuation techniques and inputs used to value its investments:
Real Estate Loans
The fair values for performing real estate loans are based upon the net present value of the expected cash flows using the discounted cash flow technique. The primary inputs are expected maturity dates, market interest rates for loans with similar characteristics and adjustments for the borrower’s credit risk. The credit risk component of the valuation considers several factors, including financial performance, business outlook, debt priority and the value of collateral positions. For loans that have an impaired recovery value due to the underlying collateral having a loan-to-value ratio over 100%, a partial or zero recovery is utilized for the terminal cash flow in the discounted cash flow model. Non-performing loans are valued based upon the liquidation value of the underlying collateral.
Preferred Equity
The Partnership utilizes several inputs and factors in determining the fair value of investments in preferred equity. The Partnership obtains current market information regarding the underlying real estate where available and uses this information in determining an appropriate discount rate for the investment, which is used to estimate the fair value of investments in preferred equity.
d.
Cash

From time to time, the balances of cash accounts exceed the Federal Depository Insurance Corporation (“FDIC”) insurance limit. The Partnership manages its credit risk by maintaining cash balances with financial institutions that it believes are financially sound.

Mosaic Real Estate Credit Offshore, LP
Notes to Financial Statements (continued)
December 31, 2018
e.
Investment Income from Real Estate Joint Ventures

The Partnership recognizes its pro rata share of income and expenses of its investee entities in investment income from real estate joint ventures on the accompanying statement of operations. Revenue recognition Policies of the investee entities are as follows:
Interest income is recorded on an accrual basis unless deemed doubtful of collection. Non-refundable loan origination fees, net of direct origination costs, and similar fees, including structuring, closing, commitment and upfront fees, earned with respect to loan commitments are generally deferred and amortized or accreted into interest income over the term of the respective debt investment using a method that approximates the effective interest method. The Partnership records exit fees on an accrual basis as part of interest income in the same manner as the aforementioned fees. These fees are recorded as adjustments of the original cost basis of the loan. Extension fees are amortized over the extended life of the debt investment using a method that approximates the effective interest method. In addition, the investee entity may generate revenue in the form of prepayment fees which are recognized when earned.
Preferred returns from investments in preferred equity are accrued into income over the projected term of the investment, based on the terms of the related partnership or operating agreement.
f.
Organizational Expenses

Organizational expenses have been capitalized and are amortized over five years.
g.
Income Taxes

The Partnership is treated as a partnership for income tax purposes. The Members are required to include their respective share of profits and losses of the Partnership in their respective tax returns to the extent required by the Internal Revenue Code of 1986, as amended and, therefore, no provisions for income taxes have been made in the accompanying financial statements. Investments with operations in certain states may be subject to state and local taxes based upon income, gross receipts, or capital.
The Partnership follows the authoritative guidance outlined in FASB ASC Topic 740, Income Taxes with respect to recognition, measurement and disclosure of uncertain tax positions in an entity’s financial statements. The Partnership recognizes the benefit of an income tax position equal to the largest amount of benefit that has a greater than 50% likelihood of being sustained upon examination by the applicable taxing authority. Based on its analysis, the Partnership has determined that it has not incurred any liability for unrecognized tax benefits as of December 31, 2018. The Partnership does not expect that its assessment regarding unrecognized tax benefits will materially change over the next 12 months. However, the Partnership’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, compliance with U.S. federal, U.S. state tax laws, and changes in the administrative practices and precedents of the relevant taxing authorities. Changes in recognition or measurement of tax positions are reflected in the period in which the change in judgment occurs. The Partnership’s policy is to record interest and penalties incurred with respect to its tax positions as operating expenses. No such interest or penalties were incurred during the year ended December 31, 2018. All of the Partnership’s tax returns since inception are open to examination by taxing authorities.
The Bipartisan Budget Act of 2015 provides that any tax adjustments resulting from partnership audits will generally be determined, as well as any resulting tax, interest, and penalties collected, at the partnership level for tax years beginning after December 31, 2017. There were no partnership audits performed during 2018 and the Partnership had no resulting tax adjustments for the year ended December 31, 2018.

Mosaic Real Estate Credit Offshore, LP
Notes to Financial Statements (continued)
December 31, 2018
h.
Distributions

The Manager generally makes quarterly distributions of distributable income (“DNI”), which includes interest payments and any other cash income received by the Partnership during the period, after deduction of applicable fees, expenses, and reserves determined by the Manager. Distributions are recorded on the last day of each calendar quarter and paid to the Manager and Members holding Units in the Partnership as of that date, generally within 60 days following the end of such calendar quarter.
i
Risks and Uncertainties

Valuation and Liquidity Risk
The Partnership invests in debt and similar investments for which no liquid market exists. The market prices for such investments may be volatile and may not be readily available due to disruptions in the global capital, credit and real estate markets.
The decline in liquidity and prices of debt and similar investments, as well as the availability of observable transaction data and inputs, impacts the determination of fair value of investments. As a result, amounts ultimately realized by the Partnership from investments sold, may differ from the fair values presented and the differences could be material. In the event the Partnership is required to liquidate all or a portion of its portfolio quickly, the Partnership may realize significantly less than the value at which it previously recorded those investments.
Credit Risk
In the normal course of business, the Partnership maintains its cash balances in several financial institutions, which at times may exceed FDIC insurance limits. The Partnership manages its credit risk by maintaining cash balances with financial institutions that it believes are financially sound. The Partnership is subject to credit risk to the extent any financial institution with which it conducts business is unable to fulfill contracted obligations on its behalf. Credit risk includes the possibility that a loss may occur from the failure of counterparties or issuers to make payments according to contract terms. Additionally, concentration of credit risk arises when a number of borrowers related to the Partnership’s real estate loans are engaged in similar business activities or activities in the same geographic region or have similar economic features that would cause their ability to meet contractual obligations, including those to the Partnership, to be similarly affected by changes in economic conditions. The Partnership monitors various segments of its portfolio to assess potential concentration of credit risks.
Diversification Risk
The assets of the Partnership and the geography of investments are concentrated in collateralized loans and preferred equity investments in the real estate market in the United States which may expose the investment portfolio to more rapid changes in value than would be the case if the Partnership was to maintain a wide diversification among investments or industry sectors.
Concentrations of Market and Interest Rate Risk
Market risk is a potential loss the Partnership may incur as a result of changes in the fair value of its investments. Interest rate risk includes the risk associated with changes in prevailing interest rates. Any change to the interest rates relevant to a particular investment may result in the Partnership being unable to secure similar returns upon the sale of its investments. In addition, changes to prevailing rates or changes in expectations of future rates may result in an increase or decrease in the value of the investments held.

Mosaic Real Estate Credit Offshore, LP
Notes to Financial Statements (continued)
December 31, 2018
j.
Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Manager to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
3.
FAIR VALUE OF INVESTMENTS

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, in the principal or most advantageous market considering the highest and best use of an asset or nonperformance risk related to a liability, at the measurement date. The Partnership uses the most observable inputs that are available to measure fair value. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Partnership. Unobservable inputs are inputs that reflect the Partnership’s views about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.
Where observable prices or inputs are not available, valuation techniques are applied. These valuation techniques involve some level of management estimation and judgment.
Investments recorded at fair value in the financial statements are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Hierarchical levels are directly related to the amount of subjectivity associated with the inputs to fair valuation, and are defined as follows:
Level 1 — valuations based on unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.
Level 2 — valuations based on observable inputs other than level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data at the measurement date for substantially the full term of the assets or liabilities.
Level 3 — valuations based on inputs that are unobservable and significant to the overall fair value measurement, and involve management judgement.
In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such instances, the determination of which category within the fair value hierarchy is appropriate for any given investment is based on the lowest level of input that is significant to the fair value measurement. The Partnership’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.
The investment in real estate joint ventures are measured at fair value on a recurring basis and are classified as level 3 within the fair value hierarchy at December 31, 2018. The significant unobservable inputs used in the fair value measurement of the Partnership’s investments in real estate loans and preferred equity include discount rates based on broker surveys, CMBS spreads and recent loan transactions.

Mosaic Real Estate Credit Offshore, LP
Notes to Financial Statements (continued)
December 31, 2018
The following discount rates were used in valuing the Partnership’s investments as of December 31, 2018:
Investment type	Valuation technique	Unobservable input	Range (Weighted Average)
			8.00 – 16.00%
Investments in Loans	Discounted cash flow	Discount rate	(11.99%)
			8.00 – 15.00%
Investments in Preferred Equity	Discounted cash flow	Discount rate	(9.63%)
Significant increases or decreases in the market discount rate would result in significantly lower or higher fair value measurements, respectively.
During the year ended December 31, 2018, there were no transfers between Levels 1, 2 or 3 of the fair value hierarchy.
The following is a reconciliation of the beginning and ending balances of the Partnership’s Level 3 investments in real estate joint ventures during the period the year ended December 31, 2018:
Balance at January 1, 2018	$7,705,841
Contributions to investments in real estate joint ventures	4,952,047
Distributions from investments in real estate joint ventures	(4,074,960)
Net investment income from real estate joint ventures	805,836
Change in unrealized appreciation from real estate joint ventures	111,497
Realized loss from real estate joint ventures	(103,172)
Balance at December 31, 2018	$9,397,089
Change in unrealized appreciation for investments held at December 31, 2018	$75,944

4.
INVESTMENT INCOME FROM REAL ESTATE JOINT VENTURES

The Partnership’s pro rata share of investment income from real estate joint ventures for the year ended December 31, 2018 is summarized as follows:
Interest income	$867,083
Accrued preferred returns	93,907
Other income	734,600
Professional fees	(48,156)
Administration expense	(21,090)
Interest expense	(570,792)
Organizational expenses	(7,575)
Incentive fees	(242,141)
Net Investment Income from Real Estate Joint Ventures	$805,836

Mosaic Real Estate Credit Offshore, LP
Notes to Financial Statements (continued)
December 31, 2018
5.
PORTFOLIO DIVERSIFICATION

As of December 31, 2018, the Partnership had real estate investments located throughout the United States of America. The diversification of the investments held by the Partnership’s investments in real estate joint ventures based on the estimated fair values and established National Council of Real Estate Fiduciaries (“NCREIF”) regions is as follows:
Region	Fair Value	Region %
Mountain	$1,145,857	13
Northeast	281,318	3
Pacific	5,740,469	64
Southeast	1,743,763	20
Total	$8,911,407	100
Amounts shown above represent the Partnership’s share of real estate loans and preferred equity investments held by the Investment Vehicles but exclude the other assets and liabilities of the Investment Vehicles.
6.
PARTNERS’ CAPITAL

a.
Incentive Allocations and Distributions

The General Partner or Special Member, based on unit class, shall receive compensation through MREC International Incentive Split, LP. With respect of each unit issued to and held by Partners who have at least $1,000,000 under management with the General Partner, have a net worth of more than $2,100,000, are an employee of the General Partner or are a “qualified purchaser” as defined in section 2(a)(51)(A) of the Investment Company Act of 1940, as amended (“qualified clients”) as of the end of each quarterly period, an incentive distribution is made to the General Partner or Special Member equal to 25% of distributable net income (“DNI”, as defined in the Agreement) provided that the sum of all cash income and expenses, as adjusted, constitutes an increase over the capital contributions made by the qualified clients of at least 1% per quarter. To the extent that the Partnership has earned income on a non-cash basis, or the Partnership’s investments have experienced unrealized appreciation, incentive is distributed to the General Partner or Special Member when the related income is received in cash. The incentive allocation from the Partners to the General Partner and Special Member was $242,141 for the year ended December 31, 2018.
b.
Partners’ Distributions

After incentive distributions are made to the General Partner, distributions of remaining DNI from the Partnership’s investments, which shall include all proceeds in excess of the original cost, net of expenses, including interest income earned on such investments, are distributable quarterly in accordance with the Agreement. Per the Agreement, distributable income, as defined, will be distributed to Partners based on the Units held by each Partner as of the end of each quarterly period multiplied by the NAV of such Partners divided by the aggregate NAV of the Partnership as of the end of each quarterly period. This Partner distribution shall take into account the relative rights of each outstanding series and class of Partners.
c.
Allocation of Partners’ Net Income and Loss

Net income or loss is allocated to the Partners, excluding the General Partner, based on the opening monthly NAV and the Units held by each partner.

Mosaic Real Estate Credit Offshore, LP
Notes to Financial Statements (continued)
December 31, 2018
7.
RELATED PARTY TRANSACTIONS

During the year ended December 31, 2018, the Partnership has amounts due to and from related parties for transactions in the normal course of business, which is presented as due to related parties in the accompanying statement of assets, liabilities and partners’ capital. As of December 31, 2018, a net amount of $106,996 is due to related parties. Of this, $641,710 is due to Mosaic Real Estate Credit TE, LLC for investment purchases and $2,001,226 is due to Mosaic Real Estate Credit, LLC for investment purchases, $1,921,947 is due from MREC Good Asset, LLC for investment purchases, $405,426 is due from MREC NU Asset Pool, LLC for investment purchases, $167,389 is due from MREC U Asset Pool, LLC for investment purchases, $41,178 is due from various related parties for professional fees paid by the Partnership.
The Partnership makes all investments through the Investment Vehicles alongside Mosaic Real Estate Credit, LLC and Mosaic Real Estate Credit TE, LLC (“parallel funds”), both of which are also managed by the Manager. Ownership in each Investment Vehicle is calculated on a monthly basis based on the relative net asset values of the Partnership and the parallel funds as of the first day of the calendar month.
Accrued incentive allocation to the General Partner of $242,141 was accrued by MREC International Incentive Split, LP. Cash distribution of $233,852 was declared of which $233,852 was paid.
8.
FINANCIAL HIGHLIGHTS

The following per unit data and ratios to average net assets are presented for the year ended December 31, 2018:
Patners’ Capital per Unit	Class A/CX
Partners’ Equity per Unit, beginning of period	971.31
Net investment income	79.33
Net gain from real estate joint ventures	0.51
Distributions	(74.74)
Partners’ Equity per Unit, end of period	976.41
Total Return(1)	Class A/CX
Before incentive allocation(2)	11.48%
After incentive allocation	8.51%
Ratios(3)	Class A/CX
Fund expenses	0.99%
Funds pro rata share of incentive allocation from real estate joint ventures	2.75%
Funds pro rata share of expenses from real estate joint ventures	0.90%
Total	4.63%
Net investment income, after incentive allocation	8.14%

(1)
Total returns are calculated as geometrically linked monthly returns for each month during the year. Monthly returns are calculated as net increase/(decrease) in the unit class’ equity resulting from operations for the month divided by the opening unit class’ equity for the month. The opening unit class’ equity represents the balance of the unit class’ equity at the beginning of each month, after taking into account contributions, allocations and withdrawals. Operating performance is based on the unit class’ interests held throughout the year.

Mosaic Real Estate Credit Offshore, LP
Notes to Financial Statements (continued)
December 31, 2018
(2)
This is calculated before partnerships pro rata share of accrued incentive allocation.

(3)
Ratios are computed using the unit class’ weighted average equity for the year.

Financial highlights are calculated for each permanent, non-managing series of units. An individual unitholder’s financial highlights may vary based on the timing of capital transactions.
9.
COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Partnership and its entities enter into contracts that contain a variety of representations and warranties and which provide general indemnifications. The Partnership’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Partnership that have not yet occurred. As of December 31, 2018, the maximum funding amounts allowed to be drawn by the real estate joint ventures is $454,336,606, which, if necessary, will be covered by the Partnership alongside Mosaic Real Estate Credit, LLC and Mosaic Real Estate Credit TE, LLC. The Partnership’s pro rata share of investments held by real estate joint ventures include loan commitments of $12,004,219, outstanding principal of $7,003,404, and unfunded commitments of $5,000,815.
10.
SUBSEQUENT EVENTS

On January 30, 2019, MGA formed Mosaic Parkland, LLC and through this limited liability company made an investment in a loan to finance the acquisition of land located in Ventura, California. The investment is 100% owned by the MGA and made with an initial capital contribution of $20,000,000. The interest rate on the loan is Libor + 10.25%.
On March 20, 2019, UA formed Mosaic Marbach Apartments, LLC and through this limited liability company made an investment in preferred equity to finance the acquisition of apartments located in San Antonia, Texas. The investment is 100% owned by UA and made with an initial capital contribution of $6,137,986. The preferred return rate range is 8.00 – 12.00%.
On January 30, 2019, the real estate loan held by Mosaic Tahoe Beach Club, LLC, was fully paid down.
On February 11, 2019, the real estate loan held by Mosaic Turk & Leavenworth, LLC, was fully paid down.
Subsequent to year end, the Partnership received capital commitment from non-partner members totaling $300,000. These amounts are in addition to the committed capital funded in advance as of December 31, 2018 that was considered a contribution to the Partnership effective January 1, 2019.
The Manager has evaluated events through April 30, 2019, the date these financial statements were available for issuance, and has determined there are no other subsequent events that require recognition or disclosure in the financial statements

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 20.   INDEMNIFICATION OF OFFICERS AND DIRECTORS
Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. The Ready Capital Charter contains a provision that eliminates the liability of Ready Capital’s directors and officers to the maximum extent permitted by Maryland law.
The MGCL requires Ready Capital (unless the Ready Capital Charter provides otherwise, which it does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits Ready Capital to indemnify Ready Capital’s present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to or in which they may be made or threatened to be made a party or witness by reason of their service in those or other capacities unless it is established that:
•
the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit in money, property or services; or

•
in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, Ready Capital may not indemnify a director or officer in a suit by Ready Capital or in Ready Capital’s right in which the director or officer was adjudged liable to Ready Capital, or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless, in either case, a court orders indemnification and then only for expenses.
In addition, the MGCL permits Ready Capital to advance reasonable expenses to a director or officer upon Ready Capital’s receipt of:
•
a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by Ready Capital; and

•
a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

The Ready Capital Charter authorizes Ready Capital to obligate itself, and the Ready Capital Bylaws obligate Ready Capital, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
•
any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•
any individual who, while a director or officer of Ready Capital and at Ready Capital’s request, serves or has served as a director, officer, partner, manager, member or trustee of another corporation, real estate investment trust, partnership, limited liability company, venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

The rights to indemnification and advancement of expenses provided by the Ready Capital Charter and Ready Capital Bylaws vest immediately upon the election of a director or officer. The Ready Capital Charter and Ready Capital Bylaws also permit Ready Capital to, with the approval of the Ready Capital

Board, indemnify and advance expenses to any person who served a predecessor of Ready Capital in any of the capacities described above and any employee or agent of Ready Capital or a predecessor of Ready Capital.
Ready Capital has entered into indemnification agreements with each of its directors and officers that provide for indemnification to the maximum extent permitted by Maryland law.
Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling Ready Capital for liability arising under the Securities Act, Ready Capital has been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
ITEM 21.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
A list of the exhibits included as part of this registration statement is set forth in the Exhibit Index that follows the signature page to this registration statement and is incorporated herein by reference.
ITEM 22.   UNDERTAKINGS
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(d)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

EXHIBIT INDEX
Exhibit No.	Description
1.1	Underwriting Agreement, dated January 11, 2022, by and among Ready Capital Corporation, Sutherland Partners, L.P., Waterfall Asset Management LLC, Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC (incorporated by reference to Exhibit 1.1 to the Registrant’s Current Report on Form 8-K filed on January 14, 2022).
2.1†	Merger Agreement, by and among Ready Capital Corporation, Ready Capital, RC Mosaic Sub, LLC, a Delaware limited liability company, Sutherland Partners, L.P., a Delaware limited partnership, Mosaic Real Estate Credit, LLC, a Delaware limited liability company, Mosaic Real Estate Credit TE, LLC, a Delaware limited liability company, MREC International Incentive Split, LP, a Delaware limited partnership, Mosaic Real Estate Credit Offshore, LP, a Cayman Islands exempted limited partnership, MREC Corp Sub 1 (VO), LLC, a Delaware limited liability company, MREC Corp Sub 2 (LA Office), LLC, a Delaware limited liability company, MREC Corp Sub 3 (Superblock), LLC, a Delaware limited liability company , Mosaic Special Member, LLC, a Delaware limited liability company, Mosaic Secured Holdings, LLC, a Delaware limited liability company, and MREC Management, LLC, dated as of November 3, 2021 (attached as Annex A to the prospectus/proxy statement that forms a part of this registration statement).
2.2	First Amendment to Merger Agreement, dated February 7, 2022, by and among Ready Capital Corporation, Ready Capital, RC Mosaic Sub, LLC, a Delaware limited liability company, Sutherland Partners, L.P., a Delaware limited partnership, Mosaic Real Estate Credit, LLC, a Delaware limited liability company, Mosaic Real Estate Credit TE, LLC, a Delaware limited liability company, MREC International Incentive Split, LP, a Delaware limited partnership, Mosaic Real Estate Credit Offshore, LP, a Cayman Islands exempted limited partnership, MREC Corp Sub 1 (VO), LLC, a Delaware limited liability company, MREC Corp Sub 2 (LA Office), LLC, a Delaware limited liability company, MREC Corp Sub 3 (Superblock), LLC, a Delaware limited liability company, Mosaic Special Member, LLC, a Delaware limited liability company, Mosaic Secured Holdings, LLC, a Delaware limited liability company, and MREC Management, LLC, dated as of November 3, 2021 (attached as Annex A to the prospectus/proxy statement that forms a part of this registration statement).
2.3	Agreement and Plan of Merger, dated as of April 6, 2016, by and among ZAIS Financial Corp., ZAIS Financial Partners, L.P., ZAIS Merger Sub, LLC, Sutherland Asset Management Corporation and Sutherland Partners, L.P. (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed April 7, 2016).
2.4	Amendment No. 1 to the Agreement and Plan of Merger, dated as of May 9, 2016, by and among ZAIS Financial Corp., ZAIS Financial Partners, L.P., ZAIS Merger Sub, LLC, Sutherland Asset Management Corporation and Sutherland Partners, L.P. (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed on May 9, 2016).
2.5	Amendment No. 2 to the Agreement and Plan of Merger, dated as of August 4, 2016, by and among ZAIS Financial Corp., ZAIS Financial Partners, L.P., ZAIS Merger Sub, LLC, Sutherland Asset Management Corporation and Sutherland Partners, L.P. (incorporated by reference to Exhibit 2.3 of the Registrant’s Current Report on Form 8-K filed on November 4, 2016).
2.6	Agreement and Plan of Merger, by and among Ready Capital Corporation, ReadyCap Merger Sub LLC and Owens Realty Mortgage, Inc., dated as of November 7, 2018 (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed November 9, 2018).
2.7	Agreement and Plan of Merger, by and among Ready Capital Corporation, RC Merger Subsidiary, LLC and Anworth Mortgage Asset Corporation, dated as of December 6, 2020 (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed on December 8, 2020)
3.1	Articles of Amendment and Restatement of ZAIS Financial Corp. (incorporated by reference to Exhibit 3.1 of the Registrant’s Form S-11, as amended (Registration No. 333-185938)).

Exhibit No.	Description
3.2	Articles Supplementary of ZAIS Financial Corp. (incorporated by reference to Exhibit 3.2 of the Registrant’s Form S-11, as amended (Registration No. 333-185938)).
3.3	Articles of Amendment of Sutherland Asset Management Corporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on November 4, 2016).
3.4	Articles of Amendment of Ready Capital Corporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on September 26, 2018).
3.5	Form of Articles Supplementary to the Articles of Amendment of Ready Capital Corporation designating the shares of Class B Common Stock, $0.0001 par value per share (included in Annex A to the prospectus/proxy statement that forms a part of this registration statement).
3.6	Amended and Restated Bylaws of Ready Capital Corporation (incorporated by reference to Exhibit 3.2 of the Registrant’s Form 8-K filed on September 26, 2018).
3.7	Articles Supplementary to the Articles of Amendment of Ready Capital Corporation designating the shares of 6.25% Series C Cumulative Convertible Preferred Stock, $0.0001 par value per share (incorporated by reference to Exhibit 3.7 to the Registrant’s Registration Statement on Form 8-A filed on March 19, 2021).
3.8	Articles Supplementary to the Articles of Amendment of Ready Capital Corporation designating the shares of 6.50% Series E Cumulative Redeemable Preferred Stock, $0.0001 par value per share (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 10, 2021).
4.1	Specimen Common Stock Certificate of Ready Capital Corporation (incorporated by reference to Exhibit 4.1 to the Registrant’s Form S-4 filed on December 13, 2018).
4.2	Indenture, dated February 13, 2017, by and among ReadyCap Holdings, LLC, as issuer, Sutherland Asset Management Corporation, Sutherland Partners, L.P., Sutherland Asset I, LLC and ReadyCap Commercial, LLC, each as guarantors, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed February 13, 2017).
4.3	First Supplemental Indenture, dated February 13, 2017, by and among ReadyCap Holdings, LLC, as issuer, Sutherland Asset Management Corporation, Sutherland Partners, L.P., Sutherland Asset I, LLC, ReadyCap Commercial, LLC, each as guarantors and U.S. Bank National Association, as trustee and as collateral agent, including the form of 7.5% Senior Secured Notes due 2022 and the related guarantees (incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed February 13, 2017)
4.4	Indenture, dated as of August 9, 2017, by and between Sutherland Asset Management Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed August 9, 2017)
4.5	First Supplemental Indenture, dated as of August 9, 2017, by and between Sutherland Asset Management Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K filed August 9, 2017)
4.6	Second Supplemental Indenture, dated as of April 27, 2018, by and between Sutherland Asset Management Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed April 27, 2018)
4.7	Third Supplemental Indenture, dated as of February 26, 2019, by and between Ready Capital Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.7 of the Registrant’s Current Report on Form 8-K filed March 13, 2019)
4.8	Amendment No. 1, dated as of February 26, 2019, to the First Supplemental Indenture, dated as of August 9, 2017, by and between Ready Capital Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.8 of the Registrant’s Current Report on Form 10-K filed March 13, 2019)
4.9	Fourth Supplemental Indenture, dated as of July 22, 2019, by and between Ready Capital Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K filed July 22, 2019)

Exhibit No.	Description
4.10	Fifth Supplemental Indenture, dated as of February 10, 2021, by and between Ready Capital Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K filed February 10, 2021)
4.11	Sixth Supplemental Indenture, dated as of December 21, 2021, by and between Ready Capital Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K filed December 21, 2021)
4.12	Specimen Preferred Stock Certificate representing the shares of 6.25% Series C Cumulative Convertible Preferred Stock, $0.0001 par value per share (incorporated by reference to Exhibit 4.13 of the Registrant’s Registration Statement on Form 8-A filed on March 19, 2021).
4.13	Specimen Preferred Stock Certificate representing the shares of 6.50% Series E Cumulative Redeemable Preferred Stock, $0.0001 par value per share (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on June 10, 2021).
5.1*	Opinion of Alston & Bird LLP regarding the legality of the securities being registered.
8.1*	Opinion of Alston & Bird LLP regarding tax matters.
10.1	Interest Exchange Agreement, dated as of November 3, 2021, by and among Ready Capital Corporation, Sutherland Partners, L.P., MREC Management, LLC and Mosaic Special Member, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on November 9, 2021).
21.1	List of Subsidiaries of Ready Capital Corporation (incorporated by reference to Exhibit 21.1 to the Registrant’s Annual Report on Form 10-K filed on March 15, 2021).
23.1*	Consent of Alston & Bird LLP (included in Exhibit 5.1).
23.2*	Consent of Alston & Bird LLP (included in Exhibit 8.1).
23.3*	Consent of Deloitte & Touche LLP, independent registered public accounting firm (in respect of Ready Capital Corporation).
23.4*	Consent of KPMG LLP, independent registered public accounting firm (in respect of Mosaic Real Estate Credit, LLC).
23.5*	Consent of KPMG LLP, independent registered public accounting firm (in respect of Mosaic Real Estate Credit TE, LLC).
23.6*	Consent of KPMG LLP, independent registered public accounting firm (in respect of Mosaic Real Estate Credit Offshore, LP).
24.1**	Powers of Attorney (included on the signature pages of this registration statement).
99.1*	Consent of Wells Fargo Securities, LLC
99.2*	Consent of Wedbush Securities Inc.
99.3*	Form of Proxy solicited by the Board of Directors of Ready Capital Corporation
99.4*	MREC Investor Consent Form
99.5*	MREC TE Investor Consent Form
99.6*	MREC Offshore Investor Consent Form
99.7*	Consent of Julius W. Erving named to become a director of the combined company.
107*	Filing Fee Table

†
The disclosure schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Ready Capital agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

*
Filed herewith.

**
Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 7, 2022.
READY CAPITAL CORPORATION
By: /s/ THOMAS E. CAPASSE Thomas E. Capasse Chairman of the Board and Chief Executive Officer
POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in their respective capacities and on the date indicated.
Signature	Title	Date
/s/ THOMAS E. CAPASSE Thomas E. Capasse	Chairman of the Board and Chief Executive Officer (principal executive officer)	February 7, 2022
* Andrew Ahlborn	Chief Financial Officer (principal accounting and financial officer)	February 7, 2022
* Jack J. Ross	President and Director	February 7, 2022
* Frank P. Filipps	Director	February 7, 2022
* Dominique Mielle	Director	February 7, 2022
* Gilbert E. Nathan	Director	February 7, 2022
* Andrea Petro	Director	February 7, 2022
* J. Mitchell Reese	Director	February 7, 2022
* Todd M. Sinai	Director	February 7, 2022
*By	/s/ THOMAS E. CAPASSE Thomas E. Capasse Attorney-in-Fact